Exhibit 99.15

(Convenience Translation of Financial Statements and Related Disclosures and Footnotes
Originally Issued in Turkish, See Section 3 Note I)

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı

and Its Financial Subsidiaries

Consolidated Financial Statements

As at and for the Year Ended

31 December 2013

With Independent Auditors’ Report Thereon

Akis Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik AŞ
28 February 2014

This report contains “Independent Auditors’ Report” comprising 2 pages and; “Consolidated Financial Statements and Related Disclosures and Footnotes” comprising 111 pages.

Convenience Translation of the Auditors’ Report
Originally Prepared and Issued in Turkish (See Section 3 Note I)

To the Board of Directors of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı:

We have audited the consolidated balance sheet of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank”) and its financial subsidiaries as at 31 December 2013 and the consolidated statements of income, changes in shareholders’ equity and cash flows for the year then ended, and notes comprising a summary of significant accounting policies and other explanatory information. The financial statements of a consolidated subsidiary which constitutes 1.88% of total assets and 0.73% of consolidated operating income for the year ended 31 December 2013, were audited by another auditor whose report has been furnished to us, and our audit report, in so far as it relates to the amounts included for this financial subsidiary is based solely on the report of the other auditor.

Disclosure for the responsibility of the Bank’s Board of Directors:

The Bank’s Board of Directors is responsible for designing, implementing and maintaining effective internal control over financial reporting to prevent the misstatements caused by error or fraud, that are material to the financial statements; and for adopting sound accounting policies in compliance with the “Regulation on Accounting Applications for Banks and Safeguarding of Documents” published on the Official Gazette no. 26333 dated 1 November 2006, Turkish Accounting Standards, Turkish Financial Reporting Standards and other communiqués, disclosures and circulars on accounting and financial reporting principles issued by the Banking Regulation and Supervision Board and explanations by Banking Regulation and Supervision Agency.

Disclosure for the Responsibility of the Authorized Audit Firm:

Our responsibility, as independent auditors, is to express an opinion on these consolidated financial statements based on our audit. Our audit is performed in accordance with the “Regulation on the Assignment and Activities of the Banks’ Independent Audit Firms” published on the Official Gazette no. 26333 dated 1 November 2006 and International Standards on Auditing. We planned and conducted our audit to obtain reasonable assurance as to whether the consolidated financial statements are free of material misstatement. Our audit includes using the audit techniques for the purpose of obtaining evidence supporting the amounts and disclosures in the consolidated financial statements. The selection of the audit techniques is made in accordance with our professional judgment by taking the effectiveness of the controls over financial reporting into consideration and assessing the appropriateness of the applied accounting policies. We believe that our audit provides a reasonable basis for our opinion.

Independent Auditors’ Opinion:

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and its financial subsidiaries as at 31 December 2013  and the result of its operations and cash flows for the year then ended in accordance with the accounting principles and standards that are based on the current regulations described in Article 37 and Article 38 of the (Turkish) Banking Law No 5411; and other communiqués, disclosures and circulars on accounting and financial reporting principles issued by the Banking Regulation and Supervision Board and explanations by Banking Regulation and Supervision Agency.

İstanbul,	Akis Bağımsız Denetim ve
28 February 2014	Serbest Muhasebeci Mali Müşavirlik
Anonim Şirketi

Erdal Tıkmak
Partner

Additional paragraph for convenience translation to English:

As explained in Section 3 Note I, the accompanying consolidated financial statements are not intended to present the financial position and results of operations in accordance with the accounting principles and practices generally accepted in countries and jurisdictions other than Turkey.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS FINANCIAL SUBSIDIARIES

CONSOLIDATED FINANCIAL REPORT

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2013

Address	: Sanayi Mahallesi, Eski Büyükdere Caddesi
Güler Sokak No: 51, Kağıthane/İstanbul

Telephone	: 0212 398 15 15 - 0212 398 10 00

Fax	: 0212 398 11 55

Electronic web site	: www.vakifbank.com.tr

Electronic mail address	: posta@vakifbank.com.tr

The consolidated  financial report as at and for the year ended 31 December 2013 prepared in accordance with the Communiqué of Financial Statements and Related Disclosures and Footnotes to be Announced to Public by Banks as regulated by Banking Regulation and Supervision Agency, is comprised of the following sections.

•                  GENERAL INFORMATION ABOUT THE PARENT BANK

•                  CONSOLIDATED FINANCIAL STATEMENTS

•                  DISCLOSURES ON ACCOUNTING POLICIES APPLIED IN THE YEAR

•                  INFORMATION RELATED TO THE FINANCIAL POSITION OF THE GROUP

•                  DISCLOSURES AND FOOTNOTES ON CONSOLIDATED FINANCIAL STATEMENTS

•                  OTHER DISCLOSURES AND FOOTNOTES

•                  INDEPENDENT AUDITORS’ REPORT

The subsidiaries and associates included in the consolidated financial report are as follows:

SUBSIDIARIES	ASSOCIATES
Güneş Sigorta AŞ	Kıbrıs Vakıflar Bankası Ltd.
Vakıf Emeklilik AŞ	Türkiye Sınai Kalkınma Bankası AŞ
Vakıf Finans Factoring Hizmetleri AŞ
Vakıf Finansal Kiralama AŞ
Vakıf Portföy Yönetimi AŞ
Vakıf Yatırım Menkul Değerler AŞ
Vakıfbank International AG
Vakıf Gayrimenkul Yatırım Ortaklığı AŞ
Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı AŞ

The consolidated financial statements and related disclosures and footnotes that were subject to independent audit, are prepared in accordance with the Regulation on Accounting Applications for Banks and Safeguarding of Documents, Turkish Accounting Standards, Turkish Financial Reporting Standards and the related statements and guidance and in compliance with the financial records of our Bank. Unless otherwise stated, the accompanying consolidated financial statements are presented in thousands of Turkish Lira (“TL”).

28 February 2014

Ramazan GÜNDÜZ	Sadık TILTAK	Halim KANATCI
Chairman of	Board Member and	Board Member and
Board of Directors	Audit Committee Member	Audit Committee Member

Halil AYDOĞAN	Metin Recep ZAFER	Murat KOYGUN
General Manager and	Assistant General Manager	Director of Accounting and
Executive Board Member		Financial Affairs

The authorized contact person for questions on this consolidated financial report:

Name-Surname/Title	:	S. Buğra SÜRÜEL / Manager
Phone no	:	0312 591 11 48
Fax no	:	0312 591 20 01

		Page No:
	SECTION ONE
	General Information
I.	History of the Parent Bank including its incorporation date, initial legal status, amendments to legal status	1
II.	The Parent Bank’s shareholder structure, management and internal audit, direct and indirect shareholders, change in shareholder structure during the year and information on Bank’s risk group	1
III.	Information on the Parent Bank’s board of director’s chairman and members, audit committee members, general manager, assistant general managers and their shares in the Bank	2
IV.	Information on individuals and entities who have qualified share in the Parent Bank	3
V.	Information about the services and nature of activities of the Parent Bank	4
VI.	Differences between the communique on preparation of consolidated financial statements of banks and turkish accounting standards and short explanatıon about the institutions subject to line-by-line method or proportional consolidation and institutions which are deducted from equity or not included in these three methods	5
VII	The existing or potential, actual or legal obstacles on the transfer of shareholders’ equity between the Parent Bank and its subsidiaries or the reimbursement of liabilities	5
	SECTION TWO
	Consolidated Financial Statements
I.	Consolidated balance sheet — Assets	6
II.	Consolidated balance sheet — Liabilities and equity	7
III.	Consolidated off-balance sheet items	8
VI.	Consolidated statement of income	8
V.	Consolidated statement of gains and losses recognized in shareholders’ equity	10
VI.	Consolidated statement of changes in shareholder’s equity	11
VII.	Consolidated statement of cash flows	12
VIII.	Consolidated statement of profit distribution	13
	SECTION THREE
	Accounting Policies
I.	Basis of presentation	14
II.	Strategy for the use of financial instruments and foreign currency transactions	14
III.	Information on companies subject to consolidation	15
IV.	Information on forwards, options and other derivative transactions	17
V.	Information on interest income and expenses	17
VI.	Information on fees and commissions	18
VII.	Information on financial assets	18
VIII.	Information on impairment of financial assets	19
IX.	Information on netting of financial instruments	19
X.	Information on sales and repurchase agreements and securities lending	20
XI.	Information on assets held for sale and discontinued operations	20
XII.	Information on goodwill and other intangible assets	20
XIII.	Information on tangible assets	20
XIV.	Information on investment properties	21
XV.	Information on leasing activities	21
XVI.	Information on provisions and contingent liabilities	22
XVII.	Information on obligations of the Group concerning employee rights	22
XVIII.	Information on taxation	23
XIX.	Additional information on borrowings	25
XX.	Information on issuance of equity securities	25
XXI.	Information on confirmed bills of exchange and acceptances	25
XXII.	Information on government incentives	25
XXIII.	Information on segment reporting	25
XXIV.	Other disclosures	26
	SECTION FOUR
	Information Related to the Financial Position of the Group
I.	Consolidated capital adequacy ratio	28
II.	Consolidated credit risk	35
III.	Consolidated market risk	47
IV.	Consolidated operational risk	49
V.	Consolidated foreign currency exchange risk	49
VI.	Consolidated interest rate risk	53
VII.	Consolidated liquidity risk	58
VIII.	Fair values of financial assets and liabilities	62
IX.	Transactions carried out on behalf of customers, items held in trust	64
X.	Consolidated segment reporting	64
	SECTION FIVE
	Disclosures and Footnotes on the Consolidated Financial Statements
I.	Information and disclosures related to consolidated assets	67
II.	Information and disclosures related to consolidated liabilities	86
III.	Information and disclosures related to consolidated off-balance sheet items	94
IV.	Information and disclosures related to consolidated statement of income	98
V.	Information and disclosures related to consolidated statement of changes in equity	102
VI.	Information and disclosures related on statement of cash flows	104
VII.	Information and disclosures related to the parent Bank’s risk group	106
VIII.	Information on domestic, foreign and off-shore branches or investments and foreign representative offices of the Parent Bank	108
	SECTION SIX
	Other Disclosures
I.	Other disclosures on the Parent Bank’s activity	109
II.	Information on the parent Bank’s rating given by international institutions	109
III.	Significant events and matters subsequent to balance sheet date that are not resulted	110
IV.	Significant foreign currency exchange rate fluctuations that are subsequent to balance sheet date	110

	SECTION SEVEN
	Independent Auditors’ Report
I.	Information on the independent auditors’ report	111
II.	Disclosures and footnotes prepared by the independent auditors	111

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı

and Its Financial Subsidiaries

Consolidated Financial Report as at and

For the Year Ended 31 December 2013

(Currency: Thousands of Turkish Lira (“TL”))

SECTION ONE

General Information

I.                History of the Parent Bank including its incorporation date, initial legal status, amendments to legal status

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank” or “the Parent Bank”) was established to operate as stated in the disclosure V of this section, under the authorization of a special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations of Turkish Republic Prime Ministry (“The General Directorate of the Foundations”). The Bank’s statute has not been changed since its establishment.

II.           The Parent Bank’s shareholder structure, management and internal audit, direct and indirect shareholders, change in shareholder structure during the year and information on Bank’s risk group

The shareholder having control over the shares of the Parent Bank is the General Directorate of the Foundations.

As at 31 December 2013 and 2012, The Bank’s paid-in capital is TL 2,500,000, divided into 250.000.000.000 shares with each has a nominal value of 1 Kuruş.

The Parent Bank’s shareholders’ structure as at 31 December 2013 is stated below:

Shareholders	Number of Shares- 100 shares	Nominal Value of the Shares	Share Percentage (%)

Registered foundations represented by the General Directorate of the Foundations (Group A)	1.075.058.640	1,075,059	43.00
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402.552.666	402,553	16.10
Appendant foundations (Group B)	386.224.784	386,225	15.45
Other appendant foundations (Group B)	3.097.162	3,097	0.13
Other registered foundations (Group B)	1.453.085	1,453	0.06
Other real persons and legal entities (Group C)	1.536.104	1,536	0.06
Publicly traded (Group D)	630.077.559	630,077	25.20

Total	2.500.000.000	2,500,000	100.00

1

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and

For the Year Ended 31 December 2013

(Currency: Thousands of Turkish Lira (“TL”))

III.      Information on the Parent Bank’s board of directors chairman and members, audit committee members, general manager, assistant general managers and their shares in the Bank

Name and Surname	Responsibility	Date of Appointment	Education	Experience in Banking and Management

Board of Directors
Ramazan GÜNDÜZ	Chairman	29 March 2013	University	35 years
Mehmet Emin ÖZCAN	Deputy Chairman	29 March 2013	University	30 years
Halil AYDOĞAN	Member — General Manager	29 March 2013	University	36 years
İsmail ALPTEKİN	Member	6 April 2009	University	15 years
Halim KANATCI	Member	28 April 2009	University	40 years
Dr. Adnan ERTEM	Member	28 October 2010	PHD	25 years
Sadık TILTAK	Member	30 March 2012	University	25 years

Audit Committee
Sadık TILTAK	Member	5 April 2013	University	25 years
Halim KANATCI	Member	12 February 2014	University	40 years

Auditors
Mehmet HALTAŞ	Auditor	19 March 2010	University	36 years
Yunus ARINCI	Auditor	19 March 2010	Master	16 years

Assistant Managers
Metin Recep ZAFER	Accounting and Financial Affairs, Treasury and Foreign Operations, Banking Operations, Consumer Coordination Attendant	13 June 2006	PHD	18 years
Hasan ECESOY	Treasury	18 June 2010	PHD	20 years
Serdar SATOĞLU	Private Banking, Subsidiaries	2 July 2010	PHD	18 years
Ali Engin EROĞLU

Application Development Departments, System Management, IT Operations and Support, IT Services Planning Department, IT Process Management and Compliance Directorate, Project Management Directorate, Information Security Directorate

		18 August 2010	Master	17 years
Osman DEMREN	Commercial and Corporate Loans, Consumer and SME Loans, Intelligence	6 April 2011	University	23 years
Yıldırım EROĞLU	Retail Banking, Payment Systems, Payment System Operations	6 December 2011	University	21 years
Numan BEK	International Relations and Investor Relations, Coordination of Foreign Branches	18 July 2012	University	23 years
Muhammet Lütfü ÇELEBİ	Commercial and Corporate Banking, SME Banking, Cash Management Affairs, Insurance Banking	23 October 2013	Universiy	18 years
Mustafa SAYDAM	Human Resources, Support Services, Distribution Channels	28 October 2013	University	20 years
Mehmet Emin KARAAĞAÇ	Loans and Risk Follow-up, Legal Affairs	8 November 2013	University	24 years

2

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and

For the Year Ended 31 December 2013

(Currency: Thousands of Turkish Lira (“TL”))

As per 3 January 2013 dated resolution of the Board of Directors, Ramazan Gündüz has been assigned as Audit Committee member and Halim Kanatcı has been resigned this duty. As per 5 April 2013 dated resolution of the Board of Directors, Sadık Tıltak has been assigned as Audit Committee member and Ramazan Gündüz has resigned this duty.

As at 29 March 2013, Halil Aydoğan has been assigned as Genel Manager and Süleyman Kalkan has been resigned this duty.

As per 29 March 2013 dated resolution of the Board of Directors, Ramazan Gündüz has been assigned as Chairman of the Board of Directors. As at the same date, Mehmet Emin Özcan has been assigned as Deputy Chairman of the Board of Directors.

As per 3 October 2013 dated resolution of the Board of Directors, Assistant Manager İbrahim Bilgiç has been assigned to the headquarters’ order of service. The termination of employment contract of Assistant Manager Ömer Elmas has been decided.

As per 4 October 2013 dated resolution of the Board of Directors, the employment contracts of Assistant Managers Şahin Uğur and Feyzi Özcan has been terminated regarding their retirement status. Assistant Manager Mehmet Cantekin has been assigned to the headquarters’ order of service. Director of Retail Banking Muhammet Lütfü Çelebi has been assigned as Assistant Manager responsible for Commercial and Corporate Banking, SME Banking, Cash Management Affairs Directorates and Bank Insurance Management.

As per 7 October 2013 dated resolution of the Board of Directors, Head of Internal Audit Department, Mustafa Saydam has been assigned as Assistant Manager responsible for Human Resources, Support Services and Distribution Channels Directorates.

As per 25 October 2013 dated resolution of the Board of Directors, Assistant Manager Mitat Şahin has been assigned to the headquarters’ order of service. The Bank’s Chief Legal Counsel, Mehmet Emin Karaağaç has been assigned as Assistant Manager.

As per 8 November 2013 dated resolution of the Board of Directors, Mehmet Emin Karaağaç has been assigned as Assistant Manager responsible for Loans and Risk Follow-up and Legal Affairs Directorates.

As at 4 December 2013, Ahmet Candan has resigned from his duty as a member of Board of Directors.

As at 7 February 2014, Ali Fuat Taşkesenlioğlu has resigned from his duty as a member of Board of Directors.

As per 12 February 2014 dated resolution of the Board of Directors, Halim Kanatcı has been assigned as Audit Committee member.

İsmail Alptekin, Member of the Board, holds non-publicly traded share of the Bank amounting to TL 59. The remaining members of the top management listed above do not hold any unquoted shares of the Bank.

IV.       Information on individuals and entities who have qualified share in the Parent Bank

The shareholder holding control over the Bank is the General Directorate of the Registered Foundations and Appendant Foundations represented by the General Directorate of the Foundations having 58.45% of the Bank’s outstanding shares. Another organization holding qualified share in the Bank is Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı, having 16.10% of outstanding shares of the Bank.

3

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and

For the Year Ended 31 December 2013

(Currency: Thousands of Turkish Lira (“TL”))

V.            Information about the services and nature of activities of the Parent Bank

The Bank was established under the authorization of special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations. Operational activities of the Bank as stated at its Articles of Association are as follows:

•                              Lending loans by granting securities and real estates against,

•                              Establishing or participating in all kinds of insurance corporations already established,

•                              Trading real estates,

•                              Servicing all banking operations and services,

•                              Operating real estates and participating in industrial sectors for corporations handed over by foundations and General Directorate of the Foundations in line with conditions stipulated by agreements if signed.

•                              The Bank is established to render banking services to the foundations and carry out cashier transactions of the General Directorate of Foundations in compliance with the agreements signed by General Directorate of the Foundations.

As at 31 December 2013, the Parent Bank has 856 domestic, 3 foreign, in total 859 branches (31 December 2012: 741 domestic, 3 foreign, in total 744 branches). As at 31 December 2013, the Parent Bank has 14,943 employees (31 December 2012: 13,463 employees).

4

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and

For the Year Ended 31 December 2013

(Currency: Thousands of Turkish Lira (“TL”))

VI.       Differences between the Communique on Preparation of Consolidated Financial Statements of Banks and Turkish Accounting Standards and short explanatıon about the institutions subject to line-by-line method or proportional consolidation and institutions which are deducted from equity or not included in these three methods

As at and for the year ended 31 December 2013, the financial statements of T. Vakıflar Bankası TAO, Vakıf International AG, Vakıf Finansal Kiralama AŞ, Güneş Sigorta AŞ, Vakıf Emeklilik AŞ, Vakıf Finans Factoring Hizmetleri AŞ, Vakıf Yatırım Menkul Değerler AŞ, Vakıf Portföy Yönetimi AŞ, Vakıf Gayrimenkul Yatırım Ortaklığı AŞ and Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı AŞ have been included in the consolidated financial statements of the Group.

As at and for the year ended 31 December 2013, the financial statements of Kıbrıs Vakıflar Bankası Ltd and Türkiye Sınai Kalkınma Bankası AŞ have been consolidated per equity method in the consolidated financial statements of the Group.

İstanbul Takas ve Saklama Bankası AŞ and Kredi Garanti Fonu AŞ have not been consolidated since their total assets and net operating profit/(loss) individually or as a whole, do not comprise a material portion within the consolidated totals. Since Bankalararası Kart Merkezi AŞ, Kredi Kayıt Bürosu AŞ, Roketsan Roket Sanayi ve Ticaret AŞ, Güçbirliği Holding AŞ and İzmir Enternasyonel AŞ are not financial associates; these associates have not been consolidated. These associates have been accounted for as per TAS-39 in the consolidated financial statements.

Vakıf Enerji ve Madencilik AŞ, Taksim Otelcilik AŞ, Vakıf Pazarlama Sanayi ve Ticaret AŞ and Vakıf Gayrimenkul Değerleme AŞ have not been consolidated since they are not among the financial subsidiaries of the Bank. Therefore, the subsidiaries are reflected in the consolidated financial statements at their fair values.

VII. The existing or potential, actual or legal obstacles on the transfer of shareholders’ equity between the Parent Bank and its subsidiaries or the reimbursement of liabilities

The transfer of equities between the Bank and its subsidiaries is not immediate. Distribution of profits within equity as dividends complies with respective regulations. There are not any actual or foreseen juristical obstacles against the Bank and its subsidiaries on repayments of debts in between.

5

SECTION TWO — CONSOLIDATED FINANCIAL STATEMENTS

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Balance Sheet (Statement of Financial Position)	Convenience Translation of the Consolidated Financial Statements
As at 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

			Audited Current Year 31 December 2013			Audited Previous Year 31 December 2012
	ASSETS	Notes	TL	FC	Total	TL	FC	Total

I.	CASH AND BALANCES WITH THE CENTRAL BANK	V-I-1	1,802,876	17,172,306	18,975,182	2,249,946	10,081,548	12,331,494
II.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Net)	V-I-2	557,634	97,985	655,619	213,829	82,661	296,490
2.1	Financial assets held for trading purpose		557,634	97,985	655,619	213,829	82,661	296,490
2.1.1	Debt securities issued by the governments		113,279	15,740	129,019	121,695	14,820	136,515
2.1.2	Equity securities		3,023	—	3,023	2,709	—	2,709
2.1.3	Derivative financial assets held for trading purpose	V-I-2	356,150	82,245	438,395	21,584	67,841	89,425
2.1.4	Other securities		85,182	—	85,182	67,841	—	67,841
2.2	Financial assets designated at fair value through profit or loss		—	—	—	—	—	—
2.2.1	Debt securities issued by the governments		—	—	—	—	—	—
2.2.2	Equity securities		—	—	—	—	—	—
2.2.3	Other securities		—	—	—	—	—	—
2.2.4	Loans		—	—	—	—	—	—
III.	BANKS	V-I-3	379,923	2,778,428	3,158,351	740,354	1,916,136	2,656,490
IV.	RECEIVABLES FROM INTERBANK MONEY MARKETS		5,095	—	5,095	6,645	—	6,645
4.1	Interbank money market placements		—	—	—	2,928	—	2,928
4.2	Istanbul Stock Exchange money market placements		4,095	—	4,095	—	—	—
4.3	Receivables from reverse repurchase agreements		1,000	—	1,000	3,717	—	3,717
V.	AVAILABLE-FOR-SALE FINANCIAL ASSETS (Net)	V-I-4	12,556,285	4,101,124	16,657,409	10,277,762	4,057,019	14,334,781
5.1	Equity securities		15	13,360	13,375	—	12,246	12,246
5.2	Debt securities issued by the governments		12,551,950	3,914,264	16,466,214	10,275,713	3,937,935	14,213,648
5.3	Other securities		4,320	173,500	177,820	2,049	106,838	108,887
VI.	LOANS AND RECEIVABLES	V-I-5	65,199,842	23,473,216	88,673,058	51,358,116	17,958,583	69,316,699
6.1	Performing loans and receivables		64,833,644	23,470,402	88,304,046	51,052,492	17,956,408	69,008,900
6.1.1	Loans provided to the same risk group	V-VII-1	10,828	15,287	26,115	2,006	7,366	9,372
6.1.2	Debt securities issued by the governments		—	—	—	—	—	—
6.1.3	Others		64,822,816	23,455,115	88,277,931	51,050,486	17,949,042	68,999,528
6.2	Loans under follow-up		3,713,718	22,747	3,736,465	2,803,919	12,908	2,816,827
6.3	Specific provisions (-)		3,347,520	19,933	3,367,453	2,498,295	10,733	2,509,028
VII.	FACTORING RECEIVABLES		125,616	6,826	132,442	167,927	17,870	185,797
VIII.	HELD-TO-MATURITY INVESTMENTS (Net)	V-I-6	5,358,742	54,429	5,413,171	4,198,301	62,759	4,261,060
8.1	Debt securities issued by the governments		5,358,742	11,590	5,370,332	4,198,301	9,312	4,207,613
8.2	Other securities		—	42,839	42,839	—	53,447	53,447
IX.	INVESTMENTS IN ASSOCIATES (Net)	V-I-7	224,199	3	224,202	197,977	3	197,980
9.1	Associates, consolidated per equity method		179,121	—	179,121	170,692	—	170,692
9.2	Unconsolidated associates		45,078	3	45,081	27,285	3	27,288
9.2.1	Financial associates		32,745	—	32,745	14,952	—	14,952
9.2.2	Non-Financial associates		12,333	3	12,336	12,333	3	12,336
X.	INVESTMENTS IN SUBSIDIARIES (Net)	V-I-8	213,899	—	213,899	165,521	—	165,521
10.1	Unconsolidated financial subsidiaries		—	—	—	—	—	—
10.2	Unconsolidated non-financial subsidiaries		213,899	—	213,899	165,521	—	165,521
XI.	INVESTMENTS IN JOINT-VENTURES (Net)	V-I-9	—	—	—	—	—	—
11.1	Joint-ventures, consolidated per equity method		—	—	—	—	—	—
11.2	Unconsolidated joint-ventures		—	—	—	—	—	—
11.2.1	Financial joint-ventures		—	—	—	—	—	—
11.2.2	Non-financial joint-ventures		—	—	—	—	—	—
XII.	LEASE RECEIVABLES	V-I-10	135,691	764,532	900,223	95,702	581,217	676,919
12.1	Finance lease receivables		172,335	856,604	1,028,939	121,044	655,648	776,692
12.2	Operational lease receivables		—	—	—	—	—	—
12.3	Others		—	—	—	—	—	—
12.4	Unearned income (-)		36,644	92,072	128,716	25,342	74,431	99,773
XIII.	DERIVATIVE FINANCIAL ASSETS HELD FOR RISK MANAGEMENT PURPOSE	V-I-11	—	—	—	—	—	—
13.1	Fair value hedges		—	—	—	—	—	—
13.2	Cash flow hedges		—	—	—	—	—	—
13.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XIV.	TANGIBLE ASSETS (Net)	V-I-12	1,440,990	3,727	1,444,717	1,351,514	3,574	1,355,088
XV.	INTANGIBLE ASSETS (Net)	V-I-13	127,873	196	128,069	99,837	199	100,036
15.1	Goodwill		—	—	—	—	—	—
15.2	Other intangibles		127,873	196	128,069	99,837	199	100,036
XVI.	INVESTMENT PROPERTIES (Net)	V-I-14	20,829	—	20,829	19,646	—	19,646
XVII.	TAX ASSETS		158,970	5,557	164,527	208,167	—	208,167
17.1	Current tax assets		2,384	4,507	6,891	—	—	—
17.2	Deferred tax assets	V-I-15	156,586	1,050	157,636	208,167	—	208,167
XVIII.	ASSETS HELD FOR SALE AND ASSETS RELATED TO THE DISCONTINUED OPERATIONS (Net)	V-I-16	2,169	—	2,169	2,093	—	2,093
18.1	Assets held for sale		2,169	—	2,169	2,093	—	2,093
18.2	Assets related to the discontinued operations		—	—	—	—	—	—
XIX.	OTHER ASSETS	V-I-17	2,060,437	958,183	3,018,620	1,595,908	328,598	1,924,506

	TOTAL ASSETS		90,371,070	49,416,512	139,787,582	72,949,245	35,090,167	108,039,412

The accompanying notes are an integral part of these consolidated financial statements.

6

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Balance Sheet (Statement of Financial Position)	Convenience Translation of the Consolidated Financial Statements
As at 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

			Audited Current Year 31 December 2013			Audited Previous Year 31 December 2012
	LIABILITIES AND EQUITY	Notes	TL	FC	Total	TL	FC	Total

I.	DEPOSITS	V-II-1	58,946,981	24,092,418	83,039,399	49,467,915	18,918,889	68,386,804
1.1	Deposits of the same risk group	V-VII-1	1,268,031	167,281	1,435,312	746,250	590,694	1,336,944
1.2	Other deposits		57,678,950	23,925,137	81,604,087	48,721,665	18,328,195	67,049,860
II.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR TRADING PURPOSE	V-II-2	131,338	88,142	219,480	7,165	192,527	199,692
III.	FUNDS BORROWED	V-II-3	412,222	11,873,439	12,285,661	271,385	7,829,596	8,100,981
IV.	INTERBANK MONEY MARKET		8,209,702	6,565,686	14,775,388	2,298,496	6,384,324	8,682,820
4.1	Interbank Money Market takings		—	—	—	—	—	—
4.2	Istanbul Stock Exchange money market takings		195,043	—	195,043	191,929	—	191,929
4.3	Obligations under repurchase agreements		8,014,659	6,565,686	14,580,345	2,106,567	6,384,324	8,490,891
V.	SECURITIES ISSUED (Net)	V-II-3	2,301,798	4,518,937	6,820,735	1,481,611	891,137	2,372,748
5.1	Bills		2,301,798	—	2,301,798	1,379,768	—	1,379,768
5.2	Asset backed securities		—	—	—	—	—	—
5.3	Bonds		—	4,518,937	4,518,937	101,843	891,137	992,980
VI.	FUNDS		23,431	—	23,431	31,368	—	31,368
6.1	Funds against borrower’s note		—	—	—	—	—	—
6.2	Others		23,431	—	23,431	31,368	—	31,368
VII.	MISCELLANEOUS PAYABLES		2,529,208	311,860	2,841,068	2,197,932	241,224	2,439,156
VIII.	OTHER EXTERNAL RESOURCES PAYABLE	V-II-4	471,762	1,038,853	1,510,615	472,082	546,845	1,018,927
IX.	FACTORING PAYABLES		—	—	—	—	—	—
X.	LEASE PAYABLES (Net)	V-II-5	—	—	—	—	—	—
10.1	Finance lease payables		—	—	—	—	—	—
10.2	Operational lease payables		—	—	—	—	—	—
10.3	Others		—	—	—	—	—	—
10.4	Deferred finance leasing expenses (- )		—	—	—	—	—	—
XI.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR RISK MANAGEMENT PURPOSE	V-II-6	—	—	—	—	—	—
11.1	Fair value hedges		—	—	—	—	—	—
11.2	Cash flow hedges		—	—	—	—	—	—
11.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XII.	PROVISIONS	V-II-7	3,531,303	62,149	3,593,452	2,953,305	44,197	2,997,502
12.1	General provisions	V-II-7	1,179,012	11,727	1,190,739	953,052	3,007	956,059
12.2	Restructuring reserves		—	—	—	—	—	—
12.3	Reserve for employee benefits		561,411	803	562,214	473,619	719	474,338
12.4	Insurance technical provisions (Net)	V-II-7	1,541,611	8,767	1,550,378	1,261,803	10,344	1,272,147
12.5	Other provisions	V-II-7	249,269	40,852	290,121	264,831	30,127	294,958
XIII.	TAX LIABILITIES	V-II-8	241,397	1,335	242,732	344,677	5,552	350,229
13.1	Current tax liabilities	V-II-8	237,422	1,335	238,757	340,668	2,885	343,553
13.2	Deferred tax liabilities	V-I-15	3,975	—	3,975	4,009	2,667	6,676
XIV.	PAYABLES FOR ASSETS HELD FOR SALE AND ASSETS RELATED TO DISCONTINUED OPERATIONS (Net)	V-II-9	—	—	—	—	—	—
14.1	Payables related to the assets held for sale		—	—	—	—	—	—
14.2	Payables related to the discontinued operations		—	—	—	—	—	—
XV.	SUBORDINATED LOANS	V-II-10	—	1,964,663	1,964,663	—	1,630,188	1,630,188
XVI.	EQUITY		12,090,402	380,556	12,470,958	11,107,708	721,289	11,828,997
16.1	Paid-in capital	V-II-11	2,500,000	—	2,500,000	2,500,000	—	2,500,000
16.2	Capital reserves		511,720	122,858	634,578	944,141	555,621	1,499,762
16.2.1	Share premium		726,686	—	726,686	726,720	—	726,720
16.2.2	Share cancellation profits		—	—	—	—	—	—
16.2.3	Valuation differences of the marketable securities	V-II-11	(272,577)	122,858	(149,719)	165,190	555,621	720,811
16.2.4	Revaluation surplus on tangible assets		51,329	—	51,329	50,452	—	50,452
16.2.5	Revaluation surplus on intangible assets		—	—	—	—	—	—
16.2.6	Revaluation surplus on investment properties		—	—	—	—	—	—
16.2.7	Bonus shares of associates, subsidiaries and joint-ventures		6,282	—	6,282	1,779	—	1,779
16.2.8	Hedging reserves (effective portion)		—	—	—	—	—	—
16.2.9	Revaluation surplus on assets held for sale and assets related to the discontinued operations		—	—	—	—	—	—
16.2.10	Other capital reserves		—	—	—	—	—	—
16.3	Profit reserves		7,195,316	143,130	7,338,446	5,837,547	75,980	5,913,527
16.3.1	Legal reserves		898,804	5,362	904,166	749,617	4,324	753,941
16.3.2	Status reserves		6,337	—	6,337	5,050	—	5,050
16.3.3.	Extraordinary reserves		6,002,598	4,593	6,007,191	4,797,750	4,593	4,802,343
16.3.4.	Other profit reserves		287,577	133,175	420,752	285,130	67,063	352,193
16.4	Profit or loss		1,611,380	77,453	1,688,833	1,452,150	65,939	1,518,089
16.4.1	Previous years’ profit/loss		(28,542)	64,901	36,359	45,047	49,591	94,638
16.4.2	Current year’s profit/loss		1,639,922	12,552	1,652,474	1,407,103	16,348	1,423,451
16.5	Non-controlling interest		271,986	37,115	309,101	373,870	23,749	397,619

	TOTAL LIABILITIES AND EQUITY		88,889,544	50,898,038	139,787,582	70,633,644	37,405,768	108,039,412

The accompanying notes are an integral part of these consolidated financial statements.

7

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Off-Balance Sheet Items	Convenience Translation of the Consolidated Financial Statements
As at 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

			Audited Current Period 31 December 2013			Audited Previous Year 31 December 2012
		Notes	TL	FC	TOTAL	TL	FC	TOTAL

A.	OFF-BALANCE SHEET COMMITMENTS AND CONTINGENCIES (I+II+III)		65,938,502	56,628,425	122,566,927	48,138,895	34,442,488	82,581,383
I.	GUARANTEES AND SURETIES	V-III-2-4	14,340,111	9,066,595	23,406,706	10,554,546	6,696,491	17,251,037
1.1	Letters of guarantee	V-III-1	14,268,047	3,633,776	17,901,823	10,520,455	2,120,048	12,640,503
1.1.1	Guarantees subject to State Tender Law		1,905,899	1,952,543	3,858,442	1,556,195	1,172,213	2,728,408
1.1.2	Guarantees given for foreign trade operations		650,221	—	650,221	379,638	—	379,638
1.1.3	Other letters of guarantee		11,711,927	1,681,233	13,393,160	8,584,622	947,835	9,532,457
1.2	Bank acceptances		12,129	1,040,149	1,052,278	19,554	786,278	805,832
1.2.1	Import letter of acceptance		1,500	77,393	78,893	—	36,632	36,632
1.2.2	Other bank acceptances		10,629	962,756	973,385	19,554	749,646	769,200
1.3	Letters of credit		7,866	4,382,383	4,390,249	693	3,774,016	3,774,709
1.3.1	Documentary letters of credit		7,866	4,382,383	4,390,249	693	3,774,016	3,774,709
1.3.2	Other letters of credit		—	—	—	—	—	—
1.4	Guaranteed pre-financings		—	1,702	1,702	—	2,705	2,705
1.5	Endorsements		—	—	—	—	—	—
1.5.1	Endorsements to the Central Bank of Turkey		—	—	—	—	—	—
1.5.2	Other endorsements		—	—	—	—	—	—
1.6	Marketable securities underwriting commitments		—	—	—	—	—	—
1.7	Factoring related guarantees		52,069	6,666	58,735	13,844	11,910	25,754
1.8	Other guarantees		—	1,759	1,759	—	1,104	1,104
1.9	Other sureties		—	160	160	—	430	430
II.	COMMITMENTS		45,490,756	26,572,506	72,063,262	34,404,641	16,294,339	50,698,980
2.1	Irrevocable commitments		15,323,929	3,855,721	19,179,650	12,369,462	1,089,293	13,458,755
2.1.1	Asset purchase commitments	V-III-1	539,362	3,636,414	4,175,776	813,896	880,456	1,694,352
2.1.2	Deposit purchase and sales commitments		—	—	—	—	—	—
2.1.3	Share capital commitments to associates and subsidiaries	V-III-1	—	—	—	—	—	—
2.1.4	Loan granting commitments	V-III-1	6,730,503	8,853	6,739,356	4,950,300	8,248	4,958,548
2.1.5	Securities issuance brokerage commitments		—	—	—	—	—	—
2.1.6	Commitments for reserve deposit requirements		—	—	—	—	—	—
2.1.7	Commitments for cheque payments	V-III-1	1,320,438	—	1,320,438	1,154,273	—	1,154,273
2.1.8	Tax and fund obligations on export commitments		—	—	—	—	—	—
2.1.9	Commitments for credit card limits	V-III-1	6,261,117	—	6,261,117	4,938,035	—	4,938,035
2.1.10	Commitments for credit card and banking operations promotions		238,991	—	238,991	306,109	—	306,109
2.1.11	Receivables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.12	Payables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.13	Other irrevocable commitments	V-III-1	233,518	210,454	443,972	206,849	200,589	407,438
2.2	Revocable commitments		30,166,827	22,716,785	52,883,612	22,035,179	15,205,046	37,240,225
2.2.1	Revocable loan granting commitments		30,161,137	22,691,169	52,852,306	22,035,179	15,205,046	37,240,225
2.2.2	Other revocable commitments		5,690	25,616	31,306	—	—	—
III.	DERIVATIVE FINANCIAL INSTRUMENTS	V-III-5	6,107,635	20,989,324	27,096,959	3,179,708	11,451,658	14,631,366
3.1	Derivative financial instruments held for risk management		—	—	—	—	—	—
3.1.1	Fair value hedges		—	—	—	—	—	—
3.1.2	Cash flow hedges		—	—	—	—	—	—
3.1.3	Net foreign investment hedges		—	—	—	—	—	—
3.2	Trading derivatives		6,107,635	20,989,324	27,096,959	3,179,708	11,451,658	14,631,366
3.2.1	Forward foreign currency purchases/sales		602,810	731,325	1,334,135	335,127	580,218	915,345
3.2.1.1	Forward foreign currency purchases		301,607	365,671	667,278	167,612	290,134	457,746
3.2.2.2	Forward foreign currency sales		301,203	365,654	666,857	167,515	290,084	457,599
3.2.2	Currency and interest rate swaps		5,331,187	16,127,197	21,458,384	2,418,898	8,548,598	10,967,496
3.2.2.1	Currency swaps-purchases		3,299,610	7,487,077	10,786,687	939,499	3,966,967	4,906,466
3.2.2.2	Currency swaps-sales		2,031,577	4,494,972	6,526,549	1,479,399	1,654,769	3,134,168
3.2.2.3	Interest rate swaps-purchases		—	2,072,574	2,072,574	—	1,463,431	1,463,431
3.2.2.4	Interest rate swaps-sales		—	2,072,574	2,072,574	—	1,463,431	1,463,431
3.2.3	Currency, interest rate and security options		173,638	169,225	342,863	425,683	650,910	1,076,593
3.2.3.1	Currency call options		85,819	84,611	170,430	212,841	325,454	538,295
3.2.3.2	Currency put options		85,819	84,611	170,430	212,842	325,454	538,296
3.2.3.3	Interest rate call options		—	—	—	—	—	—
3.2.3.4	Interest rate put options		—	—	—	—	—	—
3.2.3.5	Security call options		1,000	3	1,003	—	2	2
3.2.3.6	Security put options		1,000	—	1,000	—	—	—
3.2.4	Currency futures		—	—	—	—	—	—
3.2.4.1	Currency futures-purchases		—	—	—	—	—	—
3.2.4.2	Currency futures-sales		—	—	—	—	—	—
3.2.5	Interest rate futures		—	—	—	—	—	—
3.2.5.1	Interest rate futures-purchases		—	—	—	—	—	—
3.2.5.2	Interest rate futures-sales		—	—	—	—	—	—
3.2.6	Others		—	3,961,577	3,961,577	—	1,671,932	1,671,932
B.	CUSTODY AND PLEDGED ITEMS (IV+V+VI)		840,321,095	225,977,220	1,066,298,315	520,142,409	149,801,020	669,943,429
IV.	ITEMS HELD IN CUSTODY		351,973,501	1,599,747	353,573,248	164,855,739	1,662,037	166,517,776
4.1	Customers’ securities held		378,412	20,816	399,228	33,686	17,314	51,000
4.2	Investment securities held in custody		343,312,429	—	343,312,429	157,929,261	373,569	158,302,830
4.3	Checks received for collection		6,727,932	898,858	7,626,790	5,334,631	606,676	5,941,307
4.4	Commercial notes received for collection		983,671	233,334	1,217,005	954,298	224,610	1,178,908
4.5	Other assets received for collection		2,152	86	2,238	2,152	71	2,223
4.6	Assets received through public offering		—	6,289	6,289	—	5,231	5,231
4.7	Other items under custody		25,241	146,926	172,167	309	202,904	203,213
4.8	Custodians		543,664	293,438	837,102	601,402	231,662	833,064
V.	PLEDGED ITEMS		174,951,547	50,574,396	225,525,943	117,754,980	38,351,806	156,106,786
5.1	Securities		336,298	27,434	363,732	334,204	26,537	360,741
5.2	Guarantee notes		702,095	239,873	941,968	668,146	98,231	766,377
5.3	Commodities		23,434,930	990,995	24,425,925	19,180,436	624,899	19,805,335
5.4	Warranties		—	—	—	—	—	—
5.5	Real estates		112,539,683	39,831,978	152,371,661	91,069,499	30,568,630	121,638,129
5.6	Other pledged items		8,343,995	9,350,018	17,694,013	5,723,364	6,887,220	12,610,584
5.7	Pledged items-depository		29,594,546	134,098	29,728,644	779,331	146,289	925,620
VI.	CONFIRMED BILLS OF EXCHANGE AND SURETIES		313,396,047	173,803,077	487,199,124	237,531,690	109,787,177	347,318,867

	TOTAL OFF-BALANCE SHEET ITEMS (A+B)		906,259,597	282,605,645	1,188,865,242	568,281,304	184,243,508	752,524,812

The accompanying notes are an integral part of these consolidated financial statements.

8

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Statement of Income	Convenience Translation of the Consolidated Financial Statements
As at 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

		Notes	Audited Current Year 31 December 2013	Audited Previous Year 31 December 2012

I.	INTEREST INCOME		9,440,435	8,999,981
1.1	Interest income from loans	V-IV-1	7,619,741	7,003,040
1.2	Interest income from reserve deposits		—	—
1.3	Interest income from banks	V-IV-1	57,026	60,537
1.4	Interest income from money market transactions		906	3,576
1.5	Interest income from securities portfolio	V-IV-1	1,616,594	1,807,144
1.5.1	Trading financial assets	V-IV-1	14,909	32,459
1.5.2	Financial assets at fair value through profit or loss		—	—
1.5.3	Available-for-sale financial assets	V-IV-1	1,198,307	1,114,511
1.5.4	Held-to-maturity investments	V-IV-1	403,378	660,174
1.6	Finance lease income		64,693	47,303
1.7	Other interest income		81,475	78,381
II.	INTEREST EXPENSE		4,533,280	4,744,503
2.1	Interest expense on deposits	V-IV-2	3,543,409	3,946,141
2.2	Interest expense on funds borrowed	V-IV-2	175,752	178,898
2.3	Interest expense on money market transactions		387,285	350,006
2.4	Interest expense on securities issued	V-IV-2	257,758	173,243
2.5	Other interest expenses		169,076	96,215
III.	NET INTEREST INCOME (I -II)		4,907,155	4,255,478
IV.	NET FEES AND COMMISSIONS INCOME		629,107	418,105
4.1	Fees and commissions received		948,375	683,235
4.1.1	Non-cash loans		134,275	104,370
4.1.2	Others		814,100	578,865
4.2	Fees and commissions paid		319,268	265,130
4.2.1	Non-cash loans		742	131
4.2.2	Others		318,526	264,999
V.	DIVIDEND INCOME	V-IV-3	16,429	6,916
VI.	TRADING INCOME/LOSSES (Net)	V-IV-4	257,268	339,391
6.1	Trading account income/losses	V-IV-4	190,307	250,923
6.2	Income/losses from derivative financial instruments	V-IV-4	65,904	(23,660)
6.3	Foreign exchange gains/losses	V-IV-4	1,057	112,128
VII.	OTHER OPERATING INCOME	V-IV-5	1,465,262	1,298,661
VIII.	TOTAL OPERATING PROFIT (III+IV+V+VI+VII)		7,275,221	6,318,551
IX.	PROVISION FOR LOSSES ON LOANS AND OTHER RECEIVABLES (-)	V-IV-6	1,940,577	1,451,568
X.	OTHER OPERATING EXPENSES (-)	V-IV-7	3,329,965	3,032,355
XI.	NET OPERATING PROFIT/LOSS (VIII-IX-X)		2,004,679	1,834,628
XII.	INCOME RESULTED FROM MERGERS		—	—
XIII.	INCOME/LOSS FROM INVESTMENTS UNDER EQUITY ACCOUNTING		25,631	26,953
XIV.	GAIN/LOSS ON NET MONETARY POSITION		—	—
XV.	INCOME/LOSS FROM CONTINUING OPERATIONS BEFORE TAXES (XI+XII+XIII+XIV)	V-IV-8	2,030,310	1,861,581
XVI.	CONTINUING OPERATIONS PROVISION FOR TAXES	V-IV-9	(402,131)	(437,961)
16.1	Current tax charges	V-IV-11	(351,394)	(463,099)
16.2	Deferred tax credits	V-IV-11	(50,737)	25,138
XVII.	NET INCOME/LOSS AFTER TAXES FROM CONTINUING OPERATIONS (XV±XVI)	V-IV-12	1,628,179	1,423,620
XVIII.	INCOME FROM DISCONTINUED OPERATIONS		—	—
18.1	Income from investment properties		—	—
18.2	Income from sales of subsidiaries, affiliates and joint-ventures		—	—
18.3	Other income from discontinued activities		—	—
XIX.	EXPENSES FROM DISCONTINUED OPERATIONS (-)		—	—
19.1	Investment property expenses		—	—
19.2	Losses from sales of subsidiaries, affiliates and joint ventures		—	—
19.3	Other expenses from discontinued activities		—	—
XX.	INCOME/LOSS FROM DISCONTINUED OPERATIONS BEFORE TAXES (XVIII-XIX)		—	—
XXI.	DISCONTINUED OPERATIONS PROVISION FOR TAXES (±)		—	—
21.1	Current tax charge		—	—
21.2	Deferred tax charge		—	—
XXII.	NET INCOME/LOSS AFTER TAXES FROM DISCONTINUED OPERATIONS (XX±XXI)		—	—
XXIII.	NET PROFIT/LOSS (XVII+XXII)	V-IV-12	1,628,179	1,423,620

23.1	Equity holders of the Bank		1,652,474	1,423,451
23.2	Non-controlling interest	V-IV-13	(24,295)	169

	Earnings per 100 share (full TL)	III-XXIV	0.6513	0.5694

The accompanying notes are an integral part of these consolidated financial statements

9

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Statement of Gains and Losses
Recognized in Equity	Convenience Translation of the Consolidated Financial Statements
As at and For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

	GAINS AND LOSSES RECOGNIZED IN EQUITY	Notes	Audited Current Year 31 December 2013	Audited Previous Year 31 December 2012

I.	VALUATION DIFFERENCES OF AVAILABLE-FOR-SALE FINANCIAL ASSETS RECOGNIZED IN VALUATION DIFFERENCES OF THE MARKETABLE SECURITIES	V-V-6	(1,045,551)	910,213
II.	REVALUATION SURPLUS ON TANGIBLE ASSETS		—	—
III.	REVALUATION SURPLUS ON INTANGIBLE ASSETS		—	—
IV.	CURRENCY TRANSLATION DIFFERENCES		73,162	(6,641)
V.	GAINS/(LOSSES) FROM CASH FLOW HEDGES (Effective Portion of Fair Value Changes)		—	—
VI.	GAINS/(LOSSES) FROM NET FOREIGN INVESTMENT HEDGES (Effective portion)		—	—
VII.	EFFECTS OF CHANGES IN ACCOUNTING POLICIES AND ERRORS		—	—
VIII.	OTHER GAINS AND LOSSES RECOGNIZED IN EQUITY IN ACCORDANCE WITH TAS		(9,198)	14,619
IX.	DEFERRED TAXES DUE TO VALUATION DIFFERENCES	V-V-6	90,441	(81,821)
X.	NET GAINS/(LOSSES) RECOGNIZED DIRECTLY IN EQUITY		(891,146)	836,370
XI.	CURRENT YEAR’S PROFIT/(LOSS)		1,628,179	1,423,620
11.1	Change in fair value of marketable securities (transfers to the statement of income)	V-V-6	253,151	39,939
11.2	Gains/losses recognized in the consolidated statement of income due to reclassification of derivatives which have previously designated as hedging instrument in a cash flow hedge		—	—
11.3	Gains/losses recognized in the consolidated statement of income due to reclassification of net foreign investment hedges		—	—
11.4	Others		1,375,028	1,383,681

XII.	TOTAL GAINS AND LOSSES RECOGNIZED DURING THE YEAR		737,033	2,259,990

The accompanying notes are an integral part of these consolidated financial statements.

10

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Statement of Changes in Equity	Convenience Translation of the Consolidated Financial Statements
As at and For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

	CHANGES IN EQUITY	Notes	Paid-in Capital	Capital Reserves from Inflation Adj.s to Paid in Capital	Share Premium	Share Cancellation Profits	Legal Reserves	Status Reserves	Extraordinary Reserves	Other Profit Reserves	Current Year’s Net Profit/(Loss)	Previous Years’ Net Profit/(Loss)	Valuation Differences of the Marketable Securities	Revaluation Surplus on Tangible, Intangible Assets and Investment Property	Bonus Shares of Associates, Subsidiaries and Joint Ventures	Hedging Reserves	Revaluation Surp. On Assets Held for Sale and Assets of Discount. Op.s	Shareholders’ Equity before Minority Shares	Non- controlling Interest	Total Equity
	Previous year — 31 December 2012
I.	Balances at the beginning of the year		2,500,000	—	726,722	—	627,279	3,980	3,790,079	332,657	1,304,314	29,286	(90,954)	14,010	1,779	—	—	9,239,152	359,050	9,598,202
	Changes during the year
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Valuation differences of the marketable securities		—	—	—	—	—	—	—	—	—	—	801,997	—	—	—	—	801,997	32,369	834,366
IV.	Hedging reserves		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VIII.	Translation differences		—	—	—	—	—	—	—	(5,988)	—	—	—	—	—	—	—	(5,988)	(653)	(6,641)
IX.	Changes resulted from disposal of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Group’s equity		—	—	(2)	—	(72)	—	(452)	—	26,953	524	9,768	—	—	—	—	36,719	(1,123)	35,596
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,070)	(1,070)
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,070)	(1,070)
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Others		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	9,384	9,384
XVII.	Current year’s profit/loss		—	—	—	—	—	—	—	—	1,396,498	—	—	—	—	—	—	1,396,498	169	1,396,667
XVIII.	Profit distribution		—	—	—	—	126,734	1,070	1,012,716	25,524	(1,304,314)	64,828	—	36,442	—	—	—	(37,000)	(507)	(37,507)
18.1	Dividends		—	—	—	—	—	—	—	—	(37,000)	—	—	—	—	—	—	(37,000)	(507)	(37,507)
18.2	Transferred to reserves		—	—	—	—	126,734	1,070	1,012,716	25,524	(1,267,314)	64,828	—	36,442	—	—	—	—	—	—
18.3	Others		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the year		2,500,000	—	726,720	—	753,941	5,050	4,802,343	352,193	1,423,451	94,638	720,811	50,452	1,779	—	—	11,431,378	397,619	11,828,997

	Current year — 31 December 2013
I.	Balances at the beginning of the year		2,500,000	—	726,720	—	753,941	5,050	4,802,343	352,193	1,423,451	94,638	720,811	50,452	1,779	—	—	11,431,378	397,619	11,828,997
	Changes during the year
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Valuation differences of marketable securities		—	—	—	—	—	—	—	—	—	—	(859,663)	—	—	—	—	(859,663)	—	(859,663)
IV.	Hedging Reserves		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	4,503	—	—	4,503	—	4,503
VIII.	Translation differences		—	—	—	—	—	—	—	66,111	—	—	—	—	—	—	—	66,111	7,051	73,162
IX.	Changes resulted from disposal of assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Group’s equity		—	—	—	—	—	—	—	—	—	—	(10,867)	—	—	—	—	(10,867)	(603)	(11,470)
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	5,736	5,736
12.1	Cash		—	—		—	—	—	—	—	—	—	—	—	—	—	—	—	5,736	5,736
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Others		—	—	—	—	—	—	—	(22,079)	—	—	—	—	—	—	—	(22,079)	(76,115)	(98,194)
XVII.	Current year’s profit/loss		—	—	—	—	—	—	—	—	1,652,474	—	—	—	—	—	—	1,652,474	(24,295)	1,628,179
XVIII.	Profit distribution		—	—	(34)	—	150,225	1,287	1,204,848	24,527	(1,423,451)	(58,279)	—	877	—	—	—	(100,000)	(292)	(100,292)
18.1	Dividends		—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	—	(100,000)	(292)	(100,292)
18.2	Transferred to reserves		—	—	(34)	—	150,225	1,287	1,204,848	24,527	(1,323,451)	(58,279)	—	877	—	—	—	—	—	—
18.3	Others		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the year		2,500,000	—	726,686	—	904,166	6,337	6,007,191	420,752	1,652,474	36,359	(149,719)	51,329	6,282	—	—	12,161,857	309,101	12,470,958

(*)Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı AŞ, which were previously accounted with equity method, has been consolidated  by line-by-line method in the current period and non-controlling interests  of the Company has been presented under “Other” row.

The accompanying notes are an integral part of these consolidated financial statements.

11

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Statement of Cash Flows	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

		Notes	Audited Current Year 31 December 2013	Audited Previous Year 31 December 2012
A.	CASH FLOWS FROM BANKING OPERATIONS
1.1	Operating profit before changes in operating assets and liabilities		2,772,614	3,334,357
1.1.1	Interests received		8,407,894	8,972,650
1.1.2	Interests paid		(4,377,459)	(4,704,969)
1.1.3	Dividends received		15,500	4,916
1.1.4	Fee and commissions received		948,375	683,235
1.1.5	Other income		788,314	933,012
1.1.6	Collections from previously written-off loans and other receivables	V-I-5	555,877	430,467
1.1.7	Payments to personnel and service suppliers		(2,974,541)	(2,878,209)
1.1.8	Taxes paid		(369,556)	(390,459)
1.1.9	Others	V-VI-1	(221,790)	283,714

1.2	Changes in operating assets and liabilities		(3,099,826)	(7,663,603)
1.2.1	Net (increase) decrease in financial assets held for trading purpose		(14,697)	611
1.2.2	Net (increase) decrease in financial assets valued at fair value through profit or loss		—	—
1.2.3	Net (increase) decrease in due from banks and other financial institutions		(6,439,722)	(4,751,472)
1.2.4	Net (increase) decrease in loans		(20,734,486)	(11,907,485)
1.2.5	Net (increase) decrease in other assets		(1,091,406)	(526,755)
1.2.6	Net increase (decrease) in bank deposits		50,580	600,296
1.2.7	Net increase (decrease) in other deposits		14,525,085	5,949,518
1.2.8	Net increase (decrease) in funds borrowed		3,632,787	(824,226)
1.2.9	Net increase (decrease) in matured payables		—	—
1.2.10	Net increase (decrease) in other liabilities	V-VI-1	6,972,033	3,795,910

I.	Net cash flow from banking operations		(327,212)	(4,329,246)

B.	CASH FLOWS FROM INVESTING ACTIVITIES

II.	Net cash flow from investing activities		(3,254,820)	1,265,690

2.1	Cash paid for purchase of associates, subsidiaries and joint-ventures	V-VI-2	(39,346)	(1,211)
2.2	Proceeds from disposal of associates, subsidiaries and joint-ventures		—	—
2.3	Cash paid for purchase of tangible assets		(190,309)	(99,100)
2.4	Proceeds from disposal of tangible assets		258,122	177,971
2.5	Cash paid for purchase of available-for-sale financial assets		(5,407,527)	(1,416,750)
2.6	Proceeds from disposal of available-for-sale financial assets		3,185,577	2,572,263
2.7	Cash paid for purchase of held-to-maturity investments		(2,530,205)	(210,825)
2.8	Proceeds from disposal of held-to-maturity investments		1,507,738	275,294
2.9	Others	V-VI-1	(38,870)	(31,952)

C.	CASH FLOWS FROM FINANCING ACTIVITIES

III.	Net cash flow from financing activities		4,303,151	3,434,911

3.1	Cash obtained from funds borrowed and securities issued		8,721,903	6,093,384
3.2	Cash used for repayment of funds borrowed and securities issued		(4,318,460)	(2,620,966)
3.3	Equity instruments issued		—	—
3.4	Dividends paid		(100,292)	(37,507)
3.5	Re-payments for finance leases		—	—
3.6	Others		—	—

IV.	Effect of change in foreign exchange rates on cash and cash equivalents	V-VI-1	(9,013)	(1,666)

V.	Net increase in cash and cash equivalents		712,106	369,689

VI.	Cash and cash equivalents at the beginning of the year	V-VI-4	5,375,797	5,006,108

VII.	Cash and cash equivalents at the end of the year	V-VI-4	6,087,903	5,375,797

The accompanying notes are an integral part of these consolidated financial statements.

12

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Statement of Profit Distribution	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

		Notes	Current Year 31 December 2013	Previous Year 31 December 2012
I.	DISTRIBUTION OF CURRENT YEAR PROFIT(**)

1.1	CURRENT YEAR’S PROFIT		1,982,914	1,885,361
1.2	TAXES AND LEGAL DUTIES PAYABLE		(397,375)	(425,281)
1.2.1	Corporate tax (income tax)	V-IV-11	(341,481)	(449,196)
1.2.2	Withholding tax		—	—
1.2.3	Other taxes and duties	V-IV-11	(55,894)	23,915

A.	NET PROFIT FOR THE YEAR		1,585,539	1,460,080

1.3	DEFERED TAX INCOME TRANSFERRED TO OTHER RESERVES	V-IV-11	—	(23,914)

B.	NET PROFIT FOR THE YEAR AFTER DEFERRED TAX INCOME		1,585,539	1,436,166

1.4	ACCUMULATED LOSSES		—	—
1.5	FIRST LEGAL RESERVES	V-V-5	—	(71,808)
1.6	OTHER STATUTORY RESERVES	V-V-5	—	(71,808)

C.	NET PROFIT AVAILABLE FOR DISTRIBUTION(*)		—	1,292,550

1.7	FIRST DIVIDEND TO SHAREHOLDERS		—	100,000
1.7.1	To owners of ordinary shares		—	100,000
1.7.2	To owners of privileged shares		—	—
1.7.3	To owners of redeemed shares		—	—
1.7.4	To profit sharing bonds		—	—
1.7.5	To holders of profit and loss sharing certificates		—	—
1.8	DIVIDENDS TO PERSONNEL		—	—
1.9	DIVIDENDS TO BOARD OF DIRECTORS		—	—
1.10	SECOND DIVIDEND TO SHAREHOLDERS		—	—
1.10.1	To owners of ordinary shares		—	—
1.10.2	To owners of privileged shares		—	—
1.10.3	To owners of redeemed shares		—	—
1.10.4	To profit sharing bonds		—	—
1.10.5	To holders of profit and loss sharing certificates		—	—
1.11	SECOND LEGAL RESERVES		—	—
1.12	STATUS RESERVES		—	—
1.13	EXTRAORDINARY RESERVES	V-V-5	—	1,189,475
1.14	OTHER RESERVES		—	—
1.15	SPECIAL FUNDS	V-V-5	—	3,075

II.	DISTRIBUTION FROM RESERVES

2.1	DISTRIBUTION OF RESERVES		—	—
2.2	SECOND LEGAL RESERVES		—	—
2.3	DIVIDENTS TO SHAREHOLDERS		—	—
2.3.1	To owners of ordinary shares		—	—
2.3.2	To owners of privileged shares		—	—
2.3.3	To owners of redeemed shares		—	—
2.3.4	To profit sharing bonds		—	—
2.3.5	To holders of profit and loss sharing certificates		—	—
2.4	DIVIDENDS TO PERSONNEL		—	—
2.5	DIVIDENDS TO BOARD OF DIRECTORS		—	—

III.	EARNINGS PER SHARE

3.1	TO OWNERS OF ORDINARY SHARES (Earning per 100 shares)		0.6342	0.5840
3.2	TO OWNERS OF ORDINARY SHARES ( % )		63.42	58.40
3.3	TO OWNERS OF PRIVILEGED SHARES		—	—
3.4	TO OWNERS OF PRIVILEGED SHARES ( % )		—	—

IV.	DIVIDEND PER SHARE

4.1	TO OWNERS OF ORDINARY SHARES		—	0.04
4.2	TO OWNERS OF ORDINARY SHARES ( % )		—	4.00
4.3	TO OWNERS OF PRIVILEGED SHARES		—	—
4.4	TO OWNERS OF PRIVILEGED SHARES ( % )		—	—

(*) As at report date, no resolution has been decided regarding about 2013 profit distribution. Accordingly, net profit available for distribution has not been presented.

(**) Profit distribution table has been presented according to unconsolidated financial statements of the Parent Bank.

The accompanying notes are an integral part of these consolidated financial statements.

13

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

SECTION THREE

Accounting Policies

I.                             Basis of presentation

As per the Article 37 and 38 of “Accounting and Recording Rules” of the Turkish Banking Law no. 5411 published on the Official Gazette no. 25983 dated 1 November 2005 and became effective, Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“Bank” or “Parent Bank”) and its Financial Subsidiaries (“Group”) keep its accounting records and prepares its unconsolidated and consolidated financial statements and the related footnotes in accordance with accounting and valuation standards described in “Regulation on Accounting Applications for Banks and Safeguarding of Documents” published by the Banking Regulation and Supervision Agency (“BRSA”) and effective since 1 November 2006, Turkish Accounting Standards (“TAS”), Turkish Financial Reporting Standards (“TFRS”) and the related statements and guidance (collectively “Reporting Standards”).

The accompanying consolidated financial statements are prepared in accordance with the historical cost basis except for the financial assets at fair value through profit or loss, derivative financial assets and liabilities held for trading purpose, available-for-sale financial assets and unconsolidated investments in associates and subsidiaries whose fair value can be reliably measured and available for sale assets, which are presented on a fair value basis.

Additional paragraph for convenience translation to English

The differences between accounting principles, as described in the preceding paragraphs, and the accounting principles generally accepted in countries, in which the accompanying consolidated financial statements are to be distributed, and International Financial Reporting Standards (“IFRS”), may have significant influence on the accompanying consolidated financial statements. Accordingly, the accompanying consolidated financial statements are not intended to present the financial position and results of operations in accordance with the accounting principles generally accepted in such countries and jurisdictions other than Turkey and IFRS.

II.                        Strategy for the use of financial instruments and foreign currency transactions

Strategy for the use of financial instruments

The Bank’s core operations are based on retail banking, corporate banking, private banking, foreign exchange operations, money market operations, investment security transactions, and international banking. As a result of the nature of its operations, the Bank intensively utilizes financial instruments. The Bank funds itself through deposits with different maturities as the main funding resources that are invested in assets earning higher returns.

The most important fund sources of the Bank other than the deposits are its equity, and medium and long-term borrowings obtained from foreign financial institutions. The Bank pursues an effective asset-liability management strategy by securing balance between funding resources and investments so as to reduce risks and increase returns. Accordingly, the Bank attaches great significance to long-term placements bearing higher interest rates.

It is essential to consider the maturity structure of assets and liabilities in liquidity management. The essence of asset liability management is the keep the liquidity risk, interest rate risk, exchange rate risk, and credit risk within reasonable limits; while enhancing profitability and strengthening the Bank’s shareholders’ equity.

14

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Lending loans and investments in marketable securities generate higher return than the average rate of return of the Bank’s operating activities on the basis of maturity structures and market conditions. When bank placements are considered, they have short term maturity in terms of liquidity management but earn lower return. The Bank takes position against short-term foreign exchange risk, interest rate risk and market risk in money and capital markets, by considering market conditions, within specified limits set by regulations.

The Bank hedges itself and controls its position against the foreign exchange risk being exposed due to foreign currency available-for-sale investments, investments in other portfolios and other foreign currency transactions by various derivative transactions and setting the equilibrium between foreign currency denominated assets and liabilities. Foreign currency position is closely followed taking the legal limits and the Bank’s internal control regulations, formed in a balanced basket taking the market conditions into account.

In order to avoid interest rate risk, assets and liabilities having fixed and floating interest rates are kept in balance, taking the maturity structure into consideration.

Information on foreign currency transactions

Transactions of the Parent Bank and its consolidated subsidiaries located in Turkey are recorded in TL, the functional currency of the Parent Bank and the related subsidiaries. Foreign currency transactions are recorded using the foreign exchange rates ruling at the transaction date. At the end of the periods, foreign currency denominated monetary assets and liabilities are measured at the Parent Bank’s spot purchase rates in the financial statements of the Parent Bank; and at the spot purchase rates announced by the Central Bank of Turkey (“CBT”) in the financial statements of the other subsidiaries. The foreign exchange rate differences are recognized as foreign exchange gains or losses in the statement of income.

Foreign exchange differences resulting from amortized costs of foreign currency denominated available-for-sale financial assets are recognized in the statement of income whilst foreign exchange differences resulting from unrealized gains and losses are presented in “valuation differences of marketable securities” under equity.

If the net investments in associates and subsidiaries operating in foreign countries are measured at cost, they are reported as translated into TL by using the foreign exchange rate at the date of transaction. If related associates and subsidiaries are measured at fair value, net foreign operations are reported as translated into TL by the rates prevailing at the date of the determination of the fair value.

Foreign currency differences arising from the translation of the financial statements of the net investment in foreign operations into TL for consolidation purpose are classified as “foreign currency differences arising from associates, subsidiaries, and joint ventures” sub account under “other profit reserves” presented in equity.

III.                   Information on companies subject to consolidation

Investments in consolidated companies

As at and the year ended 31 December 2013, the financial statements of T. Vakıflar Bankası TAO, Vakıf International AG, Vakıf Finansal Kiralama AŞ, Güneş Sigorta AŞ, Vakıf Emeklilik AŞ, Vakıf Finans Factoring Hizmetleri AŞ, Vakıf Yatırım Menkul Değerler AŞ, Vakıf Portföy Yönetimi AŞ, Vakıf Gayrimenkul Yatırım Ortaklığı AŞ ve Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı AŞ have been included in the consolidated financial statements of the Group.

Vakıf International AG, was established in 1999 to operate in the banking sector in foreign countries, in line with the Bank’s globalization policy. Its head office is in Vienna.

Vakıf Finansal Kiralama AŞ, was established in 1988 to enter into finance lease operations and related transactions and contracts. Its head office is in Istanbul.

15

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Güneş Sigorta AŞ was established under the leadership of the Bank and Toprak Mahsulleri Ofisi in 1957. The Company has been operating in nearly all non-life insurance branches like fire, accident, transaction, engineering, agriculture, health, forensic protection, and loan insurance. Its head office is in Istanbul.

Vakıf Emeklilik AŞ was established under the name Güneş Hayat Sigorta AŞ in 1991. In 2003 the Company has taken conversion permission from Treasury and started to operate in private pension system. Its head office is in Istanbul.

Vakıf Finans Factoring Hizmetleri AŞ was established in 1998 to perform factoring transactions and any kind of financing transactions. Factoring, the main operation of the Company, is a financing method that includes the trade receivables of production, distribution and service companies to be sold to intermediary institutions. Its head office is in Istanbul.

Vakıf Yatırım Menkul Değerler AŞ was established in 1996 to provide service to investors through making capital markets transactions, issuance of capital market tools, commitment of repurchase and sales, and purchase and sales of marketable securities, operating as a member of stock exchange, investment consultancy, and portfolio management. Its head office is in Istanbul.

Vakıf Portföy Yönetimi AŞ operates in investment fund management, portfolio management and pension fund management. Its head office is in Istanbul.

Vakıf Gayrimenkul Yatırım Ortaklığı AŞ was established as the first real estate investment partnership in finance sector under the adjudication of Capital Markets Law in 1996. The Company’s main operation is in line with the scope in the Capital Markets Board’s regulations relating to real estate investment trusts like, real estates, capital market tools based on real estates, real estate projects and investment on capital market tools. Its head office is in Istanbul.

Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı AŞ was established in 1991 in Istanbul. The main operation of the Company is to invest a portfolio including marketable debt securities, equity securities without having managerial power in the partnerships whose securities have been acquired; and gold and other precious metals traded in national and international stock exchange markets or active markets other than stock exchange markets, in accordance with the principles and regulations promulgated by Capital Markets Board. Its head office is in Istanbul.

Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorisation of World Vakıf UBB Ltd, a subsidiary which was subject to consolidation in previous periods, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. World Vakıf UBB Ltd. will be liquidated according to 24 May 2010 dated decision of the Nicosia Local Court. Therefore, the financial statements of the company have not been consolidated as at 31 December 2013 and 31 December 2012 but its equity until the liquidation decision date has included in the accompanying consolidated financial statements.

The liquidation process of World Vakıf UBB Ltd, an associate of the Parent Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed. Thus, the company’s name has been changed as “World Vakıf UBB Ltd in Liquidation”.

As per the resolution of the Board of Directors of the Bank held on 8 September 2011, it has been decided to merge Vakıf Sistem Pazarlama Yazılım Servis Güvenlik Temizlik Ticaret ve Sanayi AŞ with Vakıf Pazarlama Ticaret AŞ with disolution of Vakıf Sistem Pazarlama Yazılım Servis Güvenlik Temizlik Ticaret ve Sanayi AŞ without liquidation, in accordance with article 451 of Turkish Commercial Code. Since Vakıf Pazarlama ve Ticaret AŞ is not a financial subsidiary anymore, its financial statements have not been consolidated as at 31 December 2013 and 31 December 2012, but its equity until the merger date has been included in the accompanying consolidated financial statements.

16

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Investments in associates accounted with equity method

As at and for the year ended 31 December 2013, the financial statements of Kıbrıs Vakıflar Bankası Ltd and Türkiye Sınai Kalkınma Bankası AŞ have been accounted with  equity method in the consolidated financial statements of the Group.

Kıbrıs Vakıflar Bankası Ltd. was established in 1982 in Turkish Republic of Northern Cyprus, mainly to encourage the credit cards issued by the Bank, and increase foreign exchange inflow, and carry on retail and commercial banking operations. Its head office is in Lefkosa.

Türkiye Sınai Kalkınma Bankası AŞ was established in 1950 to support investments in all economical sectors. Its head office is in Istanbul.

In cases where the accounting policies for the preparation of the financial statements of Financial Subsidiaries are different than those of the Parent Bank, the differences have been adjusted to the accounting policies of the Parent Bank, taking the materiality principle into account. The financial statements of local Financial Subsidiaries, and foreign Financial Subsidiaries preparing their financial statements according to the principles of the countries which they are located in, have been adjusted in accordance with Reporting Standards as at the related reporting dates. Inter-company balances and transactions, and any unrealized gains and losses arising from inter-company transactions, are eliminated in preparing these consolidated financial statements.

IV.                    Information on forwards, options and other derivative transactions

The derivative transactions mainly consist of foreign currency and interest rate swaps, foreign currency forward contracts and foreign currency options. The Group has classified its derivative transactions as “trading derivatives” in accordance with the TAS 39 — Financial Instruments: Recognition and Measurement.

Derivatives are initially recorded at their acquisition costs including the transaction costs.

The notional amounts of derivative transactions are recorded in off-balance sheet accounts based on their contractual amounts stated on the related derivative contracts.

Subsequently, the derivative transactions are measured at their fair values and the changes in fair values are recorded in the balance sheet under “derivative financial assets held for trading purpose” or “derivative financial liabilities held for trading purpose”. The subsequent fair value changes are recorded in the consolidated statement of income.

V.                         Information on interest income and expenses

Banking activities

Interest income and expense are recognized according to the effective interest method based on accrual basis. The effective interest rate is the rate that discounts the estimated future cash payments and receipts through the expected life of the financial asset or liability (or, where appropriate, a shorter period) to the carrying amount of the financial asset or liability. Effective interest rate is calculated when a financial asset or a liability is initially recorded and is not modified thereafter.

The computation of effective interest rate comprises all fees and points paid or received transaction costs, and discounts or premiums that are an integral part of the effective interest rate. Transaction costs are additional costs that are directly related to the acquisition, emition or disposal of financial assets or liabilities.

As per relevant legislation, the accrued interest income on non-performing loans are reversed and subsequently recognized as interest income only when collected.

Finance leasing activities

The total of minimum rent amounts are recorded at “finance lease receivables” account in gross amounts comprising the principal amounts and interests. The interest, the difference between the total of rent amounts and the cost of the fixed assets, is recorded at “unearned income” account. As the rents are collected, “finance lease receivables” account is decreased by the rent amount; and the interest component is recorded in the consolidated statement of income as interest income.

17

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Factoring operations

Factoring receivables are initially recorded at their historical costs less transaction costs. They are amortized using the effective interest method, taking their historical costs and future cash flows into account and the amortized amounts are recognized as “other interest income” in the consolidated statement of income.

VI.                    Information on fees and commissions

Fees and commission received and paid are recognized according to either accrual basis of accounting or effective interest method depending on nature of fees and commission, incomes derived from agreements and asset purchases for third parties are recognized as income when realized.

VII.               Information on financial assets

A financial asset is any asset that is cash, an equity instrument of another entity, a contractual right to receive cash or another financial asset from another entity; or to exchange financial assets or financial liabilities with another entity under conditions that are potentially favorable to the entity.

Financial assets except for measured at fair value through profit or loss are recognized initially with their transaction costs that are directly attributable to the acquisition or issue of the financial asset. Purchase and sale transactions of securities are accounted at settlement dates.

Financial assets are classified in four categories; as financial assets at fair value through profit or loss, available-for-sale financial assets, held-to-maturity investments, and loans and receivables.

Financial assets at fair value through profit or loss

Such assets are measured at their fair values and gain/loss arising is recorded in the consolidated statement of income. Interest income earned on trading securities and the difference between their acquisition costs and fair values are recorded as interest income in the consolidated statement of income. The gains/losses in case of disposal of such securities before their maturities are recorded under trading income/losses in the consolidated statement of income.

Held to maturity investments, available-for-sale financial assets and loans and receivables

Held to maturity investments are the financial assets with fixed maturities and pre-determined payment schedules that the Bank has the intent and ability to hold until maturity, excluding loans and receivables.

There are no financial assets that are not allowed to be classified as held-to-maturity investments for two years due to the tainting rules applied for the breach of classification rules.

Held-to-maturity investments are measured at amortized cost using effective interest method after deducting impairments, if any.

Available-for-sale financial assets are the financial assets other than assets held for trading purposes, held-to-maturity investments and loans and receivables.

Available-for-sale financial assets are initially recorded at cost and subsequently measured at their fair values. Assets that are not traded in an active market are measured by valuation techniques, including recent market transactions in similar financial instruments, adjusted for factors unique to the instrument being valued; or discounted cash flow techniques for the assets which do not have a fixed maturity. Unrecognized gains or losses calculated as the difference between the fair values and the discounted values of available for sale financial assets are recorded in “valuation differences of the marketable securities” under the equity. In case of sales, the realized gain or losses are recognized directly in the consolidated statement of income.

18

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Purchase and sales of investment securities are recognized at the date of delivery. The changes in fair value of assets during the period between trade date and settlement date are accounted for in financial assets at fair value through profit or loss, available-for-sale financial assets and financial assets held for trading in the settlement date-accounting policy.

Loan and receivables are the financial assets raised by the Bank providing money, commodity and services to debtors. Loans are financial assets with fixed or determinable payments and not quoted in an active market.

Loans and receivables are recorded at cost and measured at amortized cost by using effective interest method. The duties paid, transaction expenditures and other similar expenses on assets received against such risks are considered as a part of transaction cost and charged to customers.

Associates and subsidiaries

The financial subsidiaries of the Group are consolidated in the accompanying consolidated financial statements and non-financial subsidiaries are accounted for in accordance with TAS 39— Financial Instruments: Recognition and Measurement.

In the accompanying consolidated financial statements, financial associates of the Group, whose total assets, and net operating profit/(loss) individually or as a whole are significant are accounted with equity method and whose total assets and net operating profit/(loss) and or as a whole are significant and non-finance associates are accounted for in accordance with TAS 39— Financial Instruments: Recognition and Measurement together with non-financial associates in the accompanying consolidated financial statements.

VIII.          Information on impairment of financial assets

Financial assets or group of financial assets are reviewed at each balance sheet date to determine whether there is objective evidence of impairment. If any such indication exists, the Group estimates the amount of impairment.

Impairment loss incurs if, and only if, there is objective evidence that the expected future cash flows of financial asset or group of financial assets are adversely affected by an event(s) (loss event(s)) incurred subsequent to recognition. The losses expected to incur due to future events are not recognized even if the probability of loss is high.

If there is an objective evidence that certain loans will not be collected, for such loans; the Bank provides specific and general allowances for loan and other receivables classified in accordance with the Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables published on the Official Gazette no. 26333 dated 1 November 2006 and the amendments to this regulation. The allowances are recorded in the statement of income of the related period.

IX.                   Information on netting of financial instruments

Financial assets and financial liabilities are offset and the net amount is reported in the balance sheet if, and only if, there is a currently enforceable legal right of the Group to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

19

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

X.                                   Information on sales and repurchase agreements and securities lending

Securities sold under repurchase agreements (“repo”) are recorded on the balance sheet. Government bonds and treasury bills sold to customers under repurchase agreements are classified as “Securities Subject to Repurchase Agreements” and measured based on their original portfolio, either at fair value or at amortized cost using the effective interest rate method. Funds received through repurchase agreements are classified separately under liability accounts and the related interest expenses are accounted on an accrual basis.

Securities purchased under resale agreements (“reverse repo”) are classified under “Receivables from Interbank Money Markets” separately. An income accrual is accounted for the positive difference between the purchase and resale prices earned during the period.

XI.                              Information on assets held for sale and discontinued operations

A tangible asset (or a disposal group) classified as “asset held for sale” is measured at lower of carrying value or fair value less costs to sell. An asset (or a disposal group) is regarded as “asset held for sale” only when the sale is highly probable and the asset (disposal group) is available for immediate sale in its present condition. For a highly probable sale, there must be a valid plan prepared by the management for the sale of asset including identification of possible buyers and completion of sale process. Furthermore, the asset should be actively in the market at a price consistent with its fair value.

A discontinued operation is a part of the Group’s business which is sold or classified as held-for-sale. The operating results of the discontinued operations are disclosed separately in the consolidated income statement. The Group has no discontinued operations as at the balance sheet date.

XII.                         Information on goodwill and other intangible assets

The Group’s intangible assets consist of software.

Intangible assets are initially recorded at their costs in compliance with the TAS 38 — Intangible Assets.

The costs of the intangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. The intangible assets purchased after this date are recorded at their historical costs. The intangible assets are amortized on their restated costs based on straight line amortisation.

If there is objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 — Impairment of Assets and if the recoverable amount is less then the carrying value of the related asset, a provision for impairment loss is made.

XIII.                    Information on tangible assets

The costs of the tangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. The tangible assets purchased after this date are recorded at their historical costs. Tangible assets purchased after 1 January 2005 are recorded at their historical costs.

Gains and losses arising from the disposal of the tangible assets are calculated as the difference between the net book value and the net sales price and recognized in the income statement of the period.

Maintenance and repair costs incurred for tangible assets are recorded as expense.

20

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

There are no restrictions such as pledges, mortgages or any other restriction on tangible assets.

Depreciation rates and estimated useful lives are:

Tangible assets	Estimated useful life (years)	Depreciation Rates (%)
Buildings	50	2
Office equipment, furniture and fixture, and motor vehicles	5-10	10-20
Assets obtained through finance leases	4-5	20-25

There are no changes in the accounting estimates that are expected to have an impact in the current or subsequent periods.

At each balance sheet date, the Group evaluates whether there is objective evidence of impairment on its assets and if there is an objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 — Impairment of Assets and if the recoverable amount is less then the carrying value of the related asset, a provision for impairment loss is made.

XIV.                     Information on investment properties

Investment property is a property held either to earn rental income or for capital appreciation or for both. The Group holds investment property through its real estate company and insurance companies, consolidated in the accompanying consolidated financial statements.

Investment properties are initially recorded at their acquisition costs including transaction costs.

Subsequent to initial recognition, the Group measures all investment property based on the cost model in accordance with the cost model for property and equipment (i.e. at cost less accumulated depreciation and less any accumulated impairment losses).

XV.                          Information on leasing activities

Finance leasing activities as the lessee

Tangible assets acquired through finance leasing are recognized in tangible assets and the obligations under finance leases arising from the lease contracts are presented under “Finance Lease Payables” account in the consolidated balance sheet of the Group. In the determination of the related asset and liability amounts, the lower of the fair value of the leased asset and the present value of leasing payments is considered. Financial costs on leasing agreements are expanded in lease periods at a fixed interest rate.

If there is impairment in the value of the assets obtained through finance lease and in the expected future benefits, the leased assets are valued with net realizable value. Depreciation for assets obtained through finance lease is calculated in the same manner as tangible assets.

Finance leasing activities as the lessor

The total of minimum rent amounts are recorded at “finance lease receivables” account in gross amounts comprising the principal amounts and interests. The interest, the difference between the total of rent amounts and the cost of the fixed assets, is recorded at “unearned income” account. As the rents are collected, “finance lease receivables” account is decreased by the rent amount; and the interest component is recorded at consolidated income statement as interest income.

Operational lease activities

Transactions regarding operational lease agreements are accounted on an accrual basis in accordance with the terms of the related contracts.

21

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

XVI.                     Information on provisions and contingent liabilities

In the consolidated financial statements, a provision is booked for an existing commitment resulted from past events if it is probable that the commitment will be settled and a reliable estimate can be made of the amount of the obligation. Provisions are calculated based on the best estimates of management on the expenses to incur as at the balance sheet date and, if material, such expenses are discounted for their present values. If the amount is not reliably estimated and there is no probability of cash outflow from the Group to settle the liability, the related liability is considered as “contingent” and disclosed in the notes to the consolidated financial statements.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the entity. Contingent assets are not recognized in consolidated financial statements but are assessed continuously to ensure that related updates are appropriately reflected in the consolidated financial statements. If it has become virtually certain that an inflow of economic benefits will arise, the asset and the related income are recognized in the consolidated financial statements of the period in which the change occurs. If an inflow of economic benefits has become probable, the Group discloses the contingent asset.

XVII.                Information on obligations of the Group concerning employee rights

Reserve for employee termination benefits

In accordance with existing Turkish Labour Law, the Bank is required to make lump-sum termination indemnities to each employee who has completed one year of service with the Bank and whose employment is terminated due to retirement or for reasons other than resignation or misconduct. The computation of the liability is based upon the retirement pay ceiling announced by the Government. The applicable ceiling amount as at 31 December 2013 is TL 3,254 (full TL) (31 December 2012: TL 3,034 (full TL)).

The Group reserved for employee severance indemnities in the accompanying consolidated financial statements using actuarial method in compliance with the TAS 19 — Employee Benefits.

As at 31 December 2013 and 2012, the major actuarial assumptions used by the Parent Bank in the calculation of the total liability are as follows:

	Current Year	Prior Year
Discount Rate	9.70%	7.01%
Inflation Rate	6.40%	5.00%
Increase in Real Wage Rate	7.40%	5.00%

Other benefits to employees

In the accompanying consolidated financial statements, the Group has provided provision in compliance with TAS 19, for undiscounted other employee benefits earned during the financial period as per services rendered.

Pension fund

The employees of the Parent Bank are the members of “Türkiye Vakıflar Bankası Türk Anonim Ortaklığı Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı” (“the Fund”) established on 15 May 1957 as per the temporary article no. 20 of the Social Security Law no. 506.

The first paragraph of the temporary article no. 23 which states the Banks should transfer pension funds to the Social Security Institution within three years after the issue date of the Banking Law no. 5411, issued in the 1 November 2005 dated and 25983 numbered Official Gazette, has been cancelled by the Constitutional Court’s 22 March 2007 dated and 2007/33 numbered decision. Reasoned ruling of the Constitutional Court has been issued on 15 December 2007 in the Official Gazette no. 26731. The reason for the cancellation decision by Constitutional Court was stated as possible future losses on acquired rights of Fund members.

22

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Constitutional Court has indicated the probable losses in acquired rights of fund members as the reason of the cancellation decision. Following the publication of the ruling, the Turkish Parliament started to work on new legal arrangements and the Social Security Law no. 5754 (“the Law”) has been approved on 17 April 2008. The Law is enacted by the approval of the President of Turkey and issued on the 8 May 2008 dated and 26870 numbered Official Gazette.

In accordance with the temporary article no. 20 of the Article no. 73 of the Law;

The discounted liability for each fund in terms of the persons transferred as at the transfer date, including the contributors left the fund, should be calculated by the assumptions below,

a) The technical interest rate to be used for the actuarial calculation is 9.80%

b) Income and expenditures in respect to fund’s insurance division are considered in the calculation of discounted liability.

Law requires the transfer to be completed in three years beginning from 1 January 2008. The three year period has expired on 8 May 2011; however, it has been extended to 8 May 2013 with the decision of Council of Ministers published in Official Gazette dated 9 April 2011. Before the expiration date, with the decision of Council of Ministers published in Official Gazette dated 3 May 2013, the period for transfering banks, insurance and reassurance firms, board of trade, exchanges or participants, monthly salary paid individuals and beneficiaries of the funds that are constructed for their personnel to Social Security Institution in the scope of the temporary article no. 20 of the Social Security Law no. 506 has extended for one year.

The employer of pension fund participants (the Banks) will continue to pay the non-transferable social rights, which are already disclosed in the article of association of the pension fund, to the pension participants and their right owners, even though the salary payment obligation has been transferred to the Social Security Foundation.

The technical financial statements of the Fund are audited by the certified actuary according to the the “Actuaries Regulation” which is issued as per the Article no. 21 of the 5684 numbered Insurance Law. As per the actuarial report dated February 2014 which is prepared for the period in compliance with the principles explained above, there is no technical or actual deficit determined which requires provision against.

XVIII.           Information on taxation

Corporate tax

Corporate tax rate is 20% in Turkey. This rate is applied to the total income of the corporations adjusted for certain disallowable expenses, exempt income and any other allowances.

Dividends paid to the resident institutions and the institutions working through local offices or representatives are not subject to withholding tax. Except for the dividend payments to these institutions, the withholding tax rate on the dividend payments is 15%. In applying the withholding tax rates on dividend payments to the nonresident institutions and the individuals, the withholding tax rates covered in the related Double Tax Treaty Agreements are taken into account. Appropriation of the retained earnings to capital is not considered as profit distribution and therefore is not subject to withholding tax.

The prepaid taxes are calculated and paid at the rates valid for the earnings of the related years. The payments are deducted from the annual corporate tax calculated for the whole year earnings.

In accordance with the tax legislation, tax losses can be carried forward to offset against future taxable income for up to five years. Tax losses cannot be carried back to offset profits from previous periods.

In Turkey, there is no procedure for a final and definite agreement on tax assessments. Companies file their tax returns with their tax offices by the end of 25th of the fourth month following the close of the accounting period to which they relate. Tax returns are open for five years from the beginning of the year that follows the date of filing during which time the tax authorities have the right to audit tax returns, and the related accounting records on which they are based, and may issue re-assessments based on their findings.

23

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

The corporate tax rate for the Group’s subsidiary in Austria has been determined as 25.0%. Prepaid corporate taxes for every three months are computed and paid using the related period’s tax rate. Taxes which have been paid for previous periods can be deducted from corporate taxes computed on annual taxable income. According to the Double Taxation Treaty Agreement between Turkey and Austria, Turkish corporations in Austria possess the right to benefit from tax returns of 10.0% on interest earned from the investments and loans granted in Turkey.

Deferred taxes

According to the TAS 12 — Income Taxes; deferred tax assets and liabilities are recognized, on all taxable temporary differences arising between the carrying values of assets and liabilities in the financial statements and their corresponding balances considered in the calculation of the tax base, except for the differences not deductible for tax purposes and initial recognition of assets and liabilities which affect neither accounting nor taxable profit.

Deferred tax assets and deferred tax liabilities for each subsidiary subject to consolidation are presented after offsetting these assets and liabilities in the financial statements of the related subsidiaries, since the subsidiaries have legal right to offset tax assets and tax liabilities. In the consolidated financial statements, deferred tax assets and deferred tax liabilities are not offsetted since the subsidiaries subject to consolidation do not have the right to receive a net receivable or pay a net payable legally.

In case where gains/losses resulting from the subsequent measurement of the assets are recognized in the consolidated statement of income, then the related current corporate and/or deferred tax effects are also recognized in the consolidated statement of income. On the other hand, if such gains/losses are recognized as an item under equity, then the related current and/or deferred tax effects are also recognized directly in the equity.

Transfer pricing

In Turkey, the transfer pricing provisions have been stated under the Article 13 of Corporate Tax Law with the heading of “disguised profit distribution via transfer pricing”. The General Communiqué on disguised profit distribution via Transfer Pricing, dated 18 November 2007 sets details about implementation.

If a taxpayer enters into transactions regarding sale or purchase of goods and services with related parties, where the prices are not set in accordance with arm’s length principle, then related profits are considered to be distributed in a disguised manner through transfer pricing. Such disguised profit distributions through transfer pricing are not accepted as tax deductible for corporate income tax purposes.

Investment incentive

As per the provisional Article no. 69, effective from 1 January 2006, added to the Income Tax Law no. 193 by Law no. 5479 dated 8 April 2006 and published in Official Gazette no. 26133, tax payers could deduct investment incentives which were calculated according to the legislative provisions (including tax rate related provisions) in force on 31 December 2005, only from the taxable income for the years 2006, 2007, and 2008. The rights of tax payers who could not deduct investment incentives fully or partially due to insufficient taxable income during those years, were lost as at 31 December 2008.

In accordance with the decision taken by the Turkish Constitutional Court on 15 October 2009, the 2006, 2007 and 2008 clause of the provisional Article no. 69 of the Income Tax Law mentioned above, is repealed and the time limitation for the use of the investment incentive is removed. The repeal related to the investment incentive was enacted and issued in the 8 January 2010 Official Gazette number 27456. Accordingly, the Group’s subsidiary operating in finance leasing business will be able to deduct its remaining investment incentives from taxable income in the future without any time limitation.

24

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

As per “Law regarding amendments to the Income Tax Law and Some Other Certain Laws and Decree Laws” accepted on 23 July 2010 at the Grand National Assembly of Turkey, the expression of “can be deducted from the earnings again in the context of this legislation (including the legislation regarding the tax rate) valid at this date” has been amended as “can be deducted from the earnings again in the context of this legislation (including the legislation regarding the tax rate as explained in the second clause of the temporary article no 61 of the Law) valid at this date” and the following expression of “ Investment incentive amount used in determination of the tax base shall not exceed 25% of the associated taxable income. Tax is computed on the remaining income per the enacted tax rate” has been added. This Law has been published in the Official Gazette on 1 August 2010.

The clause “The amount which to be deducted as investment incentive to estimate tax base can not exceed 25% of related income” which has been added to first clause of the temporary 69th article of Law No: 193 with the 5th article of Law No: 6009 on Amendments to Income Tax Law and Some Other Laws and Decree Laws has been abrogated with the 9 February 2012 dated decisions no: E.2010/93 and K.2012/20.

XIX.                    Additional information on borrowings

Group obtains funding resources such as syndication and securitization transactions in case of need. In the current period, the Parent Bank obtained funds through issuance of bonds and bills domesticly and internationally.

These transactions are initially recognized at acquisition costs at the transaction date and are subsequently measured at amortized cost using effective interest method.

XX.                         Information on issuance of equity securities

The shares of the Parent Bank having nominal value of TL 322,000,000 (full TL), representing the 25.18% of the Bank’s outstanding shares, was publicly offered at a price between TL 5.13-5.40 for each share having a nominal value of TL 1 on November 2005, and TL 1,172,347 was recorded as “Share Premiums” in shareholders’ equity. TL 448,429 of this amount has been utilized in capital increase on 19 December 2006.

XXI.                    Information on confirmed bills of exchange and acceptances

Confirmed bills of exchange and acceptances are realized simultaneously with the customer payments and recorded in off-balance sheet accounts as possible debt and commitment, if any. As at the balance sheet date, there are no acceptances recorded as liability in return for assets.

XXII.               Information on government incentives

As at 31 December 2013, Vakıf Finansal Kiralama AŞ, a consolidated subsidiary of the Group, has unused investment incentives amounting to TL 253,039 (31 December 2012: TL 272,445).

XXIII.          Information on segment reporting

Operational segments are determined based the structure of the Group’s risks and benefits and presented in Section Four Note X.

25

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

XXIV.           Other disclosures

Earnings per shares

Earning per share has been calculated by dividing the net profit for the period to weighted average of outstanding shares. In Turkey, the companies may perform capital increase (“Bonus Shares”) from retained earnings. In earning per share computation bonus shares are treated as issued shares.

As at and for the year ended 31 December 2013, earning per 100 shares is TL 0.6513 (31 December 2012: TL 0.5694).

Related parties

Shareholders, top executives and board members are accepted as related party personally, with their families and companies according to TAS 24 - Related Party Disclosures Standard. Transactions made with related parties are disclosed in Section Five Note VII.

Cash and cash equivalents

Cash and cash equivalents which is a base for preparation of cash flow statement includes cash in TL, cash in FC, cheques, demand deposits for both Central Bank of Turkey (“CBT”) and other banks, money market placements and time deposits at banks and marketable securities whose original maturity is less than 3 months.

Insurance operations of the Group

Written Premiums: Written premiums represent premiums on policies written during the year net of taxes and premiums of the cancelled policies produced in previous years. Written premiums, net off ceded are recorded under other operating income in the accompanying consolidated statement of income.

Reserve for unearned premiums: Reserve for unearned premiums represents the proportions of the premiums written in a period that relate to the period of risk subsequent to the balance sheet date, without deductions of commission or any other expense. Reserve for unearned premiums is calculated for all contracts except for the insurance contracts for which the Group provides mathematical reserve. Reserve for unearned premiums is also calculated for the annual premiums of the annullay renewed long-term insurance contracts. Reserve for unearned premiums is presented under “insurance technical provisions” in the accompanying consolidated financial statements.

Reserve for outstanding claims: Reserve for outstanding claims is provided for the outstanding claims, which incurred and reported but not yet settled in current or previous years based on reported balances or estimetes when actual balances are not exactly known and incurred but not yet reported claims (“IBNR”). IBNR and subrogation and salvage reimbursements are recognized as the highest of the amount calculated based on historical data and results of actuarial chain ladder method. Reserve for outstanding claims is presented under “insurance technical provisions” in the accompanying consolidated financial statements.

Mathematical provisions: Mathematical provisions are the provisions recorded against the liabilities of the Group to the beneficiaries of long-term life and individual accident policies based on actuarial assumptions. Mathematical provisions consist of actuarial mathematical provisions savings and profit sharing reserves.

Actuarial mathematical provisions are calculated as the difference between the net present values of premiums written in return of the risk covered by the Group and the liabilities to policyholders for long-term insurance contracts based on the basis of actuarial mortality assumptions as approved by the Republic of Turkey Prime Ministry Undersecretariat of Treasury, which are applicable for Turkish insurance companies. Mathematical provision also includes the saving portion of the provisions for saving life product.

Profit sharing reserves are the reserves provided against income obtained from asset backing saving life insurance contracts. These contracts entitle the beneficiaries of those contracts to a minimum guaranteed crediting rate per annum or, when higher, a bonus rate declared by the Group from the eligible surplus available to date.

Mathematical provisions are presented under “insurance technical provisions” in the accompanying consolidated financial statements.

26

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Deferred acquisition cost and deferred commission income: Commissions given to the intermediaries and other acquisition costs that vary with and are related to securing new contracts and renewing existing insurance contracts are capitalized as deferred acquisition cost. Deferred acquisition costs are amortized on a straight-line basis over the life of the contracts. Commission income obtained from the premiums ceded to reinsurance firms are also deferred and amortized on a straight-line basis over the life of the contracts.

Liability adequacy test: At each reporting date, a liability adequacy test is performed, to ensure the adequacy of unearned premiums net of related deferred acquisition costs. In performing this test, current best estimates of future contractual cash flows, claims handling and policy administration expenses are used. Any inadequacy is immediately charged to the statement of income by establishing an unexpired risk provision under “insurance technical provisions” in the accompanying consolidated financial statements.

If the result of the test is that a loss is required to be recognised, the first step is to reduce any intangible item arising from business combinations related to insurance. If there is still a loss remaining, then the deferred acquisition cost is reduced to the extent that expense loadings are considered not recoverable. Finally, if there is a still remaining amount of loss, this should be booked as an addition to the reserve for premium deficiency.

Individual pension business

Individual pension system receivables presented under ‘other assets’ in the accompanying consolidated financial statements consists of ‘receivable from pension investment funds for investment management fees’, ‘entrance fee receivable from participants’. Pension funds are the mutual funds that the individual pension companies invest in, by the contributions of the participants. Shares of the participants are kept at the clearing house on behalf of the participants.

‘Receivable from pension investment funds for investment management fees’ are the fees charged to the pension funds for the administration and portfolio management services provided. ‘Receivables from the clearing house on behalf of the participants’ is the receivable from the clearing house on pension fund basis against the contributions of the participants. The same amount is also recorded as payables to participants for the funds acquired against their contributions under the ‘individual pension system payables’.

In addition to the ‘payables to participants’ account, mentioned in the previous paragraph, individual pension system payables also includes participants’ temporary accounts, and payables to individual pension agencies. The temporary account of participants includes the contributions of participants that have not yet been invested. Individual pension system payables are presented under other liabilities and provisions in the accompanying consolidated financial statements.

Fees received from individual pension business consist of investment management fees, fees levied on contributions and entrance fees. Fees received from individual pension business are recognised in other income in the accompanying consolidated statement of comprehensive income.

27

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

SECTION FOUR

Information Related to Financial Position of the Group

I.                                        Consolidated capital adequacy ratio

As at 31 December 2013 The Bank’s consolidated capital adequacy ratio is 13.21% (31 December 2012: 15.56%). The Parent Bank’s unconsolidated capital adequacy ratio is 13.70% (31 December 2012: 16.14%).

Risk measurement methods in calculation of capital adequacy ratio

Consolidated capital adequacy ratio is calculated within the scope of the “Regulation on the Measurement and Assessment of Capital Adequacy Ratios of Banks (Regulation)”, “Regulation on Credit Risk Mitigation Techniques” and “Communiqué on Risk Weighted Amounts for Securitization Exposures” published in Official Gazette no. 28337 dated 28 June 2012 and “Regulation on the Equity of Banks” published in Official Gazette no. 26333 dated 1 November 2006.

The data used in calculation of consolidated capital adequacy ratio is organized in accordance with the accounting records prepared in compliance with the current legislation. Besides, the Bank classifies these data as “Trading Book” and “Banking Book”; and takes into account in the calculation of market risk and credit risk accordingly. Operational risks are also included in the calculation of capital adequacy ratio.

In the calculation of risk-based amounts, the Group classifies its receivables into risk groups described in 6th article of the Regulation and considers the ratings and risk mitigating elements. The amounts are evaluated in the related risk weight group, accordingly. The Bank applies “basic financial guarantee method” in the consideration of risk mitigating elements for banking book accounts.

Trading Book Accounts and the Items Deducted from the Capital base are not included in the calculation of credit risk. In calculation of risk weighted assets, impairments, depreciation and amortization, and provisions are considered as deduction items.

In the calculation of their risk-based values, non-cash loans are weighted after netting with specific provisions that are classified under liabilities and calculated based on the “Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables”. The net amounts are multiplied by the rates stated in the Article 5 of “Regulation regarding Measurement and Assessment of Capital Adequacy Ratios of Banks”, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation, then multiplied with the risk weigth of the group in accordance with the Appendix 1 of the Regulation.

In the calculation of their risk-based values, Derivative Financial Instruments and Credit Derivative Contracts which are accounted in banking book, the receivable amounts due to counter parties are  multiplied by the rates stated in the Appendix 2 of the Regulation, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation,  then multiplied with  the risk weigth of the group in accordance with the Appendix 1 of the same Regulation.  In compliance with Article 5 of the Regulation, repo transactions, investment securities and commodity lending transactions are accounted for “Counterparty Credit Risk”. The Bank applies “Fair Value Measurement” in the calculation of “Counterparty Credit Risk”.

28

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information on unconsolidated capital adequacy ratio

	Parent Bank
Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Surplus credit risk weighted	49,625,046	—	7,404,139	29,328,116	22,187,404	46,462,916	2,837,152	9,393,300	11,741	—
Risk classifications:
Claims on sovereigns and Central Banks	41,333,609	—	—	3,872,745	—	—	—	—	—	—
Claims on regional governments or local authorities	15,021	—	1,620,366	195,923	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	29,436	—	—	—	—	368,455	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	6,664,562	—	5,764,189	1,784,983	—	1,486	—	—	—	—
Claims on corporate	329,916	—	—	1,416,370	—	36,980,737	—	—	—	—
Claims included in the regulatory retail portfolios	97,240	—	—	—	22,187,404	1,490,513	—	—	—	—
Claims secured by residential property	—	—	—	22,058,095	—	3,132,085	—	—	—	—
Past due loans	—	—	—	—	—	255,994	—	—	—	—
Higher risk categories decided by the Agency	—	—	—	—	—	—	2,837,152	9,393,300	11,741	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,155,262	—	19,584	—	—	4,233,646	—	—	—	—

29

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

	Parent Bank
Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Surplus credit risk weighted	35,862,029	—	2,093,778	24,744,629	19,064,767	36,099,168	1,979,962	4,851,957	—
Risk classifications:
Claims on sovereigns and Central Banks	28,558,222	—	—	3,969,804	—	—	—	—	—	—
Claims on regional governments or local authorities	9,128	—	955,396	137,598	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	13,080	—	—	248	—	22,627	—	—	—	—
Claims on multilateral development banks	82,169	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	5,449,874	—	1,133,933	2,302,272	—	590,020	—	—	—	—
Claims on corporate	541,951	—	—	—	—	30,050,423	—	—	—	—
Claims included in the regulatory retail portfolios	87,961	—	—	—	19,064,767	—	—	—	—	—
Claims secured by residential property	—	—	—	18,334,707	—	1,849,410	—	—	—	—
Past due loans	—	—	—	—	—	265,394	—	—	—	—
Higher risk categories decided by the Agency	—	—	—	—	—	—	1,979,962	4,851,957	—	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,119,644	—	4,449	—	—	3,321,294	—	—	—	—

Summary information related to unconsolidated capital adequacy ratio

	Current Period	Prior Period
Capital Obligation Required for credit risk (COCR)	8,185,603	6,069,014
Capital Obligation Required for market risk (COMR)	26,097	48,413
Capital Obligation Required for operational risk (COOR)(*)	655,046	587,602
Equity	15,179,536	13,527,730
Equity/ ((COCR+COMR+COOR)*12,5*100)	13.70%	16.14%

(*) In accordance with the BDDK.BYD.126.01 numbered and 7 February 2008 dated BRSA circular, capital adequacy ratio for the year 2012 was measured by taking value at operational risk calculated based on gross incomes for the years ended 2011, 2010 and 2009 into consideration. For the year 2013, value at operational risk is being calculated based on gross incomes for the years ended 2012, 2011 and 2010.

30

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information on consolidated capital adequacy ratio

	Consolidated
Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Surplus credit risk weighted	50,426,929	—	7,739,899	29,955,165	22,234,970	48,481,930	2,837,152	9,393,300	11,741	—
Risk classifications:
Claims on sovereigns and Central Banks	42,050,229	—	—	3,957,235	—	—	—	—	—	—
Claims on regional governments or local authorities	15,022	—	1,620,366	240,085	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	29,436	—	—	—	—	368,455	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	6,664,562	—	6,099,949	1,968,828	—	1,486	—	—	—	—
Claims on corporate	402,742	—	—	1,730,922	—	39,817,450	—	—	—	—
Claims included in the regulatory retail portfolios	102,613	—	—	—	22,234,970	1,490,513	—	—	—	—
Claims secured by residential property	—	—	—	22,058,095	—	3,132,085	—	—	—	—
Past due loans	—	—	—	—	—	369,026	—	—	—	—
Higher risk categories decided by the Agency	—	—	—	—	—	—	2,837,152	9,393,300	11,741	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,162,325	—	19,584	—	—	3,302,915	—	—	—	—

31

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

	Consolidated
Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Surplus credit risk weighted	36,343,955	—	2,783,258	25,141,605	19,262,891	37,742,502	1,979,962	4,851,957	—	—
Risk classifications:
Claims on sovereigns and Central Banks	28,941,391	—	—	4,029,976	—	1	—	—	—	—
Claims on regional governments or local authorities	9,128	—	1,002,273	137,598	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	13,080	—	—	248	—	22,627	—	—	—	—
Claims on multilateral development banks	82,169	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	5,449,876	—	1,776,536	2,639,075	—	626,734	—	—	—	—
Claims on corporate	548,476	—	—	—	—	32,189,359	—	—	—	—
Claims included in the regulatory retail portfolios	88,035	—	—	—	19,262,891	—	—	—	—	—
Claims secured by residential property	—	—	—	18,334,708	—	1,849,409	—	—	—	—
Past due loans	—	—	—	—	—	316,900	—	—	—	—
Higher risk categories decided by the Agency	—	—	—	—	—	—	1,979,962	4,851,957	—	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,211,800	—	4,449	—	—	2,737,472	—	—	—	—

Summary information related to consolidated capital adequacy ratio

	Current Period	Prior Period
Capital Obligation Required for credit risk (COCR)	8,380,432	6,239,279
Capital Obligation Required for market risk (COMR)	58,981	64,811
Capital Obligation Required for operational risk (COOR) (*)	764,882	685,147
Equity	15,199,794	13,595,507
Equity/ ((COCR+COMR+COOR)*12,5*100)	13.21%	15.56%

(*) In accordance with the BDDK.BYD.126.01 numbered and 7 February 2008 dated BRSA circular, capital adequacy ratio for the year 2012 was measured by taking value at operational risk calculated based on gross incomes for the years ended 2011, 2010 and 2009 into consideration. For the year 2013, value at operational risk is being calculated based on gross incomes for the years ended 2012, 2011 and 2010..

32

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information on equity

Parent Bank	Current Period	Prior Period
CORE CAPITAL
Paid-in Capital	2,500,000	2,500,000
Nominal Capital	2,500,000	2,500,000
Capital Commitments (-)	—	—
Adjustments to Paid-in Capital	—	—
Share Premium	723,918	723,918
Share Repeal	—	—
Legal Reserves	7,009,581	5,675,804
Adjustments to Legal Reserves	—	—
Profit	1,585,539	1,460,080
Net current period profit	1,585,539	1,460,080
Prior period profit	—	—
Provision for possible losses up to 25% of core capital	70,915	92,887
Profit on sale of associates, subsidiaries and buildings	44,136	41,061
Primary subordinated loans	—	—
Loss that is not covered with reserves (-)	—	—
Net current period loss	—	—
Prior period loss	—	—
Development cost of operating lease (-)	83,935	67,299
Intangible Assets (-)	108,608	81,747
Deferred-assets for tax which exceeds of 10% of core capital (-)	—	—
Excess amount expressed in the Law (Article 56, 3rd Paragraph) (-)	—	—
Total Core Capital	11,741,546	10,344,704
SUPPLEMENTARY CAPITAL
General Provisions	1,190,739	956,059
45% of increase in revaluation fund on movables	—	—
45% of increase in revaluation fund of fixed assets	—	—
Free shares from investment in associates, subsidiaries and joint-ventures that is not recognized in profit	71,821	67,318
Primary subordinated loans which are ignored in the calculation of core capital	—	—
Secondary subordinated loan	1,955,295	1,628,814
45% of value increase fund of financial assets available for sale and associates and subsidiaries	306,597	652,488
Adjustment to paid-in capital, profit reserves and previous years losses(except adjustment to legal reserves)	—	—
Total Supplementary Capital	3,524,452	3,304,679
TIER III CAPITAL
CAPITAL	15,265,998	13,649,383
DEDUCTIONS FROM CAPITAL	86,462	121,653
Partnership share on banks and financial institutions (domestic and abroad) that are not consolidated, with a shareholding of 10% and above	—	—
The sum of partnership share on banks and financial institutions (domestic and abroad), with shareholding of less than 10%, but exceeding 10% and more of the sum of core and suplimentary capital of the bank	—	—
Loans extended to banks, financial institutions (domestic and abroad) and qualified shareholders, like secondary subordinated loan and debt instruments purchased from these institutions issued, like primary and secondary subordinated loan	—	—
Loans extended being noncompliant with articles 50 and 51 of the Law	—	—
Net book values of properties owned, exceeding 50% of banks’ equity and properties, and trade goods overtaken in exchange for loans and receivables that should be disposed within five years in accordance with article 57 of the Law, but not yet disposed	85,083	121,435
Securitisation positions that is deducted -preferably- from the shareholders’ equity	—	—
Others	1,379	218
TOTAL EQUITY	15,179,536	13,527,730

33

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Consolidated	Current Period	Prior Period
CORE CAPITAL
Paid-in Capital	2,500,000	2,500,000
Nominal Capital	2,500,000	2,500,000
Capital Commitments (-)	—	—
Capital Reserves from Inflation Adjustments to Paid-in Capital	—	—
Share Premium	726,686	726,720
Share Cancellation Profits	—	—
Reserves	7,338,446	5,913,527
Reserves from Inflation Adjustments to Reserves	—	—
Profit	1,688,833	1,518,089
Current Period’s Profit	1,652,474	1,423,451
Prior Years’ Profit	36,359	94,638
Provision for Possible Losses up to 25% of Core Capital	70,915	92,887
Income on Sale of Equity Shares and Real Estates	51,329	50,452
Primary Subordinated Debt up to 15% of Core Capital	—	—
Minority shares	307,448	320,280
Loss excess of Reserves (-)	—	—
Current Year’s Loss	—	—
Prior Years’ Loss	—	—
Leasehold Improvements (-)	84,982	68,567
Intangible Assets (-)	128,069	100,036
Deferred Tax Asset excess of 10% of Core Capital (-)	—	—
Limit excesses as per the 3rd Paragraph of the Article 56 of the Banking Law (-)	—	—
Goodwill(Net)	—	—
Total Core Capital	—	—
SUPPLEMENTARY CAPITAL	12,470,606	10,953,352
General Provisions	—
45% of Revaluation Surplus on movables	1,190,739	956,059
45% of Revaluation Surplus on Immovables	—	—
Bonus shares of Associates, Subsidiaries and Joint-Ventures	—	—
Primary Subordinated Debt excluding the Portion included in Core Capital	6,282	1,779
Secondary Subordinated Debt	—	—
45% of value increase fund of financial assets available for sale and associates and subsidiaries	1,945,816	1,619,541
Adjustment to paid-in capital, profit reserves and previous years losses (except adjustment to legal reserves)	(149,719)	324,365
Minority share	—	—
Total Supplementary Capital	1,653	34,849
CAPITAL	2,994,771	2,936,593
DEDUCTIONS FROM CAPITAL	265,583	294,438
Unconsolidated investments in Entities (domestic/foreign) operating in Banking and Financial Sectors exceeding 10% of ownership	—	—
Investments in Entities (domestic/foreign) operating in Banking and Financial Sectors at less than 10% exceeding 10% or more of the Total Core and Supplementary Capitals	—	—
Loans to Banks, Financial Institutions (domestic/foreign) or Qualified Shareholders in the form of Secondary Subordinated Debts and Debt Instruments purchased from Such Parties qualified as Primary or Secondary Subordinated Debts	179,121	170,692
Loan granted to Customer against the Articles 50 and 51 of the Banking Law	—	—
Net Book Values of Immovables exceeding 50% of the Capital and of Assets Acquired against Overdue Receivables and Held for Sale as per the Article 57 Of the Banking Law but Retained more than Five Years	85,083	123,528
Securitisation positions that is deducted -preferably- from the shareholders’ equity	—	—
Others	1,379	218
TOTAL EQUITY	15,199,794	13,595,507

34

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Approach adopted under internal capital adequacy assessment process for monitoring the adequacy of internal capital for current and future activities

In order to identify the internal capital adequacy assessment process and capital adequacy policy “Document on Internal Capital Adequacy Assessment Process” has been constituted and approved by Board of Directors of the Parent Bank on September 2012. The document includes planning of the capital, procedures and principles on emergency capital and risk reducing plans. The underlying objective of the internal capital adequacy assessment is continuous monitoring and maintaining of the varieties, components and distribution of capital required for eliminating actual and potential risks the Bank faces or might face.

In this process, the effect of market conditions and probable changes in economic environment on capital is evaluated, additionally loan expansion expectations, funding resources, liquidity opportunities issues and risk profile and risk appetite of the Parent Bank are considered in accordance with the strategies and objectives of the Parent Bank. Capital adequacy is evaluated in terms of strategic plan and growth expectations of the Parent Bank for the year 2013 and accordingly capital increasing actions has taken in the current year.

In assessment process of internal capital requirement, credit risk, market risk, operational risk, interest rate risk arising from banking accounts, liquidity risk, reputation risk, residual risk, concentration risk, counterparty credit risk, sovereign risk and settlement risk are considered, and  policies and implementing procedures for assessing and managing these risks are defined and approved by Board of Directors of the Parent Bank. Assessment process of internal capital requirement is handled as a developing process, action plans according to aforementioned policies and implementing procedures are formed and studies are in progress.

II.                                   Consolidated credit risk

Credit risk is defined as the counterparty’s possibility of failing to fulfil its obligations on the terms set by the agreement. Credit risk means risks and losses that may occur if the counterparty fails to comply with the agreement’s requirements and cannot perform its obligations partially or completely on the terms set. It covers the possible risks arising from futures and option agreements and other agreements alike and the credit risks arising from credit transactions that have been defined by the Banking Law.

In compliance with the articles 51 and 54 set forth in Banking Law and ancillary regulation, credit limits are set by the Parent Bank for the financial position and credit requirements of customers within the authorization limits assigned for branches, regional directorates, lending departments, assistant general manager responsible of lending, general manager, credit committee and board of directors and credits are given regarding these limits in order to limit credit risk in lending facilities.

Credit limits are determined separately for the individual customer, company, group of companies, risk groups on a product basis. In accordance with the related Lending Policy, several criteria are used in the course of determining these credit limits. Customers should have a long-standing and a successful business past, a high commercial morality, possess a good financial position and a high morality, the nature of their business should be appropriate to use the credit , possess their commercial operations in an affirmative and a balanced manner, have experience and specialization in their profession, be able to adopt themselves to the economic conditions, to be accredited on the market, have sufficient equity capital, possess the ability to create funds with their operations and finance their placement costs. Also the sector and the geographical position of customers, where they operate and other factors that may effect their operations are considered in the evaluation process of loans. Apart from ordinary intelligence operations, the financial position of the customer is mainly analysed based on the balance sheets and the income statements for the six-months periods (June and December) provided by the loan customer, the documents received in accordance with the related regulation for their state of accounts and other related documents. Credit limits are subject to revision regarding the overall economic developments and the changes in the financial information and operations of the customers.

35

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Collaterals for the credit limits are determined on a customer basis in order to ensure bank placements and their liquidity. The amount and type of the collateral are determined regarding the creditworthiness of the credit users. The Bank holds collateral against loans and advances to customers in the form of mortgage interests over property, other registered securities over assets, and guarantees.

The Bank has risk control limits on positions arising from forwards, options and similar derivative transaction positions, which effect credit risk and market risk.

For credit risk management purposes, Risk Management Department operates in

•                                the determination of credit risk policies in coordination with the Bank’s other units,

•                                the determination and monitoring of the distribution of concentration limits with respect to sector, geography and credit type,

•                                contribution to the formation of rating and scoring systems,

•                                submiting to the Board of Directors and the senior management of not only credit risk management reports about credit portfolio’s distribution (borrower, sector, geographical region), credit quality (impaired loans, credit risk ratings) and credit concentration but also scenario analysis reports, stress tests and other analyses,

•                                studies regarding the formation of advanced credit risk measurement approaches.

Credit risk is defined and managed for all cash and non-cash agreements and transactions, which carry counterparty risk. Loans with renegotiated terms are followed in accordance with Bank’s credit risk management and follow-up principles. The financial position and trading operations of related customers are continuously analyzed and principal and interest payments, scheduled in renegotiation agreement, are strictly controlled by related departments. In the framework of Bank’s risk management concept, long term commitments are accepted more risky than short term commitments. Besides, risk limits defined for long term commitments and collaterals that should be taken against long term commitments are handled in a wider range compared to short term commitments.

Banking operations and lending activities carried in foreign countries are not exposed to material credit risks, due to related countries’ financial conditions, customers and their operations.

The Bank classifies its past due and impaired receivables as shown below in accordance with the “Regulation on Procedures and Principles for Determination of Qualifications of Loans and Other Receivables and Provisions to be Set Aside”.

•                                for which recovery of principal and interest or both delays from their terms or due dates are more than ninety days but not more than one hundred eighty days are classified as “Group Three- Loans and Other Receivables  With Limited Recovery”,

•                                for which recovery of principal and interest or both delays from their terms or due dates are more than one hundred and eighty days but not more one year are classified as “Group Four- Loans and Other Receivables  With Suspicious Recovery”,

•                                for which recovery of principal and interest or both delays from their terms or due dates are more than one year are classified as “Group Five - Loans and Other Receivables  Having the Nature of Loss”,

Regardless of the guarantees and pledges received, the Bank provides 20% provision for the Loans and Other Receivables classified in Group Three, and 100% provision for the Loans and Other Receivables classified in Group Four and Group Five. The provision amount is recognized in profit and loss statement of the period.

The Group’s largest 100 cash loan customers compose 19.34% of the total cash loan portfolio (31 December 2012: 19.25%).

The Group’s largest 100 non-cash loan customers compose 60.75% of the total non-cash loan portfolio (31 December 2012: 59.22%).

36

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

The Group’s largest 100 cash loan customers compose 12.22% of total assets of the Group’s and the Group’s largest 100 non-cash loan customers compose 11.60% of total off-balance sheet items (31 December 2012: 12.21% and 12.37%)      .

The Group’s largest 200 cash loan customers compose 26.12% of the total cash loan portfolio (31 December 2012: 25.22%).

The Group’s largest 200 non-cash loan customers compose 70.90% of the total non-cash loan portfolio (31 December 2012: 69.57%).

The Group’s largest 200 cash loan customers compose 15.37% of total assets of the Group and the Group’s largest 200 non-cash loan customers compose 13.54% of total off-balance sheet items (31 December 2012: 15.99% and 14.53%).

The general provision for credit risk amounts to TL 1,190,739 (31 December 2012: TL 956,059).

Risk Classification:	Current Year Risk Amount	Avarage Risk Amount(*)
Claims on sovereigns and Central Banks	46,007,464	40,025,315
Claims on regional governments or local authorities	1,875,473	1,434,943
Claims on administrative bodies and other non-commercial undertakings	397,891	295,114
Claims on multilateral development banks	—	39
Claims on international organizations	—	—
Claims on banks and intermediary institutions	14,734,825	14,360,102
Claims on corporate	41,951,114	37,498,684
Claims included in the regulatory retail portfolios	23,828,096	22,368,631
Claims secured by residential property	25,190,180	24,102,576
Past due loans	369,026	340,524
Higher risk categories decided by the Agency	12,242,193	10,026,581
Marketable securities secured by mortgages	—	—
Securitization exposures	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—
Undertakings for collective investments in mutual funds	—	—
Other claims	4,484,824	3,970,720

(*)Average risk amount is calculated based on the arithmetic average of the monthly risk amounts after conversion for January-December 2013 period.

37

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Risk Classification:	Prior Year Risk Amount	Avarage Risk Amount(*)
Claims on sovereigns and Central Banks	32,971,368	32,424,668
Claims on regional governments or local authorities	1,148,999	1,013,781
Claims on administrative bodies and other non-commercial undertakings	35,955	69,093
Claims on multilateral development banks	82,169	94,979
Claims on international organizations	—	—
Claims on banks and intermediary institutions	10,492,221	9,439,046
Claims on corporate	32,737,835	32,083,542
Claims included in the regulatory retail portfolios	19,350,926	17,850,500
Claims secured by residential property	20,184,117	20,680,298
Past due loans	316,900	303,469
Higher risk categories decided by the Agency	6,831,919	6,421,998
Marketable securities secured by mortgages	—	—
Securitization exposures	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—
Undertakings for collective investments in mutual funds	—	—
Other claims	3,953,721	3,769,132

(*)Average risk amount is calculated based on the arithmetic average of the monthly risk amounts after conversion for January-December 2012 period.

38

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Risk profile according to the geographical concentration (***)

Current Period	Claims on sovereigns and Central Banks	Claims on regional governments or local authorities	Claims on administrative bodies and other non-commercial undertakings	Claims on multilateral development banks	Claims on international organizations	Claims on banks and intermediary institutions	Claims on corporates	Claims included in the regulatory retail portfolios	Claims secured by residential property	Past due loans	Higher risk categories decided by the Board	Secured by mortgages	Securitization positions	Short-term claims and short term corporate claims on banks and intermediary institutions	Undertakings for collective investments in mutual funds	Other receivables	Total

Domestic	43,829,826	1,831,310	397,891	—	—	4,607,301	40,352,024	23,820,150	25,190,180	366,212	11,931,127	—	—	—	—	4,457,583	156,783,604
EU countries (*)	334,625	—	—	—	—	9,658,866	89,063	6,842	—	2,814	—	—	—	—	—	16,491	10,108,701
OECD countries	—	—	—	—	—	54,993	4,923	—	—	—	—	—	—	—	—	—	59,916
Off-shore banking regions	—	—	—	—	—	—	1,780	—	—	—	—	—	—	—	—	—	1,780
USA, Canada	1,843,013	—	—	—	—	296,915	577,694	—	—	—	—	—	—	—	—	10,750	2,728,372
Other countries	—	44,163	—	—	—	50,486	925,630	1,104	—	—	311,066	—	—	—	—	—	1,332,449
Investment and associates, subsidiaries and joint ventures	—	—	—	—	—	66,264	—	—	—	—	—	—	—	—	—	—	66,264
Undistributed Assets/ Liabilities(**)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total	46,007,464	1,875,473	397,891	—	—	14,734,825	41,951,114	23,828,096	25,190,180	369,026	12,242,193	—	—	—	—	4,484,824	171,081,086

(*)EU countries, OECD countries except USA and Canada.

(**) The assets and liabilities that can not be distributed according to a consistent base.

(***) Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

39

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Prior Period	Claims on sovereigns and Central Banks	Claims on regional governments or local authorities	Claims on administrative bodies and other non- commercial undertakings	Claims on multilateral development banks	Claims on international organizations	Claims on banks and intermediary institutions	Claims on corporates	Claims included in the regulatory retail portfolios	Claims secured by residential property	Past due loans	Higher risk categories decided by the Board	Secured by mortgages	Securitization positions	Short-term claims and short term corporate claims on banks and intermediary institutions	Undertakings for collective investments in mutual funds	Other receivables	Total

Domestic	32,757,262	1,148,374	35,955	—	—	3,118,232	32,356,783	19,337,744	20,183,040	316,896	6,610,588	—	—	—	—	3,953,721	119,818,595
EU countries (*)	155,752	625	—	82,169	—	5,474,815	140,079	11,239	276	—	—	—	—	—	—	—	5,864,955
OECD countries	—	—	—	—	—	89,341	43,484	1,029	416	—	—	—	—	—	—	—	134,270
Off-shore banking regions	—	—	—	—	—	100	5,332	225	—	—	—	—	—	—	—	—	5,657
USA, Canada	53,495	—	—	—	—	1,548,013	112,057	382	—	4	—	—	—	—	—	—	1,713,951
Other countries	4,859	—	—	—	—	261,720	80,100	307	385	—	221,331	—	—	—	—	—	568,702
Investment and associates, subsidiaries and joint ventures	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Undistributed Assets/ Liabilities(**)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Total	32,971,368	1,148,999	35,955	82,169	—	10,492,221	32,737,835	19,350,926	20,184,117	316,900	6,831,919	—	—	—	—	3,953,721	128,106,130

(*)EU countries, OECD countries except USA and Canada.

(**) The assets and liabilities that can not be distributed according to a consistent base.

(***) Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

40

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Risk profile according to sectors and counterparties(*)

Current Period	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	TL	FC	Total
Agricultural	44	27	15,451	—	—	—	1,028,213	341,284	285,059	—	—	—	—	—	—	—	1,176,593	493,485	1,670,078
Farming and raising livestock	44	27	15,451	—	—	—	698,299	290,686	245,858	—	—	—	—	—	—	—	1,050,943	199,422	1,250,365
Forestry	—	—	—	—	—	—	305,169	30,431	17,202	—	—	—	—	—	—	—	68,506	284,296	352,802
Fishing	—	—	—	—	—	—	24,745	20,167	21,999	—	—	—	—	—	—	—	57,144	9,767	66,911
Manifacturing	—	41	64,494	—	—	—	19,241,198	2,025,549	4,023,585	—	—	—	—	—	—	—	11,803,512	13,551,355	25,354,867
Mining	—	—	19	—	—	—	379,666	67,858	353,435	—	—	—	—	—	—	—	404,441	396,537	800,978
Production	—	21	64,473	—	—	—	13,080,905	1,911,916	3,576,549	—	—	—	—	—	—	—	9,545,747	9,088,117	18,633,864
Electric, Gas, Water	—	20	2	—	—	—	5,780,627	45,775	93,601	—	—	—	—	—	—	—	1,853,324	4,066,701	5,920,025
Construction	269	—	—	—	—	—	5,175,729	1,065,212	3,217,084	—	—	—	—	—	—	—	5,823,846	3,634,448	9,458,294
Services	20,252,098	1,815,365	207,709	—	—	14,731,563	13,245,215	7,890,421	8,033,589	—	311,066	—	—	—	—	—	28,080,373	38,406,653	66,487,026
Wholesale and retail trade	61	134	6,612	—	—	—	6,014,793	4,412,772	4,892,942	—	—	—	—	—	—	—	11,545,379	3,781,935	15,327,314
Hotel, Food and Beverage Services	5	7	5	—	—	—	479,470	221,191	1,300,888	—	—	—	—	—	—	—	842,619	1,158,947	2,001,566
Transportation and Telecommunication	13	—	14,781	—	—	—	3,561,902	2,975,620	981,639	—	—	—	—	—	—	—	4,720,729	2,813,226	7,533,955
Financial Institutions	20,106,980	44,163	20	—	—	14,731,563	2,215,700	24,861	379,064	—	311,066	—	—	—	—	—	7,902,589	29,910,828	37,813,417
Real Estate and renting services	—	—	—	—	—	—	298,988	57,917	87,625	—	—	—	—	—	—	—	322,441	122,089	444,530
Self-employment services	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Education services	52	6	3,870	—	—	—	167,569	37,174	148,115	—	—	—	—	—	—	—	264,947	91,839	356,786
Health and social services	144,987	1,771,055	182,421	—	—	—	506,793	160,886	243,316	—	—	—	—	—	—	—	2,481,669	527,789	3,009,458
Other	25,755,053	60,040	110,237	—	—	3,262	3,260,759	12,505,630	9,630,863	369,026	11,931,127	—	—	—	—	4,484,824	61,436,003	6,674,818	68,110,821
Total	46,007,464	1,875,473	397,891	—	—	14,734,825	41,951,114	23,828,096	25,190,180	369,026	12,242,193	—	—	—	—	4,484,824	108,320,327	62,760,759	171,081,086

(*)Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

1-	Claims on sovereigns and Central Banks
2-	Claims on regional governments or local authorities
3-	Claims on administrative bodies and other non-commercial undertakings
4-	Claims on multilateral development banks
5-	Claims on international organizations
6-	Claims on banks and intermediary institutions
7-	Claims on corporates
8-	Claims included in the regulatory retail portfolios
9-	Claims secured by residential property
10-	Past due loans
11-	Higher risk categories decided by the Board
12-	Secured by mortgages
13-	Securitization positions
14-	Short-term claims and short term corporate claims on banks and intermediary institutions
15-	Undertakings for collective investments in mutual funds
16-	Other receivables

41

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Prior Period	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	TL	FC	Total
Agricultural	—	179	16	—	—	—	1,219,057	134,706	377,581	3,566	—	—	—	—	—	—	1,268,661	466,444	1,735,105
Farming and raising livestock	—	179	16	—	—	—	916,216	104,909	314,245	3,225	—	—	—	—	—	—	1,166,113	172,677	1,338,790
Forestry	—	—	—	—	—	—	284,984	8,675	42,518	340	—	—	—	—	—	—	64,614	271,903	336,517
Fishing	—	—	—	—	—	—	17,857	21,122	20,818	1	—	—	—	—	—	—	37,934	21,864	59,798
Manifacturing	—	164	3,219	—	—	—	10,220,194	935,409	1,640,496	17,801	—	—	—	—	—	—	3,956,024	8,861,259	12,817,283
Mining	—	—	—	—	—	—	448,213	83,046	77,539	1,099	—	—	—	—	—	—	308,220	301,677	609,897
Production	—	55	3,209	—	—	—	6,655,506	544,322	1,518,414	16,111	—	—	—	—	—	—	2,707,049	6,030,568	8,737,617
Electric, Gas, Water	—	109	10	—	—	—	3,116,475	308,041	44,543	591	—	—	—	—	—	—	940,755	2,529,014	3,469,769
Construction	430	—	—	—	—	—	4,575,868	595,174	1,591,794	35,883	—	—	—	—	—	—	4,061,448	2,737,701	6,799,149
Services	11,459,584	6,126	27,966	82,169	—	10,449,504	11,849,519	2,592,679	9,417,685	106,401	—	—	—	—	—	—	21,411,383	24,580,250	45,991,633
Wholesale and retail trade	—	270	43	—	—	—	5,097,329	1,273,041	5,096,205	66,544	—	—	—	—	—	—	8,607,250	2,926,182	11,533,432
Hotel, Food and Beverage Services	75	26	—	—	—	—	708,437	452,424	325,802	3,014	—	—	—	—	—	—	631,341	858,437	1,489,778
Transportation and Telecommunication	—	—	3,398	—	—	—	2,988,529	272,258	2,590,243	18,134	—	—	—	—	—	—	3,760,708	2,111,854	5,872,562
Financial Institutions	11,426,007	—	4	82,169	—	10,449,504	205,443	201,606	31,046	56	—	—	—	—	—	—	5,565,797	16,830,038	22,395,835
Real Estate and renting services	—	—	17	—	—	—	1,439,856	94,959	160,280	2,183	—	—	—	—	—	—	614,411	1,082,884	1,697,295
Self-employment services	7,465	5,417	9,863	—	—	—	951,768	208,056	935,394	13,461	—	—	—	—	—	—	1,530,762	600,662	2,131,424
Education services	121	38	539	—	—	—	152,951	43,304	54,943	905	—	—	—	—	—	—	179,740	73,061	252,801
Health and social services	25,916	375	14,102	—	—	—	305,206	47,031	223,772	2,104	—	—	—	—	—	—	521,374	97,132	618,506
Other	21,511,354	1,142,530	4,754	—	—	42,717	4,873,197	15,092,958	7,156,561	153,249	6,831,919	—	—	—	—	3,953,721	54,290,277	6,472,683	60,762,960
Total	32,971,368	1,148,999	35,955	82,169	—	10,492,221	32,737,835	19,350,926	20,184,117	316,900	6,831,919	—	—	—	—	3,953,721	84,987,793	43,118,337	128,106,130

(*)Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

1-	Claims on sovereigns and Central Banks
2-	Claims on regional governments or local authorities
3-	Claims on administrative bodies and other non-commercial undertakings
4-	Claims on multilateral development banks
5-	Claims on international organizations
6-	Claims on banks and intermediary institutions
7-	Claims on corporates
8-	Claims included in the regulatory retail portfolios
9-	Claims secured by residential property
10-	Past due loans
11-	Higher risk categories decided by the Board
12-	Secured by mortgages
13-	Securitization positions
14-	Short-term claims and short term corporate claims on banks and intermediary institutions
15-	Undertakings for collective investments in mutual funds
16-	Other receivables

42

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Distribution of maturity risk factors according to their outstanding maturities (*)

	According to their outstanding maturities
Risk Classifications-Current Period	1 month	1-3 month	3-6 month	6-12 month	1 year and over
Claims on sovereigns and Central Banks	25,327,729	1,084,480	1,573,671	1,190,052	16,831,535
Claims on regional governments or local authorities	3,985	10,989	11,665	38,725	1,810,109
Claims on administrative bodies and other non-commercial undertakings	8,905	36,099	33,520	59,274	260,093
Claims on multilateral development banks	—	—	—	—	—
Claims on international organizations	—	—	—	—	—
Claims on banks and intermediary institutions	10,438,857	2,263,698	29,910	224,655	1,777,704
Claims on corporate	2,038,480	2,793,254	4,745,761	6,451,829	25,921,790
Claims included in the regulatory retail portfolios	5,201,219	804,180	1,417,287	3,166,963	13,238,447
Claims secured by residential property	737,553	744,859	1,356,481	2,717,731	19,633,556
Past due loans	—	—	—	—	369,026
Higher risk categories decided by the Agency	311,066	—	—	—	11,931,127
Marketable securities secured by mortgages	—	—	—	—	—
Securitization exposures	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—
Other claims	1,209,331	—	—	—	3,275,491
Total	45,277,125	7,737,559	9,168,295	13,849,229	95,048,878

(*)Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

43

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

	According to their outstanding maturities
Risk Classifications-Prior Period	1 month	1-3 month	3-6 month	6-12 month	1 year and over
Claims on sovereigns and Central Banks	24,027	3,978	3,708	1,621	32,938,034
Claims on regional governments or local authorities	95,535	8,684	11,845	60,612	972,323
Claims on administrative bodies and other non-commercial undertakings	11,207	1,093	1,711	4,392	17,552
Claims on multilateral development banks	—	—	—	—	82,169
Claims on international organizations	—	—	—	—	—
Claims on banks and intermediary institutions	1,721,475	400,009	259,757	306,738	7,804,242
Claims on corporate	7,299,526	2,656,805	3,120,158	5,703,630	13,957,716
Claims included in the regulatory retail portfolios	590,155	302,671	378,554	770,836	17,308,710
Claims secured by residential property	2,417,434	886,628	1,253,439	2,871,372	12,755,244
Past due loans	—	—	—	—	316,900
Higher risk categories decided by the Agency	—	—	—	—	6,831,919
Marketable securities secured by mortgages	—	—	—	—	—
Securitization exposures	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—
Other claims	—	—	—	—	3,953,721
Total	12,159,359	4,259,868	5,029,172	9,719,201	96,938,530

(*)Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

Risk balances according to risk weights

Risk Weights Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%	Deductions from the shareholders ’ equity
Pre-Amount of Credit Risk Mitigation	43,212,553	—	12,616,773	31,759,507	22,337,583	48,912,477	2,837,152	9,393,300	11,741	—	478,634
Amount after Credit Risk Mitigation	50,426,927	—	7,739,899	29,955,165	22,234,970	48,481,932	2,837,152	9,393,300	11,741	—	478,634

Risk Weights Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%	Deductions from the shareholders ’ equity
Pre-Amount of Credit Risk Mitigation	30,160,556	—	6,559,951	26,828,174	19,424,671	38,300,859	1,979,962	4,851,957	—	—	463,041
Amount after Credit Risk Mitigation	36,343,955	—	2,783,258	25,141,605	19,262,891	37,742,502	1,979,962	4,851,957	—	—	463,041

44

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

In determination of counterparty credit risk of the receivables from Banks operated abroad, ratings given by International Credit Rating Agency Fitch Rating are considered. Rating of the same company is also used in the assessment of risks from foreign currency investment securities issued by Turkish Treasury and other foreign currency risks associated with Central Administration of Turkish Republic.

Ratings Matched	Credit Quality Rank	Fitch
Long Term Credit Ratings	1	AAA between AA-
	2	A+ between A-
	3	BBB+ between BBB-
	4	BB+ between BB-
	5	B+ between B-
	6	CCC+ and below
Short Term Credit Ratings	1	F1+ between F1
	2	F2
	3	F3
	4	F3 and below
	5	—
	6	—

Information According to Sectors and Counterparties

Loans
Current Period	Impaired (*)	Past Due (**)	Value Adjustments	Provisions
Agricultural	75,172	51,378	1,497	70,726
Farming and raising livestock	62,099	48,035	1,400	58,484
Forestry	7,558	1,962	57	7,334
Fishing	5,515	1,381	40	4,908
Manifacturing	948,934	276,153	8,020	917,512
Mining	33,748	9,924	289	33,576
Production	910,917	261,267	7,586	879,785
Electric, Gas, Water	4,269	4,962	145	4,151
Construction	381,103	185,365	5,403	355,654
Services	1,262,929	1,230,240	35,465	1,053,037
Wholesale and retail trade	631,355	543,052	15,667	568,983
Hotel, Food and Beverage Services	49,015	103,594	3,013	36,506
Transportation and telecommunication	257,698	408,123	11,775	244,731
Financial Institutions	192,581	3,154	92	81,955
Real estate and renting services	8,987	11,068	261	8,529
Self-employment services	92,457	123,479	3,599	84,677
Education services	4,510	10,525	264	3,426
Health and social services	26,326	27,245	794	24,230
Other	1,068,327	1,927,131	54,652	970,524
Total	3,736,465	3,670,267	105,037	3,367,453

(*) Impaired loans are composed of group three, four and five loans.

(**) Past due loans and other receivables consist of loans and other receivables that are past due up to ninety days.

45

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Loans
Prior Period	Impaired (*)	Past Due (**)	Value Adjustments	Provisions
Agricultural	44,092	13,495	551	40,459
Farming and raising livestock	34,396	10,963	457	31,104
Forestry	4,768	1,153	54	4,428
Fishing	4,928	1,379	40	4,927
Manifacturing	703,438	70,474	6,843	659,806
Mining	30,811	2,443	573	29,712
Production	669,305	65,002	6,270	627,363
Electric, Gas, Water	3,322	3,029	87	2,731
Construction	305,311	159,375	4,050	262,780
Services	872,606	630,635	28,929	765,686
Wholesale and retail trade	492,256	295,029	14,119	425,712
Hotel, Food and Beverage Services	22,857	25,970	1,576	19,843
Transportation and telecommunication	190,775	188,733	8,897	172,641
Financial Institutions	9,100	1,195	61	9,044
Real estate and renting services	37,401	23,402	275	35,218
Self-employment services	103,276	71,842	2,823	89,815
Education services	4,612	6,562	204	3,707
Health and social services	12,329	17,902	975	9,706
Other	891,380	3,977,859	72309	780,297
Total	2,816,827	4,851,838	112,769	2,509,028

(*) Impaired loans are composed of group three, four and five loans.

(**) Past due loans and other receivables consist of loans and other receivables that are past due up to ninety days.

Current Period	The opening Balance	Provisions amounts set aside during the period	The cancelation of the provisions	Other Adjustments (*)	Close out Balance
Specific Provisions	2,509,028	1,306,590	(450,491)	2,326	3,367,453
General Provisions	956,059	234,417	—	263	1,190,739

(*) Determined according to exchange rate differences, business combinations, acquisitions and disposals of subsidiaries.

Prior Period	The opening Balance	Provisions amounts set aside during the period	The cancelation of the provisions	Other Adjustments (*)	Close out Balance
Specific Provisions	2,099,932	749,678	(362,560)	21,978	2,509,028
General Provisions	671,180	284,755	—	124	956,059

(*) Determined according to exchange rate differences, business combinations, acquisitions and disposals of subsidiaries.

Fair value of collateral held against impaired loans

	31 December 2013	31 December 2012
Cash collateral (*)	—	—
Mortgage	942,878	758,704
Promissory note (*)	728	172
Others (**)	2,792,859	2,057,951
Total	3,736,465	2,816,827

(*)As a policy, it is aimed to utilize from cash collateral or liquidate promissory note for an impaired loan collateralized by cash collateral or promissory note to cover the credit risk. Hence, cash collateral and promissory note are shown as zero in the table above.

(**) Sureties obtained for impaired loans are presented in this raw to the extent that the amount does not exceed the amount of impaired loans.

46

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

The detail of collateral held against performing cash and non-cash loans by the Bank

Cash loans	31 December 2013	31 December 2012

Secured Loans:	63,997,120	50,544,148
Secured by mortgages	18,440,959	19,751,313
Secured by cash collateral	384,250	587,270
Guarantees issued by financial institutions	185,832	273,443
Secured by government institutions or government securities	210,041	172,801
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	44,776,038	29,759,321
Unsecured Loans	25,339,591	19,327,468
Total performing loans	89,336,711	69,871,616

Non-cash loans	31 December 2013	31 December 2012

Secured Loans:	10,559,371	7,669,050
Secured by mortgages	679,079	669,759
Secured by cash collateral	85,525	123,436
Guarantees issued by financial institutions	5,700	7,901
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	9,789,067	6,867,954
Unsecured Loans	12,847,335	9,581,987
Total non-cash loans	23,406,706	17,251,037

III.                                                 Consolidated Market risk

The Parent Bank calculates market risk using standard method and allocates legal capital in compliance with “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” published in 28 June dated 2012 Official Gazette no. 28337.

The market risk is defined as the potential risk of loss due to changes in interest rates, foreign exchange rates and equity prices on balance sheet and off-balance sheet positions of the Bank.

The capital needed for general market risk and specific risks is calculated using the standard method defined by the “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” and reported monthly.

In addition to the standard method, the Parent Bank also uses internal models like Historical and Monte Carlo Simulations in measuring market risk. The Parent Bank also performs daily back-testing in order to measure the reliability of the models. Besides, scenario analyses are implemented in order to support the Standard Method and internal models. In order to monitor the maturity structure of the asset and liability accounts, liquidity analysis are performed and the duration of the Bank’s assets and liabilities is calculated.

The market risk analysis of the Parent Bank is reported monthly and sent to the related regulatory institutions.

47

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Value at market risk

	Current Period	Prior Period
(I) Capital Obligation against General Market Risk - Standard Method	15,935	14,179
(II) Capital Obligation against Specific Risks - Standard Method	2,434	7,959
Capital to be employed for specific risk in securitisation positions- Standard Method	—	—
(III) Capital Obligation against Currency Risk - Standard Method	33,174	40,208
(IV) Capital Obligation against Stocks Risks - Standard Method	—	—
(V) Capital Obligation against Exchange Risks - Standard Method	—	—
(VI) Capital Obligation against Market Risks of Options - Standard Method	—	—
(VII) Capital Obligation Calculated for Counterparty Credit Risk - Standard Method	7,439	2,465
(VIII) Capital Obligation against Market Risks of Banks applying Risk Measurement Models	—	—
(IX) Total Capital Obligations against Market Risk (I+II+III+IV+V+VI+VII)	58,981	64,811
(X) Value-At-Market Risk (12.5xVIII) or (12.5xIX)	737,263	810,138

Average values at market risk

	Current Year			Prior Year
	Average	Highest	Lowest	Average	Highest	Lowest
Interest Rate Risk	14,166	18,276	9,186	89,337	134,503	20,406
Common Share Risk	2,832	4,374	2,147	1,989	2,512	1,284
Currency Risk	45,869	70,042	32,732	43,272	56,347	36,504
Stock Risk	—	—	—	—	—	—
Exchange Risk	—	—	—	—	—	—
Option Risk	—	—	—	266	669	—
Counterparty Credit Risk	5,059	7,439	2,651	2,637	2,808	2,465
Total Value at Risk	849,071	1,251,643	583,950	1,702,270	2,171,075	810,137

Information on Counterparty Credit Risk

Counterparty credit risk is the probability of an economic loss that Bank could face because the counterparty to a transaction bringing liabilities to both parties could default before the final settlement of the transaction.

In calculation of the counterparty credit risk “Valuation Method on the Basis of Fair Value” is implemented in the scope of “Regulation on Calculation and Assessment of Capital Adequacy of the Banks”. The counterparty credit risk of the derivatives includes current replacement cost and potential future credit exposure.  Replacement cost is calculated on fair value of the contracts, whilst potential future credit risk exposure is calculated by multiplication of contract amounts with the credit conversion rates stated in the appendices of the regulation.

Information about counterparty risk

	Current Period(*)	Prior Period(*)
Contracts based on Interest rate	22,552	11,853
Contracts based on currency	110,432	35,772
Contracts based on commodity	—	—
Contracts based on stocks	10	—
Other	—	—
Gross Positive Fair Value	132,994	47,625
Benefits of clarification	—	—
Clarified current risk amount	—	—
The securities which are held	—	—
The net position of derivatives	132,994	47,625

(*)Counterparty risk related on held for trading accounts is presented.

48

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

IV.                                         Consolidated Operational risk

The Group calculated the value at operational risk in accordance with the third section of “Regulation Regarding Measurement and Assessment of Capital Adequacy Ratios of Banks” that is “Computation of Value of Operational Risk” published in 28 June 2012 dated Official Gazette no. 28337. The operational risk which the Bank is exposed to is calculated according to the “Basic Indicator Method” hence by multipliying the average of the 15% of last three years’ actual gross income with 12.5, in line with the effective legislation practices in the country.

Current Period	31 December 2010	31 December 2011	31 December 2012	Total / Total number of years for which gross income is positive	Rate (%)	Total
Gross Income	4,371,279	4,917,176	6,009,190	3	15	764,882
Amount subject to operational risk (Total*12,5)						9,561,025

Prior Period	31 December 2009	31 December 2010	31 December 2011	Total / Total number of years for which gross income is positive	Rate (%)	Total
Gross Income	4,414,478	4,371,279	4,917,176	3	15	685,147
Amount subject to operational risk (Total*12,5)						8,564,338

V.                                              Consolidated foreign currency exchange risk

Foreign exchange risk that the Parent Bank is exposed to, estimation of effects of exposures, and the limits set by the Board of Directors of the Parent Bank for the positions monitored on a daily basis

The Standard Method which is also used in the legal reporting is used in measuring the currency risk of the Parent Bank.

All of the foreign currency assets and liabilities and the forward foreign-currency transactions are taken into consideration in calculating the capital obligation for the currency risk. The net long and short positions are calculated in Turkish Lira equivalent of the each currency. The position with the biggest absolute value is determined as the base amount for the capital obligation. The capital obligation is calculated at that amount.

The magnitude of hedging foreign currency debt instruments and net investment in foreign operations by using derivatives

As at 31 December 2013 and 2012, the Group does not have derivate financial instruments held for risk management purpose.

49

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Foreign exchange risk management policy

Risk policy of the Bank is based on the transactions within the limits and keeping the currency position well-balanced. In the light of the national legislations and international applications, the Parent Bank has established a foreign currency risk management policy that enables the Group to take a position between lower and upper limits determined in respect of the current equity profile. Speculative position is not held by the Parent Bank. The effective exchange rates at the date of balance sheet and for the last five working days of the period announced by the Parent Bank in TL are as follows:

	US Dollar	Euro
Foreign currency purchase rate at the balance sheet date	2.1400	2.9489
Foreign currency rates for the days before balance sheet date;
Day 1	2.0850	2.8644
Day 2	2.0800	2.8687
Day 3	2.0450	2.7980
Day 4	2.0250	2.7688
Day 5	2.0450	2.7982
Last 30-days arithmetical average rate	2.0032	2.7356

50

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information on currency risk

Current Year	Euro	US Dollar	Other FCs	Total
Assets:
Cash and balances with the CBT	5,792,195	7,616,111	3,764,000	17,172,306
Banks	286,441	2,434,270	57,717	2,778,428
Financial assets at fair value through profit or loss(1)	6,266	31,441	—	37,707
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	1,305,686	2,795,438	—	4,101,124
Loans and receivables(2)	9,056,295	16,907,255	58,146	26,021,696
Associates, subsidiaries and joint-ventures (business combinations)	3	—	—	3
Held-to-maturity investments	9,356	45,073	—	54,429
Derivative financial assets held for risk management purpose	—	—	—	—
Tangible assets	1,925	1,802	—	3,727
Intangible assets	68	128	—	196
Other assets (3)(4)	561,769	1,142,863	4,724	1,709,356
Total assets	17,020,004	30,974,381	3,884,587	51,878,972

Liabilities:
Bank deposits	541,821	2,168,866	2,370	2,713,057
Foreign currency deposits	10,812,446	9,438,650	1,128,265	21,379,361
Interbank money market takings	683,303	5,882,383	—	6,565,686
Funds borrowed	5,280,133	6,581,078	14,142	11,875,353
Securities issued	29,720	4,461,152	28,065	4,518,937
Miscellaneous payables	196,425	99,130	16,305	311,860
Derivative financial liabilities held for risk management purpose	—	—	—	—
Other liabilities(1)(5)	81,720	2,993,666	4,285	3,079,671
Total liabilities	17,625,568	31,624,925	1,193,432	50,443,925

Net ‘on balance sheet’ position	(605,564)	(650,544)	2,691,155	1,435,047
Net ‘off-balance sheet’ position	749,672	778,864	(2,701,033)	(1,172,497)
Derivative assets(6)	2,031,264	8,258,319	1,437,036	11,726,619
Derivative liabilities(6)	1,281,592	7,479,455	4,138,069	12,899,116
Non-cash loans (7)	1,539,590	7,179,775	347,230	9,066,595

Previous Year	Euro	US Dollar	Other FCs	Total
Total assets	12,393,687	21,833,713	2,572,431	36,799,831
Total liabilities	11,958,995	23,794,086	898,483	36,651,564
Net ‘on balance sheet’ position	434,692	(1,960,373)	1,673,948	148,267
Net ‘off-balance sheet’ position	(333,160)	2,344,524	(1,676,440)	334,924
Derivative assets(6)	744,260	5,427,272	161,987	6,333,519
Derivative liabilities(6)	1,077,420	3,082,748	1,838,427	5,998,595
Non-cash loans(7)	1,357,615	5,040,781	298,095	6,696,491

(1) Foreign exchange rates based accruals of derivative financial assets and liabilities which respectively are not included.

(2) Foreign currency indexed loans amounting to TL 2,548,480 (31 December 2012: TL 1,736,458) presented in TL in the financial statements are included in the above table.

(3) Foreign currency indexed factoring receivables amounted to TL 9,074 (31 December 2012: TL 21,726) presented in TL column in the accompanying consolidated balance sheet are included.

(4) Prepaid expenses amounting to TL 33,376 (31 December 2012: TL 25,151) are not included.

(5) Unearned  income amounting to TL 37,464 (31 December 2012: TL 22,900) and deferred tax asset amounting toTL 1,050 are not included.

(6) Asset purchase commitments amounting to TL 1,716,683 (31 December 2012: TL 287,531) and asset sales commitments amounting to TL 5,881,305 (31 December 2012: TL 592,925) are included.

(7) Non-cash loans are not taken into consideration in the calculation of the net ‘off-balance sheet’ position.

51

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Exposure to currency risk

10 percent devaluation of the TL against the following currencies as at and for the years ended 31 December 2013 and 2012 would effect consolidated equity and the consolidated statement of income (without tax effects) by the amounts shown in the table below.

This analysis assumes that all other variables, in particular interest rates, remain constant.

	31 December 2013		31 December 2012
	Profit or loss	Equity (*)	Profit or loss	Equity (*)

US Dollar	12,639	12,639	(8,959)	38,188
EUR	(16,023)	(16,023)	(8,351)	20,816
Other currencies	(988)	(988)	(249)	(249)
Total, net	(4,372)	(4,372)	(17,559)	58,755

(*) Equity effect also includes profit or loss effect of 10% devaluation of TL against related currencies.

10 percent revaluation of the TL against the following currencies as at and for the years ended 31 December 2013 and 2012 would effect consolidated equity and consolidated statement of income (without tax effects) by the amounts shown in the table below.

	31 December 2013		31 December 2012
	Profit or loss	Equity (*)	Profit or loss	Equity (*)
US Dollar	(12,639)	(12,639)	10,594	(36,553)
Euro	16,023	16,023	8,351	(20,816)
Other currencies	988	988	1,003	1,003
Total, net	4,372	4,372	19,948	(56,366)

(*) Equity effect also includes profit or loss effect of 10% revaluation of TL against related currencies.

52

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

VI.                               Consolidated interest rate risk

Interest sensitivity of assets, liabilities and off-balance sheet items is evaluated during the weekly Assets-Liabilities Committee meetings taking into account the developments in market conditions.

The Parent Bank’s interest rate risk is measured by the standard method.

Measurements for standard method are carried out monthly using the maturity ladder table.

Interest rate sensitivity of assets, liabilities and off balance sheet items (based on re-pricing dates)

Current Year End	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non- Interest Bearing	Total

Assets:
Cash and balances with CBT	—	—	—	—	—	18,975,182	18,975,182
Banks	2,215,980	182,222	2,239	—	—	757,910	3,158,351
Financial assets at fair value through profit/loss	240,057	245,314	141,141	24,050	2,034	3,023	655,619
Interbank money market placements	5,095	—	—	—	—	—	5,095
Available-for-sale financial assets	5,352,344	2,440,347	2,697,991	3,296,050	2,857,302	13,375	16,657,409
Loans and receivables	26,238,283	19,283,647	17,078,087	16,099,655	9,604,374	369,012	88,673,058
Held-to-maturity investments	914,868	427,664	2,022,196	495,822	1,552,621	—	5,413,171
Other assets (*)	49,138	161,056	230,216	679,202	10,000	5,120,085	6,249,697
Total assets	35,015,765	22,740,250	22,171,870	20,594,779	14,026,331	25,238,587	139,787,582

Liabilities:
Bank deposits	3,105,830	869,432	103,153	—	—	25,537	4,103,952
Other deposits	38,796,173	19,294,057	6,040,869	898,335	26,140	13,879,873	78,935,447
Interbank money market takings	12,723,139	237,295	1,005,685	809,269	—	—	14,775,388
Miscellaneous payables	—	—	—	—	—	2,841,068	2,841,068
Securities issued	401,593	1,427,439	1,726,683	3,265,020	—	—	6,820,735
Funds borrowed	681,189	4,553,844	5,637,765	691,124	721,739	—	12,285,661
Other liabilities (**)	124,797	17,333	141,104	410,218	1,493,102	17,838,777	20,025,331
Total liabilities	55,832,721	26,399,400	14,655,259	6,073,966	2,240,981	34,585,255	139,787,582

On balance sheet long position	—	—	7,516,611	14,520,813	11,785,350	—	33,822,774
On balance sheet short position	(20,816,956)	(3,659,150)	—	—	—	(9,346,668)	(33,822,774)
Off-balance sheet long position	572,957	1,733,400	581,537	415,289	166,248	—	3,469,431
Off-balance sheet short position	(26,964)	(250,998)	(658,787)	(1,395,220)	(861,748)	—	(3,193,717)
Net Position	(20,270,963)	(2,176,748)	7,439,361	13,540,882	11,089,850	(9,346,668)	275,714

(*) Subsidiaries, associates and tangible and intangible assets are included in non-interest bearing column.

(**) Equity is included in non-interest bearing column in other liabilities line.

53

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Previous Year End	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non- Interest Bearing	Total

Assets:
Cash and balances with CBT	—	—	—	—	—	12,331,494	12,331,494
Banks	1,840,727	294,710	146	—	—	520,907	2,656,490
Financial assets at fair value through profit/loss	34,048	37,319	41,966	168,898	11,550	2,709	296,490
Interbank money market placements	6,645	—	—	—	—	—	6,645
Available-for-sale financial assets	4,765,314	2,098,405	1,900,238	3,088,839	2,469,739	12,246	14,334,781
Loans and receivables	21,944,720	15,107,662	11,994,426	12,926,108	7,035,984	307,799	69,316,699
Held-to-maturity investments	368,474	776,415	640,988	1,254,479	1,220,704	—	4,261,060
Other assets (*)	26,051	127,048	193,088	513,453	43,208	3,932,905	4,835,753
Total assets	28,985,979	18,441,559	14,770,852	17,951,777	10,781,185	17,108,060	108,039,412

Liabilities:
Bank deposits	2,792,890	880,011	364,596	—	—	15,263	4,052,760
Other deposits	33,991,113	15,098,710	3,634,010	550,332	12,928	11,046,951	64,334,044
Interbank money market takings	6,769,186	233,673	1,679,961	—	—	—	8,682,820
Miscellaneous payables	353	—	—	—	—	2,438,803	2,439,156
Securities issued	608,070	161,954	711,587	891,137	—	—	2,372,748
Funds borrowed	1,961,676	3,629,530	2,295,949	116,193	97,633	—	8,100,981
Other liabilities (**)	39,071	4,629	3,842	107,809	1,705,898	16,195,654	18,056,903
Total liabilities	46,162,359	20,008,507	8,689,945	1,665,471	1,816,459	29,696,671	108,039,412

On balance sheet long position	—	—	6,080,907	16,286,306	8,964,726	—	31,331,939
On balance sheet short position	(17,176,380)	(1,566,948)	—	—	—	(12,588,611)	(31,331,939)
Off-balance sheet long position	490,457	1,637,600	331,215	294,353	36,863	—	2,790,488
Off-balance sheet short position	(37,380)	(90,990)	(369,465)	(1,566,532)	(659,863)	—	(2,724,230)
Net Position	(16,723,303)	(20,338)	6,042,657	15,014,127	8,341,726	(12,588,611)	66,258

(*) Subsidiaries, associates and tangible and intangible assets are stated in non-interest bearing column.

(**) Equity is included in non-interest bearing column in other liabilities line.

Average interest rates applied to monetary financial instruments:

	Euro	US Dollar	Japanese Yen	TL
Current Year	%	%	%	%
Assets:
Cash and balances with CBT	—	—	—	—
Banks	0.10	0.35	—	9.43
Financial assets at fair value through profit/loss	5.26	7.21	—	10.11
Interbank money market placements	—	—	—	7.35
Available-for-sale financial assets	5.04	7.05	—	7.58
Loans and receivables	5.17	6.88	—	13.49
Held-to-maturity investments	6.50	3.31	—	14.64

Liabilities:
Bank deposits	1.00	0.71	—	8.21
Other deposits	2.71	2.51	—	8.16
Interbank money market takings	0.37	1.19	—	7.62
Miscellaneous payables	—	—	—	—
Securities issued	1.53	4.06	—	8.74
Funds borrowed	1.19	1.66	—	8.26

54

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

	Euro	US Dollar	Japanese Yen	TL
Previous Year	%	%	%	%
Assets:
Cash and balances with CBT	—	—	—	—
Banks	1.62	2.38	—	10.38
Financial assets at fair value through profit/loss	7.54	1.84	—	6.32
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	5.34	7.13	—	7.53
Loans and receivables	4.67	5.46	—	15.36
Held-to-maturity investments	6.50	1.16	—	10.05

Liabilities:
Bank deposits	1.79	1.40	—	6.69
Other deposits	3.26	3.15	—	8.79
Interbank money market takings	0.43	1.31	—	5.57
Miscellaneous payables	—	—	—	—
Securities issued	—	5.75	—	7.64
Funds borrowed	1.45	2.09	—	9.37

The interest rate risk of the banking book items:

Measurement Frequency of Interest Rate Risk

Interest rate risk arising from banking book accounts is calculated in accordance with “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standart Shock Technique” published in the 23 August 2011 dated Official Gazette no. 28034. Legal limit is monthly monitored and reported accordingly.

The economic value changes arising from the interest rate fluctuations which are measured according to “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standart Shock Technique” are presented in the below table:

Currency Unit-Current Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity
1. TRY	500 / (400)	(2,412,990) / 2,441,246	(15.89%) / 16.08%
2. EURO	200 / (200)	34,736 / 10,115	0.23% / 0.07%
3. USD	200 / (200)	457,473 / (383,076)	3.01% / (2.52%)
Total (For Negative Shocks)	-	2,068,285	13.63%
Total (For Positive Shocks)	-	(1,920,781)	(12.65%)

Currency Unit-Prior Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity
1. TRY	500 / (400)	(2,133,853) / 2,169,218	(15.8%) / 16.0%
2. EURO	200 / (200)	(28,821) / 22,552	(0.2%) / 0.2%
3. USD	200 / (200)	227,439 / (174,372)	1.7% / (1.3%)
Total (For Negative Shocks)	-	2,017,398	14.90%
Total (For Positive Shocks)	-	(1,935,335)	(14.30%)

55

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Stock position risks arising from banking book items:

Information on separations of risks according to objectives including their relation with gains presented under equity and strategical reasons, accounting techniques and general information about valuation methods with the related assumptions and factors that affect the valuation and significant changes

If carrying value is substantially different from fair value and for publicly traded shares if market value is substantially different from fair value, the comparison with the market prices are shown in the table below:

Current Period	Comparison
Stock Investments	Carrying Value	Fair Value		Market Value
Stocks quoted in exchange
1.Stocks Investments Group A	—	—		—
2.Stock Investments Group B	—	—		—
3.Stock Investment Group C	—	—		—

Stocks unquoted in exchange(*)	282,457	282,457	(*)	—

(*) The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

Prior Period	Comparison
Stock Investments	Carrying Value	Fair Value		Market Value
Stocks quoted in exchange(*)	1,496	1,496		1,496
1.Stocks Investments Group A	1,496	1,496		1,496
2.Stock Investments Group B	—	—		—
3.Stock Investment Group C	—	—		—

Stocks unquoted in exchange(**)	213,486	213,486	(**)	—

(*) The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**) The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

Total unrealized gain or loss, total revaluation surplus and values included to principal and supplementary capital

Total unrealized gain or loss, total appraisal surplus and values included to principal and supplementary capital are given in the below table:

	Realized	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Current Period	Gain/Loss in Current Period	Total (*)	Included in Supplementary Capital	Total (*)	Included in Core Capital	Included in Supplementary Capital
1. Private Capital Investments	—	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	—	—	—
3. Other Stocks	—	52,966	23,835	—	—	—
4. Total	—	52,966	23,835	—	—	—

(*) Amounts are presented including the effect of deferred tax.

56

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

	Realized	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Prior Period	Gain/Loss in Current Period	Total (*)	Included in Supplementary Capital	Total (*)	Included in Core Capital	Included in Supplementary Capital
1. Private Capital Investments	—	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	—	—	—
3. Other Stocks	—	(36,590)	(36,590)	—	—	—
4. Total	—	(36,590)	(36,590)	—	—	—

(*) Amounts are presented including the effect of deferred tax.

Equity price risk

Equity price risk is the risk that the fair values of equities decrease as the result of the changes in the levels of equity indices and the value of individual stocks.

The fair value effect of a 10% increase/decrease in price of equity securities (all other variables held constant) which are recognized at market value and are presented under available for sale assets in the accompanying financial statements as at 31 December 2013 does not have any effect on equity of the Group (31 Aralık 2012: 150 TL).

57

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

VII.                          Consolidated liquidity risk

In order to avoid the liquidity risk, the Parent Bank diverts funding resources as customer deposits and foreign borrowings, considers the maturity mismatch between assets and liabilities and maintains liquid assets to guarantee sufficient liquidity during market fluctuations.

While the Parent Bank’s short term liquidity need is met mainly with deposits, its long term liquidity is provided through foreign funding sources such as syndication and securitization transactions. There are no significant idle liquidity resources.

Maturity analysis of assets and liabilities according to remaining maturities:

Current Year End	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years And Over	Undistributed(*)	Total
Assets:
Cash and balance with CBT	18,975,182	—	—	—	—	—	—	18,975,182
Banks	2,538,274	435,616	182,222	2,239	—	—	—	3,158,351
Financial assets at fair value through profit/loss	17,585	135,392	115,723	168,048	204,534	11,314	3,023	655,619
Interbank money market placements	—	5,095	—	—	—	—	—	5,095
Available-for-sale financial assets	—	662,288	1,034,753	2,210,121	7,078,339	5,658,533	13,375	16,657,409
Loans and receivables	—	8,977,318	3,356,745	15,400,799	41,000,878	19,568,306	369,012	88,673,058
Held-to-maturity investments	—	549,568	114,102	566,620	495,822	3,687,059	—	5,413,171
Other assets	—	917,884	154,953	293,814	811,059	10,000	4,061,987	6,249,697
Total assets	21,531,041	11,683,161	4,958,498	18,641,641	49,590,632	28,935,212	4,447,397	139,787,582

Liabilities:
Bank deposits	25,537	3,105,830	869,432	103,153	—	—	—	4,103,952
Other deposits	13,879,873	38,796,173	19,294,057	6,040,869	898,335	26,140	—	78,935,447
Funds borrowed	—	347,263	767,077	6,297,705	2,478,866	2,394,750	—	12,285,661
Interbank money market takings	—	12,723,139	237,295	1,005,685	809,269	—	—	14,775,388
Securities issued	—	401,592	1,427,439	1,726,684	3,265,020	—	—	6,820,735
Miscellaneous payables	—	2,408,869	115,277	33,169	1,368	—	282,385	2,841,068
Other liabilities	—	470,444	75,349	144,344	449,854	1,511,455	17,373,885	20,025,331
Total liabilities	13,905,410	58,253,310	22,785,926	15,351,609	7,902,712	3,932,345	17,656,270	139,787,582
Net Liquidity Gap	7,625,631	(46,570,149)	(17,827,428)	3,290,032	41,687,920	25,002,867	(13,208,873)	—

Previous Year End	Demand	Up to 1Month	1-3 Months	3-12 Months	1-5 Years	5 Years And Over	Undistributed(*)	Total
Total assets	13,765,503	7,674,624	1,220,162	15,938,944	43,740,945	22,271,662	3,427,572	108,039,412
Total liabilities	11,062,214	46,997,596	17,019,744	10,746,017	3,608,426	2,877,958	15,727,457	108,039,412
Net Liquidity Gap	2,703,289	(39,322,972)	(15,799,582)	5,192,927	40,132,519	19,393,704	(12,299,885)	—

(*) Certain assets on the balance sheet that are necessary for the banking operations but not convertible into cash on short period such as tangible assets, intangible assets, associates, subsidiaries, miscellaneous receivables and equity are included in this column.

58

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Residual contractual maturities of monetary liabilities

Current year	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	4,103,952	4,114,689	25,538	3,107,386	876,802	104,963	—	—
Other deposits	78,935,447	79,485,635	13,879,873	38,895,639	19,480,650	6,216,492	981,498	31,483
Funds borrowed	12,285,661	12,992,694	—	362,195	822,749	6,412,167	2,591,033	2,804,550
Interbank Money market takings	14,775,388	14,801,868	—	12,726,351	237,537	1,011,566	826,414	—
Issued Securities (Net)	6,820,735	7,572,794	—	400,920	1,436,319	1,775,217	3,960,338	—
Miscellaneous payables	2,841,068	2,841,068	282,397	2,408,857	115,277	33,169	1,368	—
Other liabilities	3,401,687	4,391,985	992,300	295,469	15,496	147,863	516,347	2,424,510
Total	123,163,938	126,200,733	15,180,108	58,196,817	22,984,830	15,701,437	8,876,998	5,260,543

Non-Cash Loans	23,406,706	23,406,706	264,268	370,339	13,670,929	5,657,505	2,788,347	655,318

Previous year	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years
Bank deposits	4,052,760	4,063,583	15,263	2,794,719	886,791	366,810	—	—
Other deposits	64,334,044	64,723,597	11,046,951	34,067,776	15,251,225	3,730,789	611,031	15,825
Funds borrowed	8,100,981	8,556,970	—	288,586	381,136	4,313,607	2,230,115	1,343,526
Interbank Money market takings	8,682,820	8,706,596	—	6,773,608	234,179	1,698,809	—	—
Issued Securities (Net)	2,372,748	2,623,486	—	610,517	164,324	728,357	1,120,288	—
Miscellaneous payables	2,439,156	2,439,156	135,208	2,124,680	85,174	93,109	985	—
Other liabilities	2,646,534	2,646,534	532,109	252,953	9,788	8,635	118,115	1,724,934
Total	92,629,043	93,759,922	11,729,531	46,912,839	17,012,617	10,940,116	4,080,534	3,084,285

Non-Cash Loans	17,251,037	17,251,037	7,631,920	1,136,877	1,567,553	4,183,700	2,047,339	683,648

This table shows the undiscounted cash flows on the Group’s financial liabilities on the basis of their earliest possible contractual maturities. Therefore, the gross nominal outflows in the table above vary from the carrying amounts of the relevant financial liabilities reflected in the consolidated financial statements.

Securitisation Positions

None.

Credit risk mitigation techniques

“Basic Financial Guarantee” method is used for the financial guarantees in accordance with “Communique on Credit Risk Mitigation”. Besides, cash or cash equivalent, treasury bill, government bond and guarantees are used in credit risk mitigation.

Applications on guarantees’ valuation and method

Policies on the valuation of financial guarantees and their evaluation and valuation of immovables that are received as mortgage for loans have been formed. These policies and procedures are prepared in accordance with “Communique on Credit Risk Mitigation” and include minimum conditions regarding guarantee valuation and management.

Types of main guarantees recieved

Main types of the guarantees that Bank receieves for loans provided are mortgages, guarantees/sureties and financial guarantees.

Main guarantors, credit derivatives’ counterparties and their credit worthiness

Assessment of credit worthiness of main guarantors is determined and monitored in accordance with the lending and intelligence procedures of the Bank.

Information about market and credit risk concentration in credit risk mitigation

Market risk and credit risk concentrations are carefully avoided in credit risk mitigation.

59

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information about guarantees according to risk classifications

Information about guarantees according to risk classifications is shown in the table below:

Risk Classification-Current Year	Amount	Financial Guarantees	Other/Physical Guarantees	Guarantees and credit derivatives
Claims on sovereigns and Central Banks	46,007,464	4,283,181	—	—
Claims on regional governments or local authorities	1,875,473	18,209	—	—
Claims on administrative bodies and other non-commercial undertakings	397,891	48,355	—	—
Claims on multilateral development banks	—	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	14,734,825	6,664,579	—	—
Claims on corporate	41,951,114	449,994	—	—
Claims included in the regulatory retail portfolios	23,828,096	117,634	—	—
Claims secured by residential property	25,190,180	—	—	—
Past due loans	369,026	—	—	—
Higher risk categories decided by the Agency	12,242,193	—	—	—
Marketable securities secured by mortgages	—	—	—	—
Securitization exposures	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—
Other claims	4,484,824	—	—	—
Total	171,081,086	11,581,952	—	—

60

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Risk Classification-Prior Year	Amount	Financial Guarantees	Other/Physical Guarantees	Guarantees and credit derivatives
Claims on sovereigns and Central Banks	32,996,603	2,089,145	—	—
Claims on regional governments or local authorities	1,247,548	2,088	—	—
Claims on administrative bodies and other non-commercial undertakings	58,899	11,622	—	—
Claims on multilateral development banks	—	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	11,244,450	5,439,356	—	—
Claims on corporate	78,154,379	9,710	—	—
Claims included in the regulatory retail portfolios	26,514,718	116	—	—
Claims secured by residential property	20,738,887	—	—	—
Past due loans	316,900	—	—	—
Higher risk categories decided by the Agency	6,831,919	—	—	—
Marketable securities secured by mortgages	—	—	—	—
Securitization exposures	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—
Other claims	3,953,721	—	—	—
Total	182,058,024	7,552,037	—	—

Risk management strategies and policies

Risk management strategies are determined so as to support the Bank’s objectives and goals and maintain Bank’s presence by developing the present risk management strategies and corporate wide risk culture in parallel with the changing business and risk environment and by applying the well accepted national and international risk management practices.

The mission of Bank is to continuously increase the values added to the customers, employees, shareholders and society by managing the entrusted assets and values effectively and productively. In this scope, it is fundamental to adopt forward looking risk based approaches through forming high quality assets and good management of liabilities in all activities aiming high quality gains.

Bank’s risk management strategy is mainly based on avoiding high risks and legal risks with high impacts even if the probability of happening is low, taking measures for the risks that may occur due to ordinary banking activities, procuring protection, transferring risks to third parties through techniques like insurance or credit derivatives and accepting risks that have low impact and probability of occurance.

Risks are defined, measured, reported and managed in compliance with the policies and national and international standards. In this respect, not only legal limits but also in-bank limits are considered. Up-to-dateness and compliance of the limits are monitored regularly. Credit risk mitigation policies are determined and approved by the Board of Directors. Besides, possible risks are considered by following the changes in the market and economic conditions.

Risk management system and organization have been formed in compliance with the Regulation on Internal Systems.

61

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

VIII.                     Fair values of financial assets and liabilities

	Carrying Value		Fair Value
	Current Year	Prior Year	Current Year	Prior Year
Financial Assets
Receivables from Interbank Money Markets	5,095	6,645	5,095	6,645
Banks	3,158,351	2,656,490	3,158,351	2,656,490
Available-for-Sale Financial Assets	16,657,409	14,334,781	16,657,409	14,334,781
Held-to-Maturity Investments	5,413,171	4,261,060	5,193,841	4,476,252
Loans	88,673,058	69,316,699	88,892,545	69,384,754
Lease Receivables	900,223	676,919	900,223	679,664
Faktoring Receivables	132,442	185,797	132,442	185,797
Financial Liabilities
Bank Deposits	4,103,952	4,052,760	4,103,952	4,052,760
Other Deposits	78,935,447	64,334,044	78,935,447	64,334,044
Funds Borrowed	12,285,661	8,100,981	12,285,661	8,100,981
Securities Issued	6,820,735	2,372,748	6,820,735	2,372,748
Subortinated Loans	1,964,663	1,630,188	1,964,663	1,630,188
Miscellaneous Payables	2,841,068	2,439,156	2,841,068	2,439,156

Fair values of available-for-sale financial assets and held-to-maturity investments are derived from market prices or in case of absence of such prices they are derived from prices of other marketable securities, whose interest rate, maturity date and other conditions are similar to securities held.

Fair values of fixed-interest loans are calculated by discounting contractual cashflows of the loans with current market interest rates. For the loans with floating interest rate carrying values of these loans also represents fair values.

Fair value of other assets and liabilities is calculated by adding accumulated acquisition costs and the sum of the interest accrual.

Fair value and carrying value of the borrowings is estimated to be same since most of loans have floating rates.

Fair value and carrying value of the subordinated loan is estimated to be same since the loans has obtained in a recent date compared to balance sheet date.

Classification of Fair Value Measurement

TFRS 7 — Financial Instruments: Disclosures requires the measurements of fair value of financial instruments to be classified in a hierarchy that reflects the significance of the valuation inputs used. This classification prioritises observable data, using market data obtained from independent sources, in preference to unobservable data that relies, for example on the use of predictions and assumptions about market prices by the Group. This sort of categorization generally results in the classifications below:

Level 1: Fair value measurements using quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2: Fair value measurements using inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. prices)  or indirectly (i.e. derived from prices).

Level 3: Fair value measurements using inputs for the assets or liability that are not based on observable market data (i.e. unobservable inputs)

Classification requires using observable market data if possible.

62

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

The classification of fair value measurements of financial assets and liabilities measured at fair value is as follows:

31 December 2013	Level 1	Level 2	Level 3		Total

Financial assets at fair value through profit/loss:
Financial assets held for trading purpose:
Debt securities	139,074	69,686	—		208,760
Derivative financial assets held for trading purpose	—	438,395	—		438,395
Investment funds	5,441	—	—		5,441
Equity securities	2,996	—	27		3,023

Available-for-sale financial assets
Equity securities	—	—	2,610		2,610
Debt securities	14,977,906	1,666,128	—		16,644,034

Investments in associates and subsidiaries	169,019	—	214,890	(*)	383,909
Total Financial Assets	15,294,436	2,174,209	217,527		17,686,172

Financial liabilities at fair value through profit/loss:
Derivative financial liabilities held for trading purpose	—	(219,480)	—		(219,480)
Total Financial Liabilities	—	(219,480)	—		(219,480)

31 December 2012	Level 1	Level 2	Level 3		Total

Financial assets at fair value through profit/loss:
Financial assets held for trading purpose:
Debt securities	148,155	52,144	—		200,299
Derivative financial assets held for trading purpose	—	89,425	—		89,425
Investment funds	4,057	—	—		4,057
Equity securities	2,682	—	27		2,709

Available-for-sale financial assets
Equity securities	1,496	—	—		1,496
Debt securities	14,320,383	2,152	—		14,322,535
	—	—
Investments in associates and subsidiaries	160,765	—	166,417	(*)	327,182
Total Financial Assets	14,637,538	143,721	166,444		14,947,703

Financial liabilities at fair value through profit/loss:
Derivative financial liabilities held for trading purpose	—	(199,692)	—		(199,692)
Total Financial Liabilities	—	(199,692)	—		(199,692)

(*) These amounts consist of fair value of the affiliates and subsidiaries determined by independent valuation companies.

The reconciliation from the beginning balances to the ending balances for fair value measurements in Level 3 of the fair value hierarchy as at and for the year ended 31 December 2013 is as follows:

	Level 3 Amount Current Period	Level 3 Amount Prior Period
Balance at the beginning of the year	166,444	150,032
Total gains or losses for the year recognised in profit or loss	—	—
Total gains or losses for the year recognised under equity	51,083	16,412
Balance at the end of the year	217,527	166,444

63

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

IX.                              Transactions carried out on behalf of customers, items held in trust

The Parent Bank provides buying, selling and custody services and management and advisory services in financial matters for its customers. The Bank is not involved in trust activities.

X.                                   Consolidated segment reporting

The Parent Bank operates in corporate, commercial, small business, retail and investment banking. Accordingly, the banking products served to customers are; time and demand deposit, accumulating account, repos, overdraft facilities, spot loans, foreign currency indexed loans, consumer loans, automobile and housing loans, working capital loans, discounted bills, gold loans, foreign currency loans, eximbank loans, pre-export loans, ECA covered financing, letters of guarantee, letters of credit, export factoring, acceptance credits, draft facilities, forfaiting, leasing, insurance, forward, futures, salary payments, investment account, cheques, safety boxes, bill payments, tax collections, payment orders.

The Parent Bank provides service packages to its corporate, commercial and retail customers including deposit, loans, foreign trade transactions, investment products, cash management, leasing, factoring, insurance, credit cards, and other banking products. A customer-oriented branch network has been built in order to serve customers’ needs effectively and efficiently.

Additionally, the Parent Bank provides “small business” banking service to enterprises in retail and service sectors. Products include overdraft accounts, POS machines, credit cards, cheque books, TL and foreign currency deposits, investment accounts, internet banking and call-center, debit card, and bill payment.

Retail banking customers form a wide-spread and sustainable deposit base for the Parent Bank. Individual customers’ needs are met by diversified consumer banking products through branches and alternative delivery channels.

64

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Major financial statement items according to business lines:

Current Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	3,108,792	4,509,750	1,608,108	213,785	9,440,435
Interest income from loans	3,108,792	4,509,750	—	1,199	7,619,741
Interest income from securities portfolio	—	—	1,598,768	17,826	1,616,594
Interest income from banks	—	—	8,715	48,311	57,026
Interest income from money market transactions	—	—	625	281	906
Other interest income	—	—	—	146,168	146,168
Interest Expense	1,520,724	2,022,685	768,519	221,352	4,533,280
Interest expense on deposits	1,520,724	2,022,685	—	—	3,543,409
Interest expense on funds borrowed	—	—	134,973	40,779	175,752
Interest expense on money market transactions	—	—	375,788	11,497	387,285
Interest expense on securities issued	—	—	257,758	—	257,758
Other interest expenses	—	—	—	169,076	169,076
Net Interest Income	1,588,068	2,487,065	839,589	(7,567)	4,907,155
Net Fees and Commissions Income	357,640	270,294	—	1,173	629,107
Trading Income/ Losses (Net)	—	—	230,606	26,662	257,268
Dividend Income	—	—	1,575	14,854	16,429
Other Income	—	—	—	1,465,262	1,465,262
Provision For Losses on Loans and Other Receivables	332,842	1,007,409	145,732	454,594	1,940,577
Other Expenses	—	—	—	3,329,965	3,329,965
Income/Loss From Investments Under Equity Accounting	—	—	25,631	—	25,631
Profit Before Taxes	1,612,866	1,749,950	951,669	(2,284,175)	2,030,310
Provision for taxes	—	—	—	(402,131)	(402,131)
Net Profit/ Loss	1,612,866	1,749,950	951,669	(2,686,306)	1,628,179
SEGMENT ASSETS
Securities Portfolio	—	—	22,066,260	221,544	22,287,804
Derivative Financial Assets Held for Trading purpose	—	—	438,395	—	438,395
Banks and Receivables From Money Markets	—	—	2,817,103	346,343	3,163,446
Investments in Associates and Subsidiaries(Net)	—	—	435,302	2,799	438,101
Loans	30,428,168	58,127,560	—	117,330	88,673,058
Other Assets	—	—	17,951,402	6,835,376	24,786,778
TOTAL ASSETS	30,428,168	58,127,560	43,708,462	7,523,392	139,787,582
SEGMENT LIABILITIES
Deposits	33,348,410	49,690,989	—	—	83,039,399
Derivative Financial Liabilities Held for Trading Purpose	—	—	199,746	19,734	219,480
Interbank Money Market	—	—	14,580,345	195,043	14,775,388
Funds Borrowed	—	—	11,408,520	877,141	12,285,661
Securities Issued	—	—	6,820,735	—	6,820,735
Other Liabilites	—	—	2,158,084	4,181,693	6,339,777
Provisions and Tax Liabilities	—	—	—	3,836,184	3,836,184
Equity	—	—	—	12,470,958	12,470,958
TOTAL LIABILITIES AND EQUITY	33,348,410	49,690,989	35,167,430	21,580,753	139,787,582

65

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Prior Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	2,878,741	4,123,093	1,779,476	218,671	8,999,981
Interest income from loans	2,878,741	4,123,093	—	1,206	7,003,040
Interest income from securities portfolio	—	—	1,768,986	38,158	1,807,144
Interest income from banks	—	—	7,562	52,975	60,537
Interest income from money market transactions	—	—	2,928	648	3,576
Other interest income	—	—	—	125,684	125,684
Interest Expense	1,711,542	2,234,599	656,896	141,466	4,744,503
Interest expense on deposits	1,711,542	2,234,599	—	—	3,946,141
Interest expense on funds borrowed	—	—	136,869	42,029	178,898
Interest expense on money market transactions	—	—	346,784	3,222	350,006
Interest expense on securities issued	—	—	173,243	—	173,243
Other interest expenses	—	—	—	96,215	96,215
Net Interest Income	1,167,199	1,888,494	1,122,580	77,205	4,255,478
Net Fees and Commissions Income	294,468	124,664	—	(1,027)	418,105
Trading Income/ Losses (Net)	—	—	336,038	3,353	339,391
Dividend Income	—	—	6,617	299	6,916
Other Income	—	—	—	1,298,661	1,298,661
Provision For Losses on Loans and Other Receivables	254,373	533,245	180,018	483,932	1,451,568
Other Expenses	—	—	—	3,032,355	3,032,355
Income/Loss From Investments Under Equity Accounting	—	—	26,953	—	26,953
Profit Before Taxes	1,207,294	1,479,913	1,312,170	(2,137,796)	1,861,581
Provision for taxes	—	—	—	(437,961)	(437,961)
Net Profit/ Loss	1,207,294	1,479,913	1,312,170	(2,575,757)	1,423,620
SEGMENT ASSETS
Securities Portfolio	—	—	18,587,396	216,505	18,803,901
Derivative Financial Assets Held for Trading Purpose	—	—	88,430	—	88,430
Banks and Receivables From Money Markets	—	—	1,940,114	723,021	2,663,135
Investments in Associates and Subsidiaries(Net)	—	—	202,781	160,720	363,501
Loans	24,361,968	44,904,865	—	49,866	69,316,699
Other Assets	—	—	11,505,087	5,298,659	16,803,746
TOTAL ASSETS	24,361,968	44,904,865	32,323,808	6,448,771	108,039,412
SEGMENT LIABILITIES
Deposits	26,343,287	42,043,517	—	—	68,386,804
Derivative Financial Liabilities Held for Trading Purpose	—	—	199,692	—	199,692
Interbank Money Market	—	—	8,489,936	192,884	8,682,820
Funds Borrowed	—	—	7,475,483	625,498	8,100,981
Securities Issued	—	—	2,372,748	—	2,372,748
Other Liabilites	—	—	52,347	5,067,292	5,119,639
Provisions and Tax Liabilities	—	—	—	3,347,731	3,347,731
Equity	—	—	—	11,828,997	11,828,997
TOTAL LIABILITIES AND EQUITY	26,343,287	42,043,517	18,590,206	21,062,402	108,039,412

66

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

SECTION FIVE

Disclosures and Footnotes on the Consolidated Financial Statements

I.                                        Information and disclosures related to consolidated assets

1.                                      Information on cash and balances with the Central Bank

	Current Year		Previous Year
	TL	FC	TL	FC
Cash	860,483	295,962	793,004	190,016
Central Bank of Turkey (*)	922,802	16,870,433	1,452,478	9,870,679
Others	19,591	5,911	4,464	20,853
Total	1,802,876	17,172,306	2,249,946	10,081,548

(*) TL 14,542,489 (31 December 2012: TL 8,108,813) of the foreign currency deposit at Central Bank of Turkey is comprised of foreign currency reserve deposits and related interest income accruals.

In accordance with “Announcement on Reserve Deposits” of CBT numbered 2005/1, all banks operating in Turkey shall provide a reserve rate of 11.5% for demand deposits, and the rates decrease to 5% as maturities get longer (31 December 2012: 11% for demand deposits, and the rates decrease to 5% as maturities get longer). For foreign currency liabilities, all banks shall provide a reserve rate of 13% in US Dollar or Euro for demand and upto 1 year maturity deposits and rates decrease to 6% as maturities get longer (31 December 2012: 11.5% in US Dollar or Euro for demand and upto 1 year maturity deposits and rates decrease to 6% as maturities get longer).

Balances with the Central Bank of Turkey

	Current Year		Previous Year
	TL	FC	TL	FC
Unrestricted demand deposits	922,799	1,043,944	1,449,530	693,866
Unrestricted time deposits	—	—	—	—
Restricted time deposits(*)	3	1,284,000	2,948	1,068,000
Reserve Deposits	—	14,542,489	—	8,108,813
Total	922,802	16,870,433	1,452,478	9,870,679

(*)The Parent Bank and CBT had disagreement about the reserve requirements deposited at CBT regarding the syndication loans obtained by foreign branches of the Parent Bank. Subsequent to the decision, CBT required the Parent Bank to provide reserve requirement for loans obtained by foreign branches, the Parent Bank filed a claim in Ankara 15th Administrative Court for the suspension of execution and cancellation of the decision. As at 15 June 2011, the court decided on refusal of the claim with the right to appeal on State Council. CBT requested the Parent Bank to provide additional reserves amounting to USD 384 million in average for 3.5 years period with the 4 May 2011 dated communique. In this context, the Parent Bank has begun to provide additional reserve requirements at 27 May 2011.

67

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

2.                                      Further information on financial assets at fair value through profit/loss

Financial assets at fair value through profit/loss given as collateral or blocked

	Current Year		Previous Year
	TL	FC	TL	FC
Equity shares	—	—	—	—
Bonds, treasury bills and similar marketable securities	105,248	8,403	53,119	10,022
Others	—	—	—	—
Total	105,248	8,403	53,119	10,022

Trading securities subject to repurchase agreements

	Current Year		Previous Year
	TL	FC	TL	FC
Government bonds	—	—	983	—
Treasury bills	—	—	—	—
Other debt securities	—	—	—	—
Bonds issued or guaranteed by banks	—	—	—	—
Asset backed securities	—	—	—	—
Others	—	—	—	—
Total	—	—	983	—

Trading purpose derivative financial assets

	Current Year		Previous Year
	TL	FC	TL	FC
Forward transactions	28,203	375	2,063	2,047
Swap transactions	327,932	79,820	19,313	65,521
Futures	—	—	—	—
Options	15	2,050	208	273
Others	—	—	—	—
Total	356,150	82,245	21,584	67,841

3.                                      Information on banks

	Current Year		Previous Year
	TL	FC	TL	FC
Banks	379,923	2,778,428	740,354	1,916,136
Domestic	379,110	86,557	739,761	300,982
Foreign	813	2,691,871	593	1,615,154
Foreign head offices and branches	—	—	—	—
Total	379,923	2,778,428	740,354	1,916,136

Due from foreign banks

	Unrestricted Balance		Restricted Balances
	Current Year	Previous Year	Current Year	Previous Year
EU Countries	268,516	228,516	1,793	—
USA, Canada	1,939,382	1,047,031	92,891	102,389
OECD Countries (*)	77,873	14,052	—	—
Off-shore Banking Regions	229	724	—	121
Others	312,000	222,914	—	—
Total	2,598,000	1,513,237	94,684	102,510

(*) Includes OECD countries other than EU countries, USA, and Canada.

68

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

4.                                      Information on available-for-sale financial assets

Available-for-sale financial assets given as collateral or blocked

	Current Year		Previous Year
	TL	FC	TL	FC
Equity shares	—	—	—	—
Bonds, treasury bills and similar marketable securities	241,746	261,615	6,226	184,493
Others	—	—	—	—
Total	241,746	261,615	6,226	184,493

Available-for-sale financial assets subject to repurchase agreements

	Current Year		Previous Year
	TL	FC	TL	FC
Government bonds	8,312,947	111,436	4,504,521	53,640
Treasury bills	—	—	—	—
Other debt securities	—	2,988,480	—	3,292,531
Bonds issued or guaranteed by banks	—	76,750	—	42,563
Asset backed securities	—	—	—	—
Other	—	—	—	—
Total	8,312,947	3,176,666	4,504,521	3,388,734

Information on available-for-sale financial assets

	Current Year	Previous Year
Debt securities	16,992,896	14,418,802
Quoted	16,992,896	14,418,802
Unquoted	—	—
Equity securities	13,375	12,246
Quoted	—	1,496
Unquoted	13,375	10,750
Provisions for impairment losses (-)	348,862	96,267
Total	16,657,409	14,334,781

5.                                      Information on loans

Information on all types of loans and advances given to shareholders and employees of the Group

	Current Year		Previous Year
	Cash	Non-Cash	Cash	Non-Cash
Direct loans provided to the shareholders	—	27,065	—	37,919
Legal entities	—	27,065	—	37,919
Real persons	—	—	—	—
Indirect loans provided to the shareholders	—	—	—	—
Loans provided to the employees	79,959	29	68,881	34
Total	79,959	27,094	68,881	37,953

69

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information about loans classified in groups I and II and other receivables and loans that have been restructured or rescheduled

	Standard loans and other receivables			Loans and other receivables under close monitoring
		Agreement conditions modified			Agreement conditions modified
Cash Loans	Loans and other receivables	Payment plan extensions	Other	Loans and other receivables	Payment plan extensions	Other
Non-specialized loans	84,606,163	258,558	—	2,807,414	617,028	—
Loans given to enterprises	23,214,710	79,711	—	1,047,149	320,501	—
Export loans	3,660,020	20,747	—	57,185	8,929	—
Import loans	—	—	—	—	—	—
Loans given to financial sector	2,515,433	—	—	8	—	—
Consumer loans	25,946,939	149,253	—	885,394	235,730	—
Credit cards	4,201,450	—	—	180,420	6,308	—
Other	25,067,611	8,847	—	637,258	45,560	—
Specialized lending	7,757	—	—	—	—	—
Other receivables	7,126	—	—	—	—	—
Total	84,621,046	258,558	—	2,807,414	617,028	—

Information related to the changes in the payment plans of loans and other recievables:

	Standard Loans and Other Recievables (*)	Loans and other receivables under close monitoring (*)
Number of modifications to extend payment plans
Extended for 1 or 2 times	258,558	405,924
Extended for 3,4 or 5 times	—	—
Extended for more than 5 times	—	—

Extended period of time	Standard Loans and Other Recievables (*)	Loans and other receivables under close monitoring (*)
0-6 Months	18,699	664
6-12 Months	3,093	1,280
1-2 Years	19,890	13,328
2-5 Years	212,305	349,660
5 Years and Over	4,571	40,992

(*) The above tables include the change in the payment plans of standard and under close monitoring loans and other recievables after 28 May 2011.

Maturity analysis of cash loans

	Performing Loans and Other Receivables		Loans and Other Receivables under Follow-Up
Cash loans	Loans and Other Receivables	Restructured or Rescheduled Loans and Other Receivables	Loans and Other Receivables	Restructured or Rescheduled Loans and Other Receivables
Short-term Loans and Other Receivables	24,355,793	21,852	772,353	73,076
Loans	24,355,793	21,852	772,353	73,076
Specialization loans	—	—	—	—
Other Receivables	—	—	—	—
Medium, Long-term Loans and Other Receivables	60,265,253	236,706	2,035,061	543,952
Loans	60,250,370	236,706	2,035,061	543,952
Specialization loans	7,757	—	—	—
Other Receivables	7,126	—	—	—

70

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Consumer loans, retail credit cards, personnel loans and personnel credit cards

	Short-Term	Medium and Long-Term	Total
Consumer loans — TL	327,979	25,621,990	25,949,969
Housing loans	3,722	13,297,230	13,300,952
Automobile loans	5,018	581,114	586,132
General purpose loans	232,869	9,209,554	9,442,423
Others	86,370	2,534,092	2,620,462
Consumer loans — FC indexed	—	—	—
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	—	—	—
Others	—	—	—
Consumer loans — FC	1,577	6,075	7,652
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	1,577	6,075	7,652
Others	—	—	—
Retail credit cards — TL	3,219,884	12,379	3,232,263
With installment	1,798,326	11,675	1,810,001
Without installment	1,421,558	704	1,422,262
Retail credit cards — FC	810	—	810
With installment	—	—	—
Without installment	810	—	810
Personnel loans — TL	2,007	32,070	34,077
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	1,986	32,070	34,056
Others	21	—	21
Personnel loans — FC indexed	—	—	—
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	—	—	—
Others	—	—	—
Personnel loans — FC	463	66	529
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	463	66	529
Others	—	—	—
Personnel credit cards — TL	45,249	36	45,285
With installment	21,506	35	21,541
Without installment	23,743	1	23,744
Personnel credit cards — FC	68	—	68
With installment	—	—	—
Without installment	68	—	68
Overdraft Checking Accounts — TL (Real persons)	1,225,000	—	1,225,000
Overdraft Checking Accounts — FC (Real persons)	89	—	89
Total	4,823,126	25,672,616	30,495,742

71

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and For the Year Ended 31 December 2013	Convenience Translation of the Consolidated Financial Statements and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Installment based commercial loans and corporate credit cards

	Short-Term	Medium and Long-Term	Total
Installment-based commercial loans — TL	799,041	16,102,317	16,901,358
Real estate loans	1,361	294,693	296,054
Automobile loans	22,182	1,511,674	1,533,856
General purpose loans	775,498	14,295,950	15,071,448
Others	—	—	—
Installment-based commercial loans — FC indexed	27,831	621,928	649,759
Real estate loans	—	—	—
Automobile loans	—	—	—
General purpose loans	27,831	621,928	649,759
Others	—	—	—
Installment-based commercial loans — FC	588,784	3,894,936	4,483,720
Real estate loans	—	—	—
Automobile loans	—	—	—
General purpose loans	588,281	1,301,780	1,890,061
Others	503	2,593,156	2,593,659
Corporate credit cards — TL	1,109,721	31	1,109,752
With installment	586,929	31	586,960
Without installment	522,792	—	522,792
Corporate credit cards — FC	—	—	—
With installment	—	—	—
Without installment	—	—	—
Overdraft Checking Accounts — TL (Corporate)	402,000	—	402,000
Overdraft Checking Accounts — FC (Corporate)	—	—	—
Total	2,927,377	20,619,212	23,546,589

Allocation of loan customers

	Current Year	Previous Year
Public Sector	1,136,265	857,590
Private Sector	87,167,781	68,151,310
Total	88,304,046	69,008,900

Allocation of domestic and foreign loans

	Current Year	Previous Year
Domestic loans	87,928,337	68,698,671
Foreign loans	375,709	310,229
Total	88,304,046	69,008,900

Loans to associates and subsidiaries

	Current Year	Previous Year
Direct Loans Granted to Associates and Subsidiaries	13	—
Indirect Loans Granted to Associates and Subsidiaries	—	—
Total	13	—

72

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Specific provisions for loans

Specific Provisions	Current Year	Previous Year
Loans and receivables with limited collectibility	83,075	76,679
Loans and receivables with doubtful collectibility	660,691	519,895
Uncollectible loans and receivables	2,623,687	1,912,454
Total	3,367,453	2,509,028

Information on non-performing loans (Net)

Information on non-performing loans and other receivables restructured or rescheduled

	Group III	Group IV	Group V
	Loans and receivables with limited collectibility	Loans and receivables with doubtful collectibility	Uncollectible loans and receivables
Current year	46,682	72,045	65,263
(Gross amounts before the specific reserves)
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	46,682	72,045	65,263

Previous year	37,448	55,374	67,590
(Gross amounts before the specific reserves)
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	37,448	55,374	67,590

Movements in non-performing loan groups

	Group III	Group IV	Group V
	Loans and receivables with limited collectibility	Loans and receivables with doubtful collectibility	Uncollectible loans and receivables
Balance at the beginning of the year	370,402	520,449	1,925,976
Additions (+)	1,522,266	52,504	89,247
Transfers from other categories of loans under follow-up (+)(*)	—	1,267,949	979,526
Transfers to other categories of loans under follow-up (-)(*)	1,302,982	1,030,761	103,565
Collections (-)	177,486	148,365	230,026
Write-offs (-)	—	—	1,548
Corporate and commercial loans	—	—	232
Retail loans	—	—	—
Credit cards	—	—	—
Others	—	—	1,316
Currency differences	—	—	2,879
Balance at the end of the year	412,200	661,776	2,662,489
Specific provisions (-)	83,075	660,691	2,623,687
Net balance on balance sheet	329,125	1,085	38,802

(*)Loans that are transferred from non-performing loans to restructured loans are presented in the Transfers to other categories of loans under follow-up lines.

Uncollectible loans and other receivables are collected through liquidation of collaterals and legal follow-up.

73

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information on non-performing loans and other receivables in foreign currencies

	Group III	Group IV	Group V
	Loans and receivables with limited collectibility	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current Year
Balance at the end of the year	33,864	1,980	324,226
Specific provisions (-)	6,773	1,980	321,412
Net balance on balance sheet	27,091	—	2,814
Previous Year
Balance at the end of the year	18,304	13,775	301,918
Specific provisions (-)	3,487	13,754	290,607
Net balance on balance sheet	14,817	21	11,311

Non performing loans due to foreign currency denominated loans provided by the Parent Bank or domestic financial subsidiaries are followed in TL accounts, while non-performing loans provided by subsidiaries in abroad are followed in foreign currency accounts.

Write-off policy for uncollectible loans and receivables

The Group writes off a loan balance (and any related allowances for impairment losses) when it is concluded that those loans are uncollectible. This conclusion is given after considering information such as the occurrence of significant changes in the borrower / issuer’s financial position such that the borrower / issuer can no longer pay the obligation, or that proceeds from collateral will not be sufficient to pay back the entire exposure. For smaller balance standardized loans, charge off decisions generally are based on a product specific past due status.

Loan customer concentration of non-performing loans

	Group III	Group IV	Group V
	Loans and receivables with limited collectibility	Loans and receivables with doubtful collectibility	Uncollectible loans and receivables
Current Year (Net)	329,125	1,085	38,802
Consumer and commercial loans (Gross)	409,372	655,123	2,604,871
Specific provisions (-)	82,509	654,038	2,566,070
Consumer and commercial loans (Net)	326,863	1,085	38,802
Banks (Gross)	—	—	7,462
Specific provisions (-)	—	—	7,462
Banks (Net)	—	—	—
Other loans and receivables (Gross)	2,828	6,653	50,156
Specific provisions (-)	566	6,653	50,155
Other loans and receivables (Net)	2,262	—	—

Previous Year (Net)	293,723	554	13,522
Consumer and commercial loans (Gross)	328,992	514,666	1,842,173
Specific provisions (-)	65,798	514,666	1,839,998
Consumer and commercial loans (Net)	263,194	—	2,175
Banks (Gross)	—	—	7,181
Specific provisions (-)	—	—	7,181
Banks (Net)	—	—	—
Other loans and receivables (Gross)	41,410	5,783	76,622
Specific provisions (-)	10,881	5,229	65,275
Other loans and receivables (Net)	30,529	554	11,347

74

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

6.                           Information on held-to-maturity investments

Held-to-maturity debt securities issued by the governments

	Current Year		Previous Year
	TL	FC	TL	FC
Government bonds	5,358,742	—	4,198,301	—
Treasury bills	—	—	—	—
Other securities issued by the governments	—	11,590	—	9,312
Total	5,358,742	11,590	4,198,301	9,312

Information on held-to-maturity investment securities

	Current Year	Previous Year
Debt Securities	5,470,531	4,332,399
Quoted at stock exchanges	5,427,692	4,278,952
Unquoted at stock exchanges	42,839	53,447
Impairment losses (-)	57,360	71,339
Total	5,413,171	4,261,060

The movement table of the held-to-maturity investments

	Current Period	Prior Period
Balances at the beginning of the period	4,261,060	5,979,238
Foreign currency differences on monetary assets	54,323	(114,339)
Purchases during the period	2,530,205	210,825
Transfers to available for sale portfolio(*)	—	(1,474,294)
Disposals through sales/redemptions	(1,507,738)	(275,294)
Impairment losses	13,979	(29,209)
Change in amortized costs of the securities (**)	61,342	(35,867)
Balances at the end of the period	5,413,171	4,261,060

(*) In the scope of “Regulation Regarding Measurement and Assessment of Capital Adequacy Ratios of Banks” which is effective from 1 July 2012, the credit risk weight of foreign currency denominated debt securities has changed and therefore these securities have been reclassified according to the related standard. The Parent Bank reclassified certain investment securities that were previously classified in held-to-maturity portfolio with total face value of USD 706,011,000 (full U.S. dollar) ve EUR 60,002,000 (full EURO) to its available-for-sale investment securities portfolio. The securities reclassified from held-to-maturity portfolio with amortized cost of TL 1,422,452 and fair value of TL 1,733,819 in total to available-for-sale investment securities portfolio as at the reclassification date.

(**) Differences in the amortized costs of the marketable securities are included in this column.

75

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information about held-to-maturity investments

	Cost		Carrying Value
Current Year	TL	FC	TL	FC
Collateralized/blocked investment securities	287,360	42,800	281,131	42,839
Investments subject to repurchase agreements	4,716,595	—	4,831,384	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Others (*)	247,800	10,908	246,227	11,590
Total	5,251,755	53,708	5,358,742	54,429

	Cost		Carrying Value
Previous Year	TL	FC	TL	FC
Collateralized/blocked investment securities	730,596	53,400	733,880	53,447
Investments subject to repurchase agreements	2,148,261	—	2,184,752	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Others (*)	1,287,654	8,762	1,279,669	9,312
Total	4,166,511	62,162	4,198,301	62,759

(*) The securities held as free that are not subject to collateral/blockage or other transactions are presented in the “Others” line.

7.                                                Investments in associates

Unconsolidated investments in associates

	Company	Address (City/ Country)	Bank’s Share–If Different, Voting Rights (%)	Bank Risk Group’s Share (%)
1	Roketsan Roket Sanayi ve Ticaret AŞ (*)	Ankara/Turkey	9.93	9.93
2	Bankalararası Kart Merkezi AŞ	İstanbul/Turkey	9.70	9.70
3	Kredi Kayıt Bürosu AŞ	İstanbul/Turkey	9.09	9.09
4	Güçbirliği Holding AŞ	İzmir/Turkey	0.07	0.07
5	İzmir Enternasyonel Otelcilik AŞ	İstanbul/Turkey	5.00	5.00
6	İstanbul Takas ve Saklama Bankası AŞ (*)	İstanbul/Turkey	4.86	5.28
7	Kredi Garanti Fonu AŞ (*)	Ankara/Turkey	1.75	1.75
8	World Vakıf UBB Ltd. in Liquidation	Lefkoşa/NCTR	82.00	85.24

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/(Loss)	Prior Year’s Profit/Loss	Fair Value
1	2,195,033	407,036	304,993	22,370	—	30,555	61,905	—
2	35,583	22,332	19,380	511	14	2,644	1,247	—
3	100,413	83,442	52,127	2,546	—	32,665	33,184	—
4	128,925	(5,972)	88,081	401	—	(14,139)	(3,706)	—
5	99,318	26,007	94,127	—	—	(10,855)	2,373	—
6	5,596,026	590,396	20,122	116,776	6,894	81,809	55,168	—
7	277,342	271,721	3,178	7,385	—	10,746	6,692	—
8	1,560	(46,400)	—	2	—	(4,369)	(3,639)	—

(*) Financial information as at and for the nine-month period ended 30 September 2013 has been presented for these associates.

76

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

The liquidation process of World Vakıf UBB Ltd, an associate of the Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed. Thus, the company’s name has been changed as “World Vakıf UBB Ltd in Liquidation”.

Roketsan Roket Sanayi ve Ticaret AŞ, an associate of the Bank, has merged with its subsidiary Tapasan-Hassas Mekanik ve Elektronik Sanayi ve Ticaret AŞ, with dissolution of Tapasan-Hassas Mekanik ve Elektronik Sanayi ve Ticaret AŞ without liquidation. The merge has been registered in trade registry gazette on 29 June 2012. With the merger, the share of the Bank has increased by TL 4 from TL 14,600 to TL 14,604 and the ownership ratio of the Parent Bank has decreased from 10.00% to 9.93% due to two new shareholders from Tapasan-Hassas Mekanik ve Elektronik Sanayi ve Ticaret AŞ.

As per 5 April 2012 dated and 4686 numbered decision of the BRSA, Kredi Kayıt Bürosu AŞ and Bankalararası Kart Merkezi AŞ has been classified as non-financial associates. Based on this decision, Kredi Kayıt Bürosu AŞ ve Bankalararası Kart Merkezi have been transferred to “Other Business Enterprises” account from “Other financial investments” account.

The name of World Vakıf Off Shore Banking Ltd, a subsidiary of the Bank, was changed as World Vakıf UBB. Ltd. on 4 February 2009. Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorisation of World Vakıf UBB Ltd., operating in NCTR, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. According to 24 May 2010 dated decision of the Nicosia Local Court, World Vakıf UBB Ltd. will be liquidated and NCTR Company Registrar is appointed to carry out liquidation process. Due to loss of control over Company, World Vakıf UBB Ltd. has been reclassifed “Investments in associates”. The financial statements of the Company have not been consolidated, but its equity until the liquidation decision date has been included in the accompanying consolidated financial statements.

Unconsolidated associates, reasons for not consolidating such investments and accounting treatments applied for such investments:

İstanbul Takas ve Saklama Bankası AŞ and Kredi Garanti Fonu AŞ have not been consolidated since their total assets and net operating profit/(loss) individually or as a whole, do not comprise a material portion within the consolidated totals. Since Bankalararası Kart Merkezi AŞ, Kredi Kayıt Bürosu AŞ, Roketsan Roket Sanayi ve Ticaret AŞ, Güçbirliği Holding AŞ and İzmir Enternasyonel AŞ are not financial associates; these associates have not been consolidated. These associates have been accounted for as per TAS-39 in the consolidated financial statements.

Consolidated investments in associates

	Company	Address (City/ Country)	Bank’s Share — If Different, Voting Rights (%)	Bank Risk Group’s Share (%)
1	Kıbrıs Vakıflar Bankası Ltd. (*)	Lefkosa/NCTR	15.00	15.00
2	Türkiye Sınai Kalkınma Bankası AŞ (**)	İstanbul/Turkey	8.38	8.38

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/Loss	Prior Years’ Profit/Loss	Fair Value
1	799,141	66,183	10,051	46,345	3,615	2,263	3,587	—
2	13,439,216	2,017,534	264,137	428,339	233,542	295,154	325,151	1,990,998

(*)Financial information as at and for the nine-month period ended 30 September 2013 has been presented for these associates.

(**)Figures are obtained from audited financial statements as at and for the year ended 31 December 2013 disclosed in Public Disclosure Platform.

77

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Movement of consolidated investments in associates

	Current Year	Previous Year
Balance at the beginning of the year	217,563	128,267
Movements during the year	(14,322)	89,296
Transfers	—	—
Acquisitions	—	—
Bonus shares received	16,755	25,132
Share of current year profit	—	—
Sales/liquidations	—	—
Fair value changes	(31,077)	64,164
Impairment losses	—	—
Balance at the end of the year	203,241	217,563
Capital commitments	—	—
Share percentage at the end of year (%)	—	—

Sectoral distribution of consolidated investments and associates

	Current Year	Previous Year
Banks	203,241	217,563
Insurance companies	—	—
Factoring companies	—	—
Leasing companies	—	—
Finance companies	—	—
Other financial associates	—	—
Total	203,241	217,563

Quoted associates

	Current Year	Previous Year
Quoted at domestic stock exchanges	197,122	211,444
Quoted at international stock exchanges	—	—
Total	197,122	211,444

78

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Investments in associates disposed during the year

There is not any consolidated associate disposed in the current year.

Investments in associates acquired during the year

There is not any associate acquired in the current year.

In the current period, the capital of İstanbul Takas ve Saklama Bankası, an associate of the Parent Bank, has been increased from TL 60,000 to TL 420,000, TL 180,000 is paid from its own resources and TL 180,000 is paid in cash amounting to TL 360,000 in total.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ, an associate of the Parent Bank, from TL 1,100,000 to TL 1,300,000, by the General Assembly of the Company, the share of the Parent Bank amounting to TL 16,755 is presented in the movement table of investments in associates as bonus shares received.

Per General Assembly of the Kredi Garanti Fonu an associate of the Parent Bank held on 30 May 2012, the decision for merger of Türk Ekonomi Bankası AŞ and Fortisbank AŞ has taken. Due to this merger, the shares of the Fortisbank have been transferred to Türk Ekonomi Bankası AŞ hence the principle of equality in partnership between banks has been invalidated. In result, the shares are decided to be distributed equally between banks. The TL 211 which is the amount corresponding to Bank share has been paid in year 2012. Accordingly with the addition of TL 211 the share of the Parent Bank has increased to TL 4,211 and shareholder ratio increased to 1.75%.

In year 2012, the Bank has paid its capital commitment amounting to TL 1,000 to Kredi Garanti Fonu AŞ, related to funding requirement of the associate.

In year 2012, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ, an associate of the Parent Bank, from TL 800,000 to TL 1,100,000, by the General Assembly of the Company, the share of the Parent Bank amounting to TL 25,132 is presented in the movement table of investments in associates as bonus shares received.

79

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

8.                           Investments in subsidiaries

Information on significant subsidiaries

	Vakıfbank International AG	Vakıf Finansal Kiralama AŞ	Vakıf Yatırım Menkul Değerler AŞ	Vakıf Finans Factoring Hizm. AŞ	Güneş Sigorta AŞ	Vakıf Emeklilik AŞ	Vakıf Portföy Yönetimi AŞ	Vakıf Gayrimenkul Yat. Ort. AŞ	Vakıf B Tipi Menkul Kıyetler Yat. Ort. AŞ

Paid in Capital	114,483	65,000	35,000	22,400	150,000	26,500	3,000	106,200	15,000
Share Premium	—	—	—	—	—	—	—	9,759	—
Adjustment to paid-in capital	—	353	—	28,831	17,794	42,932	16	21,599	93
Valuation changes in marketable securities	(3,051)	2,931	27,707	—	34,245	443	—	—	8
Profit on sale of associates, subsidiaries and buildings	—	—	—	—	—	—	—	—	—
Free shares from investment and associates, subsidiaries and joint ventures (business partners)	—	—	—	—	—	—	—	—	—
Legal Reserves	5,958	3,814	4,814	4,987	9,764	13,013	770	3,440	—
Extraordinary Reserves	—	35,609	3,788	32,280	12,146	32,827	4,064	52,037	—
Other Profit Reserves	143,150	—	2,345	52	97,838	417	14	(3)	395
Profit/Loss	97,495	1,313	12,910	(7,247)	(81,792)	50,256	2,044	4,359	(2,509)
Prior Years’ Profit/Loss	83,548	—	835	—	(30,467)	18,859	—	—	(1,064)
Current Years’ Profit/Loss	13,947	1,313	5,979	(7,247)	(51,325)	31,397	2,044	4,359	(1,445)
Minority Rights	—	94	—	—	—	—	—	—	—
Total Core Capital	358,035	109,114	80,468	81,303	239,995	166,388	9,908	197,391	12,987
SUPPLEMENTARY CAPITAL	—	—	—	—	—	—	—	—	—
CAPITAL	358,035	109,114	80,468	81,303	239,995	166,388	9,908	197,391	12,987
NET AVAILABLE EQUITY	358,035	109,114	80,468	81,303	239,995	166,388	9,908	197,391	12,987

80

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Vakıf Yatırım Menkul Değerler AŞ, a subsidiary of the Bank, calculates capital adequacy in accordance with “Comminique on Capital and Capital Adequacy of Intermediary Firms” of CMB every six months. Güneş Sigorta AŞ ve Vakıf Emeklilik AŞ that operate in insurance business calculate capital adequacy in accordance with “Comminique on Capital Adequacy Measurement and Assessment for Insurance, Reinsurance and Pension Firms” published by Undersecretariat of Treasury every six month. According to the calculations at 31 December 2013, there is no capital requirement for the subsidiaries mentioned.

Unconsolidated investments in subsidiaries

	Company	Address (City / Country)	Bank’s Share —If Different, Voting Rights (%)	Bank’s Risk Group Share (%)
1	Vakıf Enerji ve Madencilik AŞ(**)	Ankara/ Turkey	65.50	84.92
2	Taksim Otelcilik AŞ(*)	Istanbul/ Turkey	51.00	51.52
3	Vakıf Pazarlama Sanayi ve Ticaret AŞ (***)	Istanbul/ Turkey	69.33	74.98
4	Vakıf Gayrimenkul Değerleme AŞ(*)	Ankara/ Turkey	54.29	58.54

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/(Loss)	Prior Years’ Profit/(Loss)	Fair Value
1	15,690	7,329	1,066	179	—	(548)	(130)	12,500
2	243,871	240,645	112,384	5,909	1	4,836	8,439	243,431
3	58,397	46,538	572	2,020	130	2,642	7,871	41,626
4	29,079	23,127	725	1,097	48	5,790	197	33,567

(*) Financial information as at and for the nine-month period ended 30 September 2013 has been presented for these subsidiaries.

(**) Financial information as at and for the six-month period ended 30 June 2013 has been presented for these subsidiaries.

(***) Financial information as at and for the year ended 31 December 2013 has been presented for these subsidiaries.

In the current period, subsequent to the approval of the decision to increase the paid capital of Taksim Otelcilik AŞ, a subsidiary of the Bank, from TL 97,150 to TL 269,257, by the Extraordinary General Assembly of the company on 27 August 2013, the share of the Bank is increased from TL 49,547 to TL 137,324 (TL 57,176 from retained earnings and TL 30,601 from cash, in total TL 87,777) and the share portion of the Bank is remained the same. TL 7,650 is paid on 13 September 2013 and TL 22,950 is paid on 2 December 2013 from TL 30,601 which is Bank’s share of cash capital commitment. The share of the Bank amounting to TL 57,176 is presented in the bonus shares received and TL 30,601 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

Unconsolidated subsidiaries, reasons for not consolidating such investments and accounting treatments applied for such investments:

Vakıf Enerji ve Madencilik AŞ, Taksim Otelcilik AŞ, Vakıf Pazarlama Sanayi ve Ticaret AŞ and Vakıf Gayrimenkul Değerleme AŞ have not been consolidated since they are not among the financial subsidiaries of the Bank. Therefore, the subsidiaries whose fair value can be reliably measured are reflected in the consolidated financial statements at their fair values.

81

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Investments in consolidated subsidiaries

	Company	Address(City / Country)	Bank’s Share —If Different Voting Rights (%)	Bank’s Risk Group Share (%)
1	Güneş Sigorta AŞ (**)	İstanbul/Turkey	36.35	36.35
2	Vakıf Emeklilik AŞ(*)	İstanbul/Turkey	53.90	75.30
3	Vakıf Finans Factoring Hizmetleri AŞ(*)	İstanbul/Turkey	78.39	86.97
4	Vakıf Finansal Kiralama AŞ (**)	İstanbul/Turkey	58.71	64.40
5	Vakıf Yatırım Menkul Değerler AŞ(*)	İstanbul/Turkey	99.00	99.44
6	Vakıfbank International AG(*)	Vienna/Austria	90.00	90.00
7	Vakıf Portföy Yönetimi AŞ(*)	İstanbul/Turkey	99.99	99.99
8	Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı AŞ (**)	İstanbul/Turkey	11.75	21.77
9	Vakıf Gayrimenkul Yatırım Ortaklığı AŞ (**)	İstanbul/Turkey	27.63	29.47

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit / (Loss)	Prior Year’s Profit / (Loss)	Fair Value
1	1,118,082	239,995	332,190	14,128	13,355	(51,325)	(12,581)	288,015
2	2,336,179	166,388	61,164	28,732	221	31,397	29,622	439,809
3	175,521	81,303	2,490	16,928	—	(7,247)	10,281	111,245
4	1,066,607	109,114	5,935	66,130	18	1,313	5,402	62,402
5	280,039	80,468	263	15,452	327	5,979	1,946	62,131
6	2,628,413	358,035	1,999	61,736	10,364	13,947	18,165	300,641
7	10,280	9,908	165	683	14	2,044	2,135	29,006
8	13,166	12,987	52	272	(248)	(1,445)	676	12,503
9	198,991	197,391	143,312	1,604	2,817	4,359	6,218	1,215,464

(*) Financial information as at and for the year ended 31 December 2013 has been presented for these subsidiaries.

(**) Figures are obtained from audited financial statements as at and for the year ended 31 December 2013 disclosed in Public Disclosure Platform.

Movement table of consolidated investments in subsidiaries in unconsolidated financial statements

	Current Year	Previous Year
Balance at the beginning of the year	912,209	504,673
Movements during the year	251,774	407,536
Transfers	—	155,712
Acquisitions	51,626	—
Bonus shares received	3,267	7,253
Share of current year profit	(15,272)	(14,389)
Sales and liquidations	—	—
Fair value changes	212,153	258,960
Impairment losses	—	—
Balance at the end of the year	1,163,983	912,209
Capital commitments	—	—
Share percentage at the end of the year (%)	—	—

82

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Valuation of consolidated subsidiaries in unconsolidated financial statements

	Current Year	Previous Year
Measured at cost	—	—
Measured at fair value	1,163,983	912,209
Equity method of accounting	—	—
Total	1,163,983	912,209

Sectoral distribution of consolidated investments in subsidiaries

	Current Year	Previous Year
Banks	270,577	205,380
Insurance companies	341,751	311,392
Factoring companies	87,205	76,750
Leasing companies	36,636	57,773
Financing companies	—	—
Other financial subsidiaries	427,814	260,914
Total	1,163,983	912,209

Quoted consolidated subsidiaries

	Current Year	Previous Year
Quoted at domestic stock exchanges	478,631	336,708
Quoted at international stock exchanges	—	—
Total	478,631	336,708

Consolidated subsidiaries disposed during the year

None.

Consolidated investments in subsidiaries acquired during the period

There are not any acquired consolidated subsidiaries in the current year.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Finansal Kiralama AŞ, a subsidiary of the Parent Bank, from TL 60,000 to TL 65,000, by the General Assembly of the company, the share of the Bank amounting to TL 2,936 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf International AG, a subsidiary of the Bank, from EUR 45,000 (in thousands) to EUR 70,000 (in thousands), by the General Assembly of the company, the share of the Bank amounting to TL 51,626 is presented in acquisitions and capital increases in the movement table of investments in subsidiaries.

In the current period, subsequent to approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Yatırım Ortaklığı AŞ, a subsidiary of the Bank, from TL 105,000 to TL 106,200, by the General Assembly of the company, the share of the Bank amounting to TL 331 is presented as bonus shares received in movement table of investments in subsidiaries.

In year 2012, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Finansal Kiralama AŞ, a subsidiary of the Bank, from TL 50,000 to TL 60,000, by the General Assembly of the company, the share of the Bank amounting to TL 5,871 is presented as bonus shares received in the movement table of investments in subsidiaries.

In year 2012, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Yatırım Ortaklığı AŞ (“Vakıf GYO”), a subsidiary of the Parent Bank, by TL 5,000 from TL 100,000 to TL 105,000, by the General Assembly of the Company, the share of the Parent Bank amounting to TL 1,382 is presented in the movement table of investments in subsidiary as shares received.

83

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Vakıf Gayrimenkul Yatırım Ortaklığı AŞ and Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı AŞ that were accounted as investments in associate in 2012 have been classified as subsidiary beginning from 1 January 2013 and presented in the transfers in movement table of investments in subsidiary.

9.                                      Investments in joint-ventures

There is not any investment in joint-ventures of the Group.

10.                               Information on finance lease receivables (net)

Finance lease receivables disclosed according to remaining maturities

	Current Year		Previous Year
	Gross	Net	Gross	Net
Less than 1 year	294,378	248,630	323,945	277,830
Between 1-4 years	645,869	567,960	410,051	359,094
Longer than 4 years	88,692	83,633	42,696	39,995
Total	1,028,939	900,223	776,692	676,919

Net investments in finance lease receivables

	Current Year	Previous Year
Gross finance lease receivables	1,028,939	776,692
Unearned income on finance lease receivables (-)	(128,716)	(99,773)
Terminated lease contracts (-)	—	—
Net finance lease receivables	900,223	676,919

Finance lease agreements

Sum of the minimum lease payments including interest and principal amounts are stated under the “finance lease receivables” as gross. The difference between the total of rent payments and the cost of the related fixed assets is reflected to the “unearned income” account. If the lease payments are made, the lease principal amount is deducted from the “finance lease receivables” as the interest component of the payment is reflected to interest income on the consolidated statement of income.

11.                               Information on derivative financial instruments held for risk management purposes

Positive differences on derivative financial instruments held for risk management purposes

None.

84

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

12.                               Information on tangible assets

	Real Estates	Leased Tangible Assets	Vehicles	Other Tangible Assets	Total
Balance at the end of the prior year:
Cost	1,412,529	155,143	54,049	668,807	2,290,528
Accumulated depreciation(-)	298,776	138,222	32,187	446,252	915,437
Impairment	19,947	—	—	—	19,947
Net book value	1,093,806	16,921	21,862	222,555	1,355,144
Balance at the end of the current year:
Net book value at the beginning of the current year	1,093,806	16,921	21,862	222,555	1,355,144
Additions	263,062	—	351	154,342	417,755
Cost of the disposals	224,259	16,117	1,812	13,442	255,630
Depreciation of the disposals (-)	29,414	15,906	1,585	6,100	53,005
Depreciation of the current year	36,939	5,479	7,026	70,999	120,443
Impairment (-)(*)	4,000	—	—	—	4,000
Exchange differences related to foreign associates	(801)	—	(6)	(307)	(1,114)
Cost at the end of the current year	1,450,531	139,026	52,582	809,400	2,451,539
Accumulated depreciation at the end of the year (-)	306,301	127,795	37,628	511,151	982,875
Impairment (-) (*)	23,947	—	—	—	23,947
Net book value at the end of the current year	1,120,283	11,231	14,954	298,249	1,444,717

(*)In conjunction with the 5th subclause of “Regulation on the procedures and principles for sales and purchase of precious metal and disposal of tangible assets that have been acquired due to receivables by Banks” of BRSA which has been published in the Official Gazette no. 26333 on 1 November 2006, in case assets that are not subject to amortization are not disposed within three years following the acquisition date, they shall be amortized through recording provisions at a rate of 5% for each year after the acquisition date. In this frame, the Parent Bank has booked TL 23,947 provision as at 31 December 2013 (31 December 2012: TL 19,947) taking the temporary clause of the regulation defining the acquisition date into account.

13.                               Information on intangible assets

Bank’s intangible assets consist of computer softwares. The estimated useful life of intangible assets is five years. Intangible assets are amortized on a straight-line basis through the estimated useful lives over their costs adjusted for inflation for the items purchased before 31 December 2004, over their initial costs for the items purchased after 31 December 2004.

In the current year an intangible asset that presents severity for the financial statements does not exist.

Additionally the Group does not have intangible assets, which are obtained by government incentives, recorded at fair value, have utulisation restrictions or have been pledged.

The Group has not declared a commitment to purchase intangible assets.

14.                               Information on investment properties

As at 31 December 2013, the Group has investment property amounting to the net book value amounting to TL 20,829 (31 December 2012: TL 19,646) for the subsidiaries operating in the insurance business.

85

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

15.                               Information on deferred tax assets

Items generating deferred tax assets or liabilities are listed below as at 31 December 2013 and 2012:

	Current Year	Previous Year
Provision for employee termination benefits and unused vacations	73,189	61,564
Other provisions	45,538	47,237
Valuation differences of financial assets and liabilities	16,172	45,149
Valuation difference for associates and subsidiaries	26,465	28,531
Investment incentives	21,053	26,052
Tax losses carried forward	24,601	13,479
Reporting Standarts - Tax Code depreciation differences	8,802	13,005
Other differences	14,568	2,165
Deferred tax assets	230,388	237,182

Net-off of the deferred tax assets and liabilities from the same entity	(72,752)	(29,015)
Deferred tax assets, (net)	157,636	208,167

	Current Year	Previous Year
Valuation differences of financial assets and liabilities	64,672	28,908
Valuation difference for associates and subsidiaries	1,161	1,389
Other differences	10,894	5,394
Deferred tax liabilities	76,727	35,691

Net-off of the deferred tax assets and liabilities from the same entity	(72,752)	(29,015)
Deferred tax liabilities, (net)	3,975	6,676

16.                               Information on assets held for sale and assets related to the discontinued operations

As at 31 December 2013 net book value of assets held for sale of the Group is amounting to TL 2,169 (31 December 2012: TL 2,093).

17.                               Information on other assets

As at 31 December 2013 and 2012, the details of other assets are as follows:

	Current Year	Previous Year
Receivables from reinsurance companies	598,482	482,067
Receivables from credit cards	596,284	387,146
Prepaid expenses	518,826	412,879
Guarantees given for repurchase agreements	392,641	9,707
Receivables from insurance operations	293,382	272,070
Receivables from term sale of assets	96,948	47,410
Deferred commission expenses	86,788	77,015
Receivables from derivative financial instruments	61,219	134,520
Recievables from private pensions	2,518	—
Others	371,532	101,692
Total	3,018,620	1,924,506

86

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

II.                                   Information and disclosures related to consolidated liabilities

1.                                      Information on maturity profile of deposits

Current Year	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total
Saving deposits	2,981,927	—	303,254	15,576,713	1,449,324	403,340	180,434	—	20,894,992
Foreign currency deposits	2,217,395	—	1,999,960	9,026,515	1,271,482	1,587,254	4,217,950	—	20,320,556
Residents in Turkey	1,653,073	—	1,995,186	8,786,795	1,124,231	1,183,491	981,537	—	15,724,313
Residents in abroad	564,322	—	4,774	239,720	147,251	403,763	3,236,413	—	4,596,243
Public sector deposits	3,132,866	—	1,811,779	5,896,887	595,073	330,113	173,382	—	11,940,100
Commercial deposits	1,756,803	—	2,924,845	10,395,210	1,268,039	418,441	114,238	—	16,877,576
Others	2,732,077	—	908,535	2,707,201	526,608	949,011	19,986	—	7,843,418
Precious metal deposits	1,058,805	—	—	—	—	—	—	—	1,058,805
Bank deposits	25,537	—	2,113,701	1,282,805	375,303	213,701	92,905	—	4,103,952
Central Bank	297	—	—	—	—	—	—	—	297
Domestic banks	9,639	—	2,012,419	323,664	281,629	30,992	—	—	2,658,343
Foreign banks	9,065	—	101,282	959,141	93,674	182,709	92,905	—	1,438,776
Participation banks	6,536	—	—	—	—	—	—	—	6,536
Others	—	—	—	—	—	—	—	—	—
Total	13,905,410	—	10,062,074	44,885,331	5,485,829	3,901,860	4,798,895	—	83,039,399

Previous Year	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total
Saving deposits	2,046,323	—	280,169	12,493,455	2,056,054	99,207	115,769	—	17,090,977
Foreign currency deposits	1,900,860	—	1,514,141	8,111,572	1,391,423	656,744	2,567,856	—	16,142,596
Residents in Turkey	1,524,472	—	1,401,368	8,008,775	1,295,488	408,496	714,272	—	13,352,871
Residents in abroad	376,388	—	112,773	102,797	95,935	248,248	1,853,584	—	2,789,725
Public sector deposits	2,706,233	—	2,065,023	6,205,313	709,706	19,216	14,654	—	11,720,145
Commercial deposits	1,297,597	—	2,737,007	4,185,386	2,462,054	463,272	4,181	—	11,149,497
Others	2,293,689	—	2,211,287	1,894,945	953,617	60,847	14,195	—	7,428,580
Precious metal deposits	802,249	—	—	—	—	—	—	—	802,249
Bank deposits	15,263	—	2,608,713	676,526	385,456	356,339	10,463	—	4,052,760
Central Bank	402	—	—	—	—	—	—	—	402
Domestic banks	689	—	2,459,111	491,591	149,017	—	10,463	—	3,110,871
Foreign banks	7,547	—	149,602	184,935	236,439	356,339	—	—	934,862
Participation banks	6,625	—	—	—	—	—	—	—	6,625
Others	—	—	—	—	—	—	—	—	—
Total	11,062,214	—	11,416,340	33,567,197	7,958,310	1,655,625	2,727,118	—	68,386,804

Information on saving deposits insured by Saving Deposit Insurance Fund and the total amounts of the deposits exceeding the insurance coverage limit

	Covered by Deposit Insurance Fund		Exceeding the Deposit Insurance Limit
	Current Year	Previous Year	Current Year	Previous Year
Saving deposits	10,798,600	7,156,786	10,096,392	9,934,191
Foreign currency saving deposits	3,422,906	2,158,935	7,000,952	5,755,729
Other saving deposits	—	—	—	—
Foreign branches’ deposits under foreign insurance coverage	—	—	—	—
Off-Shore deposits under foreign insurance coverage	—	—	—	—
Total	14,221,506	9,315,721	17,097,344	15,689,920

Saving deposits out of insurance coverage limits

	Current Year	Previous Year
Deposits and other accounts at foreign branches	16,584	14,724
Deposits and other accounts, which belong to controlling shareholders, their parents, wives/husbands, and children	—	—
Deposits and other accounts, which belong to Board of Director members, chairman, general manager, his/her assistants, their parents, wives/husbands, and children	2,354	2,352
Deposits and other accounts under scope of TCC law 5237 article no 282, dated 26/9/2004	—	—
Deposits in Deposit Banks of Turkey, which are solely established for off-shore banking	—	—

87

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

2.             Information on derivative financial liabilities held for trading purpose

Negative differences related to the derivative financial liabilities held for trading purpose

	Current Year		Previous Year
	TL	FC	TL	FC
Forwards	47,540	362	2,134	2,063
Swaps	83,783	85,730	4,853	190,187
Futures	—	—	—	—
Options	15	2,050	178	277
Total	131,338	88,142	7,165	192,527

3.                                      Information on banks and other financial institutions

	Current Year		Previous Year
	TL	FC	TL	FC
Central Bank of Turkey	—	—	—	—
Domestic banks and institutions	190,750	310,394	238,899	319,996
Foreign banks, institutions and funds	221,472	11,563,045	32,486	7,509,600
Total	412,222	11,873,439	271,385	7,829,596

Maturity information of funds borrowed

	Current Year		Previous Year
	TL	FC	TL	FC
Short-term (*)	135,039	6,757,418	209,631	4,258,071
Medium and Long-term (*)	277,183	5,116,021	61,754	3,571,525
Total	412,222	11,873,439	271,385	7,829,596

(*) Maturity profile of funds borrowed has been prepared in accordance with their original maturities.

Funds borrowed comprise syndication and securitization loans bearing various interest rates and maturities and account for 9.65% (31 December 2012: 8.4%) of the Group’s liabilities. There is no risk concentration on funding sources of the Group.

On 1 September 2010, the Parent Bank obtained a syndication loan at the amount of US Dollar 135 million with interest rate of Libor + 1.30% and Euro 408 million with interest rate of Euribor + 1.30% at 1 year maturity; and syndication loan at the amount of US Dollar 10 million with interest rate of Libor + 1.75% and Euro 45 million with interest rates of Euribor + 1.75% at 2 years maturity with the participation of 32 banks under the coordination of West LB AG. The Parent Bank has repaid the part of the loan with one year maturity on 6 September 2011. On 6 September 2011, repayment of loan’s one year maturity segments was realized. On 31 August 2012, two years maturity segments were paid off.

This loan has been renewed with a syndicated loan at the amount of US Dollar 145 million and Euro 433 million with interest rates of US Libor + 1.00 % and Euribor + 1.00 % at a maturity of one year, with the participation of  26 banks under the coordination of ING Bank NV on 7 September 2011. The syndicated loan’s repayment was realized on 10 September 2012. This loan has been renewed with a syndicated loan at the amount of US Dollar 151 million and Euro 444.5 million with the interest rate of US Libor + 1.35% and Euribor + 1.35% at a maturity of one year, with the participation of 24 banks with the coordination and agency of ING Bank N.V. on 18 September 2012. The loan’s payment was realized on 20 September 2013 and as at the same date the loan has been renewed with a syndicated loan at the amount of US Dollar 166 million and Euro 471 million with the interest rate of US Libor + 0.75% and Euribor + 0.75% at a maturity of one year, with the participation of 27 banks with the coordination and agency of ING Bank N.V. London.

88

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

On 28 March 2011, the Bank has obtained syndication loan of US Dollar 192.5 million and Euro 573.5 million with one year maturity at the cost Libor + 1.10% for US Dollar and Euribor + 1.10% for Euro, with the participation of 34 banks under the coordination of West LB AG, the loan was repaid on 29 March 2012. This loan has been renewed with a syndicated loan at the amount of US Dollar 152 million and Euro 586.7 million with interest rates of US Libor + 1.45 % and Euribor + 1.45 % at a maturity of one year, with the participation of  41 banks under the coordination of Wells Fargo Bank NA on 10 April 2012. Repayment of the loan obtained on 10 April 2012 was realized on 12 April 2013. This loan has been renewed with a syndicated loan amounting to US Dollar 251.5 million and Euro 555.17 million with interest rates of US Libor + 1.00 % and Euribor + 1.00 % at a maturity of one year, with the participation of 38 banks, Sumitomo Mitsui Banking Corporation and Brussels Branch acting as agent banks and under the coordination of Bank of America Merrill Lynch on 11 April 2013.

Information on securities issued

	Current period		Prior period
	TL	FC	TL	FC
Nominal	2,357,636	4,499,865	1,503,658	889,540
Cost	2,256,108	4,477,363	1,450,829	879,752
Net Book Value	2,301,798	4,518,937	1,482,073	890,675

Current Period

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
XS0916347759	Fixed	3.75	USD	15.04.2013	15.04.2018	1,826	1,282,968	1,275,986	1,287,414
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1,826	1,056,730	1,048,377	1,063,882
TRQVKFB51438	Discounted	—	TL	08.11.2013	02.05.2014	175	617,443	594,194	601,272
TRQVKFB61411	Discounted	—	TL	20.12.2013	06.06.2014	168	613,114	589,153	590,850
TRQVKFB21415	Discounted	—	TL	06.09.2013	28.02.2014	175	648,883	620,788	639,392
TRQVKFB21423	Discounted	—	TL	06.09.2013	28.02.2014	175	187,216	179,130	184,485
TRQVKFB11416	Discounted	—	TL	18.01.2013	17.01.2014	364	145,464	136,844	144,999
XS0957643801	Fixed	1.9	USD	06.08.2013	06.02.2014	184	154,508	154,462	155,705
XS0960939857	Fixed	1.97	USD	15.08.2013	13.02.2014	182	118,984	118,966	119,884
XS0963672950	Fixed	1.95	USD	20.08.2013	13.02.2014	177	117,700	117,688	118,550
XS0977254621	Fixed	1.66	USD	02.10.2013	09.01.2014	99	43,442	43,437	43,624
XS0976659234	Fixed	1.73	USD	03.10.2013	03.04.2014	182	64,200	64,161	64,458
XS0979045886	Fixed	1.67	USD	07.10.2013	06.01.2014	91	51,360	51,356	51,565
XS0982276528	Fixed	1.67	USD	11.10.2013	16.01.2014	97	64,200	64,192	64,443
XS0986042439	Fixed	1.62	USD	28.10.2013	21.01.2014	85	63,344	63,340	63,528
TRQVKFB51412	Discounted	—	TL	17.05.2013	16.05.2014	364	61,522	58,211	60,210
TRQVKFB51420	Discounted	—	TL	05.07.2013	16.05.2014	315	53,415	49,922	51,859
XS0987355939	Fixed	5	USD	31.10.2013	31.10.2018	1,826	1,070,000	1,063,045	1,072,420
XS0993260933	Fixed	1.25	USD	12.11.2013	10.02.2014	90	47,080	47,080	47,162
XS0973201444	Fixed	1.83	USD	20.09.2013	24.03.2014	185	41,516	41,512	41,731
XS0997543896	Fixed	1.49	USD	22.11.2013	28.05.2014	187	23,540	23,534	23,574
XS0974147695	Fixed	1.66	USD	23.09.2013	06.01.2014	105	38,306	38,302	38,482
TRQVKFB81419	Discounted	—	TL	06.09.2013	22.08.2014	350	30,579	27,866	28,731
XS0943035328	Floating	1.53	EUR	14.06.2013	16.06.2014	367	29,489	29,445	29,720
XS0942820803	Fixed	1	CHF	12.06.2013	13.06.2014	366	27,914	27,900	28,065
XS1000211968	Fixed	1.3	USD	04.12.2013	06.03.2014	92	118,984	118,984	119,104
XS1008673540	Fixed	1.59	USD	24.12.2013	23.06.2014	181	85,600	85,596	85,626
Total							6,857,501	6,733,471	6,820,735

89

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Prior Period

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1,826	889,540	879,752	890,675
TRSVKFB61318	Floating	—	TL	01.06.2012	10.06.2013	374	101,796	101,796	102,305
TRQVKFB11317	Discounted	—	TL	27.07.2012	18.01.2013	175	610,517	586,162	608,070
TRQVKFB31315	Discounted	—	TL	21.09.2012	15.03.2013	175	164,324	158,716	161,954
TRQVKFB51313	Discounted	—	TL	27.11.2012	17.05.2013	171	511,348	496,269	499,318
TRQVKFB61312	Discounted	—	TL	27.07.2012	10.06.2013	318	64,425	59,795	62,026
TRQVKFBK1314	Discounted	—	TL	27.11.2012	08.11.2013	346	51,248	48,091	48,400
Total							2,393,198	2,330,581	2,372,748

4.                                      Components of “other external resources payable” in the consolidated financials that comprise at least 20% of the account, if the account exceeds 10% of total liabilities and equity excluding off-balance sheet commitments.

Other external resources payable in the consolidated financials do not exceed 10% of total liabilities and equity.

5.                                      Criteria used in the determination of lease installments in the finance lease contracts, renewal and purchase options, restrictions, and significant burdens imposed on the bank on such contracts

Obligations under finance leases

None.

6.                                      Information on derivative financial liabilities held for risk management purpose

Negative differences related to the derivative financial liabilities held for risk management purpse

None.

7.                                      Information on provisions

Information on general provisions

	Current Period	Prior period
Provisions for loans and receivables in Group I	1,004,336	786,341
-Additional provision for loans with extended payment plans	13,327	7,033
Provisions for loans and receivables in Group II	105,037	112,769
-Additional provision for loans with extended payment plans	3,297	9,331
Provisions for non-cash loans	76,647	53,713
Others	4,719	3,236
Total	1,190,739	956,059

Provision for currency exchange gain/loss on foreign currency indexed loans

The Group has recorded provision for foreign exchange losses on principal amounts of foreign currency indexed loans amounting to TL 90 (31 December 2012: 16,623) and has reflected the related foreign exchange loss amount in the consolidated financial statements by offsetting from related loans.

90

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Provisions for non-cash loans that are not indemnified or converted to cash

As of 31 December 2013, the Parent Bank has recorded TL 54,771 (31 December 2012: TL 36,173) as specific provisions for non-cash loans that are not indemnified or converted into cash.

Information on insurance technical provisions

	Current Year	Previous Year
Unearned Premiums Provision	617,339	504,956
Outstanding Losses Provision	602,086	440,985
Mathematical Provision	319,739	317,498
Other	11,214	8,708
Total	1,550,378	1,272,147

Information on other provisions

As at 31 December 2013, the Parent Bank has recorded provision amounting to 5% (31 December 2012: 5%) of loans under follow up. Part of that amount has been recognized under general provisions and the remaining TL 70,915 (31 December 2012: TL 92,887) has been recognized as provisions for miscellaneous risks under other provisions in the accompanying financial statements.

Information on other provisions exceeding 10% of total provisions

	Current Year	Previous Year
Provision for loans under follow-up	70,915	92,887
Provision for Competition Authority penalty	—	61,630
Specific provisions for non-cash loans	54,771	36,173
Provision for World Vakıf UBB Ltd with regard to its negative equity	38,510	28,639
Provisions for lawsuits against the Group	16,023	16,581
Provisions for credit card promotions	9,469	8,571
Provision for cheques	27,825	8,185
Other provisions	72,608	42,292
Total	290,121	294,958

8.                                      Taxation

Current Taxes

Tax provision

As at and for the year ended 31 December 2013, the tax liability of the Group is amounting to TL 61,399 (31 December 2012: TL 172,808).

Information on taxes payable

	Current Year	Previous Year
Corporate taxes payable	61,399	172,808
Taxation on securities	89,264	94,433
Capital gains tax on property	1,903	1,579
Banking and Insurance Transaction Tax (BITT)	44,929	39,530
Taxes on foreign exchange transactions	—	—
Value added tax payable	4,360	3,220
Others	32,870	28,421
Total	234,725	339,991

91

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiariesr
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Information on premiums payable

	Current Year	Previous Year
Social security premiums- employee share	656	526
Social security premiums- employer share	1,538	1,349
Bank pension fund premium- employee share	—	—
Bank pension fund premium- employer share	—	—
Pension fund membership fees and provisions- employee share	3	—
Pension fund membership fees and provisions- employer share	—	—
Unemployment insurance- employee share	590	497
Unemployment insurance- employer share	1,237	1,060
Others	8	130
Total	4,032	3,562

Information on deferred tax liabilities

Disclosed in Note 15 of information and disclosures for consolidated assets.

9.                                                  Information on payables for assets held for resale and tangible assets related to discounted activities

None.

10.                                           Information on subordinated loans

The Parent Bank has issued bond having the secondary subordinated loan quality to be sold non-resident natural and legal persons. The bond has been issued at the nominal value of USD 500 million, with maturity of 10 years and 6.0% coupon rate.

In addition to the issuance of the bond having the secondary subordinated debt realized on 1 November 2012, the Parent Bank, has realized second trance in issuance of the bond having the secondary subordinated debt quality to be sold in foreign bond markets. The bond has been issued at nominal value of USD 400 million, has the same maturity with previous bond and 5.5% coupon rate.

The Parent Bank has obtained written permission of the BRSA  for accounting these bonds as secondary subordinated debt and accordingly considering in the calculation of supplementary capital in compliance with the “Regulation on Capitals of the Banks” published on “ November 2006 dated and 26333 numbered Official Gazette.

11.                                         Information on shareholders’ equity

Paid-in capital

	Current Year	Previous Year
Common stock	2,500,000	2,500,000
Preferred stock	—	—

Paid-in capital of the Parent Bank amounted to TL 2,500,000 is divided into groups comprised of 43.0% Group (A), 15.6 % Group (B), 16.2% Group (C) and 25.2% Group (D).

Board of Directors’ members; one member is appointed by the Prime Minister representing The General Directorate of the Foundations (Group A), three members are appointed representing Group (A), one member is appointed representing Group (B), and two members are appointed representing Group (C), and one member is appointed among the nominees offered by the shareholders at the General Assembly. Preference of Group (D) is primarily taken into account in the selection of the last mentioned member.

92

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

Paid-in capital amount, explanation as to whether the registered share capital system is applicable at bank; if so the amount of registered share capital

Capital System	Paid-in Capital	Ceiling per Registered Share Capital
Registered capital system	2,500,000	5,000,000

The registered capital ceiling was increased from TL 1,300,000 to TL 5,000,000 as per the resolution no. 74202 dated 16 February 2006 by the Board of Directors.

Information on share capital increases and their sources; other information on any increase in capital shares during the current year

There is no share capital increase in the current year and previous year.

Information on share capital increases from revaluation funds

None.

Capital commitments for current financial year and following year

None.

Previous year indicators of the Parent Bank’s income, profitability and liquidity; and possible effects of the predictions on equity, considering the ambiguity of the indicators

None.

Information on the privileges given to stocks representing the capital

None.

Valuation differences of the securities

	Current Year		Previous Year
	TL	FC	TL	FC
Associates, subsidiaries and joint ventures	52,966	—	(36,590)	—
Fair value differences of available-for-sale securities	(325,543)	122,858	201,780	555,621
Foreign exchange differences	—	—	—	—
Total	(272,577)	122,858	165,190	555,621

93

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

III.                                        Information and disclosures related to consolidated off-balance sheet items

1.                                                Disclosures related to other contingent liabilities

Type and amount of irrevocable commitments

	Current Year	Previous Year
Loan granting commitments	6,739,356	4,958,548
Commitments for credit card limits	6,261,117	4,938,035
Commitments for cheque payments	1,320,438	1,154,273
Asset purchase commitments	4,175,776	1,694,352
Other	682,963	713,547
Toplam	19,179,650	13,458,755

Type and amount of possible losses from off-balance sheet items including those referred to below

Guarantees, bills of exchange and acceptances and other letters of credit which can be counted as financial collateral

The Parent Bank provided specific provision amounting to TL 54,771  (31 December 2012: TL 36,173) for non-cash loans that are not indemnified or converted to cash recorded under off-balance sheet items, amounting to TL 114,834 (31 December 2012: TL 82,825  ).

Final guarantees, provisional guarantees, sureties and similar transactions

	Current Year	Previous Year
Provisional letters of guarantee	780,782	563,770
Final letters of guarantee	6,262,616	4,468,018
Letters of guarantee for advances	2,617,441	2,269,159
Letters of guarantee given to custom offices	650,221	379,638
Other letters of guarantee	7,590,763	4,959,918
Total	17,901,823	12,640,503

2.                                                Non-cash loans

	Current Year	Previous Year
Non-cash loans given for cash loan risks	1,424,617	1,061,650
With original maturity of 1 year or less	915,858	582,779
With original maturity of more than 1 year	508,759	478,871
Other non-cash loans	21,982,089	16,189,387
Total	23,406,706	17,251,037

94

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

3.                                                Sectoral risk concentrations of non-cash loans

	Current Year				Previous Year
	TL	%	FC	%	TL	%	FC	%

Agricultural	82,111	0.57	102,147	1.13	92,687	0.87	84,946	1.27
Farming and cattle	73,609	0.51	88,829	0.98	81,708	0.77	82,841	1.24
Forestry	6,919	0.05	11,003	0.12	9,635	0.09	72	0.00
Fishing	1,583	0.01	2,315	0.03	1,344	0.01	2,033	0.03
Manufacturing	6,294,048	43.89	4,055,439	44.73	4,280,981	40.56	3,512,758	52.45
Mining	157,070	1.10	65,192	0.72	77,796	0.74	36,845	0.55
Production	3,598,968	25.10	3,836,908	42.32	2,844,747	26.95	3,313,737	49.48
Electric, gas and water	2,538,010	17.70	153,339	1.69	1,358,438	12.87	162,176	2.42
Construction	2,676,835	18.67	2,194,165	24.20	1,723,297	16.33	1,180,504	17.63
Services	4,954,666	34.55	2,666,356	29.41	4,039,704	38.28	1,573,323	23.50
Wholesale and retail trade	1,995,623	13.92	1,149,683	12.68	1,683,751	15.95	616,199	9.20
Hotel, food and beverage Services	100,888	0.70	19,908	0.22	60,022	0.57	10,776	0.16
Transportation and Telecommunication	833,163	5.81	1,405,673	15.50	506,082	4.79	667,048	9.96
Financial institutions	1,344,214	9.37	38,324	0.42	1,219,537	11.56	47,245	0.71
Real estate and renting Services	185,000	1.29	14,871	0.16	106,847	1.01	154,104	2.30
Self-employment services	373,920	2.61	24,229	0.27	326,272	3.10	65,459	0.98
Education services	15,556	0.11	1,644	0.02	11,853	0.11	—	—
Health and social services	106,302	0.74	12,024	0.13	125,340	1.19	12,492	0.19
Others	332,451	2.32	48,488	0.53	417,877	3.96	344,960	5.15
Total	14,340,111	100.00	9,066,595	100.00	10,554,546	100.00	6,696,491	100.00

4.                                                Information on the non-cash loans classified as first and second group

	Group I		Group II
Current Year	TL	FC	TL	FC
Letters of guarantee	14,118,035	3,579,601	85,579	5,476
Confirmed bills of exchange and acceptances	12,129	1,039,635	—	514
Letters of credit	7,866	4,381,798	—	232
Endorsements	—	—	—	—
Purchase guarantees for securities issued	—	—	—	—
Factoring guarantees	52,069	6,666	—	—
Other guarantees and sureties	—	1,919	—	—
Total Non-Cash Loans	14,138,030	8,996,714	85,579	6,222

	Group I		Group II
Previous Year	TL	FC	TL	FC
Letters of guarantee	10,339,576	2,079,226	129,963	10,329
Confirmed bills of exchange and acceptances	19,554	784,313	—	1,965
Letters of credit	693	3,771,913	—	2,103
Endorsements	—	—	—	—
Purchase guarantees for securities issued	—	—	—	—
Factoring guarantees	13,844	11,910	—	—
Other guarantees and sureties	—	2,823	—	—
Total Non-Cash Loans	10,373,667	6,650,185	129,963	14,397

95

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

5.                                            Information on derivative transactions

	Current Year	Previous Year
Trading Derivatives
Foreign Currency Related Derivative Transactions (I)	18,988,231	10,032,570
Currency Forwards	1,334,135	915,345
Currency Swaps	17,313,236	8,040,634
Currency Futures	—	—
Currency Options	340,860	1,076,591
Interest Rate Derivative Transactions (II)	4,146,151	2,926,864
Interest Rate Forwards	—	—
Interest Rate Swaps	4,145,148	2,926,862
Interest Rate Options	—	—
Investment Security Options	1,003	2
Interest Rate Futures	—	—
Other Trading Derivatives (III)	3,962,577	1,671,932
A. Total Trading Derivatives (I+II+III)	27,096,959	14,631,366

Hedging Derivatives
Fair Value Hedges	—	—
Cash Flow Hedges	—	—
Hedges for Foreign Currency Investments	—	—
B. Total Hedging Derivatives	—	—
Derivative Transactions (A+B)	27,096,959	14,631,366

	31 December 2013
	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Total
Currency swaps:
Purchase	6,466,775	2,235,281	536,697	151,078	—	9,389,831
Sale	3,732,391	993,337	535,505	144,173	—	5,405,406

Currency forwards:
Purchase	224,713	147,847	294,718	—	—	667,278
Sale	224,586	147,772	294,499	—	—	666,857

Cross currency interest rate swaps:
Purchase	—	353,100	107,000	936,756	—	1,396,856
Sale	—	250,998	77,250	792,895	—	1,121,143

Interest rate swaps:
Purchase	—	—	—	1,044,578	1,027,996	2,072,574
Sale	—	—	—	1,044,578	1,027,996	2,072,574

Options:
Purchase	32,224	14,002	124,204	—		170,430
Sale	32,224	14,002	124,204	—	—	170,430

Others:
Purchase	1,000	—	—	—	3	1,003
Sale	2,724,841	1,237,736	—	—	—	3,962,577

Total purchases	6,724,712	2,750,230	1,062,619	2,132,412	1,027,999	13,697,972
Total sales	6,714,042	2,643,845	1,031,458	1,981,646	1,027,996	13,398,987
Total	13,438,754	5,394,075	2,094,077	4,114,058	2,055,995	27,096,959

96

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

	31 December 2012
	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Total
Currency swaps:
Purchase	2,905,537	175,123	397,452	101,297	—	3,579,409
Sale	1,207,110	175,022	390,123	101,114	—	1,873,369

Currency forwards:
Purchase	188,955	144,204	124,587	—	—	457,746
Sale	188,895	144,156	124,548	—	—	457,599

Cross currency interest rate swaps:
Purchase	—	106,800	44,500	1,175,757	—	1,327,057
Sale	—	90,990	38,250	1,131,559	—	1,260,799

Interest rate swaps:
Purchase	—	—	—	766,705	696,726	1,463,431
Sale	—	—	—	766,705	696,726	1,463,431

Options:
Purchase	444,751	61,477	32,067	—	—	538,295
Sale	444,746	61,483	32,067	—	—	538,296

Investment security options:
Alım	—	—	—	—	2	2
Satım	1,671,932	—	—	—	—	1,671,932

Total purchases	3,539,243	487,604	598,606	2,043,759	696,728	7,365,940
Total sales	3,512,683	471,651	584,988	1,999,378	696,726	7,265,426
Total	7,051,926	959,255	1,183,594	4,043,137	1,393,454	14,631,366

6.                                      Contingent assets and liabilities

The Gorup has set aside provision amounting to TL 16,023 for the lawsuits filed by real and legal entities having conflict (31 December 2012: TL 16,581).

7.                                      Services rendered on behalf of third parties

The Parent Bank acts as an investment agent for banking transactions on behalf of its customers and provides custody services. Such transactions are followed under off-balance sheet accounts.

The Parent Bank’s custody services and banking transactions on behalf of individuals and corporate customers does not present a material portion.

97

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

IV.                               Information and disclosures related to the consolidated statement of income

1.                                      Interest income

Information on interest income received from loans

	Current Year		Previous Year
	TL	FC	TL	FC
Short-term loans	2,020,149	157,907	2,022,926	204,060
Medium and long-term loans	4,473,542	816,746	3,923,621	728,273
Loans under follow-up	151,397	—	124,160	—
Premiums received from resource utilization support fund	—	—	—	—
Total	6,645,088	974,653	6,070,707	932,333

Information on interest income received from banks

	Current Year		Previous Year
	TL	FC	TL	FC
Central Bank of Turkey	—	—	—	—
Domestic banks	50,788	3,031	52,764	3,287
Foreign banks	78	3,129	32	4,454
Foreign head office and branches	—	—	—	—
Total	50,866	6,160	52,796	7,741

Information on interest income received from securities portfolio

	Current Year		Previous Year
	TL	FC	TL	FC
Trading financial assets	14,045	864	29,799	2,660
Financial assets at fair value through profit or loss	—	—	—	—
Available-for-sale financial assets	996,648	201,659	910,376	204,135
Held-to-maturity investments	402,262	1,116	595,970	64,204
Total	1,412,955	203,639	1,536,145	270,999

Information on interest income received from associates and subsidiaries

	Current Year	Previous Year
Interests received from the associates and subsidiaries	—	38

98

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

2.                                      Interest Expense

Interest expenses on funds borrowed

	Current Year		Previous Year
	TL	FC	TL	FC
Banks	21,684	143,802	26,046	143,852
Central Bank of Turkey	—	—	—	—
Domestic banks	19,281	10,682	12,939	17,150
Foreign banks	2,403	133,120	13,107	126,702
Foreign head offices and branches	—	—	—	—
Other institutions	—	10,266	—	9,000
Total	21,684	154,068	26,046	152,852

Interest expenses paid to associates and subsidiaries

	Current Year	Previous Year
Interests paid to the associates and subsidiaries	16,033	25,821

Interest expense on securities issued

	Current Year		Previous Year
	TL	FC	TL	FC
Interest expense on securities issued	147,363	110,395	136,873	36,370

Maturity structure of interest expense on deposits

		Time Deposit
Account Description	Demand Deposits	Up to 1 Month	Up to 3 Month	Up to 6 Month	Up to 1 Year	1 Year and Over	Accumulating Deposit Accounts	Total

Turkish Lira:
Bank Deposits	—	60,848	—	—	—	—	—	60,848
Saving Deposits	16	14,008	1,051,181	143,107	33,770	10,949	—	1,253,031
Public Sector Deposits	336	99,774	419,263	51,417	23,920	1,892	—	596,602
Commercial Deposits	63	140,738	544,528	127,197	48,747	4,846	—	866,119
Other Deposits	3	31,115	162,324	58,773	54,161	1,206	—	307,582
“7 Days Notice” Deposits	—	—	—	—	—	—	—	—
Total	418	346,483	2,177,296	380,494	160,598	18,893	—	3,084,182

Foreign Currency:
Foreign Currency Deposits	3,590	16,343	228,699	50,142	37,279	95,224	—	431,277
Bank Deposits	—	27,950	—	—	—	—	—	27,950
“7 Days Notice” Deposits	—	—	—	—	—	—	—	—
Precious Metals Deposits	—	—	—	—	—	—	—	—
Total	3,590	44,293	228,699	50,142	37,279	95,224	—	459,227
Grand Total	4,008	390,776	2,405,995	430,636	197,877	114,117	—	3,543,409

3.                                      Dividend income

	Current Year	Previous Year
Trading financial assets	—	62
Financial assets at fair value through profit or loss	5	—
Available-for-sale financial assets	144	322
Others	16,280	6,532
Total	16,429	6,916

99

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

4.                                      Trading income/losses

	Current Year	Previous Year
Income	5,813,655	1,948,308
Income from capital market transactions	198,383	256,145
Income from derivative financial instruments	979,332	370,543
Foreign exchange gains	4,635,940	1,321,620
Losses	(5,556,387)	(1,608,917)
Losses from capital market transactions	(8,076)	(5,222)
Losses from derivative financial instruments	(913,428)	(394,203)
Foreign exchange losses	(4,634,883)	(1,209,492)
Trading income/losses, net	257,268	339,391

Net gain arising from changes in foreign exchange rate that relate to the Group’s derivative financial instruments based on foreign exchange rate is TL 29,600 as at and for the year ended 31 December 2013 (31 December 2012 net gain of TL 13,330).

5.                                      Other operating income

	Current Year	Previous Year
Earned insurance premiums (net of reinsurance share)	649,142	583,351
Income from reversal of the impairment losses	457,762	426,842
Communication income	85,215	81,146
Gain on sale of assets	53,924	28,023
Income from private pension business	38,266	34,068
Rent income	2,050	8,358
Other income	178,903	136,873
Total	1,465,262	1,298,661

6.                                      Provision expenses for losses on loans and other receivables

	Current Year	Previous Year
Specific provisions on loans and other receivables	1,306,590	749,678
Loans and receivables in Group III	281,208	181,193
Loans and receivables in Group IV	969,808	535,664
Loans and receivables in Group V	55,574	32,821
Non-performing commissions and other receivables	—	—
General provision expenses	234,417	284,755
Provision for possible losses	8,871	43,006
Impairment losses on securities	88,630	128,226
Trading securities	—	14,827
Investment securities available-for-sale	88,630	113,399
Other impairment losses	53,581	64,111
Associates	—	—
Subsidiaries	—	—
Joint ventures	—	—
Investment securities held-to-maturity	53,581	64,111
Others (*)	248,488	181,792
Total	1,940,577	1,451,568

(*)Other provision expenses amounting to TL 248,488 (31 December 2012: TL 181,792) is comprised of provision expenses for dividends to the personnel amounting to TL 118,800 (31 December 2012: TL 105,300), provision for non-cash loans that are not indemnified or converted into cash and provision for cheques amounting to TL 37,941 (31 December 2012: TL 52,391), free provision expenses amounting to TL 30,750, insurance recievables provisions amounting to TL 33,605 (31 December 2012: TL 17,753) and other provision expenses amounting to TL 27,392 (31 December 2012: TL 6,348).

100

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries

Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

7.                                      Other operating expenses

	Current Year	Previous Year
Personnel costs	1,236,020	1,030,983
Reserve for employee termination benefits	19,045	58,502
Provision for deficit in pension funds	—	—
Impairment losses on tangible assets	—	—
Depreciation expenses on tangible assets	109,670	110,852
Impairment losses on intangible assets	—
Amortisation expenses on intangible assets	13,820	11,915
Impairment losses on assets to be disposed	4,000	5,341
Depreciation expenses on assets to be disposed	10,773	12,799
Impairment losses on assets held for sale	484	—
Other operating expenses	1,275,794	978,952
Operational lease related expenses	163,719	137,506
Repair and maintenance expenses	26,286	20,249
Advertisement expenses	98,096	77,923
Other expenses	987,693	743,274
Loss on sale of assets	1,106	664
Others	659,253	822,347
Total	3,329,965	3,032,355

(*)Other operating expenses amounting to TL 659,253 (31 December 2012: TL 822,347) is comprised of insurance loss paid amounting to TL 351,155 (31 December 2012: TL 316,653),  tax, fees and funds expenses amounting to TL 87,311 (31 December 2012: TL 75,532), “Saving Deposits Insurance Fund” expenses amounting to TL 91,780 (31 December 2012: TL 60,450), insurance outstanding loss expense amounting to TL 112,070 (31 December 2012: TL 40,573) and other operating expenses amounting to TL 16,937 (31 December 2012: TL 329,139).

8.                                      Information on income/loss from continuing and discontinued operations

The Group has no discontinued operations. Detailed tables and information on profit before tax from continuing operations are presented in disclosures 1-7 in this section.

9.                                      Information on tax provision from continuing and discontinued operations

The Group has no discontinued operations. Information on provision for taxes on income from continuing operations is presented in disclosure 11 in this section.

10.                               Information on net profit/loss from continuing and discontinued operations

The Group has no discontinued operations. Information on net profit/loss from continuing operations is presented in disclosures 1-12 in this section.

11.                               Provision for taxes on income

Current year taxation benefit or charge and deferred tax benefit or charge

In the current year, the Group recorded a tax provision of TL 351,394 (31 December 2012: TL 463,099) from the net taxable profit calculated in accordance the loss and regulations in effects.

Deferred tax charge arising from temporary differences, tax losses and unused tax credits

Sources of deferred tax benefit/charge	Current Year	Previous Year
Arising from Origination/(Reversal) of Deductible Temporary Differences	(41,652)	5,701
Arising from (Origination)/Reversal of Taxable Temporary Differences	(20,205)	12,987
Arising from Origination/(Reversal) of Tax Losses	11,120	6,450
Arising from Change in Tax Rate	—	—
Total	(50,737)	25,138

101

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

12.                                         Net profit and loss

Any further explanation on operating results needed for a proper understanding of the Bank’s performance

Group has earned TL 9,440,435 interest income and TL 629,107 net fee and commission  income also incurred TL 4,553,280 amount of  interest expense from its ordinary banking operations (31 December 2012: TL 8,999,981 interest income, TL 4,744,503 interest expense, TL 418,105 net fee and commission income).

Any changes in estimations that might have a material effect on current and subsequent year results

None.

13.                                         Income/loss related to non-controlling interest

	Current Year	Previous Year
Income/(losses) related to non-controlling interest	(24,295)	169

14.                                         Information related to the components of other items in the income statement exceeding 10% of the group total, or 20% of the sub-accounts belonging to this group

Other fees and commission income of the Group mainly consist of credit card fees and commissions, receipt and payment commissions, money transfer commissions, research fees and reinsurance commissions received due to insurance business.

Other fees and commission expenses of the Group mainly consist of credit card fees and commissions, commission paid for funds borrowed from foreign banks and commissions to agent’s due to insurance business.

102

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

V.                                              Information and disclosures related to consolidated statement of changes in equity

1.                                                Information on increases of valuation differences of available-for-sale investments

Movement tables related to valuation differences of available-for-sale investments where valuation differences arising from the fair value measurement of available-for-sale assets, subsidiaries and affiliates are recorded are as follows:

Valuation differences of marketable securities	Current Year	Previous Year
Valuation differences at the beginning of the year	757,401	(71,561)
Fair value changes in the current year	(798,682)	943,955
Effect of deferred and corporate taxes	91,747	(75,054)
Valuation differences transferred to the statement of income	(246,869)	(33,742)
Effect of deferred and corporate taxes	(6,282)	(6,197)
Valuation differences at the end of the year	(202,685)	757,401

Valuation difference of the subsidiaries and affiliates	Current Year	Previous Year
Valuation differ”ences at the beginning of the year	(36,590)	(19,393)
Fair value changes in the current year	90,100	(16,627)
Effect of deferred and corporate taxes	(544)	(570)
Valuation differences transferred to the statement of income	—	—
Effect of deferred and corporate taxes	—	—
Valuation differences at the end of the year	52,966	(36,590)

2.                                                Information on increases in cash flow hedges

None.

3.                                                Reconciliation of the beginning and end of the year balances of foreign exchange differences

As at 31 December 2013, foreign currency translation differences amounting of TL 73,162 (31 December 2012: TL 6,641), arising as a result of the conversion of the financial statements of the foreign subsidiaries into TL, have benn booked under other reserves in the consolidated financial statements.

4.                                                  Information on differences in equity accounts due to inflation accounting

In compliance with BRSA’s Circular on 28 April 2005 on ceasing the inflation accounting application, the balances resulted from the inflation accounting application as at 31 December 2004 and booked according to the Uniform Chart of Accounts and the related Articles, are transferred to the main accounts that were subject to the inflation accounting adjustments except for “capital reserves from inflation adjustments”. The balance of “capital reserves from inflation adjustments” account is transferred to “other capital reserves” account. In 2006, the Parent Bank has increased its paid in capital through “other capital reserves” by TL 605,763.

5.                                                  Information on profit distribution

As per the resolution of 59th Annual General Assembly held on 29 March 2013, it was decided to distribute the net profit of the year 2012 after the deduction of deferred tax income amounting to TL 1,436,165 as legal reserves amounting to TL 143,616, dividends to equity holders of the Bank amouting to TL 100,000, extraordinary reserves amounting to TL 1,189,475 and special funds amounting to TL 3,075.

6.                                                  Information on increases of valuation differences of available-for-sale investments

Valuation differences of available-for-sale financial assets has increased in the current year. Detailed information about the increase is explained below in Note 1.

103

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

VI.                                         Information and disclosures on consolidated statement of cash flows

1.                                                Disclosures for “other” items in the consolidated statement of cash flows and effect of change in foreign currency rates cash and cash equivalents

“Other” balance under the “Operating profit before changes in operating assets and liabilities” amounting to TL (221,790) (31 December 2012: TL 283,714) is comprised of income from capital market transactions and derivative financial instruments and foreign exchange gains for the year ended.

“Net increase/decrease in other liabilities” amounting to TL 6,972,033 (31 December 2012: TL 3,795,910) under “Changes in operating assets and liabilities” is mainly comprised of cash inflows from repurchase agreements.

“Other” balance under the “Net cash flow from investing activities” amounting to TL (38,870) (31 December 2012: TL (31,952)) is compromised of intangibles asset purchases.

Since unrealized gains and losses arising from foreign exchange rate changes are not regarded as cash flows, the effect of changes in foreign exchange rate on cash and cash equivalents in foreign currency has been calculated as TL (9,013) (31 December 2012: TL (1,666)) and presented in the statement of cash flows in order to reconcile cash and cash equivalents banlances at the beginning and end of the year.

2.                                                Cash outflows from acquisition of associates, subsidiaries and joint-ventures

In the current period, the capital of İstanbul Takas ve Saklama Bankası, an associate of the Bank, has been increased from TL 60,000 to TL 420,000, TL 180,000 is paid from its own resources and TL 180,000 is paid in cash amounting to TL 360,000 in total. The share of the Bank amounting to TL 8,745 is presented as bonus shares received and TL 8,745 is presented as acquisitions and capital increases in the movement table of investments in associates.

In the current period, subsequent to the approval of the decision to increase the paid capital of Taksim Otelcilik AŞ, a subsidiary of the Bank, from TL 97,150 to TL 269,257, by the Extraordinary General Assembly of the company on 27 August 2013, the share of the Bank is increased from TL 49,547 to TL 137,324 (TL 57,176 from retained earnings and TL 30,601 from cash, in total TL 87,777) and the share portion of the Bank is remained the same. TL 7,650 is paid on 13 September 2013 and TL 22,950 is paid on 2 December 2013 from TL 30,601 which is Bank’s share of cash capital commitment. The share of the Bank amounting to TL 57,176 is presented in the bonus shares received and TL 30,601 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

3.                                                Cash flows from the disposal of associates, subsidiaries and joint-ventures

There is not any associate, subsidiary or joint-venture disposed in the current and prior year.

104

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

4.                                                Information on cash and cash equivalents

Information on cash and cash equivalents at the beginning of the year

	Current Year 31 December 2012	Previous Year 31 December 2011
Cash on hand	983,020	716,004
Cash in TL	793,004	604,234
Cash in Foreign Currency	190,016	111,770
Cash equivalents	4,392,777	4,290,104
CBT	11,323,157	6,424,827
Banks	2,656,490	2,541,335
Recievables from money markets	6,645	190,467
Others	25,317	1,031
Loans and advances to banks having maturity of more than 3 months	(191,913)	(303,391)
Restricted cash and cash equivalents	(9,423,459)	(4,560,702)
Income accruals on cash equivalents	(3,460)	(3,463)
Total	5,375,797	5,006,108

Information on cash and cash equivalents at the end of the year

	Current Year 31 December 2013	Previous Year 31 December 2012
Cash on hand	1,156,445	983,020
Cash in TL	867,546	793,004
Cash in Foreign Currency	288,899	190,016
Cash equivalents	4,931,458	4,392,777
CBT	17,793,235	11,323,157
Banks	3,158,351	2,656,490
Recievables from money markets	5,095	6,645
Others	25,502	25,317
Loans and advances to banks having maturity of more than 3 months	(13,260)	(191,913)
Restricted cash and cash equivalents	(16,036,144)	(9,423,459)
Income accruals on cash equivalents	(1,321)	(3,460)
Total	6,087,903	5,375,797

5.                                                  Management comment on restricted cash and cash equivalents due to legal requirements or other reasons taking materiality principle into account

Reserve requirements at CBT amounting to TL 15,826,492 as at 31 December 2013 (31 December 2012: TL 9,179,761) has not been included in cash and cash equivalents.

Group’s deposits amounting to TL 344,816 (31 December 2012: TL 243,698) are blocked due to securitization loans of the Parent Bank and other ordinary banking operations.

105

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

VII.                                    Information and disclosures related to the Parent Bank’s risk group

1.                                                Information on the volume of transactions with the Parent Bank’s risk group, lending and deposits outstanding at year end and income and expenses in the current year

Information on loans borrowed by the Parent Bank’s risk group

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Current Year	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the year	—	552,273	—	37,919	9,372	13,136
Balance at the end of the year	13	659,911	—	27,065	26,102	24,339
Interest and commission income	—	356	—	14	679	11

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Previous Year	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the year	—	591,730	—	6,572	4,443	1,385
Balance at the end of the year	—	552,273	—	37,919	9,372	13,136
Interest and commission income	38	341	—	37	570	11

Information on deposits held by the Parent Bank’s risk group

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
The Parent Bank’s Risk Group	Current Year	Previous Year	Current Year	Previous Year	Current Year	Previous Year
Deposits
Balance at the beginning of the year	817,244	855,959	443,103	728,474	76,597	85,795
Balance at the end of the year	419,918	817,244	968,601	443,103	46,793	76,597
Interest on deposits	16,033	25,821	25,286	47,919	5	2

Information on forward and option agreements made with the Parent Bank’s risk group

None.

2.                                                Disclosures of transactions with the Parent Bank’s risk group

Relations with entities in the risk group of / or controlled by the Bank

Transactions with the risk group are made on an arms-length basis; terms are set according to the market conditions and in compliance with the Banking Law.

The branches of the Bank engage with insurance agency activities in relation with the operations of Güneş Sigorta AŞ and Vakıf Emeklilik AŞ, subsidiaries operating in the insurance sector. Vakıf Yatırım Menkul Değerler AŞ engages with the management of the funds established by the Bank.

106

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

In addition to the structure of the relationship, type of transaction, amount, and share in total transaction volume, amount of significant items, and share in all items, pricing policy and other

Pricing policy and other conditions of transactions with the risk group of the Bank are determined and applied on arm’s length basis. The ratio of cash and non-cash loans extended to the the risk group to the overall cash and non-cash loans are 0.03% (31 December 2012: 0.01%) and 3.26% (31 December 2012: 3.50%).

Current Year	Amount	Compared with the Financial Statement Amount %
Cash Loans	26,115	0.03
Non-Cash Loans	711,315	3.26
Deposits	1,435,312	1.83

Previous Year	Amount	Compared with the Financial Statement Amount %
Cash Loans	9,372	0.01
Non-Cash Loans	603,328	3.50
Deposits	1,336,944	1.95

107

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

VIII.                               Information on domestic, foreign and off-shore branches or investments and foreign representative offices of the Parent Bank

Domestic and foreign branches and representative offices of the Parent Bank

	Number of Branches	Number of Employees	Country	Total Assets	Capital
Domestic Branches (*)	856	14,900
Foreign Representative Offices	—	—	—
Foreign Branches	1	23	USA	2,938,068	35,310
	1	16	Iraq	336,628	14,980
Off-shore Branches	1	4	Bahrain	16,070,869	—

(*) Free zone branches in Turkey is included to domestic branches.

Opening or closing of domestic and foreign branches and representative offices and significant changes in organizational structure of the Parent Bank

During 2013, 115 domestic (during 2012: 65 domestic) new branches have been opened and no branches have been closed (during 2012: None).

108

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

SECTION SIX

Other Disclosures

I.                                                  Other disclosures on the Parent Bank’s activity

None.

II.                                               Information on the Parent Bank’s ratings given by international institutions

February 2014 (*)	Standard & Poors
Foreign Currency Credit Rating	BB+ / Negative / B
Foreign Currency Deposit Rating	BB+ / Negative / B
National	trAA+ / — / trA-1
Continuance Rating	NR

May 2013 (*)	Moody’s Investors’ Service
Financial Strength Rating	D+(ba1)
Local Currency Deposit Rating	Baa2 / P-2
Local Currency Outlook	Stable
Foreign Currency Deposit Rating	Baa3 / P-3
Foreign Currency Outlook	Stable

November 2012 (*)	Fitch Ratings
Long Term Foreign Currency	BBB-
Short Term Foreign Currency	F3
Foreign Currency Outlook	Stable
Long Term Local Currency	BBB
Short Term Local Currency	F3
Local Currency Outlook	Stable
National Long Term	AAA (tur)
National Outlook	Stable
Support	2
Base Support Rating	BBB-

March 2013 (*)	Capital Intelligence
Financial Strength Rate	BBB-
Short Term Foreign Currency	B
Long Term Foreign Currency	BB+
Support Rating	2
Outlook	Stable

     (*) Dates represent the last change dates of credit ratings and outlook.

109

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

III.                                        Significant events and matters subsequent to balance sheet date that are not resulted

In the scope of issuing TL 4,300,000,000 bond and/or bill, Bank has carried out book-building process to issue bond on 13-14-15 January 2014, TL 300 million nominal with 154 days of maturity at 20 June 2014.

As a result, Bank has confirmed to issue bond with TRQVKFB61429 ISIN code, TL 450,000,000 nominal, 154 days maturity, 20 June 2014 maturity date, annual compound interest rate 9.5677%, simple interest rate 9.3156% and issue price 96,218.

IV.                                         Significant foreign currency exchange rate fluctuations that are subsequent to reporting date

None.

110

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and Its Financial Subsidiaries
Consolidated Financial Report as at and	Convenience Translation of the Consolidated Financial Statements
For the Year Ended 31 December 2013	and Related Disclosures and Footnotes
(Currency: Thousands of Turkish Lira (“TL”))	Originally Issued in Turkish, See Section 3 Note I

SECTION SEVEN

I.                                                  Independent Auditors’ Report

1.                                                Information on the independent auditors’ report

The Bank’s and its financial subsidiaries’ consolidated financial statements and footnotes as at 31 December 2013, have been audited by Akis Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik AŞ (the Turkish member firm of KPMG International) and a positive opinion has been declared in their independent auditors’ report dated 28 February 2014.

2.                                                Disclosures and footnotes prepared by Independent Auditors

None.

111

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS TOGETHER WITH INDEPENDENT AUDITOR’S REPORT AT 31 DECEMBER 2014

(Convenience Translation of Publicly Announced Consolidated Financial Statements and Independent Auditor’s Report Originally Issued in Turkish, See in Note I. of Section Three)

CONVENIENCE TRANSLATION OF THE INDEPENDENT AUDITOR’S

REPORT ORIGINALLY PREPARED AND ISSUED IN TURKISH

To the Board of Directors of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı:

We have audited the accompanying consolidated balance sheet of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank”) and its consolidated subsidiaries at 31 December 2014 and the related consolidated statements of income, cash flows and changes in shareholders’ equity for the period then ended and a summary of significant accounting policies and other explanatory notes to the financial statements.

Disclosure for the responsibility of the Bank’s Board of Directors:

The Bank’s Board of Directors is responsible for establishing and maintaining effective internal control over financial reporting to prevent the misstatements caused by error or fraud, that are material to the consolidated financial statements; and for selecting and applying appropriate accounting policies in compliance with the “Regulation on Accounting Applications for Banks and Safeguarding of Document” published on the Official Gazette No.26333 dated 1 November 2006, Turkish Accounting Standards (“TAS”), Turkish Financial Reporting Standards (“TFRS”) and other regulations, interpretations and circulars published or declared by the Banking Regulation and Supervision Agency (the “BRSA”) on accounting and financial reporting principles.

Disclosure for the Responsibility of the Authorized Audit Firm:

Our responsibility, as independent auditors, is to express an opinion on these financial statements based on our audit. Our independent audit has been implemented in accordance with “Regulation on Authorisation and Activities of Institutions to Conduct Independent Audit in Banks” published on the Official Gazette No.26333 dated 1 November 2006 and Independent Auditing Standards that are part of Turkish Standards on Auditing issued by the Public Oversight Accounting and Auditing Standards Authority (“POA”). We planned and conducted our audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. Our audit includes using the audit techniques for the purpose of obtaining evidence supporting the amounts and disclosures in the financial statements; the selection of these audit techniques is made in accordance with our professional judgment by taking the effectiveness of the controls over financial reporting process into consideration and assessing the appropriateness of the applied accounting policies. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion stated below.

Başaran Nas Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik A.Ş. a member of  PricewaterhouseCoopers Turkey

BJK Plaza, Süleyman Seba Caddesi No:48 B Blok Kat 9 Akaretler Beşiktaş 34357 İstanbul-Turkey

www.pwc.com/tr Telephone: +90 (212) 326 6060 Facsimile: +90 (212) 326 6050

Independent Auditor’s Opinion:

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı  and its consolidated subsidiaries at 31 December 2014 and the results of its operations and its cash flows for the period then ended in accordance with accounting principles and standards set out by regulations in conformity with articles 37 and 38 of the Banking Act No. 5411 and other regulations, communiques, interpretations and circulars published by the BRSA on accounting and financial reporting principles.

Other matters:

The consolidated financial statements of the Bank and its subsidiaries as at and for the year ended 31 December 2013 were audited by another auditor whose report dated 28 February 2014 expressed an unqualified opinion.

Report on independent auditor’s other responsibilities arising from regulatory requirements:

1.                          In accordance with Article 402 paragraph 4 of the Turkish Commercial Code (“TCC”) No. 6102; no significant matter has come to our attention that causes us to believe that the Bank’s  bookkeeping activities for the period 1 January - 31 December 2014 are not in compliance with the TCC and provisions of the Bank’s articles of association in relation to financial reporting.

2.                          In accordance with Article 402 paragraph 4 of TCC; the Board of Directors submitted to us the necessary explanations and provided required documents within the context of audit.

Additional paragraph for convenience translation:

As explained in detail in Note I. of Section Three, the effects of differences between accounting principles and standards set out by regulations in conformity with Articles 37 and 38 of the Banking Act No. 5411, accounting principles generally accepted in countries in which the accompanying consolidated financial statements are to be distributed and International Financial Reporting Standards (“IFRS”) have not been quantified in the accompanying consolidated financial statements. Accordingly, the accompanying consolidated financial statements are not intended to present the financial position, results of operations and changes in financial position and cash flows in accordance with the accounting principles generally accepted in such countries and IFRS.

Başaran Nas Bağımsız Denetim ve

Serbest Muhasebeci Mali Müşavirlik A.Ş.

a member of PricewaterhouseCoopers

Zeynep Uras, SMMM

Partner

Istanbul, 27 February 2015

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS AND

INDEPENDENT AUDITOR’S REPORT

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS FINANCIAL SUBSIDIARIES

CONSOLIDATED FINANCIAL REPORT

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

Address	: Sanayi Mahallesi, Eski Büyükdere Caddesi
Güler Sokak, No:51, Kağıthane / İstanbul
Telephone	: 0212 398 15 15- 0 212 398 10 00
Fax	: 0212 398 11 55
Electronic web site	: www.vakifbank.com.tr
Electronic mail address	: posta@vakifbank.com.tr

The consolidated  financial report as at and for the year ended 31 December 2014 prepared in accordance with the Communiqué of Financial Statements and Related Disclosures and Footnotes to be Announced to Public by Banks as regulated by Banking Regulation and Supervision Agency, is comprised of the following sections.

•                                GENERAL INFORMATION ABOUT THE PARENT BANK

•                                CONSOLIDATED FINANCIAL STATEMENTS

•                                DISCLOSURES ON ACCOUNTING POLICIES APPLIED IN THE YEAR

•                                INFORMATION RELATED TO THE FINANCIAL POSITION OF THE GROUP

•                                DISCLOSURES AND FOOTNOTES ON CONSOLIDATED FINANCIAL STATEMENTS

•                                OTHER DISCLOSURES AND FOOTNOTES

•                                INDEPENDENT AUDITORS’ REPORT

The subsidiaries and associates included in the consolidated financial report are as follows:

SUBSIDIARIES	ASSOCIATES

Güneş Sigorta AŞ	Kıbrıs Vakıflar Bankası Ltd.
Vakıf Emeklilik AŞ	Türkiye Sınai Kalkınma Bankası AŞ
Vakıf Finans Factoring Hizmetleri AŞ
Vakıf Finansal Kiralama AŞ
Vakıf Portföy Yönetimi AŞ
Vakıf Yatırım Menkul Değerler AŞ
Vakıfbank International AG
Vakıf Gayrimenkul Yatırım Ortaklığı AŞ
Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ

The consolidated interim financial statements and related disclosures and footnotes as at and for the year ended 31 December 2014 that were subject to independent audit, are prepared in accordance with the Regulation on Accounting Applications for Banks and Safeguarding of Documents, Turkish Accounting Standards, Turkish Financial Reporting Standards and the related statements and guidance and in compliance with the financial records of our Bank. Unless otherwise stated, the accompanying consolidated financial statements are presented in thousands of Turkish Lira (“TL”).

27 February 2015

Ramazan GÜNDÜZ	Mehmet Emin ÖZCAN	Sabahattin BİRDAL
Chairman of	Board member and	Board member and
Board of Directors	Audit Committee Member	Audit Committee Member

Halil AYDOĞAN	Metin Recep ZAFER	Murat KOYGUN
General Manager and	Assistant General Manager	Director of Accounting and
Board Member		Financial Affairs

The authorized contact person for questions on this consolidated financial report:

Name-Surname/Title	:	S. Buğra SÜRÜEL / Manager
Phone no	:	0312 591 11 48
Fax no	:	0312 591 20 01

		Page No:
	SECTION ONE
	General Information
I.	History of the Parent Bank including its incorporation date, initial legal status, amendments to legal status	1
II.	The Parent Bank’s Shareholder Structure, Management And Internal Audit, Direct And Indirect Shareholders, Change In Shareholder Structure During The Period And Information On Bank’s Risk Group	1
III.	Information on the Parent Bank’s board of director’s chairman and members, audit committee members, chief executive officer, executive vice presidents and their shareholdings in the Bank	2-3
IV.	Information on people and entities who have qualified share in the Parent Bank	3
V.	Information about the services and nature of activities of the Parent Bank	4
VI.	Differences between the communique on preparation of consolidated financial statements of banks and Turkish accounting standards and short explanatıon about the institutions subject to line-by-line method or proportional consolidation and institutions which are deducted from equity or not included in these three methods	4
VII	The existing or potential, actual or legal obstacles on the transfer of shareholders’ equity between the Parent Bank and its subsidiaries or the reimbursement of liabilities	4

	SECTION TWO
	Consolidated Financial Statements
I.	Consolidated balance sheet — Assets	5
II.	Consolidated balance sheet - Liabilities and equity	6
III.	Consolidated off-balance sheet items	7
IV.	Consolidated statement of income	8
V.	Consolidated statement of gains and losses recognized in shareholders’ equity	9
VI.	Consolidated statement of changes in shareholder’s equity	10
VII.	Consolidated statement of cash flows	11
VIII.	Consolidated statement of profit distribution	12

	SECTION THREE
	Accounting Policies
I.	Basis of presentation	13
II.	Strategy for the use of financial instruments and foreign currency transactions	13-14
III.	Information on companies subject to consolidation	15-16
IV.	Information on forwards, options and other derivative transactions	17
V.	Information on interest income and expenses	17
VI.	Information on fees and commissions	18
VII.	Information on financial assets	18-19
VIII.	Information on impairment of financial assets	19
IX.	Information on netting of financial instruments	19
X.	Information on repurchase and resale agreements and securities lending	20
XI.	Information on assets and liabilities arising from assets held for sale and discontinued operations	20
XII.	Information on goodwill and other intangible assets	20
XIII.	Information on tangible assets	21
XIV.	Information on investment properties	21
XV.	Information on leasing activities	22
XVI.	Information on provisions and contingent liabilities	22
XVII.	Information on obligations of the Group concerning employee rights	23-24
XVIII.	Information on taxation	24-26
XIX.	Additional information on borrowings	26
XX.	Information on issuance of equity securities	26
XXI.	Confirmed bills of exchange and acceptances	27
XXII.	Government incentives	27
XXIII.	Segment reporting	27
XXIV.	Other disclosures	27-29

	SECTION FOUR
	Information Related to the Financial Position of the Group
I.	Consolidated capital adequacy ratio	30-45
II.	Consolidated credit risk	45-56
III.	Consolidated market risk	57-58
IV.	Consolidated operational risk	59
V.	Consolidated foreign currency exchange risk	59-61
VI.	Consolidated interest rate risk	62-67
VII.	Consolidated liquidity risk	68-71
VIII.	Fair values of financial assets and liabilities	72-74
IX.	Transactions carried out on behalf of customers, items held in trust	74
X.	Consolidated segment reporting	74-76

	SECTION FIVE
	Disclosures and Footnotes on Consolidated Financial Statements
I.	Information and disclosures related to consolidated assets	77-99
II.	Information and disclosures related to consolidated liabilities	100-110
III.	Information and disclosures related to consolidated off-balance sheet items	110-116
IV.	Information and disclosures related to consolidated statement of income	116-122
V.	Information and disclosures related to consolidated statement of changes in equity	123-124
VI.	Information and disclosures related on statement of cash flows	124-127
VII.	Information and disclosures related to the parent Bank’s risk group	127-128
VIII.	Information on domestic, foreign and off-shore branches or investments and foreign representative offices of the Parent Bank	129

	SECTION SIX
	Other Disclosures and Footnotes
I.	Other disclosures on the Parent Bank’s activity	130
II.	Information on the Parent Bank’s rating given by international institutions	130
III.	Significant events and matters subsequent to balance sheet date that are not resulted	131
IV.	Significant foreign currency exchange rate fluctuations that are subsequent to balance sheet date	131

	SECTION SEVEN
	Independent Auditors’ Audit Report
I.	Information on Independent Auditors’ Report	131
II.	Disclosures and footnotes prepared by the independent auditors	131

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION ONE

GENERAL INFORMATION

I.                                        HISTORY OF THE PARENT BANK INCLUDING ITS INCORPORATION DATE, INITIAL LEGAL STATUS, AMENDMENTS TO LEGAL STATUS

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank” or “the Parent Bank”) was established to operate as stated in the disclosure V of this section, under the authorization of a special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations of Turkish Republic Prime Ministry (“The General Directorate of the Foundations”). The Bank’s statute has not been changed since its establishment.

II.                                   THE PARENT BANK’S SHAREHOLDER STRUCTURE, MANAGEMENT AND INTERNAL AUDIT, DIRECT AND INDIRECT SHAREHOLDERS, CHANGE IN SHAREHOLDER STRUCTURE DURING THE PERIOD AND INFORMATION ON BANK’S RISK GROUP

The shareholder having control over the shares of the Parent Bank is the General Directorate of the Foundations.

As at 31 December 2014 and 31 December 2013, The Bank’s paid-in capital is TL 2,500,000 divided into 250,000,000,000 shares with each has a nominal value of Kr 1.

The Parent Bank’s shareholders’ structure as at 31 December 2014 is stated below:

Shareholders	Number of shares (100 unit)	Nominal Value of the Shares Thousands of TL	Share Percentage (%)
Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058,640	1,075,058	43.00
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,552,666	402,553	16.10
Appendant foundations represented by the General Directorate of the Foundations (Group B)	386,224,784	386,225	15.45
Other appendant foundations (Group B)	3,096,742	3,097	0.13
Other registered foundations (Group B)	1,453,085	1,453	0.06
Other real persons and legal entities (Group C)	1,533,786	1,534	0.06
Publicly traded (Group D)	630,080,297	630,080	25.20
Total	2,500,000,000	2,500,000	100.00

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                              INFORMATION ON THE PARENT BANK’S BOARD OF DIRECTORS CHAIRMAN AND MEMBERS, AUDIT COMMITTEE MEMBERS, CHIEF EXECUTIVE OFFICER, EXECUTIVE VICE PRESIDENTS AND THEIR SHAREHOLDINGS IN THE BANK

Name and Surname	Responsibility	Date of Appointment	Education	Experience in Banking and Management
Board of Directors
Ramazan GÜNDÜZ	Chairman	29 March 2013	University	36 years
Mehmet Emin ÖZCAN	Deputy Chairman	29 March 2013	University	31 years
Halil AYDOĞAN	Member — General Manager	29 March 2013	University	37 years
İsmail ALPTEKİN	Member	6 April 2009	University	16 years
Halim KANATCI	Member	28 April 2009	University	41 years
Dr. Adnan ERTEM	Member	28 October 2010	PHD	26 years
Sabahattin BİRDAL	Member	31 March 2014	University	37 years
Öztürk ORAN	Member	30 April 2014	University	39 years
Şeref AKSAÇ	Member	30 April 2014	University	32 years
Audit Committee
Mehmet Emin ÖZCAN	Member	4 April 2014	University	31 years
Sabahattin BİRDAL	Member	4 April 2014	University	37 years
Auditors
Mehmet HALTAŞ	Auditor	19 March 2010	University	37 years
Yunus ARINCI	Auditor	19 March 2010	Master	17 years
Assistant Managers
Metin Recep ZAFER	Accounting and Financial Affairs, Treasury and Foreign Operations, Banking Operations, Consumer Coordination Attendant	13 June 2006	PHD	19 years
Hasan ECESOY	Treasury, International Relations and Investor Relations, Coordination of Foreign Branches	18 June 2010	PHD	21 years
Serdar SATOĞLU	Private Banking, Subsidiaries	2 July 2010	PHD	19 years
Ali Engin EROĞLU

Application Development Departments, System Management, IT Operations and Support, IT Services Planning Department, IT Process Management and Compliance Directorate, Project Management Directorate, Information Security Directorate

		18 August 2010	Master	18 years
Osman DEMREN	Commercial and Corporate Loans, Consumer and SME Loans, Intelligence	6 April 2011	University	24 years
Muhammet Lütfü ÇELEBİ	Commercial and Corporate Banking, SME Banking, Cash Management Affairs, Insurance Banking	23 October 2013	University	19 years
Mustafa SAYDAM	Human Resources, Support Services, Distribution Channels, Retail Banking, Payment Systems, Payment System Operations	28 October 2013	University	21 years
Mehmet Emin KARAAĞAÇ	Loans and Risk Follow-up, Legal Affairs	8 November 2013	University	25 years

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                              INFORMATION ON THE PARENT BANK’S BOARD OF DIRECTORS CHAIRMAN AND MEMBERS, AUDIT COMMITTEE MEMBERS, CHIEF EXECUTIVE OFFICER, EXECUTIVE VICE PRESIDENTS AND THEIR SHAREHOLDINGS IN THE BANK (Continued)

As at 7 February 2014, Ali Fuat Taşkesenlioğlu has resigned from his duty as a member of Board of Directors.

At the resolution of the first Board of Directors after Ordinary Meeting of the General Assembly dated 28 March 2014, the distribution of roles has been realized. Ramazan Gündüz has been assigned as Chairman of Board of Directors and Mehmet Emin Özcan has been assigned as Deputy Chairman of Board of Directors.

As at 31 March 2014, Sadık Tıltak has resigned from his duty as Group C independent member of Board of Directors. Sabahattin Birdal has been elected unanimously for the duty of Sadık Tıltak by Board of Directors in accordance with the clause 363 of Turkish Commercial Code and the clause 51 of Bank’s Articles of Association.

As per 4 April 2014 dated resolution of the Board of Directors, in accordance with the clause 73 of Bank’s Articles of Association, Sabahattin Birdal and Mehmet Emin Özcan has been elected unanimously for Audit Committee.

As per 30 April 2014 dated resolution of Ordinary Meeting of the General Assembly, in accordance with the clause 48 of Bank’s Articles of Association, Öztürk Oran has been elected as a member of Board of Directors representing Group A shares. Şeref Aksaç has been elected as a member of Board of Directors representing Group B shares.

As per 4 September 2014 dated resolution of the Board of Directors, Yıldırım Eroğlu has resigned his duty regarding to his retirement status.

As per 5 February 2015 dated resolution of the Board of Directors, Assistant Manager Numan Bek has been assigned to headquarters’ order of service.

İsmail Alptekin, Member of the Board, holds non-publicly traded Group C share of the Bank amounting to TL 59. The remaining members of the top management listed above do not hold any unquoted shares of the Bank.

IV.                               INFORMATION ON PEOPLE AND ENTITIES WHO HAVE QUALIFIED SHARE IN THE PARENT BANK

The shareholder holding control over the Bank is the General Directorate of the Foundations and Appendant foundations represented by the General Directorate of the Foundations having 58.45% of the Bank’s outstanding shares. Another organization holding qualified share in the Bank is Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı, having 16.10% of outstanding shares of the Bank

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

V.                                    INFORMATION ABOUT THE SERVICES AND NATURE OF ACTIVITIES OF THE PARENT BANK

The Parent Bank was established under the authorization of special law numbered 6219, called “The Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations. Operational activities of the Bank as stated at its Articles of Association are as follows:

•       Lending loans by obtaining securities and real estate as collateral,

•       Establishing or participating in all kinds of insurance corporations,

•       Trading real estates,

•       Servicing all banking operations and services,

•                       Investing in various corporations handed over by the foundations and the General Directorate of the Foundations in accordance with conditions stipulated by agreements if signed.

•                       To render banking services to the foundations and carry out cashier transactions of the General Directorate of Foundations in compliance with the agreements signed by the General Directorate of the Foundations.

The Parent Bank with its consolidated subsidiaries are called as “the Group” in the report.

As at 31 December 2014, the Parent Bank has 890 domestic, 3 foreign, in total 893 branches (31 December 2013: 856 domestic, 3 foreign, in total 859 branches). As at 31 December 2014, the Parent Bank has 14,920 employees (31 December 2013: 14,943 employees).

VI.                               DIFFERENCES BETWEEN THE COMMUNIQUE ON PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS OF BANKS AND TURKISH ACCOUNTING STANDARDS AND SHORT EXPLANATION ABOUT THE INSTITUTIONS SUBJECT TO LINE-BY-LINE METHOD OR PROPORTIONAL CONSOLIDATION AND INSTITUTIONS WHICH ARE DEDUCTED FROM EQUITY OR NOT INCLUDED IN THESE THREE METHODS

As at and for the year ended 31 December 2014, the financial statements of T. Vakıflar Bankası T.A.O., Vakıf International A.G., Vakıf Finansal Kiralama A.Ş., Güneş Sigorta A.Ş., Vakıf Emeklilik A.Ş., Vakıf Finans Faktoring Hizmetleri A.Ş., Vakıf Yatırım Menkul Değerler A.Ş., Vakıf Portföy Yönetimi A.Ş., Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. and Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. have been included in the consolidated financial statements of the Group.

As at and for the year ended 31 December 2014, the financial statements of Kıbrıs Vakıflar Bankası Ltd. and Türkiye Sınai Kalkınma Bankası A.Ş. have been consolidated per equity method in the consolidated financial statements of the Group.

İstanbul Takas ve Saklama Bankası A.Ş. and Kredi Garanti Fonu A.Ş. have not been consolidated since their total assets and net operating profit/(loss) individually or as a whole, do not comprise a material portion within the consolidated totals. Since Bankalararası Kart Merkezi A.Ş., Kredi Kayıt Bürosu A.Ş., Roketsan Roket Sanayi ve Ticaret A.Ş., Güçbirliği Holding A.Ş. and İzmir Enternasyonel A.Ş. are not financial associates; these associates have not been consolidated. These associates have been accounted for as per TAS-39 in the consolidated financial statements.

Vakıf Enerji ve Madencilik A.Ş., Taksim Otelcilik A.Ş., Vakıf Pazarlama Sanayi ve Ticaret A.Ş. and Vakıf Gayrimenkul Değerleme A.Ş. have not been consolidated since they are not among the financial subsidiaries of the Bank. Therefore, the subsidiaries whose fair value can be reliably measured are reflected in the consolidated financial statements at their fair values.

VII.                           THE EXISTING OR POTENTIAL, ACTUAL OR LEGAL OBSTACLES ON THE TRANSFER OF SHAREHOLDERS’ EQUITY BETWEEN THE PARENT BANK AND ITS SUBSIDIARIES OR THE REIMBURSEMENT OF LIABILITIES

The transfer of equities between the Bank and its subsidiaries is not immediate. Distribution of profits within equity as dividends complies with respective regulations. There are not any actual or foreseen juristical obstacles against the Bank and its subsidiaries on repayments of debts in between.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
CONSOLIDATED BALANCE SHEET (STATEMENT OF FINANCIAL POSITION) AS AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION TWO

CONSOLIDATED FINANCIAL STATEMENTS

			Audited Current Period 31 December 2014			Audited Prior Period 31 December 2013
	ASSETS	Notes	TL	FC	Total	TL	FC	Total

I.	CASH AND BALANCES WITH THE CENTRAL BANK	V-I-1	4,126,368	17,764,713	21,891,081	1,802,876	17,172,306	18,975,182
II.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Net)	V-I-2	404,672	45,569	450,241	557,634	97,985	655,619
2.1	Financial assets held for trading purpose		404,672	45,569	450,241	557,634	97,985	655,619
2.1.1	Debt securities issued by the governments		106	8,468	8,574	113,279	15,740	129,019
2.1.2	Equity securities		1,565	—	1,565	3,023	—	3,023
2.1.3	Derivative financial assets held for trading purpose	V-I-2	342,475	37,101	379,576	356,150	82,245	438,395
2.1.4	Other securities		60,526	—	60,526	85,182	—	85,182
2.2	Financial assets designated at fair value through profit or loss		—	—	—	—	—	—
2.2.1	Debt securities issued by the governments		—	—	—	—	—	—
2.2.2	Equity securities		—	—	—	—	—	—
2.2.3	Other securities		—	—	—	—	—	—
2.2.4	Loans		—	—	—	—	—	—
III.	BANKS	V-I-3	784,978	2,783,530	3,568,508	379,923	2,778,428	3,158,351
IV.	RECEIVABLES FROM INTERBANK MONEY MARKETS		9,504	—	9,504	5,095	—	5,095
4.1	Interbank money market placements		—	—	—	—	—	—
4.2	Istanbul Stock Exchange money market placements		3,645	—	3,645	4,095	—	4,095
4.3	Receivables from reverse repurchase agreements		5,859	—	5,859	1,000	—	1,000
V.	AVAILABLE-FOR-SALE FINANCIAL ASSETS (Net)	V-I-4	12,631,871	4,239,244	16,871,115	12,556,285	4,101,124	16,657,409
5.1	Equity securities		15	—	15	15	13,360	13,375
5.2	Debt securities issued by the governments		12,629,806	4,085,677	16,715,483	12,551,950	3,914,264	16,466,214
5.3	Other securities		2,050	153,567	155,617	4,320	173,500	177,820
VI.	LOANS AND RECEIVABLES	V-I-5	76,724,198	29,631,473	106,355,671	65,199,842	23,473,216	88,673,058
6.1	Performing loans and receivables		76,408,786	29,626,228	106,035,014	64,833,644	23,470,402	88,304,046
6.1.1	Loans provided to the same risk group	V-VII-1	6,132	123	6,255	10,828	15,287	26,115
6.1.2	Debt securities issued by the governments		—	—	—	—	—	—
6.1.3	Others		76,402,654	29,626,105	106,028,759	64,822,816	23,455,115	88,277,931
6.2	Loans under follow-up		4,153,756	28,209	4,181,965	3,713,718	22,747	3,736,465
6.3	Specific provisions (-)		3,838,344	22,964	3,861,308	3,347,520	19,933	3,367,453
VII.	FACTORING RECEIVABLES		498,067	12,314	510,381	125,616	6,826	132,442
VIII.	HELD-TO-MATURITY INVESTMENTS (Net)	V-I-6	6,761,749	92,844	6,854,593	5,358,742	54,429	5,413,171
8.1	Debt securities issued by the governments		6,761,749	—	6,761,749	5,358,742	11,590	5,370,332
8.2	Other securities		—	92,844	92,844	—	42,839	42,839
IX.	INVESTMENTS IN ASSOCIATES (Net)	V-I-7	264,184	3	264,187	224,199	3	224,202
9.1	Associates, consolidated per equity method		214,929	—	214,929	179,121	—	179,121
9.2	Unconsolidated associates		49,255	3	49,258	45,078	3	45,081
9.2.1	Financial associates		36,915	—	36,915	32,745	—	32,745
9.2.2	Non-Financial associates		12,340	3	12,343	12,333	3	12,336
X.	INVESTMENTS IN SUBSIDIARIES (Net)	V-I-8	258,927	—	258,927	213,899	—	213,899
10.1	Unconsolidated financial subsidiaries		—	—	—	—	—	—
10.2	Unconsolidated non-financial subsidiaries		258,927	—	258,927	213,899	—	213,899
XI.	INVESTMENTS IN JOINT-VENTURES (Net)	V-I-9	—	—	—	—	—	—
11.1	Joint-ventures, consolidated per equity method		—	—	—	—	—	—
11.2	Unconsolidated joint-ventures		—	—	—	—	—	—
11.2.1	Financial joint-ventures		—	—	—	—	—	—
11.2.2	Non-financial joint-ventures		—	—	—	—	—	—
XII.	LEASE RECEIVABLES	V-I-10	246,618	843,369	1,089,987	135,691	764,532	900,223
12.1	Finance lease receivables		311,605	962,197	1,273,802	172,335	856,604	1,028,939
12.2	Operational lease receivables		—	—	—	—	—	—
12.3	Others		—	—	—	—	—	—
12.4	Unearned income (-)		64,987	118,828	183,815	36,644	92,072	128,716
XIII.	DERIVATIVE FINANCIAL ASSETS HELD FOR RISK MANAGEMENT PURPOSE	V-I-11	—	—	—	—	—	—
13.1	Fair value hedges		—	—	—	—	—	—
13.2	Cash flow hedges		—	—	—	—	—	—
13.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XIV.	TANGIBLE ASSETS (Net)	V-I-12	782,871	2,002	784,873	876,246	3,727	879,973
XV.	INTANGIBLE ASSETS (Net)	V-I-13	162,074	161	162,235	127,873	196	128,069
15.1	Goodwill		—	—	—	—	—	—
15.2	Other intangibles		162,074	161	162,235	127,873	196	128,069
XVI.	INVESTMENT PROPERTIES (Net)	V-I-14	192,000	—	192,000	20,829	—	20,829
XVII.	TAX ASSETS		175,352	6,938	182,290	158,970	5,557	164,527
17.1	Current tax assets		2,393	6,938	9,331	2,384	4,507	6,891
17.2	Deferred tax assets	V-I-15	172,959	—	172,959	156,586	1,050	157,636
XVIII.	ASSETS HELD FOR SALE AND ASSETS RELATED TO THE DISCONTINUED OPERATIONS (Net)	V-I-16	747,482	—	747,482	566,913	—	566,913
18.1	Assets held for sale		747,482	—	747,482	566,913	—	566,913
18.2	Assets related to the discontinued operations		—	—	—	—	—	—
XIX.	OTHER ASSETS	V-I-17	2,523,844	834,543	3,358,387	2,060,437	958,183	3,018,620

	TOTAL ASSETS		107,294,759	56,256,703	163,551,462	90,371,070	49,416,512	139,787,582

The accompanying notes are an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED BALANCE SHEET (STATEMENT OF FINANCIAL POSITION) AS AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Audited Current Period 31 December 2014			Audited Prior Period 31 December 2013
	LIABILITIES AND EQUITY	Notes	TL	FC	Total	TL	FC	Total

I.	DEPOSITS	V-II-1	65,144,101	28,258,512	93,402,613	58,946,981	24,092,418	83,039,399
1.1	Deposits of the same risk group	V-VII-1	953,746	63,178	1,016,924	1,268,031	167,281	1,435,312
1.2	Other deposits		64,190,355	28,195,334	92,385,689	57,678,950	23,925,137	81,604,087
II.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR TRADING PURPOSE	V-II-2	65,776	204,851	270,627	131,338	88,142	219,480
III.	FUNDS BORROWED	V-II-3	1,569,623	14,691,032	16,260,655	412,222	11,873,439	12,285,661
IV.	INTERBANK MONEY MARKET		10,063,573	6,591,668	16,655,241	8,209,702	6,565,686	14,775,388
4.1	Interbank Money Market takings		200,000	—	200,000	—	—	—
4.2	Istanbul Stock Exchange money market takings		269,939	—	269,939	195,043	—	195,043
4.3	Obligations under repurchase agreements		9,593,634	6,591,668	16,185,302	8,014,659	6,565,686	14,580,345
V.	SECURITIES ISSUED (Net)	V-II-3	2,866,343	7,518,365	10,384,708	2,301,798	4,518,937	6,820,735
5.1	Bills		2,866,343	—	2,866,343	2,301,798	—	2,301,798
5.2	Asset backed securities		—	—	—	—	—	—
5.3	Bonds		—	7,518,365	7,518,365	—	4,518,937	4,518,937
VI.	FUNDS		20,089	—	20,089	23,431	—	23,431
6.1	Funds against borrower’s note		—	—	—	—	—	—
6.2	Others		20,089	—	20,089	23,431	—	23,431
VII.	MISCELLANEOUS PAYABLES		2,920,619	423,800	3,344,419	2,529,208	311,860	2,841,068
VIII.	OTHER EXTERNAL RESOURCES PAYABLE	V-II-4	573,091	947,128	1,520,219	471,762	1,038,853	1,510,615
IX.	FACTORING PAYABLES		—	—	—	—	—	—
X.	LEASE PAYABLES (Net)	V-II-5	—	—	—	—	—	—
10.1	Finance lease payables		—	—	—	—	—	—
10.2	Operational lease payables		—	—	—	—	—	—
10.3	Others		—	—	—	—	—	—
10.4	Deferred finance leasing expenses (-)		—	—	—	—	—	—
XI.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR RISK MANAGEMENT PURPOSE	V-II-6	—	—	—	—	—	—
11.1	Fair value hedges		—	—	—	—	—	—
11.2	Cash flow hedges		—	—	—	—	—	—
11.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XII.	PROVISIONS	V-II-7	4,086,058	25,879	4,111,937	3,531,303	62,149	3,593,452
12.1	General provisions	V-II-7	1,591,002	12,240	1,603,242	1,179,012	11,727	1,190,739
12.2	Restructuring reserves		—	—	—	—	—	—
12.3	Reserve for employee benefits		626,273	838	627,111	561,411	803	562,214
12.4	Insurance technical provisions	V-II-7	1,633,739	8,973	1,642,712	1,541,611	8,767	1,550,378
12.5	Other provisions	V-II-7	235,044	3,828	238,872	249,269	40,852	290,121
XIII.	TAX LIABILITIES	V-II-8	485,576	8,419	493,995	241,397	1,335	242,732
13.1	Current tax liabilities	V-II-8	477,758	1,029	478,787	237,422	1,335	238,757
13.2	Deferred tax liabilities	V-I-15	7,818	7,390	15,208	3,975	—	3,975
XIV.	PAYABLES FOR ASSETS HELD FOR SALE AND ASSETS RELATED TO DISCONTINUED OPERATIONS (Net)	V-II-9	—	—	—	—	—	—
14.1	Payables related to the assets held for sale		—	—	—	—	—	—
14.2	Payables related to the discontinued operations		—	—	—	—	—	—
XV.	SUBORDINATED LOANS	V-II-10	—	2,126,436	2,126,436	—	1,964,663	1,964,663
XVI.	EQUITY		14,408,274	552,249	14,960,523	12,090,402	380,556	12,470,958
16.1	Paid-in capital	V-II-11	2,500,000	—	2,500,000	2,500,000	—	2,500,000
16.2	Capital reserves		1,025,056	280,801	1,305,857	511,720	122,858	634,578
16.2.1	Share premium		727,780	—	727,780	726,686	—	726,686
16.2.2	Share cancellation profits		—	—	—	—	—	—
16.2.3	Valuation differences of the marketable securities	V-II-11	240,729	280,801	521,530	(272,577)	122,858	(149,719)
16.2.4	Revaluation surplus on tangible assets		52,864	—	52,864	51,329	—	51,329
16.2.5	Revaluation surplus on intangible assets		—	—	—	—	—	—
16.2.6	Revaluation surplus on investment properties		—	—	—	—	—	—
16.2.7	Bonus shares of associates, subsidiaries and joint-ventures		3,683	—	3,683	6,282	—	6,282
16.2.8	Hedging reserves (effective portion)		—	—	—	—	—	—
16.2.9	Revaluation surplus on assets held for sale and assets related to the discontinued operations		—	—	—	—	—	—
16.2.10	Other capital reserves		—	—	—	—	—	—
16.3	Profit reserves		8,664,406	130,184	8,794,590	7,195,316	143,130	7,338,446
16.3.1	Legal reserves		1,062,732	6,513	1,069,245	898,804	5,362	904,166
16.3.2	Status reserves		6,337	—	6,337	6,337	—	6,337
16.3.3.	Extraordinary reserves		7,341,533	4,594	7,346,127	6,002,598	4,593	6,007,191
16.3.4.	Other profit reserves		253,804	119,077	372,881	287,577	133,175	420,752
16.4	Profit or loss		1,772,859	101,133	1,873,992	1,611,380	77,453	1,688,833
16.4.1	Previous years’ profit/loss		(14,354)	82,669	68,315	(28,542)	64,901	36,359
16.4.2	Current year’s profit/loss		1,787,213	18,464	1,805,677	1,639,922	12,552	1,652,474
16.5	Non-controlling interest		445,953	40,131	486,084	271,986	37,115	309,101

	TOTAL LIABILITIES AND EQUITY		102,203,123	61,348,339	163,551,462	88,889,544	50,898,038	139,787,582

The accompanying notes are an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED OFF-BALANCE SHEET AS AT 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Audited Current Period 31 December 2014			Audited Prior Period 31 December 2013
		Notes	TL	FC	TOTAL	TL	FC	TOTAL

A.	OFF-BALANCE SHEET COMMITMENTS AND CONTINGENCIES (I+II+III)		42,988,855	49,879,901	92,868,756	65,938,502	56,628,425	122,566,927
I.	GUARANTEES AND SURETIES	V-III-2-4	16,892,950	11,782,097	28,675,047	14,340,111	9,066,595	23,406,706
1.1	Letters of guarantee	V-III-1	16,842,349	4,616,458	21,458,807	14,268,047	3,633,776	17,901,823
1.1.1	Guarantees subject to State Tender Law		1,869,107	2,266,261	4,135,368	1,905,899	1,952,543	3,858,442
1.1.2	Guarantees given for foreign trade operations		913,389	—	913,389	650,221	—	650,221
1.1.3	Other letters of guarantee		14,059,853	2,350,197	16,410,050	11,711,927	1,681,233	13,393,160
1.2	Bank acceptances		20,836	1,943,257	1,964,093	12,129	1,040,149	1,052,278
1.2.1	Import letter of acceptance		2,190	78,990	81,180	1,500	77,393	78,893
1.2.2	Other bank acceptances		18,646	1,864,267	1,882,913	10,629	962,756	973,385
1.3	Letters of credit		—	5,212,911	5,212,911	7,866	4,382,383	4,390,249
1.3.1	Documentary letters of credit		—	5,212,911	5,212,911	7,866	4,382,383	4,390,249
1.3.2	Other letters of credit		—	—	—	—	—	—
1.4	Guaranteed pre-financings		—	1,845	1,845	—	1,702	1,702
1.5	Endorsements		—	—	—	—	—	—
1.5.1	Endorsements to the Central Bank of Turkey		—	—	—	—	—	—
1.5.2	Other endorsements		—	—	—	—	—	—
1.6	Marketable securities underwriting commitments		—	—	—	—	—	—
1.7	Factoring related guarantees		29,765	5,023	34,788	52,069	6,666	58,735
1.8	Other guarantees		—	2,603	2,603	—	1,759	1,759
1.9	Other sureties		—	—	—	—	160	160
II.	COMMITMENTS		19,426,933	7,734,462	27,161,395	45,490,756	26,572,506	72,063,262
2.1	Irrevocable commitments		17,917,041	2,878,768	20,795,809	15,323,929	3,855,721	19,179,650
2.1.1	Asset purchase commitments	V-III-1	46,228	2,640,634	2,686,862	539,362	3,636,414	4,175,776
2.1.2	Deposit purchase and sales commitments		—	—	—	—	—	—
2.1.3	Share capital commitments to associates and subsidiaries	V-III-1	—	—	—	—	—	—
2.1.4	Loan granting commitments	V-III-1	8,053,342	14,859	8,068,201	6,730,503	8,853	6,739,356
2.1.5	Securities issuance brokerage commitments		—	—	—	—	—	—
2.1.6	Commitments for reserve deposit requirements		—	—	—	—	—	—
2.1.7	Commitments for cheque payments	V-III-1	1,638,976	—	1,638,976	1,320,438	—	1,320,438
2.1.8	Tax and fund obligations on export commitments		—	—	—	—	—	—
2.1.9	Commitments for credit card limits	V-III-1	7,641,987	—	7,641,987	6,261,117	—	6,261,117
2.1.10	Commitments for credit card and banking operations promotions		247,938	—	247,938	238,991	—	238,991
2.1.11	Receivables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.12	Payables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.13	Other irrevocable commitments	V-III-1	288,570	223,275	511,845	233,518	210,454	443,972
2.2	Revocable commitments		1,509,892	4,855,694	6,365,586	30,166,827	22,716,785	52,883,612
2.2.1	Revocable loan granting commitments		1,509,892	4,817,757	6,327,649	30,161,137	22,691,169	52,852,306
2.2.2	Other revocable commitments		—	37,937	37,937	5,690	25,616	31,306
III.	DERIVATIVE FINANCIAL INSTRUMENTS	V-III-5	6,668,972	30,363,342	37,032,314	6,107,635	20,989,324	27,096,959
3.1	Derivative financial instruments held for risk management		—	—	—	—	—	—
3.1.1	Fair value hedges		—	—	—	—	—	—
3.1.2	Cash flow hedges		—	—	—	—	—	—
3.1.3	Net foreign investment hedges		—	—	—	—	—	—
3.2	Trading derivatives		6,668,972	30,363,342	37,032,314	6,107,635	20,989,324	27,096,959
3.2.1	Forward foreign currency purchases/sales		242,929	312,275	555,204	602,810	731,325	1,334,135
3.2.1.1	Forward foreign currency purchases		121,619	156,202	277,821	301,607	365,671	667,278
3.2.2.2	Forward foreign currency sales		121,310	156,073	277,383	301,203	365,654	666,857
3.2.2	Currency and interest rate swaps		5,782,733	22,857,662	28,640,395	5,331,187	16,127,197	21,458,384
3.2.2.1	Currency swaps-purchases		1,810,386	11,235,508	13,045,894	3,299,610	7,487,077	10,786,687
3.2.2.2	Currency swaps-sales		3,772,347	4,343,916	8,116,263	2,031,577	4,494,972	6,526,549
3.2.2.3	Interest rate swaps-purchases		100,000	3,639,119	3,739,119	—	2,072,574	2,072,574
3.2.2.4	Interest rate swaps-sales		100,000	3,639,119	3,739,119	—	2,072,574	2,072,574
3.2.3	Currency, interest rate and security options		385,290	671,258	1,056,548	173,638	169,225	342,863
3.2.3.1	Currency call options		192,645	335,629	528,274	85,819	84,611	170,430
3.2.3.2	Currency put options		192,645	335,629	528,274	85,819	84,611	170,430
3.2.3.3	Interest rate call options		—	—	—	—	—	—
3.2.3.4	Interest rate put options		—	—	—	—	—	—
3.2.3.5	Security call options		—	—	—	1,000	3	1,003
3.2.3.6	Security put options		—	—	—	1,000	—	1,000
3.2.4	Currency futures		—	—	—	—	—	—
3.2.4.1	Currency futures-purchases		—	—	—	—	—	—
3.2.4.2	Currency futures-sales		—	—	—	—	—	—
3.2.5	Interest rate futures		—	—	—	—	—	—
3.2.5.1	Interest rate futures-purchases		—	—	—	—	—	—
3.2.5.2	Interest rate futures-sales		—	—	—	—	—	—
3.2.6	Others		258,020	6,522,147	6,780,167	—	3,961,577	3,961,577
B.	CUSTODY AND PLEDGED ITEMS (IV+V+VI)		707,625,482	298,960,692	1,006,586,174	840,321,095	225,977,220	1,066,298,315
IV.	ITEMS HELD IN CUSTODY		59,034,803	2,220,606	61,255,409	351,973,501	1,599,747	353,573,248
4.1	Customers’ securities held		519,902	22,567	542,469	378,412	20,816	399,228
4.2	Investment securities held in custody		48,314,735	94,082	48,408,817	343,312,429	—	343,312,429
4.3	Checks received for collection		8,405,605	1,486,159	9,891,764	6,727,932	898,858	7,626,790
4.4	Commercial notes received for collection		1,197,188	254,511	1,451,699	983,671	233,334	1,217,005
4.5	Other assets received for collection		2,152	93	2,245	2,152	86	2,238
4.6	Assets received through public offering		—	6,818	6,818	—	6,289	6,289
4.7	Other items under custody		17,091	87,256	104,347	25,241	146,926	172,167
4.8	Custodians		578,130	269,120	847,250	543,664	293,438	837,102
V.	PLEDGED ITEMS		180,417,729	59,408,743	239,826,472	174,951,547	50,574,396	225,525,943
5.1	Securities		242,862	18,614	261,476	336,298	27,434	363,732
5.2	Guarantee notes		944,683	232,965	1,177,648	702,095	239,873	941,968
5.3	Commodities		25,696,626	590,812	26,287,438	23,434,930	990,995	24,425,925
5.4	Warranties		—	—	—	—	—	—
5.5	Real estates		142,345,512	47,319,679	189,665,191	112,539,683	39,831,978	152,371,661
5.6	Other pledged items		10,335,024	11,114,594	21,449,618	8,343,995	9,350,018	17,694,013
5.7	Pledged items-depository		853,022	132,079	985,101	29,594,546	134,098	29,728,644
VI.	CONFIRMED BILLS OF EXCHANGE AND SURETIES		468,172,950	237,331,343	705,504,293	313,396,047	173,803,077	487,199,124

	TOTAL OFF-BALANCE SHEET ITEMS (A+B)		750,614,337	348,840,593	1,099,454,930	906,259,597	282,605,645	1,188,865,242

The accompanying notes are an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Audited Current Period 1 January 2014- 31 December 2014	Audited Prior Period 1 January 2013- 31 December 2013

I.	INTEREST INCOME		11,664,524	9,440,435
1.1	Interest income from loans	V-IV-1	9,393,240	7,619,741
1.2	Interest income from reserve deposits		2,015	—
1.3	Interest income from banks	V-IV-1	67,307	57,026
1.4	Interest income from money market transactions		931	906
1.5	Interest income from securities portfolio	V-IV-1	2,061,241	1,616,594
1.5.1	Trading financial assets	V-IV-1	11,253	14,909
1.5.2	Financial assets designated at fair value through profit or loss		—	—
1.5.3	Available-for-sale financial assets	V-IV-1	1,489,664	1,198,307
1.5.4	Held-to-maturity investments	V-IV-1	560,324	403,378
1.6	Finance lease income		80,667	64,693
1.7	Other interest income		59,123	81,475
II.	INTEREST EXPENSE		6,809,744	4,533,280
2.1	Interest expense on deposits	V-IV-2	5,043,936	3,543,409
2.2	Interest expense on funds borrowed	V-IV-2	243,009	175,752
2.3	Interest expense on money market transactions		925,913	387,285
2.4	Interest expense on securities issued	V-IV-2	445,715	257,758
2.5	Other interest expenses		151,171	169,076
III.	NET INTEREST INCOME (I — II)		4,854,780	4,907,155
IV.	NET FEES AND COMMISSIONS INCOME		674,456	629,107
4.1	Fees and commissions received		1,109,503	948,375
4.1.1	Non-cash loans		162,970	134,275
4.1.2	Others		946,533	814,100
4.2	Fees and commissions paid		435,047	319,268
4.2.1	Non-cash loans		918	742
4.2.2	Others		434,129	318,526
V.	DIVIDEND INCOME	V-IV-3	12,229	16,429
VI.	TRADING INCOME/LOSSES (Net)	V-IV-4	248,795	257,268
6.1	Trading account income/losses	V-IV-4	176,073	190,307
6.2	Income/losses from derivative financial instruments	V-IV-4	(39,189)	65,904
6.3	Foreign exchange gains/losses	V-IV-4	111,911	1,057
VII.	OTHER OPERATING INCOME	V-IV-5	2,119,791	1,465,262
VIII.	TOTAL OPERATING PROFIT (III+IV+V+VI+VII)		7,910,051	7,275,221
IX.	PROVISION FOR LOSSES ON LOANS AND OTHER RECEIVABLES (-)	V-IV-6	1,747,665	1,812,609
X.	OTHER OPERATING EXPENSES (-)	V-IV-7	3,903,605	3,457,933
XI.	NET OPERATING PROFIT/LOSS (VIII-IX-X)		2,258,781	2,004,679
XII.	INCOME RESULTED FROM MERGERS		—	—
XIII.	INCOME/LOSS FROM INVESTMENTS UNDER EQUITY ACCOUNTING		33,077	25,631
XIV.	GAIN/LOSS ON NET MONETARY POSITION		—	—
XV.	INCOME/LOSS FROM CONTINUING OPERATIONS BEFORE TAXES (XI+XII+XIII+XIV)	V-IV-8	2,291,858	2,030,310
XVI.	CONTINUING OPERATIONS PROVISION FOR TAXES	V-IV-9	(478,015)	(402,131)
16.1	Current tax charges	V-IV-11	(612,250)	(351,394)
16.2	Deferred tax credits	V-IV-11	134,235	(50,737)
XVII.	NET INCOME/LOSS AFTER TAXES FROM CONTINUING OPERATIONS (XV±XVI)	V-IV-12	1,813,843	1,628,179
XVIII.	INCOME FROM DISCONTINUED OPERATIONS		—	—
18.1	Income from investment properties		—	—
18.2	Income from sales of subsidiaries, affiliates and joint-ventures		—	—
18.3	Other income from discontinued activities		—	—
XIX.	EXPENSES FROM DISCONTINUED OPERATIONS(-)		—	—
19.1	Investment property expenses		—	—
19.2	Losses from sales of subsidiaries, affiliates and joint ventures		—	—
19.3	Other expenses from discontinued activities		—	—
XX.	INCOME/LOSS FROM DISCONTINUED OPERATIONS BEFORE TAXES(XVIII-XIX)		—	—
XXI.	DISCONTINUED OPERATIONS PROVISION FOR TAXES(±)		—	—
21.1	Current tax charge		—	—
21.2	Deferred tax charge		—	—
XXII.	NET INCOME/LOSS AFTER TAXES FROM DISCONTINUED OPERATIONS(XX±XXI)		—	—
XXIII.	NET PROFIT/LOSS (XVI+XXII)	V-IV-12	1,813,843	1,628,179

23.1.	Equity holders of the Bank		1,805,677	1,652,474
23.2.	Non-controlling interest(-)	V-IV-13	8,166	(24,295)

	Earnings per 100 Share (full TL)	III-XXIV	0.7255	0.6513

The accompanying notes are an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
CONSOLIDATED STATEMENT OF GAINS AND LOSSES RECOGNIZED IN EQUITY FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	GAINS AND LOSSES RECOGNIZED IN EQUITY	Notes	Audited Current Period 1 January 2014 - 31 December 2014	Audited Prior Period 1 January 2013 - 31 December 2013

I.	VALUATION DIFFERENCES OF AVAILABLE FOR SALE FINANCIAL ASSETS RECOGNIZED IN VALUATION DIFFERENCES OF MARKETABLE SECURITIES	V-V-6	826,465	(1,045,551)
II.	REVALUATION SURPLUS ON TANGIBLE ASSETS		—	—
III.	REVALUATION SURPLUS ON INTANGIBLE ASSETS		—	—
IV.	CURRENCY TRANSLATION DIFFERENCES		(15,664)	73,162
V.	GAINS/(LOSSES) FROM CASH FLOW HEDGES (Effective Portion of Fair Value Changes)		—	—
VI.	GAINS/(LOSSES) FROM NET FOREIGN INVESTMENT HEDGES (Effective portion)		—	—
VII.	EFFECTS OF CHANGES IN ACCOUNTING POLICIES AND ERRORS		—	—
VIII.	OTHER GAINS AND LOSSES RECOGNIZED IN EQUITY IN ACCORDANCE WITH TAS		(36,780)	(9,198)
IX.	DEFERRED TAXES DUE TO VALUATION DIFFERENCES	V-V-6	(153,802)	90,441
X.	NET GAINS/LOSSES RECOGNIZED DIRECTLY IN EQUITY (I+II+ +IX)		620,219	(891,146)
XI.	CURRENT PERIOD’S PROFIT/(LOSS)		1,813,843	1,628,179
11.1	Change in fair value of securities (transfers to the statement of income)	V-V-6	168,124	253,151
11.2	Gains/Losses recognized in the statement of income due to reclassification of cash flow hedges		—	—
11.3	Gains/Losses recognized in the statement of income due to reclassification of net foreign investment hedges		—	—
11.4	Others		1,645,719	1,375,028

XII.	TOTAL GAINS AND LOSSES RECOGNIZED DURING THE PERIOD (X+XI)		2,434,062	737,033

The accompanying notes are an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	CHANGES IN EQUITY	Notes	Paid-in Capital	Capital Reserves from Inflation Adj.s to Paid in Capital	Share Premium	Share Cancellation Profits	Legal Reserves	Status Reserves	Extraordinary Reserves	Other Profit Reserves	Current Year’s Net Profit/(Loss)	Previous Years’ Net Profit/(Loss)	Valuation Differences of the Marketable Securities	Revaluation Surplus on Tangible, Intangible Assets and Investment Property	Bonus Shares of Associates, Subsidiaries and Joint Ventures	Hedging Reserves	Revaluation Surp. On Assets Held for Sale and Assets of Discount. Op.s	Shareholders’ Equity before Minority Shares	Non-controlling Interest	Total Equity
	Prior period — 31 December 2013
I.	Balances at the beginning of the period		2,500,000	—	726,720	—	753,941	5,050	4,802,343	352,193	1,423,451	94,638	720,811	50,452	1,779	—	—	11,431,378	397,619	11,828,997
	Changes during the period
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Valuation differences of the marketable securities		—	—	—	—	—	—	—	—	—	—	(859,663)	—	—	—	—	(859,663)	—	(859,663)
IV.	Hedging reserves		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	4,503	—	—	4,503	—	4,503
VIII.	Translation differences		—	—	—	—	—	—	—	66,111	—	—	—	—	—	—	—	66,111	7,051	73,162
IX.	Changes resulted from disposal of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Group’s equity		—	—	—	—	—	—	—	—	—	—	(10,867)	—	—	—	—	(10,867)	(603)	(11,470)
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	5,736	5,736
12.1	Cash		—	—		—	—	—	—	—	—	—	—	—	—	—	—	—	5,736	5,736
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Others		—	—	—	—	—	—	—	(22,079)	—	—	—	—	—	—	—	(22,079)	(76,115)	(98,194)
XVII.	Current period’s profit/loss		—	—	—	—	—	—	—	—	1,652,474	—	—	—	—	—	—	1,652,474	(24,295)	1,628,179
XVIII.	Profit distribution		—	—	(34)	—	150,225	1,287	1,204,848	24,527	(1,423,451)	(58,279)	—	877	—	—	—	(100,000)	(292)	(100,292)
18.1	Dividends		—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	—	(100,000)	(292)	(100,292)
18.2	Transferred to reserves		—	—	(34)	—	150,225	1,287	1,204,848	24,527	(1,323,451)	(58,279)	—	877	—	—	—	—	—	—
18.3	Others		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the period		2,500,000	—	726,686	—	904,166	6,337	6,007,191	420,752	1,652,474	36,359	(149,719)	51,329	6,282	—	—	12,161,857	309,101	12,470,958

	Current period — 31 December 2014
I.	Balances at the beginning of the period		2,500,000	—	726,686	—	904,166	6,337	6,007,191	420,752	1,652,474	36,359	(149,719)	51,329	6,282	—	—	12,161,857	309,101	12,470,958
	Changes during the period
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Valuation differences of marketable securities		—	—	—	—	—	—	—	—	—	—	671,249	—	—	—	—	671,249	3,006	674,255
IV.	Hedging Reserves		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	(2,599)	—	—	(2,599)	—	(2,599)
VIII.	Translation differences		—	—	—	—	—	—	—	(14,098)	—	—	—	—	—	—	—	(14,098)	(1,566)	(15,664)
IX.	Changes resulted from disposal of assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Group’s equity		—	—	—	—	—	—	—	—	—	(777)	—	—	—	—	—	(777)	—	(777)
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Others		—	—	1,094	—	860	—	5,824	(33,886)	—	(20,762)	—	—	—	—	—	(46,870)	169,748	122,878
XVII.	Current period’s profit/loss		—	—	—	—	—	—	—	—	1,805,677	—	—	—	—	—	—	1,805,677	8,166	1,813,843
XVIII.	Profit distribution		—	—	—	—	164,219	—	1,333,112	113	(1,652,474)	53,495	—	1,535	—	—	—	(100,000)	(2,371)	(102,371)
18.1	Dividends	V-V-5	—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	—	(100,000)	(2,371)	(102,371)
18.2	Transferred to reserves	V-V-5	—	—	—	—	164,219	—	1,333,112	113	(1,552,474)	53,495	—	1,535	—	—	—	—	—	—
18.3	Others		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
	Balances at the end of the period		2,500,000	—	727,780	—	1,069,245	6,337	7,346,127	372,881	1,805,677	68,315	521,530	52,864	3,683	—	—	14,474,439	486,084	14,960,523

The accompanying notes are an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Audited Current Period 31 December 2014	Audited Prior Period 31 December 2013

A.	CASH FLOWS FROM BANKING OPERATIONS
1.1	Operating profit before changes in operating assets and liabilities		3,209,873	2,772,614
1.1.1	Interests received		10,753,156	8,407,894
1.1.2	Interests paid		(6,710,476)	(4,377,459)
1.1.3	Dividends received		5,869	15,500
1.1.4	Fee and commissions received		1,109,503	948,375
1.1.5	Other income		1,231,954	788,314
1.1.6	Collections from previously written-off loans and other receivables	V-I-5	707,442	555,877
1.1.7	Payments to personnel and service suppliers		(1,415,182)	(2,974,541)
1.1.8	Taxes paid		(556,581)	(369,556)
1.1.9	Others	V-VI-1	(1,915,812)	(221,790)

1.2	Changes in operating assets and liabilities		(2,887,087)	(3,099,826)
1.2.1	Net (increase) decrease in financial assets held for trading purpose		141,710	(14,697)
1.2.2	Net (increase) decrease in financial assets valued at fair value through profit or loss		—	—
1.2.3	Net (increase) decrease in due from banks and other financial institutions		(2,045)	(6,439,722)
1.2.4	Net (increase) decrease in loans		(19,225,256)	(20,734,486)
1.2.5	Net (increase) decrease in other assets		(31,827)	(1,091,406)
1.2.6	Net increase (decrease) in bank deposits		721,273	50,580
1.2.7	Net increase (decrease) in other deposits		9,627,944	14,525,085
1.2.8	Net increase (decrease) in funds borrowed		3,932,304	3,632,787
1.2.9	Net increase (decrease) in matured payables		—	—
1.2.10	Net increase (decrease) in other liabilities	V-VI-1	1,948,810	6,972,033

I.	Net cash flow from banking operations		322,786	(327,212)

B.	CASH FLOWS FROM INVESTING ACTIVITIES

II.	Net cash flow from investing activities		(634,008)	(3,254,820)

2.1	Cash paid for purchase of associates, subsidiaries and joint-ventures	V-VI-2	(205,714)	(39,346)
2.2	Proceeds from disposal of associates, subsidiaries and joint-ventures		—	—
2.3	Cash paid for purchase of tangible assets		(175,892)	(190,309)
2.4	Proceeds from disposal of tangible assets		230,805	258,122
2.5	Cash paid for purchase of available-for-sale financial assets		(5,907,461)	(5,407,527)
2.6	Proceeds from disposal of available-for-sale financial assets		6,871,852	3,185,577
2.7	Cash paid for purchase of held-to-maturity investments		(2,869,774)	(2,530,205)
2.8	Proceeds from disposal of held-to-maturity investments		1,466,184	1,507,738
2.9	Others	V-VI-1	(44,008)	(38,870)

C.	CASH FLOWS FROM FINANCING ACTIVITIES

III.	Net cash flow from financing activities		3,409,685	4,303,151

3.1	Cash obtained from funds borrowed and securities issued		8,540,424	8,721,903
3.2	Cash used for repayment of funds borrowed and securities issued		(5,028,368)	(4,318,460)
3.3	Equity instruments issued		—	—
3.4	Dividends paid		(102,371)	(100,292)
3.5	Re-payments for finance leases		—	—
3.6	Others		—	—

IV.	Effect of change in foreign exchange rates on cash and cash equivalents	V-VI-1	4,539	(9,013)

V.	Net decrease in cash and cash equivalents		3,103,002	712,106

VI.	Cash and cash equivalents at the beginning of the year	V-VI-4	6,087,903	5,375,797

VII.	Cash and cash equivalents at the end of the period	V-VI-4	9,190,905	6,087,903

The accompanying notes are an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED STATEMENT OF PROFIT DISTRIBUTION

FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Current Period 31 December 2014	Prior Period 31 December 2013
I.	DISTRIBUTION OF CURRENT YEAR PROFIT(***)

1.1	CURRENT YEAR’S PROFIT		2,213,676	1,982,914
1.2	TAXES AND LEGAL DUTIES PAYABLE		(460,403)	(397,375)
1.2.1	Corporate tax (income tax)	V-IV-11	(601,519)	(341,481)
1.2.2	Withholding tax		—	—
1.2.3	Other taxes and duties (**)	V-IV-11	141,116	(55,894)

A.	NET PROFIT FOR THE YEAR		1,753,273	1,585,539

1.3	DEFERED TAX INCOME TRANSFERRED TO OTHER RESERVES	V-IV-11	—	—

B.	NET PROFIT FOR THE YEAR AFTER DEFERRED TAX INCOME		1,753,273	1,585,539

1.4	ACCUMULATED LOSSES		—	—
1.5	FIRST LEGAL RESERVES	V-V-5	—	(79,278)
1.6	OTHER STATUTORY RESERVES	V-V-5	—	(79,278)

C.	NET PROFIT AVAILABLE FOR DISTRIBUTION(*)		—	1,426,983

1.7	FIRST DIVIDEND TO SHAREHOLDERS		—	100,000
1.7.1	To owners of ordinary shares		—	100,000
1.7.2	To owners of privileged shares		—	—
1.7.3	To owners of redeemed shares		—	—
1.7.4	To profit sharing bonds		—	—
1.7.5	To holders of profit and loss sharing certificates		—	—
1.8	DIVIDENDS TO PERSONNEL		—	—
1.9	DIVIDENDS TO BOARD OF DIRECTORS		—	—
1.10	SECOND DIVIDEND TO SHAREHOLDERS		—	—
1.10.1	To owners of ordinary shares		—	—
1.10.2	To owners of privileged shares		—	—
1.10.3	To owners of redeemed shares		—	—
1.10.4	To profit sharing bonds		—	—
1.10.5	To holders of profit and loss sharing certificates		—	—
1.11	SECOND LEGAL RESERVES		—	—
1.12	STATUS RESERVES		—	—
1.13	EXTRAORDINARY RESERVES	V-V-5	—	1,325,482
1.14	OTHER RESERVES		—	—
1.15	SPECIAL FUNDS	V-V-5	—	1,501

II.	DISTRIBUTION FROM RESERVES

2.1	DISTRIBUTION OF RESERVES		—	—
2.2	SECOND LEGAL RESERVES		—	—
2.3	DIVIDENTS TO SHAREHOLDERS		—	—
2.3.1	To owners of ordinary shares		—	—
2.3.2	To owners of privileged shares		—	—
2.3.3	To owners of redeemed shares		—	—
2.3.4	To profit sharing bonds		—	—
2.3.5	To holders of profit and loss sharing certificates		—	—
2.4	DIVIDENDS TO PERSONNEL		—	—
2.5	DIVIDENDS TO BOARD OF DIRECTORS		—	—

III.	EARNINGS PER SHARE

3.1	TO OWNERS OF ORDINARY SHARES (Earning per 100 shares)		0.7013	0.6342
3.2	TO OWNERS OF ORDINARY SHARES ( % )		70.13	63.42
3.3	TO OWNERS OF PRIVILEGED SHARES		—	—
3.4	TO OWNERS OF PRIVILEGED SHARES ( % )		—	—

IV.	DIVIDEND PER SHARE		—

4.1	TO OWNERS OF ORDINARY SHARES		—	0.04
4.2	TO OWNERS OF ORDINARY SHARES ( % )		—	4.00
4.3	TO OWNERS OF PRIVILEGED SHARES		—	—
4.4	TO OWNERS OF PRIVILEGED SHARES ( % )		—	—

(*)                           As at report date, no resolution has been decided regarding about 2014 profit distribution. Accordingly, net profit available for distribution has not been presented.

(**)                    The amount shown in the other taxes and duties is the deferred tax income/loss which is not subject to profit distribution.

(***)             Profit distribution table has been presented according to unconsolidated financial statements of the Parent Bank.

The accompanying notes are an integral part of these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION THREE

ACCOUNTING POLICIES

I.                                        BASIS OF PRESENTATION

The Parent Bank maintains its books of accounts in Turkish Lira in accordance with the Banking Act No. 5411 (“Banking Act”), which are effective from 1 November 2005, the Turkish Commercial Code (“TCC”) and Turkish tax legislation. The consolidated financial statements are prepared in accordance with the “Regulation on the Principles and Procedures Regarding Banks’ Accounting Application and Keeping Documents” published in the Official Gazette No. 26333 dated 1 November 2006 by the BRSA (“Banking Regulation and Supervision Agency”) which refers to “Turkish Accounting Standards” (“TAS”) and “Turkish Financial Reporting Standards”(“TFRS”) issued by the Public Oversight Accounting and Auditing Standards Authority, and other decrees, notes and explanations related to the accounting and financial reporting principles published by the BRSA (all defined as “BRSA Principles”). The format and the details of the publicly announced financial statements and related disclosures to these statements have been prepared in accordance with the “Communiqués Related to Publicly Announced Financial Statements of Banks and Explanations and Notes Related to these Financial Statements” published in the Official Gazette No. 28337 dated 28 June 2012.

The accompanying consolidated financial statements are prepared in accordance with the historical cost basis as modified in accordance with inflation adjustments applied until 31 December 2004, except for the financial assets at fair value through profit or loss, derivative financial assets and liabilities held for trading purpose, available-for-sale financial assets and consolidated investments in associates and subsidiaries whose fair value can be reliably measured and assets available for sale, which are presented on a fair value basis.

The preparation of financial statements requires the use of certain critical estimates on assets and liabilities reported as of balance sheet date or amount of contingent assets and liabilities explained and amount of income and expenses occurred in related period. Although these estimates rely on the management’s best judgment, actual results can vary from these estimates. Judgments and estimates are explained in related notes.

The accounting policies and valuation principles applied in the preparation of these financial statements are defined and applied in accordance with TAS. Those accounting policies and valuation principles are explained in Notes II. to XXIV. below.

Additional paragraph for convenience translation to English

The differences between accounting principles, as described in the preceding paragraphs, and the accounting principles generally accepted in countries, in which the accompanying consolidated financial statements are to be distributed, and International Financial Reporting Standards (“IFRS”), may have significant influence on the accompanying consolidated financial statements. Accordingly, the accompanying consolidated financial statements are not intended to present the financial position and results of operations in accordance with the accounting principles generally accepted in such countries and jurisdictions other than Turkey and IFRS.

II.                                   STRATEGY FOR THE USE OF FINANCIAL INSTRUMENTS AND FOREIGN CURRENCY TRANSACTIONS

Strategy for the use of financial instruments

The Parent Bank’s core operations are based on retail banking, corporate banking, private banking, foreign exchange operations, money market operations, investment security transactions, and international banking. As a result of the nature of its operations, the Parent Bank intensively utilizes financial instruments. The Bank funds itself through deposits with different maturities as the main funding resources that are invested in assets earning higher returns.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

II.                                   STRATEGY FOR THE USE OF FINANCIAL INSTRUMENTS AND FOREIGN CURRENCY TRANSACTIONS (Continued)

The most important fund sources of the Bank other than the deposits are its equity, interbank money market takings and medium and long-term borrowings obtained from foreign financial institutions. The Bank pursues an effective asset-liability management strategy by securing balance between funding resources and investments so as to reduce risks and increase returns. Accordingly, the Bank attaches great significance to long-term placements bearing higher interest rates.

It is essential to consider the maturity structure of assets and liabilities in liquidity management. The essence of asset liability management is the keep the liquidity risk, interest rate risk, exchange rate risk, and credit risk within reasonable limits; while enhancing profitability and strengthening the Bank’s shareholders’ equity.

Lending loans and investments in marketable securities generate higher return than the average rate of return of the Bank’s operating activities on the basis of maturity structures and market conditions. When bank placements are considered, they have short term maturity in terms of liquidity management but earn lower return. The Bank takes position against short-term foreign exchange risk, interest rate risk and market risk in money and capital markets, by considering market conditions, within specified limits set by regulations. The Bank hedges itself and controls its position against the foreign exchange risk being exposed due to foreign currency available-for-sale investments, investments in other portfolios and other foreign currency transactions by various derivative transactions and setting the equilibrium between foreign currency denominated assets and liabilities.

Foreign currency position is closely followed taking the legal limits and the Bank’s internal control regulations, formed in a balanced basket taking the market conditions into account.

In order to avoid interest rate risk, assets and liabilities having fixed and floating interest rates are kept in balance, taking the maturity structure into consideration.

Information on foreign currency transactions

Transactions of the Parent Bank and its consolidated subsidiaries located in Turkey are recorded in TL, the functional currency of the Parent Bank and the related subsidiaries. Foreign currency transactions are recorded using the foreign exchange rates ruling at the transaction date. The foreign exchange rate differences are recognized as foreign exchange gains or losses in the statement of income.

Foreign exchange differences resulting from amortized costs of foreign currency denominated available-for-sale financial assets are recognized in the statement of income whilst foreign exchange differences resulting from unrealized gains and losses are presented in “valuation differences of marketable securities” under equity.

If the net investments in associates and subsidiaries operating in foreign countries are measured at cost, they are reported as translated into TL by using the foreign exchange rate at the date of transaction. If related associates and subsidiaries are measured at fair value, net foreign operations are reported as translated into TL by the rates prevailing at the date of the determination of the fair value.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

III.                              INFORMATION ON COMPANIES SUBJECT TO CONSOLIDATION

Investments in consolidated companies

As at and for year ended 31 December 2014, the financial statements of T. Vakıflar Bankası T.A.O, Vakıf International A.G., Vakıf Finansal Kiralama A.Ş., Güneş Sigorta A.Ş., Vakıf Emeklilik A.Ş., Vakıf Finans Faktoring Hizmetleri A.Ş., Vakıf Yatırım Menkul Değerler A.Ş., Vakıf Portföy Yönetimi A.Ş., Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. and Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. have been included in the consolidated financial statements of the Group.

Vakıf International AG, was established in 1999 to operate in the banking sector in foreign countries, in line with the Bank’s globalization policy. Its head office is in Vienna.

Vakıf Finansal Kiralama A.Ş., was established in 1988 to enter into finance lease operations and related transactions and contracts. Its head office is in Istanbul.

Güneş Sigorta A.Ş. was established under the leadership of the Bank and Toprak Mahsulleri Ofisi in 1957. The Company has been operating in nearly all non-life insurance branches like fire, accident, transaction, engineering, agriculture, health, forensic protection, and loan insurance. Its head office is in Istanbul.

Vakıf Emeklilik A.Ş. was established under the name Güneş Hayat Sigorta AŞ in 1991. In 2003 the Company has taken conversion permission from Treasury and started to operate in private pension system. Its head office is in Istanbul.

Vakıf Finans Factoring Hizmetleri A.Ş. was established in 1998 to perform factoring transactions and any kind of financing transactions. Factoring, the main operation of the Company, is a financing method that includes the trade receivables of production, distribution and service companies to be sold to intermediary institutions. Its head office is in Istanbul.

Vakıf Yatırım Menkul Değerler A.Ş. was established in 1996 to provide service to investors through making capital markets transactions, issuance of capital market tools, commitment of repurchase and sales, and purchase and sales of marketable securities, operating as a member of stock exchange, investment consultancy, and portfolio management. Its head office is in Istanbul.

Vakıf Portföy Yönetimi A.Ş. operates in investment fund management, portfolio management and pension fund management. Its head office is in Istanbul.

Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. was established as the first real estate investment partnership in finance sector under the adjudication of Capital Markets Law in 1996. The Company’s main operation is in line with the scope in the Capital Markets Board’s regulations relating to real estate investment trusts like, real estates, capital market tools based on real estates, real estate projects and investment on capital market tools. Its head office is in Istanbul.

Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ was established in 1991 in Istanbul. The main operation of the Company is to invest a portfolio including marketable debt securities, equity securities without having managerial power in the partnerships whose securities have been acquired; and gold and other precious metals traded in national and international stock exchange markets or active markets other than stock exchange markets, in accordance with the principles and regulations promulgated by Capital Markets Board. Its head office is in Istanbul.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

III.                              INFORMATION ON COMPANIES SUBJECT TO CONSOLIDATION (Continued)

Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorisation of World Vakıf UBB Ltd, a subsidiary which was subject to consolidation in previous periods, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. World Vakıf UBB Ltd. will be liquidated according to 24 May 2010 dated decision of the Nicosia Local Court. Therefore, the financial statements of the company have not been consolidated as at 31 December 2014 and 31 December 2013 but its equity until the liquidation decision date has included in the accompanying consolidated financial statements.

The liquidation process of World Vakıf Off UBB Ltd, an associate of the Parent Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed. Thus, the company’s name has been changed as “World Vakıf UBB Ltd in Liquidation”.

As per the resolution of the Board of Directors of the Parent Bank held on 8 September 2011, it has been decided to merge Vakıf Sistem Pazarlama Yazılım Servis Güvenlik Temizlik Ticaret ve Sanayi AŞ with Vakıf Pazarlama Ticaret AŞ with dissolution of Vakıf Sistem Pazarlama Yazılım Servis Güvenlik Temizlik Ticaret ve Sanayi AŞ without liquidation, in accordance with article 451 of Turkish Commercial Code. Since Vakıf Pazarlama ve Ticaret AŞ is not a financial subsidiary anymore, its financial statements have not been consolidated as at 31 December 2014 and
31 December 2013, but its equity until the merger date has been included in the accompanying consolidated financial statements.

Investments in associates consolidated per equity method

As at and for the year ended 31 December 2014, the financial statements of Kıbrıs Vakıflar Bankası Ltd. and Türkiye Sınai Kalkınma Bankası A.Ş. have been consolidated per equity method in the consolidated financial statements of the Group.

Kıbrıs Vakıflar Bankası Ltd. was established in 1982 in Turkish Republic of Northern Cyprus, mainly to encourage the credit cards issued by the Bank, and increase foreign exchange inflow, and carry on retail and commercial banking operations. Its head office is in Lefkosa.

Türkiye Sınai Kalkınma Bankası A.Ş. was established in 1950 to support investments in all economic sectors. Its head office is in Istanbul.

In cases where the accounting policies for the preparation of the financial statements of Financial Subsidiaries are different than those of the Parent Bank, the differences have been adjusted to the accounting policies of the Parent Bank, taking the materiality principle into account. The financial statements of local Financial Subsidiaries, and foreign Financial Subsidiaries preparing their financial statements according to the principles of the countries which they are located in, have been adjusted in accordance with Reporting Standards as at the related reporting dates. Inter-company balances and transactions, and any unrealized gains and losses arising from inter-company transactions, are eliminated in preparing these consolidated financial statements.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

IV.                               INFORMATION ON FORWARDS, OPTIONS AND OTHER DERIVATIVE TRANSACTIONS

The derivative transactions mainly consist of foreign currency and interest rate swaps, foreign currency forward contracts and foreign currency options. The Group has classified its derivative transactions as “trading derivatives” in accordance with the TAS 39 — Financial Instruments: Recognition and Measurement.

Derivatives are initially recorded at their acquisition costs including the transaction costs.

The notional amounts of derivative transactions are recorded in off-balance sheet accounts based on their contractual amounts stated on the related derivative contracts.

Subsequently, the derivative transactions are measured at their fair values and the changes in fair values are recorded in the balance sheet under “derivative financial assets held for trading purpose” or “derivative financial liabilities held for trading purpose”. The subsequent fair value changes are recorded in the consolidated statement of income.

V.                                    INFORMATION ON INTEREST INCOME AND EXPENSES

Banking activities

Interest income and expense are recognized according to the effective interest method based on accrual basis. The effective interest rate is the rate that discounts the estimated future cash payments and receipts through the expected life of the financial asset or liability (or, where appropriate, a shorter period) to the carrying amount of the financial asset or liability. Effective interest rate is calculated when a financial asset or a liability is initially recorded and is not modified thereafter.

The computation of effective interest rate comprises all fees and points paid or received transaction costs, and discounts or premiums that are an integral part of the effective interest rate. Transaction costs are additional costs that are directly related to the acquisition, emission or disposal of financial assets or liabilities.

As per relevant legislation, the accrued interest income on non-performing loans are reversed and subsequently recognized as interest income only when collected.

Finance leasing activities

The total of minimum rent amounts are recorded at “finance lease receivables” account in gross amounts comprising the principal amounts and interests. The interest, the difference between the total of rent amounts and the cost of the fixed assets, is recorded at “unearned income” account. As the rents are collected, “finance lease receivables” account is decreased by the rent amount; and the interest component is recorded in the consolidated statement of income as interest income.

Factoring operations

Factoring receivables are initially recorded at their historical costs less transaction costs. They are amortized using the effective interest method, taking their historical costs and future cash flows into account and the amortized amounts are recognized as “other interest income” in the consolidated statement of income.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VI.                               INFORMATION ON FEES AND COMMISSIONS

Fees and commission received and paid are recognized according to either accrual basis of accounting or effective interest method depending on nature of fees and commission, incomes derived from agreements and asset purchases for third parties are recognized as income when realized.

VII.                          INFORMATION ON FINANCIAL ASSETS

A financial asset is any asset that is cash, an equity instrument of another entity, a contractual right to receive cash or another financial asset from another entity; or to exchange financial assets or financial liabilities with another entity under conditions that are potentially favourable to the entity.

Financial assets except for measured at fair value through profit or loss are recognized initially with their transaction costs that are directly attributable to the acquisition or issue of the financial asset. Purchase and sale transactions of securities are accounted at settlement dates.

Financial assets are classified in four categories; as financial assets at fair value through profit or loss, available-for-sale financial assets, held-to-maturity investments, and loans and receivables.

Financial assets at fair value through profit or loss

Financial assets, which are classified as “financial assets at fair value through profit or loss”, are trading financial assets and are either acquired for generating profit from short-term fluctuations in the price or dealer’s margin, or are the financial assets included in a portfolio in which a pattern of short-term profit making exists independent from the acquisition purpose.

Such assets are measured at their fair values and gain/loss arising is recorded in the consolidated statement of income. Interest income earned on trading securities and the difference between their acquisition costs and fair values are recorded as interest income in the consolidated statement of income. The gains/losses in case of disposal of such securities before their maturities are recorded under trading income/losses in the consolidated statement of income.

Held to maturity investments, available-for-sale financial assets and loans and receivables

Held to maturity investments are the financial assets with fixed maturities and pre-determined payment schedules that the Bank has the intent and ability to hold until maturity, excluding loans and receivables.

There are no financial assets that are not allowed to be classified as held-to-maturity investments for two years due to the tainting rules applied for the breach of classification rules.

Held-to-maturity investments are measured at amortized cost using effective interest method after deducting impairments, if any.

Available-for-sale financial assets are the financial assets other than assets held for trading purposes, held-to-maturity investments and loans and receivables.

Available-for-sale financial assets are initially recorded at cost and subsequently measured at their fair values. Assets that are not traded in an active market are measured by valuation techniques, including recent market transactions in similar financial instruments, adjusted for factors unique to the instrument being valued; or discounted cash flow techniques for the assets which do not have a fixed maturity. Unrecognized gains or losses calculated as the difference between the fair values and the discounted values of available for sale financial assets are recorded in “valuation differences of the marketable securities” under the equity. In case of sales, the realized gain or losses are recognized directly in the consolidated statement of income.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VII.                          INFORMATION ON FINANCIAL ASSETS (Continued)

Purchase and sales of investment securities are recognized at the date of delivery. The changes in fair value of assets during the period between trade date and settlement date are accounted for in financial assets at fair value through profit or loss, available-for-sale financial assets and financial assets held for trading in the settlement date-accounting policy.

Loan and receivables are the financial assets raised by the Bank providing money, commodity and services to debtors. Loans are financial assets with fixed or determinable payments and not quoted in an active market.

Loans and receivables are recorded at cost and measured at amortized cost by using effective interest method. The duties paid, transaction expenditures and other similar expenses on assets received against such risks are considered as a part of transaction cost and charged to customers.

Associates and subsidiaries

The subsidiaries are enterprises that gain favour from managing Bank’s financial and operation policies. In unconsolidated financial tables, subsidiaries are accounted in accordance with TAS 39. If subsidiaries are traded at organized markets and the fair values of these subsidiaries can be determined, these subsidiaries are accounted with their fair values. Otherwise, subsidiaries are accounted with their cost values after deducting impairment and provision in the financial tables.

In unconsolidated financial tables, associates are accounted in accordance with TAS 39. If associates are traded at organized markets and the fair values of these associates can be determined, these associates are accounted with their fair values. Otherwise, associates are accounted with their cost values after deducting impairment and provision in the financial tables.

VIII.                     INFORMATION ON IMPAIRMENT OF FINANCIAL ASSETS

Financial assets or group of financial assets are reviewed at each balance sheet date to determine whether there is objective evidence of impairment. If any such indication exists, the Group estimates the amount of impairment.

Impairment loss incurs if, and only if, there is objective evidence that the expected future cash flows of financial asset or group of financial assets are adversely affected by an event(s) (loss event(s)) incurred subsequent to recognition. The losses expected to incur due to future events are not recognized even if the probability of loss is high.

If there is an objective evidence that certain loans will not be collected, for such loans; the Bank provides specific and general allowances for loan and other receivables classified in accordance with the Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables published on the Official Gazette no. 26333 dated 1 November 2006 and the amendments to this regulation. The allowances are recorded in the statement of income of the related period.

IX.                              INFORMATION ON NETTING OF FINANCIAL INSTRUMENTS

Financial assets and financial liabilities are offset and the net amount is reported in the balance sheet if, and only if, there is a currently enforceable legal right of the Group to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

X.                                   INFORMATION ON REPURCHASE AND RESALE AGREEMENTS AND SECURITIES LENDING

Securities sold under repurchase agreements (“repo”) are recorded on the balance sheet. Government bonds and treasury bills sold to customers under repurchase agreements are classified as “Securities Subject to Repurchase Agreements” and classified under “held for trading”, “available for sale” and/or “held-to-maturity” portfolios and they are valued based on the revaluation principles of the related portfolios. Funds received through repurchase agreements are classified separately under liability accounts and the related interest expenses are accounted on an accrual basis.

Securities purchased under resale agreements (“reverse repo”) are classified under “Interbank Money Markets” separately. An income accrual is accounted for the positive difference between the purchase and resale prices earned during the period.

XI.                              INFORMATION ON ASSETS AND LIABILITIES ARISING FROM ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

Tangible assets acquired in consideration of receivables are accounted for in accordance with the requirements of the Communiqué on “Methods, Principles for Purchase and Sale of Precious Metal and Sale of Goods and Immovable obtained in Return of Receivables” published in the Official Gazette numbered 26333 and dated 1 November 2006 and these assets are subject to revaluation by no means.

A discontinued operation is a part of the Bank’s business classified as sold or held-for-sale. The operating results of the discontinued operations are disclosed separately in the income statement.

The Group has no discontinued operations.

XII.                         INFORMATION ON GOODWILL AND OTHER INTANGIBLE ASSETS

As at the balance sheet date, the Group has no goodwill.

The Group’s intangible assets consist of software. Intangible assets are initially recorded at their costs in compliance with the TAS 38 - Intangible Assets.

The costs of the intangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. The intangible assets purchased after this date are recorded at their historical costs. The intangible assets are amortized on their restated costs based on straight line amortisation.

If there is objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XIII.                    INFORMATION ON TANGIBLE ASSETS

The costs of the tangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. The tangible assets purchased after this date are recorded at their historical costs. Tangible assets purchased after 1 January 2005 are recorded at their historical costs after deducting financing expenses and foreign exchange differences if any.

Gains and losses arising from the disposal of the tangible assets are calculated as the difference between the net book value and the net sales price.

Maintenance and repair costs incurred for tangible assets are recorded as expense.

There are no restrictions such as pledges, mortgages or any other restriction on tangible assets.

Depreciation rates and estimated useful lives are:

Tangible assets	Estimated useful lives (years)	Depreciation Rates (%)
Buildings	50	2
Office equipment, furniture and fixture, and vehicles	5-10	10-20
Assets obtained through finance leases	4-5	20-25

There are no changes in the accounting estimates that are expected to have an impact in the current or subsequent periods.

At each reporting sheet date, the Group evaluates whether there is objective evidence of impairment on its assets. If there is an objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

XIV.                     INFORMATION ON INVESTMENT PROPERTIES

Investment property is a property held either to earn rental income or for capital appreciation or for both. Group held investment property with respect to the consolidated real estate investment and insurance firms’ activities.

Investment properties are initially recorded at their acquisition costs including transaction costs.

Investment properties, following the initial recording, are measured by acquisition cost method (reducing accumulated depreciation and if it is present, provisions for impairment from acquisition cost) that is used in tangible assets.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XV.                          INFORMATION ON LEASING ACTIVITIES

Finance leasing activities as the lessee

Tangible assets acquired through finance leasing are recognized in tangible assets and the obligations under finance leases arising from the lease contracts are presented under “Finance Lease Payables” account in the consolidated balance sheet of the Group. In the determination of the related asset and liability amounts, the lower of the fair value of the leased asset and the present value of leasing payments is considered. Financial costs on leasing agreements are expanded in lease periods at a fixed interest rate.

If there is impairment in the value of the assets obtained through finance lease and in the expected future benefits, the leased assets are valued with net realizable value. Depreciation for assets obtained through finance lease is calculated in the same manner as tangible assets.

Finance leasing activities as the lessor

The rent amounts at the beginning of the finance leasing activities are recorded at “finance lease receivables” account in gross amounts comprising the principal amounts and interests. The interest, the difference between the total of rent amounts and the cost of the fixed assets, is recorded at “unearned income” account. As the rents are collected, “finance lease receivables” account is decreased by the rent amount; and the interest component is recorded at consolidated income statement as interest income.

Operational leases

Transactions regarding operational lease agreements are accounted on an accrual basis in accordance with the terms of the related contracts.

XVI.                     INFORMATION ON PROVISIONS AND CONTINGENT LIABILITIES

Provisions other than the specific and general provisions set for loans and other receivables and provisory liabilities are accounted in accordance with TAS 37 “Turkish Accounting Standard on Provisions, Contingent Liabilities and Contingent Assets Corresponding”.

In the consolidated financial statements, a provision is booked for an existing commitment resulted from past events if it is probable that the commitment will be settled and a reliable estimate can be made of the amount of the obligation. Provisions are calculated based on the best estimates of management on the expenses to incur as at the balance sheet date and, if material, such expenses are discounted for their present values. If the amount is not reliably estimated and there is no probability of cash outflow from the Group to settle the liability, the related liability is considered as “contingent” and disclosed in the notes to the consolidated financial statements.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of one or more uncertain future events not wholly within the control of the entity. Contingent assets are not recognized in consolidated financial statements but are assessed continuously to ensure that related updates are appropriately reflected in the consolidated financial statements. If it has become virtually certain that an inflow of economic benefits will arise, the asset and the related income are recognized in the consolidated financial statements of the period in which the change occurs. If an inflow of economic benefits has become probable, the Group discloses the contingent asset.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVII.                INFORMATION ON OBLIGATIONS OF THE GROUP CONCERNING EMPLOYEE RIGHTS

Provision for severance payments

In accordance with existing Turkish Labour Law, the Group is required to make lump-sum termination indemnities to each employee who has completed one year of service with the Parent Bank and whose employment is terminated due to retirement or for reasons other than resignation or misconduct. The computation of the liability is based upon the retirement pay ceiling announced by the Government. The applicable ceiling amount as at 31 December 2014 is TL 3,438 (full TL)
(31 December 2013: TL 3,254 (full TL)).

The Group reserved for employee severance indemnities in the accompanying consolidated financial statements using actuarial method in compliance with the TAS 19 - Employee Benefits.

As at 31 December 2014 and 31 December 2013, the major actuarial assumptions used in the calculation of the total liability are as follows:

	Current Period	Prior Period
Discount Rate	8.60%	9.70%
Estimated Inflation Rate	6.50%	6.40%

Other benefits to employees

In the accompanying consolidated financial statements, the Group has provided provision in compliance with TAS 19, for undiscounted other employee benefits earned during the financial period as per services rendered.

The accounting of actuarial gains and losses due to the changes in actuarial assumptions or the differences between assumption and realized has been changed to be applied as at or after the account periods starting from 1 January 2013 by “The communique (No: 9) about Employee Benefits
(“TAS 19”)” published by the Official Gazette No. 28585 dated 12 March 2013 issued by Public Oversight Accounting and Auditing Standards Authority.  “Transition and Validity Date” in the standard permits retrospective application. Thus, actuarial gains and losses have been accounted in “Other Profit Reserves” shown under “Equity” associated with “The Statement of Gains and Losses Recognized in Equity” for the respective reporting periods.

Pension fund

The employees of the Parent Bank are the members of “Türkiye Vakıflar Bankası Türk Anonim Ortaklığı Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı” (“the Fund”) established on 15 May 1957 as per the temporary article no. 20 of the Social Security Law no. 506.

The first paragraph of the temporary article no. 23 which states the Banks should transfer pension funds to the Social Security Institution within three years after the issue date of the Banking Law no. 5411, issued in the 1 November 2005 dated and 25983 numbered Official Gazette, has been cancelled by the Constitutional Court’s 22 March 2007 dated and 2007/33 numbered decision. Reasoned ruling of the Constitutional Court has been issued on 15 December 2007 in the Official Gazette no. 26731. The reason for the cancellation decision by Constitutional Court was stated as possible future losses on acquired rights of Fund members.

Constitutional Court has indicated the probable losses in acquired rights of fund members as the reason of the cancellation decision. Following the publication of the ruling, the Turkish Parliament started to work on new legal arrangements and the Social Security Law no. 5754 (“the Law”) has been approved on 17 April 2008. The Law is enacted by the approval of the President of Turkey and issued on the 8 May 2008 dated and 26870 numbered Official Gazette.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVII.                INFORMATION ON OBLIGATIONS OF THE GROUP CONCERNING EMPLOYEE RIGHTS (Continued)

In accordance with the temporary article no. 20 of the Article no. 73 of the Law;

The discounted liability for each fund in terms of the persons transferred as at the transfer date, including the contributors left the fund, should be calculated by the assumptions below,

a)     The technical interest rate to be used for the actuarial calculation is 9.80%.

b)     Income and expenditures in respect to fund’s insurance division are considered in the calculation of discounted liability.

Law requires the transfer to be completed in three years beginning from 1 January 2008. The three year period has expired on 8 May 2011; however, it has been extended to 8 May 2013 with the decision of Council of Ministers published in Official Gazette dated 9 April 2011. Before the expiration date, with the decision of Council of Ministers published in Official Gazette dated
3 May 2013, the period for transferring banks, insurance and reassurance firms, board of trade, exchanges or participants, monthly salary paid individuals and beneficiaries of the funds that are constructed for their personnel to Social Security Institution in the scope of the temporary article no. 20 of the Social Security Law no. 506 published in Official Gazette dated 30 April 2014 has extended for one year to 8 May 2014.

The employer of pension fund participants (the Banks) will continue to pay the non-transferable social rights, which are already disclosed in the article of association of the pension fund, to the pension participants and their right owners, even though the salary payment obligation has been transferred to the Social Security Foundation.

The technical financial statements of the Fund are audited by the certified actuary according to the “Actuaries Regulation” which is issued as per the Article no. 21 of the 5684 numbered Insurance Law. As per the actuarial report dated February 2015 in compliance with the principles explained above, there is no technical or actual deficit determined which requires provision against.

XVIII.           INFORMATION ON TAXATION

Corporate tax

Corporate tax rate is 20% in Turkey. This rate is applied to the total income of the corporations adjusted for certain disallowable expenses, exempt income and any other allowances.

Dividends paid to the resident institutions and the institutions working through local offices or representatives are not subject to withholding tax. Except for the dividend payments to these institutions, the withholding tax rate on the dividend payments is 15%. In applying the withholding tax rates on dividend payments to the non-resident institutions and the individuals, the withholding tax rates covered in the related Double Tax Treaty Agreements are taken into account. Appropriation of the retained earnings to capital is not considered as profit distribution and therefore is not subject to withholding tax.

The prepaid taxes are calculated and paid at the rates valid for the earnings of the related years. The payments can be deducted from the annual corporate tax calculated for the whole year earnings.

In accordance with the tax legislation, tax losses can be carried forward to offset against future taxable income for up to five years. Tax losses cannot be carried back to offset profits from previous periods.

In Turkey, there is no procedure for a final and definite agreement on tax assessments. Companies file their tax returns with their tax offices by the end of 25th of the fourth month following the close of the accounting period to which they relate.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVIII.           INFORMATION ON TAXATION (Continued)

Tax returns are open for five years from the beginning of the year that follows the date of filing during which time the tax authorities have the right to audit tax returns, and the related accounting records on which they are based, and may issue re-assessments based on their findings.

The corporate tax rate for the Group’s subsidiary in Austria has been determined as 25%. Prepaid corporate taxes for every three months are computed and paid using the related period’s tax rate. Taxes which have been paid for previous periods can be deducted from corporate taxes computed on annual taxable income. According to the Double Taxation Treaty Agreement between Turkey and Austria, Turkish corporations in Austria possess the right to benefit from tax returns of 10% on interest earned from the investments and loans granted in Turkey.

Deferred taxes

According to the TAS 12 - Income Taxes; deferred tax assets and liabilities are recognized, on all taxable temporary differences arising between the carrying values of assets and liabilities in the financial statements and their corresponding balances considered in the calculation of the tax base, except for the differences not deductible for tax purposes and initial recognition of assets and liabilities which affect neither accounting nor taxable profit.

Deferred tax assets and deferred tax liabilities for each subsidiary subject to consolidation are presented after offsetting these assets and liabilities in the financial statements of the related subsidiaries, since the subsidiaries have legal right to offset tax assets and tax liabilities. In the consolidated financial statements, deferred tax assets and deferred tax liabilities are not offsetted since the subsidiaries subject to consolidation do not have the right to receive a net receivable or pay a net payable legally.

In case where gains/losses resulting from the subsequent measurement of the assets are recognized in the consolidated statement of income, then the related current and/or deferred tax effects are also recognized in the consolidated statement of income. On the other hand, if such gains/losses are recognized as an item under equity, then the related current and/or deferred tax effects are also recognized directly in the equity.

Transfer pricing

In Turkey, the transfer pricing provisions have been stated under the Article 13 of Corporate Tax Law with the heading of “disguised profit distribution via transfer pricing”. The General Communiqué on disguised profit distribution via Transfer Pricing, dated 18 November 2007 sets details about implementation.

If a taxpayer enters into transactions regarding sale or purchase of goods and services with related parties, where the prices are not set in accordance with arm’s length principle, then related profits are considered to be distributed in a disguised manner through transfer pricing. Such disguised profit distributions through transfer pricing are not accepted as tax deductible for corporate income tax purposes.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVIII.           INFORMATION ON TAXATION (Continued)

Investment incentive

As per the provisional Article no. 69, effective from 1 January 2006, added to the Income Tax Law no. 193 by Law no. 5479 dated 8 April 2006 and published in Official Gazette no. 26133, tax payers could deduct investment incentives which were calculated according to the legislative provisions (including tax rate related provisions) in force on 31 December 2005, only from the taxable income for the years 2006, 2007, and 2008. The rights of tax payers who could not deduct investment incentives fully or partially due to insufficient taxable income during those years, were lost as at
31 December 2008.

In accordance with the decision taken by the Turkish Constitutional Court on 15 October 2009, the 2006, 2007 and 2008 clause of the provisional Article no. 69 of the Income Tax Law mentioned above, is repealed and the time limitation for the use of the investment incentive is removed. The repeal related to the investment incentive was enacted and issued in the 8 January 2010 Official Gazette number 27456. Accordingly, the Group’s subsidiary operating in finance leasing business will be able to deduct its remaining investment incentives from taxable income in the future without any time limitation.

As per “Law regarding amendments to the Income Tax Law and Some Other Certain Laws and Decree Laws” accepted on 23 July 2010 at the Grand National Assembly of Turkey, the expression of “can be deducted from the earnings again in the context of this legislation (including the legislation regarding the tax rate) valid at this date” has been amended as “can be deducted from the earnings again in the context of this legislation (including the legislation regarding the tax rate as explained in the second clause of the temporary article no 61 of the Law) valid at this date” and the following expression of “ Investment incentive amount used in determination of the tax base shall not exceed 25% of the associated taxable income. Tax is computed on the remaining income per the enacted tax rate” has been added. This Law has been published in the Official Gazette on 1 August 2010.

The clause “The amount which to be deducted as investment incentive to estimate tax base cannot exceed 25% of related income” which has been added to first clause of the temporary 69th article of Law No: 193 with the 5th article of Law No: 6009 on Amendments to Income Tax Law and Some Other Laws and Decree Laws has been abrogated with the 9 February 2012 dated decisions no: E.2010/93 and K.2012/20.

XIX.                    ADDITIONAL INFORMATION ON BORROWINGS

Group obtains funding resources such as syndication and securitization transactions in case of need. In the current period, the Parent Bank obtained funds through issuance of bonds and bills domestically and internationally.

These transactions are initially recognized at acquisition costs at the transaction date and are subsequently measured at amortized cost using effective interest method.

XX.                         INFORMATION ON ISSUANCE OF EQUITY SECURITIES

The shares of the Parent Bank having nominal value of TL 322,000,000 (full TL), representing the 25.18% of the Bank’s outstanding shares, was publicly offered at a price between TL 5.13-5.40 for each share having a nominal value of TL 1 on November 2005, and TL 1,172,347 was recorded as “Share Premiums” in shareholders’ equity. TL 448,429 of this amount has been utilized in capital increase on 19 December 2006.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XXI.                    CONFIRMED BILLS OF EXCHANGE AND ACCEPTANCES

Confirmed bills of exchange and acceptances are realized simultaneously with the customer payments and recorded in off-balance sheet accounts as possible debt and commitment, if any. As at the balance sheet date, there are no acceptances recorded as liability in return for assets.

XXII.               GOVERNMENT INCENTIVES

As at 31 December 2014, Vakıf Finansal Kiralama AŞ, a consolidated subsidiary of the Group, has unused investment incentives amounting to TL 248,780. (31 December 2013: TL 253,039).

XXIII.          SEGMENT REPORTING

Operational segments are determined based the structure of the Group’s risks and benefits and presented in Section Four Note X.

XXIV.           OTHER DISCLOSURES

Earnings per shares

Earnings per share is calculated by dividing the net profit for the period to weighted average of outstanding shares. In Turkey, the companies may perform capital increase (“Bonus Shares”) from retained earnings. In earning per share computation bonus shares are treated as issued shares.

As at and for the year ended 31 December 2014, earning per 100 shares is full TL 0.7255
(31 December 2013: full TL 0.6513).

Related parties

Shareholders, top executives and board members are accepted as related party personally, with their families and companies according to TAS 24 - Related Party Disclosures Standard. Transactions made with related parties are disclosed in Section Five Note VII.

Cash and cash equivalents

Cash which is a base for preparation of cash flow statement includes cash in TL, cash in FC, cheques, demand deposits for both Central Bank of Turkey and other banks, whereas cash equivalents consists of money market placements and time deposits at banks and marketable securities whose original maturity is less than 3 months.

Classifications

There might be certain reclassifications in the financial statements as of 31 December 2013 in order to maintain consistency with the financial statement presentation as of 31 December 2014 audit report. Accordingly the assets to be disposed classified under “Fixed Assets” which has an amount of TL 564,744 has been reclassified to “Assets Held for Sale and “Provision for Short-Term Employee Benefits” classified under the “Provision for Losses on Loans and Other Receivables” in statement of Income which has an amount of TL 127,968 has been reclassified to “Other Operating Expense”.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XXIV.           OTHER DISCLOSURES (Continued)

Insurance operations of the Group

Written Premiums: Written premiums represent premiums on policies written during the year net of taxes and premiums of the cancelled policies produced in previous years. Written premiums, net off ceded are recorded under other operating income in the accompanying consolidated statement of income.

Reserve for unearned premiums: Reserve for unearned premiums represents the proportions of the premiums written in a period that relate to the period of risk subsequent to the balance sheet date, without deductions of commission or any other expense. Reserve for unearned premiums is calculated for all contracts except for the insurance contracts for which the Group provides mathematical reserve. Reserve for unearned premiums is also calculated for the annual premiums of the annually renewed long-term insurance contracts. Reserve for unearned premiums is presented under “insurance technical provisions” in the accompanying consolidated financial statements.

Reserve for outstanding claims: Reserve for outstanding claims is provided for the outstanding claims, which incurred and reported but not yet settled in current or previous years based on reported balances or estimates when actual balances are not exactly known and incurred but not yet reported claims (“IBNR”). IBNR and subrogation and salvage reimbursements are recognized as the highest of the amount calculated based on historical data and results of actuarial chain ladder method. Reserve for outstanding claims is presented under “insurance technical provisions” in the accompanying consolidated financial statements.

Mathematical provisions: Mathematical provisions are the provisions recorded against the liabilities of the Group to the beneficiaries of long-term life and individual accident policies based on actuarial assumptions. Mathematical provisions consist of actuarial mathematical provisions savings and profit sharing reserves.

Actuarial mathematical provisions are calculated as the difference between the net present values of premiums written in return of the risk covered by the Group and the liabilities to policyholders for long-term insurance contracts based on the basis of actuarial mortality assumptions as approved by the Republic of Turkey Prime Ministry Under secretariat of Treasury, which are applicable for Turkish insurance companies. Mathematical provision also includes the saving portion of the provisions for saving life product.

Profit sharing reserves are the reserves provided against income obtained from asset backing saving life insurance contracts. These contracts entitle the beneficiaries of those contracts to a minimum guaranteed crediting rate per annum or, when higher, a bonus rate declared by the Group from the eligible surplus available to date.

Mathematical provisions are presented under “insurance technical provisions” in the accompanying consolidated financial statements.

Deferred acquisition cost and deferred commission income: Commissions given to the intermediaries and other acquisition costs that vary with and are related to securing new contracts and renewing existing insurance contracts are capitalized as deferred acquisition cost. Deferred acquisition costs are amortized on a straight-line basis over the life of the contracts. Commission income obtained from the premiums ceded to reinsurance firms are also deferred and amortized on a straight-line basis over the life of the contracts.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XXIV.           OTHER DISCLOSURES (Continued)

Liability adequacy test: At each reporting date, a liability adequacy test is performed, to ensure the adequacy of unearned premiums net of related deferred acquisition costs. In performing this test, current best estimates of future contractual cash flows, claims handling and policy administration expenses are used. Any inadequacy is immediately charged to the statement of income by establishing an unexpired risk provision under “insurance technical provisions” in the accompanying consolidated financial statements.

If the result of the test is that a loss is required to be recognised, the first step is to reduce any intangible item arising from business combinations related to insurance. If there is still a loss remaining, then the deferred acquisition cost is reduced to the extent that expense loadings are considered not recoverable. Finally, if there is a still remaining amount of loss, this should be booked as an addition to the reserve for premium deficiency.

Individual pension business

Individual pension system receivables presented under ‘other assets’ in the accompanying consolidated financial statements consists of ‘receivables from the clearing house on behalf of the participants’. Pension funds are the mutual funds that the individual pension companies invest in, by the contributions of the participants. Shares of the participants are kept at the clearing house on behalf of the participants.

‘Receivables from the clearing house on behalf of the participants’ is the receivable from the clearing house on pension fund basis against the contributions of the participants. The same amount is also recorded as payables to participants for the funds acquired against their contributions under the ‘individual pension system payables’.

In addition to the ‘payables to participants’ account, mentioned in the previous paragraph, individual pension system payables also includes participants’ temporary accounts, and payables to individual pension agencies. The temporary account of participants includes the contributions of participants that have not yet been invested. Individual pension system payables are presented under other liabilities and provisions in the accompanying consolidated financial statements.

Fees received from individual pension business consist of investment management fees, fees levied on contributions and entrance fees. Fees received from individual pension business are recognised in other income in the accompanying consolidated statement of comprehensive income.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FOUR

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO

As at 31 December 2014 the Bank’s consolidated capital adequacy ratio is 13.73% (31 December 2013: 13.21%). The Parent Bank’s unconsolidated capital adequacy ratio is 13.96% (31 December 2013: 13.70%).

The risk measurement methods in calculation of capital adequacy ratio

Consolidated capital adequacy ratio is calculated within the scope of the “Regulation on the Measurement and Assessment of Capital Adequacy Ratios of Banks (Regulation)”, “Regulation on Credit Risk Mitigation Techniques” and “Communiqué on Risk Weighted Amounts for Securitization Exposures” published in Official Gazette no. 28337 dated 28 June 2012 and “Regulation on the Equity of Banks” published in Official Gazette no. 26333 dated 1 November 2006.

The data used in calculation of consolidated capital adequacy ratio is organized in accordance with the accounting records prepared in compliance with the current legislation. Besides, the Bank classifies these data as “Trading Book” and “Banking Book”; and takes into account in the calculation of market risk and credit risk accordingly. Operational risks are also included in the calculation of capital adequacy ratio.

In the calculation of risk-based amounts, the Group classifies its receivables into risk groups described in 6th article of the Regulation and considers the ratings and risk mitigating elements. The amounts are evaluated in the related risk weight group, accordingly. The Bank applies “basic financial guarantee method” in the consideration of risk mitigating elements for banking book accounts.

Trading Book Accounts and the Items Deducted from the Capital Base are not included in the calculation of credit risk. In calculation of risk weighted assets, impairments, depreciation and amortization, and provisions are considered as deduction items.

In the calculation of their risk-based values, non-cash loans are weighted after netting with specific provisions that are classified under liabilities and calculated based on the “Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables”. The net amounts are multiplied by the rates stated in the Article 5 of “Regulation regarding Measurement and Assessment of Capital Adequacy Ratios of Banks”, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation, then multiplied with the risk weight of the group in accordance with the Appendix 1 of the Regulation.

In the calculation of their risk-based values, Derivative Financial Instruments and Credit Derivative Contracts which are accounted in banking book, the receivable amounts due to counter parties are multiplied by the rates stated in the Appendix 2 of the Regulation, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation, then multiplied with the risk weight of the group in accordance with the Appendix 1 of the same Regulation. In compliance with Article 5 of the Regulation, repo transactions, investment securities and commodity lending transactions are accounted for “Counterparty Credit Risk”. The Bank applies “Fair Value Measurement” in the calculation of “Counterparty Credit Risk”.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information on unconsolidated capital adequacy ratio

	Unconsolidated Risk Weights- 31 December 2014
Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Value at credit risk exposure categories	54,978,227	—	10,597,030	37,813,961	23,371,738	56,480,407	2,986,884	9,434,959	97,738	—
Risk classifications:
Claims on sovereigns and Central Banks	46,173,249	—	—	5,454,530	—	—	—	—	—	—
Claims on regional governments or local authorities	16,257	—	2,439,440	507,007	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	34,810	—	979	—	—	1,017,536	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	7,031,344	—	6,911,054	1,475,539	—	2,127	—	—	—	—
Claims on corporate	207,239	—	1,137,923	910,484	—	45,989,999	—	—	—	—
Claims included in the regulatory retail portfolios	121,740	—	41,820	—	23,371,738	1,185,664	—	—	—	—
Claims secured by residential property	—	—	—	29,466,401	—	3,401,067	—	—	—	—
Past due loans	—	—	—	—	—	240,075	—	—	—	—
Higher risk categories decided by the Agency	11,949	—	3,166	—	—	—	2,986,884	9,434,959	97,738	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,381,639	—	62,648	—	—	4,643,939	—	—	—	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

	Unconsolidated Risk Weights- 31 December 2013
Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Value at credit risk exposure categories	49,625,046	—	7,404,139	29,328,116	22,187,404	46,462,916	2,837,152	9,393,300	11,741	—
Risk classifications:
Claims on sovereigns and Central Banks	41,333,609	—	—	3,872,745	—	—	—	—	—	—
Claims on regional governments or local authorities	15,021	—	1,620,366	195,923	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	29,436	—	—	—	—	368,455	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	6,664,562	—	5,764,189	1,784,983	—	1,486	—	—	—	—
Claims on corporate	329,916	—	—	1,416,370	—	36,980,737	—	—	—	—
Claims included in the regulatory retail portfolios	97,240	—	—	—	22,187,404	1,490,513	—	—	—	—
Claims secured by residential property	—	—	—	22,058,095	—	3,132,085	—	—	—	—
Past due loans	—	—	—	—	—	255,994	—	—	—	—
Higher risk categories decided by the Agency	—	—	—	—	—	—	2,837,152	9,393,300	11,741	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,155,262	—	19,584	—	—	4,233,646	—	—	—	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Summary information related to unconsolidated capital adequacy ratio

Bank

Current Period
Capital Requirement for Credit Risk (Value at Credit Risk*0,08) (CRCR)	9,490,415
Capital Requirement for Market Risk (MRCR)	55,940
Capital Requirement for Operational Risk (ORCR)	777,799
Shareholders’ Equity	18,013,163
Shareholders’ Equity/((CRCR+MRCR+ORCR) *12.5)*100	13.96
Core Capital/((CRCR+MRCR+ORCR)*12.5)*100	11.26
Tier I Capital/((CRCR+MRCR+ORCR)*12.5)*100	11.35

Prior Period
Capital Requirement for Credit Risk (Value at Credit Risk*0,08) (CRCR)	8,185,603
Capital Requirement for Market Risk (MRCR)	26,097
Capital Requirement for Operational Risk (ORCR)(*)	655,046
Shareholders’ Equity	15,179,536
Shareholders’ Equity/((CRCR+MRCR+ORCR) *12.5)*100	13.70%

(*)              In accordance with the BRSA.BYD.126.01 numbered and 7 February 2008 dated BRSA circular, capital adequacy ratio as at 2013 was measured by taking value at operational risk calculated based on gross incomes for the years ended 2012, 2011 and 2010 into consideration. For the year 2014, value at operational risk is being calculated based on gross incomes for the years ended 2013, 2012 and 2011.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information on consolidated capital adequacy ratio

	Consolidated Risk Weights- 31 December 2014
Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Value at credit risk exposure categories	55,620,001	—	11,639,035	38,668,549	23,382,850	59,238,068	2,986,884	9,434,959	198,260	—
Risk classifications:
Claims on sovereigns and Central Banks	46,808,952	—	—	5,539,730	—	—	—	—	—	—
Claims on regional governments or local authorities	16,258	—	2,467,609	507,006	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	34,810	—	979	—	—	1,017,536	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	7,031,351	—	7,924,889	1,807,130	—	6,730	—	—	—	—
Claims on corporate	207,240	—	1,137,923	1,348,282	—	49,100,468	—	—	—	—
Claims included in the regulatory retail portfolios	121,740	—	41,821	—	23,382,850	1,185,664	—	—	—	—
Claims secured by residential property	—	—	—	29,466,401	—	3,401,067	—	—	—	—
Past due loans	—	—	—	—	—	320,657	—	—	—	—
Higher risk categories decided by the Agency	11,949	—	3,166	—	—	—	2,986,884	9,434,959	198,260	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,387,701	—	62,648	—	—	4,205,946	—	—	—	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information on consolidated capital adequacy ratio

	Consolidated Risk Weights - 31 December 2013
Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Value at credit risk exposure categories	50,426,929	—	7,739,899	29,955,165	22,234,970	48,481,930	2,837,152	9,393,300	11,741	—
Risk classifications:
Claims on sovereigns and Central Banks	42,050,229	—	—	3,957,235	—	—	—	—	—	—
Claims on regional governments or local authorities	15,022	—	1,620,366	240,085	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	29,436	—	—	—	—	368,455	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	6,664,562	—	6,099,949	1,968,828	—	1,486	—	—	—	—
Claims on corporate	402,742	—	—	1,730,922	—	39,817,450	—	—	—	—
Claims included in the regulatory retail portfolios	102,613	—	—	—	22,234,970	1,490,513	—	—	—	—
Claims secured by residential property	—	—	—	22,058,095	—	3,132,085	—	—	—	—
Past due loans	—	—	—	—	—	369,026	—	—	—	—
Higher risk categories decided by the Agency	—	—	—	—	—	—	2,837,152	9,393,300	11,741	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,162,325	—	19,584	—	—	3,302,915	—	—	—	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Summary information related to consolidated capital adequacy ratio

Consolidated

Current Period
Capital Requirement for Credit Risk (Value at Credit Risk*0,08) (CRCR)	9,782,654
Capital Requirement for Market Risk (MRCR)	63,924
Capital Requirement for Operational Risk (ORCR)	768,723
Shareholders’ Equity	18,212,972
Shareholders’ Equity/((CRCR+MRCR+ORCR) *12,5*100)	13.73
Core Capital/((CRCR+MRCR+ORCR) *12,5*100)	11.07
Tier I Capital/((CRCR+MRCR+ORCR) *12,5*100)	11.17

Prior Period
Capital Requirement for Credit Risk (Value at Credit Risk*0,08) (CRCR)	8,380,432
Capital Requirement for Market Risk (MRCR)	58,981
Capital Requirement for Operational Risk (ORCR)(*)	764,882
Shareholders’ Equity	15,199,794
Shareholders’ Equity/((CRCR+MRCR+ORCR) *12,5*100)	13.21%

(*)              In accordance with the BRSA.BYD.126.01 numbered and 7 February 2008 dated BRSA circular, capital adequacy ratio as at 2013 was measured by taking value at operational risk calculated based on consolidated gross incomes for the years ended 2012, 2011 and 2010 into consideration. For the year 2014, value at operational risk is being calculated based on consolidated gross incomes for the years ended 2013, 2012 and 2011.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information about the unconsolidated shareholder equity items

Current Period
COMMON EQUITY TIER 1 CAPITAL
Paid-in Capital to be Entitled for Compensation after all Creditors	2,500,000
Share Premium	723,918
Share Cancellation Profits	—
Reserves	8,462,731
Other Comprehensive Income according to TAS	1,262,606
Profit	1,753,273
Current Period Profit	1,753,273
Previous Period Profit	—
General Reserves for Possible Losses	—
Bonus shares from Associates, Subsidiaries, and Joint-Ventures not Accounted in Current Period’s Profit	69,222
Common Equity Tier 1 Capital Before Deductions	14,771,750
Deductions from Common Equity Tier 1 Capital
Current and Prior Periods’ Losses not Covered by Reserves, and Losses Accounted under Equity according to TAS(-)	—
Leasehold Improvements on Operational Leases(-)	97,140
Goodwill and Other Intangible Assets and Related Deferred Taxes(-)	28,153
Net Deferred Tax Asset/Liability (-)	—
Shares Obtained against Article 56, Paragraph 4 of the Banking Law(-)	—
Direct and Indirect Investments of the Bank on its own Tier I Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—
Mortgage Servicing Rights Exceeding the 10% Threshold of Tier I Capital (-)	—
Net Deferred Tax Assets arising from Temporary Differences Exceeding the 10% Threshold of Tier I Capital (-)	—
Amount Exceeding the 15% Threshold of Tier I Capital as per the Article 2, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—
The Portion of Net Long Position of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital not deducted from Tier I Capital(-)	—
Mortgage Servicing Rights not deducted (-)	—
Excess Amount arising from Deferred Tax Assets from Temporary Differences (-)	—
Other items to be Defined by the BRSA (-)	—
Deductions from Tier I Capital in cases where there are no adequate Additional Tier I or Tier II Capitals (-)	—
Total Deductions from Common Equity Tier 1 Capital	125,293
Total Common Equity Tier 1 Capital	14,646,457
ADDITIONAL TIER 1 CAPITAL
Preferred Stock not Included in Tier I Capital and the Related Share Premiums	—
Debt Instruments and the Related Issuance Defined by the BRSA (Issued or Obtained after 1.1.2014)	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 1.1.2014)	—
Additional Tier 1 Capital before Deductions	—
Deductions from Additional Tier 1 Capital	—
Direct and Indirect Investments of the Bank on its own Additional Tier I Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—
The Total of Net Long Position of the Direct or Indirect Investments in Additional Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more of 10% of the Issued Share Capital (-)	—
Other items to be Defined by the BRSA (-)	—
Deductions from Additional Core Capital in cases where are no adequate Tier II Capital (-)	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Total Deductions from Additional Tier 1 Capital	—
Total Additional Tier 1 Capital	—
Deductions from Tier 1 Capital	112,613
Goodwill and Other Intangible Assets and Related Deferred Taxes not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	112,613
Net Deferred Tax Asset/Liability not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—
Total Tier 1 Capital	14,533,844
TIER II CAPITAL
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained after 1.1.2014)	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 1.1.2014)	2,117,650
Pledged Assets of the Shareholders to be used for the Bank’s Capital Increases	—
General Provisions	1,482,877
Tier II Capital before Deductions Deductions from Tier II Capital	3,600,527
Direct and Indirect Investments of the Bank on its own Tier II Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—
The Total of Net Long Positions of the Direct or Indirect Investments in Additional Core Capital and Tier II Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—
Other items to be Defined by the BRSA (-)	—
Total Deductions from Tier II Capital	—
Total Tier II Capital	3,600,527
TOTAL CAPITAL BEFORE REGULATORY DEDUCTIONS	18,134,371
Loans Granted against the Articles 50 and 51 of the Banking Law (-)	—
Net Book Values of Movables and Immovable Exceeding the Limit Defined in the Article 57, Clause 1 of the Banking Law and the Assets Acquired against Overdue Receivables and Held for Sale but Retained more than Five Years (-)	120,737
Loans to Banks, Financial Institutions (domestic/foreign) or Qualified Shareholders in the form of Subordinated Debts or Debt Instruments Purchased from Such Parties and Qualified as Subordinated Debts (-)	—
Deductions as per the Article 20, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—
Other items to be Defined by the BRSA (-)	471
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—
The Portion of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Capital, of the Net Deferred Tax Assets arising from Temporary Differences and of the Mortgage Servicing Rights not deducted from Tier I Capital as per the Temporary Article 2, Clause 2, Paragraph (1) and (2) and Temporary Article 2, Clause 1 of the Regulation (-)	—
EQUITY	18,013,163
Amounts below deduction thresholds	—
Remaining Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital	—
Remaining Total of Net Long Positions of the Investments in Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more than 10% or less of the Tier I Capital	—
Remaining Mortgage Servicing Rights	—
Net Deferred Tax Assets arising from Temporary Differences	72,437

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information about the consolidated shareholder equity items

Current Period
COMMON EQUITY TIER I CAPITAL
Paid-in Capital to be Entitled for Compensation after all Creditors	2,500,000
Share Premium	727,780
Share Cancellation Profits	—
Reserves	8,794,590
Other Comprehensive Income according to TAS	574,394
Profit	1,873,992
Current Period Profit	1,805,677
Previous Period Profit	68,315
General Reserves for Possible Losses	—
Bonus shares from Associates, Subsidiaries, and Joint-Ventures not Accounted in Current Period’s Profit	3,683
Minority Shares	481,423
Common Equity Tier I Capital Before Deductions	14,955,862
Deductions from Common Equity Tier I Capital
Current and Prior Periods’ Losses not Covered by Reserves, and Losses Accounted under Equity according to TAS(-)	—
Leasehold Improvements on Operational Leases(-)	98,818
Goodwill and Other Intangible Assets and Related Deferred Taxes(-)	32,447
Net Deferred Tax Asset/Liability (-)	—
Shares Obtained against Article 56, Paragraph 4 of the Banking Law(-)	—
Direct and Indirect Investments of the Bank on its own Tier I Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—
Mortgage Servicing Rights Exceeding the 10% Threshold of Tier I Capital (-)	—
Net Deferred Tax Assets arising from Temporary Differences Exceeding the 10% Threshold of Tier I Capital (-)	—
Amount Exceeding the 15% Threshold of Tier I Capital as per the Article 2, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—
The Portion of Net Long Position of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital not deducted from Tier I Capital(-)	—
Mortgage Servicing Rights not deducted (-)	—
Excess Amount arising from Deferred Tax Assets from Temporary Differences (-)	—
Other items to be Defined by the BRSA (-)	—
Deductions from Tier I Capital in cases where there are no adequate Additional Tier I or Tier II Capitals (-)	—
Total Deductions from Common Equity Tier I Capital	131,265
Total Common Equity Tier I Capital	14,824,597

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

ADDITIONAL TIER I CAPITAL	—
Preferred Stock not Included in Tier I Capital and the Related Share Premiums	—
Debt Instruments and the Related Issuance Defined by the BRSA (Issued or Obtained after 1.1.2014)	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 1.1.2014)	—
Third Parties’ share in additional core capital	—
Additional Tier I Capital before Deductions	—
Deductions from Additional Tier I Capital	—
Direct and Indirect Investments of the Bank on its own Additional Core Capital (-)	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—
The Total of Net Long Position of the Direct or Indirect Investments in Additional Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more of 10% of the Issued Share Capital (-)	—
Other items to be defined by the BRSA (-)	—
Deductions from Additional Core Capital in cases where are no adequate Tier II Capital (-)	—
Total Deductions from Additional Tier I Capital	—
Total Additional Tier I Capital	—
Deductions from Tier I Capital
Goodwill and Other Intangible Assets and Related Deferred Taxes not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	129,788
Net Deferred Tax Asset/Liability not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—
Total Tier I Capital	14,694,809
TIER II CAPITAL
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained after 1.1.2014)	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 1.1.2014)	2,106,170
Pledged Assets of the Shareholders to be used for the Bank’s Capital Increases	—
General Provisions	1,528,540
Third Parties’ share in supplementary capital	4,661
Tier II Capital before Deductions	3,639,371
Deductions from Tier II Capital
Direct and Indirect Investments of the Bank on its own Tier II Capital (-)	—

Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)

The Total of Net Long Positions of the Direct or Indirect Investments in Additional Core Capital and Tier II Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—
Other items to be Defined by the BRSA (-)	—
Total Deductions from Tier II Capital	—
Total Tier II Capital	3,639,371

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

TOTAL CAPITAL BEFORE REGULATORY DEDUCTIONS
Loans Granted against the Articles 50 and 51 of the Banking Law (-)	—
Net Book Values of Movables and Immovable Exceeding the Limit Defined in the Article 57, Clause 1 of the Banking Law and the Assets Acquired against Overdue Receivables and Held for Sale but Retained more than Five Years (-)	120,737
Loans to Banks, Financial Institutions (domestic/foreign) or Qualified Shareholders in the form of Subordinated Debts or Debt Instruments Purchased from Such Parties and Qualified as Subordinated Debts (-)	—
Deductions as per the Article 20, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—
Other items to be defined by the BRSA (-)	471
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—
The Portion of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Capital, of the Net Deferred Tax Assets arising from Temporary Differences and of the Mortgage Servicing Rights not deducted from Tier I Capital as per the Temporary Article 2, Clause 2, Paragraph (1) and (2) and Temporary Article 2, Clause 1 of the Regulation (-)	—
EQUITY	18,212,972
Amounts lower than Excesses as per Deduction Rules
Remaining Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital	—
Remaining Total of Net Long Positions of the Investments in Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more than 10% or less of the Tier I Capital	—
Remaining Mortgage Servicing Rights	—
Net Deferred Tax Assets arising from Temporary Differences	172,959

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information about the consolidated shareholder equity items

Prior Period
CORE CAPITAL
Paid-in Capital	2,500,000
Nominal Capital	2,500,000
Capital Commitments (-)	—
Capital Reserves from Inflation Adjustments to Paid-in Capital	—
Share Premium	726,686
Share Cancellation Profits	—
Reserves	7,338,446
Reserves from Inflation Adjustments to Reserves	—
Profit	1,688,833
Current Period’s Profit	1,652,474
Prior Years’ Profit	36,359
Provision for Possible Losses up to 25% of Core Capital	70,915
Income on Sale of Equity Shares and Real Estates	51,329
Primary Subordinated Debt up to 15% of Core Capital	—
Minority shares	307,448
Loss excess of Reserves (-)	—
Current Year’s Loss	—
Prior Years’ Loss	—
Leasehold Improvements (-)	84,982
Intangible Assets (-)	128,069
Deferred Tax Asset excess of 10% of Core Capital (-)	—
Limit excesses as per the 3rd Paragraph of the Article 56 of the Banking Law (-)	—
Goodwill(Net)	—
Total Core Capital	12,470,606
SUPPLEMENTARY CAPITAL	—
General Provisions	1,190,739
45% of Revaluation Surplus on movables	—
45% of Revaluation Surplus on Immovables	—
Bonus shares of Associates, Subsidiaries and Joint-Ventures	6,282
Primary Subordinated Debt excluding the Portion included in Core Capital	—
Secondary Subordinated Debt	1,945,816
45% of value increase fund of financial assets available for sale and associates and subsidiaries	(149,719)
Adjustment to paid-in capital, profit reserves and previous years losses (except adjustment to legal reserves)	—
Minority share	1,653
Total Supplementary Capital	2,994,771
CAPITAL	15,465,377
DEDUCTIONS FROM CAPITAL	265,583
Unconsolidated investments in Entities (domestic/foreign) operating in Banking and Financial Sectors exceeding 10% of ownership	—
Investments in Entities (domestic/foreign) operating in Banking and Financial Sectors at less than 10% exceeding 10% or more of the Total Core and Supplementary Capitals	—
Loans to Banks, Financial Institutions (domestic/foreign) or Qualified Shareholders in the form of Secondary Subordinated Debts and Debt Instruments purchased from Such Parties qualified as Primary or Secondary Subordinated Debts	179,121
Loan granted to Customer against the Articles 50 and 51 of the Banking Law	—
Net Book Values of Immovables exceeding 50% of the Capital and of Assets Acquired against Overdue Receivables and Held for Sale as per the Article 57 Of the Banking Law but Retained more than Five Years	85,083
Securitisation positions that is deducted -preferably- from the shareholders’ equity	—
Others	1,379
TOTAL EQUITY	15,199,794

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Components of items of shareholders’ equity subject to temporary applications:

	Bank Only		Consolidated
	Amount Included in Equity Calculation	Total Amount	Amount Included in Equity Calculation	Total Amount
Minorities’ share in Tier I capital	—	—	—	—
Third Parties’ share in additional core capital	—	—	—	—
Third Parties’ share in supplementary capital	—	—	—	—
Debt Instruments and Related Issuance Premiums Defined by the BRSA (Issued before 01.01.2014)	2,117,650	2,117,650	2,106,170	2,106,170

Information about the debt instruments included in the consolidated equity calculation:

Issuer	T.Vakıflar Bankası T.A.O.
Unique identifier (e.g. CUSIP, ISIN or Bloomberg identifier for private placement)	XS0849728190/ US90015NAB91
Governing law(s) of the instrument	TURKEY
Regulatory treatment
Subject to 10% deduction as of 1/1/2015	Yes
Eligible at solo/group/group&solo	Available
Instrument type	Borrowing Instrument
Amount recognised in regulatory capital (Currency in mil, as of most recent reporting date)	2,106
Par value of instrument	2,074
Accounting classification	347011
Original date of issuance	1-Nov-12
Perpetual or dated	Dated (10 years) Maturity Date: 1 November 2022
Issue date	1-Nov-12
Issuer call subject to prior supervisory approval	Available
Subsequent call dates, if applicable	—
Coupons / dividends
Fixed or floating dividend/coupon	Fixed/Interest payment once in six month, principal payment at the maturity date
Coupon rate and any related index	6.00%
Existence of a dividend stopper	Nil
Fully discretionary, partially discretionary or mandatory	Nil
Existence of step up or other incentive to redeem	Nil
Noncumulative or cumulative	Nil
Convertible or non-convertible
If convertible, conversion trigger (s)	—
If convertible, fully or partially	—
If convertible, conversion rate	—
If convertible, mandatory or optional conversion	—
If convertible, specify instrument type convertible into	—
If convertible, specify issuer of instrument it converts into	—
Write-down feature
If write-down, write-down trigger(s)	—
If write-down, full or partial	—
If write-down, permanent or temporary	—
If temporary write-down, description of write-up mechanism	—
Position in subordination hierarchy in liquidation (specify instrument type immediately senior to instrument)	Deposit and other receivables
Whether conditions which stands in article of 7 and 8 of Banks’ shareholder equity law are possessed or not	Possess Article 8
According to article 7 and 8 of Banks’ shareholders equity law that are not possessed	Not Possess Article 7

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information about the debt Instruments included in the unconsolidated equity calculation:

Issuer	T.Vakıflar Bankası T.A.O.
Unique identifier (e.g. CUSIP, ISIN or Bloomberg identifier for private placement)	XS0849728190/ US90015NAB91
Governing law(s) of the instrument	TURKEY
Regulatory treatment
Subject to 10% deduction as of 1/1/2015	Yes
Eligible at solo/group/group&solo	Available
Instrument type	Borrowing Instrument
Amount recognised in regulatory capital (Currency in mil, as of most recent reporting date)	2,118
Par value of instrument	2,088
Accounting classification	347011
Original date of issuance	1-Nov-12
Perpetual or dated	Dated (10 years) Maturity Date: 1 November 2022
Issue date	1-Nov-12
Issuer call subject to prior supervisory approval	Available
Subsequent call dates, if applicable	—
Coupons / dividends
Fixed or floating dividend/coupon	Fixed/Interest payment once in six month, principal payment at the maturity date
Coupon rate and any related index	6.00%
Existence of a dividend stopper	Nil
Fully discretionary, partially discretionary or mandatory	Nil
Existence of step up or other incentive to redeem	Nil
Noncumulative or cumulative	Nil
Convertible or non-convertible
If convertible, conversion trigger (s)	—
If convertible, fully or partially	—
If convertible, conversion rate	—
If convertible, mandatory or optional conversion	—
If convertible, specify instrument type convertible into	—
If convertible, specify issuer of instrument it converts into	—
Write-down feature
If write-down, write-down trigger(s)	—
If write-down, full or partial	—
If write-down, permanent or temporary	—
If temporary write-down, description of write-up mechanism	—
Position in subordination hierarchy in liquidation (specify instrument type immediately senior to instrument)	Deposit and other receivables
Whether conditions which stands in article of 7 and 8 of Banks’ shareholder equity law are possessed or not	Possess Article 8
According to article 7 and 8 of Banks’ shareholders equity law that are not possessed	Not Possess Article 7

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                        CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Approach adopted under internal capital adequacy assessment process for monitoring the adequacy of internal capital for current and future activities

In order to identify the internal capital adequacy assessment process and capital adequacy policy “Document on Internal Capital Adequacy Assessment Process” has been constituted and approved by Board of Directors of the Parent Bank on September 2012. The document includes planning of the capital, procedures and principles on emergency capital and risk reducing plans. The underlying objective of the internal capital adequacy assessment is continuous monitoring and maintaining of the varieties, components and distribution of capital required for eliminating actual and potential risks the Bank faces or might face.

In this process, the effect of market conditions and probable changes in economic environment on capital is evaluated, additionally loan expansion expectations, funding resources, liquidity opportunities issues and risk profile and risk appetite of the Parent Bank are considered in accordance with the strategies and objectives of the Parent Bank. Capital adequacy is evaluated in terms of strategic plan and growth expectations of the Parent Bank for the year 2015 and accordingly capital increasing actions has taken in the current year.

In assessment process of internal capital requirement, credit risk, market risk, operational risk, interest rate risk arising from banking accounts, liquidity risk, reputation risk, residual risk, concentration risk, counterparty credit risk, sovereign risk and settlement risk are considered, and policies and implementing procedures for assessing and managing these risks are defined and approved by Board of Directors of the Parent Bank. Assessment process of internal capital requirement is handled as a developing process, action plans according to aforementioned policies and implementing procedures are formed and studies are in progress.

II.                                   CONSOLIDATED CREDIT RISK

Credit risk is defined as the counterparty’s possibility of failing to fulfil its obligations on the terms set by the agreement. Credit risk means risks and losses that may occur if the counterparty fails to comply with the agreement’s requirements and cannot perform its obligations partially or completely on the terms set. It covers the possible risks arising from futures and option agreements and other agreements alike and the credit risks arising from credit transactions that have been defined by the Banking Law.

In compliance with the articles 51 and 54 set forth in Banking Law and ancillary regulation, credit limits are set by the Parent Bank for the financial position and credit requirements of customers within the authorization limits assigned for branches, regional directorates, lending departments, assistant general manager responsible of lending, general manager, credit committee and board of directors and credits are given regarding these limits in order to limit credit risk in lending facilities.

Credit limits are determined separately for the individual customer, company, group of companies, risk groups on a product basis. In accordance with the related Lending Policy, several criteria are used in the course of determining these credit limits. Customers should have a long-standing and a successful business past, a high commercial morality, possess a good financial position and a high morality, the nature of their business should be appropriate to use the credit , possess their commercial operations in an affirmative and a balanced manner, have experience and specialization in their profession, be able to adopt themselves to the economic conditions, to be accredited on the market, have sufficient equity capital, possess the ability to create funds with their operations and finance their placement costs. Also the sector and the geographical position of customers, where they operate and other factors that may affect their operations are considered in the evaluation process of loans. Apart from ordinary intelligence operations, the financial position of the customer is mainly analyzed based on the balance sheets and the income statements for the six-months periods (June and December) provided by the loan customer, the documents received in accordance with the related regulation for their state of accounts and other related documents. Credit limits are subject to revision regarding the overall economic developments and the changes in the financial information and operations of the customers.

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

II.                                   CONSOLIDATED CREDIT RISK (Continued)

Collaterals for the credit limits are determined on a customer basis in order to ensure bank placements and their liquidity. The amount and type of the collateral are determined regarding the creditworthiness of the credit users. The Bank holds collateral against loans and advances to customers in the form of mortgage interests over property, other registered securities over assets, and guarantees.

The Bank has risk control limits on positions arising from forwards, options and similar derivative transaction positions, which effect credit risk and market risk.

For credit risk management purposes, Risk Management Department operates in

•                       the determination of credit risk policies in coordination with the Bank’s other units,

•                       the determination and monitoring of the distribution of concentration limits with respect to sector, geography and credit type,

•                       contribution to the formation of rating and scoring systems,

•                       submiting to the Board of Directors and the senior management of not only credit risk management reports about credit portfolio’s distribution (borrower, sector, geographical region), credit quality (impaired loans, credit risk ratings) and credit concentration but also scenario analysis reports, stress tests and other analyses,

•                       studies regarding the formation of advanced credit risk measurement approaches.

Credit risk is defined and managed for all cash and non-cash agreements and transactions, which carry counterparty risk. Loans with renegotiated terms are followed in accordance with Bank’s credit risk management and follow-up principles. The financial position and trading operations of related customers are continuously analyzed and principal and interest payments, scheduled in renegotiation agreement, are strictly controlled by related departments. In the framework of Bank’s risk management concept, long term commitments are accepted more risky than short term commitments. Besides, risk limits defined for long term commitments and collaterals that should be taken against long term commitments are handled in a wider range compared to short term commitments.

Banking operations and lending activities carried in foreign countries are not exposed to material credit risks, due to related countries’ financial conditions, customers and their operations.

The Bank classifies its past due and impaired receivables as shown below in accordance with the “Regulation on Procedures and Principles for Determination of Qualifications of Loans and Other Receivables and Provisions to be Set Aside”.

•                       for which recovery of principal and interest or both delays from their terms or due dates are more than ninety days but not more than one hundred eighty days are classified as “Group Three- Loans and Other Receivables With Limited Recovery”,

•                       for which recovery of principal and interest or both delays from their terms or due dates are more than one hundred and eighty days but not more one year are classified as “Group Four- Loans and Other Receivables With Suspicious Recovery”,

•                       for which recovery of principal and interest or both delays from their terms or due dates are more than one year are classified as “Group Five - Loans and Other Receivables Having the Nature of Loss”,

Regardless of the guarantees and pledges received, the Bank provides 20% provision for the Loans and Other Receivables classified in Group Three, and 100% provision for the Loans and Other Receivables classified in Group Four and Group Five. The provision amount is recognized in profit and loss statement of the period.

The Group’s largest 100 cash loan customers compose 21.73% of the total cash loan portfolio
(31 December 2013: 19.34%).

The Group’s largest 100 non-cash loan customers compose 56.59% of the total non-cash loan portfolio (31 December 2013: 60.75%).

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

II.                                   CONSOLIDATED CREDIT RISK (Continued)

The Group’s largest 100 cash loan customers compose 14.09% of total assets of the Group’s and the Group’s largest 100 non-cash loan customers compose 17.47% of total off-balance sheet items (31 December 2013: 12.22% and 11.60%).

The Group’s largest 200 cash loan customers compose 27.30% of the total cash loan portfolio (31 December 2013: 26.12%).

The Group’s largest 200 non-cash loan customers compose 68.25% of the total non-cash loan portfolio (31 December 2013: 70.90%).

The Group’s largest 200 cash loan customers compose 17.70% of total assets of the Group and the Group’s largest 200 non-cash loan customers compose 21.07% of total off-balance sheet items (31 December 2013: 15.37% and 13.54%).

The general provision for credit risk amounts to TL 1,603,242 (31 December 2013: TL 1,190,739).

Risk Classification:	Current Year Risk Amount	Average Risk Amount(*)
Claims on sovereigns and Central Banks	52,348,682	47,375,472
Claims on regional governments or local authorities	2,990,873	2,407,535
Claims on administrative bodies and other non-commercial undertakings	1,053,325	764,673
Claims on multilateral development banks	—	—
Claims on international organizations	—	—
Claims on banks and intermediary institutions	16,770,100	14,357,255
Claims on corporate	51,793,913	46,819,372
Claims included in the regulatory retail portfolios	24,732,075	23,261,714
Claims secured by residential property	32,867,468	29,887,421
Past due loans	320,657	338,704
Higher risk categories decided by the Agency	12,635,218	11,653,113
Marketable securities secured by mortgages	—	—
Securitization exposures		—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—
Undertakings for collective investments in mutual funds	—	—
Other claims	5,656,295	5,007,540

(*)              Average risk amount is calculated based on the arithmetic average of the monthly risk amounts after conversion for January-December 2014 period.

Risk Classification:	Prior Year Risk Amount	Average Risk Amount(*)
Claims on sovereigns and Central Banks	46,007,464	40,025,315
Claims on regional governments or local authorities	1,875,473	1,434,943
Claims on administrative bodies and other non-commercial undertakings	397,891	295,114
Claims on multilateral development banks	—	39
Claims on international organizations	—	—
Claims on banks and intermediary institutions	14,734,825	14,360,102
Claims on corporate	41,951,114	37,498,684
Claims included in the regulatory retail portfolios	23,828,096	22,368,631
Claims secured by residential property	25,190,180	24,102,576
Past due loans	369,026	340,524
Higher risk categories decided by the Agency	12,242,193	10,026,581
Marketable securities secured by mortgages	—	—
Securitization exposures	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—
Undertakings for collective investments in mutual funds	—	—
Other claims	4,484,824	3,970,720

(*)              Average risk amount is calculated based on the arithmetic average of the monthly risk amounts after conversion for January-December 2013 period.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

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TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

II.                                   CONSOLIDATED CREDIT RISK (Continued)

Risk profile according to the geographical concentration (***)

Current Period	Claims on sovereigns and Central Banks	Claims on regional governments or local authorities	Claims on administrative bodies and other non- commercial undertakings	Claims on multilateral development banks	Claims on international organizations	Claims on banks and intermediary institutions	Claims on corporates	Claims included in the regulatory retail portfolios	Claims secured by residential property	Past due loans	Higher risk categories decided by the Board	Secured by mortgages	Securitization positions	Short-term claims and short term corporate claims on banks and intermediary institutions	Undertakings for collective investments in mutual funds	Other receivables	Total

Domestic	50,201,945	2,977,134	1,053,325	—	—	6,448,429	50,434,062	24,692,350	32,833,278	315,412	12,548,291	—	—	—	—	4,727,608	186,231,834

EU countries (*)	340,754	—	—	—	—	9,546,995	131,762	10,027	—	5,245	—	—	—	—	—	17,687	10,052,470

OECD countries	—	—	—	—	—	1,478	63	—	—	—	—	—	—	—	—	—	1,541

Off-shore banking regions	—	—	—	—	—	—	786	—	—	—	—	—	—	—	—	—	786

USA, Canada	1,805,983	13,739	—	—	—	676,493	1,049,673	29,698	34,190	—	—	—	—	—	—	—	3,609,776

Other countries	—	—	—	—	—	96,705	177,567	—	—	—	86,927	—	—	—	—	15	361,214

Investment and associates, subsidiaries and joint ventures	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	466,066	466,066

Undistributed Assets/ Liabilities(**)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	444,919	444,919

Total	52,348,682	2,990,873	1,053,325	—	—	16,770,100	51,793,913	24,732,075	32,867,468	320,657	12,635,218	—	—	—	—	5,656,295	201,168,606

(*)         EU countries, OECD countries except USA and Canada.

(**)      The assets and liabilities that can not be distributed according to a consistent base.

(***)    Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

II.                                   CONSOLIDATED CREDIT RISK (Continued)

Risk profile according to the geographical concentration (***)

Prior Period	Claims on sovereigns and Central Banks	Claims on regional governments or local authorities	Claims on administrative bodies and other non- commercial undertakings	Claims on multilateral development banks	Claims on international organizations	Claims on banks and intermediary institutions	Claims on corporates	Claims included in the regulatory retail portfolios	Claims secured by residential property	Past due loans	Higher risk categories decided by the Board	Secured by mortgages	Securitization positions	Short-term claims and short term corporate claims on banks and intermediary institutions	Undertakings for collective investments in mutual funds	Other receivables	Total

Domestic	43,829,826	1,831,310	397,891	—	—	4,607,301	40,352,024	23,820,150	25,190,180	366,212	11,931,127	—	—	—	—	4,457,583	156,783,604

EU countries (*)	334,625	—	—	—	—	9,658,866	89,063	6,842	—	2,814	—	—	—	—	—	16,491	10,108,701

OECD countries	—	—	—	—	—	54,993	4,923	—	—	—	—	—	—	—	—	—	59,916

Off-shore banking regions	—	—	—	—	—	—	1,780	—	—	—	—	—	—	—	—	—	1,780

USA, Canada	1,843,013	—	—	—	—	296,915	577,694	—	—	—	—	—	—	—	—	10,750	2,728,372

Other countries	—	44,163	—	—	—	50,486	925,630	1,104	—	—	311,066	—	—	—	—	—	1,332,449
Investment and associates, subsidiaries and joint ventures	—	—	—	—	—	66,264	—	—	—	—	—	—	—	—	—	—	66,264

Undistributed Assets/ Liabilities(**)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total	46,007,464	1,875,473	397,891	—	—	14,734,825	41,951,114	23,828,096	25,190,180	369,026	12,242,193	—	—	—	—	4,484,824	171,081,086

(*)        EU countries, OECD countries except USA and Canada.

(**)      The assets and liabilities that can not be distributed according to a consistent base.

(***)    Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

II.                                           CONSOLIDATED CREDIT RISK (Continued)

Risk profile according to sectors and counterparties(*)

Current Period	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	TL	FC	Total
Agricultural	91	38	189,639	—	—	—	953,400	383,982	403,997	—	4,691	—	—	—	—	—	1,380,714	555,124	1,935,838
Farming and raising
livestock	91	38	189,639	—	—	—	641,664	333,617	351,702	—	4,260	—	—	—	—	—	1,245,569	275,442	1,521,011
Forestry	—	—	—	—	—	—	280,965	31,160	24,346	—	185	—	—	—	—	—	77,753	258,903	336,656
Fishing	—	—	—	—	—	—	30,771	19,205	27,949	—	246	—	—	—	—	—	57,392	20,779	78,171
Manufacturing	1,004,291	40	160,376	—	—	—	20,962,364	2,485,075	4,843,193	—	7,120	—	—	—	—	—	12,215,344	17,247,115	29,462,459
Mining	—	—	4,643	—	—	—	420,910	94,155	323,949	—	68	—	—	—	—	—	453,468	390,257	843,725
Production	1,004,291	11	153,725	—	—	—	14,152,137	2,351,669	4,361,948	—	6,924	—	—	—	—	—	10,279,250	11,751,455	22,030,705
Electric, Gas, Water	—	29	2,008	—	—	—	6,389,317	39,251	157,296	—	128	—	—	—	—	—	1,482,626	5,105,403	6,588,029
Construction	280	6	1	—	—	—	6,489,523	1,427,900	4,336,534	—	4,491	—	—	—	—	—	7,081,245	5,177,490	12,258,735
Services	30,606,027	2,896,367	608,280	—	—	16,768,801	17,206,343	9,436,412	10,612,815	—	131,531	—	—	—	—	15	57,130,945	31,135,646	88,266,591
Wholesale and retail trade	279	125	286	—	—	—	6,995,957	5,387,275	6,508,686	—	29,082	—	—	—	—	—	14,053,533	4,868,157	18,921,690
Hotel, Food and Beverage Services	9	6	78	—	—	—	1,352,147	296,071	1,545,078	—	2,885	—	—	—	—	—	1,016,690	2,179,584	3,196,274
Transportation and Telecommunication	11	—	240,027	—	—	—	4,574,341	3,392,287	1,353,077	—	9,016	—	—	—	—	—	5,474,745	4,094,014	9,568,759
Financial Institutions	30,478,929	—	69	—	—	16,768,801	2,997,595	34,796	457,626	—	87,390	—	—	—	—	15	31,915,393	18,909,828	50,825,221
Real Estate and renting services	—	—	3	—	—	—	453,929	73,037	138,421	—	1,138	—	—	—	—	—	423,039	243,489	666,528
Self-employment services	—	—	3,786	—	—	—	643	—	—	—	—	—	—	—	—	—	4,429	—	4,429
Education services	74	4	5,067	—	—	—	205,181	49,412	237,724	—	522	—	—	—	—	—	437,031	60,953	497,984
Health and social
services	126,725	2,896,232	358,964	—	—	—	626,550	203,534	372,203	—	1,498	—	—	—	—	—	3,806,085	779,621	4,585,706
Other	20,737,993	94,422	95,029	—	—	1,299	6,182,283	10,998,706	12,670,929	320,657	12,487,385	—	—	—	—	5,656,280	47,251,620	21,993,363	69,244,983
Total	52,348,682	2,990,873	1,053,325	—	—	16,770,100	51,793,913	24,732,075	32,867,468	320,657	12,635,218	—	—	—	—	5,656,295	125,059,868	76,108,738	201,168,606

(*)                 Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

1-	Claims on sovereigns and Central Banks
2-	Claims on regional governments or local authorities
3-	Claims on administrative bodies and other non-commercial undertakings
4-	Claims on multilateral development banks
5-	Claims on international organizations
6-	Claims on banks and intermediary institutions
7-	Claims on corporates
8-	Claims included in the regulatory retail portfolios
9-	Claims secured by residential property
10-	Past due loans
11-	Higher risk categories decided by the Board
12-	Secured by mortgages
13-	Securitization positions
14-	Short-term claims and short term corporate claims on banks and intermediary institutions
15-	Undertakings for collective investments in mutual funds
16-	Other receivables

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

II.                                           CONSOLIDATED CREDIT RISK (Continued)

Risk profile according to sectors and counterparties(*) (Continued)

Prior Period	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	TL	FC	Total
Agricultural	44	27	15,451	—	—	—	1,028,213	341,284	285,059	—	—	—	—	—	—	—	1,176,593	493,485	1,670,078
Farming and raising livestock	44	27	15,451	—	—	—	698,299	290,686	245,858	—	—	—	—	—	—	—	1,050,943	199,422	1,250,365
Forestry	—	—	—	—	—	—	305,169	30,431	17,202	—	—	—	—	—	—	—	68,506	284,296	352,802
Fishing	—	—	—	—	—	—	24,745	20,167	21,999	—	—	—	—	—	—	—	57,144	9,767	66,911
Manufacturing	—	41	64,494	—	—	—	19,241,198	2,025,549	4,023,585	—	—	—	—	—	—	—	11,803,512	13,551,355	25,354,867
Mining	—	—	19	—	—	—	379,666	67,858	353,435	—	—	—	—	—	—	—	404,441	396,537	800,978
Production	—	21	64,473	—	—	—	13,080,905	1,911,916	3,576,549	—	—	—	—	—	—	—	9,545,747	9,088,117	18,633,864
Electric, Gas, Water	—	20	2	—	—	—	5,780,627	45,775	93,601	—	—	—	—	—	—	—	1,853,324	4,066,701	5,920,025
Construction	269	—	—	—	—	—	5,175,729	1,065,212	3,217,084	—	—	—	—	—	—	—	5,823,846	3,634,448	9,458,294
Services	20,252,098	1,815,365	207,709	—	—	14,731,563	13,245,215	7,890,421	8,033,589	—	311,066	—	—	—	—	—	28,080,373	38,406,653	66,487,026
Wholesale and retail trade	61	134	6,612	—	—	—	6,014,793	4,412,772	4,892,942	—	—	—	—	—	—	—	11,545,379	3,781,935	15,327,314
Hotel, Food and Beverage Services	5	7	5	—	—	—	479,470	221,191	1,300,888	—	—	—	—	—	—	—	842,619	1,158,947	2,001,566
Transportation and Telecommunication	13	—	14,781	—	—	—	3,561,902	2,975,620	981,639	—	—	—	—	—	—	—	4,720,729	2,813,226	7,533,955
Financial Institutions	20,106,980	44,163	20	—	—	14,731,563	2,215,700	24,861	379,064	—	311,066	—	—	—	—	—	7,902,589	29,910,828	37,813,417
Real Estate and renting services	—	—	—	—	—	—	298,988	57,917	87,625	—	—	—	—	—	—	—	322,441	122,089	444,530
Self-employment services	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Education services	52	6	3,870	—	—	—	167,569	37,174	148,115	—	—	—	—	—	—	—	264,947	91,839	356,786
Health and social services	144,987	1,771,055	182,421	—	—	—	506,793	160,886	243,316	—	—	—	—	—	—	—	2,481,669	527,789	3,009,458
Other	25,755,053	60,040	110,237	—	—	3,262	3,260,759	12,505,630	9,630,863	369,026	11,931,127	—	—	—	—	4,484,824	61,436,003	6,674,818	68,110,821

Total	46,007,464	1,875,473	397,891	—	—	14,734,825	41,951,114	23,828,096	25,190,180	369,026	12,242,193	—	—	—	—	4,484,824	108,320,327	62,760,759	171,081,086

(*)                 Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

1-	Claims on sovereigns and Central Banks
2-	Claims on regional governments or local authorities
3-	Claims on administrative bodies and other non-commercial undertakings
4-	Claims on multilateral development banks
5-	Claims on international organizations
6-	Claims on banks and intermediary institutions
7-	Claims on corporates
8-	Claims included in the regulatory retail portfolios
9-	Claims secured by residential property
10-	Past due loans
11-	Higher risk categories decided by the Board
12-	Secured by mortgages
13-	Securitization positions
14-	Short-term claims and short term corporate claims on banks and intermediary institutions
15-	Undertakings for collective investments in mutual funds
16-	Other receivables

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

II.                                             CONSOLIDATED CREDIT RISK (Continued)

Distribution of maturity risk factors according to their outstanding maturities (*)

	According to their outstanding maturities
Risk Classifications-Current Period	1 month	1-3 month	3-6 month	6-12 month	1 year and over
Claims on sovereigns and Central Banks	5,166,678	644,411	1,150,586	818,234	44,568,773
Claims on regional governments or local authorities	9,500	4,726	23,639	55,293	2,897,715
Claims on administrative bodies and other non-commercial undertakings	22,755	32,027	62,029	222,500	714,014
Claims on multilateral development banks	—	—	—	—	—
Claims on international organizations	—	—	—	—	—
Claims on banks and intermediary institutions	12,879,070	968,574	595,254	177,196	2,150,006
Claims on corporate	2,979,211	3,438,786	4,298,690	9,180,010	31,897,216
Claims included in the regulatory retail portfolios	494,763	960,696	1,649,708	4,178,296	17,448,612
Claims secured by residential property	573,828	1,048,581	1,696,829	4,030,103	25,518,127
Past due loans	—	—	—	—	320,657
Higher risk categories decided by the Agency	—	—	—	14,320	12,620,898
Marketable securities secured by mortgages	—	—	—	—	—
Securitization exposures	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—
Other claims	17,687	—	—	—	5,638,608
Total	22,143,492	7,097,801	9,476,735	18,675,952	143,774,626

(*)             Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

	According to their outstanding maturities
Risk Classifications-Current Period	1 month	1-3 month	3-6 month	6-12 month	1 year and over
Claims on sovereigns and Central Banks	25,327,729	1,084,480	1,573,671	1,190,052	16,831,535
Claims on regional governments or local authorities	3,985	10,989	11,665	38,725	1,810,109
Claims on administrative bodies and other non-commercial undertakings	8,905	36,099	33,520	59,274	260,093
Claims on multilateral development banks	—	—	—	—	—
Claims on international organizations	—	—	—	—	—
Claims on banks and intermediary institutions	10,438,857	2,263,698	29,910	224,655	1,777,704
Claims on corporate	2,038,480	2,793,254	4,745,761	6,451,829	25,921,790
Claims included in the regulatory retail portfolios	5,201,219	804,180	1,417,287	3,166,963	13,238,447
Claims secured by residential property	737,553	744,859	1,356,481	2,717,731	19,633,556
Past due loans	—	—	—	—	369,026
Higher risk categories decided by the Agency	311,066	—	—	—	11,931,127
Marketable securities secured by mortgages	—	—	—	—	—
Securitization exposures	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—
Other claims	1,209,331	—	—	—	3,275,491
Total	45,277,125	7,737,559	9,168,295	13,849,229	95,048,878

(*)             Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

II.                                           CONSOLIDATED CREDIT RISK (Continued)

Risk balances according to risk weights

Risk Weights Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%	Deductions from the shareholders’ equity
Pre-Amount of Credit Risk Mitigation	48,195,850	—	17,821,331	38,592,192	23,546,411	60,377,604	2,990,704	9,446,254	198,260	—	382,261
Amount after Credit Risk Mitigation	55,620,001	—	11,639,035	38,668,549	23,382,850	59,238,068	2,986,884	9,434,959	198,260	—	382,261

Risk Weights Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%	Deductions from the shareholders’ equity
Pre-Amount of Credit Risk Mitigation	43,212,553	—	12,616,773	31,759,507	22,337,583	48,912,477	2,837,152	9,393,300	11,741	—	478,634
Amount after Credit Risk Mitigation	50,426,927	—	7,739,899	29,955,165	22,234,970	48,481,932	2,837,152	9,393,300	11,741	—	478,634

In determination of counterparty credit risk of the receivables from Banks operated abroad, ratings given by International Credit Rating Agency Fitch Rating are considered. Rating of the same company is also used in the assessment of risks from foreign currency investment securities issued by Turkish Treasury and other foreign currency risks associated with Central Administration of Turkish Republic.

Ratings Matched	Credit Quality Rank	Fitch
Long Term Credit Ratings	1	AAA between AA-
	2	A+ between A-
	3	BBB+ between BBB-
	4	BB+ between BB-
	5	B+ between B-
	6	CCC+ and below
Short Term Credit Ratings	1	F1+ between F1
	2	F2
	3	F3
	4	F3 and below
	5	—
	6	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

II.                                           CONSOLIDATED CREDIT RISK (Continued)

Information According to Sectors and Counterparties

Loans
Current Period	Impaired (*)	Past Due (**)	Value Adjustments	Provisions
Agricultural	84,649	33,519	806	82,268
Farming and raising livestock	73,386	29,466	632	71,369
Forestry	7,255	1,271	90	6,917
Fishing	4,008	2,782	84	3,982
Manufacturing	943,578	281,898	11,181	860,342
Mining	62,492	7,706	3,240	36,654
Production	875,924	269,229	7,900	818,873
Electric, gas, water	5,162	4,963	41	4,815
Construction	454,112	179,450	5,530	426,444
Services	1,359,276	1,291,693	29,871	1,258,092
Wholesale and retail trade	824,331	602,209	15,099	759,894
Hotel, food and beverage services	58,144	78,793	1,445	55,388
Transportation and telecommunication	280,028	433,429	9,073	261,312
Financial institutions	9,659	2,999	78	8,930
Real estate and renting services	44,923	11,288	234	41,194
Self-employment services	109,543	121,114	3,041	101,835
Education services	6,838	9,717	170	4,814
Health and social services	25,810	32,144	731	24,725
Other	1,340,350	1,983,307	79,209	1,234,162

Total	4,181,965	3,769,867	126,597	3,861,308

(*)             Impaired loans are composed of group three, four and five loans.

(**)      Past due loans and other receivables consist of loans and other receivables that are past due up to ninety days.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

II.                                           CONSOLIDATED CREDIT RISK (Continued)

Information According to Sectors and Counterparties (Continued)

Loans
Prior Period	Impaired (*)	Past Due (**)	Value Adjustments	Provisions
Agricultural	75,172	51,378	1,497	70,726
Farming and raising livestock	62,099	48,035	1,400	58,484
Forestry	7,558	1,962	57	7,334
Fishing	5,515	1,381	40	4,908
Manufacturing	948,934	276,153	8,020	917,512
Mining	33,748	9,924	289	33,576
Production	910,917	261,267	7,586	879,785
Electric, gas, water	4,269	4,962	145	4,151
Construction	381,103	185,365	5,403	355,654
Services	1,262,929	1,230,240	35,465	1,053,037
Wholesale and retail trade	631,355	543,052	15,667	568,983
Hotel, food and beverage services	49,015	103,594	3,013	36,506
Transportation and telecommunication	257,698	408,123	11,775	244,731
Financial institutions	192,581	3,154	92	81,955
Real estate and renting services	8,987	11,068	261	8,529
Self-employment services	92,457	123,479	3,599	84,677
Education services	4,510	10,525	264	3,426
Health and social services	26,326	27,245	794	24,230
Other	1,068,327	1,927,131	54,652	970,524

Total	3,736,465	3,670,267	105,037	3,367,453

(*)             Impaired loans are composed of group three, four and five loans.

(**)      Past due loans and other receivables consist of loans and other receivables that are past due up to ninety days.

Current Period	The opening Balance	Provisions amounts set aside during the period	The cancelation of the provisions	Other Adjustments (*)	Close out Balance
Specific Provisions	3,367,453	1,187,948	(693,538)	(555)	3,861,308
General Provisions	1,190,739	412,503	—	—	1,603,242

(*)             Determined according to exchange rate differences, business combinations, acquisitions and disposals of subsidiaries.

Prior Period	The opening Balance	Provisions amounts set aside during the period	The cancelation of the provisions	Other Adjustments (*)	Close out Balance
Specific Provisions	2,509,028	1,306,590	(450,491)	2,326	3,367,453
General Provisions	956,059	234,417	—	263	1,190,739

(*)             Determined according to exchange rate differences, business combinations, acquisitions and disposals of subsidiaries.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

II.                                           CONSOLIDATED CREDIT RISK (Continued)

Fair value of collateral held against impaired loans

	31 December 2014	31 December 2013
Cash collateral (*)	—	—
Mortgage	1,167,532	942,878
Promissory note (*)	—	728
Others (**)	3,014,433	2,792,859
Total	4,181,965	3,736,465

(*)             As a policy, it is aimed to utilize from cash collateral or liquidate promissory note for an impaired loan collateralized by cash collateral or promissory note to cover the credit risk. Hence, cash collateral and promissory note are shown as zero in the table above.

(**)      Sureties obtained for impaired loans are presented in this raw to the extent that the amount does not exceed the amount of impaired loans.

The detail of collateral held against performing cash and non-cash loans by the Bank

Cash loans	31 December 2014	31 December 2013

Secured Loans:	79,129,908	63,997,120
Secured by mortgages	32,448,892	18,440,959
Secured by cash collateral	685,094	384,250
Guarantees issued by financial institutions	94,207	185,832
Secured by government institutions or government securities	930,621	210,041
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	44,971,094	44,776,038
Unsecured Loans	28,505,474	25,339,591
Total performing loans	107,635,382	89,336,711

Non-cash loans	31 December 2014	31 December 2013

Secured Loans:	12,534,623	10,559,371
Secured by mortgages	1,092,714	679,079
Secured by cash collateral	383,649	85,525
Guarantees issued by financial institutions	—	5,700
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	11,058,260	9,789,067
Unsecured Loans	16,140,424	12,847,335
Total non-cash loans	28,675,047	23,406,706

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

III.                                      CONSOLIDATED MARKET RISK

The Parent Bank calculates market risk using standard method and allocates legal capital in compliance with “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” published in 28 June dated 2012 Official Gazette no. 28337.

The market risk is defined as the potential risk of loss due to changes in interest rates, foreign exchange rates and equity prices on balance sheet and off-balance sheet positions of the banks.

The capital needed for general market risk and specific risks is calculated using the standard method defined by the “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” and reported monthly.

In addition to the standard method, the Bank also uses internal models like Historical and Monte Carlo Simulations in measuring market risk. The Bank also performs daily back-testing in order to measure the reliability of the models. Besides, scenario analyses are implemented in order to support the Standard Method and internal models. In order to monitor the maturity structure of the asset and liability accounts, liquidity analysis are performed and the duration of the Bank’s assets and liabilities is calculated.

The market risk analysis of the Bank is reported monthly and sent to the related regulatory institutions.

Value at market risk

	Current Period	Prior Period
(I) Capital to be employed for general market risk	16,249	15,935
(II) Capital to be employed for specific risk	1,893	2,434
Capital to be employed for specific risk in securitisation positions- Standard Method	—	—
(III) Capital to be employed for currency risk	36,815	33,174
(IV) Capital to be employed for stocks	—	—
(V) Capital to be employed for clearing risk	—	—
(VI) Total capital to be employed for market risk because of options	234	—
(VII) Capital to be employed for counterparty credit risk — Standard Method	8,733	7,438
(VIII) Capital to be employed for general market risk	—	—
(IX) Total capital to be employed for market risk (I+II+III+IV+V+VI)	63,924	58,981
(X) Amount subject to market risk (12.5 x VIII) or (12.5 x IX)	799,050	737,263

Average values at market risk

	Current Year			Prior Year
	Average	Highest	Lowest	Average	Highest	Lowest
Interest Rate Risk	13,531	16,953	11,352	14,166	18,276	9,186
Common Share Risk	1,895	6,896	759	2,832	4,374	2,147
Currency Risk	30,771	44,194	15,679	45,869	70,042	32,732
Stock Risk	—	—	—	—	—	—
Exchange Risk	—	—	—	—	—	—
Option Risk	1,677	3,804	42	—	—	—
Counterparty Credit Risk	9,912	11,892	8,464	5,059	7,439	2,651
Total Value at Risk	722,326	917,761	514,258	849,071	1,251,643	583,950

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

III.                                      CONSOLIDATED MARKET RISK (Continued)

Information on Counterparty Credit Risk

Counterparty credit risk is the probability of an economic loss that Bank could face because the counterparty to a transaction bringing liabilities to both parties could default before the final settlement of the transaction.

In calculation of the counterparty credit risk “Valuation Method on the Basis of Fair Value” is implemented in the scope of “Regulation on Calculation and Assessment of Capital Adequacy of the Banks”. The counterparty credit risk of the derivatives includes current replacement cost and potential future credit exposure.  Replacement cost is calculated on fair value of the contracts, whilst potential future credit risk exposure is calculated by multiplication of contract amounts with the credit conversion rates stated in the appendices of the regulation.

Information about counterparty risk

	Current Period(*)	Prior Period(*)
Contracts based on Interest rate	66,091	22,552
Contracts based on currency	100,177	110,432
Contracts based on commodity	—	—
Contracts based on stocks	—	10
Other	—	—
Gross Positive Fair Value	166,268	132,994
Benefits of clarification	—	—
Clarified current risk amount	—	—
The securities which are held	—	—
The net position of derivatives	166,268	132,994

(*)             Counterparty risk related on held for trading accounts is presented.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

IV.                                       CONSOLIDATED OPERATIONAL RISK

The Bank calculated the value at operational risk in accordance with the third section of “Regulation Regarding Measurement and Assessment of Capital Adequacy Ratios of Banks” that is “Computation of Value of Operational Risk” published in 28 June 2012 dated Official Gazette no. 28337. The operational risk which the Bank is exposed to is calculated according to the “Basic Indicator Method” hence by multiplying the average of the last three years’ actual gross income with 12.5, in line with the effective legislation practices in the country.

Current Period	31 December 2011	31 December 2012	31 December 2013	Total / Total number of years for which gross income is positive	Rate (%)	Total
Gross Income	4,265,465	5,215,105	5,893,893	5,124,821	15	768,723
Amount subject to operational risk (Total*12,5)						9,609,040

Prior Period	31 December 2010	31 December 2011	31 December 2012	Total / Total number of years for which gross income is positive	Rate (%)	Total
Gross Income	4,371,279	4,917,176	6,009,190	3	15	764,882
Amount subject to operational risk (Total*12,5)						9,561,025

V.                                            CONSOLIDATED FOREIGN CURRENCY EXCHANGE RISK

Foreign exchange risk that the Parent Bank is exposed to, estimation of effects of exposures, and the limits set by the Board of Directors of the Parent Bank for the positions monitored on a daily basis

The Standard Method which is also used in the legal reporting is used in measuring the currency risk of the Parent Bank.

All of the foreign currency assets and liabilities and the forward foreign-currency transactions are taken into consideration in calculating the capital obligation for the currency risk. The net long and short positions are calculated in Turkish Lira equivalent of the each currency. The position with the biggest absolute value is determined as the base amount for the capital obligation. The capital obligation is calculated at that amount.

The magnitude of hedging foreign currency debt instruments and net investment in foreign operations by using derivatives

As at 31 December 2014 and 31 December 2013, the Group does not have derivate financial instruments held for risk management purpose.

Foreign exchange risk management policy

Risk policy of the Parent Bank is based on the transactions within the limits and keeping the currency position well-balanced. In the light of the national legislations and international applications, the Parent Bank has established a foreign currency risk management policy that enables the Group to take a position between lower and upper limits determined in respect of the current equity profile. Speculative position is not held by the Parent Bank. The effective exchange rates at the date of balance sheet and for the last five working days of the period announced by the Parent Bank in TL are as follows:

	US Dollar	Euro
The Bank’s foreign currency purchase rate at the balance sheet date	2.3200	2.8223
Foreign currency rates for the days before balance sheet date;
Day 1	2.2700	2.7542
Day 2	2.2900	2.7922
Day 3	2.2700	2.7721
Day 4	2.2700	2.7735
Day 5	2.2700	2.7635
Last 30-days arithmetical average rate	2.2265	2.7516

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

V.                                            CONSOLIDATED FOREIGN CURRENCY EXCHANGE RISK (Continued)

Information on currency risk

Current Period	Euro	US Dollar	Other FCs	Total
Assets:
Cash and balances with the Central Bank of Turkey	1,956,881	11,525,520	4,282,312	17,764,713
Banks	313,372	2,398,210	71,948	2,783,530
Financial assets at fair value through profit or loss (1)	4,432	34,669	—	39,101
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	1,260,694	2,978,550	—	4,239,244
Loans and receivables (2)	10,138,487	22,215,257	28,331	32,382,075
Associates, subsidiaries and joint-ventures	3	—	—	3
Held-to-maturity investments	—	92,844	—	92,844
Derivative financial assets held for risk management purpose	—	—	—	—
Tangible assets	630	1,372	—	2,002
Intangible assets	50	111	—	161
Other assets (3) (4)	601,458	1,036,568	63,821	1,701,847
Total assets	14,276,007	40,283,101	4,446,412	59,005,520
Liabilities:
Bank deposits	514,839	2,770,137	16,518	3,301,494
Foreign currency deposits	11,569,098	12,439,338	948,582	24,957,018
Interbank money market takings	—	6,591,668	—	6,591,668
Funds borrowed(5)	5,692,578	9,064,674	2,640	14,759,892
Securities issued	1,444,730	6,073,635	—	7,518,365
Miscellaneous payables	220,837	159,250	43,713	423,800
Derivative financial liabilities held for risk management purpose	—	—	—	—
Other liabilities(1)(4) (6)	46,977	3,083,148	1,608	3,131,733
Total liabilities	19,489,059	40,181,850	1,013,061	60,683,970

Net ‘on balance sheet’ position	(5,213,052)	101,251	3,433,351	(1,678,450)
Net ‘off-balance sheet’ position	5,456,748	346,269	(3,430,091)	2,372,926
Derivative assets(7)	7,545,021	8,766,209	1,377,221	17,688,451
Derivative liabilities(7)	2,088,273	8,419,940	4,807,312	15,315,525
Non-cash loans (8)	2,217,630	9,304,139	260,328	11,782,097

Prior Period	Euro	US Dollar	Other FCs	Total
Total assets	17,020,004	30,974,381	3,884,587	51,878,972
Total liabilities	17,625,568	31,624,925	1,193,432	50,443,925
Net on balance sheet position	(605,564)	(650,544)	2,691,155	1,435,047
Net off-balance sheet position	749,672	778,864	(2,701,033)	(1,172,497)
Derivative assets(6)	2,031,264	8,258,319	1,437,036	11,726,619
Derivative liabilities(6)	1,281,592	7,479,455	4,138,069	12,899,116
Non-cash loans(7)	1,539,590	7,179,775	347,230	9,066,595

(1)             Derivative financial assets amounting to TL 6,468 (31 December 2013: TL 60,278) and liabilities amounting to TL 122,358 (31 December 2013: TL 38,006) resulting from changes in foreign exchange rates are not included.

(2)             Foreign currency indexed loans amounting to TL 2,750,602 (31 December 2013: TL 2,548,480) presented in TL in the financial statements are included in the above table.

(3)             Foreign currency indexed factoring receivables amounted to TL 65,320 (31 December 2013: TL 9,074) presented in TL column in the accompanying consolidated balance sheet are included.

(4)             Prepaid expenses amounting to TL 60,637 (31 December 2013: TL 33,376) and deferred tax liabilities amounted to TL 7,390 (31 December 2013: None) are not included. Equities amounting to 553,581 TL (31 December 2013: TL 380,556) are not included.

(5)             Foreign currency indexed funds borrowed amounted to TL 68,860 (31 December 2013: TL 1,914) presented in TL column in the accompanying consolidated balance sheet are included.

(6)             Unearned income amounting to TL 51,232 (31 December 2013: TL 37,464) are not included.

(7)             Asset purchase commitments amounting to TL 1,327,706 (31 December 2013: TL 1,716,683), asset sales commitments amounting to TL 1,312,928 (31 December 2013: TL 1,919,728) and gold purchase swaps amounting to TL 4,773,860
(31 December 2013: TL 3,961,577) are included.

(8)             Non-cash loans are not taken into consideration in the calculation of the net ‘off-balance sheet’ position.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

V.                                            CONSOLIDATED FOREIGN CURRENCY EXCHANGE RISK (Continued)

Exposure to currency risk

10 percent devaluation of the TL against the following currencies as at and for the year ended
31 December 2014 and 2013 would affect consolidated equity and the consolidated statement of income (without tax effects) by the amounts shown in the table below.

This analysis assumes that all other variables, in particular interest rates, remain constant.

	31 December 2014		31 December 2013
	Profit or loss	Equity (*)	Profit or loss	Equity (*)
US Dollar	44,604	44,604	12,639	12,639
EUR	(803)	35,515	(16,023)	(16,023)
Other currencies	326	326	(988)	(988)
Total, net	44,127	80,445	(4,372)	(4,372)

(*)             Equity effect also includes profit or loss effect of 10% devaluation of TL against related currencies.

10 percent revaluation of the TL against the following currencies as at and for the year ended
31 December 2014 and 2013 would affect consolidated equity and consolidated statement of income (without tax effects) by the amounts shown in the table below.

	31 December 2014		31 December 2013
	Profit or loss	Equity (*)	Profit or loss	Equity (*)
US Dollar	(43,109)	(43,109)	(12,639)	(12,639)
Euro	803	(35,515)	16,023	16,023
Other currencies	(100)	(100)	988	988
Total, net	(42,406)	(78,724)	4,372	4,372

(*)             Equity effect also includes profit or loss effect of 10% revaluation of TL against related currencies.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                        CONSOLIDATED INTEREST RATE RISK

Interest sensitivity of assets, liabilities and off-balance sheet items is evaluated during the weekly Assets-Liabilities Committee meetings taking into account the developments in market conditions.

The Parent Bank’s interest rate risk is measured by the standard method.

Measurements for standard method are carried out monthly using the maturity ladder table.

Interest rate sensitivity of assets, liabilities and off balance sheet items (based on re-pricing dates)

Current Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total
Assets:
Cash and balances with CBT	3,055,551	—	—	—	—	18,835,530	21,891,081
Banks	2,983,521	214,751	6,290	—	—	363,946	3,568,508
Financial assets at fair value through profit/loss	172,007	207,100	7,569	33,427	25,905	4,233	450,241
Interbank money market placements	9,504	—	—	—	—	—	9,504
Available-for-sale financial assets	2,666,118	2,035,297	5,241,522	4,305,279	2,622,884	15	16,871,115
Loans and receivables	33,476,465	22,448,303	21,987,427	17,768,042	10,356,537	318,897	106,355,671
Held-to-maturity investments	281,186	1,559,200	3,180,566	290,780	1,542,861	—	6,854,593
Other assets (*)	65,719	315,931	170,248	853,884	243,339	5,901,628	7,550,749
Total assets	42,710,071	26,780,582	30,593,622	23,251,412	14,791,526	25,424,249	163,551,462

Liabilities:
Bank deposits	4,208,236	452,338	22,912	—	—	66,930	4,750,416
Other deposits	45,030,713	19,282,775	6,861,948	709,033	18,322	16,749,406	88,652,197
Interbank money market takings	15,846,751	253,389	349,241	—	205,860	—	16,655,241
Miscellaneous payables	—	—	—	—	—	3,344,419	3,344,419
Securities issued	718,111	2,146,929	2,579,188	4,940,480	—	—	10,384,708
Funds borrowed	4,063,185	7,002,553	3,733,893	717,541	743,483	—	16,260,655
Other liabilities (**)	147,979	23,050	132,524	464,387	1,649,212	21,086,674	23,503,826
Total liabilities	70,014,975	29,161,034	13,679,706	6,831,441	2,616,877	41,247,429	163,551,462

On balance sheet long position	—	—	16,913,916	16,419,971	12,174,649	—	45,508,536
On balance sheet short position	(27,304,904)	(2,380,452)	—	—	—	(15,823,180)	(45,508,536)
Off-balance sheet long position	658,387	1,660,268	—	—	—	—	2,318,655
Off-balance sheet short position	—	—	—	(1,304,201)	(777,200)	—	(2,081,401)
Position, Net	(26,646,517)	(720,184)	16,913,916	15,115,770	11,397,449	(15,823,180)	237,254

(*)             Subsidiaries, associates and tangible and intangible assets are included in non-interest bearing column.

(**)      Equity is included in non-interest bearing column in other liabilities line.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                        CONSOLIDATED INTEREST RATE RISK (Continued)

Prior Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total

Assets:
Cash and balances with CBT	—	—	—	—	—	18,975,182	18,975,182
Banks	2,215,980	182,222	2,239	—	—	757,910	3,158,351
Financial assets at fair value through profit/loss	240,057	245,314	141,141	24,050	2,034	3,023	655,619
Interbank money market placements	5,095	—	—	—	—	—	5,095
Available-for-sale financial assets	5,352,344	2,440,347	2,697,991	3,296,050	2,857,302	13,375	16,657,409
Loans and receivables	26,238,283	19,283,647	17,078,087	16,099,655	9,604,374	369,012	88,673,058
Held-to-maturity investments	914,868	427,664	2,022,196	495,822	1,552,621	—	5,413,171
Other assets (*)	49,138	161,056	230,216	679,202	10,000	5,120,085	6,249,697
Total assets	35,015,765	22,740,250	22,171,870	20,594,779	14,026,331	25,238,587	139,787,582

Liabilities:
Bank deposits	3,105,830	869,432	103,153	—	—	25,537	4,103,952
Other deposits	38,796,173	19,294,057	6,040,869	898,335	26,140	13,879,873	78,935,447
Interbank money market takings	12,723,139	237,295	1,005,685	809,269	—	—	14,775,388
Miscellaneous payables	—	—	—	—	—	2,841,068	2,841,068
Securities issued	401,593	1,427,439	1,726,683	3,265,020	—	—	6,820,735
Funds borrowed	681,189	4,553,844	5,637,765	691,124	721,739	—	12,285,661
Other liabilities (**)	124,797	17,333	141,104	410,218	1,493,102	17,838,777	20,025,331
Total liabilities	55,832,721	26,399,400	14,655,259	6,073,966	2,240,981	34,585,255	139,787,582

On balance sheet long position	—	—	7,516,611	14,520,813	11,785,350	—	33,822,774
On balance sheet short position	(20,816,956)	(3,659,150)	—	—	—	(9,346,668)	(33,822,774)
Off-balance sheet long position	545,993	1,482,402	—	—	—	—	2,028,395
Off-balance sheet short position	—	—	(77,250)	(979,931)	(695,500)	—	(1,752,681)
Position, Net	(20,270,963)	(2,176,748)	7,439,361	13,540,882	11,089,850	(9,346,668)	275,714

(*)             Subsidiaries, associates and tangible and intangible assets are stated in non-interest bearing column.

(**)      Equity is included in non-interest bearing column in other liabilities line.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                        CONSOLIDATED INTEREST RATE RISK (Continued)

Average interest rates applied to monetary financial instruments:

	Euro	US Dollar	Japanese Yen	TL
Current Period	%	%	%	%
Assets:
Cash and balance with CBT	—	—	—	1.51
Banks	0.70	0.28	—	10.59
Financial assets at fair value through profit/loss	5.50	11.78	—	11.45
Interbank money market placements	—	—	—	10.33
Available-for-sale financial assets	4.27	6.89	—	7.19
Loans and receivables	4.19	5.39	—	12.70
Held-to-maturity investments	—	1.58	—	5.56

Liabilities:
Bank deposits	0.66	0.42	—	8.59
Other deposits	1.98	2.13	—	9.22
Interbank money market takings	—	0.95	—	9.83
Miscellaneous payables	—	—	—	—
Securities issued	3.47	3.45	—	9.06
Funds borrowed	1.13	1.67	—	8.44

	Euro	US Dollar	Japanese Yen	TL
Prior Period	%	%	%	%
Assets:
Cash and balance with CBT	—	—	—	—
Banks	0.10	0.35	—	9.43
Financial assets at fair value through profit/loss	5.26	7.21	—	10.11
Interbank money market placements	—	—	—	7.35
Available-for-sale financial assets	5.04	7.05	—	7.58
Loans and receivables	5.17	6.88	—	13.49
Held-to-maturity investments	6.50	3.31	—	6.83

Liabilities:
Bank deposits	1.00	0.71	—	8.21
Other deposits	2.71	2.51	—	8.16
Interbank money market takings	0.37	1.19	—	7.62
Miscellaneous payables	—	—	—	—
Securities issued	1.53	4.06	—	8.74
Funds borrowed	1.19	1.66	—	8.26

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                        CONSOLIDATED INTEREST RATE RISK (Continued)

The Interest Rate Risk of the Banking Book Items

Measurement Frequency of Interest Rate Risk

Interest rate risk arising from banking book accounts is calculated in accordance with “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” published in the 23 August 2011 dated Official Gazette no. 28034. Legal limit is monthly monitored and reported accordingly.

The economic value changes arising from the interest rate fluctuations which are measured according to “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” are presented in the below table:

Currency Unit-Current Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity
1. TL	500 / (400)	(2,440,546) / 2,452,172	(13.54)% / 13.61%
2. EURO	200 / (200)	178,773 / (9,440)	0.99% / (0.05)%
3. USD	200 / (200)	441,639 / (383,071)	2.45% / (2.13)%
Total (For Negative Shocks)	—	2,059,661	11.43%
Total (For Positive Shocks)	—	(1,820,134)	(10.10)%

Currency Unit-Prior Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity
1. TL	500 / (400)	(2,412,990) / 2,441,246	(15.89)% / 16.08%
2. EURO	200 / (200)	34,736 / 10,115	0.23% / 0.07%
3. USD	200 / (200)	457,473 / (383,076)	3.01% / (2.52)%
Total (For Negative Shocks)	—	2,068,285	13.63%
Total (For Positive Shocks)	—	(1,920,781)	(12.65)%

The above table is obtained from unconsolidated 31 December 2014 audit report announced at Public Disclosure Platform.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                        CONSOLIDATED INTEREST RATE RISK (Continued)

Stock position risks arising from banking book items:

Information on separations of risks according to objectives including their relation with gains presented under equity and strategically reasons, accounting techniques and general information about valuation methods with the related assumptions and factors that affect the valuation and significant changes

If carrying value is substantially different from fair value and for publicly traded shares if market value is substantially different from fair value, the comparison with the market prices are shown in the table below:

Current Period	Comparison
Stock Investments	Carrying Value	Fair Value	Market Value
Stocks quoted in exchange(*)	203,092	203,092	203,092
1.Stocks Investments Group A	203,092	203,092	203,092
2.Stock Investments Group B	—	—	—
3.Stock Investment Group C	—	—	—

Stocks unquoted in exchange(**)	320,037	320,037	—

(*)             The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)      The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

Prior Period	Comparison
Stock Investments	Carrying Value	Fair Value	Market Value
Stocks quoted in exchange(*)	169,019	169,019	169,019
1.Stocks Investments Group A	169,019	169,019	169,019
2.Stock Investments Group B	—	—	—
3.Stock Investment Group C	—	—	—

Stocks unquoted in exchange(**)	282,457	282,457	—

(*)             The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)      The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                        CONSOLIDATED INTEREST RATE RISK (Continued)

Total unrealized gain or loss, total revaluation surplus and values included to principal and supplementary capital

Total unrealized gain or loss, total appraisal surplus and values included to principal and supplementary capital are given in the below table:

	Realized	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Current Period	Gain/Loss in Current Period	Total (*)	Included in Core Capital	Total (*)	Included in Core Capital	Included in Supplementary Capital
1. Private Capital Investments	—	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	—	—	—
3. Other Stocks	—	62,289	62,289	—	—	—
4. Total	—	62,289	62,289	—	—	—

(*) Amounts are presented including the effect of deferred tax.

	Realized	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Prior Period	Gain/Loss in Current Period	Total (*)	Included in Supplementary Capital	Total (*)	Included in Core Capital	Included in Supplementary Capital
1. Private Capital Investments	—	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	—	—	—
3. Other Stocks	—	52,966	23,835	—	—	—
4. Total	—	52,966	23,835	—	—	—

(*)             Amounts are presented including the effect of deferred tax.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VII.                                   CONSOLIDATED LIQUIDITY RISK

In order to avoid the liquidity risk, the Parent Bank diverts funding resources as customer deposits and foreign borrowings, considers the maturity mismatch between assets and liabilities and maintains liquid assets to guarantee sufficient liquidity during market fluctuations.

While the Parent Bank’s short term liquidity need is met mainly with deposits, its long term liquidity is provided through foreign funding sources such as syndication and securitization transactions, and transactions and international bond issues. There are no significant idle liquidity resources.

Maturity analysis of assets and liabilities according to remaining maturities:

Current Period	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years And Over	Undistributed(*)	Total
Assets:
Cash and balance with CBT	18,835,530	3,055,551	—	—	—	—	—	21,891,081
Banks	2,198,504	1,148,963	214,751	6,290	—	—	—	3,568,508
Financial assets at fair value through profit/loss	2,950	70,737	84,570	9,113	255,401	25,905	1,565	450,241
Interbank money market placements	—	9,504	—	—	—	—	—	9,504
Available-for-sale financial assets	—	29,371	645,444	1,803,189	7,398,060	6,995,038	13	16,871,115
Loans and receivables	40,128	9,773,868	3,824,348	19,428,665	47,901,560	25,066,445	320,657	106,355,671
Held-to-maturity investments	—	—	92,844	202,211	1,509,417	5,050,121	—	6,854,593
Other assets	19,911	932,553	315,999	170,140	1,027,278	243,339	4,841,529	7,550,749
Total assets	21,097,023	15,020,547	5,177,956	21,619,608	58,091,716	37,380,848	5,163,764	163,551,462

Liabilities:
Bank deposits	66,930	4,208,236	452,338	22,912	—	—	—	4,750,416
Other deposits	16,987,878	44,846,167	19,189,726	6,895,394	714,710	18,322	—	88,652,197
Funds borrowed	—	1,504,848	1,084,623	6,685,709	3,217,960	3,767,515	—	16,260,655
Interbank money market takings	—	15,846,751	253,389	349,241	—	205,860	—	16,655,241
Securities issued	—	717,590	2,146,764	2,358,634	5,161,720	—	—	10,384,708
Miscellaneous payables	—	2,728,303	56,620	—	—	—	559,496	3,344,419
Other liabilities	7	613,107	286,296	39,004	44,089	2,211,860	20,309,463	23,503,826
Total liabilities	17,054,815	70,465,002	23,469,756	16,350,894	9,138,479	6,203,557	20,868,959	163,551,462

Liquidity (Gap)/Surplus	4,042,208	(55,444,455)	(18,291,800)	5,268,714	48,953,237	31,177,291	(15,705,195)	—

Prior Period	Demand	Up to 1Month	1-3 Months	3-12 Months	1-5 Years	5 Years And Over	Undistributed(*)	Total
Total assets	21,531,041	11,683,161	4,958,498	18,641,641	49,590,632	28,935,212	4,447,397	139,787,582
Total liabilities	13,905,410	58,253,310	22,785,926	15,351,609	7,902,712	3,932,345	17,656,270	139,787,582
Liquidity (Gap)/Surplus	7,625,631	(46,570,149)	(17,827,428)	3,290,032	41,687,920	25,002,867	(13,208,873)	—

(*)                 Certain assets on the balance sheet that are necessary for the banking operations but not convertible into cash on short period such as tangible assets, intangible assets, associates, subsidiaries, miscellaneous receivables and equity are included in this column.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VII.                                   CONSOLIDATED LIQUIDITY RISK (Continued)

Residual contractual maturities of monetary liabilities

Current period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	4,750,416	4,753,361	66,930	4,209,000	453,419	24,012	—	—
Other deposits	88,652,197	89,212,248	16,987,878	44,972,317	19,393,564	7,074,231	762,575	21,683
Funds borrowed	16,260,655	17,263,830	—	1,511,280	1,092,397	6,771,654	3,519,833	4,368,666
Money market takings	16,655,241	16,667,205	—	15,854,923	253,874	351,133	—	207,275
Securities issued	10,384,708	11,236,567	—	713,864	2,166,332	2,401,993	5,954,378	—
Miscellaneous payables	3,344,419	3,344,419	559,496	2,728,303	56,620	—	—	—
Other liabilities	3,614,846	4,564,538	909,478	398,121	38,123	15,223	43,890	3,159,703
Total	143,662,482	147,042,168	18,523,782	70,387,808	23,454,329	16,638,246	10,280,676	7,757,327

Non-Cash Loans	28,675,047	28,675,047	243,079	835,912	16,443,803	6,930,286	3,538,426	683,541

Prior period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	4,103,952	4,114,689	25,538	3,107,386	876,802	104,963	—	—
Other deposits	78,935,447	79,485,635	13,879,873	38,895,639	19,480,650	6,216,492	981,498	31,483
Funds borrowed	12,285,661	12,992,694	—	362,195	822,749	6,412,167	2,591,033	2,804,550
Money market takings	14,775,388	14,801,868	—	12,726,351	237,537	1,011,566	826,414	—
Securities issued	6,820,735	7,572,794	—	400,920	1,436,319	1,775,217	3,960,338	—
Miscellaneous payables	2,841,068	2,841,068	282,397	2,408,857	115,277	33,169	1,368	—
Other liabilities	3,401,687	4,391,985	992,300	295,469	15,496	147,863	516,347	2,424,510
Total	123,163,938	126,200,733	15,180,108	58,196,817	22,984,830	15,701,437	8,876,998	5,260,543

Non-Cash Loans	23,406,706	23,406,706	264,268	370,339	13,670,929	5,657,505	2,788,347	655,318

This table shows the undiscounted cash flows on the Group’s financial liabilities on the basis of their earliest possible contractual maturities. Therefore, the gross nominal outflows in the table above vary from the carrying amounts of the relevant financial liabilities reflected in the consolidated financial statements.

Securitisation Positions

None.

Credit risk mitigation techniques

“Basic Financial Guarantee” method is used for the financial guarantees in accordance with “Communique on Credit Risk Mitigation”. Cash or cash equivalent, treasury bill, government bond and guarantees are used in credit risk mitigation.

Applications on guarantees’ valuation and method

Policies on the valuation of financial guarantees and their evaluation and valuation of immovables that are received as mortgage for loans have been formed. These policies and procedures are prepared in accordance with “Communique on Credit Risk Mitigation” and include minimum conditions regarding guarantee valuation and management.

Types of main guarantees received

Main types of the guarantees that Bank receives for loans provided are mortgages, guarantees/sureties and financial guarantees.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VII.                                   CONSOLIDATED LIQUIDITY RISK (Continued)

Main guarantors, credit derivatives’ counterparties and their credit worthiness

Assessment of credit worthiness of main guarantors is determined and monitored in accordance with the lending and intelligence procedures of the Bank.

Information about market and credit risk concentration in credit risk mitigation

Market risk and credit risk concentrations are carefully avoided.

Information about guarantees according to risk classifications

Information about guarantees according to risk classifications is shown in the table below:

Risk Classification-Current Period	Amount	Financial Guarantees	Other/Physical Guarantees	Guarantees and credit derivatives
Claims on sovereigns and Central Banks	52,348,682	4,810,208	—	—
Claims on regional governments or local authorities	2,990,873	19,276	—	—
Claims on administrative bodies and other non-commercial undertakings	1,053,325	63,400	—	—
Claims on multilateral development banks	—	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	16,770,100	7,032,378	—	—
Claims on corporates	51,793,913	514,692	—	634,888
Claims included in the regulatory retail portfolios	24,732,075	199,482	—	—
Claims secured by residential property	32,867,468	—	—	—
Past due loans	320,657	—	—	—
Higher risk categories decided by the Agency	12,635,218	15,115	—	—
Secured by mortgages	—	—	—	—
Securitization positions	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—
Other receivables	5,656,295	—	—	—
Total	201,168,606	12,654,551	—	634,888

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VII.                                   CONSOLIDATED LIQUIDITY RISK (Continued)

Risk Classification-Prior Period	Amount	Financial Guarantees	Other/Physical Guarantees	Guarantees and credit derivatives
Claims on sovereigns and Central Banks	46,007,464	4,283,181	—	—
Claims on regional governments or local authorities	1,875,473	18,209	—	—
Claims on administrative bodies and other non-commercial undertakings	397,891	48,355	—	—
Claims on multilateral development banks	—	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	14,734,825	6,664,579	—	—
Claims on corporates	41,951,114	449,994	—	—
Claims included in the regulatory retail portfolios	23,828,096	117,634	—	—
Claims secured by residential property	25,190,180	—	—	—
Past due loans	369,026	—	—	—
Higher risk categories decided by the Agency	12,242,193	—	—	—
Secured by mortgages	—	—	—	—
Securitization positions	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—
Other receivables	4,484,824	—	—	—
Total	171,081,086	11,581,952	—	—

Risk management strategies and policies

Risk management strategies are determined so as to support the Parent Bank’s objectives and goals and maintain Parent Bank’s presence by developing the present risk management strategies and corporate wide risk culture in parallel with the changing business and risk environment and by applying the well accepted national and international risk management practices.

The mission of Parent Bank is to continuously increase the values added to the customers, employees, shareholders and society by managing the entrusted assets and values effectively and productively. In this scope, it is fundamental to adopt forward looking risk based approaches through forming high quality assets and good management of liabilities in all activities aiming high quality gains.

The Parent Bank’s risk management strategy is mainly based on avoiding high risks and legal risks with high impacts even if the probability of happening is low, taking measures for the risks that may occur due to ordinary banking activities, procuring protection, transferring risks to third parties through techniques like insurance or credit derivatives and accepting risks that have low impact and probability of occurrence.

Risks are defined, measured, reported and managed in compliance with the policies and national and international standards. In this respect, not only legal limits but also in-bank limits are considered. Up-to-datedness and compliance of the limits are monitored regularly. Credit risk mitigation policies are determined and approved by the Board of Directors. Besides, possible risks are considered by following the changes in the market and economic conditions.

Risk management system and organization have been formed in compliance with the Regulation of Internal Systems.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VIII.                              FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES

	Carrying Value		Fair Value
	Current Year	Prior Year	Current Year	Prior Year
Financial Assets
Receivables from Interbank Money Markets	9,504	5,095	9,504	5,095
Banks	3,568,508	3,158,351	3,568,508	3,158,351
Available-for-Sale Financial Assets	16,871,115	16,657,409	16,871,115	16,657,409
Held-to-Maturity Investments	6,854,593	5,413,171	6,983,593	5,193,841
Loans	106,355,671	88,673,058	107,248,004	88,892,545
Lease Receivables	1,089,987	900,223	1,089,987	900,223
Faktoring Receivables	510,381	132,442	510,381	132,442
Financial Liabilities
Bank Deposits	4,750,416	4,103,952	4,750,416	4,103,952
Other Deposits	88,652,197	78,935,447	88,696,535	78,935,447
Funds Borrowed	16,260,655	12,285,661	16,260,391	12,285,661
Securities Issued	10,384,708	6,820,735	10,315,024	6,820,735
Subortinated Loans	2,126,436	1,964,663	2,126,436	1,964,663
Miscellaneous Payables	3,344,419	2,841,068	3,344,419	2,841,068

Fair values of available-for-sale financial assets and held-to-maturity investments are derived from market prices or in case of absence of such prices they are derived from prices of other marketable securities, whose interest rate, maturity date and other conditions are similar to securities held.

Fair values of fixed-interest loans are calculated by discounting contractual cashflows of the loans with current market interest rates. For the loans with floating interest rate carrying values of these loans also represents fair values.

Fair value of other assets and liabilities is calculated by adding accumulated acquisition costs and the sum of the interest accrual.

Fair value and carrying value of the borrowings is estimated to be same since most of loans have floating rates.

Fair value and carrying value of the subordinated loan is estimated to be same since the loans has obtained in a recent date compared to balance sheet date.

Classification of Fair Value Measurement

TFRS 7 — Financial Instruments: Disclosures requires the measurements of fair value of financial instruments to be classified in a hierarchy that reflects the significance of the valuation inputs used. This classification prioritises observable data, using market data obtained from independent sources, in preference to unobservable data that relies, for example on the use of predictions and assumptions about market prices by the Group. This sort of categorization generally results in the classifications below:

Level 1: Fair value measurements using quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2: Fair value measurements using inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. prices)  or indirectly (i.e. derived from prices).

Level 3: Fair value measurements using inputs for the assets or liability that are not based on observable market data (i.e. unobservable inputs)

Classification requires using observable market data if possible.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VIII.                              FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES (Continued)

The classification of fair value measurements of financial assets and liabilities measured at fair value is as follows:

31 December 2014	Level 1	Level 2	Level 3		Total

Financial assets at fair value through profit/loss:
Financial assets held for trading purpose:
Debt securities	10,798	55,355	—		66,153
Derivative financial assets held for trading purpose	—	379,576	—		379,576
Investment funds	2,947	—	—		2,947
Equity securities	1,565	—			1,565

Available-for-sale financial assets
Equity securities	—	—	—		—
Debt securities	15,378,036	1,493,064	—		16,871,100

Investments in associates and subsidiaries	203,092	—	259,823	(*)	462,915
Total Financial Assets	15,596,438	1,927,995	259,823		17,784,256

Financial liabilities at fair value through profit/loss:
Derivative financial liabilities held for trading purpose	—	(270,627)	—		(270,627)
Total Financial Liabilities	—	(270,627)	—		(270,627)

31 December 2013	Level 1	Level 2	Level 3		Total

Financial assets at fair value through profit/loss:
Financial assets held for trading purpose:
Debt securities	139,074	69,686	—		208,760
Derivative financial assets held for trading purpose	—	438,395	—		438,395
Investment funds	5,441	—	—		5,441
Equity securities	2,996	—	27		3,023

Available-for-sale financial assets
Equity securities	—	—	2,610		2,610
Debt securities	14,977,906	1,666,128	—		16,644,034

Investments in associates and subsidiaries	169,019	—	214,890	(*)	383,909
Total Financial Assets	15,294,436	2,174,209	217,527		17,686,172

Financial liabilities at fair value through profit/loss:
Derivative financial liabilities held for trading purpose	—	(219,480)	—		(219,480)
Total Financial Liabilities	—	(219,480)	—		(219,480)

(*)             These amounts consist of fair value of the affiliates and subsidiaries determined by independent valuation companies.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

VIII.                              FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES (Continued)

The reconciliation from the beginning balances to the ending balances for fair value measurements in Level 3 of the fair value hierarchy as at and for the year ended 31 December 2014 is as follows:

	Level 3 Amount Current Period	Level 3 Amount Prior Period
Balance at the beginning of the year	217,527	166,444
Total gains or losses for the year recognised in profit or loss	—	—
Total gains or losses for the year recognised under equity	42,296	51,083
Balance at the end of the year	259,823	217,527

IX.                                       TRANSACTIONS CARRIED OUT ON BEHALF OF CUSTOMERS, ITEMS HELD IN TRUST

The Parent Bank provides buying, selling and custody services and management and advisory services in financial matters for its customers. The Bank is not involved in trust activities.

X.                                            CONSOLIDATED SEGMENT REPORTING

The Parent Bank operates in corporate, commercial, small business, retail and investment banking. Accordingly, the banking products served to customers are; time and demand deposit, accumulating account, repos, overdraft facilities, spot loans, foreign currency indexed loans, consumer loans, automobile and housing loans, working capital loans, discounted bills, gold loans, foreign currency loans, Exim bank loans, pre-export loans, ECA covered financing, letters of guarantee, letters of credit, export factoring, acceptance credits, draft facilities, forfaiting, leasing, insurance, forward, futures, salary payments, investment account, cheques, safety boxes, bill payments, tax collections, payment orders.

The Parent Bank provides service packages to its corporate, commercial and retail customers including deposit, loans, foreign trade transactions, investment products, cash management, leasing, factoring, insurance, credit cards, and other banking products. A customer-oriented branch network has been built in order to serve customers’ needs effectively and efficiently.

Additionally, the Parent Bank provides “small business” banking service to enterprises in retail and service sectors. Products include overdraft accounts, POS machines, credit cards, cheque books, TL and foreign currency deposits, investment accounts, internet banking and call-center, debit card, and bill payment.

Retail banking customers form a wide-spread and sustainable deposit base for the Parent Bank. Individual customers’ needs are met by diversified consumer banking products through branches and alternative delivery channels.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

X.                                            CONSOLIDATED SEGMENT REPORTING (Continued)

Major financial statement items according to business lines:

Current Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	3,574,225	5,944,819	2,131,494	13,986	11,664,524
Interest income from loans	3,574,225	5,819,015	—	—	9,393,240
Interest income from reserve deposits	—	—	2,015	—	2,015
Interest income from securities portfolio	—	—	2,061,241	—	2,061,241
Interest income from banks	—	—	67,307	—	67,307
Interest income from money market transactions	—	—	931	—	931
Other interest income	—	125,804	—	13,986	139,790
Interest Expense	2,090,867	2,790,529	1,896,227	32,121	6,809,744
Interest expense on deposits	2,090,867	2,790,529	162,540	—	5,043,936
Interest expense on funds borrowed	—	—	243,009	—	243,009
Interest expense on money market transactions	—	—	925,913	—	925,913
Interest expense on securities issued	—	—	445,715	—	445,715
Other interest expenses	—	—	119,050	32,121	151,171
Net Interest Income	1,483,358	3,154,290	235,267	(18,135)	4,854,780
Net Fees and Commissions Income	489,121	185,335	—	—	674,456
Trading Income/ Losses (Net)	—	—	248,795	—	248,795
Dividend Income	—	—	12,229	—	12,229
Other Income	—	—	—	2,119,791	2,119,791
Provision For Losses on Loans and Other Receivables	541,083	730,771	40,851	434,960	1,747,665
Other Expenses	—	—	—	3,903,605	3,903,605
Income/Loss From Investments Under Equity Accounting	—	—	33,077	—	33,077
Profit Before Taxes	1,431,396	2,608,854	488,517	(2,236,909)	2,291,858
Provision for taxes	—	—	—	(478,015)	(478,015)
Net Profit/ Loss	1,431,396	2,608,854	488,517	(2,714,924)	1,813,843
SEGMENT ASSETS
Securities Portfolio	—	—	23,796,373	—	23,796,373
Derivative financial assets held for trading purpose	—	—	379,576	—	379,576
Banks and Receivables From Money Markets	—	—	3,578,012	—	3,578,012
Investments in Associates and Subsidiaries(Net)	—	—	523,114	—	523,114
Loans	32,963,634	73,392,037	—	—	106,355,671
Other Assets	—	1,600,368	20,860,935	6,457,413	28,918,716
TOTAL ASSETS	32,963,634	74,992,405	49,138,010	6,457,413	163,551,462
SEGMENT LIABILITIES
Deposits	38,649,556	50,587,300	4,165,757	—	93,402,613
Derivative Financial Liabilities Held for Trading Purpose	—	—	270,627	—	270,627
Interbank Money Market	—	—	16,655,241	—	16,655,241
Funds Borrowed	—	—	16,260,655	—	16,260,655
Securities Issued	—	—	10,384,708	—	10,384,708
Other Liabilities	—	—	2,330,138	4,681,025	7,011,163
Provisions and Tax Liabilities	—	—	—	4,605,932	4,605,932
Equity	—	—	—	14,960,523	14,960,523
TOTAL LIABILITIES AND EQUITY	38,649,556	50,587,300	50,067,126	24,247,480	163,551,462

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

X.                                            CONSOLIDATED SEGMENT REPORTING (Continued)

Prior Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	3,237,888	4,446,546	1,674,526	81,475	9,440,435
Interest income from loans	3,237,888	4,381,853	—	—	7,619,741
Interest income from securities portfolio	—	—	1,616,594	—	1,616,594
Interest income from banks	—	—	57,026	—	57,026
Interest income from money market transactions	—	—	906	—	906
Other interest income	—	64,693	—	81,475	146,168
Interest Expense	1,520,724	1,932,935	1,014,602	65,019	4,533,280
Interest expense on deposits	1,520,724	1,932,935	89,750	—	3,543,409
Interest expense on funds borrowed	—	—	175,752	—	175,752
Interest expense on money market transactions	—	—	387,285	—	387,285
Interest expense on securities issued	—	—	257,758	—	257,758
Other interest expenses	—	—	104,057	65,019	169,076
Net Interest Income	1,717,164	2,513,611	659,924	16,456	4,907,155
Net Fees and Commissions Income	416,792	212,315	—	—	629,107
Trading Income/ Losses (Net)	—	—	257,268	—	257,268
Dividend Income	—	—	16,429	—	16,429
Other Income	—	—	—	1,465,262	1,465,262
Provision For Losses on Loans and Other Receivables	332,842	1,053,999	145,903	279,865	1,812,609
Other Expenses	—	—	—	3,457,933	3,457,933
Income/Loss From Investments Under Equity Accounting	—	—	25,631	—	25,631
Profit Before Taxes	1,801,114	1,671,927	813,349	(2,256,080)	2,030,310
Provision for taxes	—	—	—	(402,131)	(402,131)
Net Profit/ Loss	1,801,114	1,671,927	813,349	(2,658,211)	1,628,179
SEGMENT ASSETS
Securities Portfolio	—	—	22,287,804	—	22,287,804
Derivative financial assets held for trading purpose	—	—	438,395	—	438,395
Banks and Receivables From Money Markets	—	—	3,163,446	—	3,163,446
Investments in Associates and Subsidiaries(Net)	—	—	438,101	—	438,101
Loans	30,575,847	58,097,211	—	—	88,673,058
Other Assets	—	1,032,665	17,951,402	5,802,711	24,786,778
TOTAL ASSETS	30,575,847	59,129,876	44,279,148	5,802,711	139,787,582
SEGMENT LIABILITIES
Deposits	33,348,374	46,101,567	3,589,458	—	83,039,399
Derivative Financial Liabilities Held for Trading Purpose	—	—	219,480	—	219,480
Interbank Money Market	—	—	14,775,388	—	14,775,388
Funds Borrowed	—	—	12,285,661	—	12,285,661
Securities Issued	—	—	6,820,735	—	6,820,735
Other Liabilities	—	—	2,148,605	4,191,172	6,339,777
Provisions and Tax Liabilities	—	—	—	3,836,184	3,836,184
Equity	—	—	—	12,470,958	12,470,958
TOTAL LIABILITIES AND EQUITY	33,348,374	46,101,567	39,839,327	20,498,314	139,787,582

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FIVE

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS

1.                  Information on cash and balances with the Central Bank

	Current Period		Prior Period
	TL	FC	TL	FC
Cash	1,008,220	368,618	860,483	295,962
Central Bank of Turkey (*)	3,055,674	17,385,018	922,802	16,870,433
Others	62,474	11,077	19,591	5,911
Total	4,126,368	17,764,713	1,802,876	17,172,306

(*)             TL 16,156,471 (31 December 2013: TL 14,542,489) of the foreign currency deposit at Central Bank of Turkey consists of foreign currency reserve deposits and TL 1,255 from total amount of TL consists of (31 December 2013: None) reserve deposit interest accrual.

In accordance with “Announcement on Reserve Deposits” of CBT numbered 2013/15, all banks operating in Turkey shall provide a reserve rate of 11.5% for demand deposits, and the rates decrease to 5% as maturities get longer (31 December 2013: 11.5% for demand deposits, and the rates decrease to 5% as maturities get longer). For foreign currency liabilities, all banks shall provide a reserve rate of 13% in US Dollar or Euro for demand and up to 1 year maturity deposits and rates decrease to 6% as maturities get longer (31 December 2013: 13% in US Dollar or Euro for demand and up to 1 year maturity deposits and rates decrease to 6% as maturities get longer).

Balances with the Central Bank of Turkey

	Current Period		Prior Period
	TL	FC	TL	FC
Unrestricted demand deposits	3,054,416	1,228,547	922,799	1,043,944
Unrestricted time deposits	—	—	—	—
Restricted time deposits	3	—	3	1,284,000
Reserve Deposits	1,255	16,156,471	—	14,542,489
Total	3,055,674	17,385,018	922,802	16,870,433

2.                  Further information on financial assets at fair value through profit/loss

Financial assets at fair value through profit/loss given as collateral or blocked

	Current Period		Prior Period
	TL	FC	TL	FC
Equity shares	—	—	—	—
Bonds, treasury bills and similar marketable securities	10,189	8,468	105,248	8,403
Others	—	—	—	—
Total	10,189	8,468	105,248	8,403

Trading securities subject to repurchase agreements

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Trading purpose derivative financial assets

	Current Period		Prior Period
	TL	FC	TL	FC
Forward transactions	3,616	474	28,203	375
Swap transactions	338,329	31,410	327,932	79,820
Futures	—	—	—	—
Options	530	5,217	15	2,050
Others	—	—	—	—
Total	342,475	37,101	356,150	82,245

3.                  Information on banks

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	784,978	2,783,530	379,923	2,778,428
Domestic	781,447	462,557	379,110	86,557
Foreign	3,531	2,320,973	813	2,691,871
Foreign head offices and branches	—	—	—	—
Total	784,978	2,783,530	379,923	2,778,428

Due from foreign banks

	Unrestricted Balance		Restricted Balances (**)
	Current	Prior	Current	Prior
EU Countries	224,460	268,516	97,060	1,793
USA, Canada	1,889,597	1,939,382	13,108	92,891
OECD Countries (*)	7,629	77,873	—	—
Off-shore Banking Regions	2,001	229	1,944	—
Others	88,705	312,000	—	—
Total	2,212,392	2,598,000	112,112	94,684

(*)                       OECD countries other than European Union countries, USA and Canada

(**)                Restricted balances that occur from securization loans and other common banking activities

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

4.                  Information on available-for-sale financial assets

Available-for-sale financial assets given as collateral or blocked

	Current Period		Prior Period
	TL	FC	TL	FC
Equity shares	—	—	—	—
Bonds, treasury bills and similar marketable securities	1,624,464	354,106	241,746	261,615
Others	—	—	—	—
Total	1,624,464	354,106	241,746	261,615

Available-for-sale financial assets subject to repurchase agreements

	Current Period		Prior Period
	TL	FC	TL	FC
Government bonds	8,668,579	—	8,312,947	111,436
Treasury bills	—	—	—	—
Other debt securities	—	3,132,480	—	2,988,480
Bonds issued or guaranteed by banks	—	—	—	76,750
Asset backed securities	—	—	—	—
Total	8,668,579	3,132,480	8,312,947	3,176,666

Information on available-for-sale financial assets

	Current Period	Prior Period
Debt securities	16,899,014	16,992,896
Quoted	16,899,014	16,992,896
Unquoted	—	—
Equity securities	15	13,375
Quoted	—	—
Unquoted	15	13,375
Provisions for impairment losses (-)	27,914	348,862
Total	16,871,115	16,657,409

5.                  Information on loans

Information on all types of loans and advances given to shareholders and employees of the Group

	Current Period		Prior Period
	Cash	Non-Cash	Cash	Non-Cash
Direct loans provided to the shareholders	—	10,174	—	27,065
Legal entities	—	10,174	—	27,065
Real persons	—	—	—	—
Indirect loans provided to the shareholders	—	—	—	—
Loans provided to the employees	86,722	27	79,959	29
Total	86,722	10,201	79,959	27,094

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Information about loans classified in groups I and II and other receivables and loans that have been restructured or rescheduled

	Standard loans and other receivables			Loans and other receivables under close monitoring
Cash Loans	Loans and other receivables	Agreement conditions modified		Loans and other receivables	Agreement conditions modified
		Payment plan extensions	Other		Payment plan extensions	Other
Non-specialized loans	100,945,095	386,885	—	3,883,127	798,209	—
Loans given to enterprises	29,461,767	249,232	—	1,217,000	497,520	—
Export loans	4,153,291	—	—	86,524	6,014	—
Import loans	—	—	—	—	—	—
Loans given to financial sector	3,607,340	—	—	—	—	—
Consumer loans	27,896,213	137,570	—	1,450,730	243,627	—
Credit cards	4,079,933	—	—	294,593	8,212	—
Other	31,746,551	83	—	834,280	42,836	—
Specialized lending	3,602	—	—	—	—	—
Other receivables	18,096	—	—	—	—	—
Total	100,966,793	386,885	—	3,883,127	798,209	—

Information related to the changes in the payment plans of loans and other receivables:

Number of modifications to extend payment plans	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
Extended for 1 or 2 times	386,885	528,800
Extended for 3,4 or 5 times	—	—
Extended for more than 5 times	—	—

Extended period of time	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
0-6 Months	1,875	3,813
6-12 Months	6,623	10,647
1-2 Years	36,262	29,307
2-5 Years	267,320	430,957
5 Years and Over	74,805	54,076

(*)             The above tables include the change in the payment plans of performing loans and other receivables after 28 May 2011.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Maturity analysis of cash loans

	Performing Loans and Other Receivables		Loans and Other Receivables under Follow-Up
Cash loans	Loans and Other Receivables	Restructured or Rescheduled Loans and Other Receivables	Loans and Other Receivables	Restructured or Rescheduled Loans and Other Receivables
Short-term Loans and Other Receivables	27,609,777	279,719	1,172,311	72,131
Loans	27,591,681	279,719	1,172,311	72,131
Specialization loans	—	—	—	—
Other Receivables	18,096	—	—	—
Medium, Long-term Loans and Other Receivables	73,357,015	107,166	2,710,817	726,078
Loans	73,353,413	107,166	2,710,817	726,078
Specialization loans	3,602	—	—	—
Other Receivables	—	—	—	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL
SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Consumer loans, retail credit cards, personnel loans and personnel credit cards

	Short-Term	Medium and Long-Term	Total
Consumer loans — TL	367,436	27,841,867	28,209,303
Housing loans	6,184	14,309,704	14,315,888
Automobile loans	4,180	431,240	435,420
General purpose loans	296,214	11,152,980	11,449,194
Others	60,858	1,947,943	2,008,801
Consumer loans — FC indexed	—	—	—
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	—	—	—
Others	—	—	—
Consumer loans — FC	1,915	7,471	9,386
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	1,915	7,471	9,386
Others	—	—	—
Retail credit cards — TL	3,010,894	72,025	3,082,919
With instalment	1,337,216	53,246	1,390,462
Without instalment	1,673,678	18,779	1,692,457
Retail credit cards — FC	1,433	—	1,433
With instalment	—	—	—
Without instalment	1,433	—	1,433
Personnel loans — TL	2,783	35,212	37,995
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	2,680	34,776	37,456
Others	103	436	539
Personnel loans — FC indexed	—	—	—
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	—	—	—
Others	—	—	—
Personnel loans — FC	633	7	640
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	633	7	640
Others	—	—	—
Personnel credit cards — TL	47,872	123	47,995
With instalment	18,454	104	18,558
Without instalment	29,418	19	29,437
Personnel credit cards — FC	92	—	92
With instalment	—	—	—
Without instalment	92	—	92
Overdraft Checking Accounts — TL (Real persons)	1,470,746	—	1,470,746
Overdraft Checking Accounts — FC (Real persons)	70	—	70
Total	4,903,874	27,956,705	32,860,579

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL
SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Instalment based commercial loans and corporate credit cards

	Short-Term	Medium and Long-Term	Total
Instalment-based commercial loans — TL	928,103	20,568,682	21,496,785
Real estate loans	191	588,076	588,267
Automobile loans	38,552	1,635,894	1,674,446
General purpose loans	889,360	18,344,712	19,234,072
Others	—	—	—
Instalment-based commercial loans — FC indexed	28,821	822,166	850,987
Real estate loans	—	—	—
Automobile loans	—	—	—
General purpose loans	28,821	822,166	850,987
Others	—	—	—
Instalment-based commercial loans — FC	443,577	5,452,854	5,896,431
Real estate loans	—	—	—
Automobile loans	—	—	—
General purpose loans	443,577	1,363,070	1,806,647
Others	—	4,089,784	4,089,784
Corporate credit cards — TL	1,250,035	155	1,250,190
With instalment	520,658	155	520,813
Without instalment	729,377	—	729,377
Corporate credit cards — FC	109	—	109
With instalment	—	—	—
Without instalment	109	—	109
Overdraft Checking Accounts — TL (Corporate)	701,874	—	701,874
Overdraft Checking Accounts — FC (Corporate)	—	—	—
Total	3,352,519	26,843,857	30,196,376

Allocation of loan customers

	Current Period	Prior Period
Public Sector	1,341,881	1,136,265
Private Sector	104,693,133	87,167,781
Total	106,035,014	88,304,046

Allocation of domestic and foreign loans

	Current Period	Prior Period
Domestic loans	105,692,668	87,928,337
Foreign loans	342,346	375,709
Total	106,035,014	88,304,046

Loans to associates and subsidiaries

	Current Period	Prior Period
Directly loans to associates and subsidiaries	16	13
Indirectly loans to associates and subsidiaries	—	—
Total	16	13

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL
SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Specific provisions for loans

Specific Provisions	Current Period	Prior Period
Loans and receivables with limited collectability	60,819	83,075
Loans and receivables with doubtful collectability	550,374	660,691
Uncollectible loans and receivables	3,250,115	2,623,687
Total	3,861,308	3,367,453

Information on non-performing loans (Net)

Information on non-performing loans and other receivables restructured or rescheduled

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current period	34,563	92,576	82,945
(Gross amounts before the specific reserves)
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	34,563	92,576	82,945
Prior period	46,682	72,045	65,263
(Gross amounts before the specific reserves)
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	46,682	72,045	65,263

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL
SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Movements in non-performing loan groups

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Balance at the beginning of the period	381,577	692,399	2,662,489
Additions (+)	1,277,757	47,751	34,430
Transfers from other categories of loans under follow-up (+)	—	1,178,124	1,175,765
Transfers to other categories of loans under follow-up (-)(*)	1,213,749	1,174,120	92,312
Collections (-)	136,750	149,294	490,149
Write-offs (-)	—	13,579	51
Corporate and commercial loans	—	—	—
Retail loans	—	—	—
Credit cards	—	—	—
Others	—	13,579	51
Currency differences	—	1,611	66
Balance at the end of the period	308,835	582,892	3,290,238
Specific provisions (-)	60,819	550,374	3,250,115
Net balance on balance sheet	248,016	32,518	40,123

(*)              Loans that are transferred from non-performing loans to restructured loans are presented in the Transfers to other categories of loans under follow-up lines.

Uncollectible loans and other receivables are collected through liquidation of collaterals and legal follow-up.

Information on non-performing loans and other receivables in foreign currencies

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current Period
Balance at the end of the year	23,332	3,507	360,219
Specific provisions (-)	4,296	3,026	331,347
Net balance on balance sheet	19,036	481	28,872
Prior Period
Balance at the end of the year	33,864	1,980	324,226
Specific provisions (-)	6,773	1,980	321,412
Net balance on balance sheet	27,091	—	2,814

Non-performing loans due to foreign currency denominated loans provided by the Parent Bank or domestic financial subsidiaries are followed in TL accounts, while non-performing loans provided by subsidiaries in abroad are followed in foreign currency accounts.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL
SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Write-off policy for uncollectible loans and receivables

The Group writes off a loan balance (and any related allowances for impairment losses) when it is concluded that those loans are uncollectible. This conclusion is given after considering information such as the occurrence of significant changes in the borrower / issuer’s financial position such that the borrower / issuer can no longer pay the obligation, or that proceeds from collateral will not be sufficient to pay back the entire exposure. For smaller balance standardized loans, charge off decisions generally are based on a product specific past due status.

Loan customer concentration of non-performing loans

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current Period (Net)	248,016	32,518	40,123
Consumer and commercial loans (Gross)	305,619	576,523	3,225,510
Specific provisions (-)	60,176	544,005	3,185,387
Consumer and commercial loans (Net)	245,443	32,518	40,123
Banks (Gross)	—	—	6,321
Specific provisions (-)	—	—	6,321
Banks (Net)	—	—	—
Other loans and receivables (Gross)	3,216	6,369	58,407
Specific provisions (-)	643	6,369	58,407
Other loans and receivables (Net)	2,573	—	—
Prior Period (Net)	329,125	1,085	38,802
Consumer and commercial loans (Gross)	409,372	655,123	2,604,871
Specific provisions (-)	82,509	654,038	2,566,069
Consumer and commercial loans (Net)	326,863	1,085	38,802
Banks (Gross)	—	—	7,462
Specific provisions (-)	—	—	7,462
Banks (Net)	—	—	—
Other loans and receivables (Gross)	2,828	6,653	50,156
Specific provisions (-)	566	6,653	50,156
Other loans and receivables (Net)	2,262	—	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL
SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

6.                   Information on held-to-maturity investments

Held-to-maturity debt securities issued by the governments

	Current Period		Prior Period
	TL	FC	TL	FC
Government bonds	6,761,749	—	5,358,742	—
Treasury bills	—	—	—	—
Other securities issued by the governments	—	—	—	11,590
Total	6,761,749	—	5,358,742	11,590

Information on held-to-maturity investment securities

	Current Period	Prior Period
Debt Securities	6,860,448	5,470,531
Quoted at stock exchanges	6,767,604	5,427,692
Unquoted at stock exchanges	92,844	42,839
Impairment losses (-)	5,855	57,360
Total	6,854,593	5,413,171

The movement table of the held-to-maturity investments

	Current Period	Prior Period
Balances at the beginning of the period	5,413,171	4,261,060
Foreign currency differences on monetary assets	7,990	54,323
Purchases during the period	2,924,991	2,530,205
Transfers to available for sale portfolio	—	—
Disposals through sales/redemptions	(1,773,902)	(1,507,738)
Impairment losses	51,505	13,979
Change in amortized costs of the securities (*)	230,838	61,342
Balances at the end of the period	6,854,593	5,413,171

(*)              Differences in the amortized costs of the marketable securities are included in this column.

Information about held-to-maturity investments

	Cost		Carrying Value
Current Period	TL	FC	TL	FC
Collateralized/blocked investment securities	931,961	92,800	972,002	92,844
Investments subject to repurchase agreements	5,289,597	—	5,629,267	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Others (*)	150,772	—	160,480	—
Total	6,372,330	92,800	6,761,749	92,844

(*)              The securities held as free that are not subject to collateral/blockage or other transactions are presented in the “Others” line.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL
SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

	Cost		Carrying Value
Prior Period	TL	FC	TL	FC
Collateralized/blocked investment securities	287,360	42,800	281,131	42,839
Investments subject to repurchase agreements	4,716,595	—	4,831,384	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Others (*)	247,800	10,908	246,227	11,590
Total	5,251,755	53,708	5,358,742	54,429

(*)              The securities held as free that are not subject to collateral/blockage or other transactions are presented in the “Others” line.

7.                   Investments in associates

Unconsolidated investments in associates

	Title	Address (City/ Country)	Parent Bank’s Share — If Different, Voting Rights (%)	Bank Risk Group’s Share (%)
1	Roketsan Roket Sanayi ve Ticaret AŞ(*)	Ankara/Turkey	9.93	9.93
2	Bankalararası Kart Merkezi AŞ	İstanbul/ Turkey	9.70	9.70
3	Kredi Kayıt Bürosu AŞ (*)	İstanbul/ Turkey	9.09	9.09
4	Güçbirliği Holding AŞ	İzmir/ Turkey	0.07	0.07
5	İzmir Enternasyonel Otelcilik AŞ	İstanbul/ Turkey	5.00	5.00
6	İstanbul Takas ve Saklama Bankası AŞ (*)	İstanbul/ Turkey	4.37	4.37
7	Kredi Garanti Fonu AŞ	Ankara/ Turkey	1.75	1.75
8	World Vakıf UBB Ltd. in Liquidation	Lefkosa/NCTR	82.00	85.24

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/(Loss)	Prior Year’s Profit/Loss	Fair Value
1	2,483,266	497,045	436,151	12,471	—	96,304	30,555	—
2	56,641	25,774	32,679	1,009	—	3,490	2,644	—
3	105,453	88,452	47,272	3,178	—	18,547	28,150	—
4	131,827	(14,638)	88,016	453	—	(8,600)	(5,972)	—
5	103,033	18,507	91,434	11	—	(5,610)	(12,745)	—
6	5,265,146	776,726	20,740	116,803	18,797	96,179	53,588	—
7	289,395	284,079	3,274	14,246	—	10,288	8,436	—
8	1,306	(56,103)	—	—	—	(5,465)	(4,369)	—

(*)    Financial information as at 30 September 2014 has been presented for these associates.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

In the current period, subsequent to the approval of the decision of the capital of İstanbul Takas ve Saklama Bankası in the Ordinary Meeting of General Assembly of the Company dated 28 March 2014, an associate of the Bank, has been increased from TL 420,000 to TL 600,000, TL 120,000 is paid from bonus shares and TL 60,000 is paid in cash amounting to TL 180,000 in total. The stock right in cash capital commitment has been removed related to the capital increase, Banks’ share has been decreased from 4.86% to %4.37.

The title of World Vakıf Off Shore Banking Ltd, a subsidiary of the Bank, was changed as World Vakıf UBB. Ltd. on 4 February 2009. Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorisation of World Vakıf UBB Ltd., operating in NCTR, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. According to
24 May 2010 dated decision of the Nicosia Local Court, World Vakıf UBB Ltd. will be liquidated and NCTR Company Registrar is appointed to carry out liquidation process. In year 2010, due to loss of control over Company, World Vakıf UBB Ltd. has been reclassified “Investments in associates”.

The liquidation process of World Vakıf UBB Ltd, an associate of the Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed on 27 August 2013. Thus, the company’s title has been changed as “World Vakıf UBB Ltd in Liquidation”.

In the prior period, the capital of İstanbul Takas ve Saklama Bankası, an associate of the Bank, has been increased from TL 60,000 to TL 420,000, TL 180,000 is paid from its own resources and TL 180,000 is paid in cash amounting to TL 360,000 in total.

Unconsolidated associates, reasons for not consolidating such investments and accounting treatments applied for such investments:

İstanbul Takas ve Saklama Bankası AŞ and Kredi Garanti Fonu AŞ have not been consolidated since their total assets and net operating profit/(loss) individually or as a whole, do not comprise a material portion within the consolidated totals. Since Bankalararası Kart Merkezi AŞ, Kredi Kayıt Bürosu AŞ, Roketsan Roket Sanayi ve Ticaret AŞ, Güçbirliği Holding AŞ and İzmir Enternasyonel AŞ are not financial associates; these associates have not been consolidated. These associates have been accounted for as per TAS-39 in the consolidated financial statements.

Consolidated investments in associates

	Title	Address (City/ Country)	Parent Bank’s Share — If Different, Voting Rights (%)	Bank Risk Group’s Share (%)
1	Kıbrıs Vakıflar Bankası Ltd .	Lefkosa/NCTR	15.00	15.00
2	Türkiye Sınai Kalkınma Bankası AŞ (*)	İstanbul/Turkey	8.38	8.38

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/Loss	Prior Years’ Profit/Loss	Fair Value
1	822,625	66,941	9,656	62,408	8,036	11,969	758	—
2	16,225,701	2,424,251	292,546	535,988	283,216	374,111	295,154	3,029,090

(*)    Figures are obtained from audited financial statements as at and for the period ended 31 December 2014 disclosed in Public Disclosure Platform.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ from TL 1,300,000 to TL 1,500,000 in the Ordinary Meeting of General Assembly of the Company dated 27 March 2014, the share of the Bank amounting to TL 16,755 is presented in the movement table of investments in associates as bonus shares received.

In the prior period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ, an associate of the Bank, from TL 1,100,000 to TL 1,300,000, by the General Assembly of the Company, the share of the Bank amounting to TL 16,755 is presented in the movement table of investments in associates as bonus shares received.

Vakıf Gayrimenkul Yatırım Ortaklığı AŞ and Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ that were accounted as investments in associates in 2012 have been classified as subsidiary beginning from 1 January 2013 and presented in the transfers in movement table of investments in associates.

Movement of consolidated investments in associates

	Current Period	Prior Period
Balance at the beginning of the period	203,241	217,563
Movements during the period	56,716	(14,322)
Transfers	—	—
Acquisitions	—	—
Bonus shares received	16,755	16,755
Share of current year profit	—	—
Sales/liquidations	—	—
Fair value changes	39,961	(31,077)
Impairment losses	—	—
Balance at the end of the period	259,957	203,241
Capital commitments	—	—
Share percentage at the end of period (%)	—	—

Sectorial distribution of consolidated investments and associates

	Current Period	Prior Period
Banks	259,957	203,241
Insurance companies	—	—
Factoring companies	—	—
Leasing companies	—	—
Finance companies	—	—
Other financial associates	—	—
Total	259,957	203,241

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

TURKISH, SEE IN NOTE I. OF SECTION THREE TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Quoted associates

	Current Period	Prior Period
Quoted at domestic stock exchanges	253,838	197,122
Quoted at international stock exchanges	—	—
Total	253,838	197,122

Investments in associates disposed during the period

None.

Investments in associates acquired during the period

There is not any associate acquired in the current period.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

8.                  Investments in subsidiaries

Information on significant subsidiaries

	Vakıfbank International AG	Vakıf Finansal Kiralama AŞ	Vakıf Yatırım Menkul Değerler AŞ	Vakıf Finans Factoring Hizm. AŞ	Güneş Sigorta AŞ	Vakıf Emeklilik AŞ	Vakıf Portföy Yönetimi AŞ	Vakıf Gayrimenkul Yat. Ort. AŞ	Vakıf Menkul Kıymet Yat. Ort. AŞ

Paid in Capital	114,483	65,000	35,000	22,400	150,000	26,500	3,000	203,320	20,000
Share Premium	—	—	—	—	—	—	—	246,731	—
Adjustment to paid-in capital		353	137	29,228	1,448	10,424	—	21,973	93
Valuation changes in marketable securities	22,273	2,711	36,611	—	179,635	729	—	—	—
Profit on sale of associates, subsidiaries and buildings	—	—	—	—	17,734	—	—	—	—
Free shares from investment and associates, subsidiaries and joint ventures (business partners)	—	—	—	—	59	191	—	—	—
Legal Reserves	7,237	3,890	5,455	4,988	17,179	15,921	872	3,639	395
Extraordinary Reserves	—	36,846	3,788	32,280	19,247	33,816	6,022	54,773	—
Other Profit Reserves	127,486	(68)	2,146	—	(3,008)	(1,918)	17	10	2
Profit/Loss	116,730	(3,863)	4,640	2,804	(144,925)	86,016	2,561	21,855	(2,492)
Prior Years’ Profit/Loss	82,898	—	810	(8,962)	(124,742)	41,213	—	—	(2,509)
Current Years’ Profit/Loss	33,832	(3,863)	3,830	11,766	(20,183)	44,803	2,561	21,855	17
Minority Rights	—	102	—	—	—	—	—	—	—
Total Core Capital	388,209	104,971	87,777	91,700	237,369	171,679	12,472	552,301	17,998
SUPPLEMENTARY CAPITAL
CAPITAL	388,209	104,971	87,777	91,700	237,369	171,679	12,472	552,301	17,998
NET AVAILABLE EQUITY	388,209	104,971	87,777	91,700	237,369	171,679	12,472	552,301	17,998

The figures from audited BRSA financial statements as at 31 December 2014 are presented.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Vakıf Yatırım Menkul Değerler AŞ, a subsidiary of the Parent Bank, calculates capital adequacy in accordance with “Communiqué on Capital and Capital Adequacy of Intermediary Firms” of CMB every 6 months. Güneş Sigorta AŞ ve Vakıf Emeklilik AŞ that operate in insurance business calculate capital adequacy in accordance with “Communiqué on Capital Adequacy Measurement and Assessment for Insurance, Reinsurance and Pension Firms” published by Under secretariat of Treasury every 6 months. According to the calculations at 31 December 2014, there is no capital requirement for the subsidiaries mentioned.

Unconsolidated investments in subsidiaries

	Title	Address (City / Country)	Bank’s Share —If Different, Voting Rights(%)	Bank’s Risk Group Share (%)
1	Vakıf Enerji ve Madencilik AŞ (**)	Ankara/Turkey	65.50	84.92
2	Taksim Otelcilik AŞ (*)	İstanbul/Turkey	51.00	51.52
3	Vakıf Pazarlama Sanayi ve Ticaret AŞ (*)	İstanbul/Turkey	69.33	74.98
4	Vakıf Gayrimenkul Değerleme AŞ (*)	Ankara/Turkey	54.29	58.54

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/(Loss)	Prior Years’ Profit/(Loss)	Fair Value
1	17,015	8,796	1,063	310	—	182	(548)	14,000
2	309,232	303,566	182,275	7,620	—	6,080	4,836	356,734
3	51,331	42,325	786	1,885	192	5,046	1,475	45,635
4	30,885	25,468	635	1,879	128	4,362	5,790	39,000

(*)             Financial information as at 30 September 2014 has been presented for these subsidiaries.

(**)      Financial information as at 30 June 2014 has been presented for these subsidiaries.

Unconsolidated subsidiaries, reasons for not consolidating such investments and accounting treatments applied for such investments:

Vakıf Enerji ve Madencilik AŞ, Taksim Otelcilik AŞ, Vakıf Pazarlama Sanayi ve Ticaret AŞ and Vakıf Gayrimenkul Değerleme AŞ have not been consolidated since they are not among the financial subsidiaries of the Bank. Therefore, the subsidiaries whose fair value can be reliably measured are reflected in the consolidated financial statements at their fair values.

In the current period, at the Extraordinary General Assembly of Taksim Otelcilik AŞ dated 24 June 2014, the decision of increasing the capital from TL 269,257 to TL 334,257 through rights offering by TL 65,000.  The related change has been registered on 22 July 2014. The nominal share of the Bank TL 137,324 has been increased by cash TL 33,151 to TL 170,474. The share proportion of the Bank is remained the same (51.001%). TL 8,288 of the cash commitment amounting to TL 33,151 is paid on 15 July 2014, TL 24,863 is paid on 2 October 2014.

In the prior period, subsequent to the approval of the decision to increase the paid-in capital of Taksim Otelcilik AŞ, a subsidiary of the Bank, from TL 97,150 to TL 269,257, by the Extraordinary General Assembly of the company on 27 August 2013, the share of the Bank is increased from TL 49,547 to TL 137,324 (TL 57,176 from retained earnings and TL 30,601 from cash, in total TL 87,777) and the share proportion of the Bank is remained the same. TL 7,650 is paid on 13 September 2013 and TL 22,950 is paid on 2 December 2013 from TL 30,601 which is Bank’s share of cash capital commitment.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Investments in consolidated subsidiaries

	Title	Address(City / Country)	Bank’s Share—If Different Voting Rights (%)	Bank’s Risk Group Share (%)
1	Güneş Sigorta AŞ (**)	İstanbul/Turkey	36.35	36.35
2	Vakıf Emeklilik AŞ	İstanbul/Turkey	53.90	75.30
3	Vakıf Finans Factoring Hizmetleri AŞ	İstanbul/Turkey	78.39	86.97
4	Vakıf Finansal Kiralama AŞ (**)	İstanbul/Turkey	58.71	64.40
5	Vakıf Yatırım Menkul Değerler AŞ	İstanbul/Turkey	99.00	99.44
6	Vakıfbank International AG	Vienna/Austria	90.00	90.00
7	Vakıf Portföy Yönetimi AŞ	İstanbul/Turkey	99.99	99.99
8	Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ (*)	İstanbul/Turkey	22.89	32.91
9	Vakıf Gayrimenkul Yatırım Ortaklığı AŞ (**)	İstanbul/Turkey	38.70	40.64

Total Assets		Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit / (Loss)	Prior Year’s Profit / (Loss)	Fair Value
1	1,360,678	386,504	496,181	24,219	9,524	13,440	(53,692)	290,829
2	3,191,913	188,695	86,928	29,568	500	31,170	31,397	551,118
3	540,580	91,699	109	45,369	—	10,051	(7,247)	83,267
4	1,201,561	104,972	5,103	81,456	5	(3,863)	1,313	76,901
5	362,296	87,777	303	16,245	489	3,830	5,979	79,971
6	2,851,768	388,210	686	72,653	15,675	33,078	16,078	356,805
7	12,920	12,472	284	1,111	22	2,561	2,044	46,944
8	12,946	12,639	42	370	534	(320)	(1,164)	19,574
9	553,866	552,300	168,739	23,776	422	21,855	4,358	575,432

(*)             The financial statements for these subsidiaries as at and for the period ended 30 September 2014 are presented.

(**)      Figures are obtained from financial statements as at and for the period ended 31 December 2014 disclosed in Public Disclosure Platform.

Movement table of consolidated investments in subsidiaries in unconsolidated financial statements

	Current Period	Prior Period
Balance at the beginning of the period	1,163,983	912,209
Movements during the period	23,614	251,774
Transfers	—	—
Acquisitions	172,562	51,626
Bonus shares received	—	3,267
Share of current year profit	(32,389)	(15,272)
Sales and liquidations	—	—
Fair value changes	(118,756)	212,153
Impairment losses	2,197	—
Balance at the end of the period	1,187,597	1,163,983
Capital commitments	—	—
Share percentage at the end of the period (%)	—	—

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Valuation of consolidated subsidiaries in unconsolidated financial statements

	Current Period	Prior Period
Measured at cost	—	—
Measured at fair value	1,187,597	1,163,983
Equity method of accounting	—	—
Total	1,187,597	1,163,983

Sectorial distribution of consolidated investments in subsidiaries

	Current Period	Prior Period
Insurance companies	402,769	341,751
Banks	321,124	270,577
Factoring companies	65,273	87,205
Leasing companies	45,149	36,636
Financing companies	—	—
Other financial subsidiaries	353,282	427,814
Total	1,187,597	1,163,983

Quoted consolidated subsidiaries

	Current Period	Prior Period
Quoted at domestic stock exchanges	378,037	478,631
Quoted at international stock exchanges	—	—
Total	378,037	478,631

Consolidated subsidiaries disposed during the year

There is not any disposal in the consolidated subsidiaries in the current year.

Consolidated investments in subsidiaries acquired during the period

There is no subsidiary acquired in the current period.

In the current period, the title of Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı has been changed to Vakıf Menkul Kıymet Yatırım Ortaklığı. The new title of the company has been registered on
9 April 2014.

In the current period, Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ has decided to increase the capital of TL 15,000 to TL 20,000 in its registered capital ceiling amounting to TL 50,000 in accordance with Capital Markets Board’s temprorary clause 1 of “Comminique on Securities Investment Associations” (III-48.2).  In the capital increase, Bank’s nominal share amount has increased from TL 1,763 to TL 2,351 with an increase of TL 588 by using stock rights on 25 November 2014. Besides, in order to finalize the capital increase, Bank has purchased additional shares from stock rights that have not been used in due, amounting to TL 2,228 from Istanbul Stock Exhange Share Market on 2 December 2014. In this context, Bank’s total nominal share has increased to TL 4,579 and share proportion has increased to 22.89%.  The share of the Bank amounting to TL 2,815 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

In the current period, related to the capital increase of Vakıf Gayrimenkul Yatırım Ortaklığı AŞ from TL 106,200 to TL 203,320, the Bank has obtained shares with a nominal value of TL 29,345 at a rate of TL 3.44 by using the stock rights. For these shares TL 100,947 has been paid. Besides, Bank has obtained shares with a nominal value of TL 20,000 at TL 3.44 rate since the other shareholders did not used their stock rights. Bank has paid TL 68,800 for the shares. As at 4 July 2014, company’s capital increase has been registered and as of the date the existing nominal share of the Bank has been increased from TL 29,345 to TL 78,690 Bank’s share proportion has been increased from 27.63% to 38.70%. The capital increase as of TL 169,747 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the prior period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Finansal Kiralama AŞ, a subsidiary of the Bank, from TL 60,000 to TL 65,000, by the General Assembly of the company, the share of the Bank amounting to TL 2,936 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the prior period, subsequent to approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Yatırım Ortaklığı AŞ, a subsidiary of the Bank, from TL 105,000 to TL 106,200, by the General Assembly of the company, the share of the Bank amounting to TL 331 is presented as bonus shares received in movement table of investments in subsidiaries.

In the prior period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf International AG, a subsidiary of the Bank, from EUR 45,000 (in thousands) to EUR 70,000 (in thousands), by the General Assembly of the company, the share of the Bank amounting to TL 51,626 is presented in acquisitions and capital increases in the movement table of investments in subsidiaries.

Vakıf Gayrimenkul Yatırım Ortaklığı AŞ and Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ that were accounted as investments in associate in 2012 have been classified as subsidiary beginning from
1 January 2013 and presented in the transfers in movement table of investments in subsidiary.

9.                   Investments in joint-ventures

There is not any investment in joint-ventures of the Group.

10.            Information on finance lease receivables (net)

Finance lease receivables disclosed according to remaining maturities

	Current Period		Prior Period
	Gross	Net	Gross	Net
Less than 1 year	61,740	59,415	294,378	248,630
Between 1-4 years	693,909	593,778	645,869	567,960
Longer than 4 years	518,153	436,794	88,692	83,633
Total	1,273,802	1,089,987	1,028,939	900,223

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Net investments in finance lease receivables

	Current Period	Prior Period
Gross finance lease receivables	1,273,802	1,028,939
Unearned income on finance lease receivables (-)	(183,815)	(128,716)
Terminated lease contracts (-)	—	—
Net finance lease receivables	1,089,987	900,223

Finance lease agreements

Sum of the minimum lease payments including interest and principal amounts are stated under the “finance lease receivables” as gross. The difference between the total of rent payments and the cost of the related fixed assets is reflected to the “unearned income” account. If the lease payments are made, the lease principal amount is deducted from the “finance lease receivables” as the interest component of the payment is reflected to interest income on the consolidated statement of income.

11.         Information on derivative financial instruments held for risk management purposes

Positive differences on derivative financial instruments held for risk management purposes

None.

12.         Information on tangible assets

	Real Estates	Leased Tangible Assets	Vehicles	Other Tangible Assets	Total
Balance at the end of the prior year:
Cost	815,004	139,026	53,139	802,339	1,809,508
Accumulated depreciation(-)	251,836	127,795	38,246	511,658	929,535
Impairment(-)	—	—	—	—	—
Net book value	563,168	11,231	14,893	290,681	879,973
Balance at the end of the current year:
Net book value at the beginning of the current year	563,168	11,231	14,893	290,681	879,973
Additions	37,546	900	2,069	157,715	198,230
Cost of the disposals	158,500	2,662	9,548	18,146	188,856
Depreciation of the disposals (-)	8,644	2,641	7,769	11,900	30,954
Depreciation of the current year	19,286	3,200	6,012	88,622	117,120
Impairment (-)	18,224	—	—	—	18,224
Exchange differences related to foreign associates	(66)	—	—	(18)	(84)
Cost at the end of the current year	693,984	137,264	45,660	941,890	1,818,798
Accumulated depreciation at the end of the year (-)	262,478	128,354	36,489	588,380	1,015,701
Impairment (-)	18,224	—	—	—	18,224
Net book value at the end of the current year	413,282	8,910	9,171	353,510	784,873

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

13.                     Information on intangible assets

Bank’s intangible assets consist of computer softwares. The estimated useful life of intangible assets is five years. Intangible assets are amortized on a straight-line basis through the estimated useful lives over their costs adjusted for inflation for the items purchased before 31 December 2004, over their initial costs for the items purchased after 31 December 2004.

In the current year an intangible asset that presents severity for the financial statements does not exist. Additionally the Group does not have intangible assets, which are obtained by government incentives, recorded at fair value, have utulisation restrictions or have been pledged.

The Group has not declared a commitment to purchase intangible assets.

14. Information on investment properties

As at 31 December 2014, the Group has investment property amounting to TL 24,185 (31 December 2013: TL 20,829) which consists of the subsidiaries operating in the insurance business and TL 167,815 (31 December 2013: None) which consists of the subsidiaries operating in real estate investment.

15.                     Information on deferred tax assets

a)                           Current tax assets

As at 31 December 2014 the current tax assets amounts to TL 9,331 (31 December 2013: 6,891).

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                        INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

b)               Deferred tax assets

Items generating deferred tax assets or liabilities are listed below as at 31 December 2014 and 31 December 2013:

	Current Period	Prior Period
Provision for employee termination benefits and unused vacations	81,757	73,189
Other provisions	28,083	45,538
Tax losses carried forward	—	24,601
Valuation difference for associates and subsidiaries	54,050	26,465
Investment incentives	17,213	21,053
Valuation differences of financial assets and liabilities	121,671	16,172
Reporting Standards - Tax Code depreciation differences	10,303	8,802
Other differences	14,615	14,568
Deferred tax assets	327,692	230,388
Net-off of the deferred tax assets and liabilities from the same entity	(154,733)	(72,752)
Deferred tax assets, (net)	172,959	157,636
Valuation differences of financial assets and liabilities	122,064	64,672
Valuation difference for associates and subsidiaries	40,059	1,161
Other differences	7,818	10,894
Deferred tax liabilities	169,941	76,727
Net-off of the deferred tax assets and liabilities from the same entity	(154,733)	(72,752)
Deferred tax liabilities, (net)	15,208	3,975

16.         Information on assets held for sale and assets related to the discontinued operations

As at 31 December 2014, net book value of assets held for sale of the Group is amounting to TL 747,482 (31 December 2013: TL 566,913).

17.         Information on other assets

As at 31 December 2014 and 31 December 2013, the details of other assets are as follows:

	Current Period	Prior Period
Receivables from insurance operations	842,523	293,382
Receivables from credit cards	772,007	596,284
Prepaid expenses	705,381	518,826
Guarantees given for repurchase agreements	193,605	392,641
Receivables from derivative financial instruments	351,579	61,219
Receivables from term sale of assets	68,664	96,948
Receivables from reinsurance companies	54,057	598,482
Deferred commission expenses	31,841	86,788
Others	338,730	374,050
Total	3,358,387	3,018,620

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES

1.                Information on maturity profile of deposits

Current Period	Demand	7 Days’ Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total
Saving deposits	3,715,353	—	463,572	18,032,423	1,393,667	328,345	136,781	—	24,070,141
Foreign currency deposits	3,472,263	—	2,181,070	11,351,517	1,426,041	1,426,188	4,245,584	—	24,102,663
Residents in Turkey	3,056,116	—	2,174,847	11,162,513	1,193,080	494,191	794,731	—	18,875,478
Residents in abroad	416,147	—	6,223	189,004	232,961	931,997	3,450,853	—	5,227,185
Public sector deposits	3,583,281	—	2,370,191	5,695,639	437,138	2,788,470	190,212	—	15,064,931
Commercial deposits	2,154,441	—	4,610,468	9,566,212	422,470	233,506	5,478	—	16,992,575
Others	3,208,185	—	1,102,804	2,747,775	380,429	98,701	29,638	—	7,567,532
Precious metal deposits	854,355	—	—	—	—	—	—	—	854,355
Bank deposits	66,930	—	3,466,419	1,086,606	80,387	33,206	16,868	—	4,750,416
Central Bank	424	—	—	—	—	—	—	—	424
Domestic banks	3,696	—	3,288,392	422,069	2,016	33,206	16,868	—	3,766,247
Foreign banks	59,181	—	178,027	664,537	78,371	—	—	—	980,116
Participation banks	3,629	—	—	—	—	—	—	—	3,629
Others	—	—	—	—	—	—	—	—	—
Total	17,054,808	—	14,194,524	48,480,172	4,140,132	4,908,416	4,624,561	—	93,402,613

Prior Period	Demand	7 Days’ Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total
Saving deposits	2,981,927	—	303,254	15,576,713	1,449,324	403,340	180,434	—	20,894,992
Foreign currency deposits	2,217,395	—	1,999,960	9,026,515	1,271,482	1,587,254	4,217,950	—	20,320,556
Residents in Turkey	1,653,073	—	1,995,186	8,786,795	1,124,231	1,183,491	981,537	—	15,724,313
Residents in abroad	564,322	—	4,774	239,720	147,251	403,763	3,236,413	—	4,596,243
Public sector deposits	3,132,866	—	1,811,779	5,896,887	595,073	330,113	173,382	—	11,940,100
Commercial deposits	1,756,803	—	2,924,845	10,395,210	1,268,039	418,441	114,238	—	16,877,576
Others	2,732,077	—	908,535	2,707,201	526,608	949,011	19,986	—	7,843,418
Precious metal deposits	1,058,805	—	—	—	—	—	—	—	1,058,805
Bank deposits	25,537	—	2,113,701	1,282,805	375,303	213,701	92,905	—	4,103,952
Central Bank	297	—	—	—	—	—	—	—	297
Domestic banks	9,639	—	2,012,419	323,664	281,629	30,992	—	—	2,658,343
Foreign banks	9,065	—	101,282	959,141	93,674	182,709	92,905	—	1,438,776
Participation banks	6,536	—	—	—	—	—	—	—	6,536
Others	—	—	—	—	—	—	—	—	—
Total	13,905,410	—	10,062,074	44,885,331	5,485,829	3,901,860	4,798,895	—	83,039,399

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Information on saving deposits insured by Saving Deposit Insurance Fund and the total amounts of the deposits exceeding the insurance coverage limit

	Covered by Deposit Insurance Fund		Exceeding the Deposit Insurance Limit
	Current Period	Prior Period	Current Period	Prior Period
Saving deposits	12,652,145	10,798,600	11,417,996	10,096,392
Foreign currency saving deposits	3,846,786	3,422,906	8,435,919	7,000,952
Other saving deposits	—	—	—	—
Foreign branches’ deposits under foreign insurance coverage	—	—	—	—
Off-Shore deposits under foreign insurance coverage	—	—	—	—
Total	16,498,931	14,221,506	19,853,915	17,097,344

Saving deposits out of insurance coverage limits

	Current Period	Prior Period
Deposits and other accounts at foreign branches	21,061	16,584
Deposits and other accounts, which belong to controlling shareholders, their parents, wives/husbands, and children	—	—
Deposits and other accounts, which belong to Board of Director members, chairman, general manager, his/her assistants, their parents, wives/husbands, and children	3,905	2,354
Deposits and other accounts under scope of TCC law 5237 article no 282, dated 26/9/2004	—	—
Deposits in Deposit Banks of Turkey, which are solely established for off-shore banking	—	—

2.                   Information on derivative financial liabilities held for trading purpose

Negative differences related to the derivative financial liabilities held for trading purpose

	Current Period		Prior Period
	TL	FC	TL	FC
Forwards	3,209	458	47,540	362
Swaps	62,110	199,156	83,783	85,730
Futures	—	—	—	—
Options	457	5,237	15	2,050
Total	65,776	204,851	131,338	88,142

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN
TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014
(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

3.                   Information on banks and other financial institutions

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Turkey	—	—	—	—
Domestic banks and institutions	698,396	214,926	190,750	310,394
Foreign banks, institutions and funds	871,227	14,476,106	221,472	11,563,045
Total	1,569,623	14,691,032	412,222	11,873,439

Maturity information of funds borrowed

	Current Period		Prior Period
	TL	FC	TL	FC
Short-term (*)	1,283,259	7,322,336	135,039	6,757,418
Medium and Long-term (*)	286,364	7,368,696	277,183	5,116,021
Total	1,569,623	14,691,032	412,222	11,873,439

(*)             Maturity profile of funds borrowed has been prepared in accordance with their original maturities.

Funds borrowed comprise syndication and securitization loans bearing various interest rates and maturities and account for 10.94% (31 December 2013: 9.65%) of the Group’s liabilities. There is no risk concentration on funding sources of the Group.

On 12 April 2013, the Parent Bank has obtained syndicated loan at the amount of US Dollar 251,5 million and Euro 555,17 million in total US Dollar 980 million with the interest rate of Libor/Euribor +1.00% at a maturity of one year with the participation of 38 banks. On 16 April 2014, the loan has been renewed with a new syndicated loan amounting to US Dollar 270,5 million and Euro 525 million with the interest rate of US Libor +0.90% and Euribor +0.90% at a maturity of one year, with participation of 35 banks with the coordination of Wells Fargo Bank, N.A., London Branch and Sumitomo Mitsui Banking Corporation, Brussels Branch acting as agent.

On 20 September 2013, the Parent Bank has obtained syndicated loan at the amount of US Dollar 166 million and Euro 471 million with the interest rate of US Libor + 0.75% and Euribor + 0.75% at a maturity of one year, with the participation of 27 banks with the coordination and agency of ING Bank N.V. London. On 22 September 2014, the loan has been renewed with a new syndicated loan amounting to US Dollar 168,5 million and Euro 528,75 million with interest rates of US Libor + 0.90% and Euribor + 0.9% at a maturity of one year, with the participation of 26 banks, ING Bank, London Branch acting as coordinator and agent bank.

On 19 December 2014, the Parent Bank has obtained securitization loan at the amount of US Dollar 928,6 million related to foreign transfers and treasury transactions in Euro and US Dollar. Loan at the amount of US Dollar 500 million has been obtained related to foreign transfers at a maturity of five years and loan at the amount of US Dollar 428,6 million has been obtained related to treasury transactions at a maturity of seven years in seven different segments in total.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

The loan obtained from European Bank for Reconstruction and Development Bank (EBRD) at the amount of US Dollar 125 million in 2014-A segment in order to finance medium term loans including to meet the needs of agricultural enterprises and support woman entrepreneurs.

2014-B segment of the loan has been obtained from Wells Fargo Bank, N.A., 2014-D segment of the loan has been obtained from Raiffeisen Bank International AG, 2014-D segment of the loan has been obtained from Standard Chartered Bank, 2014-E segment of the loan has been obtained from Societe Generale, 2014-G segment of the loan has been obitaned from Bank of America, N.A. and 2014-F segment of the loan related to treasury transactions has been obtained from JP Morgan Securities plc. in the scope of programme.

As at 31 December 2014, total securitization loan amounts to US Dollar 1.397 million.

Information on securities issued

With in the context of Global Medium Term Notes (GMTN), The Bank has issued Turkey’s first Eurobond apart from Undersecretariat of Tresury. The bond has been issued in the context of GMTN on 17 June 2014 has a nominal value of Euro 500 million, maturity date on 17 June 2019 with fix rate, 5 years maturity and annually coupon paid with 3.65% return and coupon rate 3.50%.

With in the context of Global Medium Term Notes (GMTN), 106 private placement transaction in total with 12 different banks has been realized since 2013 June. These transactions have been realized in different currencies ( US Dollar, Euro and CHF) at the maturities 3 months, 6 months, 1 year and 2 years. As at 31 December 2014, US Dollar 2,684 million of private placement has been realized. In the same period, total private placement has been US Dollar 1,026 million. The major part of these transactions has been carried out with Asian investors.

	Current period		Prior period
	TL	FC	TL	FC
Nominal	2,930,927	7,472,592	2,357,636	4,499,865
Cost	2,813,866	7,436,932	2,256,108	4,477,363
Net Book Value	2,866,343	7,518,365	2,301,798	4,518,937

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Current Period

	Security		Currency		Maturity	Days to			Net Book
ISIN Code	Type	Coupon Rate	Type	Issue Date	Date	Maturity	Nominal	Cost	Value
TRQVKFB31521	Discounted	—	TL	21.11.2014	13.03.2015	112	367,289	357,774	361,284
TRQVKFB31539	Discounted	—	TL	12.12.2014	13.03.2015	91	196,129	192,033	192,925
TRQVKFB81526	Discounted	—	TL	24.10.2014	07.08.2015	287	88,644	82,430	83,878
TRQVKFB81534	Discounted	—	TL	21.11.2014	07.08.2015	259	27,404	25,798	26,044
TRQVKFB51529	Discounted	—	TL	21.11.2014	15.05.2015	175	240,965	231,321	233,540
TRQVKFB81542	Discounted	—	TL	12.12.2014	07.08.2015	238	14,561	13,782	13,846
TRQVKFB41520	Discounted	—	TL	24.10.2014	17.04.2015	175	736,745	705,583	717,613
TRQVKFB51537	Discounted	—	TL	12.12.2014	15.05.2015	154	165,233	159,456	160,193
TRQVKFB41512	Discounted	—	TL	02.05.2014	17.04.2015	350	12,028	11,042	11,700
TRQVKFB51511	Discounted	—	TL	06.06.2014	29.05.2015	357	36,117	33,210	34,837
TRQVKFB21514	Discounted	—	TL	22.08.2014	13.02.2015	175	664,715	638,505	657,735
TRQVKFB81518	Discounted	—	TL	22.08.2014	07.08.2015	350	43,546	39,822	41,166
TRQVKFB31513	Discounted	—	TL	19.09.2014	13.03.2015	175	337,551	323,110	331,582
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1826	1,147,300	1,136,528	1,155,710
XS0916347759	Fixed	3.75	USD	15.04.2013	15.04.2018	1826	1,391,012	1,383,310	1,397,180
XS0987355939	Fixed	5	USD	31.10.2013	31.10.2018	1826	1,160,000	1,152,460	1,164,098
XS1069999610	Fixed	1.75	USD	21.05.2014	20.05.2015	364	11,600	11,600	11,725
XS1084474862	Fixed	0.73	USD	03.07.2014	07.01.2015	188	18,328	18,328	18,394
XS1085714621	Fixed	1.43	USD	09.07.2014	07.01.2015	182	92,800	92,800	93,443
XS1087783269	Fixed	1.45	USD	14.07.2014	08.01.2015	178	42,688	42,688	42,979
XS1087831506	Fixed	1.45	USD	15.07.2014	15.01.2015	184	97,440	97,440	98,100
XS1089992686	Fixed	1.4	USD	22.07.2014	15.01.2015	177	48,720	48,720	49,025
XS1090076768	Fixed	1.4	USD	22.07.2014	22.01.2015	184	58,000	58,000	58,364
XS1091762812	Fixed	1.4	USD	25.07.2014	22.01.2015	181	48,256	48,256	48,553
XS1091766482	Fixed	1.4	USD	01.08.2014	26.01.2015	178	71,920	71,920	72,343
XS1096098030	Fixed	1.4	USD	08.08.2014	05.02.2015	181	76,328	76,324	76,756
XS1096471526	Fixed	1.4	USD	08.08.2014	29.01.2015	174	35,264	35,264	35,462
XS1097465766	Fixed	1.4	USD	13.08.2014	18.02.2015	189	27,840	27,840	27,991
XS1101735634	Fixed	1.4	USD	20.08.2014	19.02.2015	183	40,600	40,600	40,809
XS1101839170	Fixed	1.4	USD	21.08.2014	17.02.2015	180	69,600	69,600	69,956
XS1105745761	Fixed	0.7	USD	02.09.2014	05.03.2015	184	64,960	64,960	65,111
XS1107482306	Fixed	1.38	USD	09.09.2014	12.03.2015	184	84,680	84,671	85,043
XS1110657050	Fixed	1.4	USD	16.09.2014	19.03.2015	184	116,000	116,000	116,477
XS1112873176	Fixed	1.4	USD	23.09.2014	26.03.2015	184	85,840	85,840	86,170
XS1113320888	Fixed	1.74	USD	24.09.2014	23.09.2015	364	14,384	14,382	14,450
XS1115283571	Fixed	1.73	USD	30.09.2014	07.10.2015	372	9,280	9,278	9,319
XS1115485010	Fixed	1.4	USD	29.09.2014	27.03.2015	179	34,800	34,800	34,926
XS1117991213	Fixed	1.1	USD	08.10.2014	08.01.2015	92	73,776	73,776	73,966
XS1118030300	Fixed	1.8	USD	09.10.2014	08.10.2015	364	27,840	27,840	27,955
XS1118051215	Fixed	1.35	USD	08.10.2014	02.04.2015	176	73,312	73,312	73,543
XS1118053005	Fixed	1.35	USD	08.10.2014	17.04.2015	191	11,600	11,600	11,637
XS1121229741	Fixed	1.78	USD	15.10.2014	26.10.2015	376	9,280	9,278	9,314
XS1121307059	Fixed	1.1	USD	15.10.2014	15.01.2015	92	73,312	73,312	73,485
XS1121307307	Fixed	1.35	USD	15.10.2014	16.04.2015	183	55,680	55,680	55,841
XS1123043983	Fixed	1.02	USD	20.10.2014	20.01.2015	92	23,200	23,195	23,246
XS1124128320	Fixed	1.35	USD	17.10.2014	16.04.2015	181	62,640	62,640	62,817
XS1124141349	Fixed	1.1	USD	17.10.2014	22.01.2015	97	30,160	30,160	30,229
XS1124325074	Fixed	1.35	USD	20.10.2014	20.04.2015	182	58,000	58,000	58,157
XS1126276697	Fixed	1.8	USD	23.10.2014	23.10.2015	365	116,000	116,000	116,402
XS1129857782	Fixed	1.35	USD	24.10.2014	28.04.2015	186	56,144	56,144	56,288
XS1130031039	Fixed	1.33	USD	28.10.2014	27.04.2015	181	81,200	81,192	81,388
XS1130490227	Fixed	1.79	USD	30.10.2014	04.11.2015	370	10,440	10,438	10,471
XS1132341485	Fixed	1.25	USD	03.11.2014	30.04.2015	178	30,160	30,160	30,221
XS1132341568	Fixed	1.8	USD	04.11.2014	05.11.2015	366	12,064	12,064	12,099
XS1132440386	Fixed	1.27	USD	05.11.2014	07.05.2015	183	32,480	32,480	32,545
XS1135135272	Fixed	1.8	USD	05.11.2014	05.11.2015	365	116,000	116,000	116,326
XS1138701500	Fixed	1.3	USD	18.11.2014	27.05.2015	190	18,560	18,558	18,588
XS1139114257	Fixed	1.24	USD	18.11.2014	18.05.2015	181	92,800	92,791	92,932
XS1143013297	Fixed	1.28	USD	24.11.2014	28.05.2015	185	52,432	52,432	52,502
XS1143372008	Fixed	1.25	USD	25.11.2014	27.05.2015	183	81,200	81,196	81,300
XS1063444001	Floating	3 Month-Euribor+2.15%	EUR	06.05.2014	06.05.2016	731	29,634	29,486	29,650
XS1077629225	Fixed	3.5	EUR	17.06.2014	17.06.2019	1826	1,397,038	1,387,589	1,415,079
Total							10,403,519	10,250,798	10,384,708

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Prior Period

ISIN Code	Security Type	Coupon Rate	Currency Type	Issue Date	Maturity Date	Days to Maturity	Nominal	Cost	Net Book Value
TRQVKFB51438	Discounted	—	TL	08.11.2013	02.05.2014	175	617,443	594,194	601,272
TRQVKFB61411	Discounted	—	TL	20.12.2013	06.06.2014	168	613,114	589,153	590,850
TRQVKFB21415	Discounted	—	TL	06.09.2013	28.02.2014	175	648,883	620,788	639,392
TRQVKFB21423	Discounted	—	TL	06.09.2013	28.02.2014	175	187,216	179,130	184,485
TRQVKFB11416	Discounted	—	TL	18.01.2013	17.01.2014	364	145,464	136,844	144,999
TRQVKFB51412	Discounted	—	TL	17.05.2013	16.05.2014	364	61,522	58,211	60,210
TRQVKFB51420	Discounted	—	TL	05.07.2013	16.05.2014	315	53,415	49,922	51,859
TRQVKFB81419	Discounted	—	TL	06.09.2013	22.08.2014	350	30,579	27,866	28,731
XS0916347759	Fixed	3.75	USD	15.04.2013	15.04.2018	1,826	1,282,968	1,275,986	1,287,414
US90015NAA19	Fixed	5.75	USD	24.04.2012	24.04.2017	1,826	1,056,730	1,048,377	1,063,882
XS0957643801	Fixed	1.9	USD	06.08.2013	06.02.2014	184	154,508	154,462	155,705
XS0960939857	Fixed	1.97	USD	15.08.2013	13.02.2014	182	118,984	118,966	119,884
XS0963672950	Fixed	1.95	USD	20.08.2013	13.02.2014	177	117,700	117,688	118,550
XS0977254621	Fixed	1.66	USD	02.10.2013	09.01.2014	99	43,442	43,437	43,624
XS0976659234	Fixed	1.73	USD	03.10.2013	03.04.2014	182	64,200	64,161	64,458
XS0979045886	Fixed	1.67	USD	07.10.2013	06.01.2014	91	51,360	51,356	51,565
XS0982276528	Fixed	1.67	USD	11.10.2013	16.01.2014	97	64,200	64,192	64,443
XS0986042439	Fixed	1.62	USD	28.10.2013	21.01.2014	85	63,344	63,340	63,528
XS0987355939	Fixed	5	USD	31.10.2013	31.10.2018	1,826	1,070,000	1,063,045	1,072,420
XS0993260933	Fixed	1.25	USD	12.11.2013	10.02.2014	90	47,080	47,080	47,162
XS0973201444	Fixed	1.83	USD	20.09.2013	24.03.2014	185	41,516	41,512	41,731
XS0997543896	Fixed	1.49	USD	22.11.2013	28.05.2014	187	23,540	23,534	23,574
XS0974147695	Fixed	1.66	USD	23.09.2013	06.01.2014	105	38,306	38,302	38,482
XS1000211968	Fixed	1.3	USD	04.12.2013	06.03.2014	92	118,984	118,984	119,104
XS1008673540	Fixed	1.59	USD	24.12.2013	23.06.2014	181	85,600	85,596	85,626
XS0943035328	Floating	1.53	EUR	14.06.2013	16.06.2014	367	29,489	29,445	29,720
XS0942820803	Fixed	1	CHF	12.06.2013	13.06.2014	366	27,914	27,900	28,065
Total							6,857,501	6,733,471	6,820,735

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

4.                   Components of “other external resources payable” in the consolidated financials that comprise at least 20% of the account, if the account exceeds 10% of total liabilities and equity excluding off-balance sheet commitments.

Other external resources payable in the consolidated financials do not exceed 10% of total liabilities and equity.

5.                   Criteria used in the determination of lease instalments in the finance lease contracts, renewal and purchase options, restrictions, and significant burdens imposed on the bank on such contracts

Obligations under finance leases

None.

6.                   Information on derivative financial liabilities held for risk management purpose

Negative differences related to the derivative financial liabilities held for risk management purpose

None.

7.                   Information on provisions

Information on general provisions

	Current Period	Prior period
Provisions for loans and receivables in Group I	1,326,468	1,004,336
-Additional provision for loans with extended payment plans	26,989	13,327
Provisions for loans and receivables in Group II	175,204	105,037
-Additional provision for loans with extended payment plans	14,696	3,297
Provisions for non-cash loans	93,418	76,647
Others	8,152	4,719
Total	1,603,242	1,190,739

Provision for currency exchange gain/loss on foreign currency indexed loans

As at 31 December 2014 the Group has recorded provision for foreign exchange losses on principal amounts of foreign currency indexed loans amounting to TL 12,048 (31 December 2013: TL 90) and has reflected the related foreign exchange loss amount in the consolidated financial statements by offsetting from related loans.

Provisions for non-cash loans that are not indemnified or converted to cash

As of 31 December 2014, the Bank has recorded TL 63,030 (31 December 2013: TL 54,771) as specific provisions for non-cash loans that are not indemnified or converted into cash.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Information on insurance technical provisions

	Current Period	Prior Period
Unearned Premiums Provision	646,856	617,339
Outstanding Losses Provision	950,292	602,086
Mathematical Provision	44,010	319,739
Other	1,554	11,214
Total	1,642,712	1,550,378

Information on other provisions

Information on other provisions exceeding 10% of total provisions

	Current Period	Prior Period
Provisions for credits	105,005	65,960
Provision for loans under follow-up	—	70,915
Specific provisions for non-cash loans	63,030	54,771
Provision for World Vakıf UBB Ltd with regard to its negative equity	—	38,510
Provision for cheques	37,556	27,825
Provisions for lawsuits against the Group	16,142	16,023
Provisions for credit card promotions	10,177	9,469
Other provisions	6,962	6,648
Total	238,872	290,121

8.                   Taxation

Current Taxes

Tax provision

As at and for the year ended 31 December 2014, the tax liability of the Group is amounting to TL 249,673 (31 December 2013: TL 61,399).

Information on taxes payable

	Current Period	Prior Period
Corporate taxes payable	249,673	61,399
Taxation on securities	123,184	89,264
Capital gains tax on property	2,176	1,903
Banking and Insurance Transaction Tax (BITT)	59,943	44,929
Taxes on foreign exchange transactions	—	—
Value added tax payable	3,538	4,360
Others	35,796	32,870
Total	474,310	234,725

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Information on premiums payable

	Current Period	Prior Period
Social security premiums- employee share	757	656
Social security premiums- employer share	1,781	1,538
Bank pension fund premium- employee share	—	—
Bank pension fund premium- employer share	—	—
Pension fund membership fees and provisions- employee share	2	3
Pension fund membership fees and provisions- employer share	—	—
Unemployment insurance- employee share	622	590
Unemployment insurance- employer share	1,308	1,237
Others	7	8
Total	4,477	4,032

Information on deferred tax liabilities

Information on deferred tax liabilities is presented in disclosure 15 of information and disclosures related to assets.

9.                   Information on payables for assets held for resale and tangible assets related to discounted activities

None.

10.         Information on subordinated loans

The Bank has issued bond having the secondary subordinated loan quality to be sold non-resident natural and legal persons. The bond has been issued at the nominal value of USD 500 million and in addition to the issuance of this bond, on 3 December 2012 the Bank has realized second trance at nominal value of USD 400 million, has the maturity of 10 years and 6.0% coupon rate, USD 900 million nominal value in total.

The Parent Bank has obtained written permission of the BRSA for accounting these bonds as secondary subordinated debt and accordingly considering in the calculation of supplementary capital in compliance with the “Regulation on Capitals of the Banks” published on “1 November 2006 dated and 26333 numbered Official Gazette.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

11.            Information on shareholders’ equity

Paid-in capital

	Current Period	Prior Period
Common stock	2,500,000	2,500,000
Preferred stock	—	—

Paid-in capital of the Parent Bank amounted to TL 2,500,000 is divided into groups comprised of 43.0% Group (A), 15.6 % Group (B), 16.2% Group (C) and 25.2% Group (D).

Board of Directors’ members; one member is appointed by the Prime Minister representing The General Directorate of the Foundations (Group A), three members are appointed representing Group (A), one member is appointed representing Group (B), and two members are appointed representing Group (C), and one member is appointed among the nominees offered by the shareholders at the General Assembly. Preference of Group (D) is primarily taken into account in the selection of the last mentioned member.

Paid-in capital amount, explanation as to whether the registered share capital system is applicable at bank; if so the amount of registered share capital

Capital System	Paid-in Capital	Ceiling per Registered Share Capital
Registered capital system	2,500,000	5,000,000

The registered capital ceiling was increased from TL 1,300,000 to TL 5,000,000 as per the resolution no. 74202 dated 16 February 2006 by the Board of Directors.

Information on share capital increases and their sources; other information on any increase in capital shares during the current year

There is no share capital increase in the current year and previous year.

Information on share capital increases from revaluation funds

None.

Capital commitments for current financial year and following year

None.

Previous period indicators of the Parent Bank’s income, profitability and liquidity; and possible effects of the predictions on equity, considering the ambiguity of the indicators

None.

Information on the privileges given to stocks representing the capital

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                   INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Valuation differences of the securities

	Current Period		Prior Period
	TL	FC	TL	FC
Associates, subsidiaries and joint ventures	62,289	—	52,966	—
Fair value differences of available-for-sale securities	178,440	280,801	(325,543)	122,858
Foreign exchange differences	—	—	—	—
Total	240,729	280,801	(272,577)	122,858

III.                              INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS

1.                   Disclosures related to other contingent liabilities

Type and amount of irrevocable commitments

	Current Period	Prior Period
Commitments for credit card limits	7,641,987	6,261,117
Loan granting commitments	8,068,201	6,739,356
Commitments for cheque payments	1,638,976	1,320,438
Asset purchase commitments	2,686,862	4,175,776
Other	759,783	682,963
Total	20,795,809	19,179,650

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                              INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS (Continued)

Type and amount of possible losses from off-balance sheet items

Guarantees, bills of exchange and acceptances and other letters of credit which can be counted as financial collateral

The Parent Bank provided specific provision amounting to TL 63,030 (31 December 2013: TL 54,771) for non-cash loans that are not indemnified or converted to cash recorded under off-balance sheet items, amounting to TL 129,638 (31 December 2013: TL 114,834).

Final guarantees, provisional guarantees, sureties and similar transactions

	Current Period	Prior Period
Final letters of guarantee	7,737,748	6,262,616
Letters of guarantee for advances	2,603,790	2,617,441
Letters of guarantee given to custom offices	913,389	650,221
Provisional letters of guarantee	1,107,255	780,782
Other letters of guarantee	9,096,625	7,590,763
Total	21,458,807	17,901,823

2.                   Non-cash loans

	Current Period	Prior Period
Non-cash loans given for cash loan risks	2,905,607	1,424,617
With original maturity of 1 year or less	1,846,045	915,858
With original maturity of more than 1 year	1,059,562	508,759
Other non-cash loans	25,769,440	21,982,089
Total	28,675,047	23,406,706

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                              INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS (Continued)

3.                Sectorial risk concentrations of non-cash loans

	Current Period				Prior Period
	TL	%	FC	%	TL	%	FC	%
Agricultural	86,506	0.51	266,929	2.27	82,111	0.57	102,147	1.13
Farming and cattle	77,673	0.46	257,069	2.18	73,609	0.51	88,829	0.98
Forestry	7,898	0.05	7,540	0.06	6,919	0.05	11,003	0.12
Fishing	935	0.01	2,320	0.02	1,583	0.01	2,315	0.03
Manufacturing	7,150,408	42.33	5,753,926	48.84	6,294,048	43.89	4,055,439	44.73
Mining	168,108	1.00	29,069	0.25	157,070	1.10	65,192	0.72
Production	4,563,948	27.01	5,319,615	45.15	3,598,968	25.10	3,836,908	42.32
Electric, gas and water	2,418,352	14.32	405,242	3.44	2,538,010	17.69	153,339	1.69
Construction	2,996,610	17.74	2,520,479	21.39	2,676,835	18.67	2,194,165	24.20
Services	6,226,616	36.86	2,761,969	23.44	4,954,666	34.55	2,666,356	29.41
Wholesale and retail trade	2,580,882	15.29	1,597,908	13.56	1,995,623	13.92	1,149,683	12.69
Hotel, food and beverage services	125,417	0.74	5,691	0.05	100,888	0.70	19,908	0.22
Transportation and Telecommunication	963,436	5.70	1,058,971	8.99	833,163	5.81	1,405,673	15.50
Financial institutions	1,515,987	8.97	11,802	0.10	1,344,214	9.37	38,324	0.42
Real estate and renting services	254,056	1.50	24,277	0.21	185,000	1.29	14,871	0.16
Self-employment services	591,814	3.50	44,703	0.38	373,920	2.61	24,229	0.27
Education services	24,595	0.15	3,903	0.03	15,556	0.11	1,644	0.02
Health and social services	170,429	1.01	14,714	0.12	106,302	0.74	12,024	0.13
Others	432,810	2.56	478,794	4.06	332,451	2.32	48,488	0.53
Total	16,892,950	100.00	11,782,097	100.00	14,340,111	100.00	9,066,595	100.00

4.                   Information on the non-cash loans classified as first and second group

	Group I		Group II
Current Period	TL	FC	TL	FC
Letters of guarantee	16,653,687	4,555,638	113,427	8,262
Confirmed bills of exchange and acceptances	20,836	1,943,257	—	—
Letters of credit	—	5,212,911	—	—
Endorsements	—	—	—	—
Purchase guarantees for securities issued	—	—	—	—
Factoring guarantees	29,765	5,023	—	—
Other guarantees and sureties	—	2,603	—	—
Total Non-Cash Loans	16,704,288	11,719,432	113,427	8,262

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                              INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS (Continued)

	Group I		Group II
Prior Period	TL	FC	TL	FC
Letters of guarantee	14,118,035	3,579,601	85,579	5,476
Confirmed bills of exchange and acceptances	12,129	1,039,635	—	514
Letters of credit	7,866	4,381,798	—	232
Endorsements	—	—	—	—
Purchase guarantees for securities issued	—	—	—	—
Factoring guarantees	52,069	6,666	—	—
Other guarantees and sureties	—	1,919	—	—
Total Non-Cash Loans	14,190,099	9,009,619	85,579	6,222

5.                   Information on derivative transactions

	Current Period	Prior Period
Trading Derivatives
Foreign Currency Related Derivative Transactions (I)	22,773,909	18,988,231
Currency Forwards	555,204	1,334,135
Currency Swaps	21,162,157	17,313,236
Currency Futures	—	—
Currency Options	1,056,548	340,860
Interest Rate Derivative Transactions (II)	7,478,238	4,146,151
Interest Rate Forwards	—	—
Interest Rate Swaps	7,478,238	4,145,148
Interest Rate Options	—	—
Investment Security Options	—	1,003
Interest Rate Futures	—	—
Other Trading Derivatives (III)	6,780,167	3,962,577
A. Total Trading Derivatives (I+II+III)	37,032,314	27,096,959

Hedging Derivatives	—	—
Fair Value Hedgesair Value Hedges	—	—
Cash Flow Hedges	—	—
Hedges for Foreign Currency Investments	—	—
B. Total Hedging Derivatives	—	—
Derivative Transactions (A+B)	37,032,314	27,096,959

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                              INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS (Continued)

5.                                      Information on derivative transactions (Continued)

	31 December 2014
	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Total
Currency swaps:
Purchase	8,805,023	2,322,843	234,800	389,279	—	11,751,945
Sale	4,120,339	2,317,964	237,650	383,615	—	7,059,568

Currency forwards:
Purchase	99,142	68,619	71,286	38,774	—	277,821
Sale	99,070	68,502	71,136	38,675	—	277,383
	—	—	—	—	—	—
Cross currency interest rate swaps:
Purchase	63,456	58,000	—	1,172,493	—	1,293,949
Sale	46,667	37,825	—	972,203	—	1,056,695

Interest rate swaps:	—	—	—	—	—	—
Purchase	—	—	—	1,202,149	2,536,970	3,739,119
Sale	—	—	—	1,202,149	2,536,970	3,739,119

Options:
Purchase	242,712	90,791	194,771	—	—	528,274
Sale	242,710	90,790	194,774	—	—	528,274

Others:			—	—	—	—
Purchase	158,020	—	—	—	994,287	1,152,307
Sale	4,931,860	—	—	—	696,000	5,627,860

Total purchases	9,368,353	2,540,253	500,857	2,802,695	3,531,257	18,743,415
Total sales	9,440,646	2,515,081	503,560	2,596,642	3,232,970	18,288,899

Total	18,808,999	5,055,334	1,004,417	5,399,337	6,764,227	37,032,314

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                              INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS (Continued)

5.                                      Information on derivative transactions (Continued)

	31 December 2013
	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Total
Currency swaps:
Purchase	6,466,775	2,235,281	536,697	151,078	—	9,389,831
Sale	3,732,391	993,337	535,505	144,173	—	5,405,406

Currency forwards:
Purchase	224,713	147,847	294,718	—	—	667,278
Sale	224,586	147,772	294,499	—	—	666,857

Cross currency interest rate swaps:
Purchase	—	353,100	107,000	936,756	—	1,396,856
Sale	—	250,998	77,250	792,895	—	1,121,143

Interest rate swaps:
Purchase	—	—	—	1,044,578	1,027,996	2,072,574
Sale	—	—	—	1,044,578	1,027,996	2,072,574

Options:
Purchase	32,224	14,002	124,204	—		170,430
Sale	32,224	14,002	124,204	—	—	170,430

Investment security options:
Alım	1,000	—	—	—	3	1,003
Satım	2,724,841	1,237,736	—	—	—	3,962,577

Total purchases	6,724,712	2,750,230	1,062,619	2,132,412	1,027,999	13,697,972
Total sales	6,714,042	2,643,845	1,031,458	1,981,646	1,027,996	13,398,987

Total	13,438,754	5,394,075	2,094,077	4,114,058	2,055,995	27,096,959

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                              INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS (Continued)

6.                   Contingent assets and liabilities

Bank allocates TL 16,142 as provision for lawsuits against Bank (31 December 2013: TL 16,023).

7.                   Services rendered on behalf of third parties

The Parent Bank acts as an investment agent for banking transactions on behalf of its customers and provides custody services. Such transactions are followed under off-balance sheet accounts. The Parent Bank’s custody services and banking transactions on behalf of individuals and corporate customers does not present a material portion.

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME

1.                   Interest income

Information on interest income received from loans

	Current Period		Prior Period
	TL	FC	TL	FC
Short-term loans	2,771,751	160,053	2,020,149	157,907
Medium and long-term loans	5,275,500	1,008,781	4,473,542	816,746
Loans under follow-up	177,155	—	151,397	—
Premiums received from resource utilization support fund	—	—	—	—
Total	8,224,406	1,168,834	6,645,088	974,653

Information on interest income received from banks

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Turkey	—	—	—	—
Domestic banks	60,054	2,029	50,788	3,031
Foreign banks	207	5,017	78	3,129
Foreign head office and branches	—	—	—	—
Total	60,261	7,046	50,866	6,160

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

Information on interest income received from marketable securities portfolio

	Current Period		Prior Period
	TL	FC	TL	FC
Financial assets held for trading	9,634	1,619	14,045	864
Financial assets where fair value change is reflected to income statement	—	—	—	—
Financial assets available for sale	1,275,394	214,270	996,648	201,659
Investments held to maturity	559,880	444	402,262	1,116
Total	1,844,908	216,333	1,412,955	203,639

Information on interest income received from associates and subsidiaries

None.

2.                   Interest Expense

Interest expenses on funds borrowed

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	71,661	152,358	21,684	143,802
Central Bank of Turkey	—	—	—	—
Domestic banks	41,045	6,331	19,281	10,682
Foreign banks	30,616	146,027	2,403	133,120
Foreign head offices and branches	—	—	—	—
Other institutions	—	18,990	—	10,266
Total	71,661	171,348	21,684	154,068

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

Interest expenses paid to associates and subsidiaries

	Current Period	Prior Period
Interests paid to the associates and subsidiaries	14,782	16,033

Interest expense on securities issued

	Current Period		Prior Period
	TL	FC	TL	FC
Interest expense on securities issued	214,445	231,270	147,363	110,395

Maturity structure of the interest expense on deposits

		Current Period-Time Deposits
Account Name	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulative deposit	Total

TL
Interbank deposits	—	144,829	—	—	—	—	—	144,829
Saving deposits	1,486	23,258	1,597,668	133,101	26,634	12,984	—	1,795,131
Public sector deposits	5,891	174,376	427,267	64,521	137,018	15,261	—	824,334
Commercial deposits	368	267,851	998,645	87,997	15,599	3,915	—	1,374,375
Other deposits	1	45,643	278,655	43,453	33,667	1,661	—	403,080
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	7,746	655,957	3,302,235	329,072	212,918	33,821	—	4,541,749

FC
Foreign Currency Deposits	29,724	21,210	246,798	41,698	39,556	106,466	—	485,452
Interbank deposits	—	16,735	—	—	—	—	—	16,735
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	29,724	37,945	246,798	41,698	39,556	106,466	—	502,187

Grand Total	37,470	693,902	3,549,033	370,770	252,474	140,287	—	5,043,936

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

		Prior Period-Time Deposits
Account Name	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulative deposit	Total

TL
Interbank deposits	—	60,848	—	—	—	—	—	60,848
Saving deposits	16	14,008	1,051,181	143,107	33,770	10,949	—	1,253,031
Public sector deposits	336	99,774	419,263	51,417	23,920	1,892	—	596,602
Commercial deposits	63	140,738	544,528	127,197	48,747	4,846	—	866,119
Other deposits	3	31,115	162,324	58,773	54,161	1,206	—	307,582
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	418	346,483	2,177,296	380,494	160,598	18,893	—	3,084,182

FC
Foreign Currency Deposits	3,590	16,343	228,699	50,142	37,279	95,224	—	431,277
Interbank deposits	—	27,950	—	—	—	—	—	27,950
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	3,590	44,293	228,699	50,142	37,279	95,224	—	459,227

Grand Total	4,008	390,776	2,405,995	430,636	197,877	114,117	—	3,543,409

3.                   Dividend Income

	Current Period	Prior Period
Trading financial assets	19	—
Financial assets at fair value through profit or loss	—	5
Available-for-sale financial assets	2,247	144
Others	9,963	16,280
Total	12,229	16,429

4.                   Trading income/losses

	Current Period	Prior Period
Income	6,426,056	5,813,655
Income from capital market transactions	2,430,715	198,383
Income from derivative financial instruments	1,408,759	979,332
Foreign exchange gains	2,586,582	4,635,940
Losses	(6,177,261)	(5,556,387)
Losses from capital market transactions	(2,254,642)	(8,076)
Losses from derivative financial instruments	(1,447,948)	(913,428)
Foreign exchange losses	(2,474,671)	(4,634,883)
Trading income/losses, net	248,795	257,268

Net loss arising from changes in foreign exchange rate that relate to the Group’s derivative financial instruments based on foreign exchange rate is TL 8,179 as at and for the year ended 31 December 2014 (31 December 2013: net gain of TL 29,600).

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

5.                   Other operating income

	Current Period	Prior Period
Income from reversal of the impairment losses	707,442	457,762
Earned insurance premiums (net of reinsurance share)	663,935	649,142
Communication income	85,302	85,215
Gain on sale of assets	385,471	53,924
Income from private pension business	48,626	38,266
Rent income	529	2,050
Other income	228,486	178,903
Total	2,119,791	1,465,262

6.                   Provision expenses for losses on loans and other receivables

	Current Period	Prior Period
Specific provisions on loans and other receivables	1,194,633	1,306,590
Loans and receivables in Group III	181,529	281,208
Loans and receivables in Group IV	774,152	969,808
Loans and receivables in Group V	238,952	55,574
Non-performing commissions and other receivables	—	—
General provision expenses	413,501	234,417
Provision for possible losses	—	8,871
Impairment losses on securities	15,573	88,630
Trading securities	5,171	—
Investment securities available-for-sale	10,402	88,630
Other impairment losses	25,278	53,581
Associates	—	—
Subsidiaries	—	—
Joint ventures	—	—
Investment securities held-to-maturity	25,278	53,581
Others (*)	98,680	120,520
Total	1,747,665	1,812,609

(*)              Other provision expenses amounting to TL 98,680 (31 December 2013: TL 120,520) is comprised of provision for non-cash loans that are not indemnified or converted into cash and provision for cheques amounting to TL 38,176 (31 December 2013: TL 49,501), other provision expenses related to loans amounting to TL 39,045 (31 December 2013: TL 30,750) and other provision expenses amounting to TL 21,459 (31 December 2013: TL 40,269).

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

7.                   Other operating expenses

	Current Period	Prior Period
Personnel costs	1,386,610	1,236,020
Reserve for employee termination benefits	11,070	19,045
Provision for deficit in pension funds	—	—
Impairment losses on tangible assets	—	—
Depreciation expenses on tangible assets	114,988	109,670
Impairment losses on intangible assets	—	—
Amortisation expenses on intangible assets	15,974	13,820
Impairment losses on assets to be disposed	2,115	4,000
Depreciation expenses on assets to be disposed	12,743	10,773
Impairment losses on assets held for sale	—	484
Other operating expenses	1,567,282	1,275,794
Operational lease related expenses	190,247	163,719
Repair and maintenance expenses	33,778	26,286
Advertisement expenses	76,278	98,096
Other expenses	1,266,979	987,693
Loss on sale of assets	4,951	1,106
Others*	787,872	787,221
Total	3,903,605	3,457,933

(*)              Other operating expenses amounting to TL 787,872 (31 December 2013: TL 787,221) is comprised of provision expenses for dividends to the personnel amounting to TL 129,797 (31 December 2013: TL 118,800), tax, fees and funds expenses amounting to TL 113,797 (31 December 2013: TL 87,311), Saving Deposits Insurance Fund expenses amounting to TL 93,190 (31 December 2013: TL 91,780) and other operating expenses amounting to TL 451,088 (31 December 2013: TL 489,330).

8.                   Information on income/loss from continuing and discontinued operations

The Group has no discontinued operations. Detailed tables and information on profit before tax from continuing operations are presented in disclosures 1-7 in this section.

9.                   Information on tax provision from continuing and discontinued operations

The Group has no discontinued operations. Information on provision for taxes on income from continuing operations is presented in disclosure 11 in this section.

10.            Information on net profit/loss from continuing and discontinued operations

The Group has no discontinued operations. Information on net profit/loss from continuing operations is presented in disclosures 1-12 in this section.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED
31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                               INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

11.            Provision for taxes on income

Current year taxation benefit or charge and deferred tax benefit or charge

In the current year, the Group recorded a tax provision of TL 612,250 (31 December 2013: TL 351,394) from the net taxable profit calculated in accordance the loss and regulations in effects.

Deferred tax charge arising from temporary differences, tax losses and unused tax credits

Sources of deferred tax benefit/charge	Current Period	Prior Period
Arising from Origination/(Reversal) of Deductible Temporary Differences	63,170	(41,652)
Arising from (Origination)/Reversal of Taxable Temporary Differences	71,065	(20,205)
Arising from Origination/(Reversal) of Tax Losses	—	11,120
Arising from Change in Tax Rate	—	—
Total	134,235	(50,737)

12.            Net profit and loss

Any further explanation on operating results needed for a proper understanding of the Bank’s performance

Group has earned TL 11,664,524 interest income and TL 674,456 net fee and commission income also incurred TL 6,809,744 amount of interest expense from its ordinary banking operations (31 December 2013: TL 9,440,435 interest income, TL 629,107 net fee and commission income, TL 4,553,280 interest expense).

Any changes in estimations that might have a material effect on current and subsequent year results

None.

13.            Income/loss related to non-controlling interest

	Current Period	Prior Period
Income/(losses) related to non-controlling interest	8,166	(24,295)

14.            Information related to the components of other items in the income statement exceeding 10% of the group total, or 20% of the sub-accounts belonging to this group

Other fees and commission income of the Group mainly consist of credit card fees and commissions, receipt and payment commissions, money transfer commissions, research fees.

Other fees and commission expenses of the Group mainly consist of credit card fees and commissions, commission paid for funds borrowed from foreign banks.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

V.                                    INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

1.                   Information on increases of valuation differences of available-for-sale investments

Movement tables related to valuation differences of available-for-sale investments where valuation differences arising from the fair value measurement of available-for-sale assets, subsidiaries and affiliates are recorded are as follows:

Valuation differences of marketable securities	Current Period	Prior Period
Valuation differences at the beginning of the year	(202,685)	757,401
Fair value changes in the current year	616,312	(798,682)
Effect of deferred and corporate taxes	(119,922)	91,747
Valuation differences transferred to the statement of income	210,155	(246,869)
Effect of deferred and corporate taxes	(42,031)	(6,282)
Valuation differences at the end of the year	461,829	(202,685)

Valuation difference of the subsidiaries and affiliates	Current Period	Prior Period
Valuation differences at the beginning of the year	52,966	(36,590)
Fair value changes in the current year	7,498	90,100
Effect of deferred and corporate taxes	(763)	(544)
Valuation differences transferred to the statement of income	—	—
Effect of deferred and corporate taxes	—	—
Valuation differences at the end of the year	59,701	52,966

2.                   Information on increases in cash flow hedges

None.

3.                   Reconciliation of the beginning and end of the year balances of foreign exchange differences

As at 31 December 2014, foreign currency translation differences amounting of TL (15,664) (31 December 2013: TL 73,162), arising as a result of the conversion of the financial statements of the foreign subsidiaries into TL, have benn booked under other reserves in the consolidated financial statements.

4.                   Information on differences in equity accounts due to inflation accounting

In compliance with BRSA’s Circular on 28 April 2005 on ceasing the inflation accounting application, the balances resulted from the inflation accounting application as at 31 December 2004 and booked according to the Uniform Chart of Accounts and the related Articles, are transferred to the main accounts that were subject to the inflation accounting adjustments except for “capital reserves from inflation adjustments”. The balance of “capital reserves from inflation adjustments” account is transferred to “other capital reserves” account. In 2006, the Parent Bank has increased its paid in capital through “other capital reserves” by TL 605,763.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

V.                                    INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (Continued)

5.                                                  Information on profit distribution

As per the resolution of 60th Annual General Assembly held on 28 March 2014, it was decided to distribute the net profit of the year 2013 after the deduction of deferred tax income amounting to TL 1,585,539 as legal reserves amounting to TL 158,556, dividends to equity holders of the Bank amounting to TL 100,000, extraordinary reserves amounting to TL 1,325,482 and special funds amounting to TL 1,501.

6.                                                  Information on increases of valuation differences of available-for-sale investments

Valuation differences of available-for-sale financial assets has increased in the current year. Detailed information about the increase is explained below in Note 1.

VI.                               INFORMATION AND DISCLOSURES ON CONSOLIDATED STATEMENT OF CASH FLOWS

1.                   Disclosures for “other” items in the consolidated statement of cash flows and effect of change in foreign currency rates cash and cash equivalents

“Other” balance under the “Operating profit before changes in operating assets and liabilities” amounting to TL (1,915,812) (31 December 2013: TL (221,790)) is comprised of income from capital market transactions and derivative financial instruments and foreign exchange gains for the year ended.

“Net increase/decrease in other liabilities” amounting to TL 1,948,810 (31 December 2013: TL 6,972,033) under “Changes in operating assets and liabilities” is mainly comprised of cash inflows from repurchase agreements.

“Other” balance under the “Net cash flow from investing activities” amounting to TL (44,008) (31 December 2013: TL (38,870)) is comprised of intangibles asset purchases.

Since unrealized gains and losses arising from foreign exchange rate changes are not regarded as cash flows, the effect of changes in foreign exchange rate on cash and cash equivalents in foreign currency has been calculated as TL 4,539 (31 December 2013: TL (9,013)) and presented in the statement of cash flows in order to reconcile cash and cash equivalents balances at the beginning and end of the year.

2.                   Cash outflows from acquisition of associates, subsidiaries and joint-ventures

In the current period, Vakıf Menkul Kıymet Yatırım Ortaklığı AŞ has decided to increase the capital of TL 15,000 to TL 20,000 in its registered capital ceiling amounting to TL 50,000 in accordance with Capital Markets Board’s temprorary clause 1 of “Comminique on Securities Investment Associations” (III-48.2).  In the capital increase, Bank’s nominal share amount has increased from TL 1,763 to TL 2,351 with an increase of TL 588 by using stock rights on 25 November 2014. Besides, in order to finalize the capital increase, Bank has purchased additional shares from stock rights that have not been used in due, amounting to TL 2,228 from Istanbul Stock Exhange Share Market on 2 December 2014. In this context, Bank’s total nominal share has increased to TL 4,579 and share proportion has increased to 22.89%.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

VI.                               INFORMATION AND DISCLOSURES ON CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

In the current period, at the Extraordinary General Assembly of Taksim Otelcilik AŞ dated 24 June 2014, the decision of increasing the capital from TL 269,257 to TL 334,257 through rights offering by TL 65,000.  The related change has been registered on 22 July 2014. The nominal share of the Bank TL 137,324 has been increased by cash TL 33,151 to TL 170,474. The share proportion of the Bank is remained the same (51.001%). TL 8,288 of the cash commitment amounting to TL 33,151 is paid on 15 July 2014, TL 24,863 is paid on 2 October 2014.

In the current period, related to the capital increase of Vakıf Gayrimenkul Yatırım Ortaklığı AŞ from TL 106,200 to TL 203,320, the Bank has obtained shares with a nominal value of TL 29,345 at a rate of TL 3.44 by using the stock rights. For these shares TL 100,947 has been paid. Besides, Bank has obtained shares with a nominal value of TL 20,000 at TL 3.44 rate since the other shareholders did not used their stock rights. Bank has paid TL 68,800 for the shares. As at 4 July 2014, company’s capital increase has been registered and as of the date the existing nominal share of the Bank has been increased from TL 29,345 to TL 78,690 Bank’s share proportion has been increased from 27.63% to 38.70%.

In the current period, subsequent to the approval of the decision of the capital of İstanbul Takas ve Saklama Bankası in the Ordinary Meeting of General Assembly of the Company dated 28 March 2014, an associate of the Bank, has been increased from TL 420,000 to TL 600,000, TL 120,000 is paid from bonus shares and TL 60,000 is paid in cash amounting to TL 180,000 in total. The share of the Bank amounting to TL 3,230 is presented as bonus shares received in the movement table of investments in associates. The stock right in cash capital commitment has been removed related to the capital increase, Banks’ share has been decreased from 4.86% to %4.37.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası AŞ from TL 1,300 to TL 1,500 in the Ordinary Meeting of General Assembly of the Company dated 27 March 2014.

3.                   Cash flows from the disposal of associates, subsidiaries and joint-ventures

There is not any associate, subsidiary or joint-venture disposed in the current and prior year.

4.                   Information on cash and cash equivalents

Information on cash and cash equivalents at the beginning of the year

	Current Period 31 December 2013	Prior Period 31 December 2012
Cash on hand	1,156,445	983,020
Cash in TL	867,546	793,004
Cash in Foreign Currency	288,899	190,016
Cash equivalents	4,931,458	4,392,777
CBT	17,793,235	11,323,157
Banks	3,158,351	2,656,490
Recievables from money markets	5,095	6,645
Others	25,502	25,317
Loans and advances to banks having maturity of more than 3 months	(13,260)	(191,913)
Restricted cash and cash equivalents	(16,036,144)	(9,423,459)
Income accruals on cash equivalents	(1,321)	(3,460)
Total	6,087,903	5,375,797

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

VI.                               INFORMATION AND DISCLOSURES ON CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

Information on cash and cash equivalents at the end of the year

	Current Period 31 December 2014	Prior Period 31 December 2013
Cash on hand	1,376,838	1,156,445
Cash in TL	1,014,282	867,546
Cash in Foreign Currency	362,556	288,899
Cash equivalents	7,814,067	4,931,458
CBT	20,440,692	17,793,235
Banks	3,568,508	3,158,351
Recievables from money markets	9,502	5,095
Others	73,551	25,502
Loans and advances to banks having maturity of more than 3 months	(6,045)	(13,260)
Restricted cash and cash equivalents	(16,266,786)	(16,036,144)
Income accruals on cash equivalents	(5,355)	(1,321)
Total	9,190,905	6,087,903

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

VI.                               INFORMATION AND DISCLOSURES ON CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)

5.                   Management comment on restricted cash and cash equivalents due to legal requirements or other reasons taking materiality principle into account

Reserve requirements at CBT amounting to TL 16,156,474 as at 31 December 2014 (31 December 2013: TL 15,826,492) has not been included in cash and cash equivalents.

Group’s deposits amounting to TL 110,168 (31 December 2013: TL 344,816) are blocked due to securitization loans of the Parent Bank and other ordinary banking operations.

VII.                          INFORMATION AND DISCLOSURES RELATED TO THE PARENT BANK’S RISK GROUP

I.                     Information on the volume of transactions with the Parent Bank’s risk group, lending and deposits outstanding at year end and income and expenses in the current year

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Current Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the year	13	659,911	—	27,065	26,102	24,339
Balance at the end of the year	16	657,200	—	10,174	6,239	13,086
Interest and commission income	—	401	—	21	774	68

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Prior Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the year	—	552,273	—	37,919	9,372	13,136
Balance at the end of the year	13	659,911	—	27,065	26,102	24,339
Interest and commission income	—	356	—	14	679	11

Information on deposits held by the Parent Bank’s risk group

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
	Current Period	Prior Period	Current Period	Prior Period	Current Period	Prior Period
Deposits
Balance at the beginning of the year	419,918	817,244	968,601	443,103	46,793	76,597
Balance at the end of the year	187,127	419,918	713,966	968,601	115,831	46,793
Interest on deposits	14,782	16,033	60,168	25,286	2,340	5

Information on forward and option agreements made with the Parent Bank’s risk group

None.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

VII.                          INFORMATION AND DISCLOSURES RELATED TO THE PARENT BANK’S RISK GROUP (Continued)

2.                   Disclosures of transactions with the Parent Bank’s risk group

Relations with entities in the risk group of / or controlled by the Bank

Transactions with the risk group are made on an arms-length basis; terms are set according to the market conditions and in compliance with the Banking Law.

The branches of the Bank engage with insurance agency activities in relation with the operations of Güneş Sigorta AŞ and Vakıf Emeklilik AŞ, subsidiaries operating in the insurance sector. Vakıf Yatırım Menkul Değerler AŞ engages with the management of the funds established by the Bank.

In addition to the structure of the relationship, type of transaction, amount, and share in total transaction volume, amount of significant items, and share in all items, pricing policy and other

The pricing of transactions with the risk group companies is set in compliance with the market prices. The ratio of cash and non-cash loans extended to the risk group to the overall cash and non-cash loans are 0.01% (31 December 2013: 0.03%) and 2.37% (31 December 2013: 3.26%) respectively.

Current Period	Amount	Compared with the Financial Statement Amount %
Cash Loans	6,255	0.01
Non-Cash Loans	680,460	2.37
Deposits	1,016,924	1.09

Prior Period	Amount	Compared with the Financial Statement Amount %
Cash Loans	26,115	0.03
Non-Cash Loans	711,315	3.26
Deposits	1,435,312	1.83

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

VIII.                     INFORMATION ON DOMESTIC, FOREIGN AND OFF-SHORE BRANCHES OR INVESTMENTS AND FOREIGN REPRESENTATIVE OFFICES OF THE PARENT BANK

Domestic and foreign branches and representative offices of the Parent Bank

	Number of Branches	Number of Employees	Country	Total Assets	Capital
Domestic Branches (*)	890	14,879

Foreign Representative Offices	—	—	—

Foreign Branches	1	22	USA	3,230,484	38,280
	1	16	Iraq	146,908	16,240
Off-shore Branches	1	3	Bahrain	15,475,104	—

(*)              Free zone branches in Turkey is included to domestic branches.

Opening or closing of domestic and foreign branches and representative offices and significant changes in organizational structure of the Parent Bank

During 2014, 34 domestic (during 2013: 115 domestic) new branches have been opened and no branches have been closed (during 2013: None).

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION SIX

OTHER DISCLOSURES AND FOOTNOTES

I.                                        OTHER DISCLOSURES ON THE PARENT BANK’S ACTIVITY

None.

II.                                   INFORMATION ON THE PARENT BANK’S RATING GIVEN BY INTERNATIONAL INSTITUTIONS

December 2014 (*)	Moody’s Investors’ Service
Financial Strength Rating	D+ (ba1)
Local Currency Deposit Rating	Baa3 / P-3
Local Currency Outlook	Negative
Foreign Currency Deposit Rating	Baa3 / P-3
Foreign Currency Outlook	Negative

June 2014 (*)	Standard & Poors
Foreign Currency Credit Rating	BB+ / B
Local Currency Credit Rating	BB+ / B
National	trAA+ / trA-1
Continuance Rating	NR

December 2014 (*)	Capital Intelligence
Financial Strength Rate	BBB-
Short Term Foreign Currency	B
Long Term Foreign Currency	BB+
Support Rating	2
Outlook	Stable

January 2015 (*)	Fitch Ratings
Long Term Foreign Currency	BBB-
Short Term Foreign Currency	F3
Foreign Currency Outlook	Stable
Long Term Local Currency	BBB
Short Term Local Currency	F3
Local Currency Outlook	Stable
National Long Term	AAA (tur)
National Outlook	Stable
Support	2
Base Support Rating	BBB-

(*)              Dates represent the last report dates.

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES
CONSOLIDATED FINANCIAL REPORT AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2014

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

OTHER DISCLOSURES AND FOOTNOTES (Continued)

III.                              SIGNIFICANT EVENTS AND MATTERS SUBSEQUENT TO BALANCE SHEET DATE THAT ARE NOT RESULTED

The Parent Bank has issued bond having the secondary subordinated loan (Tier-II) on January 2015 amounting to US Dollar 500 million with maturity date 3 February 2025 (10 years 1 day maturity)  that has an option to mature on 3 February 2020 with twice interest payment at a coupon rate of 6.875% and issue return rate of 6.95%.

At the resolution of the Board of Directors dated 2 January 2015, it has been decided to submit to the approval of shareholders in the first Ordinary Meeting of the General Assembly to increase registered capital ceiling from TL 5,000,000,000 to TL 10,000,000,000 and to change the related clause 7 of Bank’s Articles of Association related to capital. Authorization has been given to General Directorate to make the required applications to the establishments, Capital Markets Board (CMB) being in the first place.

The Parent Bank’s bond issuance with a nominal value of TL 200 million at maturity date 15 May 2015 (119 days maturity) and public offering has been carried out on 12-13-14 January 2015 using book-building method.

The above issuance has been finalized. The nominal value of the bond has been determined as TL 136,882,419 at maturity date 15 May 2015 (119 days maturity) with compound interest rate 8.4444% and simple interest rate 8.2148%. The ISIN code of the bond has been determined as TRQVKFB51545 with issue price of 97.392.

IV.                               SIGNIFICANT FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS THAT ARE SUBSEQUENT TO REPORTING DATE

None.

SECTION SEVEN

INDEPENDENT AUDITORS’ AUDIT REPORT

I.                                        INFORMATION ON THE INDEPENDENT AUDITORS’ AUDIT REPORT

The consolidated financial statements and footnotes of the Bank and its financial subsidiaries as at and for the year ended 31 December 2014, have been audited by Başaran Nas Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik AŞ (a member of PricewaterhouseCoopers). It was noted in their audit report dated 27 February 2015 that nothing material has come to their attention that caused them to believe that the accompanying consolidated interim financial statements do not give a true and fair view of the Group’s financial position and results of its operations as at and for the year ended
31 December 2014.

II.                                   DISCLOSURES AND FOOTNOTES PREPARED BY INDEPENDENT AUDITORS

None.

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS FINANCIAL SUBSIDIARIES

PUBLICLY ANNOUNCED CONSOLIDATED

FINANCIAL STATEMENTS

TOGETHER WITH INDEPENDENT AUDITOR’S REPORT

AT 31 DECEMBER 2015

(Convenience Translation of Publicly Announced Consolidated

Financial Statements and Independent Auditor’s Report

Originally Issued in Turkish,

See in Note I. of Section Three)

CONVENIENCE TRANSLATION INTO ENGLISH OF THE

INDEPENDENT AUDITOR’S REPORT

ORIGINALLY PREPARED AND ISSUED IN TURKISH

To the Board of Directors of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı;

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“the Bank”) and its subsidiaries (collectively referred to as the “Group”) as at 31 December 2015 and the related consolidated statement of income, consolidated income and expense items under shareholders’ equity, consolidated statement of changes in shareholders’ equity, consolidated statement of cash flows for the year then ended and a summary of significant accounting policies and other explanatory notes.

Management’s Responsibility for the Consolidated Financial Statements

Bank management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with the “Banking Regulation and Supervision Agency (“BRSA”) Accounting and Reporting Legislation” which includes “Regulation on Accounting Applications for Banks and Safeguarding of Documents” published in the Official Gazette no.26333 dated 1 November 2006, other regulations on accounting records of Banks published by BRSA, circulars and interpretations published by BRSA, and Turkish Accounting Standards for the matters not regulated by the aforementioned legislations and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Independent Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. Our audit was conducted in accordance with the “Regulation on Independent Audit of Banks” published by the BRSA on the Official Gazette No.29314 dated 2 April 2015 and Independent Auditing Standards that are part of Turkish Standards on Auditing published by the Public Oversight Accounting and Auditing Standards Authority (“POA”). Those standards require that ethical requirements are complied with and that the audit is planned and performed to obtain reasonable assurance whether the financial statements are free from material misstatement.

An independent audit involves performing procedures to obtain evidence about the amounts and disclosures in the financial statements. The procedures selected depend on independent auditor’s professional judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to error or fraud. In making those risk assessments, the independent auditor considers internal control relevant to the bank’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the bank’s internal control. An independent audit includes also evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by bank’s management, as well as evaluating the overall presentation of the financial statements.

We believe that the independent audit evidence we have obtained during our audit is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı and its subsidiaries as at 31 December 2015 and the results of its operations and its cash flows for the year then ended in accordance with BRSA Accounting and Reporting Legislation.

Report on Other Responsibilities Arising From Regulatory Requirements

In accordance with subparagraph 4 of Article 402 of the Turkish Commercial Code (“TCC”) No. 6102;
no significant matter has come to our attention that causes us to believe that the Bank’s bookkeeping activities for the period 1 January - 31 December 2015 are not in compliance with TCC and provisions of the Bank’s articles of association in relation to financial reporting.

In accordance with subparagraph 4 of Article 402 of the TCC; the Board of Directors submitted to us the necessary explanations and provided required documents within the context of audit.

Additional Paragraph for Convenience Translation

The effects of differences between accounting principles and standards explained in detail in Section Three and accounting principles generally accepted in countries in which the accompanying consolidated financial statements are to be distributed and International Financial Reporting Standards (“IFRS”) have not been quantified in the accompanying consolidated financial statements. Accordingly, the accompanying consolidated financial statements are not intended to present the financial position, results of operations and changes in financial position and cash flows in accordance with the accounting principles generally accepted in such countries and IFRS.

Başaran Nas Bağımsız Denetim ve

Serbest Muhasebeci Mali Müşavirlik A.Ş.

a member of

PricewaterhouseCoopers

Zeynep Uras, SMMM

Partner

Istanbul, 25 February 2016

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED
CONSOLIDATED FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

CONSOLIDATED FINANCIAL REPORT OF

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONİM ORTAKLIĞI

AND ITS FINANCIAL SUBSIDIARIES

AS OF 31 DECEMBER 2015

Address	: Sultan Selim Mahallesi, Eski Büyükdere Caddesi No:59, Kağıthane / İstanbul
Telephone	: 0212 398 15 15- 0 212 398 10 00
Fax	: 0212 398 11 55
Electronic web site	: www.vakifbank.com.tr
Electronic mail address	: posta@vakifbank.com.tr

The consolidated financial report as at and for the year ended 31 December 2015 prepared in accordance with the Communiqué of Financial Statements and Related Disclosures and Footnotes to be Announced to Public by Banks as regulated by Banking Regulation and Supervision Agency, is comprised of the following sections.

•                                GENERAL INFORMATION ABOUT THE PARENT BANK

•                                CONSOLIDATED FINANCIAL STATEMENTS

•                                DISCLOSURES ON ACCOUNTING POLICIES APPLIED IN THE YEAR

•                                INFORMATION RELATED TO FINANCIAL POSITION AND RISK MANAGEMENT OF THE GROUP

•                                DISCLOSURES AND FOOTNOTES ON CONSOLIDATED FINANCIAL STATEMENTS

•                                OTHER DISCLOSURES AND FOOTNOTES

•                                EXPLANATIONS ON INDEPENDENT AUDITORS’ REPORT

The subsidiaries and associates included in the consolidated financial report are as follows:

SUBSIDIARIES	ASSOCIATES
Güneş Sigorta A.Ş.	Kıbrıs Vakıflar Bankası Ltd.
Vakıf Emeklilik A.Ş.	Türkiye Sınai Kalkınma Bankası A.Ş.
Vakıf Factoring A.Ş.
Vakıf Finansal Kiralama A.Ş.
Vakıf Portföy Yönetimi A.Ş.
Vakıf Yatırım Menkul Değerler A.Ş.
Vakıfbank International AG
Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş.
Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş.

The consolidated financial statements and related disclosures and footnotes as at and for the year ended 31 December 2015 that were independently audited, are prepared in accordance with the Regulation on Accounting Applications for Banks and Safeguarding of Documents, Turkish Accounting Standards, Turkish Financial Reporting Standards and the related statements and guidance and in compliance with the financial records of our Bank. Unless otherwise stated, the accompanying consolidated financial report is presented in thousands of Turkish Lira (TL), and has been independently audited.

25 February 2016

Ramazan GÜNDÜZ	Mehmet Emin ÖZCAN	Sabahattin BİRDAL
Chairman of	Deputy Chairman of the Board	Board Member and
the Board of Directors	and Audit Committee Member	Audit Committee Member

Halil AYDOĞAN	Metin Recep ZAFER	Ferkan MERDAN
General Manager and	Assistant General Manager	Director of Accounting and
Board Member	Financial Affairs

The authorized contact person for questions on this consolidated financial report:

Name-Surname/Title: S. Buğra SÜRÜEL / Manager		Name-Surname/Title: Burcu Sütcü AKDAĞ / Manager Ast.
Phone no	: 0312 591 11 48	Phone no	: +90 312 591 11 93
Fax no	: 0312 591 20 01	Fax no	: +90 312 591 20 01

		Page No:
	SECTION ONE
	General Information
I.	History of the Parent Bank including its incorporation date, initial legal status, amendments to legal status	1
II.	The Parent Bank’s shareholder structure, management and internal audit, direct and indirect shareholders, change in shareholder structure during the period and information on Bank’s risk group	1
III.	Information on the Parent Bank’s chairman and members of the board of directors, audit committee members, general manager, assistant general managers and their shares in the Bank	2-3
IV.	Information on the Parent Bank’s qualified shareholders	3
V.	Information about the services and nature of activities of the Parent Bank	3
VI.	Differences between the communique on preparation of consolidated financial statements of banks and Turkish accounting standards and short explanatıon about the institutions subject to line-by-line method or proportional consolidation and institutions which are deducted from equity or not included in these three methods	4
VII	Current of likely actual or legal barriers to immediate transfer of equity or repayment of debts between the Parent Bank and its subsidiaries	4

	SECTION TWO

	Consolidated Financial Statements
I.	Consolidated balance sheet — Assets	6
II.	Consolidated balance sheet - Liabilities and equity	7
III.	Consolidated off-balance sheet items	8
IV.	Consolidated statement of income	9
V.	Consolidated statement of profit and loss items accounted under shareholders’ equity	10
VI.	Consolidated statement of changes in equity	11-12
VII.	Consolidated statement of cash flows	13
VIII.	Consolidated statement of profit distribution	14

	SECTION THREE

	Accounting Policies
I.	Basis of presentation	15
II.	Strategy for the use of financial instruments and information on foreign currency transactions	16
III.	Information on associates that are consolidated and subsidiaries that are accounted according to equity method	17-18
IV.	Information on forwards, options and other derivative transactions	18
V.	Information on interest income and expenses	19
VI.	Information on fees and commissions	19
VII.	Information on financial assets	19-20
VIII.	Information on impairment of financial assets	21
IX.	Information on offsetting of financial instruments	21
X.	Information on sales and repurchase agreements and securities lending	21
XI.	Information on assets held for sale and discontinued operations	21
XII.	Information on goodwill and other intangible assets	22
XIII.	Information on tangible assets	22-23
XIV.	Information on investment properties	23
XV.	Information on leasing activities	23
XVI.	Information on provisions, contingent assets and liabilities	24
XVII.	Information on obligations of the Group concerning employee rights	24-25
XVIII.	Information on taxation	26-27
XIX	Information on cash and cash equivalents	27
XX.	Additional information on borrowings	28
XXI.	Information on issuance of equity securities	28
XXII.	Information on confirmed bills of exchange and acceptances	28
XXIII.	Information on government incentives	28
XXIV.	Information on segment reporting	28
XXV.	Other matters	28-30

	SECTION FOUR

	Information Related to the Financial Position of the Group
I.	Consolidated capital adequacy ratio	31-38
II.	Consolidated credit risk	38-50
III.	Consolidated market risk	50-52
IV.	Consolidated operational risk	52
V.	Consolidated foreign currency exchange risk	53-55
VI.	Consolidated interest rate risk	56-61
VII.	Consolidated liquidity risk and liquidity coverage ratio	61-69
VIII.	Fair values on financial assets and liabilities	69-71
IX.	Transactions carried out on behalf of customers, items held in trust	71
X.	Consolidated segment reporting	71-73

	SECTION FIVE

	Disclosures and Footnotes on Consolidated Financial Statements
I.	Information and disclosures related to consolidated assets	74-92
II.	Information and disclosures related to consolidated liabilities	93-101
III.	Information and disclosures related to consolidated off-balance sheet items	101-105
IV.	Information and disclosures related to consolidated statement of income	105-110
V.	Information and disclosures related to statement of changes in shareholders’ equity	111
VI.	Information and disclosures related to statement of cash flows	112-113
VII.	Information and disclosures related to Parent Bank’s risk group	113-114
VIII.	Information on domestic, foreign and off-shore branches or investments and foreign representative offices of the Parent Bank	115

	SECTION SIX

	Other Disclosures and Footnotes
I.	Other disclosures on the Parent Bank’s activity	116
II.	Information on the Parent Bank’s rating given by international credit rating institutions	116
III.	Significant events and matters subsequent to balance sheet date that are not resulted	117
IV.	Significant foreign currency exchange rate fluctuations that are subsequent to reporting date	117

	SECTION SEVEN

	Auditors’ Review Report
I.	Information on Auditors’ Review Report	117

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED

FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS

FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION ONE

GENERAL INFORMATION

I.                                                 HISTORY OF THE PARENT BANK INCLUDING ITS INCORPORATION DATE, INITIAL LEGAL STATUS, AMENDMENTS TO LEGAL STATUS

Türkiye Vakıflar Bankası Türk Anonim Ortaklığı (“The Bank” or “The Parent Bank”) was established to operate as stated in the disclosure V of this section, under the authorization of a special law numbered 6219, called “the Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations of Turkish Republic Prime Ministry (“The General Directorate of the Foundations”). The Bank’s statute has not been changed since its establishment.

II.                                            THE PARENT BANK’S SHAREHOLDERS STRUCTURE, MANAGEMENT AND INTERNAL AUDIT, DIRECT AND INDIRECT SHAREHOLDERS, CHANGE IN SHAREHOLDER STRUCTURE DURING THE PERIOD AND INFORMATION ON BANK’S RISK GROUP

The shareholder having control over the shares of the Parent Bank is the General Directorate of the Foundations.

As at 31 December 2015 and 31 December 2014, The Bank’s paid-in capital is TL 2,500,000 divided into 250,000,000,000 shares with each has a nominal value of Kr 1.

The Parent Bank’s shareholders structure as at 31 December 2015 is stated below:

	31 December 2015
Shareholders	Number of Shares (100 unit)	Nominal Value of the Shares – Thousands of TL	Share Percentage (%)

Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058,640	1,075,058	43.00
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,552,666	402,553	16.10
Registered foundations represented by the General Directorate of the Foundations (Group B)	386,224,785	386,225	15.45
Other appendant foundations (Group B)	3,091,997	3,092	0.13
Other registered foundations (Group B)	1,448,543	1,448	0.06
Other real persons and legal entities (Group C)	1,532,753	1,533	0.06
Publicly traded (Group D)	630,090,616	630,091	25.20

Total	2,500,000,000	2,500,000	100.00

1

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED

FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS

FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                                       INFORMATION ON THE PARENT BANK’S CHAIRMAN AND MEMBERS OF THE BOARD OF DIRECTORS, AUDIT COMMITTEE MEMBERS, GENERAL MANAGER, ASSISTANT GENERAL MANAGERS AND THEIR SHARES IN THE BANK

Name and Surname	Responsibility	Date of Appointment	Education	Experience in Banking and Management
Board of Directors
Ramazan GÜNDÜZ	Chairman	29 March 2013	University	37 years
Mehmet Emin ÖZCAN	Deputy Chairman	29 March 2013	University	32 years
Halil AYDOĞAN	Member — General Manager	29 March 2013	University	38 years
İsmail ALPTEKİN	Member	6 April 2009	University	17 years
Dr.Adnan ERTEM	Member	28 October 2010	PHD	27 years
Sabahattin BİRDAL	Member	31 March 2014	University	38 years
Öztürk ORAN	Member	30 April 2014	University	40 years
Şeref AKSAÇ	Member	30 April2014	University	33 years
Audit Committee
Mehmet Emin ÖZCAN	Member	4 April 2014	University	32 years
Sabahattin BİRDAL	Member	4 April 2014	University	38 years
Auditors
Mehmet HALTAŞ	Auditor	19 March 2010	University	38 years
Yunus ARINCI	Auditor	19 March 2010	Master	18 years
Assistant Managers
Metin Recep ZAFER	Accounting and Financial Affairs, Treasury and Foreign Operations, Banking Operations, Consumer Coordination Attendant	13 June 2006	PHD	20 years
Hasan ECESOY	Treasury, International Relations and Investor Relations, Coordination of Foreign Branches	18 June 2010	PHD	22 years
Serdar SATOĞLU	Private Banking, Subsidiaries	2 July 2010	PHD	20 years
Ali Engin EROĞLU

Application Development Departments, System Management, IT Operations and Support, IT Services Planning Department, IT Process Management and Compliance Directorate, Project Management Directorate, Information Security Directorate

		18 August 2010	Master	19 years
Osman DEMREN	Commercial and Corporate Loans, Consumer and SME Loans, Intelligence	6 April 2011	Master	25 years
Muhammet Lütfü ÇELEBİ	Commercial and Corporate Banking, SME Banking, Cash Management Affairs, Insurance Banking	23 October 2013	University	20 years
Mustafa SAYDAM	Human Resources, Support Services, Distribution Channels, Retail Banking, Payment Systems, Payment System Operations	28 October 2013	University	22 years
Mehmet Emin KARAAĞAÇ	Loans and Follow-up, Legal Affairs	8 November 2013	University	26 years

2

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED

FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS

FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

III.                                       INFORMATION ON THE PARENT BANK’S CHAIRMAN AND MEMBERS OF THE BOARD OF DIRECTORS, AUDIT COMMITTEE MEMBERS, GENERAL MANAGER, ASSISTANT GENERAL MANAGERS, AND THEIR SHARES IN THE BANK (Continued)

At the resolution of Parent Bank’s first Board of Directors after 61st Ordinary Meeting of the General Assembly dated 30 March 2015, the distribution of roles has remained the same.

İsmail Alptekin, Member of the Board, holds 59 unquoted shares of Group C of the Parent Bank. The remaining members of the top management listed above do not hold any unquoted shares of the Bank.

IV.                                        INFORMATION ON THE PARENT BANK’S QUALIFIED SHAREHOLDERS

Shareholders	Nominal Value of Shares	Share Percentage	Paid Shares (Nominal)	Unpaid Shares
Registered foundations represented by the General Directorate of the Foundations (Group A)	1,075,058	43.00	1,075,058	—
Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı (Group C)	402,553	16.10	402,553	—
Registered foundations represented by the General Directorate of the Foundations (Group B)	386,225	15.45	386,225	—

The shareholder holding control over the Parent Bank is the General Directorate of the Foundations and Appendant foundations represented by the General Directorate of the Foundations having 58.45% of the Bank’s outstanding shares. Another organization holding qualified share in the Bank is Vakıfbank Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı, having 16.10% of outstanding shares of the Bank.

V.                                             INFORMATION ABOUT THE SERVICES AND NATURE OF ACTIVITIES OF THE PARENT BANK

The Parent Bank was established under the authorization of special law numbered 6219, called “The Law of Türkiye Vakıflar Bankası Türk Anonim Ortaklığı”, on 11 January 1954 within the framework of the authority granted to The General Directorate of the Foundations. Operational activities of the Bank as stated at its Articles of Association are as follows:

•                      Lending loans by granting securities and real estates as collateral,

•                      Establishing or participating in all kinds of insurance corporations already established,

•                      Trading real estates,

•                      Servicing all banking operations and services,

•                      Operating real estates and participating in industrial sectors for corporations handed over by foundations and General Directorate of the Foundations in line with conditions stipulated by agreements if signed.

•                      The Bank is established to render banking services to the foundations and carry out cashier transactions of the General Directorate of Foundations in compliance with the agreements signed by General Directorate of the Foundations.

The Parent Bank and its consolidated subsidiaries are called as “The Group” in the report.

As at 31 December 2015, The Parent Bank has 917 domestic, 3 foreign, in total 920 branches
(31 December 2014: 890 domestic, 3 foreign, in total 893 branches). As at 31 December 2015, The Parent Bank has 15,410 employees (31 December 2014: 14,920 employees).

3

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED

FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS

FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GENERAL INFORMATION (Continued)

VI.                                        DIFFERENCES BETWEEN THE COMMUNIQUE ON PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS OF BANKS AND TURKISH ACCOUNTING STANDARDS AND SHORT EXPLANATION ABOUT THE INSTITUTIONS SUBJECT TO LINE-BY-LINE METHOD OR PROPORTIONAL CONSOLIDATION AND INSTITUTIONS WHICH ARE DEDUCTED FROM EQUITY OR NOT INCLUDED IN THESE THREE METHODS

As at and for the year ended 31 December 2015, the financial statements of T. Vakıflar Bankası T.A.O., Vakıfbank International AG, Vakıf Finansal Kiralama A.Ş., Güneş Sigorta A.Ş., Vakıf Emeklilik A.Ş., Vakıf Faktoring A.Ş., Vakıf Yatırım Menkul Değerler A.Ş., Vakıf Portföy Yönetimi A.Ş., Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. and Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. have been included in the consolidated financial statements of the Group.

As at and for the year ended 31 December 2015, the financial statements of Kıbrıs Vakıflar Bankası Ltd. and Türkiye Sınai Kalkınma Bankası A.Ş. have been consolidated per equity method in the consolidated financial statements of the Group.

İstanbul Takas ve Saklama Bankası A.Ş. and Kredi Garanti Fonu A.Ş. are excluded from the scope of consolidation according to the Communiqué on Preparation of Consolidated Financial Statements. Since Bankalararası Kart Merkezi A.Ş., Kredi Kayıt Bürosu A.Ş., Roketsan Roket Sanayi ve Ticaret A.Ş., Güçbirliği Holding A.Ş. and İzmir Enternasyonel A.Ş. are not financial associates; these associates have not been consolidated. These associates have been accounted for as per TAS-39 in the consolidated financial statements.

Vakıf Enerji ve Madencilik A.Ş., Taksim Otelcilik A.Ş., Vakıf Pazarlama Sanayi ve Ticaret A.Ş. and Vakıf Gayrimenkul Değerleme A.Ş. have not been consolidated since they are not among the financial subsidiaries of the Bank. Therefore, the subsidiaries whose fair value can be reliably measured are reflected in the consolidated financial statements at their fair values.

VII.                                   CURRENT OR LIKELY ACTUAL OR LEGAL BARRIERS TO IMMEDIATE TRANSFER OF EQUITY OR REPAYMENT OF DEBTS BETWEEN THE PARENT BANK AND ITS SUBSIDIARIES

None.

4

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED

FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS

FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION TWO

CONSOLIDATED FINANCIAL STATEMENTS

5

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED BALANCE SHEET (STATEMENT OF FINANCIAL POSITION) AS AT 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Audited Current Period 31 December 2015			Audited Prior Period 31 December 2014
	ASSETS	Notes	TL	FC	Total	TL	FC	Total

I.	CASH AND BALANCES WITH THE CENTRAL BANK	V-I-1	2,134,017	19,355,897	21,489,914	4,126,368	17,764,713	21,891,081
II.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS (Net)	V-I-2	840,168	155,694	995,862	404,672	45,569	450,241
2.1	Financial assets held for trading purpose		840,168	155,694	995,862	404,672	45,569	450,241
2.1.1	Debt securities issued by the governments		312	9,566	9,878	106	8,468	8,574
2.1.2	Equity securities		1,832	—	1,832	1,565	—	1,565
2.1.3	Derivative financial assets held for trading purpose	V-I-2	739,339	146,128	885,467	342,475	37,101	379,576
2.1.4	Other securities		98,685	—	98,685	60,526	—	60,526
2.2	Financial assets designated at fair value through profit or loss		—	—	—	—	—	—
2.2.1	Debt securities issued by the governments		—	—	—	—	—	—
2.2.2	Equity securities		—	—	—	—	—	—
2.2.3	Other securities		—	—	—	—	—	—
2.2.4	Loans		—	—	—	—	—	—
III.	BANKS	V-I-3	1,185,799	4,990,220	6,176,019	784,978	2,783,530	3,568,508
IV.	RECEIVABLES FROM INTERBANK MONEY MARKETS		6,699	—	6,699	9,504	—	9,504
4.1	Interbank money market placements		—	—	—	—	—	—
4.2	Istanbul Stock Exchange money market placements		3,310	—	3,310	3,645	—	3,645
4.3	Receivables from reverse repurchase agreements		3,389	—	3,389	5,859	—	5,859
V.	AVAILABLE-FOR-SALE FINANCIAL ASSETS (Net)	V-I-4	12,100,346	5,235,765	17,336,111	12,631,871	4,239,244	16,871,115
5.1	Equity securities		15	79,238	79,253	15	—	15
5.2	Debt securities issued by the governments		12,100,331	5,028,990	17,129,321	12,629,806	4,085,677	16,715,483
5.3	Other securities		—	127,537	127,537	2,050	153,567	155,617
VI.	LOANS AND RECEIVABLES	V-I-5	88,452,140	37,507,539	125,959,679	76,724,198	29,631,473	106,355,671
6.1	Performing loans and receivables	V-I-5	87,548,356	37,502,389	125,050,745	76,408,786	29,626,228	106,035,014
6.1.1	Loans provided to risk group	V-VII-1	1,071	822	1,893	6,132	123	6,255
6.1.2	Debt securities issued by the governments		—	—	—	—	—	—
6.1.3	Other		87,547,285	37,501,567	125,048,852	76,402,654	29,626,105	106,028,759
6.2	Loans under follow-up		5,071,771	66,342	5,138,113	4,153,756	28,209	4,181,965
6.3	Specific provisions (-)	V-I-5	4,167,987	61,192	4,229,179	3,838,344	22,964	3,861,308
VII.	FACTORING RECEIVABLES		622,754	94,973	717,727	498,067	12,314	510,381
VIII.	HELD-TO-MATURITY INVESTMENT SECURITIES (Net)	V-I-6	7,546,748	130,981	7,677,729	6,761,749	92,844	6,854,593
8.1	Debt securities issued by the governments		7,546,748	—	7,546,748	6,761,749	—	6,761,749
8.2	Other securities		—	130,981	130,981	—	92,844	92,844
IX.	INVESTMENTS IN ASSOCIATES (Net)	V-I-7	295,332	3	295,335	264,184	3	264,187
9.1	Associates, consolidated per equity method		245,549	—	245,549	214,929	—	214,929
9.2	Unconsolidated associates		49,783	3	49,786	49,255	3	49,258
9.2.1	Financial associates		37,434	—	37,434	36,915	—	36,915
9.2.2	Non-Financial associates		12,349	3	12,352	12,340	3	12,343
X.	INVESTMENTS IN SUBSIDIARIES (Net)	V-I-8	271,017	—	271,017	258,927	—	258,927
10.1	Unconsolidated financial subsidiaries		—	—	—	—	—	—
10.2	Unconsolidated non-financial subsidiaries		271,017	—	271,017	258,927	—	258,927
XI.	INVESTMENTS IN JOINT-VENTURES (Net)	V-I-9	—	—	—	—	—	—
11.1	Joint-ventures, consolidated per equity method		—	—	—	—	—	—
11.2	Unconsolidated joint-ventures		—	—	—	—	—	—
11.2.1	Financial joint-ventures		—	—	—	—	—	—
11.2.2	Non-financial joint-ventures		—	—	—	—	—	—
XII.	LEASE RECEIVABLES	V-I-10	318,359	1,007,466	1,325,825	246,618	843,369	1,089,987
12.1	Finance lease receivables		401,084	1,134,987	1,536,071	311,605	962,197	1,273,802
12.2	Operational lease receivables		—	—	—	—	—	—
12.3	Other		—	—	—	—	—	—
12.4	Unearned income (-)		82,725	127,521	210,246	64,987	118,828	183,815
XIII.	DERIVATIVE FINANCIAL ASSETS HELD FOR RISK MANAGEMENT PURPOSE	V-I-11	—	—	—	—	—	—
13.1	Fair value hedges		—	—	—	—	—	—
13.2	Cash flow hedges		—	—	—	—	—	—
13.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XIV.	TANGIBLE ASSETS (Net)	V-I-12	1,648,900	5,218	1,654,118	782,871	2,002	784,873
XV.	INTANGIBLE ASSETS (Net)	V-I-13	201,506	31	201,537	162,074	161	162,235
15.1	Goodwill		—	—	—	—	—	—
15.2	Other intangibles		201,506	31	201,537	162,074	161	162,235
XVI.	INVESTMENT PROPERTIES (Net)	V-I-14	287,726	—	287,726	192,000	—	192,000
XVII.	TAX ASSETS	V-I-15	139,972	2,944	142,916	175,352	6,938	182,290
17.1	Current tax assets	V-I-15	787	2,944	3,731	2,393	6,938	9,331
17.2	Deferred tax assets	V-I-15	139,185	—	139,185	172,959	—	172,959
XVIII.	ASSETS HELD FOR SALE AND ASSETS RELATED TO THE DISCONTINUED OPERATIONS (Net)	V-I-16	994,991	—	994,991	747,482	—	747,482
18.1	Assets held for sale		994,991	—	994,991	747,482	—	747,482
18.2	Assets related to the discontinued operations		—	—	—	—	—	—
XIX.	OTHER ASSETS	V-I-17	2,789,299	1,263,054	4,052,353	2,523,844	834,543	3,358,387

	TOTAL ASSETS		119,835,773	69,749,785	189,585,558	107,294,759	56,256,703	163,551,462

The accompanying explanations and notes form an integral part of these consolidated financial statements.

6

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED BALANCE SHEET (STATEMENT OF FINANCIAL POSITION) AS AT 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Audited Current Period 31 December 2015			Audited Prior Period 31 December 2014
	LIABILITIES AND EQUITY	Notes	TL	FC	Total	TL	FC	Total
I.	DEPOSITS	V-II-1	76,054,788	35,955,209	112,009,997	65,144,101	28,258,512	93,402,613
1.1	Deposits of risk group	V-VII-1	1,209,289	110,608	1,319,897	953,746	63,178	1,016,924
1.2	Other deposits		74,845,499	35,844,601	110,690,100	64,190,355	28,195,334	92,385,689
II.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR TRADING PURPOSE	V-II-2	153,177	151,175	304,352	65,776	204,851	270,627
III.	FUNDS BORROWED	V-II-3	932,351	19,262,696	20,195,047	1,569,623	14,691,032	16,260,655
IV.	INTERBANK MONEY MARKET		9,423,761	3,403,437	12,827,198	10,063,573	6,591,668	16,655,241
4.1	Interbank money market takings		1,150,343	—	1,150,343	200,000	—	200,000
4.2	Istanbul Stock Exchange money market takings		83,157	—	83,157	269,939	—	269,939
4.3	Obligations under repurchase agreements		8,190,261	3,403,437	11,593,698	9,593,634	6,591,668	16,185,302
V.	SECURITIES ISSUED (Net)	V-II-3	3,257,620	7,389,088	10,646,708	2,866,343	7,518,365	10,384,708
5.1	Bills		3,257,620	—	3,257,620	2,866,343	—	2,866,343
5.2	Asset backed securities		—	—	—	—	—	—
5.3	Bonds		—	7,389,088	7,389,088	—	7,518,365	7,518,365
VI.	FUNDS		4,228	—	4,228	20,089	—	20,089
6.1	Funds against borrower’s note		—	—	—	—	—	—
6.2	Other		4,228	—	4,228	20,089	—	20,089
VII.	MISCELLANEOUS PAYABLES		3,647,401	750,360	4,397,761	2,920,619	423,800	3,344,419
VIII.	OTHER EXTERNAL RESOURCES PAYABLE	V-II-4	662,279	1,783,682	2,445,961	573,091	947,128	1,520,219
IX.	FACTORING PAYABLES		—	5	5	—	—	—
X.	LEASE PAYABLES	V-II-5	—	—	—	—	—	—
10.1	Finance lease payables		—	—	—	—	—	—
10.2	Operational lease payables		—	—	—	—	—	—
10.3	Other		—	—	—	—	—	—
10.4	Deferred finance leasing expenses (- )		—	—	—	—	—	—
XI.	DERIVATIVE FINANCIAL LIABILITIES HELD FOR RISK MANAGEMENT PURPOSE	V-II-6	—	—	—	—	—	—
11.1	Fair value hedges		—	—	—	—	—	—
11.2	Cash flow hedges		—	—	—	—	—	—
11.3	Hedges of net investment in foreign operations		—	—	—	—	—	—
XII.	PROVISIONS		5,025,269	31,277	5,056,546	4,086,058	25,879	4,111,937
12.1	General provisions	V-II-7	1,944,150	13,453	1,957,603	1,591,002	12,240	1,603,242
12.2	Restructuring reserves		—	—	—	—	—	—
12.3	Reserve for employee benefits		700,635	1,544	702,179	626,273	838	627,111
12.4	Insurance technical provisions (Net)		2,082,428	9,127	2,091,555	1,633,739	8,973	1,642,712
12.5	Other provisions	V-II-7	298,056	7,153	305,209	235,044	3,828	238,872
XIII.	TAX LIABILITIES	V-II-8	531,561	7,888	539,449	485,576	8,419	493,995
13.1	Current tax liabilities		514,681	1,678	516,359	477,758	1,029	478,787
13.2	Deferred tax liabilities	V-I-15	16,880	6,210	23,090	7,818	7,390	15,208
XIV.	PAYABLES FOR ASSETS HELD FOR SALE AND ASSETS RELATED TO DISCONTINUED OPERATIONS (Net)	V-II-9	—	—	—	—	—	—
14.1	Payables related to the assets held for sale		—	—	—	—	—	—
14.2	Payables related to the discontinued operations		—	—	—	—	—	—
XV.	SUBORDINATED LOANS	V-II-10	—	4,155,551	4,155,551	—	2,126,436	2,126,436
XVI.	EQUITY		16,437,456	565,299	17,002,755	14,408,274	552,249	14,960,523
16.1	Paid-in capital	V-II-11	2,500,000	—	2,500,000	2,500,000	—	2,500,000
16.2	Capital reserves		1,390,356	257,405	1,647,761	1,025,056	280,801	1,305,857
16.2.1	Share premium		727,780	—	727,780	727,780	—	727,780
16.2.2	Share cancellation profits		—	—	—	—	—	—
16.2.3	Valuation differences of the marketable securities	V-II-11	(227,394)	257,405	30,011	240,729	280,801	521,530
16.2.4	Revaluation surplus on tangible assets		940,657	—	940,657	52,864	—	52,864
16.2.5	Revaluation surplus on intangible assets		—	—	—	—	—	—
16.2.6	Revaluation surplus on investment properties		—	—	—	—	—	—
16.2.7	Bonus shares of associates, subsidiaries and joint-ventures		3,683	—	3,683	3,683	—	3,683
16.2.8	Hedging reserves (effective portion)		—	—	—	—	—	—
16.2.9	Revaluation surplus on assets held for sale and assets related to the discontinued operations		—	—	—	—	—	—
16.2.10	Other capital reserves		(54,370)	—	(54,370)	—	—	—
16.3	Profit reserves		10,163,563	170,099	10,333,662	8,664,406	130,184	8,794,590
16.3.1	Legal reserves		1,228,224	7,942	1,236,166	1,062,732	6,513	1,069,245
16.3.2	Status reserves		6,337	—	6,337	6,337	—	6,337
16.3.3.	Extraordinary reserves		8,475,454	4,594	8,480,048	7,341,533	4,594	7,346,127
16.3.4.	Other profit reserves		453,548	157,563	611,111	253,804	119,077	372,881
16.4	Profit or loss		1,921,411	94,530	2,015,941	1,772,859	101,133	1,873,992
16.4.1	Prior years’ profit/loss		(34,277)	101,630	67,353	(14,354)	82,669	68,315
16.4.2	Current period’s profit/loss		1,955,688	(7,100)	1,948,588	1,787,213	18,464	1,805,677
16.5	Non-controlling interest		462,126	43,265	505,391	445,953	40,131	486,084

	TOTAL LIABILITIES AND EQUITY		116,129,891	73,455,667	189,585,558	102,203,123	61,348,339	163,551,462

The accompanying explanations and notes form an integral part of these consolidated financial statements.

7

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED OFF-BALANCE SHEET AS AT 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

			Audited Current Period 31 December 2015			Audited Prior Period 31 December 2014
		Notes	TL	FC	TOTAL	TL	FC	TOTAL
A.	OFF-BALANCE SHEET COMMITMENTS AND CONTINGENCIES (I+II+III)		54,303,859	64,173,751	118,477,610	42,988,855	49,879,901	92,868,756
I.	GUARANTEES AND SURETIES	V-III-2-4	22,126,363	10,993,538	33,119,901	16,892,950	11,782,097	28,675,047
1.1	Letters of guarantee	V-III-1	21,980,769	4,816,824	26,797,593	16,842,349	4,616,458	21,458,807
1.1.1	Guarantees subject to State Tender Law		2,542,809	2,199,589	4,742,398	1,869,107	2,266,261	4,135,368
1.1.2	Guarantees given for foreign trade operations		1,030,530	—	1,030,530	913,389	—	913,389
1.1.3	Other letters of guarantee		18,407,430	2,617,235	21,024,665	14,059,853	2,350,197	16,410,050
1.2	Bank acceptances		86,762	1,389,251	1,476,013	20,836	1,943,257	1,964,093
1.2.1	Import letter of acceptance		1,590	189,471	191,061	2,190	78,990	81,180
1.2.2	Other bank acceptances		85,172	1,199,780	1,284,952	18,646	1,864,267	1,882,913
1.3	Letters of credit		16,306	4,772,403	4,788,709	—	5,212,911	5,212,911
1.3.1	Documentary letters of credit		16,306	4,772,403	4,788,709	—	5,212,911	5,212,911
1.3.2	Other letters of credit		—	—	—	—	—	—
1.4	Guaranteed pre-financings		—	2,314	2,314	—	1,845	1,845
1.5	Endorsements		—	—	—	—	—	—
1.5.1	Endorsements to the Central Bank of Republic of Turkey		—	—	—	—	—	—
1.5.2	Other endorsements		—	—	—	—	—	—
1.6	Marketable securities underwriting commitments		—	—	—	—	—	—
1.7	Factoring related guarantees		42,526	2,224	44,750	29,765	5,023	34,788
1.8	Other guarantees		—	10,522	10,522	—	2,603	2,603
1.9	Other sureties		—	—	—	—	—	—
II.	COMMITMENTS		21,560,921	13,287,107	34,848,028	19,426,933	7,734,462	27,161,395
2.1	Irrevocable commitments		19,153,861	3,897,112	23,050,973	17,917,041	2,878,768	20,795,809
2.1.1	Asset purchase commitments	V-III-1	112,420	3,730,953	3,843,373	46,228	2,640,634	2,686,862
2.1.2	Deposit purchase and sales commitments		—	—	—	—	—	—
2.1.3	Share capital commitments to associates and subsidiaries	V-III-1	—	—	—	—	—	—
2.1.4	Loan granting commitments	V-III-1	8,482,816	11,931	8,494,747	8,053,342	14,859	8,068,201
2.1.5	Securities issuance brokerage commitments		—	—	—	—	—	—
2.1.6	Commitments for reserve deposit requirements		—	—	—	—	—	—
2.1.7	Commitments for cheque payments	V-III-1	1,805,569	—	1,805,569	1,638,976	—	1,638,976
2.1.8	Tax and fund obligations on export commitments		—	—	—	—	—	—
2.1.9	Commitments for credit card limits	V-III-1	7,399,361	—	7,399,361	7,641,987	—	7,641,987
2.1.10	Commitments for credit card and banking operations promotions		196,037	—	196,037	247,938	—	247,938
2.1.11	Receivables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.12	Payables from “short” sale commitments on securities		—	—	—	—	—	—
2.1.13	Other irrevocable commitments		1,157,658	154,228	1,311,886	288,570	223,275	511,845
2.2	Revocable commitments		2,407,060	9,389,995	11,797,055	1,509,892	4,855,694	6,365,586
2.2.1	Revocable loan granting commitments		2,407,060	9,389,995	11,797,055	1,509,892	4,817,757	6,327,649
2.2.2	Other revocable commitments		—	—	—	—	37,937	37,937
III.	DERIVATIVE FINANCIAL INSTRUMENTS	V-III-5	10,616,575	39,893,106	50,509,681	6,668,972	30,363,342	37,032,314
3.1	Derivative financial instruments held for risk management		—	—	—	—	—	—
3.1.1	Fair value hedges		—	—	—	—	—	—
3.1.2	Cash flow hedges		—	—	—	—	—	—
3.1.3	Net foreign investment hedges		—	—	—	—	—	—
3.2	Trading derivatives		10,616,575	39,893,106	50,509,681	6,668,972	30,363,342	37,032,314
3.2.1	Forward foreign currency purchases/sales		211,514	257,246	468,760	242,929	312,275	555,204
3.2.1.1	Forward foreign currency purchases		106,014	128,693	234,707	121,619	156,202	277,821
3.2.2.2	Forward foreign currency sales		105,500	128,553	234,053	121,310	156,073	277,383
3.2.2	Currency and interest rate swaps		9,535,325	31,037,511	40,572,836	5,782,733	22,857,662	28,640,395
3.2.2.1	Currency swaps-purchases		4,474,398	12,245,882	16,720,280	1,810,386	11,235,508	13,045,894
3.2.2.2	Currency swaps-sales		4,160,927	6,377,871	10,538,798	3,772,347	4,343,916	8,116,263
3.2.2.3	Interest rate swaps-purchases		450,000	6,206,879	6,656,879	100,000	3,639,119	3,739,119
3.2.2.4	Interest rate swaps-sales		450,000	6,206,879	6,656,879	100,000	3,639,119	3,739,119
3.2.3	Currency, interest rate and security options		258,134	255,396	513,530	385,290	671,258	1,056,548
3.2.3.1	Currency call options		65,004	185,976	250,980	192,645	335,629	528,274
3.2.3.2	Currency put options		193,130	69,420	262,550	192,645	335,629	528,274
3.2.3.3	Interest rate call options		—	—	—	—	—	—
3.2.3.4	Interest rate put options		—	—	—	—	—	—
3.2.3.5	Security call options		—	—	—	—	—	—
3.2.3.6	Security put options		—	—	—	—	—	—
3.2.4	Currency futures		—	—	—	—	—	—
3.2.4.1	Currency futures-purchases		—	—	—	—	—	—
3.2.4.2	Currency futures-sales		—	—	—	—	—	—
3.2.5	Interest rate futures		—	—	—	—	—	—
3.2.5.1	Interest rate futures-purchases		—	—	—	—	—	—
3.2.5.2	Interest rate futures-sales		—	—	—	—	—	—
3.2.6	Other		611,602	8,342,953	8,954,555	258,020	6,522,147	6,780,167
B.	CUSTODY AND PLEDGED ITEMS (IV+V+VI)		900,903,931	422,152,366	1,323,056,297	707,625,482	298,960,692	1,006,586,174
IV.	ITEMS HELD IN CUSTODY		75,156,434	3,413,733	78,570,167	59,034,803	2,220,606	61,255,409
4.1	Customers’ securities held		682,348	28,306	710,654	519,902	22,567	542,469
4.2	Investment securities held in custody		63,234,788	118,086	63,352,874	48,314,735	94,082	48,408,817
4.3	Checks received for collection		9,151,798	2,345,788	11,497,586	8,405,605	1,486,159	9,891,764
4.4	Commercial notes received for collection		1,265,535	450,126	1,715,661	1,197,188	254,511	1,451,699
4.5	Other assets received for collection		2,152	116	2,268	2,152	93	2,245
4.6	Assets received through public offering		—	—	—	—	6,818	6,818
4.7	Other items under custody		24,796	66,158	90,954	17,091	87,256	104,347
4.8	Custodians		795,017	405,153	1,200,170	578,130	269,120	847,250
V.	PLEDGED ITEMS		235,457,258	82,272,386	317,729,644	180,417,729	59,408,743	239,826,472
5.1	Securities		435,618	14,171	449,789	242,862	18,614	261,476
5.2	Guarantee notes		793,282	429,076	1,222,358	944,683	232,965	1,177,648
5.3	Commodities		28,164,121	681,732	28,845,853	25,696,626	590,812	26,287,438
5.4	Warranties		—	—	—	—	—	—
5.5	Real estates		191,799,623	67,309,165	259,108,788	142,345,512	47,319,679	189,665,191
5.6	Other pledged items		13,661,436	13,683,601	27,345,037	10,335,024	11,114,594	21,449,618
5.7	Pledged items-depository		603,178	154,641	757,819	853,022	132,079	985,101
VI.	CONFIRMED BILLS OF EXCHANGE AND SURETIES		590,290,239	336,466,247	926,756,486	468,172,950	237,331,343	705,504,293

	TOTAL OFF-BALANCE SHEET ITEMS (A+B)		955,207,790	486,326,117	1,441,533,907	750,614,337	348,840,593	1,099,454,930

The accompanying explanations and notes form an integral part of these consolidated financial statements.

8

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED OFF-BALANCE SHEET AS AT 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Audited Current Period 31 December 2015	Audited Prior Period 31 December 2014

I.	INTEREST INCOME		13,973,432	11,664,524
1.1	Interest income from loans	V-IV-1	11,598,337	9,393,240
1.2	Interest income from reserve deposits		38,684	2,015
1.3	Interest income from banks	V-IV-1	78,724	67,307
1.4	Interest income from money market transactions		1,633	931
1.5	Interest income from securities portfolio	V-IV-1	2,072,208	2,061,241
1.5.1	Trading financial assets	V-IV-1	6,775	11,253
1.5.2	Financial assets designated at fair value through profit or loss		—	—
1.5.3	Available-for-sale financial assets	V-IV-1	1,409,589	1,489,664
1.5.4	Held-to-maturity investments	V-IV-1	655,844	560,324
1.6	Finance lease income		102,526	80,667
1.7	Other interest income		81,320	59,123
II.	INTEREST EXPENSE		8,238,164	6,809,744
2.1	Interest expense on deposits	V-IV-2	6,115,699	5,043,936
2.2	Interest expense on funds borrowed	V-IV-2	362,500	243,009
2.3	Interest expense on money market transactions		886,728	925,913
2.4	Interest expense on securities issued	V-IV-2	595,176	445,715
2.5	Other interest expenses		278,061	151,171
III.	NET INTEREST INCOME (I — II)		5,735,268	4,854,780
IV.	NET FEES AND COMMISSIONS INCOME		870,329	674,456
4.1	Fees and commissions received		1,351,513	1,109,503
4.1.1	Non-cash loans		186,784	162,970
4.1.2	Others		1,164,729	946,533
4.2	Fees and commissions paid		481,184	435,047
4.2.1	Non-cash loans		1,148	918
4.2.2	Others		480,036	434,129
V.	DIVIDEND INCOME	V-IV-3	37,169	12,229
VI.	TRADING INCOME/LOSSES (Net)	V-IV-4	139,931	248,795
6.1	Trading account income/losses	V-IV-4	46,761	176,073
6.2	Income/losses from derivative financial instruments	V-IV-4	(29,129)	(39,189)
6.3	Foreign exchange gains/losses	V-IV-4	122,299	111,911
VII.	OTHER OPERATING INCOME	V-IV-5	2,036,648	2,119,791
VIII.	TOTAL OPERATING PROFIT (III+IV+V+VI+VII)		8,819,345	7,910,051
IX.	PROVISION FOR LOSSES ON LOANS AND OTHER RECEIVABLES (-)	V-IV-6	1,635,860	1,747,665
X.	OTHER OPERATING EXPENSES (-)	V-IV-7	4,817,078	3,903,605
XI.	NET OPERATING PROFIT/LOSS (VIII-IX-X)		2,366,407	2,258,781
XII.	INCOME RESULTED FROM MERGERS		—	—
XIII.	INCOME/LOSS FROM INVESTMENTS UNDER EQUITY ACCOUNTING		34,617	33,077
XIV.	GAIN/LOSS ON NET MONETARY POSITION		—	—
XV.	INCOME/LOSS FROM CONTINUING OPERATIONS BEFORE TAXES (XI+XII+XIII+XIV)	V-IV-8	2,401,024	2,291,858
XVI.	CONTINUING OPERATIONS PROVISION FOR TAXES	V-IV-9	(527,111)	(478,015)
16.1	Current tax charges	V-IV-11	(417,396)	(612,250)
16.2	Deferred tax credits	V-IV-11	(109,715)	134,235
XVII.	NET INCOME/LOSS AFTER TAXES FROM CONTINUING OPERATIONS (XV±XVI)	V-IV-12	1,873,913	1,813,843
XVIII.	INCOME FROM DISCONTINUED OPERATIONS		—	—
18.1	Income from investment properties		—	—
18.2	Income from sales of subsidiaries, affiliates and joint-ventures		—	—
18.3	Other income from discontinued activities		—	—
XIX.	EXPENSES FROM DISCONTINUED OPERATIONS(-)		—	—
19.1	Investment property expenses		—	—
19.2	Losses from sales of subsidiaries, affiliates and joint ventures		—	—
19.3	Other expenses from discontinued activities		—	—
XX.	INCOME/LOSS FROM DISCONTINUED OPERATIONS BEFORE TAXES(XVIII-XIX)		—	—
XXI.	DISCONTINUED OPERATIONS PROVISION FOR TAXES(±)		—	—
21.1	Current tax charge		—	—
21.2	Deferred tax charge		—	—
XXII.	NET INCOME/LOSS AFTER TAXES FROM DISCONTINUED OPERATIONS(XX±XXI)		—	—
XXIII.	NET PROFIT/LOSS (XVI+XXII)	V-IV-12	1,873,913	1,813,843

23.1.	Equity holders of the Bank		1,948,588	1,805,677
23.2.	Non-controlling interest(-)	V-IV-13	(74,675)	8,166
	Earnings per 100 Share (full TL)	III-XXIV	0.7496	0.7255

The accompanying explanations and notes form an integral part of these consolidated financial statements.

9

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED STATEMENT OF PROFIT AND LOSS ITEMS

ACCOUNTED UNDER SHAREHOLDERS’ EQUITY FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

GAINS AND LOSSES RECOGNIZED IN EQUITY		Notes	Audited Current Period 31 December 2015	Audited Prior Period 31 December 2014

I.	VALUATION DIFFERENCES OF AVAILABLE FOR SALE FINANCIAL ASSETS RECOGNIZED IN VALUATION DIFFERENCES OF MARKETABLE SECURITIES	V-V-6	(585,086)	823,760
II.	REVALUATION SURPLUS ON TANGIBLE ASSETS		791,080	—
III.	REVALUATION SURPLUS ON INTANGIBLE ASSETS		—	—
IV.	CURRENCY TRANSLATION DIFFERENCES		42,762	(15,664)
V.	GAINS/(LOSSES) FROM CASH FLOW HEDGES (Effective Portion of Fair Value Changes)		—	—
VI.	GAINS/(LOSSES) FROM NET FOREIGN INVESTMENT HEDGES (Effective portion)		—	—
VII.	EFFECTS OF CHANGES IN ACCOUNTING POLICIES AND ERRORS		—	—
VIII.	OTHER GAINS AND LOSSES RECOGNIZED IN EQUITY IN ACCORDANCE WITH TAS		(49,238)	(34,075)
IX.	DEFERRED TAXES DUE TO VALUATION DIFFERENCES	V-V-6	70,314	(153,802)
X.	NET GAINS/LOSSES RECOGNIZED DIRECTLY IN EQUITY (I+II+...+IX)		269,832	620,219
XI.	CURRENT PERIOD’S PROFIT/(LOSS)		1,873,913	1,813,843
11.1	Change in fair value of securities (transfers to the statement of income)	V-V-6	36,105	168,124
11.2	Gains/Losses recognized in the statement of income due to reclassification of cash flow hedges		—	—
11.3	Gains/Losses recognized in the statement of income due to reclassification of net foreign investment hedges		—	—
11.4	Others		1,837,808	1,645,719

XII.	TOTAL GAINS AND LOSSES RECOGNIZED DURING THE PERIOD (X+XI)		2,143,745	2,434,062

The accompanying explanations and notes form an integral part of these consolidated financial statements.

10

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	Audited	Notes	Paid in Capital	Capital Reserves from Inflation Adj. to Paid in Capital	Share Premium	Cancellation Share Profits	Legal Reserves	Status Reserves	Extraordinary Reserves	Other Profit Reserves	Current Year’s Net Profit/(Loss)	Prior Period’s Net Profit/(Loss)	Valuation Differences of the Marketable Securities	Revaluation Surplus on Tangible, Intangible Assets and Investment Property	Bonus Shares of Associates, Subsidiaries and Joint Ventures	Hedging Reserves	Revaluation Surp. On Assets Held for Sale and Assets of Discount. Op.s.	Shareholders’ Equity before Minority Shares	Non- controlling Interest	Total Shareholders’ Equity
	Prior Period — 31 December 2014
I.	Balances at the beginning of the period		2,500,000	—	726,686	—	904,166	6,337	6,007,191	420,752	—	1,688,833	(149,719)	51,329	6,282	—	—	12,161,857	309,101	12,470,958
	Changes during the period		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
II.	Mergers		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
III.	Valuation differences of the marketable securities		—	—	—	—	—	—	—	—	—	—	671,249	—	—	—	—	671,249	3,006	674,255
IV.	Hedging reserves		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	(2,599)	—	—	(2,599)	—	(2,599)
VIII.	Translation differences		—	—	—	—	—	—	—	(14,098)	—	—	—	—	—	—	—	(14,098)	(1,566)	(15,664)
IX.	Changes resulted from disposal of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Group’s equity		—	—	—	—	—	—	—	—	—	(777)	—	—	—	—	—	(777)	—	(777)
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Other		—	—	1,094	—	860	—	5,824	(33,886)	—	(20,762)	—	—	—	—	—	(46,870)	169,748	122,878
XVII.	Current period’s net profit/loss		—	—	—	—	—	—	—	—	1,805,677	—	—	—	—	—	—	1,805,677	8,166	1,813,843
XVIII	Profit distribution		—	—	—	—	164,219	—	1,333,112	113	—	(1,598,979)	—	1,535	—	—	—	(100,000)	(2,371)	(102,371)
18.1	Dividends	V-V-5	—	—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	(100,000)	(2,371)	(102,371)
18.2	Transferred to reserves	V-V-5	—	—	—	—	164,219	—	1,333,112	113	—	(1,498,979)	—	1,535	—	—	—	—	—	—
18.3	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Balances at the end of the period		2,500,000	—	727,780	—	1,069,245	6,337	7,346,127	372,881	1,805,677	68,315	521,530	52,864	3,683	—	—	14,474,439	486,084	14,960,523

The accompanying explanations and notes form an integral part of these consolidated financial statements.

11

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED STATEMENT OF CHANGES IN EQUITY FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

	Audited	Notes	Paid in Capital	Capital Reserves from Inflation Adj.s to Paid in Capital	Share Premium	Share Cancellation Profits	Legal Reserves	Status Reserves	Extraordinary Reserves	Other Profit Reserves	Current Year’s Net Profit/(Loss)	Prior Period’s Net Profit/(Loss)	Valuation Differences of the Marketable Securities	Revaluation Surplus on Tangible, Intangible Assets and Investment Property	Bonus Shares of Associates, Subsidiaries and Joint Ventures	Hedging Reserves	Revaluation Surp. On Assets Held for Sale and Assets of Discount. Op.s.	Shareholders’ Equity before Minority Shares	Non- controlling Interest	Total Shareholders’ Equity
	Current Period — 31 December 2015
I.	Balances at the beginning of the period		2,500,000	—	727,780	—	1,069,245	6,337	7,346,127	372,881	—	1,873,992	521,530	52,864	3,683	—	—	14,474,439	486,084	14,960,523
	Changes during the period		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
II.	Mergers		—	—	—	—	—	—	—	—	—	—	(479,644)	—	—	—	—	(479,644)	459	(479,185)
III.	Valuation differences of the marketable securities		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
IV.	Hedging reserves		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.1	Cash flow hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
4.2	Net investment hedges		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
V.	Revaluation surplus on tangible assets		—	—	—	—	—	—	—	—	—	(638)	—	653,011	—	—	—	652,373	91,356	743,729
VI.	Revaluation surplus on intangible assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VII.	Bonus shares of associates, subsidiaries and joint-ventures		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
VIII.	Translation differences		—	—	—	—	—	—	—	38,486	—	—	—	—	—	—	—	38,486	4,276	42,762
IX.	Changes resulted from disposal of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
X.	Changes resulted from reclassifications of the assets		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XI.	Effect of change in equities of associates on the Group’s equity		—	—	—	—	—	—	—	—	—	(26,975)	(11,875)	—	—	—	—	(38,850)	—	(38,850)
XII.	Capital increase		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.1	Cash		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
12.2	Internal sources		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIII.	Share issuance		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XIV.	Share cancellation profits		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XV.	Capital reserves from inflation adjustments to paid-in capital		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
XVI.	Other		—	—	—	—	—	—	11	1,961	—	—	—	—	—	—	—	1,972	(596)	1,376
XVII.	Current period’s net profit/loss		—	—	—	—	—	—	—	—	1,948,588	—	—	—	—	—	—	1,948,588	(74,675)	1,873,913
XVIII	Profit distribution		—	—	—	—	166,921	—	1,133,910	143,413	—	(1,779,026)	—	234,782	—	—	—	(100,000)	(1,513)	(101,513)
18.1	Dividends	V-V-5	—	—	—	—	—	—	—	—	—	(100,000)	—	—	—	—	—	(100,000)	(1,513)	(101,513)
18.2	Transferred to reserves	V-V-5	—	—	—	—	166,921	—	1,133,910	143,413	—	(1,679,026)	—	234,782	—	—	—	—	—	—
18.3	Other		—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

	Balances at the end of the period		2,500,000	—	727,780	—	1,236,166	6,337	8,480,048	556,741	1,948,588	67,353	30,011	940,657	3,683	—	—	16,497,364	505,391	17,002,755

The accompanying explanations and notes form an integral part of these consolidated financial statements.

12

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Audited Current Period 31 December 2015	Audited Prior Period 31 December 2014
A.	CASH FLOWS FROM BANKING OPERATIONS

1.1	Operating profit before changes in operating assets and liabilities		3,238,846	3,209,873
1.1.1	Interests received		13,135,951	10,753,156
1.1.2	Interests paid		(8,073,427)	(6,710,476)
1.1.3	Dividends received		5,483	5,869
1.1.4	Fee and commissions received		1,351,513	1,109,503
1.1.5	Other income		1,106,645	1,231,954
1.1.6	Collections from previously written-off loans and other receivables	V-I-5	1,018,600	707,442
1.1.7	Payments to personnel and service suppliers		(1,715,096)	(1,415,182)
1.1.8	Taxes paid		(691,055)	(556,581)
1.1.9	Other	V-VI-1	(2,899,768)	(1,915,812)

1.2	Changes in operating assets and liabilities		(3,851,919)	(3,116,050)
1.2.1	Net (increase) decrease in financial assets held for trading purpose		(42,630)	141,710
1.2.2	Net (increase) decrease in financial assets valued at fair value through profit or loss		—	—
1.2.3	Net (increase) decrease in due from banks and other financial institutions		(2,341,828)	(345,515)
1.2.4	Net (increase) decrease in loans		(20,944,190)	(19,225,256)
1.2.5	Net (increase) decrease in other assets		(433,611)	(31,827)
1.2.6	Net increase (decrease) in bank deposits		722,756	721,273
1.2.7	Net increase (decrease) in other deposits		17,810,595	9,627,944
1.2.8	Net increase (decrease) in funds borrowed		3,813,977	3,932,304
1.2.9	Net increase (decrease) in matured payables		—	—
1.2.10	Net increase (decrease) in other liabilities	V-VI-1	(2,436,988)	2,063,317

I.	Net cash flow from banking operations		(613,073)	93,823

B.	CASH FLOWS FROM INVESTING ACTIVITIES

II.	Net cash flow from investing activities		(1,615,919)	(405,045)

2.1	Cash paid for purchase of associates, subsidiaries and joint-ventures		—	(205,714)
2.2	Proceeds from disposal of associates, subsidiaries and joint-ventures		—	—
2.3	Cash paid for purchase of tangible assets		(858,423)	(175,892)
2.4	Proceeds from disposal of tangible assets		580,786	459,768
2.5	Cash paid for purchase of available-for-sale financial assets		(4,215,603)	(5,907,461)
2.6	Proceeds from disposal of available-for-sale financial assets		3,410,191	6,871,852
2.7	Cash paid for purchase of held-to-maturity investments		(1,610,704)	(2,869,774)
2.8	Proceeds from disposal of held-to-maturity investments		1,129,187	1,466,184
2.9	Other	V-VI-1	(51,353)	(44,008)

C.	CASH FLOWS FROM FINANCING ACTIVITIES

III.	Net cash flow from financing activities		2,125,686	3,409,685

3.1	Cash obtained from funds borrowed and securities issued		9,840,198	8,540,424
3.2	Cash used for repayment of funds borrowed and securities issued		(7,612,999)	(5,028,368)
3.3	Equity instruments issued		—	—
3.4	Dividends paid		(101,513)	(102,371)
3.5	Repayments for finance leases		—	—
3.6	Other		—	—

IV.	Effect of change in foreign exchange rates on cash and cash equivalents	V-VI-1	(30,472)	4,539

V.	Net (decrease) / increase in cash and cash equivalents		(133,778)	3,103,002

VI.	Cash and cash equivalents at the beginning of the period	V-VI-4	9,190,905	6,087,903

VII.	Cash and cash equivalents at the end of the period	V-VI-4	9,057,127	9,190,905

The accompanying explanations and notes form an integral part of these consolidated financial statements.

13

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED

CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN

TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES CONSOLIDATED STATEMENT OF PROFIT DISTRIBUTION

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

		Notes	Current Period 31 December 2015	Prior Period 31 December 2014
I.	DISTRIBUTION OF CURRENT YEAR PROFIT(***)

1.1	CURRENT YEAR’S PROFIT		2,470,293	2,213,676
1.2	TAXES AND LEGAL DUTIES PAYABLE		(540,184)	(460,403)
1.2.1	Corporate tax (income tax)	V-IV-11	(404,310)	(601,519)
1.2.2	Withholding tax		—	—
1.2.3	Other taxes and duties (**)	V-IV-11	(135,874)	141,116

A.	NET PROFIT FOR THE YEAR		1,930,109	1,753,273

1.3	DEFERED TAX INCOME TRANSFERRED TO OTHER RESERVES	V-IV-11	—	(141,116)

B.	NET PROFIT FOR THE YEAR AFTER DEFERRED TAX INCOME		1,930,109	1,612,157

1.4	ACCUMULATED LOSSES		—	—
1.5	FIRST LEGAL RESERVES	V-V-5	—	(80,607)
1.6	OTHER STATUTORY RESERVES	V-V-5	—	(80,607)

C.	NET PROFIT AVAILABLE FOR DISTRIBUTION(*)		—	1,450,943

1.7	FIRST DIVIDEND TO SHAREHOLDERS		—	100,000
1.7.1	To owners of ordinary shares		—	100,000
1.7.2	To owners of privileged shares		—	—
1.7.3	To owners of redeemed shares		—	—
1.7.4	To profit sharing bonds		—	—
1.7.5	To holders of profit and loss sharing certificates		—	—
1.8	DIVIDENDS TO PERSONNEL		—	—
1.9	DIVIDENDS TO BOARD OF DIRECTORS		—	—
1.10	SECOND DIVIDEND TO SHAREHOLDERS		—	—
1.10.1	To owners of ordinary shares		—	—
1.10.2	To owners of privileged shares		—	—
1.10.3	To owners of redeemed shares		—	—
1.10.4	To profit sharing bonds		—	—
1.10.5	To holders of profit and loss sharing certificates		—	—
1.11	SECOND LEGAL RESERVES		—	—
1.12	STATUS RESERVES		—	—
1.13	EXTRAORDINARY RESERVES	V-V-5	—	1,114,821
1.14	OTHER RESERVES		—	—
1.15	SPECIAL FUNDS	V-V-5	—	236,122

II.	DISTRIBUTION FROM RESERVES		—	—

2.1	DISTRIBUTION OF RESERVES		—	—
2.2	SECOND LEGAL RESERVES		—	—
2.3	DIVIDENTS TO SHAREHOLDERS		—	—
2.3.1	To owners of ordinary shares		—	—
2.3.2	To owners of privileged shares		—	—
2.3.3	To owners of redeemed shares		—	—
2.3.4	To profit sharing bonds		—	—
2.3.5	To holders of profit and loss sharing certificates		—	—
2.4	DIVIDENDS TO PERSONNEL		—	—
2.5	DIVIDENDS TO BOARD OF DIRECTORS		—	—

III.	EARNINGS PER SHARE		—	—

3.1	TO OWNERS OF ORDINARY SHARES (Earning per 100 shares)		0.7720	0.7013
3.2	TO OWNERS OF ORDINARY SHARES (% )		77.20	70.13
3.3	TO OWNERS OF PRIVILEGED SHARES		—	—
3.4	TO OWNERS OF PRIVILEGED SHARES (% )		—	—

IV.	DIVIDEND PER SHARE		—	—

4.1	TO OWNERS OF ORDINARY SHARES		—	0.0400
4.2	TO OWNERS OF ORDINARY SHARES (% )		—	4.00
4.3	TO OWNERS OF PRIVILEGED SHARES		—	—
4.4	TO OWNERS OF PRIVILEGED SHARES (% )		—	—

(*)                                 As of report date, distributable net profit of the period is not shown as any decision regarding the 2015 profit distribution is not taken.

(**)                          The amount shown in the other taxes and legal liabilities is deferred income/expense tax, and deferred tax income is not subject to profit distribution.

(***)                   Profit distribution is made according to unconsolidated financial statements of the Parent Bank.

14

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION THREE

ACCOUNTING POLICIES

I.                                                 BASIS OF PRESENTATION

The consolidated financial statements are prepared within the scope of the “Regulation on Accounting Applications for Banks and Safeguarding of Documents” related with Banking Act numbered 5411 published in the Official Gazette no.26333 dated 1 November 2006 and other regulations related to reporting principles on accounting records of banks published by Banking Regulation and Supervision Agency and its circulars and interpretations (together referred as BRSA Accounting and Reporting Legislation) and in case where a specific regulation is not made by BRSA, Turkish Accounting Standards, within the scope of reporting Turkish Accounting Standards and Turkish Financial Reporting Standards (“TFRS”) and related appendices and interpretations (referred as “Turkish Accounting Standards” or “TAS”) put into effect by Public Oversight Accounting and Auditing Standards Authority (“POA”).

The preparation of financial statements requires the use of certain critical estimates on assets and liabilities reported as of balance sheet date or amount of contingent assets and liabilities explained and amount of income and expenses occurred in related period. Although these estimates rely on the management’s best judgment, actual results can vary from these estimates. Judgments and estimates are explained in related notes.

The accounting policies and valuation principles applied in the preparation of these financial statements are explained in detail below.

Additional paragraph for convenience translation to English

The effects or differences between accounting principles, as described in the preceding paragraphs, and the accounting principles generally accepted in countries, in which the accompanying consolidated financial statements are to be distributed, and International Financial Reporting Standards (“IFRS”), have not been quantified in the accompanying consolidated financial statements. Accordingly, the accompanying consolidated financial statements are not intended to present the financial position results of operations and changes in financial position and cash flows in accordance with the accounting principles generally accepted in such countries and IFRS.

15

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

II.                                            STRATEGY FOR THE USE OF FINANCIAL INSTRUMENTS AND INFORMATION ON FOREIGN CURRENCY TRANSACTIONS

Strategy for the use of financial instruments

The Parent Bank’s core operations are based on retail banking, corporate banking, private banking, foreign exchange operations, money market operations, investment security transactions, and international banking in accordance with the requirements of its economic development while utilizing foundation resources. As a result of the nature of its operations, the Parent Bank intensively utilizes financial instruments. The Parent Bank accepts deposits consisting various maturities as the main source of funding with deposits being in high return as well as carefully utilizing them in high quality financial activities.

The most important fund sources of the Parent Bank other than the deposits are its equity and medium and long-term borrowings obtained from foreign financial institutions. The Parent Bank pursues an effective asset-liability management strategy by securing balance between funding resources and investments so as to reduce risks and increase returns. Accordingly, the Parent Bank attaches great significance to long-term placements bearing higher interest rates.

It is essential to consider the maturity structure of assets and liabilities in liquidity management. The essence of asset liability management is the keep the liquidity risk, interest rate risk, exchange rate risk and credit risk within reasonable limits; while enhancing profitability and strengthening the Parent Bank’s shareholders’ equity.

Investments in marketable securities and lending loans generate higher return than the average rate of return of the Bank’s operating activities on the basis of maturity structures and market conditions. When bank placements are considered, they have short term maturity in terms of liquidity management and have lower return. The Bank can take various positions on short-term foreign exchange risk, interest rate risk and market risk in money and capital markets, by considering market conditions, within specified limits set by regulations. The Parent Bank hedges itself and controls its position against the foreign exchange risk being exposed due to foreign currency available-for-sale investments, investments in other portfolios and other foreign currency transactions by various derivative transactions and setting the equilibrium between foreign currency denominated assets and liabilities.

Within the legal limitations and the regulations of The Parent Bank’s internal control, the foreign currency position is being followed, the foreign currency position is established according to the basket equilibrium that is determined by taking into account current market conditions.

In order to avoid interest rate risk, assets and liabilities having fixed and floating interest rates are kept in balance, taking the maturity structure into consideration.

Information on foreign currency transactions

Foreign currency transactions are recorded in TL which is the functional currency of the Parent Bank. Monetary assets and liabilities denominated in foreign currencies at the balance sheet, are translated into Turkish Lira by using the foreign exchange rates effective at the balance sheet date. Non-monetary foreign currency items which are recorded at fair value are valued at historical foreign exchange rates. Foreign exchange gain/loss amounts due to conversion of monetary items or collection or payments foreign currency denominated transactions are recognized in income statement.

Foreign exchange differences resulting from amortized costs of foreign currency denominated available-for-sale financial assets are recognized in the statement of income whilst foreign exchange differences resulting from unrealized gains and losses are presented in “Valuation differences of marketable securities” under equity.

If the net investments in associates and subsidiaries operating in foreign countries are measured at cost, they are reported as translated into TL by using the foreign exchange rate at the date of transaction. If related associates and subsidiaries are measured at fair value, net foreign operations are reported as translated into TL by the rates prevailing at the date of the determination of the fair value.

16

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

III.                                       INFORMATION ON ASSOCIATES THAT ARE CONSOLIDATED AND SUBSIDIARIES THAT ARE ACCOUNTED ACCORDING TO EQUITY METHOD

Consolidated subsidiaries

As at and for the year ended 31 December 2015, the financial statements of T. Vakıflar Bankası T.A.O, Vakıfbank International AG, Vakıf Finansal Kiralama A.Ş., Güneş Sigorta A.Ş., Vakıf Emeklilik A.Ş., Vakıf Faktoring A.Ş., Vakıf Yatırım Menkul Değerler A.Ş., Vakıf Portföy Yönetimi A.Ş., Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. and Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. have been included in the consolidated financial statements of the Group.

Vakıfbank International AG, was established in 1999 to operate in the banking sector in foreign countries, in line with the Bank’s globalization policy. Its head office is in Vienna.

Vakıf Finansal Kiralama A.Ş., was established in 1988 to enter into finance lease operations and related transactions and contracts. Its head office is in Istanbul.

Güneş Sigorta A.Ş. was established under the leadership of the Bank and Toprak Mahsulleri Ofisi (TMO) in 1957. The Company has been operating in nearly all non-life insurance branches like fire, accident, transportation, engineering, agriculture, health, forensic protection, and loan insurance. Its head office is in Istanbul.

Vakıf Emeklilik A.Ş. was established under the name Güneş Hayat Sigorta A.Ş. in 1991. In 2003 the Company has taken conversion permission from Treasury and started to operate in private pension system. Its head office is in Istanbul.

Vakıf Faktoring A.Ş. was established in 1998 to perform factoring transactions and any kind of financing transactions. Factoring, the main operation of the Company, is a financing method that includes the trade receivables of production, distribution and service companies to be sold to intermediary institutions. Its head office is in Istanbul.

Vakıf Yatırım Menkul Değerler A.Ş. was established in 1996 to provide service to investors through making capital market transactions, issuance of capital market tools, commitment of repurchase and sales, and purchase (repo) and sales (reverse repo) of marketable securities, operating as a member of stock exchange, investment consultancy, and portfolio management. Its head office is in Istanbul.

Vakıf Portföy Yönetimi A.Ş. operates in investment fund management, portfolio management and pension fund management. Its head office is in Istanbul.

Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. was established as the first real estate investment partnership in finance sector under the adjudication of Capital Markets Law in 1996. The Company’s main operation is in line with the scope in the Capital Markets Board’s regulations relating to real estate investment trusts like, real estates, capital market tools based on real estates, real estate projects and investment on capital market tools. Its head office is in Istanbul.

Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. was established in 1991 in Istanbul. The main operation of the Company is to invest on a portfolio including marketable debt securities, equity securities without having managerial power in the partnerships whose securities have been acquired; and gold and other precious metals traded in national and international stock exchange markets or active markets other than stock exchange markets, in accordance with the principles and regulations promulgated by Capital Markets Board. Its head office is in Istanbul.

17

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

III.                                       INFORMATION ON ASSOCIATES THAT ARE CONSOLIDATED AND SUBSIDIARIES THAT ARE ACCOUNTED ACCORDING TO EQUITY METHOD (Continued)

Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorisation of World Vakıf UBB Ltd., a subsidiary which was subject to consolidation in previous periods, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. World Vakıf UBB Ltd. will be liquidated according to 24 May 2010 dated decision of the Nicosia Local Court. Therefore, the financial statements of the company have not been consolidated as at 31 December 2015 and 31 December 2014 but until the liquidation decision date its accumulated previous years’ loss has been included in the accompanying consolidated financial statements.

The liquidation process of World Vakıf Off UBB Ltd., an associate of the Parent Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed. Thus, the company’s name has been changed as “World Vakıf UBB Ltd. in Liquidation”.

As per the resolution of the Board of Directors of the Parent Bank held on 8 September 2011, it has been decided to merge Vakıf Sistem Pazarlama Yazılım Servis Güvenlik Temizlik Ticaret ve Sanayi A.Ş. with Vakıf Pazarlama Ticaret A.Ş. with dissolution of Vakıf Sistem Pazarlama Yazılım Servis Güvenlik Temizlik Ticaret ve Sanayi A.Ş. without liquidation, in accordance with Mülga Law No: 6762, article 451 of Turkish Commercial Code. Since Vakıf Pazarlama ve Ticaret A.Ş. is not a financial subsidiary anymore, its financial statements have not been consolidated as at 31 December 2015 and 31 December 2014, but its equity until the merger date has been included in the accompanying consolidated financial statements.

Investments in associates consolidated per equity method

As at and for the year ended 31 December 2015, the financial statements of Kıbrıs Vakıflar Bankası Ltd and Türkiye Sınai Kalkınma Bankası A.Ş. have been consolidated per equity method in the consolidated financial statements of the Group.

Kıbrıs Vakıflar Bankası Ltd. was established in 1982 in Turkish Republic of Northern Cyprus, mainly to encourage the credit cards issued by the Bank, and increase foreign exchange inflow, and carry on retail and commercial banking operations. Its head office is in Lefkosa.

Türkiye Sınai Kalkınma Bankası A.Ş. was established in 1950 to support investments in all economic sectors. Its head office is in Istanbul.

In cases where the accounting policies for the preparation of the financial statements of Financial Subsidiaries are different than those of the Parent Bank, the differences have been adjusted to the accounting policies of the Parent Bank, taking the materiality principle into account. The financial statements of local Financial Subsidiaries, and foreign Financial Subsidiaries preparing their financial statements according to the principles of the countries which they are located in, have been adjusted in accordance with Reporting Standards as at the related reporting dates. Inter-company balances and transactions, and any unrealized gains and losses arising from inter-company transactions, are eliminated in preparing these consolidated financial statements.

IV.                                        INFORMATION ON FORWARDS, OPTIONS AND OTHER DERIVATIVE TRANSACTIONS

The derivative transactions of the Group mainly consist of currency and interest rate swaps, precious metal swaps, foreign currency forward contracts and currency options. The Group has classified its derivative transactions as “trading purpose derivatives” in accordance with the TAS 39 — Financial Instruments: Recognition and Measurement.

Derivatives are initially recorded at their purchase costs. The notional amounts of derivative transactions are recorded in off-balance sheet accounts based on their contractual amounts.

Subsequently, the derivative transactions are measured at their fair values and the changes in fair values are recorded in the balance sheet under “Derivative financial assets held for trading purpose” or “Derivative financial liabilities held for trading purpose”. The subsequent fair value changes of derivative transactions is recorded in the consolidated statement of income.

18

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

V.                                             INFORMATION ON INTEREST INCOME AND EXPENSES

Banking activities

Interest income and expense are recognized according to the effective interest method based on accrual basis. According to the TAS 39 - Financial Instruments: Recognition and Measurement, effective interest rate is the rate that discounts the expected cash flows of financial assets or liabilities during their lifetimes to their carrying values. Effective interest rate is calculated when a financial asset or a liability is initially recorded with transactions costs and is not modified thereafter.

In accordance with Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables, the accrued interest income on non-performing loans are reversed and subsequently recognized as interest income only when collected.

Finance leasing activities

The total of minimum rent amounts are recorded at finance lease receivables account in gross amounts comprising the principal amounts and interests. The interest, the difference between the total of rent amounts and the cost of the fixed assets, is recorded at unearned income account. As the rents are collected, finance lease receivables account is decreased by the rent amount; and the interest component is recorded in the consolidated statement of income as interest income.

Factoring operations

Factoring receivables are initially recorded at their historical costs less transaction costs. They are amortized using the effective interest method, taking their historical costs and future cash flows into account and the amortized amounts are recognized as “other interest income” in the consolidated statement of income.

VI.                                        INFORMATION ON FEES AND COMMISSIONS

Banking services income is recorded as income when it is collected. Other fee and commission income is transferred to profit/loss accounts according to time period principle on the basis of accrual using the principle of the effective interest method. Fee and commission expenses are recorded as expense at the time they are paid.

VII.                                   INFORMATION ON FINANCIAL ASSETS

A financial asset is any asset that is cash, an equity instrument of another entity, a contractual right to receive cash or another financial asset from another entity; or to exchange financial assets or financial liabilities with another entity under conditions that are potentially favourable to the entity.

Financial assets except for measured at fair value through profit or loss are recognized initially with their transaction costs that are directly attributable to the acquisition or issue of the financial asset while purchase and sale transactions of securities are accounted at settlement dates.

According to TAS 39 — Financial Instruments: Recognition and Measurement, financial assets are classified in four categories; as financial assets at fair value through profit or loss, available-for-sale financial assets, held-to-maturity investments, and loans and receivables.

Financial assets at fair value through profit or loss

The financial assets included in this group are divided into two separate titles as “Financial assets held for trading” and “Financial assets classified as financial assets at fair value through profit or loss”.

Financial assets held for trading are trading financial assets and are either acquired for generating profit from short-term fluctuations in the price or dealer’s margin, or are the financial assets included in a portfolio in which a pattern of short-term profit making exists independent from the acquisition purpose.

19

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VII.                                   INFORMATION ON FINANCIAL ASSETS (Continued)

Financial assets classified as financial assets at fair value through profit or loss are financial assets which are not acquired for trading, however during initial recognition classified as financial assets at fair value through profit or loss including transaction costs. Such an asset is not present in the Group’s portfolio.

Both assets are measured at their fair values and gain/loss arising is recorded in the statement of income. Interest income earned on financial assets and the difference between their acquisition costs and fair values are recorded as interest income in the statement of income. The gains/losses in case of disposal of such securities before their maturities are recorded under trading income/losses in the statement of income.

Available-for-sale financial assets

Available-for-sale financial assets are the financial assets other than loans and receivables, held-to-maturity investments and financial assets at fair value through profit or loss. Available-for-sale financial assets are initially recorded at cost and subsequently measured at their fair values. However, assets that are not traded in an active market are measured by valuation techniques, including recent market transactions in similar financial instruments, adjusted for factors unique to the instrument being valued; or discounted cash flow techniques for the assets which do not have a fixed maturity. Unrecognized gains or losses derived from the difference between their fair values and the discounted values are recorded in “Valuation differences of the marketable securities” under the shareholders’ equity. In case of disposal of such assets, the valuation differences under shareholder’s equity are transferred directly to the statement of income.

Held to maturity investments

Held to maturity investments are the financial assets with fixed maturities and pre-determined payment schedules that the Group has the intent and ability to hold until maturity, excluding loans and receivables.

Financial assets classified as held to maturity investment however sold before its’ maturity or reclassified, are not allowed to be classified as held to maturity investment for two years with respect to TAS 39 rules. There are no financial assets in the Group’s portfolio contradictory to the standard. Held-to-maturity investments, subsequent to initial recognition, are measured at amortized cost using effective interest method after deducting impairments, if any.

Loans and receivables

Loans and receivables are the financial assets raised by the Group providing money, commodity and services to debtors. Loans are financial assets with fixed or determinable payments, which are not quoted in an active market and not classified as a securities.

Loans and receivables are initially recognized with their purchase and carried at their amortized costs using the effective interest method at the subsequent recognition.

Foreign currency (“FC”) granted loans are recognized in original currency and is subject to evaluation with the buying rate of Turkish Lira. Foreign currency indexed loans, are converted to Turkish Lira (TL) at the rate of the opening date and in the following periods, according to changes in period exchange rate on the income statement in the foreign exchange gains / losses are recorded in the accounts.

20

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

VIII.                              INFORMATION ON IMPAIRMENT OF FINANCIAL ASSETS

Impairment loss incurs if, and only if, there is objective evidence that the expected future cash flows of financial asset or group of financial assets are adversely affected by an event(s) (“loss event(s)”) incurred subsequent to recognition. The losses expected to incur due to future events are not recognized even if the probability of loss is high. The matters of determination of impairment and provision must be considered within the scope of TAS 36 - Impairment of Assets.

In circumstances of impairment in financial assets at fair value through profit/loss or in financial assets available for sale, the impairment should be recognized under “Impairment Losses on Securities” account.

In case of impairment losses on investment securities held-to-maturity occurs, the related loss amount are discounted at the original effective interest rate of the asset’s estimated future cash flows, by measuring the difference between the present value and the book value of the asset, so that it is recognized as the book value as mentioned above.

If there is an objective evidence that certain loans will not be collected, for such loans; the Group provides specific and general allowances for loan and other receivables classified in accordance with the “Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables” published on the Official Gazette no. 26333 dated 1 November 2006 and the amendments to this regulation.

20% specific provision for non performing loans for Third Group and 100% specific provision for non performing loans for Fourth and Fifth Group used to be reserved on condition of not being less than the minimum required rates specified within the related Regulation, 50% specific provision is reserved for the non performing loans that are transferred to Fourth Group according to changes in accounting policy about specific provisions of non performing loans that are transferred to Fourth Group as of 30 September 2015 accounting period. In this scope, the specific provision of TL 17,864 that was reserved within the previous periods is transferred to “Other Operating Income” account and the specific provision of TL 303,807 that was reserved in current period is transferred to “Provision for Losses on Loans and Other Receivables” account as of 30 September 2015.

IX.                                       INFORMATION ON OFFSETTING OF FINANCIAL INSTRUMENTS

Financial assets and financial liabilities are offset and the net amount is reported in the balance sheet if and only if, there is a currently enforceable legal right of the Group to offset the recognized amounts and there is an intention to settle on a net basis, or to realize the asset and settle the liability simultaneously.

X.                                            INFORMATION ON SALES AND REPURCHASE AGREEMENTS AND SECURITIES LENDING

Securities sold under repurchase agreements (“repo”) are classified under “held for trading”, “available for sale” and/or “held-to-maturity” portfolios according to their holding purposes in the Group’s portfolio, and they are valued based on the revaluation principles of the related portfolios. Funds received through repurchase agreements are classified separately under liability accounts and the related interest expenses are accounted on an accrual basis of balance sheet date.

Securities purchased under resale agreements (“reverse repo”) are classified in balance sheet under “Receivables from Money Markets” separately. The expense accrual is accounted for the impute of interest expense as of the balance sheet date.

XI.                                          INFORMATION ON ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

Tangible assets acquired in consideration of receivables are accounted for in accordance with the requirements of the Communiqué on “Methods, Principles for Purchase and Sale of Precious Metal and Sale of Goods and Immovables obtained in Return of Receivables” published in the Official Gazette numbered 26333 and dated 1 November 2006 and these assets are subject to revaluation by no means.

A discontinued operation is a part of the Group’s business classified as sold or held-for-sale. The operating results of the discontinued operations are disclosed separately in the income statement.

The Group has no discontinued operations.

21

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XII.                                  INFORMATION ON GOODWILL AND OTHER INTANGIBLE ASSETS

As at the balance sheet date, the Group has no goodwill.

The Group’s intangible assets consist of software. Intangible assets are initially recorded at their costs in compliance with the TAS 38 - Intangible Assets.

The costs of the intangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. The intangible assets purchased after this date are recorded at their historical costs. The intangible assets are amortized on their restated costs based on straight line amortization.

If there is objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

Estimated useful lives of the Group’s intangible assets are 3-15 years, and amortization rates are between 6.67% and 33.33%.

XIII.                             INFORMATION ON TANGIBLE ASSETS

The costs of the tangible assets purchased before 31 December 2004 are restated from the purchasing dates to 31 December 2004, the date the hyperinflationary period is considered to be ended. In subsequent periods no inflation adjustment is made for tangible assets, and costs which are restated as of 31 December 2004 are considered as their historical costs. Tangible assets purchased after 1 January 2005 were recorded at their historical costs after foreign exchange differences and financial expenses are deducted if any. The Group decided to pursue the properties for use according to their fair values in terms of separating the land and buildings within the context of TAS 16 “Turkish Accounting Standard on Property, Plant and Equipment” after the change in the accounting policy as of 30 September 2015. As a result of the valuation from the independent appraisal company, revaluation difference of TL 712,165 after deferred tax effect is followed under the revaluation surplus on tangible assets under shareholders’ equity (As of 31 December 2015, this difference is TL 743,729).

As of 31 December 2015, the conformity between net book value that was calculated based on the cost of properties for use and revaluated values are as follows;

31 December 2015
Fair value	1,180,140
Net book value calculated on cost value	389,060
Before tax revaluation differences	791,080
Calculated deferred tax liability (-)	(47,351)
Revaluation differences-net	743,729

Gains and losses arising from the disposal of the tangible assets are calculated as the difference between the net book value and the net sales price and is recognized in the income statement of the period.

Maintenance costs of tangible fixed assets are capitalized if they extend the economic useful life of related assets. Other maintenance costs are recognized as expense.

There are no restrictions such as pledges, mortgages or any other restriction on tangible assets.

22

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XIII.                             INFORMATION ON TANGIBLE ASSETS (Continued)

Depreciation rates of tangible assets and estimated useful lives are:

Tangible assets	Estimated useful life (years)	Depreciation rate (%)
Buildings	50	2
Office equipment, furniture and fixture, and motor vehicles	5-10	10-20
Assets obtained through finance leases	4-5	20-25

There are no changes in the accounting estimates that are expected to have an impact in the current or subsequent periods.

At each reporting date, the Group evaluates whether there is objective evidence of impairment on its assets. If there is an objective evidence of impairment, the asset’s recoverable amount is estimated in accordance with the TAS 36 - Impairment of Assets and if the recoverable amount is less than the carrying value of the related asset, a provision for impairment loss is made.

XIV.                              INFORMATION ON INVESTMENT PROPERTIES

Investment property is a property held either to earn rental income or for capital appreciation or for both. Group holds investment property with respect to the consolidated real estate investment and insurance firms’ activities.

Investment properties are initially recorded at their acquisition costs including transaction costs.

Investment properties, following the initial recording, are measured by acquisition cost method (deducting accumulated depreciation and if it is present, provisions for impairment from acquisition cost).

XV.                                   INFORMATION ON LEASING ACTIVITIES

Leasing activities

Risks and benefits on leasing activities that belongs to leasee is termed TAS 17- Leasing activities that belongs to financial leasing.

•                      Finance leasing activities as the lessee

Tangible assets acquired by way of finance leasing are recognized in tangible assets and the obligations under finance leases arising from the lease contracts are presented under “Finance Lease Payables” account in the financial statements. In the determination of the related assets and liabilities, the lower of the fair value of the leased asset and the present value of leasing payments is considered. Financial costs of leasing agreements are expanded in lease periods at a fixed interest rate.

If there is an impairment in the value of the assets obtained through financial lease and in the expected future benefits, the leased assets are valued with net realizable value. Provision for losses is calculated for decrease of the value of the assets that is obtained by this way. Depreciation for assets obtained through financial lease, is calculated in the same manner as tangible assets.

•                      Finance leasing transactions as lessor

The rent amounts at the beginning of the finance leasing activities are recorded at “finance lease receivables” account in gross amounts comprising the principal amounts and interests. The interest, the difference between the total of rent amounts and the cost of the fixed assets, is recorded at “unearned income” account. As the rents are collected, “finance lease receivables” account is decreased by the rent amount; and the interest component is recorded at consolidated income statement as interest income.

Operational leases

Operational leasing is defined as activities except from financial leasing. Operational leasing payments are recognized in equal payments as expense under income statement during the leasing period.

23

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVI.                              INFORMATION ON PROVISIONS, CONTINGENT ASSETS AND LIABILITIES

Provisions other than the specific and general provisions set for loans and other receivables and provisory liabilities are accounted in accordance with TAS 37 “Turkish Accounting Standard on Provisions, Contingent Liabilities and Contingent Assets Corresponding”.

In the financial statements, a provision is made for an existing commitment resulted from past events if it is probable that the commitment will be settled and a reliable estimate can be made of the amount of the obligation. Provisions are calculated based on the best estimates of management on the expenses to incur as at the balance sheet date and, if material, such expenses are discounted for their present values. If the amount is not reliably estimated and there is no probability of cash outflow from the Group to settle the liability, the related liability is considered as “contingent” and disclosed in the notes to the financial statements.

A contingent asset is a possible asset that arises from past events and whose existence will be confirmed only by the occurrence or non-occurrence of unplanned or unexpected one or more uncertain future events not wholly within the control of the Group. Contingent assets are not recognized in financial statements since this may result in the recognition of income that may never be realized. Contingent assets are assessed continually to ensure that developments are appropriately reflected in the financial statements. If it has become virtually certain that an inflow of economic benefits will arise, the asset and the related income are recognized in the financial statements of the period in which the change occurs. If an inflow of economic benefits has become probable, the Group discloses the contingent asset.

XVII.                         INFORMATION ON OBLIGATIONS OF THE GROUP CONCERNING EMPLOYEE RIGHTS

Reserve for employee termination benefits

In accordance with existing Turkish Labor Law, the Group is required to make lump-sum termination indemnities to each employee who has completed one year of service with the Group and whose employment is terminated due to retirement or for reasons other than resignation or misconduct. The computation of the liability is based upon the retirement pay ceiling announced by the Government. The applicable ceiling amount as at 31 December 2015 is TL 3,828 (full TL) (31 December 2014: TL 3,438 (full TL)).

The Group reserved for employee severance indemnities in the accompanying consolidated financial statements using actuarial method in compliance with the TAS 19 — Employee Benefits.

As at 31 December 2015 and 31 December 2014, the major actuarial assumptions used in the calculation of the total liability are as follows:

	Current Period	Prior Period
Discount Rate	%10.20	%8.60
Estimated Inflation Rate	%7.10	%6.50
Increase in Real Wage Rate	%8.10	%7.50

Other benefits to employees

The Group has provided provision for undiscounted other employee benefits earned during the financial period (unused vacations, premium and dividend) as per services rendered in compliance with TAS 19 in the accompanying consolidated financial statements.

The Group has provided provision for vacation that employees did not use until the relevant accounting period.

According to TAS 19, actuarial gains and losses have been accounted in “Other Capital Reserves” shown under “Equity” associated with “The Statement of Gains and Losses Recognized in Equity”  for the respective reporting periods.

24

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVII.                         INFORMATION ON OBLIGATIONS OF THE GROUP CONCERNING EMPLOYEE RIGHTS (Continued)

Pension fund

The employees of the Parent Bank are the members of “Türkiye Vakıflar Bankası Türk Anonim Ortaklığı Memur ve Hizmetlileri Emekli ve Sağlık Yardım Sandığı Vakfı” (“the Fund”) established on 15 May 1957 as per the temporary article no. 20 of the Social Security Law no. 506.

As part of Social Security Law’s 506 numbered, temporary article no.23, monthly income or salary is eligible for whose  disabled with fund’s associates, senility and death insurance is subjected according to the first paragraph of the temporary article no. 23 which states the Banks should transfer pension funds to the Social Security Institution within three years after the 1 November 2005 dated and 25983 numbered Official Gazette, has been cancelled by the Constitutional Court’s 22 March 2007 dated and 2007/33 numbered decision. Reasoned ruling of the Constitutional Court has been issued on 15 December 2007 in the Official Gazette no. 26731. The reason for the cancellation decision by Constitutional Court was stated as possible future losses on acquired rights of Fund members.

Following the publication of the ruling, the Turkish Parliament started to work on new legal arrangements and the Social Security Law no. 5754 (“the Law”) has been approved on 17 April 2008. The Law is enacted by the approval of the President of Turkey and issued on the 8 May 2008 dated and 26870 numbered Official Gazette.

In accordance with the temporary article no. 20 of the Article no. 73 of the Law;

The discounted liability for each fund in terms of the persons transferred as at the transfer date, including the contributors left the fund, should be calculated by the assumptions below,

a)                 The technical interest rate to be used for the actuarial calculation is 9.80%.

b)                 Income and expenditures in respect to fund’s insurance division are considered in the calculation of discounted liability.

Law requires the transfer to be completed in three years beginning from 1 January 2008. The three year period has expired on 8 May 2011; however, it has been extended to 8 May 2013 with the decision of Council of Ministers published in Official Gazette dated 9 April 2011. Before the expiration date, with the decision of Council of Ministers published in Official Gazette dated 3 May 2013, the period for transferring banks, insurance and reassurance firms, board of trade, exchanges or participants, monthly salary paid individuals and beneficiaries of the funds that are constructed for their personnel to Social Security Institution in the scope of the temporary article no. 20 of the Social Security Law no. 506 published in Official Gazette dated 30 April 2014 extended for one year. The Council of Ministers has been lastly authorized to determine the transfer date in accordance with the last amendment in the first paragraph of the 20th provisional article of Law No.5510 implemented by the Law No. 6645 on Amendment of the Occupational Health and Safety Law and Other Laws and Decree Laws published in the Official Gazette dated 23 April 2015 numbered 29335.

The employer of pension fund participants (the Banks) will continue to pay the non-transferable social rights, which are already disclosed in the article of association of the pension fund, to the pension participants and their right owners, even though the salary payment obligation has been transferred to the Social Security Institution.

The technical financial statements of the Fund are audited by the certified actuary according to the “Actuaries Regulation” which is issued as per the Article no. 21 of the 5684 numbered Insurance Law. As per the actuarial report dated February 2016 in compliance with the principles explained above, there is no technical or actual deficit determined which requires provision against as at 31 December 2015.

25

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVIII.                    INFORMATION ON TAXATION

Corporate tax

Corporate tax rate is 20% in Turkey according to Article 32 of the Corporate Taxes Law No. 5520. This rate is applied to total income of the Bank adjusted for certain disallowable expenses, exempt income and any other allowances.

Dividends paid to the resident institutions and the institutions working through local offices or representatives are not subject to withholding tax. Except for the dividend payments to these institutions, the withholding tax rate on the dividend payments is 15%. In applying the withholding tax rates on dividend payments to the nonresident institutions and the individuals, the withholding tax rates covered in the related Double Tax Treaty Agreements are taken into account. Appropriation of the retained earnings to capital is not considered as profit distribution and therefore is not subject to withholding tax.

75% of the associate shares that hold at least 2 years and profits from property sales are exceptional from corporate taxes if there is a capital increase according to Corporate Tax Law or it is hold for a 5 years on special fund account. The Bank follows these profits in “Revaluation surplus on tangible assets” under the equity.

75% revenue of the sales from the firms that follows up for their debts and their guarantors’ and mortgagor’ properties, associate shares, founder shares, redeemed shares and privileges are exceptional from the corporate taxes.

Advance tax that is calculated 20% of the profit from the quarterly period has to be paid on 17th in the two months followed which is declared on 14th of the same month. Advance tax which is paid during the year is to be set off on corporate taxes that calculates on corporate tax return. Taxes paid is to collect in cash or is to set off on other financial debts.

According to tax legislation, financial losses which are not exceed over 5 years can be deducted from profit of the company. Losses can not be set off from retained earnings.

There is no practice about reaching an agreement with laws in Turkey. Corporate taxes are paid on 25th of the fourth month that is followed form the end of the accounting period. Firms that allowed to analyze taxes, can examine the accounting records and change the amount if there is a wrong transaction.

Corporation tax legislation for the foreign branches

Bahrain (Manama)

The Parent Bank’s branch that is operating in Bahrain  is non taxable because there is no corporate tax practice in that country. Bahrain Branch’s income is added to headquarters income and it is taxed in Turkey according to Law No. 5520 on Corporate Tax Laws published in the Official Gazette dated 05.06.2012, numbered B.07.1.GİB.4.99.16.02-KVK-5/1-b-128.

North Iraq (Erbil)

The Parent Bank’s branch that is operating in Erbil  is taxable according to the country’s law legislation. Declaration of financial records and their tax payments are differ from cities that are related to centralized government and cities that are related to North Iraq. On the other hand, North Iraq tax administrations can impute taxes rather than the designated rates.

USA (New York)

The Parent Bank’s branch that is operating in New York is taxable according to state law legislation and country law legislation. Double Tax Treaty Agreements is stated for being taxed in Turkey.

26

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XVIII.                    INFORMATION ON TAXATION (Continued)

Banking and Insurance Transaction Tax

Banking and insurance transaction tax is arranged by the Law No. 6802 on Expenditure Taxes Law. Excluding the banks’ and insurance companies’ transactions  according to Law No. 3226 on Leasing  Law Legislation which is dated 10.6.1985, the collecting money in cash or by approximation  is subject to banking and insurance transaction tax. Those amounts are up to 5% banking and insurance transaction tax according to Law No. 6802 on Expenditure Taxes Law’s 33. Notice and Article No. 98/11591.

Deferred taxes

According to the TAS 12 - Income Taxes; deferred tax assets and liabilities are recognized, on all taxable temporary differences arising between the carrying values of assets and liabilities in the financial statements and their corresponding balances considered in the calculation of the tax base, and initial recognition of assets and liabilities which affect neither accounting nor taxable profit.

According to 8 December 2004 BRSA DZM 2/13/1-a-3 notice;

•                      There is no deferred tax assets on general provision

•                      Deferred tax income is not considered on distribution on profit.

Deferred taxes’ book value is revised in every balance sheet date. Deferred tax book value can be reduced if there is improbable to create revenue.

The deferred tax assets and liabilities are reported as net in the financial statements only if the Bank has legal right to present the net value of current year tax assets and current year tax liabilities and the deferred tax assets and deferred tax liabilities are income taxes of the same taxable entity.

In case valuation differences resulting from the subsequent measurement of the items are recognized in the statement of income, then the related current and or deferred tax effects are also recognized in the statement of income. On the other hand, if valuation differences are recognized in shareholders’ equity, then the related current or deferred tax effects are also recognized directly in the shareholders’ equity.

Transfer Pricing

In Turkey, the transfer pricing provisions have been stated under the Article 13 of Corporate Tax Law with heading of “disguised profit distribution via transfer pricing”. The General Communiqué on disguised profit distribution via Transfer Pricing, dated 18 November 2007 sets details about implementation.

Pursuant to the relevant Communiqué, if a taxpayer enters into transactions regarding sale or purchase of goods and services with related parties, where the prices are not set in accordance with arm’s length principle, then related profits are considered to be distributed in a disguised manner through transfer pricing. Such disguised profit distributions through transfer pricing are not accepted as tax deductible for corporate income tax purposes.

XIX.                             INFORMATION ON CASH AND CASH EQUIVALENT

For the purposes of the cash flow statement, cash includes cash effectives, cash in transit, purchased cheques and demand deposits including balances with the Central Bank of Turkey (CBRT); and cash equivalents include interbank money market placements and time deposits at banks with original maturity periods of less than three months.

27

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XX.                                  ADDITIONAL INFORMATION ON BORROWINGS

The Parent Bank obtains funding resources such as syndication and securitization transactions in case of need. In the current period, the Parent Bank has started to obtain funds through domestic and international bonds and bills. The Parent Bank has started to obtain funds through domestic and international bonds since August 2011.

These transactions are initially recognized at acquisition costs at the transaction date and are subsequently measured at amortized cost using effective interest method.

The group is not hedging about debt instruments.

XXI.                             INFORMATION ON ISSUANCE OF EQUITY SECURITIES

The shares of the Parent Bank having nominal value of TL 322,000,000 (full TL), representing the 25.18% of the Bank’s outstanding shares, was publicly offered at a price between TL 5.13-5.40 for each share having a nominal value of TL 1 on November 2005, and TL 1,172,347 was recorded as “Share Premiums” in shareholders’ equity. TL 448,429 of this amount has been utilized in capital increase on 19 December 2006.

XXII.                        INFORMATION ON CONFIRMED BILLS OF EXCHANGE AND ACCEPTANCES

Confirmed bills of exchange and acceptances are realized simultaneously with the customer payments and recorded in off-balance sheet accounts as possible debt and commitment, if any. As at the balance sheet date, there are no acceptances recorded as liability in return for assets.

XXIII.                   INFORMATION ON GOVERNMENT INCENTIVES

As at 31 December 2015, Vakıf Finansal Kiralama A.Ş., a consolidated subsidiary of the Group, has unused investment incentives amounting to TL 220,278 (31 December 2014: TL 248,780).

XXIV.                    INFORMATION ON SEGMENT REPORTING

An operating segment is a component of an entity:

•                      That engages in business activities from which it may earn revenues and incur expenses (including revenues and expenses relating to transactions with other components of the same entity),

•                      Whose operating results are regularly reviewed by the entity’s chief operating decision maker to make decisions about resources to be allocated to the segment and assess its performance, and

•                      For which discrete financial information is available.

Reporting according to the operational segment is presented in Note X of Section Four.

XXV.                         OTHER MATTERS

Earnings per shares

Earnings per share has been calculated by dividing the net profit for the period to weighted average of outstanding shares. In Turkey, the companies may perform capital increase (“Bonus Shares”) from retained earnings. In earning per share computation bonus shares are treated as issued shares.

As at and for the year ended 31 December 2015, earnings per 100 shares are full TL 0.7496 (31 December 2014: full TL 0.7255).

28

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XXV.                         OTHER MATTERS (Continued)

Related parties

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial and operating decisions. Shareholders, top executives and board members are accepted as related party personally, with their families and companies according to TAS 24 - Related Party Disclosures Standard. Transactions made with related parties are disclosed in Section 5 Note V.

Classifications

None.

Insurance operations

Written Premiums: Written premiums represent premiums on policies written during the year net of taxes and premiums of the cancelled policies produced in previous years. Written premiums, net off ceded are recorded under other operating income in the accompanying consolidated statement of income.

Reserve for unearned premiums: Reserve for unearned premiums represents the proportions of the premiums written in a period that relate to the period of risk subsequent to the balance sheet date, without deductions of commission or any other expense. Reserve for unearned premiums is calculated for all contracts except for the insurance contracts for which the Group provides mathematical reserve. Reserve for unearned premiums is also calculated for the annual premiums of the annually renewed long-term insurance contracts. Reserve for unearned premiums is presented under “insurance technical provisions” in the accompanying consolidated financial statements.

Reserve for outstanding claims: Reserve for outstanding claims is provided for the outstanding claims, which incurred and reported but not yet settled in current or previous years based on reported balances or estimates when actual balances are not exactly known and incurred but not yet reported claims (“IBNR”). IBNR and subrogation and salvage reimbursements are recognized as the highest of the amount calculated based on historical data and results of actuarial chain ladder method. Reserve for outstanding claims is presented under “insurance technical provisions” in the accompanying consolidated financial statements.

Mathematical provisions: Mathematical provisions are the provisions recorded against the liabilities of the Group to the beneficiaries of long-term life and individual accident policies based on actuarial assumptions. Mathematical provisions consist of actuarial mathematical provisions savings and profit sharing reserves.

Actuarial mathematical provisions are calculated as the difference between the net present values of premiums written in return of the risk covered by the Group and the liabilities to policyholders for long-term insurance contracts based on the basis of actuarial mortality assumptions as approved by the Republic of Turkey Prime Ministry Under secretariat of Treasury, which are applicable for Turkish insurance companies. Mathematical provision also includes the saving portion of the provisions for saving life product.

Profit sharing reserves are the reserves provided against income obtained from asset backing saving life insurance contracts. These contracts entitle the beneficiaries of those contracts to a minimum guaranteed crediting rate per annum or, when higher, a bonus rate declared by the Group from the eligible surplus available to date.

Mathematical provisions are presented under “insurance technical provisions” in the accompanying consolidated financial statements.

29

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

ACCOUNTING POLICIES (Continued)

XXV.                         OTHER MATTERS (Continued)

Deferred acquisition cost and deferred commission income: Commissions given to the intermediaries and other acquisition costs that vary with and are related to securing new contracts and renewing existing insurance contracts are capitalized as deferred acquisition cost. Deferred acquisition costs are amortized on a straight-line basis over the life of the contracts. Commission income obtained from the premiums ceded to reinsurance firms are also deferred and amortized on a straight-line basis over the life of the contracts.

Liability adequacy test: At each reporting date, a liability adequacy test is performed, to ensure the adequacy of unearned premiums net of related deferred acquisition costs. In performing this test, current best estimates of future contractual cash flows, claims handling and policy administration expenses are used. Any inadequacy is immediately charged to the statement of income by establishing an unexpired risk provision under “insurance technical provisions” in the accompanying consolidated financial statements.

If the result of the test is that a loss is required to be recognized, the first step is to reduce any intangible item arising from business combinations related to insurance. If there is still a loss remaining, then the deferred acquisition cost is reduced to the extent that expense loadings are considered not recoverable. Finally, if there is a still remaining amount of loss, this should be booked as an addition to the reserve for premium deficiency.

Individual pension business

Individual pension system receivables presented under ‘other assets’ in the accompanying consolidated financial statements consists of ‘receivables from the clearing house on behalf of the participants’. Pension funds are the mutual funds that the individual pension companies invest in, by the contributions of the participants. Shares of the participants are kept at the clearing house on behalf of the participants.

‘Receivables from the clearing house on behalf of the participants’ is the receivable from the clearing house on pension fund basis against the contributions of the participants. The same amount is also recorded as payables to participants for the funds acquired against their contributions under the ‘individual pension system payables’.

In addition to the ‘payables to participants’ account, mentioned in the previous paragraph, individual pension system payables also includes participants’ temporary accounts, and payables to individual pension agencies. The temporary account of participants includes the contributions of participants that have not yet been invested. Individual pension system payables are presented under other liabilities and provisions in the accompanying consolidated financial statements.

Fees received from individual pension business consist of investment management fees, fees levied on contributions and entrance fees. Fees received from individual pension business are recognized in other income in the accompanying consolidated statement of comprehensive income.

30

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FOUR

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO

As at 31 December 2015 the Group’s consolidated capital adequacy ratio is 14.21% (31 December 2014: 13.73%). The Parent Bank’s unconsolidated capital adequacy ratio is 14.52% (31 December 2014: 13.96%).

Risk measurement methods in calculation of capital adequacy ratio

Consolidated capital adequacy ratio is calculated within the scope of the “Regulation on the Measurement and Assessment of Capital Adequacy Ratios of Banks (Regulation)”, “Regulation on Credit Risk Mitigation Techniques” and “Communiqué on Risk Weighted Amounts for Securitization Exposures” published in Official Gazette no. 28337 dated 28 June 2012 and “Regulation on the Equity of Banks” published in Official Gazette no. 26333 dated 1 November 2006.

The data used in calculation of consolidated capital adequacy ratio is organized in accordance with the accounting records prepared in compliance with the current legislation. Besides, the Bank classifies these data as “Trading Book” and “Banking Book”; and takes into account in the calculation of market risk and credit risk accordingly. Operational risks are also included in the calculation of capital adequacy ratio.

In the calculation of risk-based amounts, the Group classifies its receivables into risk groups described in 6th article of the Regulation and considers the ratings and risk mitigating elements. The amounts are evaluated in the related risk weight group, accordingly. The Bank applies “basic financial guarantee method” in the consideration of risk mitigating elements for banking book accounts.

Trading book accounts and the items deducted from the capital base are not included in the calculation of credit risk. In calculation of risk weighted assets, impairments, depreciation and amortization, and provisions are considered as deduction items.

In the calculation of their risk-based values, non-cash loans are weighted after netting with specific provisions that are classified under liabilities and calculated based on the “Regulation on Identification of and Provision against Non-Performing Loans and Other Receivables”. The net amounts are multiplied by the rates stated in the Article 5 of “Regulation regarding Measurement and Assessment of Capital Adequacy Ratios of Banks”, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation, then multiplied with the risk weight of the group in accordance with the Appendix 1 of the Regulation.

In the calculation of their risk-based values, Derivative Financial Instruments and Credit Derivative Contracts which are accounted in banking book, the receivable amounts due to counter parties are multiplied by the rates stated in the Appendix 2 of the Regulation, subjected to risk mitigation in accordance with the “Communique on Credit Risk Mitigation Techniques”, classified into related risk-weighted group in accordance with Article 6 of the Regulation, then multiplied with  the risk weight of the group in accordance with the Appendix 1 of the same Regulation. In compliance with Article 5 of the Regulation, repo transactions, investment securities and commodity lending transactions are accounted for “Counterparty Credit Risk”. The Bank applies “Fair Value Measurement” in the calculation of “Counterparty Credit Risk”.

31

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information on consolidated capital adequacy ratio

Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Surplus credit risk weighted	56,021,211	—	8,531,672	46,489,761	27,570,823	73,342,392	3,660,714	7,561,275	168,857	—
Risk classifications:
Claims on sovereigns and Central Banks	50,954,102	—	—	6,069,922	—	—	—	—	—	—
Claims on regional governments or local authorities	10,515	—	2,946,269	745,048	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	18,280	—	287	—	—	1,092,000	—	—	—	—
Claims on multilateral development banks	219	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	3,080,050	—	4,373,060	3,042,504	—	2,677	—	—	—	—
Claims on corporate	357,740	—	946,223	1,472,078	—	60,126,057	—	—	—	—
Claims included in the regulatory retail portfolios	142,050	—	52,557	—	27,570,823	956,724	—	—	—	—
Claims secured by residential property	—	—	—	35,160,209	—	4,481,845	—	—	—	—
Past due loans	—	—	—	—	—	908,934	—	—	—	—
Higher risk categories decided by the Agency	13,291	—	2,709	—	—	—	3,660,714	7,561,275	168,857	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,444,964	—	210,567	—	—	5,774,155	—	—	—	—

32

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED

IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%
Surplus credit risk weighted	55,620,001	—	11,639,035	38,668,549	23,382,850	59,238,068	2,986,884	9,434,959	198,260	—
Risk classifications:
Claims on sovereigns and Central Banks	46,808,952	—	—	5,539,730	—	—	—	—	—	—
Claims on regional governments or local authorities	16,258	—	2,467,609	507,006	—	—	—	—	—	—
Claims on administrative bodies and other non-commercial undertakings	34,810	—	979	—	—	1,017,536	—	—	—	—
Claims on multilateral development banks	—	—	—	—	—	—	—	—	—	—
Claims on international organizations	—	—	—	—	—	—	—	—	—	—
Claims on banks and intermediary institutions	7,031,351	—	7,924,889	1,807,130	—	6,730	—	—	—	—
Claims on corporate	207,240	—	1,137,923	1,348,282	—	49,100,468	—	—	—	—
Claims included in the regulatory retail portfolios	121,740	—	41,821	—	23,382,850	1,185,664	—	—	—	—
Claims secured by residential property	—	—	—	29,466,401	—	3,401,067	—	—	—	—
Past due loans	—	—	—	—	—	320,657	—	—	—	—
Higher risk categories decided by the Agency	11,949	—	3,166	—	—	—	2,986,884	9,434,959	198,260	—
Marketable securities secured by mortgages	—	—	—	—	—	—	—	—	—	—
Securitization exposures	—	—	—	—	—	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—	—	—	—	—	—
Other claims	1,387,701	—	62,648	—	—	4,205,946	—	—	—	—

33

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Summary information related to consolidated capital adequacy ratio

	Current Period	Prior Period
Capital Requirement for Credit Risk (Value at Credit Risk*0.08) (CRCR)	11,200,599	9,782,654
Capital Requirement for Market Risk (MRCR)	116,352	63,924
Capital Requirement for Operational Risk (ORCR) (*)	876,010	768,723
Shareholders’ Equity	21,651,824	18,212,972
Shareholders’ Equity/((CRCR+MRCR+ORCR) *12.5)*100	14.21	13.73
Tier I Capital/((CRCR+MRCR+ORCR) *12.5)*100	10.95	11.07
Common Equity Tier I Capital/((CRCR+MRCR+ORCR)*12.5)*100	11.03	11.17

(*)             In accordance with the BDDK.BYD.126.01 numbered and 7 February 2008 dated BRSA circular, capital adequacy ratio as at 2015 was measured by taking value at operational risk calculated based on gross incomes for the years ended 2014, 2013 and 2012 into consideration. For the year 2014, value at operational risk is being calculated based on gross incomes for the years ended 2013, 2012 and 2011.

34

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Information about the consolidated shareholder equity items

	Current Period	Prior Period
COMMON EQUITY TIER I CAPITAL
Paid-in Capital to be Entitled for Compensation after all Creditors	2,500,000	2,500,000
Share Premium	727,780	727,780
Share Cancellation Profits	—	—
Reserves	10,333,662	8,794,590
Other Comprehensive Income according to TAS	970,668	574,394
Profit	2,015,941	1,873,992
Current Period Profit	1,948,588	1,805,677
Previous Period Profit	67,353	68,315
General Reserves for Possible Losses	—	—
Bonus shares from Associates, Subsidiaries, and Joint-Ventures not Accounted in Current Period’s Profit	3,683	3,683
Minority Shares	500,271	481,423
Common Equity Tier I Capital Before Deductions	17,052,005	14,955,862
Deductions from Common Equity Tier I Capital
Current and Prior Periods’ Losses not Covered by Reserves, and Losses Accounted under Equity according to TAS(-)	54,370	—
Leasehold Improvements on Operational Leases(-)	106,676	98,818
Goodwill and Other Intangible Assets and Related Deferred Taxes(-)	80,615	32,447
Net Deferred Tax Asset/Liability (-)	—	—
Shares Obtained against Article 56, Paragraph 4 of the Banking Law(-)	—	—
Direct and Indirect Investments of the Bank on its own Tier I Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—	—
Mortgage Servicing Rights Exceeding the 10% Threshold of Tier I Capital (-)	—	—
Net Deferred Tax Assets arising from Temporary Differences Exceeding the 10% Threshold of Tier I Capital (-)	—	—
Amount Exceeding the 15% Threshold of Tier I Capital as per the Article 2, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—	—
The Portion of Net Long Position of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital not deducted from Tier I Capital(-)	—	—
Mortgage Servicing Rights not deducted (-)	—	—
Excess Amount arising from Deferred Tax Assets from Temporary Differences (-)	—	—
Other items to be Defined by the BRSA (-)	—	—
Deductions from Tier I Capital in cases where there are no adequate Additional Tier I or Tier II Capitals (-)	—	—
Total Deductions from Common Equity Tier I Capital	241,661	131,265
Total Common Equity Tier I Capital	16,810,344	14,824,597
ADDITIONAL CORE CAPITAL	—	—
Preferred Stock not Included in Tier I Capital and the Related Share Premiums	—	—
Debt Instruments and the Related Issuance Defined by the BRSA (Issued or Obtained after 01.01.2014)	—	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 01.01.2014)	—	—
Shares in the Additional Core Capital of Third Parties	—	—
Additional Core Capital before Deductions
Deductions from Additional Core Capital	—	—
Direct and Indirect Investments of the Bank on its own Additional Core Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital (-)	—	—
The Total of Net Long Position of the Direct or Indirect Investments in Additional Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more of 10% of the Issued Share Capital (-)	—	—
Other items to be Defined by the BRSA (-)	—	—
The amount to be deducted from Additional Tier I Capital (-)	—	—

35

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

	Current Period	Prior Period
Total Deductions from Additional Core Capital	—
Total Additional Core Capital	—	—
Deductions from Core Capital	—	—
Goodwill and Other Intangible Assets and Related Deferred Taxes not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	120,922	129,788
Net Deferred Tax Asset/Liability not deducted from Tier I Capital as per the Temporary Article 2, Clause 1 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—	—
Total Core Capital	16,689,422	14,694,809
TIER II CAPITAL
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained after 1.1.2014)	1,450,446	—
Debt Instruments and the Related Issuance Premiums Defined by the BRSA (Issued or Obtained before 1.1.2014)	1,895,553	2,106,170
Pledged Assets of the Shareholders to be used for the Bank’s Capital Increases	—	—
General Provisions	1,750,094	1,528,540
Shares in the capital contribution of third parties	5,120	4,661
Tier II Capital before Deductions	5,101,213	3,639,371
Deductions from Tier II Capital
Direct and Indirect Investments of the Bank on its own Tier II Capital (-)	—	—
Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—	—
The Total of Net Long Positions of the Direct or Indirect Investments in Additional Core Capital and Tier II Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Share Capital Exceeding the 10% Threshold of Tier I Capital (-)	—	—
Other items to be Defined by the BRSA (-)	—	—
Total Deductions from Tier II Capital	—	—
Total Tier II Capital	5,101,213	3,639,371
CAPITAL	21,790,635	18,334,180
Loans Granted against the Articles 50 and 51 of the Banking Law (-)	—	—
Net Book Values of Movables and Immovable Exceeding the Limit Defined in the Article 57, Clause 1 of the Banking Law and the Assets Acquired against Overdue Receivables and Held for Sale but Retained more than Five Years (-)	138,557	120,737
Loans to Banks, Financial Institutions (domestic/foreign) or Qualified Shareholders in the form of Subordinated Debts or Debt Instruments Purchased from Such Parties and Qualified as Subordinated Debts (-)	—	—
Deductions as per the Article 20, Clause 2 of the Regulation on Measurement and Assessment of Capital Adequacy Rations of Banks (-)	—	—
Other items to be Defined by the BRSA (-)	254	471
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—	—
The Portion of Total of Net Long Positions of the Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more than the Issued Share Capital Exceeding the 10% Threshold of above Tier I Capital not deducted from Tier I Capital, Additional Core Capital or Tier II Capital as per the Temporary Article 2, Clause 1 of the Regulation (-)	—	—
The Portion of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or more of the Issued Capital, of the Net Deferred Tax Assets arising from Temporary Differences and of the Mortgage Servicing Rights not deducted from Tier I Capital as per the Temporary Article 2, Clause 2, Paragraph (1) and (2) and Temporary Article 2, Clause 1 of the Regulation (-)	—	—
EQUITY	21,651,824	18,212,972
Amounts lower than Excesses as per Deduction Rules	—	—
Remaining Total of Net Long Positions of the Investments in Equity Items of Unconsolidated Banks and Financial Institutions where the Bank Owns 10% or less of the Issued Share Capital	—	—
Remaining Total of Net Long Positions of the Investments in Tier I Capital of Unconsolidated Banks and Financial Institutions where the Bank Owns more than 10% or less of the Tier I Capital	—	—
Remaining Mortgage Servicing Rights	—	—
Net Deferred Tax Assets arising from Temporary Differences	139,185	172,959

36

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                 CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

Components of items of shareholders’ equity subject to temporary applications:

	The Parent Bank		Consolidated
	Amount Included in Equity Calculation	Total Amount	Amount Included in Equity Calculation	Total Amount
Minorities’ share in Tier I capital	—	—	500,271	—
Third Parties’ share in additional core capital	—	—	—	—
Third Parties’ share in supplementary capital	—	—	5,120	—
Debt Instruments and Related Issuance Premiums Defined by the BRSA (Issued before 01.01.2014)	1,905,885	2,652,375	1,895,553	2,639,496

Information about the debt instruments included in the consolidated equity calculation:

Issuer	T.Vakıflar Bankası T.A.O.
Unique identifier (e.g. CUSIP, ISIN or Bloomberg identifier for private placement)	XS0849728190/ US90015NAB91 XS1175854923/ US90015WAC73
Governing law(s) of the instrument	Debt Instrument Communiqué numbered CMB-II-2-31.1 BRSA regulation on bank’s shareholder equity

Regulatory treatment

Subject to 10% deduction as of 1/1/2015	XS0849728190/ US90015NAB91 is subject to deduction. XS1175854923/ US90015WAC73 is not subject to deduction.
Eligible at solo/group/group&solo	Available
Instrument type	Bond Issuance Possessing Subordinated Loan Conditions ( Tier II Capital)
Amount recognized in regulatory capital (Currency in mil, as of most recent reporting date)	3,346
Par value of instrument	4,059
Accounting classification	347011-Subordinated Liabilities
Original date of issuance	XS0849728190/ US90015NAB91 1 November 2012 XS1175854923/ US90015WAC73 2 February 2015
Perpetual or dated	XS0849728190/ US90015NAB91 Dated (10 years) Maturity Date: 1 November 2022 XS1175854923/ US90015WAC73 Dated (10 years) Maturity Date: 3 February 2025
Issue date	XS0849728190/ US90015NAB91 1 November 2012 XS1175854923/ US90015WAC73 2 February 2015
Issuer call subject to prior supervisory approval	Yes
Call option dates, conditioned call dates and call amount	XS0849728190/ US90015NAB91 not available. XS1175854923/ US90015WAC73 early call date at 3 February 2020 is available.
Subsequent call dates, if applicable	XS0849728190/ US90015NAB91 not available. XS1175854923/ US90015WAC73 only one call option is available.

Coupons / dividends

Fixed or floating dividend/coupon	Fixed/Interest payment once in six month, principal payment at the maturity date
Coupon rate and any related index	XS0849728190/ US90015NAB91 6% fixed interest rate XS1175854923/ US90015WAC73 6,875% fixed interest rate
Existence of a dividend stopper	Nil
Fully discretionary, partially discretionary or mandatory	Nil
Existence of step up or other incentive to redeem	Nil
Noncumulative or cumulative	Noncumulative

Convertible or non-convertible

If convertible, conversion trigger (s)	Nil
If convertible, fully or partially	Nil
If convertible, conversion rate	Nil
If convertible, mandatory or optional conversion	Nil
If convertible, specify instrument type convertible into	Nil
If convertible, specify issuer of instrument it converts into	Nil

Write-down feature

If write-down, write-down trigger(s)

XS0849728190/ US90015NAB91 not available

XS1175854923/ US90015WAC73 available

Revoking the business activity of Bank according to 71 clause of 5411 numbered Banking Law or liquidation proceedings to Savings Deposit Insurance Fund are the triggering events

If write-down, full or partial	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has full or partial write down feature.
If write-down, permanent or temporary	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has permanent write down feature.
If temporary write-down, description of write-up mechanism	XS0849728190/ US90015NAB91 not available XS1175854923/ US90015WAC73 has no write-up mechanism.
Position in subordination hierarchy in liquidation (specify instrument type immediately senior to instrument)	Before debt instruments included in Tier II Capital after deposit and other receivables
Whether conditions which stands in article of 7 and 8 of Banks’ shareholder equity law are possessed or not	Possess Article 8
According to article 7 and 8 of Banks’ shareholders’ equity law that are not possessed	Not Possess Article 7

37

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

I.                                                CONSOLIDATED CAPITAL ADEQUACY RATIO (Continued)

As a part of internal capital adequacy assessment process in terms of applied approach on inherit capital requirement’s current and future activity

Internal capital requirements assessment process and capital adequacy policies in order to define the “Internal Capital Adequacy Assessment Process Document” was established in September 2012 and was approved by the Board of Directors.  The document includes planning of capital, procedures and principles of risk reduction procedures of capital for making emergency plans. It is aimed to specify the current and future capital requirements, capital variety to keep up Bank’s risk or potential risks with internal capital adequacy assessment process.

In the process, potential changes in market conditions and economic cycle are evaluated for effects on capital, as well as the Bank’s strategy and credit growth expectations in line with the objectives, funding sources, liquidity opportunities are kept in into account. The Bank’s strategic plans and capital needs assessment performed in accordance with defined growth prospects in 2016 and has taken actions to increase the amount of capital and resources in 2015.

Capital requirements for the internal assessment process, credit risk, market risk, operational risk, interest rate risk arising from the bank accounts, liquidity risk, credit risk, residual risk, concentration risk, counterparty credit risk are taken into consideration country and transfer risk, the measurement of risk and on the management policies and procedures have been developed and approved by the Board of Directors.

II.                                            CONSOLIDATED CREDIT RISK

Credit risk is defined as the counterparty’s possibility of failing to fulfil its obligations on the terms set by the agreement. Credit risk means risks and losses that may occur if the counterparty fails to comply with the agreement’s requirements and cannot perform its obligations partially or completely on the terms set. It covers the possible risks arising from futures and option agreements and other agreements alike and the credit risks arising from credit transactions that have been defined by the Banking Law.

In compliance with the articles 51 and 54 set forth in Banking Law and ancillary regulation, credit limits are set by The Parent Bank for the financial position and credit requirements of customers within the authorization limits assigned for branches, regional directorates, lending departments, assistant general manager responsible of lending, general manager, credit committee and board of directors and credits are given regarding these limits in order to limit credit risk in lending facilities.

Credit limits are determined separately for the individual customer, company, group of companies, risk groups on a product basis. In accordance with the related Lending Policy, several criteria are used in the course of determining these credit limits. Customers should have a long-standing and a successful business past, a high commercial morality, possess a good financial position and a high morality, the nature of their business should be appropriate to use the credit , possess their commercial operations in an affirmative and a balanced manner, have experience and specialization in their profession, be able to adopt themselves to the economic conditions, to be accredited on the market, have sufficient equity capital, possess the ability to create funds with their operations and finance their placement costs. Also the sector and the geographical position of customers, where they operate and other factors that may affect their operations are considered in the evaluation process of loans. Apart from ordinary intelligence operations, the financial position of the customer is mainly analyzed based on the balance sheets and the income statements provided by the loan customer, the documents received in accordance with the related regulation for their state of accounts and other related documents. Credit limits are subject to revision regarding the overall economic developments and the changes in the financial information and operations of the customers.

Collaterals for the credit limits are determined on a customer basis in order to ensure bank placements and their liquidity. The amount and type of the collateral are determined regarding the creditworthiness of the credit users. The Bank holds collateral against loans and advances to customers in the form of mortgage interests over property, other registered securities over assets, and guarantees.

38

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CONSOLIDATED CREDIT RISK (Continued)

The Group has risk control limits for derivative transaction (futures, options, etc.) positions, which effects credit risk and market risk.

For credit risk management purposes, Risk Management Department operates in

•                      The determination of credit risk policies in coordination with the Bank’s other units,

•                      The determination and monitoring of the distribution of concentration limits with respect to sector, geography and credit type,

•                      The contribution to the formation of rating and scoring systems,

•                      The submit to the Board of Directors and the senior management of not only credit risk management reports about credit portfolio’s distribution (borrower, sector, geographical region), credit quality (impaired loans, credit risk ratings) and credit concentration but also scenario analysis reports, stress tests and other analyses,

•                      The studies regarding the formation of advanced credit risk measurement approaches.

Credit risk is defined and managed for all cash and non-cash agreements and transactions, which carry counterparty risk. Loans with renegotiated terms are followed in accordance with Bank’s credit risk management and follow-up principles. The financial position and trading operations of related customers are continuously analyzed and principal and interest payments, scheduled in renegotiation agreement, are strictly controlled by related departments. In the framework of Bank’s risk management concept, long term commitments are accepted more risky than short term commitments. Besides, risk limits defined for long term commitments and collaterals that should be taken against long term commitments are handled in a wider range compared to short term commitments.

Indemnified non-cash loans are regarded as the same risk weight with the loans that are pastdue and unpaid.

Banking operations and lending activities carried in foreign countries are not exposed to material credit risks, due to related countries’ financial conditions, customers and their operations.

The Group classifies its past due and impaired receivables as shown below in accordance with the “Regulation on Procedures and Principles for Determination of Qualifications of Loans and Other Receivables and Provisions to be Set Aside”.

•                      For which recovery of principal and interest or both delays from their terms or due dates are more than ninety days but not more than one hundred eighty days are classified as “Group Three- Loans and Other Receivables  With Limited Recovery”,

•                      For which recovery of principal and interest or both delays from their terms or due dates are more than one hundred and eighty days but not more one year are classified as “Group Four- Loans and Other Receivables  With Suspicious Recovery”,

•                      For which recovery of principal and interest or both delays from their terms or due dates are more than one year are classified as “Group Five - Loans and Other Receivables  Having the Nature of Loss”,

Regardless of the guarantees and pledges received, the Group provides 20% provision for the Loans and Other Receivables classified in Group Three, by 30 September 2015, 50% provision for the Loans and Other Receivables classified in Group Four and 100% in Group Five. The provision amount is recognized in profit and loss statement of the period.

The Group’s largest 100 cash loan customers compose 24.19% of the total cash loan portfolio (31 December 2014: 21.73%).

The Group’s largest 100 non-cash loan customers compose 54.84% of the total non-cash loan portfolio (31 December 2014: 56.59%).

39

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CONSOLIDATED CREDIT RISK (Continued)

The Group’s largest 100 cash loan customers compose 15.96 % of total assets of the Group and the Group’s largest 100 non-cash loan customers compose 15.33% of total off-balance sheet items (31 December 2014: 14.09% and 17.47%).

The Group’s largest 200 cash loan customers compose 29.74% of the total cash loan portfolio (31 December 2014: 27.30%).

The Group’s largest 200 non-cash loan customers compose 66.75% of the total non-cash loan portfolio (31 December 2014: 68.25%).

The Group’s largest 200 cash loan customers compose 19.62 % of total assets of the Group and the Bank’s largest 200 non-cash loan customers compose 18.66% of total off-balance sheet items (31 December 2014: 17.70% and 21.07%).

The general provision for credit risk amounts to TL 1,957,603 (31 December 2014: TL 1,603,242).

Risk Classifications:	Current Period Risk Amount(**)	Average Risk Amount(*)
Claims on sovereigns and Central Banks	57,024,024	57,630,354
Claims on regional governments or local authorities	3,701,832	3,256,170
Claims on administrative bodies and other non-commercial undertakings	1,110,567	1,084,244
Claims on multilateral development banks	219	36
Claims on international organizations	—	—
Claims on banks and intermediary institutions	10,498,291	12,197,625
Claims on corporate	62,902,098	60,633,093
Claims included in the regulatory retail portfolios	28,722,154	28,205,081
Claims secured by residential property	39,642,054	36,961,615
Past due loans	908,934	578,050
Higher risk categories decided by the Agency	11,406,846	11,243,906
Marketable securities secured by mortgages	—	—
Securitization exposures	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—
Undertakings for collective investments in mutual funds	—	548
Other claims	7,429,686	5,998,450

(*)                   Average risk amount is calculated based on the arithmetic average of the monthly risk amounts after conversion for January-December 2015 period.

(**)            Before reducing the credit risk, the rate of the post credit conversion is given.

40

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CONSOLIDATED CREDIT RISK (Continued)

Risk Classifications:	Prior Period Risk Amount(**)	Average Risk Amount(*)
Claims on sovereigns and Central Banks	52,348,682	47,375,472
Claims on regional governments or local authorities	2,990,873	2,407,535
Claims on administrative bodies and other non-commercial undertakings	1,053,325	764,673
Claims on multilateral development banks	—	—
Claims on international organizations	—	—
Claims on banks and intermediary institutions	16,770,100	14,357,255
Claims on corporate	51,793,913	46,819,372
Claims included in the regulatory retail portfolios	24,732,075	23,261,714
Claims secured by residential property	32,867,468	29,887,421
Past due loans	320,657	338,704
Higher risk categories decided by the Agency	12,635,218	11,653,113
Marketable securities secured by mortgages	—	—
Securitization exposures		—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—
Undertakings for collective investments in mutual funds	—	—
Other claims	5,656,295	5,007,540

(*)                   Average risk amount is calculated based on the arithmetic average of the monthly risk amounts after conversion for January-December 2014 period.

(**)            Before reducing the credit risk, the rate of the post credit conversion is given.

41

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH,

SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED

FINANCIAL STATEMENTS AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CONSOLIDATED CREDIT RISK (Continued)

Risk profile according to the geographical concentration (***)

Current Period	Claims on sovereigns and Central Banks	Claims on regional governments or local authorities	Claims on administrative bodies and other non- commercial undertakings	Claims on multilateral development banks	Claims on international organizations	Claims on banks and intermediary institutions	Claims on corporates	Claims included in the regulatory retail portfolios	Claims secured by residential property	Past due loans	Higher risk categories decided by the Board	Secured by mortgages	Securitization positions	Short-term claims and short term corporate claims on banks and intermediary institutions	Undertakings for collective investments in mutual funds	Other receivables	Total

Domestic	52,902,940	3,694,135	1,110,567	2	—	3,378,158	61,135,851	28,675,914	39,615,204	903,784	11,289,128	—	—	—	—	6,278,985	208,984,668
EU countries	416,042	—	—	217	—	6,034,103	130,649	9,225	—	5,150	—	—	—	—	—	24,052	6,619,438
OECD countries (*)	—	—	—	—	—	1,133	5	—	—	—	—	—	—	—	—	—	1,138
Off-shore banking regions	—	—	—	—	—	—	916	—	—	—	—	—	—	—	—	—	916
USA, Canada	3,627,192	7,697	—	—	—	951,702	1,501,066	37,015	26,850	—	—	—	—	—	—	—	6,151,522
Other countries	77,850	—	—	—	—	133,195	133,611	—	—	—	117,718	—	—	—	—	—	462,374
Investment and associates, subsidiaries and joint ventures	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	496,774	496,774
Undistributed Assets/ Liabilities(**)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	629,875	629,875

Total	57,024,024	3,701,832	1,110,567	219	—	10,498,291	62,902,098	28,722,154	39,642,054	908,934	11,406,846	—	—	—	—	7,429,686	223,346,705

(*)                           EU countries, OECD countries except USA and Canada.

(**)                       The assets and liabilities that can not be distributed according to a consistent base.

(***)                   Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

42

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH,

SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED

FINANCIAL STATEMENTS AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CONSOLIDATED CREDIT RISK (Continued)

Risk profile according to the geographical concentration (***)

Prior Period	Claims on sovereigns and Central Banks	Claims on regional governments or local authorities	Claims on administrative bodies and other non- commercial undertakings	Claims on multilateral development banks	Claims on international organizations	Claims on banks and intermediary institutions	Claims on corporates	Claims included in the regulatory retail portfolios	Claims secured by residential property	Past due loans	Higher risk categories decided by the Board	Secured by mortgages	Securitization positions	Short-term claims and short term corporate claims on banks and intermediary institutions	Undertakings for collective investments in mutual funds	Other receivables	Total

Domestic	50,201,945	2,977,134	1,053,325	—	—	6,448,429	50,434,062	24,692,350	32,833,278	315,412	12,548,291	—	—	—	—	4,727,608	186,231,834
EU countries	340,754	—	—	—	—	9,546,995	131,762	10,027	—	5,245	—	—	—	—	—	17,687	10,052,470
OECD countries (*)	—	—	—	—	—	1,478	63	—	—	—	—	—	—	—	—	—	1,541
Off-shore banking regions	—	—	—	—	—	—	786	—	—	—	—	—	—	—	—	—	786
USA, Canada	1,805,983	13,739	—	—	—	676,493	1,049,673	29,698	34,190	—	—	—	—	—	—	—	3,609,776
Other countries	—	—	—	—	—	96,705	177,567	—	—	—	86,927	—	—	—	—	15	361,214
Investment and associates, subsidiaries and joint ventures	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	466,066	466,066
Undistributed Assets/ Liabilities(**)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	444,919	444,919
Total	52,348,682	2,990,873	1,053,325	—	—	16,770,100	51,793,913	24,732,075	32,867,468	320,657	12,635,218	—	—	—	—	5,656,295	201,168,606

(*)                  EU countries, OECD countries except USA and Canada.

(**)              The assets and liabilities that can not be distributed according to a consistent base.

(***)          Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

43

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH,

SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED

FINANCIAL STATEMENTS AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CONSOLIDATED CREDIT RISK (Continued)

Risk profile according to sectors and counterparties (*)

Current Period	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	TL	FC	Total
Agricultural	2,414	105	26,352	—	—	—	1,161,728	439,998	705,331	—	59,684	—	—	—	—	—	1,785,630	609,982	2,395,612
Farming and raising livestock	2,018	105	26,352	—	—	—	842,919	395,678	647,326	—	59,636	—	—	—	—	—	1,649,514	324,520	1,974,034
Forestry	393	—	—	—	—	—	281,910	22,702	32,854	—	39	—	—	—	—	—	81,705	256,193	337,898
Fishing	3	—	—	—	—	—	36,899	21,618	25,151	—	9	—	—	—	—	—	54,411	29,269	83,680
Manufacturing	1,045	740	193,618	—	—	—	26,412,474	2,623,725	5,560,093	—	6,131	—	—	—	—	—	13,123,768	21,674,058	34,797,826
Mining	—	—	3,674	—	—	—	1,163,960	91,198	196,693	—	216	—	—	—	—	—	481,280	974,461	1,455,741
Production	980	30	97,208	—	—	—	17,893,764	2,487,186	5,194,457	—	5,795	—	—	—	—	—	11,060,452	14,618,968	25,679,420
Electric, Gas, Water	65	710	92,736	—	—	—	7,354,750	45,341	168,943	—	120	—	—	—	—	—	1,582,036	6,080,629	7,662,665
Construction	42	225	353	—	—	—	8,574,498	1,509,265	5,041,111	—	3,379	—	—	—	—	—	8,895,159	6,233,714	15,128,873
Services	36,818,658	3,634,972	634,288	217	—	10,498,291	20,067,827	9,966,610	13,806,938	—	147,886	—	—	—	—	79,253	60,468,962	35,185,978	95,654,940
Wholesale and retail trade	4,975	3,765	98,714	—	—	—	7,372,177	5,617,739	8,146,349	—	18,612	—	—	—	—	—	16,275,415	4,986,916	21,262,331
Hotel, Food and Beverage Services	14	1,027	622	—	—	—	1,838,986	295,384	2,560,578	—	2,136	—	—	—	—	—	1,281,778	3,416,969	4,698,747
Transportation and Telecommunication	54	8,502	34,503	—	—	—	6,057,655	3,646,731	1,758,499	—	6,977	—	—	—	—	—	6,123,706	5,389,215	11,512,921
Financial Institutions	36,645,125	11	100,192	217	—	10,498,291	3,389,360	35,139	465,128	—	117,938	—	—	—	—	79,253	31,281,611	20,049,043	51,330,654
Real Estate and renting services	—	—	4	—	—	—	452,479	86,614	183,413	—	449	—	—	—	—	—	431,092	291,867	722,959
Self-employment services	159	724	2,444	—	—	—	7,679	—	—	—	—	—	—	—	—	—	11,006	—	11,006
Education services	4,995	48	8,889	—	—	—	216,735	67,764	272,888	—	258	—	—	—	—	—	519,242	52,335	571,577
Health and social services	163,336	3,620,895	388,920	—	—	—	732,756	217,239	420,083	—	1,516	—	—	—	—	—	4,545,112	999,633	5,544,745
Other	20,201,865	65,790	255,956	2	—	—	6,685,571	14,182,556	14,528,581	908,934	11,189,766	—	—	—	—	7,350,433	51,393,140	23,976,314	75,369,454

Total	57,024,024	3,701,832	1,110,567	219		10,498,291	62,902,098	28,722,154	39,642,054	908,934	11,406,846	—	—	—	—	7,429,686	135,666,659	87,680,046	223,346,705

(*)	Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

1-	Claims on sovereigns and Central Banks
2-	Claims on regional governments or local authorities
3-	Claims on administrative bodies and other non-commercial undertakings
4-	Claims on multilateral development banks
5-	Claims on international organizations
6-	Claims on banks and intermediary institutions
7-	Claims on corporates
8-	Claims included in the regulatory retail portfolios
9-	Claims secured by residential property
10-	Past due loans
11-	Higher risk categories decided by the Board
12-	Secured by mortgages
13-	Securitization positions
14-	Short-term claims and short term corporate claims on banks and intermediary institutions
15-	Undertakings for collective investments in mutual funds
16-	Other receivables

44

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH,

SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED

FINANCIAL STATEMENTS AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CONSOLIDATED CREDIT RISK (Continued)

Prior Period	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	TL	FC	Total
Agricultural	91	38	189,639	—	—	—	953,400	383,982	403,997	—	4,691	—	—	—	—	—	1,380,714	555,124	1,935,838
Farming and raising livestock	91	38	189,639	—	—	—	641,664	333,617	351,702	—	4,260	—	—	—	—	—	1,245,569	275,442	1,521,011
Forestry	—	—	—	—	—	—	280,965	31,160	24,346	—	185	—	—	—	—	—	77,753	258,903	336,656
Fishing	—	—	—	—	—	—	30,771	19,205	27,949	—	246	—	—	—	—	—	57,392	20,779	78,171
Manufacturing	1,004,291	40	160,376	—	—	—	20,962,364	2,485,075	4,843,193	—	7,120	—	—	—	—	—	12,215,344	17,247,115	29,462,459
Mining	—	—	4,643	—	—	—	420,910	94,155	323,949	—	68	—	—	—	—	—	453,468	390,257	843,725
Production	1,004,291	11	153,725	—	—	—	14,152,137	2,351,669	4,361,948	—	6,924	—	—	—	—	—	10,279,250	11,751,455	22,030,705
Electric, Gas, Water	—	29	2,008	—	—	—	6,389,317	39,251	157,296	—	128	—	—	—	—	—	1,482,626	5,105,403	6,588,029
Construction	280	6	1	—	—	—	6,489,523	1,427,900	4,336,534	—	4,491	—	—	—	—	—	7,081,245	5,177,490	12,258,735
Services	30,606,027	2,896,367	608,280	—	—	16,768,801	17,206,343	9,436,412	10,612,815	—	131,531	—	—	—	—	15	57,130,945	31,135,646	88,266,591
Wholesale and retail trade	279	125	286	—	—	—	6,995,957	5,387,275	6,508,686	—	29,082	—	—	—	—	—	14,053,533	4,868,157	18,921,690
Hotel, Food and Beverage Services	9	6	78	—	—	—	1,352,147	296,071	1,545,078	—	2,885	—	—	—	—	—	1,016,690	2,179,584	3,196,274
Transportation and Telecommunication	11	—	240,027	—	—	—	4,574,341	3,392,287	1,353,077	—	9,016	—	—	—	—	—	5,474,745	4,094,014	9,568,759
Financial Institutions	30,478,929	—	69	—	—	16,768,801	2,997,595	34,796	457,626	—	87,390	—	—	—	—	15	31,915,393	18,909,828	50,825,221
Real Estate and renting services	—	—	3	—	—	—	453,929	73,037	138,421	—	1,138	—	—	—	—	—	423,039	243,489	666,528
Self-employment services	—	—	3,786	—	—	—	643	—	—	—	—	—	—	—	—	—	4,429	—	4,429
Education services	74	4	5,067	—	—	—	205,181	49,412	237,724	—	522	—	—	—	—	—	437,031	60,953	497,984
Health and social services	126,725	2,896,232	358,964	—	—	—	626,550	203,534	372,203	—	1,498	—	—	—	—	—	3,806,085	779,621	4,585,706
Other	20,737,993	94,422	95,029	—	—	1,299	6,182,283	10,998,706	12,670,929	320,657	12,487,385	—	—	—	—	5,656,280	47,251,620	21,993,363	69,244,983
Total	52,348,682	2,990,873	1,053,325	—	—	16,770,100	51,793,913	24,732,075	32,867,468	320,657	12,635,218	—	—	—	—	5,656,295	125,059,868	76,108,738	201,168,606

(*)	Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

1-	Claims on sovereigns and Central Banks
2-	Claims on regional governments or local authorities
3-	Claims on administrative bodies and other non-commercial undertakings
4-	Claims on multilateral development banks
5-	Claims on international organizations
6-	Claims on banks and intermediary institutions
7-	Claims on corporates
8-	Claims included in the regulatory retail portfolios
9-	Claims secured by residential property
10-	Past due loans
11-	Higher risk categories decided by the Board
12-	Secured by mortgages
13-	Securitization positions
14-	Short-term claims and short term corporate claims on banks and intermediary institutions
15-	Undertakings for collective investments in mutual funds
16-	Other receivables

45

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CONSOLIDATED CREDIT RISK (Continued)

Distribution of maturity risk factors according to their outstanding maturities (*)

	According to their outstanding maturities
Risk Classifications-Current Period	1 month	1-3 month	3-6 month	6-12 month	1 year and over
Claims on sovereigns and Central Banks	7,936,470	151,346	399,825	1,811,781	46,724,602
Claims on regional governments or local authorities	9,104	15,419	85,821	146,074	3,445,414
Claims on administrative bodies and other non-commercial undertakings	32,724	38,442	89,225	37,776	912,400
Claims on multilateral development banks	—	—	—	217	2
Claims on international organizations	—	—	—	—	—
Claims on banks and intermediary institutions	5,565,126	973,107	719,948	71,678	3,168,432
Claims on corporate	2,766,479	4,100,994	6,104,668	10,372,218	39,557,739
Claims included in the regulatory retail portfolios	475,513	1,069,575	1,896,600	4,252,175	21,028,291
Claims secured by residential property	729,855	1,249,282	2,168,805	4,718,668	30,775,444
Past due loans	—	—	—	—	908,934
Higher risk categories decided by the Agency	—	—	—	14,009	11,392,837
Marketable securities secured by mortgages	—	—	—	—	—
Securitization exposures	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—
Other claims	24,052	—	—	—	7,405,634
Total	17,539,323	7,598,165	11,464,892	21,424,596	165,319,729

(*)             Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

46

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CONSOLIDATED CREDIT RISK (Continued)

Distribution of maturity risk factors according to their outstanding maturities (*) (Continued)

	According to their outstanding maturities
Risk Classifications-Prior Period	1 month	1-3 month	3-6 month	6-12 month	1 year and over
Claims on sovereigns and Central Banks	5,166,678	644,411	1,150,586	818,234	44,568,773
Claims on regional governments or local authorities	9,500	4,726	23,639	55,293	2,897,715
Claims on administrative bodies and other non-commercial undertakings	22,755	32,027	62,029	222,500	714,014
Claims on multilateral development banks	—	—	—	—	—
Claims on international organizations	—	—	—	—	—
Claims on banks and intermediary institutions	12,879,070	968,574	595,254	177,196	2,150,006
Claims on corporate	2,979,211	3,438,786	4,298,690	9,180,010	31,897,216
Claims included in the regulatory retail portfolios	494,763	960,696	1,649,708	4,178,296	17,448,612
Claims secured by residential property	573,828	1,048,581	1,696,829	4,030,103	25,518,127
Past due loans	—	—	—	—	320,657
Higher risk categories decided by the Agency	—	—	—	14,320	12,620,898
Marketable securities secured by mortgages	—	—	—	—	—
Securitization exposures	—	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—	—
Other claims	17,687	—	—	—	5,638,608
Total	22,143,492	7,097,801	9,476,735	18,675,952	143,774,626

(*)             Risk amounts are given before credit risk mitigation, after multiplied by credit risk conversion ratio.

Risk balances according to risk weights

Risk Weights Current Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%	Deductions from the shareholders’ equity
Pre-Amount of Credit Risk Mitigation	52,398,384	—	10,754,016	45,380,875	27,765,430	75,641,154	3,666,757	7,571,232	168,857	—	447,024
Amount after Credit Risk Mitigation	56,021,211	—	8,531,672	46,489,761	27,570,823	73,342,392	3,660,714	7,561,275	168,857	—	447,024

Risk Weights Prior Period	0%	10%	20%	50%	75%	100%	150%	200%	250%	1250%	Deductions from the shareholders’ equity
Pre-Amount of Credit Risk Mitigation	48,195,850	—	17,821,331	38,592,192	23,546,411	60,377,604	2,990,704	9,446,254	198,260	—	382,261
Amount after Credit Risk Mitigation	55,620,001	—	11,639,035	38,668,549	23,382,850	59,238,068	2,986,884	9,434,959	198,260	—	382,261

47

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CONSOLIDATED CREDIT RISK (Continued)

In determining the risk weights of the receivables from overseas banks, the risk rates which are given by International Credit Rating Agency Fitch Ratings. The risk rates of Fitch Ratings are also used for foreign currency securities issued by the Republic of Turkey Prime Ministry Undersecretariat of Treasury, and for other foreign currency risks associated with the Central Government of Republic of Turkey.

Ratings Matched	Credit Quality Rank	Fitch
Long Term Credit Ratings	1	AAA between AA-
	2	A+ between A-
	3	BBB+ between BBB-
	4	BB+ between BB-
	5	B+ between B-
	6	CCC+ and below
Short Term Credit Ratings	1	F1+ between F1
	2	F2
	3	F3
	4	F3 and below
	5	—
	6	—

Information According to Sectors and Counterparties

	Loans
Current Period	Impaired (*)	Past Due (**)	Value Adjustments (***)	Provisions
Agricultural	97,854	63,490	1,082	84,031
Farming and raising livestock	87,308	57,860	995	74,536
Forestry	8,408	3,188	75	7,669
Fishing	2,138	2,442	12	1,826
Manufacturing	1,092,095	263,507	6,344	899,226
Mining	139,744	7,731	63	73,788
Production	946,606	250,811	6,197	820,424
Electric, Gas, Water	5,745	4,965	84	5,014
Construction	538,816	214,734	4,877	463,489
Services	1,592,010	1,344,869	26,214	1,362,549
Wholesale and retail trade	969,437	596,895	12,883	818,176
Hotel, Food and Beverage Services	101,335	82,970	1,283	86,187
Transportation and telecommunication	311,208	448,813	8,132	271,145
Financial Institutions	10,448	4,873	89	10,281
Real estate and renting services	46,858	21,350	311	42,251
Self-employment services	119,204	145,031	2,792	105,315
Education services	8,723	17,877	333	7,744
Health and social services	24,797	27,060	391	21,450
Other	1,817,338	2,797,820	74,248	1,419,884
Total	5,138,113	4,684,420	112,765	4,229,179

(*)                                 Impaired loans are composed of group three, four and five loans.

(**)                          Past due loans and other receivables consist of loans and other receivables that are past due up to ninety days.

(***)                   Value adjustments represents general provisions of non-performing loans.

48

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CONSOLIDATED CREDIT RISK (Continued)

	Loans
			Value
Prior Period	Impaired (*)	Past Due (**)	Adjustments (***)	Provisions
Agricultural	84,649	33,519	806	82,268
Farming and raising livestock	73,386	29,466	632	71,369
Forestry	7,255	1,271	90	6,917
Fishing	4,008	2,782	84	3,982
Manufacturing	943,578	281,898	11,181	860,342
Mining	62,492	7,706	3,240	36,654
Production	875,924	269,229	7,900	818,873
Electric, Gas, Water	5,162	4,963	41	4,815
Construction	454,112	179,450	5,530	426,444
Services	1,359,276	1,291,693	29,871	1,258,092
Wholesale and retail trade	824,331	602,209	15,099	759,894
Hotel, Food and Beverage Services	58,144	78,793	1,445	55,388
Transportation and telecommunication	280,028	433,429	9,073	261,312
Financial Institutions	9,659	2,999	78	8,930
Real estate and renting services	44,923	11,288	234	41,194
Self-employment services	109,543	121,114	3,041	101,835
Education services	6,838	9,717	170	4,814
Health and social services	25,810	32,144	731	24,725
Other	1,340,350	1,983,307	79,209	1,234,162
Total	4,181,965	3,769,867	126,597	3,861,308

(*)                                 Impaired loans are composed of group three, four and five loans.

(**)                          Past due loans and other receivables consist of loans and other receivables that are past due up to ninety days.

(***)                   Value adjustments represents general provisions of non-performing loans.

Current Period	The opening Balance	Provisions amounts set aside during the period	The cancelation of the provisions	Other Adjustments(*)	Closing Balance
Specific Provisions	3,861,308	1,085,809	(723,382)	5,444	4,229,179
General Provisions	1,603,242	354,951	—	(590)	1,957,603

(*)             Includes effect of currency translations differences and other provisions’ classifications.

Prior Period	The opening Balance	Provisions amounts set aside during the period	The cancelation of the provisions	Other Adjustments (*)	Closing Balance
Specific Provisions	3,367,453	1,194,633	(700,177)	(601)	3,861,308
General Provisions	1,190,739	413,501	—	(998)	1,603,242

(*)             Includes effect of currency translations differences and other provisions’ classifications

49

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

II.                                            CONSOLIDATED CREDIT RISK (Continued)

Fair value of collateral held against impaired loans

	31 December 2015	31 December 2014
Cash collateral (*)	—	—
Mortgage	1,796,132	1,167,532
Promissory note (*)	—	—
Others (**)	3,341,981	3,014,433
Total	5,138,113	4,181,965

(*)             As a policy, it is aimed to utilize from cash collateral or liquidate promissory note for an impaired loan collateralized by cash collateral or promissory note to cover the credit risk. Hence, cash collateral and promissory note are shown as zero in the table above.

(**)      Sureties obtained for impaired loans are presented in this raw to the extent that the amount does not exceed the amount of impaired loans.

The detail of collateral held against performing cash and non-cash loans by the Group

Cash loans	31 December 2015	31 December 2014
Secured Loans:	94,650,837	79,129,908
Secured by mortgages	38,466,325	32,448,892
Secured by cash collateral	852,010	685,094
Guarantees issued by financial institutions	770,042	94,207
Secured by government institutions or government securities	1,459,632	930,621
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	53,102,828	44,971,094
Unsecured Loans	32,443,460	28,505,474
Total performing loans	127,094,297	107,635,382

Non-cash loans	31 December 2015	31 December 2014
Secured Loans:	14,300,378	12,534,623
Secured by mortgages	2,983,905	1,092,714
Secured by cash collateral	243,874	383,649
Guarantees issued by financial institutions	229,287	—
Other collateral (pledge on assets, corporate and personal guarantees, promissory notes)	10,843,312	11,058,260
Unsecured Loans	18,819,523	16,140,424
Total non-cash loans	33,119,901	28,675,047

III.                                      CONSOLIDATED MARKET RISK

The Group calculates market risk using standard method and allocates legal capital in compliance with “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” published in 28 June dated 2012 Official Gazette no. 28337.

The market risk is defined as the potential risk of loss due to changes in interest rates, foreign exchange rates and equity prices on balance sheet and off-balance sheet positions of the Group.

The capital needed for general market risk and specific risks is calculated using the standard method defined by the “Regulation on Measurement and Assessment of Capital Adequacy Ratios of Banks” and reported monthly.

50

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

III.                                      CONSOLIDATED MARKET RISK (Continued)

In addition to the standard method, the Group also uses internal models like Historical and Monte Carlo simulations in measuring market risk. The Group also performs daily back-testing in order to measure the reliability of the models. Besides, scenario analyses are implemented in order to support the Standard Method and internal models. In order to monitor the maturity structure of the asset and liability accounts, liquidity analysis are performed and the duration of The Group’s assets and liabilities is calculated.

The market risk analysis of The Parent Bank is reported monthly and sent to the related regulatory institutions.

Value at consolidated market risk

	Current Period	Prior Period
(I) Capital Obligation against General Market Risk - Standard Method	19,671	16,249
(II) Capital Obligation against Specific Risks - Standard Method	5,671	1,893
Capital to be Employed for Specific Risk in Securitisation Positions- Standard Method	—	—
(III) Capital Obligation against Currency Risk - Standard Method	74,769	36,815
(IV) Capital Obligation against Stocks Risks - Standard Method	—	—
(V) Capital Obligation against Exchange Risks - Standard Method	—	—
(VI) Capital Obligation against Market Risks of Options - Standard Method	47	234
(VII) Capital Obligation Calculated for Counterparty Credit Risk - Standard Method	16,194	8,733
(VIII) Capital Obligation against Market Risks of Banks applying Risk Measurement Models	—	—
(IX) Total Capital Obligations against Market Risk (I+II+III+IV+V+VI+VII)	116,352	63,924
(X) Value at Market Risk (12.5 x VIII) or (12.5 x IX)	1,454,402	799,050

Average values at market risk

	Current Year			Prior Year
	Average	Highest	Lowest	Average	Highest	Lowest
Interest Rate Risk	19,122	20,694	16,707	13,531	16,953	11,352
Common Share Risk	2,146	4,867	1,193	1,895	6,896	759
Currency Risk	65,927	96,124	26,301	30,771	44,194	15,679
Stock Risk	—	—	—	—	—	—
Exchange Risk	—	—	—	—	—	—
Option Risk	173	611	23	1,677	3,804	42
Counterparty Credit Risk	17,806	24,180	12,975	9,912	11,892	8,464
Total Value at Risk	1,314,668	1,697,191	744,075	722,326	917,761	514,258

Information on Counterparty Credit Risk

Counterparty credit risk is the probability of an economic loss that Bank could face because the counterparty to a transaction bringing liabilities to both parties could default before the final settlement of the transaction.

In calculation of the counterparty credit risk “Valuation Method on the Basis of Fair Value” is implemented in the scope of “Regulation on Calculation and Assessment of Capital Adequacy of the Banks”. The counterparty credit risk of the derivatives includes current replacement cost and potential future credit exposure. Replacement cost is calculated on fair value of the contracts, whilst potential future credit risk exposure is calculated by multiplication of contract amounts with the credit conversion rates stated in the appendices of the regulation.

51

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

III.                                      CONSOLIDATED MARKET RISK (Continued)

Information about counterparty risk

	Current Period(*)	Prior Period(*)
Contracts based on Interest rate	148,594	66,091
Contracts based on currency	141,618	100,177
Contracts based on commodity	—	—
Contracts based on stocks	—	—
Other	—	—
Gross Positive Fair Value	290,212	166,268
Benefits of clarification	—	—
Clarified current risk amount	—	—
The securities which are held	—	—
The net position of derivatives	290,212	166,268

(*)             Counterparty risk related on held for trading accounts is presented.

IV.                                        CONSOLIDATED OPERATIONAL RISK

The Group calculated the value at operational risk in accordance with the third section of “Regulation Regarding Measurement and Assessment of Capital Adequacy Ratios of Banks” that is “Computation of Value of Operational Risk” published in 28 June 2012 dated Official Gazette no. 28337. The operational risk which the Group is exposed to is calculated according to the “Basic Indicator Method” hence by multiplying the average of the 15% of last three years’ actual gross income with 12.5, in line with the effective legislation practices in the country.

Current Period	31 December 2012	31 December 2013	31 December 2014	Total / Total number of years for which gross income is positive	Rate (%)	Total
Gross Income	5,215,105	5,893,893	6,411,206	5,840,068	15	876,010
Amount subject to operational risk (Total*12.5)						10,950,128

Prior Period	31 December 2011	31 December 2012	31 December 2013	Total / Total number of years for which gross income is positive	Rate (%)	Total
Gross Income	4,265,465	5,215,105	5,893,893	5,124,821	15	768,723
Amount subject to operational risk (Total*12.5)						9,609,040

52

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

V.                                            CONSOLIDATED FOREIGN CURRENCY EXCHANGE RISK

Foreign exchange risk that the Parent Bank is exposed to, estimation of effects of exposures, and the limits set by the Board of Directors of the Parent Bank for the positions monitored on a daily basis

The Standard Method which is also used in the legal reporting is used in measuring the currency risk of The Parent Bank.

The Parent Bank’s and all consolidated financial subsidiaries’ foreign currency assets and liabilities and the forward foreign-currency transactions are taken into consideration in calculating the capital obligation for the consolidated currency risk. The net long and short positions are calculated in Turkish Lira equivalent of the each currency. The position with the biggest absolute value is determined as the base amount for the capital obligation. The capital obligation is calculated at that amount.

The magnitude of hedging foreign currency debt instruments and net investment in foreign operations by using derivatives

As at 31 December 2015 and 31 December 2014, the Group does not have derivative financial instruments held for risk management purpose.

Foreign exchange risk management policy

Risk policy of the Parent Bank is based on the transactions within the limits and keeping the currency position well-balanced. In the light of the national legislations and international applications, the Parent Bank has established a foreign currency risk management policy that enables the Group to take position between lower and upper limits determined in respect of the current equity profile. Speculative position is not held by the Parent Bank. The effective exchange rates at the date of balance sheet and for the last five working days of the period announced by the Parent Bank in TL are as follows:

	US Dollar	Euro
The Bank’s foreign currency purchase rate at the balance sheet date	2.9100	3.1661
Foreign currency purchase rates for the days before balance sheet date;
Day 1	2.8600	3.1263
Day 2	2.8500	3.1259
Day 3	2.8600	3.1368
Day 4	2.8500	3.1259
Day 5	2.8600	3.1260
Last 30-days arithmetical average rate	2.8527	3.0912

53

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

V.                                            CONSOLIDATED FOREIGN CURRENCY EXCHANGE RISK (Continued)

Information on currency risk

Current Period	Euro	US Dollar	Other FC	Total
Assets:
Cash and balances with the Central Bank of Republic of Turkey	2,816,103	12,164,961	4,374,833	19,355,897
Banks	482,497	4,458,573	49,150	4,990,220
Financial assets at fair value through profit or loss (1)	99,587	107,382	—	206,969
Interbank money market placements	—	—	—	—
Available-for-sale financial assets	1,434,226	3,801,539	—	5,235,765
Loans and receivables (2)	14,002,966	27,027,727	32,311	41,063,004
Associates, subsidiaries and joint-ventures	3	—	—	3
Held-to-maturity investments	—	130,981	—	130,981
Derivative financial assets held for risk management purpose	—	—	—	—
Tangible assets	926	4,292	—	5,218
Intangible assets	31	—	—	31
Other assets (3) (4)	856,094	1,512,853	705	2,369,652
Total assets	19,692,433	49,208,308	4,456,999	73,357,740
Liabilities:
Bank deposits	145,724	3,360,282	44,199	3,550,205
Foreign currency deposits	13,225,461	18,416,070	763,473	32,405,004
Interbank money market takings	—	3,403,437	—	3,403,437
Funds borrowed (5)	8,479,251	10,782,369	1,076	19,262,696
Securities issued	2,190,569	5,186,409	12,110	7,389,088
Miscellaneous payables	550,084	155,175	45,101	750,360
Derivative financial liabilities held for risk management purpose	—	—	—	—
Other liabilities (1) (4) (6)	81,851	5,941,697	1,035	6,024,583
Total liabilities	24,672,940	47,245,439	866,994	72,785,373
Net ‘on balance sheet’ position	(4,980,507)	1,962,869	3,590,005	572,367
Net ‘off-balance sheet’ position	5,576,216	(670,154)	(3,577,895)	1,328,167
Derivative assets (7)	7,738,067	12,701,193	2,036,853	22,476,113
Derivative liabilities (7)	2,161,851	13,371,347	5,614,748	21,147,946
Non-cash loans (8)	3,015,389	7,731,618	246,531	10,993,538

Prior Period	Euro	US Dollar	Other FC	Total
Total assets	14,276,007	40,285,316	4,446,412	59,007,735
Total liabilities	19,633,096	40,246,828	1,013,061	60,892,985
Net ‘on balance sheet’ position	(5,357,089)	38,488	3,433,351	(1,885,250)
Net ‘off-balance sheet’ position	5,456,748	346,269	(3,430,091)	2,372,926
Derivative assets (7)	7,545,021	8,766,209	1,377,221	17,688,451
Derivative liabilities (7)	2,088,273	8,419,940	4,807,312	15,315,525
Non-cash loans (8)	2,217,630	9,304,139	260,328	11,782,097

(1)             Derivative financial assets amounting to TL (51,275) (31 December 2014: TL 4,896) and liabilities amounting to TL (11,791) (31 December 2014: TL (86,657)) resulting from changes in foreign exchange rates are not included.

(2)             Foreign currency indexed loans amounting to TL 3,555,465 (31 December 2014: TL 2,751,245) presented in TL in the financial statements are included in the above table.

(3)             Foreign currency indexed factoring receivables amounted to TL 67,225 (31 December 2014: TL 65,320) presented in TL column in the accompanying consolidated balance sheet are included.

(4)             Prepaid expenses amounting to TL 66,010 (31 December 2014: TL 60,637) are not included.

(5)             Foreign currency indexed loans is shown as TL in the financial statements are not included.. (31 December 2014: TL 68,860).

(6)             Unearned income amounting to TL 110,576 (31 December 2014: TL 51,232) and deferred tax liabilities amounted to TL 6,210  (31 December 2014: 7,390) are not included. Equities amounting to 565,299 TL (31 December 2014: TL 553,581) are not included.

(7)             Asset purchase commitments amounting to TL 1,835,888 (31 December 2014: TL 1,327,706), asset sales commitments amounting to TL 1,895,065 (31 December 2014: TL 1,312,928) and precious metal swaps amounting to TL 5,597,158 (31 December 2014: TL 4,773,860) are included.

(8)             Non-cash loans are not taken into consideration in the calculation of the net ‘off-balance sheet’ position.

54

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

V.                                            CONSOLIDATED FOREIGN CURRENCY EXCHANGE RISK (Continued)

Exposure to currency risk

10 percent depreciation of the TL against the following currencies as at and for the year ended 31 December 2015 and 2014 would have effect on consolidated equity and the consolidated statement of income (without tax effects) by the amounts shown in the table below.

This analysis assumes that all other variables, in particular interest rates, remain constant.

	31 December 2015		31 December 2014
	Profit or loss	Equity (*)	Profit or loss	Equity (*)
US Dollar	128,842	128,842	38,327	38,327
Euro	27,552	41,688	(15,206)	21,112
Other currencies	1,211	1,211	326	326
Total, net (**)	157,605	171,741	23,447	59,765

(*)             Equity effect also includes profit or loss effect of 10% devaluation of TL against related currencies.

(**)      Associates, subsidiaries, joint ventures, tangible and intangible assets are not included to the analysis.

10 percent appreciation of the TL against the following currencies as at and for the year ended 31 December 2015 and 2014 would have effect on consolidated equity and consolidated statement of income (without tax effects) by the amounts shown in the table below.

	31 December 2015		31 December 2014
	Profit or loss	Equity (*)	Profit or loss	Equity (*)
US Dollar	(127,517)	(127,517)	(36,833)	(36,833)
Euro	(27,552)	(41,688)	15,206	(21,112)
Other currencies	(1,085)	(1,085)	(100)	(100)
Total, net (**)	(156,154)	(170,290)	(21,727)	(58,045)

(*)             Equity effect also includes profit or loss effect of 10% revaluation of TL against related currencies.

(**)      Associates, subsidiaries, joint ventures, tangible and intangible assets are not included to the analysis.

55

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS

ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                        CONSOLIDATED INTEREST RATE RISK

Interest sensitivity of assets, liabilities and off-balance sheet items is evaluated during the weekly Assets-Liabilities Committee meetings taking into account the developments in market conditions.

The Parent Bank’s interest rate risk is measured by the standard method. Measurements for standard method are carried out monthly using the maturity ladder table.

Interest rate sensitivity of assets, liabilities and off balance sheet items (based on repricing dates)

Current Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total
Assets:
Cash and balances with CBRT	12,781,090	—	—	—	—	8,708,824	21,489,914
Banks	5,475,827	194,049	61,644	—	—	444,499	6,176,019
Financial assets at fair value through profit/loss	391,852	421,683	6,030	87,765	73,042	15,490	995,862
Interbank money market placements	6,699	—	—	—	—	—	6,699
Available-for-sale financial assets	2,388,751	2,496,529	4,703,040	5,237,102	2,431,436	79,253	17,336,111
Loans and receivables	42,202,253	26,571,644	26,825,084	19,169,977	10,281,787	908,934	125,959,679
Held-to-maturity investments	1,010,446	1,774,694	3,360,520	1,301,192	230,877	—	7,677,729
Other assets (*)	104,786	295,650	311,063	1,119,520	227,377	7,885,149	9,943,545
Total assets	64,361,704	31,754,249	35,267,381	26,915,556	13,244,519	18,042,149	189,585,558

Liabilities:
Bank deposits	4,477,914	555,665	151,903	—	—	392,993	5,578,475
Other deposits	58,747,568	19,744,450	7,262,399	777,354	16,558	19,883,193	106,431,522
Interbank money market takings	11,216,171	1,148,950	—	397,450	64,627	—	12,827,198
Miscellaneous payables	—	—	—	—	—	4,397,761	4,397,761
Securities issued	1,179,387	1,235,096	2,244,042	5,988,183	—	—	10,646,708
Funds borrowed	3,683,934	7,684,616	5,500,813	929,920	2,395,764	—	20,195,047
Other liabilities (**)	45,764	92,326	245,280	903,262	3,176,408	25,045,807	29,508,847
Total liabilities	79,350,738	30,461,103	15,404,437	8,996,169	5,653,357	49,719,754	189,585,558

On balance sheet long position	—	1,293,146	19,862,944	17,919,387	7,591,162	—	46,666,639
On balance sheet short position	(14,989,034)	—	—	—	—	(31,677,605)	(46,666,639)
Off-balance sheet long position	1,207,068	2,297,615	—	—	—	—	3,504,683
Off-balance sheet short position	—	—	(315,011)	(1,725,656)	(902,100)	—	(2,942,767)
Net position	(13,781,966)	3,590,761	19,547,933	16,193,731	6,689,062	(31,677,605)	561,916

(*)                 Subsidiaries, associates and tangible and intangible assets, and deferred tax are included in non-interest bearing column.

(**)            Equity is included in non-interest bearing column in other liabilities line.

56

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                        CONSOLIDATED INTEREST RATE RISK (Continued)

Prior Period	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Non-Interest Bearing	Total

Assets:
Cash and balances with CBRT	3,055,551	—	—	—	—	18,835,530	21,891,081
Banks	2,983,521	214,751	6,290	—	—	363,946	3,568,508
Financial assets at fair value through profit/loss	172,007	207,100	7,569	33,427	25,905	4,233	450,241
Interbank money market placements	9,504	—	—	—	—	—	9,504
Available-for-sale financial assets	2,666,118	2,035,297	5,241,522	4,305,279	2,622,884	15	16,871,115
Loans and receivables	33,476,465	22,448,303	21,987,427	17,768,042	10,356,537	318,897	106,355,671
Held-to-maturity investments	281,186	1,559,200	3,180,566	290,780	1,542,861	—	6,854,593
Other assets (*)	65,719	315,931	170,248	853,884	243,339	5,901,628	7,550,749
Total assets	42,710,071	26,780,582	30,593,622	23,251,412	14,791,526	25,424,249	163,551,462

Liabilities:
Bank deposits	4,208,236	452,338	22,912	—	—	66,930	4,750,416
Other deposits	45,030,713	19,282,775	6,861,948	709,033	18,322	16,749,406	88,652,197
Interbank money market takings	15,846,751	253,389	349,241	—	205,860	—	16,655,241
Miscellaneous payables	—	—	—	—	—	3,344,419	3,344,419
Securities issued	718,111	2,146,929	2,579,188	4,940,480	—	—	10,384,708
Funds borrowed	4,063,185	7,002,553	3,733,893	717,541	743,483	—	16,260,655
Other liabilities (**)	147,979	23,050	132,524	464,387	1,649,212	21,086,674	23,503,826
Total liabilities	70,014,975	29,161,034	13,679,706	6,831,441	2,616,877	41,247,429	163,551,462

On balance sheet long position	—	—	16,913,916	16,419,971	12,174,649	—	45,508,536
On balance sheet short position	(27,304,904)	(2,380,452)	—	—	—	(15,823,180)	(45,508,536)
Off-balance sheet long position	658,387	1,660,268	—	—	—	—	2,318,655
Off-balance sheet short position	—	—	—	(1,304,201)	(777,200)	—	(2,081,401)
Net position	(26,646,517)	(720,184)	16,913,916	15,115,770	11,397,449	(15,823,180)	237,254

(*)                 Subsidiaries, associates and tangible and intangible assets are stated in non-interest bearing column.

(**)            Equity is included in non-interest bearing column in other liabilities line.

57

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                        CONSOLIDATED INTEREST RATE RISK (Continued)

Average interest rates applied to monetary financial instruments (*):

	Euro	US Dollar	Yen	TL
Current Period	%	%	%	%
Assets:
Cash and balance with CBRT	—	0.49	—	3.81
Banks	0.22	0.36	—	12.38
Financial assets at fair value through profit/loss	5.50	11.78	—	11.39
Interbank money market placements	—	—	—	11.65
Available-for-sale financial assets	4.43	6.70	—	6.98
Loans and receivables	3.77	4.69	—	12.10
Held-to-maturity investments	—	3.59	—	5.58

Liabilities:
Bank deposits	3.99	0.67	—	13.07
Other deposits	1.73	2.07	—	10.77
Interbank money market takings	—	1.08	—	8.46
Miscellaneous payables	—	—	—	—
Securities issued	2.72	4.44	0.93	10.93
Funds borrowed	1.07	1.87	—	11.83

	Euro	US Dollar	Yen	TL
Prior Period	%	%	%	%
Assets:
Cash and balance with CBRT	—	—	—	1.51
Banks	0.70	0.28	—	10.59
Financial assets at fair value through profit/loss	5.50	11.78	—	11.45
Interbank money market placements	—	—	—	10.33
Available-for-sale financial assets	4.27	6.89	—	7.19
Loans and receivables	4.19	5.39	—	12.70
Held-to-maturity investments	—	1.58	—	5.56

Liabilities:
Bank deposits	0.66	0.42	—	8.59
Other deposits	1.98	2.13	—	9.22
Interbank money market takings	—	0.95	—	9.83
Miscellaneous payables	—	—	—	—
Securities issued	3.47	3.45	—	9.06
Funds borrowed	1.13	1.67	—	8.44

(*)             The rates above are calculated over financial instruments with interest rates.

58

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                        CONSOLIDATED INTEREST RATE RISK (Continued)

The interest rate risk of the banking book items:

Measurement Frequency of Interest Rate Risk

Interest rate risk arising from banking book accounts is calculated in accordance with “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” published in the 23 August 2011 dated Official Gazette no. 28034. Legal limit is monthly monitored and reported accordingly.

The economic value changes arising from the interest rate fluctuations which are measured according to “Regulation on Measurement and Assessment of Interest Rate Risk Arising from Banking Book Accounts according to Standard Shock Technique” are presented in the below table:

Currency Unit-Current Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity
1. TRY	500 / (400)	(2,022,909) / 1,994,966	(%9.45) / %9.32
2. EURO	200 / (200)	237,097 / (30,443)	%1.11 / (%0.14)
3. US Dollar	200 / (200)	592,183 / (522,416)	%2.76 / (%2.44)
Total (For Negative Shocks)	—	1,442,107	6.74%
Total (For Positive Shocks)	—	(1,193,629)	(5.58%)

Currency Unit-Prior Period	Applied Shock (+/- x base point)	Gain/ Loss	Gain/ Equity-Loss/ Equity
1. TRY	500 / (400)	(2,440,546) / 2,452,172	(%13.54) / %13.61
2. EURO	200 / (200)	178,773 / (9,440)	%0.99 / (%0.05)
3. US Dollar	200 / (200)	441,639 / (383,071)	%2.45 / (%2.13)
Total (For Negative Shocks)	—	2,059,661	%11.43
Total (For Positive Shocks)	—	(1,820,134)	(%10.10)

The table above has been obtained from unconsolidated audited financial report dated 31 December 2015 disclosed on Public Disclosure Platform.

59

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                        CONSOLIDATED INTEREST RATE RISK (Continued)

Stock position risks arising from banking book items:

Information on separations of risks according to objectives including their relation with gains presented in equity and strategically reasons, accounting techniques and general information about valuation methods with the related assumptions and factors that affect the valuation and significant changes

If carrying value is substantially different from fair value and for publicly traded shares if market value is substantially different from fair value, the comparison with the market prices are shown in the table below:

Current Period	Comparison
Stock Investments	Carrying Value	Fair Value(*)	Market Value(*)
Stocks quoted in exchange(*)	233,212	233,212	233,212
1.Stocks Investments Group A	233,212	233,212	233,212
2.Stock Investments Group B	—	—	—
3.Stock Investments Group C	—	—	—

Stocks unquoted in exchange(**)	412,393	271,913	—

(*)                   The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)            The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

Prior Period	Comparison
Stock Investments	Carrying Value	Fair Value(*)	Market Value(*)
Stocks quoted in exchange(*)	203,092	203,092	203,092
1.Stocks Investments Group A	203,092	203,092	203,092
2.Stock Investments Group B	—	—	—
3.Stock Investments Group C	—	—	—

Stocks unquoted in exchange(**)	320,037	320,037	—

(*)                   The values of stocks traded in Stock Exchange are included to both columns assuming the market value is approximate to fair value.

(**)            The values of stocks unquoted in exchange are determined according to valuation reports prepared by independent valuation companies.

60

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VI.                                       CONSOLIDATED INTEREST RATE RISK (Continued)

Total unrealized gain or loss, total revaluation surplus and values included to principal and supplementary capital

Total unrealized gain or loss, total appraisal surplus and values included to principal and supplementary capital are given in the below table:

	Realized	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Current Period	Gain/Loss in Current Period	Total (*)	Included in Core Capital	Total (*)	Included in Core Capital	Included in Supplementary Capital
1. Private Capital Investments	—	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	—	—	—
3. Other Stocks	—	118,580	118,580	—	—	—
4. Total	—	118,580	118,580	—	—	—

(*)             Amounts are presented including the effect of deferred tax.

	Realized	Revaluation Surplus		Unrealized Gain and Loss
Portfolio-Prior Period	Gain/Loss in Current Period	Total (*)	Included in Core Capital	Total (*)	Included in Core Capital	Included in Supplementary Capital
1. Private Capital Investments	—	—	—	—	—	—
2. Publicly Traded Stocks	—	—	—	—	—	—
3. Other Stocks	—	62,289	62,289	—	—	—
4. Total	—	62,289	62,289	—	—	—

(*)             Amounts are presented including the effect of deferred tax.

VII.                                  CONSOLIDATED LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO

Liquidity risk is defined as the risk of not fulfilling payment liabilities on time as a result of not having adequate cash or cash inflow to meet the cash outflow properly due to imbalance in cash flows of the bank. The framework of liquidity risk of the Parent Bank is specified with Liquidity Risk Management Document. In the framework of liquidity risk management, policies regarding liquidity risk management are written down by Risk Management Department and fundamental principles, analyses regarding measurement and monitoring risk, basic rudiments on early warning indicators, liquidity buffer and limits are included.

The Bank is managing liquidity risk according to risk capacity and the Bank’s risk appetite in the range envisioned by the regulations. Liquidity risk management approach is in general based on the principle of monitoring in-day liquidity risk. The Bank monitors the net liquidity position and liquidity requirements continuously and facing the future. The Bank takes precautions to increase diversity in fund sources to increase effectiveness and durability in liquidity risk management. On market basis and specific to the Bank (in consideration of market and funding liquidity) scenario and susceptibility analyses are performed and assumptions based on these analyses are reviewed regularly. It is aimed to protect the optimum liquidity level that can meet short — term liquidity needs not to remain inactive and maintain profitability — risk balance.

In addition to the structure described concerning the Parent Bank’s liquidity risk management, various systems and processes are also available subsidiaries and associates. These systems and processes are designed in a way compatible with the generally accepted approach concerning liquidation risk management and legal regulations that each subsidiary and associate is subject to be. Besides the established structures and arrangements are able to execute liquidation risk management of subsidiaries and associates effectively within the organization, it is expected that these established structures and arrangements are also contribute to the integrated liquidity risk management structure with the Parent Bank’s all associates.

61

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VII.                                   CONSOLIDATED LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO (Continued)

Liquidity management in The Parent Bank is carried out under Treasury Department in regard to the Bank’s strategic goals and projections, decisions taken in Active/Passive Committee, treasury policies, limits defined under market circumstances, Bank’s balance sheet and income goals and strategies defined to meet these goals. Daily, weekly, and monthly cash flow statements are prepared in accordance with principles of profitability and prudence in The Parent Bank’s liquidity management. Cash flow statements are evaluated and the Bank’s liquidity is managed in line with Treasury Department policies, daily TL and FC liquidity position Bank balance sheet and income goals.

Scenarios about where to make replacement funding in case of high amount outflows in daily liquidity management are made regularly, effects of probable outflows on liquidity level and legal ratios are evaluated and liquidity management is carried out by taking necessary actions.

The Bank makes use of liquidity gap analysis reports and liquidity stress tests in the internal measurement of liquidity risk. In Liquidity gap analysis and liquidity stress scenarios, the Bank’s compensation level of net cash outflows which are more likely to happen in short term are presented. Measurements regarding liquidity risk are performed by Risk Management Department and measurement results are reported regularly to performer units responsible of management of the related risk and top management and the Board of Directors.

It is taken as a basis that the Bank consistently monitors TL and FC liquidity positions and funding strategies. Necessary precautions are taken in line with liquidity needs by following stress circumstances. “Liquidity Emergency Action Plan” which is an important part of liquidity risk management of the Bank, consists of early warning indicators which play an important role in monitoring increases in liquidity risk and the prevention of a possible crisis, action plans to prevent a possible crisis and to be applied during a crisis. Furthermore, to fulfill the banks reserve deposits liability that it has to allocate in the presence of CBRT, alternative fund sources to provide liquidity that is needed in various stress circumstances and under which circumstances to apply these sources, precautions to minimize time maturity mismatch and provide necessary funds on time, how the mechanism is going to operate in cases of crisis and stress is included in the plan.

Liquidity Coverage Ratio

		Total unweighted value *		Total weighted value*
Current Period		TL+FC	FC	TL+FC	FC
HIGH QUALITY LIQUID ASSETS
1	Total High Quality Liquid Assets (HQLA)			28,842,274	19,291,743
CASH OUTFLOWS
2	Retail deposits and deposits from small business customers, of which:	47,209,327	17,527,659	3,750,130	1,526,493
3	Stable deposits	19,416,047	4,525,463	970,802	226,273
4	Less stable deposits	27,793,280	13,002,196	2,779,328	1,300,220
5	Unsecured wholesale funding, of which:	47,583,503	13,101,636	24,148,735	8,946,020
6	Operational deposits	8,708,614	2,794,066	9,579,078	2,220,567
7	Non-operational deposits	31,958,453	8,125,734	7,947,240	4,566,970
8	Unsecured debt	6,916,436	2,181,836	6,622,417	2,158,483
9	Secured wholesale funding			—	—
10	Additional requirements of which:	11,935,341	10,289,600	11,935,341	10,289,599
11	Outflows related to derivative exposures and other collateral requirements	11,935,341	10,289,600	11,935,341	10,289,599
12	Outflows related to loss of funding on debt products	—	—	—	—
13	Credit and liquidity facilities	—	—	—	—
14	Other contractual funding obligations	12,634,258	12,132,366	631,713	606,618
15	Other contingent funding obligations	41,024,707	12,600,559	6,462,091	1,660,257
16	TOTAL CASH OUTFLOWS			46,928,010	23,028,987
CASH INFLOWS
17	Secured lending	—	—	—	—
18	Inflows from fully performing exposures	12,252,177	5,859,220	8,755,145	5,156,973
19	Other cash inflows	10,114,577	7,424,636	10,114,577	7,424,636
20	TOTAL CASH INFLOWS	22,366,754	13,283,856	18,869,722	12,581,609
				Upper Limit Applied Values
21	TOTAL HQLA			28,842,274	19,291,743
22	TOTAL NET CASH OUTFLOWS			28,058,288	10,447,378
23	LIQUIDITY COVERAGE RATIO (%)			102.79	184.66

(*)              To be calculated by simple arithmetic average monthly and consolidated average calculated for the last three months to the liquidity coverage ratio, calculated weekly simple average of the last three months to the liquidity coverage ratio is calculated by taking the arithmetic mean.

62

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VII.                                  CONSOLIDATED LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO  (Continued)

		Total unweighted value *		Total weighted value*
Prior Period		TL+FC	FC	TL+FC	FC
HIGH QUALITY LIQUID ASSETS
1	Total High Quality Liquid Assets (HQLA)			21,740,602	15,890,234
CASH OUTFLOWS
2	Retail deposits and deposits from small business customers, of which:	33,211,281	14,381,935	2,350,923	818,618
3	Stable deposits	28,462,318	9,632,972	1,423,116	481,648
4	Less stable deposits	4,748,963	4,748,963	927,807	336,970
5	Unsecured wholesale funding, of which:	51,231,026	12,326,384	21,390,721	6,087,581
6	Operational deposits	32,362,586	5,491,432	8,090,647	1,372,858
7	Non-operational deposits	13,843,072	5,710,009	8,275,114	3,589,780
8	Unsecured debt	5,025,368	1,124,943	5,024,960	1,124,943
9	Secured wholesale funding			—	—
10	Additional requirements of which:	1,279,692	1,222,956	1,279,692	1,222,956
11	Outflows related to derivative exposures and other collateral requirements	1,279,692	1,222,956	1,279,692	1,222,956
12	Outflows related to loss of funding on debt products	—	—	—	—
13	Credit and liquidity facilities	—	—	—	—
14	Other contractual funding obligations	12,266,490	9,756,311	613,325	487,816
15	Other contingent funding obligations	44,132,841	14,485,826	6,444,894	2,353,891
16	TOTAL CASH OUTFLOWS			32,079,555	10,970,862
CASH INFLOWS
17	Secured lending	—	—	—	—
18	Inflows from fully performing exposures	8,123,384	2,794,168	5,753,344	2,503,876
19	Other cash inflows	207,386	153,889	207,386	153,889
20	TOTAL CASH INFLOWS	8,330,770	2,948,057	5,960,730	2,657,765
				Upper Limit Applied Values
21	TOTAL HQLA			21,740,602	15,890,234
22	TOTAL NET CASH OUTFLOWS			26,118,825	8,313,097
23	LIQUIDITY COVERAGE RATIO (%)			83.24	191.15

(*)     To be calculated by simple arithmetic average monthly and consolidated average calculated for the last three months to the liquidity coverage ratio, calculated weekly simple average of the last three months to the liquidity coverage ratio is calculated by taking the arithmetic mean.

The highest value in foreign currency took place during 30 November 2015 period in the level of 187.8%, whereas the lowest value took place during 31 October 2015 period in the level of 180.55%.

The highest value in total took place during 31 December 2015 period in the level of 109.55%, whereas the lowest value took place during 30 November 2015 period in the level of 99.1%.

Between 30 September 2015 and 31 December 2015, as a result of the decrease of cash inflows in foreign currency and total liquidity coverage ratio is less than decrease of cash outflows, the ratios increased from %175.14 to %186.07 on foreign currency, and from %105.68 to %109.55 in total.

With the “Liquidity Coverage Rate” which is prepared under the framework of “Regulations Regarding Banks’ Calculations of Liquidity Coverage Rate” published by BRSA, the balance between banks’ net cash outflows and high quality liquid asset stock

Bank’s high quality liquid asset stock consists of cash and debt instruments issued by CBRT and Republic of Turkey Undersecretariat of Treasury.

Whereas the Banks’ important fund sources are deposits, funds obtained from other financial institutions, marketable securities issued and funds obtained from repo transactions.

Derivatives transactions with 30 or less days to maturity are included into liquidity coverage calculation with cash outflows created by the transactions as of the calculated liquidity coverage rate. In case of a liability resulting from derivatives transactions and security fulfillment liablity resulting from other liabilities, actions are taken accordingly to the related regulation.

63

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VII.                                  CONSOLIDATED LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO  (Continued)

Maturity analysis of assets and liabilities according to remaining maturities:

Current Period	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Undistributed(*)	Total
Assets:
Cash and balance with CBRT	21,489,914	—	—	—	—	—	—	21,489,914
Banks	4,096,369	1,823,957	194,049	61,644	—	—	—	6,176,019
Financial assets at fair value through profit/loss	13,658	113,337	63,130	76,534	654,329	73,042	1,832	995,862
Interbank money market placements	—	6,699	—	—	—	—	—	6,699
Available-for-sale financial assets	—	85,621	163,685	2,248,919	7,985,465	6,773,168	79,253	17,336,111
Loans and receivables	44,074	12,181,164	4,403,338	25,225,884	52,826,616	30,369,669	908,934	125,959,679
Held-to-maturity investments	—	421,753	—	—	3,774,047	3,481,929	—	7,677,729
Other assets	2,206	1,233,199	367,645	488,301	1,295,221	227,374	6,329,599	9,943,545
Total assets	25,646,221	15,865,730	5,191,847	28,101,282	66,535,678	40,925,182	7,319,618	189,585,558

Liabilities:
Bank deposits	392,993	4,477,914	555,665	151,903	—	—	—	5,578,475
Other deposits	20,242,411	58,454,713	19,586,263	7,221,632	904,252	22,251	—	106,431,522
Funds borrowed	—	613,644	963,332	10,070,012	3,319,125	5,228,934	—	20,195,047
Interbank money market takings	—	11,216,171	1,148,950	—	397,450	64,627	—	12,827,198
Securities issued	—	1,179,387	1,234,924	1,974,005	6,258,392	—	—	10,646,708
Miscellaneous payables	—	3,197,707	107,686	266,215	4,466	—	821,687	4,397,761
Other liabilities	5	661,799	271,149	53,380	102,220	4,267,976	24,152,318	29,508,847
Total liabilities	20,635,409	79,801,335	23,867,969	19,737,147	10,985,905	9,583,788	24,974,005	189,585,558

Liquidity gap	5,010,812	(63,935,605)	(18,676,122)	8,364,135	55,549,773	31,341,394	(17,654,387)	—
Net Off Balance Sheet Position	—	36,402	(15,382)	70,417	496,019	374,145	—	961,601
Receivables from Derivative Financial Instruments	—	10,288,932	3,593,668	1,389,636	5,540,752	4,922,653	—	25,735,641
Payables from Derivative Financial Instruments	—	10,252,530	3,609,050	1,319,219	5,044,733	4,548,508	—	24,774,040
Non-cash Loans	2,663,320	951,139	19,403,416	5,498,569	4,078,818	524,639	—	33,119,901

Prior Period	Demand	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Undistributed(*)	Total
Total assets	21,097,023	15,020,547	5,177,956	21,619,608	58,091,716	37,380,848	5,163,764	163,551,462
Total liabilities	17,054,815	70,465,002	23,469,756	16,350,894	9,138,479	6,203,557	20,868,959	163,551,462
Liquidity gap	4,042,208	(55,444,455)	(18,291,800)	5,268,714	48,953,237	31,177,291	(15,705,195)	—
Net Off Balance Sheet Position	—	(72,293)	25,171	(2,703)	206,056	298,287	—	454,518
Receivables from Derivative Financial Instruments	—	9,368,353	2,540,253	500,857	2,802,695	3,531,257	—	18,743,415
Payables from Derivative Financial Instruments	—	9,440,646	2,515,082	503,560	2,596,639	3,232,970	—	18,288,897
Non-cash Loans	243,079	835,912	16,418,421	6,930,286	3,399,063	683,541	—	28,510,302

(*)                 Certain assets on the balance sheet that are necessary for the banking operations but not convertible into cash in short period such as tangible assets, intangible assets, associates, subsidiaries, miscellaneous receivables and shareholder’s equity in the liabilities have been included in the “Undistributed” column.

64

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VII.                                   CONSOLIDATED LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO (Continued)

Residual contractual maturities of financial liabilities (*)

Current period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	5,578,475	5,593,377	392,993	4,483,071	562,204	155,109	—	—
Other deposits	106,431,522	161,230,587	20,242,411	90,390,027	33,694,394	15,879,331	998,260	26,164
Funds borrowed	20,195,047	21,775,455	—	619,943	977,891	10,192,539	3,767,715	6,217,367
Money market takings	12,827,198	12,843,308	—	11,227,072	1,151,513	—	399,406	65,317
Securities issued	10,646,708	11,398,974	—	1,185,490	1,246,388	2,031,028	6,936,068	—
Miscellaneous payables	4,397,761	4,397,761	821,687	3,197,707	107,686	266,215	4,466	—
Other liabilities	6,546,168	8,465,570	1,726,125	378,507	37,667	52,867	83,027	6,187,377
Total	166,622,879	225,705,032	23,183,216	111,481,817	37,777,743	28,577,089	12,188,942	12,496,225

Non-Cash Loans	33,119,901	33,119,901	2,663,320	951,139	19,403,416	5,498,569	4,078,818	524,639

Prior period	Carrying amount	Gross nominal outflow	Demand	Less than one month	1-3 months	3 months to 1 year	1-5 years	More than 5 years

Bank deposits	4,750,416	4,753,361	66,930	4,209,000	453,419	24,012	—	—
Other deposits	88,652,197	89,212,248	16,987,878	44,972,317	19,393,564	7,074,231	762,575	21,683
Funds borrowed	16,260,655	17,263,830	—	1,511,280	1,092,397	6,771,654	3,519,833	4,368,666
Money market takings	16,655,241	16,667,205	—	15,854,923	253,874	351,133	—	207,275
Securities issued	10,384,708	11,236,567	—	713,864	2,166,332	2,401,993	5,954,378	—
Miscellaneous payables	3,344,419	3,344,419	559,496	2,728,303	56,620	—	—	—
Other liabilities	3,614,846	4,564,538	909,478	398,121	38,123	15,223	43,890	3,159,703
Total	143,662,482	147,042,168	18,523,782	70,387,808	23,454,329	16,638,246	10,280,676	7,757,327

Non-Cash Loans	28,675,047	28,675,047	243,079	835,912	16,443,803	6,930,286	3,538,426	683,541

(*)                 This table shows the undiscounted cash flows on the Group’s financial liabilities on the basis of their earliest possible contractual maturity. Therefore, the gross nominal outflows in the table above vary from the carrying amounts of the relevant financial liabilities reflected in the consolidated financial statements.

Securitisation Positions

None.

Credit risk mitigation techniques

“Basic Financial Guarantee” method is used for the financial guarantees in accordance with “Communique on Credit Risk Mitigation”. Cash or cash equivalent, treasury bill, government bond and guarantees are used in credit risk mitigation.

Applications on guarantees’ valuation and method

Policies on the valuation of financial guarantees and their evaluation and valuation of immovable that are received as mortgage for loans have been formed. These policies and procedures are prepared in accordance with “Communique on Credit Risk Mitigation” and include minimum conditions regarding guarantee valuation and management.

Types of main guarantees received

Main types of the guarantees that Bank receives for loans provided are mortgages, guarantees/sureties and financial guarantees.

65

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VII.                                   CONSOLIDATED LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO (Continued)

Main guarantors, credit derivatives’ counterparties and their credit worthiness

Assessment of credit worthiness of main guarantors is determined and monitored in accordance with the lending and intelligence procedures of the Bank.

Information about market and credit risk concentration in credit risk mitigation

Market risk and credit risk concentrations are carefully avoided.

Information about guarantees according to risk classifications

Information about guarantees according to risk classifications is shown in the table below:

Risk Classification-Current Period	Amount	Financial Guarantees	Other/Physical Guarantees	Guarantees and Credit Derivatives
Claims on sovereigns and Central Banks	57,024,024	7,162,734	—	—
Claims on regional governments or local authorities	3,701,832	14,358	—	—
Claims on administrative bodies and other non-commercial undertakings	1,110,567	25,077	—	—
Claims on multilateral development banks	219	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	10,498,291	3,081,086	—	—
Claims on corporates	62,902,098	789,622	—	1,688,920
Claims included in the regulatory retail portfolios	28,722,154	244,557	—	—
Claims secured by residential property	39,642,054	—	—	—
Past due loans	908,934	—	—	—
Higher risk categories decided by the Agency	11,406,846	16,000	—	—
Marketable securities secured by mortgages	—	—	—	—
Securitization positions	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—
Other claims	7,429,686	—	—	—
Total	223,346,705	11,333,434	—	1,688,920

66

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VII.                                   CONSOLIDATED LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO (Continued)

Risk Classification-Prior Period	Amount	Financial Guarantees	Other/Physical Guarantees	Guarantees and Credit Derivatives
Claims on sovereigns and Central Banks	52,348,682	4,810,208	—	—
Claims on regional governments or local authorities	2,990,873	19,276	—	—
Claims on administrative bodies and other non-commercial undertakings	1,053,325	63,400	—	—
Claims on multilateral development banks	—	—	—	—
Claims on international organizations	—	—	—	—
Claims on banks and intermediary institutions	16,770,100	7,032,378	—	—
Claims on corporates	51,793,913	514,692	—	634,888
Claims included in the regulatory retail portfolios	24,732,075	199,482	—	—
Claims secured by residential property	32,867,468	—	—	—
Past due loans	320,657	—	—	—
Higher risk categories decided by the Agency	12,635,218	15,115	—	—
Marketable securities secured by mortgages	—	—	—	—
Securitization positions	—	—	—	—
Short-term claims and short-term corporate claims on banks and intermediary institutions	—	—	—	—
Undertakings for collective investments in mutual funds	—	—	—	—
Other claims	5,656,295	—	—	—
Total	201,168,606	12,654,551	—	634,888

Risk management strategies and policies

Risk management strategies are determined so as to support the Parent Bank’s objectives and goals and maintain Parent Bank’s presence by developing the present risk management strategies and corporate wide risk culture in parallel with the changing business and risk environment and by applying the well accepted national and international risk management practices.

The mission of Parent Bank is to continuously increase the values added to the customers, employees, shareholders and society by managing the entrusted assets and values effectively and productively. In this scope, it is fundamental to adopt forward looking risk based approaches through forming high quality assets and good management of liabilities in all activities aiming high quality gains.

The Parent Bank’s risk management strategy is mainly based on avoiding high risks and legal risks with high impacts even if the probability of happening is low, taking measures for the risks that may occur due to ordinary banking activities, procuring protection, transferring risks to third parties through techniques like insurance or credit derivatives and accepting risks that have low impact and probability of occurrence.

Risks are defined, measured, reported and managed in compliance with the policies and national and international standards. In this respect, not only legal limits but also in-bank limits are considered. Up-to-dateness and compliance of the limits are monitored regularly. Credit risk mitigation policies are determined and approved by the Board of Directors. Besides, possible risks are considered by following the changes in the market and economic conditions.

Risk management system and organization have been formed in compliance with the Regulation of Internal Systems.

67

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VII.                                   CONSOLIDATED LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO (Continued)

Explanations Regarding Leverage Ratio

Information on Issues that Cause Differences between Current Period and Previous Period Leverage Ratios

The Parent Bank’s consolidated leverage rate which is calculated due to “Regulation on Banks’ Measurement and Evaluation of Leverage Level” actualised as 6.72%. Increase in balance sheet assets and off-balance sheet transactions resulted in change in comparison with previous period (31 December 2014: 6.96%) leverage rate. The Regulation adjudicated minimum leverage rate as 3%.

Summary table of comparison with the total risk amount Located total assets held in consolidated financial statements in accordance with IAS

	Current Period	Prior Period
Total asset amount in the consolidated financial statements prepared as per TAS (*)	179,268,599	162,827,024
The difference between the total asset amount in the consolidated financial statements prepared as per TAS and the asset amount in the consolidated financial statements prepared as per the Communiqué on the Preparation of the Consolidated Financial Statements of Banks (*)	(1,076,559)	(724,438)
The difference between the derivative financial instruments and the loan derivatives amount in the consolidated financial statements prepared as per the Communiqué on the Preparation of the Consolidated Financial Statements of Banks and the risk amounts (*)	(1,071,807)	(641,280)
The difference between the financial transactions with securities or goods warranty amounts in the consolidated financial statements prepared as per the Communiqué on the Preparation of the Consolidated Financial Statements of Banks and the risk amounts (**)	16,205,454	13,728,740
The difference between the off-balance sheet transactions amount in the consolidated financial statements prepared as per the Communiqué on the Preparation of the Consolidated Financial Statements of Banks and the risk amounts (**)	6,745,053	5,151,269
Other differences between the amount in the consolidated financial statements prepared as per the Communiqué on the Preparation of the Consolidated Financial Statements of Banks and the risk amounts (**)	(75,157,323)	(67,168,264)

(*)             As the consolidated financial statements, which are prepared according to the 6th paragraph of the article no. 5 of the Communique on Preparation of Consolidated Financial Statements of Banks, as of 31.12.2015 have not been published yet, the balances as of 30.06.2015 and 31.12.2014 are shown.

(**)      The balances in the table represent the averae of three months.

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CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE GROUP (Continued)

VII.                                   CONSOLIDATED LIQUIDITY RISK AND LIQUIDITY COVERAGE RATIO (Continued)

Leverage ratio common disclosure template

	Current Period(*)	Prior Period(*)
On-balance sheet exposures
On-balance sheet items (exclude derivatives and SFTs; include collateral)	188,355,835	156,663,304
Assets deducted in determining Basel III Tier 1 capital	(357,384)	(257,930)
Total on-balance sheet exposures (excluding derivatives and SFTs)	187,998,451	156,405,374
Derivative exposures
Replacement cost	958,702	407,433
Add-on amount	380,597	233,847
Total derivative exposures	1,339,299	641,280
Securities financing transaction exposures
Gross SFT assets (with no recognition of accounting netting)	779,920	1,690,988
Agent transaction exposures	—	—
Total securities financing transaction exposures	779,920	1,690,988
Other off-balance sheet exposures
Off-balance sheet exposures with gross nominal amount	54,444,913	46,704,208
Adjustment amount off-balance sheet exposures with credit conversion factor	1,025,968	561,420
Total off-balance sheet exposures	55,470,881	47,265,628
Capital and total exposures
Tier 1 capital	16,514,311	14,331,294
Total exposures	245,588,551	206,003,270
Leverage ratio
Leverage ratio	6.72	6.96

(*)                   Calculated by using 3 month average of balances in Leverage Rate Notification table.

VIII.                             FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES

	Carrying Value		Fair Value
	Current Period	Prior Period	Current Period	Prior Period
Financial Assets:
Receivables from Interbank Money Markets	6,699	9,504	6,699	9,504
Banks	6,176,019	3,568,508	6,176,019	3,568,508
Available-for-Sale Financial Assets	17,336,111	16,871,115	17,336,111	16,871,115
Held-to-Maturity Investments	7,677,729	6,854,593	7,496,076	6,983,593
Loans	125,959,679	106,355,671	127,521,403	107,248,004
Financial Leasing Receivables	1,325,825	1,089,987	1,325,825	1,089,987
Factoring Receivables	717,727	510,381	717,727	510,381
Financial Liabilities:
Bank Deposits	5,578,475	4,750,416	5,610,321	4,750,416
Other Deposits	106,431,522	88,652,197	106,428,225	88,696,535
Funds Borrowed	20,195,047	16,260,655	20,508,451	16,260,391
Securities Issued	10,646,708	10,384,708	10,569,723	10,315,024
Subordinated Loans	4,155,551	2,126,436	4,155,551	2,126,436
Miscellaneous Payables	4,397,761	3,344,419	4,397,761	3,344,419

Fair values of available-for-sale financial assets and held-to-maturity investments are derived from market prices or in case of absence of such prices they are derived from prices of other marketable securities, whose interest rate, maturity date and other conditions are similar to securities held.

Fair value of loans are calculated by discounting future cash flows with the use of current market interest rates.

69

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VIII.                              FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES (Continued)

Fair value of funds borrowed with fixed interest rate are calculated by discounting cash flows with current market interest rates. Fair value of funds borrowed with floating interest rate is calculated according to repricing period by discounting cash flows with current market rates.

Fair value of other assets and liabilities is calculated by adding accumulated acquisition costs and the sum of the interest accrual.

Classification of Fair Value Measurement

TFRS 7 - Financial Instruments requires the classification of fair value measurements into a fair value hierarchy by reference to the observability and significance of the inputs used in measuring fair value of financial instruments measured at fair value to be disclosed. This classification basicly relies on whether the relevant inputs are observable or not. Observable inputs refer to the use of market data obtained from independent sources, whereas unobservable inputs refer to the use of predictions and assumptions about the market made by the Company. This distinction brings about a fair value measurement classification generally as follows:

Level 1: Fair value measurements using quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2: Fair value measurements using inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (as prices)  or indirectly (derived from prices);

Level 3: Fair value measurements using inpus for the assets or liabilitity that are not based on observable market data (unobservable inputs).

Classification requires using observable market data if possible.

The classification of fair value measurements of financial assets and liabilities measured at fair value is as follows:

31 December 2015	Level 1	Level 2	Level 3		Total
Financial assets at fair value through profit/loss:
Financial assets held for trading purpose:
Debt securities	69,685	25,711	—		95,396
Derivative financial assets held for trading purpose	—	885,467	—		885,467
Investment funds	13,167	—	—		13,167
Equity securities	1,832	—	—		1,832
Available-for-sale financial assets
Equity securities	—	—	79,253		79,253
Debt securities	14,322,018	2,934,840	—		17,256,858
Investments in associates and subsidiaries	—	—	271,913	(*)	271,913
Total Financial Assets	14,406,702	3,846,018	351,166		18,603,886
Financial liabilities at fair value through profit/loss:	—	—	—		—
Derivative financial liabilities held for trading purpose	—	(304,352)	—		(304,352)
Total Financial Liabilities	—	(304,352)	—		(304,352)

70

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

VIII.                              FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES (Continued)

31 December 2014	Level 1	Level 2	Level 3		Total
Financial assets at fair value through profit/loss:
Financial assets held for trading purpose:
Debt securities	10,798	55,355	—		66,153
Derivative financial assets held for trading purpose	—	379,576	—		379,576
Investment funds	2,947	—	—		2,947
Equity securities	1,565	—			1,565
Available-for-sale financial assets
Equity securities	—	—	—		—
Debt securities	15,378,036	1,493,064	—		16,871,100
Investments in associates and subsidiaries	203,092	—	259,823	(*)	462,915
Total Financial Assets	15,596,438	1,927,995	259,823		17,784,256
Financial liabilities at fair value through profit/loss:	—	—	—		—
Derivative financial liabilities held for trading purpose	—	(270,627)	—		(270,627)
Total Financial Liabilities	—	(270,627)	—		(270,627)

(*)             This amount consist of fair value of the affiliates and subsidiaries determined by independent valuation companies.

The reconciliation from the beginning balances to the ending balances for fair value measurements in Level 3 of the fair value hierarchy as at and for the year ended 31 December 2015 is as follows:

	Level 3 Current Period	Level 3 Prior Period
Balance at the beginning of the year	259,823	217,527
Total gains or losses for the year recognized in profit or loss	—	—
Total gains or losses for the year recognized under equity	91,343	42,296

Balance at the end of the year	351,166	259,823

IX.                                       TRANSACTIONS CARRIED OUT ON BEHALF OF CUSTOMERS, ITEMS HELD IN TRUST

The Parent Bank provides buying, selling and custody services and management and advisory services in financial matters for its customers. The Group is not involved in trust activities.

X.                                            CONSOLIDATED SEGMENT REPORTING

The Parent Bank operates in corporate, commercial, small business, retail and investment banking. Accordingly, the banking products served to customers are; time and demand deposit, accumulating account, repos, overdraft facilities, spot loans, foreign currency indexed loans, consumer loans, automobile and housing loans, working capital loans, discounted bills, gold loans, foreign currency loans, Eximbank loans, pre-export loans, ECA covered financing, letters of guarantee, letters of credit, export factoring, acceptance credits, draft facilities, forfaiting, leasing, insurance, forward, futures, salary payments, investment account, cheques, safety boxes, bill payments, tax collections, payment orders.

The Parent Bank provides service packages to its corporate, commercial and retail customers including deposit, loans, foreign trade transactions, investment products, cash management, leasing, factoring, insurance, credit cards, and other banking products. A customer-oriented branch network has been built in order to serve customers’ needs effectively and efficiently.

Additionally, the Parent Bank provides “small business” banking service to enterprises in retail and service sectors. Products include overdraft accounts, POS machines, credit cards, cheque books, TL and foreign currency deposits, investment accounts, internet banking and call-center, debit card, and bill payment.

Retail banking customers form a wide-spread and sustainable deposit base for the Parent Bank. Individual customers’ needs are met by diversified consumer banking products through branches and alternative delivery channels.

71

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

X.                                            CONSOLIDATED SEGMENT REPORTING (Continued)

Major financial statement items according to business lines:

Current Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	4,219,010	6,709,281	3,034,890	10,251	13,973,432
Interest income from loans	4,219,010	6,535,686	843,641	—	11,598,337
Interest income from reserve deposits	—	—	38,684	—	38,684
Interest income from securities portfolio	—	—	2,072,208	—	2,072,208
Interest income from banks	—	—	78,724	—	78,724
Interest income from money market transactions	—	—	1,633	—	1,633
Finance lease income	—	102,526	—	—	102,526
Other interest income	—	71,069	—	10,251	81,320
Interest Expense	2,558,344	3,428,744	2,214,157	36,919	8,238,164
Interest expense on deposits	2,558,344	3,367,161	190,194	—	6,115,699
Interest expense on funds borrowed	—	61,583	300,917	—	362,500
Interest expense on money market transactions	—	—	886,728	—	886,728
Interest expense on securities issued	—	—	595,176	—	595,176
Other interest expenses	—	—	241,142	36,919	278,061
Net Interest Income	1,660,666	3,280,537	820,733	(26,668)	5,735,268
Net Fees and Commissions Income	396,068	380,447	93,814	—	870,329
Trading Income/ Losses (Net)	—	—	139,931	—	139,931
Dividend Income	—	—	37,169	—	37,169
Other Income (*)	—	—	—	2,036,648	2,036,648
Provision For Losses on Loans and Other Receivables	738,638	501,235	40,709	355,278	1,635,860
Other Expenses (**)	—	—	—	4,817,078	4,817,078
Income/Loss From Investments Under Equity Accounting	—	—	34,617	—	34,617
Profit Before Taxes	1,318,096	3,159,749	1,085,555	(3,162,376)	2,401,024
Provision for taxes	—	—	—	(527,111)	(527,111)
Net Profit/ Loss	1,318,096	3,159,749	1,085,555	(3,689,487)	1,873,913

SEGMENT ASSETS
Securities Portfolio	—	—	25,124,235	—	25,124,235
Derivative Financial Assets Held for Trading Purpose	—	—	885,467	—	885,467
Banks and Receivables From Money Markets	—	—	6,182,718	—	6,182,718
Investments in Associates and Subsidiaries	—	—	566,352	—	566,352
Loans and Receivables	36,859,220	71,577,442	17,523,017	—	125,959,679
Other Assets	—	2,043,552	20,379,948	8,443,607	30,867,107
TOTAL ASSETS	36,859,220	73,620,994	70,661,737	8,443,607	189,585,558

SEGMENT LIABILITIES
Deposits	47,588,682	58,842,840	5,578,475	—	112,009,997
Derivative Financial Liabilities Held for Trading Purpose	—	—	304,352	—	304,352
Interbank Money Market Takings	—	—	12,827,198	—	12,827,198
Funds Borrowed	—	371,535	19,823,512	—	20,195,047
Securities Issued	—	—	10,646,708	—	10,646,708
Other Liabilities	—	5	4,745,571	6,257,930	11,003,506
Provisions and Tax Liabilities	—	—	—	5,595,995	5,595,995
Equity	—	—	—	17,002,755	17,002,755
TOTAL LIABILITIES AND EQUITY	47,588,682	59,214,380	53,925,816	28,856,680	189,585,558

(*)             TL 767,881 amount of TL 2,036,648 shown in other incomes consists of acquired insurance premiums, TL 763,294 of rejecting reserves from previous periods, TL 109,681 of income from the sale of Group’s assets, TL 80,490 of leasing income, TL 64,583 of income from private pension activities, TL 50,723 of communications income and the remaining TL 199,996 of other operating income.

(**)      TL 1,539,206 amount of TL 4,817,078 shown in other expenses line consists of personnel expenses, TL 2,046,058 of other operating expenses, TL169,495 of depreciation expenses, TL144,017 of dividend reserves expenses to be given to personnel, TL 115,916 of Savings Deposit Insurance Fund (SDIF) expenses, TL125,706 of taxes and funds expenses, and the remaining TL 676,680 of other expenses.

72

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

INFORMATION RELATED TO FINANCIAL POSITION OF THE BANK (Continued)

X.                                            CONSOLIDATED SEGMENT REPORTING (Continued)

Prior Period	Retail Banking	Corporate Banking	Investment Banking	Other	Total Operations
OPERATING INCOME/ EXPENSES
Interest Income	3,574,199	5,481,296	2,595,043	13,986	11,664,524
Interest income from loans	3,574,199	5,355,492	463,549	—	9,393,240
Interest income from reserve deposits	—	—	2,015	—	2,015
Interest income from securities portfolio	—	—	2,061,241	—	2,061,241
Interest income from banks	—	—	67,307	—	67,307
Interest income from money market transactions	—	—	931	—	931
Finance lease income	—	80,667	—	—	80,667
Other interest income	—	45,137	—	13,986	59,123
Interest Expense	2,090,574	2,836,377	1,850,867	31,926	6,809,744
Interest expense on deposits	2,090,574	2,791,066	162,296	—	5,043,936
Interest expense on funds borrowed	—	45,311	197,698	—	243,009
Interest expense on money market transactions	—	—	925,913	—	925,913
Interest expense on securities issued	—	—	445,715	—	445,715
Other interest expenses	—	—	119,245	31,926	151,171
Net Interest Income	1,483,625	2,644,919	744,176	(17,940)	4,854,780
Net Fees and Commissions Income	489,121	185,335	—	—	674,456
Trading Income/ Losses (Net)	—	—	248,795	—	248,795
Dividend Income	—	—	12,229	—	12,229
Other Income (*)	—	—	—	2,119,791	2,119,791
Provision For Losses on Loans and Other Receivables	541,092	749,779	41,499	415,295	1,747,665
Other Expenses (**)	—	—	—	3,903,605	3,903,605
Income/Loss From Investments Under Equity Accounting	—	—	33,077	—	33,077
Profit Before Taxes	1,431,654	2,080,475	996,778	(2,217,049)	2,291,858
Provision for taxes	—	—	—	(478,015)	(478,015)
Net Profit/ Loss	1,431,654	2,080,475	996,778	(2,695,064)	1,813,843

SEGMENT ASSETS
Securities Portfolio	—	—	23,796,373	—	23,796,373
Derivative Financial Assets Held for Trading Purpose	—	—	379,576	—	379,576
Banks and Receivables From Money Markets	—	—	3,578,012	—	3,578,012
Investments in Associates and Subsidiaries	—	—	523,114	—	523,114
Loans and Receivables	32,966,134	62,243,979	11,145,558	—	106,355,671
Other Assets	—	1,600,368	20,860,935	6,457,413	28,918,716
TOTAL ASSETS	32,966,134	63,844,347	60,283,568	6,457,413	163,551,462

SEGMENT LIABILITIES
Deposits	38,649,556	50,002,641	4,750,416	—	93,402,613
Derivative Financial Liabilities Held for Trading Purpose	—	—	270,627	—	270,627
Interbank Money Market Takings	—	—	16,655,241	—	16,655,241
Funds Borrowed	—	222,248	16,038,407	—	16,260,655
Securities Issued	—	—	10,384,708	—	10,384,708
Other Liabilities	—	—	2,330,138	4,681,025	7,011,163
Provisions and Tax Liabilities	—	—	—	4,605,932	4,605,932
Equity	—	—	—	14,960,523	14,960,523
TOTAL LIABILITIES AND EQUITY	38,649,556	50,224,889	50,429,537	24,247,480	163,551,462

(*)             TL 707,442 amount of TL 2,119,791 shown in other incomes consists of rejecting reserves from previous periods, TL 663,935 of acquired insurance premiums, TL 385,471 of income from the sale of Group’s assets, TL 85,302 of communications income, TL 48,626 of income from private pension activities, TL 529 of leasing income and the remaining TL 228,486 of other operating income.

(**)      TL 1,386,610 amount of TL 3,903,605 shown in other expenses line consists of personnel expenses, TL 1,567,282 of other operating expenses, TL 143,705 of depreciation expenses, TL 129,797 of dividend reserves expenses to be given to personnel, TL 93,190 of Savings Deposit Insurance Fund (SDIF) expenses, TL113,797 of taxes and funds expenses, and the remaining TL 469,224 of other expenses.

73

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION FIVE

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS

1.                  Information on cash and balances with the Central Bank

	Current Period		Prior Period
	TL	FC	TL	FC
Cash	1,157,778	282,194	1,008,220	368,618
Central Bank of Republic of Turkey (*)	778,712	19,055,634	3,055,674	17,385,018
Other	197,527	18,069	62,474	11,077
Total	2,134,017	19,355,897	4,126,368	17,764,713

(*)             TL 18,422,690 (31 December 2014: TL 16,156,471) of the foreign currency deposit at Central Bank of Republic of Turkey consists of foreign currency reserve deposits.

In accordance with “Announcement on Reserve Deposits” of CBRT numbered 2013/15, all banks operating in Turkey shall provide a reserve rate ranging from 5% to 11.5% (31 December 2014: ranging from 5% to 11.5%). For foreign currency liabilities, all banks shall provide a reserve rate ranging from 6% to 20% in US Dollar or Euro (31 December 2014: ranging from 6% to 13%).

According to 2014-72 numbered and 21 October 2014 dated announcement of Central Bank of the Republic of Turkey, interest has been started to be paid for Turkish Lira reserve deposit beginning from November 2014.

According to 2015-35 numbered and 2 May 2015 dated announcement of Central Bank of Republic of Turkey, interest has started to be paid for US Dollar denominated reserve deposits beginning from May 2015.

Balances with the Central Bank of Republic of Turkey

	Current Period		Prior Period
	TL	FC	TL	FC
Unrestricted demand deposits	760,146	632,944	3,054,416	1,228,547
Unrestricted time deposits	—	—	—	—
Restricted time deposits	105	—	3	—
Reserve Deposits	18,461	18,422,690	1,255	16,156,471
Total	778,712	19,055,634	3,055,674	17,385,018

2.                  Further information on classified as financial assets at fair value through profit/loss

Financial assets at fair value through profit/loss given as collateral or blocked

	Current Period		Prior Period
	TL	FC	TL	FC
Equity shares	—	—	—	—
Bonds, treasury bills and similar marketable securities	52,723	—	10,189	8,468
Other	—	—	—	—
Total	52,723	—	10,189	8,468

Trading securities subject to repurchase agreements

None.

74

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Positive differences on derivative financial assets held for trading purpose

	Current Period		Prior Period
	TL	FC	TL	FC
Forward transactions	2,087	624	3,616	474
Swap transactions	737,149	145,264	338,329	31,410
Futures	—	—	—	—
Options	103	240	530	5,217
Other	—	—	—	—
Total	739,339	146,128	342,475	37,101

3.                  Information on banks

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	1,185,799	4,990,220	784,978	2,783,530
Domestic	1,185,057	322,562	781,447	462,557
Foreign	742	4,667,658	3,531	2,320,973
Foreign Head Offices and Branches	—	—	—	—
Total	1,185,799	4,990,220	784,978	2,783,530

Due from foreign banks

	Unrestricted Balance		Restricted Balances(**)
	Current Period	Prior Period	Current Period	Prior Period
EU Countries	302,505	224,460	—	97,060
USA, Canada	654,392	1,889,597	77,170	13,108
OECD Countries (*)	7,272	7,629	—	—
Off-shore Banking Regions	3,618,247	2,001	1	1,944
Others	8,651	88,705	162	—
Total	4,591,067	2,212,392	77,333	112,112

(*)             EU countries, OECD countries except USA and Canada.

(**)      Restricted balances that occur from securisation loans and other common banking activities

4.                  Information on available-for-sale financial assets

Available-for-sale financial assets given as collateral or blocked

	Current Period		Prior Period
	TL	FC	TL	FC
Equity shares	—	—	—	—
Bonds, treasury bills and similar marketable securities	1,571,646	1,516,438	1,624,464	354,106
Other	—	—	—	—
Total	1,571,646	1,516,438	1,624,464	354,106

75

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Available-for-sale financial assets subject to repurchase agreements

	Current Period		Prior Period
	TL	FC	TL	FC
Government bonds	3,621,980	—	8,668,579	—
Treasury bills	—	—	—	—
Other debt securities	—	2,647,350	—	3,132,480
Bonds issued or guaranteed by banks	—	—	—	—
Asset backed securities	—	—	—	—
Total	3,621,980	2,647,350	8,668,579	3,132,480

Information on available-for-sale financial assets

	Current Period	Prior Period
Debt securities	17,432,577	16,899,014
Quoted on a Stock Exchange	17,432,577	16,899,014
Unquoted	—	—
Equity securities	79,253	15
Quoted on a Stock Exchange	—	—
Unquoted	79,253	15
Provisions for impairment losses (-)	175,719	27,914
Total	17,336,111	16,871,115

5.                  Information on loans

Information on all types of loans and advances given to shareholders and employees of the Parent Bank

	Current Period		Prior Period
	Cash	Non-Cash	Cash	Non-Cash
Direct loans provided to the shareholders	—	28,550	—	10,174
Legal entities	—	28,550	—	10,174
Real persons	—	—	—	—
Indirect loans provided to the shareholders	—	—	—	—
Loans provided to the employees	103,366	13	86,722	27
Total	103,366	28,563	86,722	10,201

Information about loans classified in the first and second group and other receivables and loans that have been restructured or rescheduled

	Standard loans and other receivables			Loans and other receivables under close monitoring
	Loans and other receivables		Agreement conditions modified	Loans and other receivables		Agreement conditions modified
Cash Loans		Payment plan extensions	Other		Payment plan extensions	Other
Non-specialized loans	118,191,779	744,459	—	5,071,515	1,032,283	—
Loans given to enterprises	36,177,053	252,115	—	1,476,492	697,629	—
Export loans	4,492,712	—	—	128,661	4,931	—
Import loans	—	—	—	—	—	—
Loans given to financial sector	3,306,606	—	—	20	—	—
Consumer loans	30,757,784	139,899	—	1,617,170	268,509	—
Credit cards	4,849,296	—	—	358,469	20,085	—
Other	38,608,328	352,445	—	1,490,703	41,129	—
Specialized lending	1,802	—	—	—	—	—
Other receivables	8,907	—	—	—	—	—
Total	118,202,488	744,459	—	5,071,515	1,032,283	—

76

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Information related to the changes in the payment plans of loans and other receivables:

Number of modifications to extend payment plans	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
Extended for 1 or 2 times	744,459	741,343
Extended for 3,4 or 5 times	—	—
Extended for more than 5 times	—	—

Extended period of time	Standard Loans and Other Receivables (*)	Loans and other receivables under close monitoring (*)
0-6 Months	4,163	571
6-12 Months	82	234
1-2 Years	9,107	8,842
2-5 Years	491,068	227,179
5 Years and Over	240,039	504,517

(*)             The above tables include the change in the payment plans of standard and under close monitoring loans and other receivables and other receivables after 28 May 2011.

Maturity analysis of cash loans

	Performing Loans and Other Receivables		Loans under Follow-Up and Other Receivables
Cash loans	Loans and Other Receivables	Restructured or Rescheduled Loans and Other Receivables	Loans and Other Receivables	Restructured or Rescheduled Loans and Other Receivables
Short-term Loans and Other Receivables	32,952,317	19,560	1,969,106	89,658
Loans	32,943,410	19,560	1,969,106	89,658
Specialization loans	—	—	—	—
Other Receivables	8,907	—	—	—
Medium, Long-term Loans and Other Receivables	85,250,145	724,926	3,102,408	942,625
Loans	85,248,343	724,926	3,102,408	942,625
Specialization loans	1,802	—	—	—
Other Receivables	—	—	—	—

77

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Consumer loans, retail credit cards, personnel loans and personnel credit cards

	Short-Term	Medium and Long-Term	Total
Consumer loans — TL	351,409	30,415,076	30,766,485
Housing loans	6,587	15,109,922	15,116,509
Automobile loans	5,708	461,224	466,932
General purpose loans	339,114	14,843,930	15,183,044
Other	—	—	—
Consumer loans — FC indexed	—	—	—
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	—	—	—
Other	—	—	—
Consumer loans — FC	2,058	6,686	8,744
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	2,058	6,686	8,744
Other	—	—	—
Retail credit cards — TL	3,690,264	81,893	3,772,157
With instalment	1,605,894	75,592	1,681,486
Without instalment	2,084,370	6,301	2,090,671
Retail credit cards — FC	8,844	—	8,844
With instalment	—	—	—
Without instalment	8,844	—	8,844
Personnel loans — TL	3,345	43,912	47,257
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	3,345	43,912	47,257
Other	—	—	—
Personnel loans — FC indexed	—	—	—
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	—	—	—
Other	—	—	—
Personnel loans — FC	480	—	480
Housing loans	—	—	—
Automobile loans	—	—	—
General purpose loans	480	—	480
Other	—	—	—
Personnel credit cards — TL	55,177	207	55,384
With instalment	21,295	193	21,488
Without instalment	33,882	14	33,896
Personnel credit cards — FC	245	—	245
With instalment	—	—	—
Without instalment	245	—	245
Overdraft Checking Accounts — TL (Real persons)	1,960,277	—	1,960,277
Overdraft Checking Accounts — FC (Real persons)	119	—	119
Total	6,072,218	30,547,774	36,619,992

78

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Instalment based commercial loans and corporate credit cards

	Short-Term	Medium and Long-Term	Total
Instalment-based commercial loans — TL	981,266	23,225,014	24,206,280
Real estate loans	9,662	821,378	831,040
Automobile loans	66,901	1,652,480	1,719,381
General purpose loans	904,703	20,751,156	21,655,859
Other	—	—	—
Instalment-based commercial loans — FC indexed	20,249	1,220,421	1,240,670
Real estate loans	—	—	—
Automobile loans	—	—	—
General purpose loans	20,249	1,220,421	1,240,670
Other	—	—	—
Instalment-based commercial loans — FC	929,512	6,554,362	7,483,874
Real estate loans	—	—	—
Automobile loans	—	—	—
General purpose loans	929,512	6,496,440	7,425,952
Other	—	57,922	57,922
Corporate credit cards — TL	1,390,701	372	1,391,073
With instalment	485,628	372	486,000
Without instalment	905,073	—	905,073
Corporate credit cards — FC	147	—	147
With instalment	—	—	—
Without instalment	147	—	147
Overdraft Checking Accounts — TL (Corporate)	1,132,243	—	1,132,243
Overdraft Checking Accounts — FC (Corporate)	—	—	—
Total	4,454,118	31,000,169	35,454,287

Allocation of loan customers

	Current Period	Prior Period
Public Sector	990,679	1,341,881
Private Sector	124,060,066	104,693,133
Total	125,050,745	106,035,014

Allocation of domestic and overseas loans

	Current Period	Prior Period
Domestic loans	124,574,596	105,692,668
Foreign loans	476,149	342,346
Total	125,050,745	106,035,014

Loans to associates and subsidiaries

	Current Period	Prior Period
Directly loans to associates and subsidiaries	1,071	16
Indirectly loans to associates and subsidiaries	—	—
Total	1,071	16

79

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Specific provisions for loans

Specific Provisions	Current Period	Prior Period
Loans and receivables with limited collectability	99,970	60,819
Loans and receivables with doubtful collectability	388,461	550,374
Uncollectible loans and receivables	3,740,748	3,250,115
Total	4,229,179	3,861,308

Information on non-performing loans (Net)

Information on non-performing loans and other receivables restructured or rescheduled

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current period	51,611	88,881	59,591
(Gross amounts before the specific reserves)	—	—	—
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	51,611	88,881	59,591
Prior period
(Gross amounts before the specific reserves)	34,563	92,576	82,945
Loans and other receivables which are restructured	—	—	—
Rescheduled loans and other receivables	34,563	92,576	82,945

Movements in non-performing loan groups

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Balance at the beginning of the period	304,207	563,700	3,314,057
Additions (+)	1,927,998	37,457	89,391
Transfers from other categories of loans under follow-up (+)	—	1,523,175	1,135,155
Transfers to other categories of loans under follow-up (-) (*)	1,566,877	1,048,828	125,124
Collections (-)	164,277	290,710	563,613
Write-offs (-)	—	—	1,534
Corporate and commercial loans	—	—	—
Retail loans	—	—	—
Credit cards	—	—	—
Other	—	—	1,534
Currency differences	9	54	3,873
Balance at the end of the period	501,060	784,848	3,852,205
Specific provisions (-) (**)	99,970	388,461	3,740,748
Net balance on balance sheet	401,090	396,387	111,457

(*)             Loans that are transferred from non-performing loans to restructured loans are presented in the Transfers to other categories of loans under follow-up lines.

(**)      As of 31 December 2015, the Parent Bank reserved 100% provision for TL 12,818 after the date it was placed in the third group, which is the remaining portion of non-performing loans of TL 47,509 given to a group when guarantees are taken into consideration.

Uncollectible loans and other receivables are collected through liquidation of collaterals and legal follow-up.

80

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Information on non-performing loans and other receivables in foreign currencies

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current Period
Balance at the end of the period	24,405	88,660	380,742
Specific provision (-)	5,902	44,296	340,558
Net balance on balance sheet	18,503	44,364	40,184

Prior Period
Balance at the end of the period	23,332	3,507	360,219
Specific provision (-)	4,296	3,026	331,347
Net balance on balance sheet	19,036	481	28,872

Non-performing loans due to foreign currency denominated loans provided by the Parent Bank or domestic financial subsidiaries are followed in TL accounts, while non-performing loans provided by subsidiaries in abroad are followed in foreign currency accounts.

Explanation on Write-off Policy

The Group writes off a loan balance (and any related allowances for impairment losses) when it is concluded that those loans are uncollectible. This conclusion is given after considering information such as the occurrence of significant changes in the borrower / issuer’s financial position such that the borrower / issuer can no longer pay the obligation, or that proceeds from collateral will not be sufficient to pay back the entire exposure. For smaller balance standardized loans, charge off decisions generally are based on a product specific past due status.

The gross and net amounts of non-performing loans according to user groups

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Current Period (Net)	401,090	396,387	111,457
Consumer and Commercial Loans (Gross)	494,639	775,650	3,773,247
Specific Provision (-)	98,686	383,862	3,661,790
Consumer and Commercial Loans (Net)	395,953	391,788	111,457
Banks (Gross)	—	—	7,517
Specific Provision (-)	—	—	7,517
Banks (Net)	—	—	—
Other Loans and Receivables (Gross)	6,421	9,198	71,441
Specific Provision (-)	1,284	4,599	71,441
Other Loans and Receivables (Net)	5,137	4,599	—

81

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

	Group III	Group IV	Group V
	Loans and receivables with limited collectability	Loans and receivables with doubtful collectability	Uncollectible loans and receivables
Prior Period (Net)	248,016	32,518	40,123
Consumer and Commercial Loans (Gross)	305,619	576,523	3,225,510
Specific Provision (-)	60,176	544,005	3,185,387
Consumer and Commercial Loans (Net)	245,443	32,518	40,123
Banks (Gross)	—	—	6,321
Specific Provision (-)	—	—	6,321
Banks (Net)	—	—	—
Other Loans and Receivables (Gross)	3,216	6,369	58,407
Specific Provision (-)	643	6,369	58,407
Other Loans and Receivables (Net)	2,573	—	—

6.                  Information on held-to-maturity investments

Held-to-maturity debt securities issued by the governments

	Current Period		Prior Period
	TL	FC	TL	FC
Government bonds	7,546,748	—	6,761,749	—
Treasury bills	—	—	—	—
Other securities issued by the governments	—	—	—	—
Total	7,546,748	—	6,761,749	—

Information on held-to-maturity investment securities

	Current Period	Prior Period
Debt Securities	7,683,950	6,860,448
Quoted at stock exchanges	7,552,969	6,767,604
Unquoted at stock exchanges	130,981	92,844
Impairment losses (-)	6,221	5,855
Total	7,677,729	6,854,593

The movement table of the held-to-maturity investments

	Current Period	Prior Period
Balances at the beginning of the period	6,854,593	5,413,171
Foreign currency differences on monetary assets	44,702	7,990
Purchases during the period	1,610,704	2,924,991
Transfers to available for sale portfolio	—	—
Disposals through sales/redemptions	(1,129,187)	(1,773,902)
Impairment losses	(366)	51,505
Change in amortized costs of the securities (*)	297,283	230,838
Balances at the end of the period	7,677,729	6,854,593

(*)             Changes in the amortized costs of the marketable securities also include rediscount differences in marketable securities.

82

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Information on held-to-maturity investments

	Cost		Carrying Value
Current Period	TL	FC	TL	FC
Collateralized/blocked investment securities	495,970	130,950	527,655	130,981
Investments subject to repurchase agreements	5,428,798	—	6,050,350	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Other (*)	935,631	—	968,743	—
Total	6,860,399	130,950	7,546,748	130,981

	Cost		Carrying Value
Prior Period	TL	FC	TL	FC
Collateralized/blocked investment securities	931,961	92,800	972,002	92,844
Investments subject to repurchase agreements	5,289,597	—	5,629,267	—
Held for structural position	—	—	—	—
Receivable from security borrowing markets	—	—	—	—
Collateral for security borrowing markets	—	—	—	—
Other (*)	150,772	—	160,480	—
Total	6,372,330	92,800	6,761,749	92,844

(*)             The securities held as free that are not subject to collateral/blockage or other transactions are presented in the “Other” line.

7.                  Investments in associates

Unconsolidated investments in associates

	Title	Address (City/ Country)	Parent Bank’s Share – If Different, Voting Rights (%)	Bank Risk Group’s Share (%)
1	Roketsan Roket Sanayi ve Ticaret A.Ş. (*)	Ankara/Turkey	9.93	9.93
2	Bankalararası Kart Merkezi A.Ş.	İstanbul/Turkey	9.70	9.70
3	Kredi Kayıt Bürosu A.Ş. (*)	İstanbul/Turkey	9.09	9.09
4	Güçbirliği Holding A.Ş.	İzmir/Turkey	0.07	0.07
5	İzmir Enternasyonel Otelcilik A.Ş.	İstanbul/Turkey	5.00	5.00
6	İstanbul Takas ve Saklama Bankası A.Ş.	İstanbul/Turkey	4.37	4.37
7	Kredi Garanti Fonu A.Ş. (*)	Ankara/Turkey	1.69	1.69
8	Tasfiye Halinde World Vakıf UBB Ltd.	Lefkoşa/NCTR	82.00	85.25

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/(Loss)	Prior Period’s Profit/Loss	Fair Value
1	2,960,026	557,498	514,006	7,060	—	(50,090)	96,304	—
2	68,358	29,660	42,971	1,019	—	3,869	3,490	—
3	129,527	104,842	62,914	3,663	—	26,782	18,547	—
4	135,958	(32,158)	88,031	571	—	(17,521)	(8,600)	—
5	108,514	371	88,782	6	—	(18,136)	(5,610)	—
6	7,092,438	911,026	101,803	217,407	16,228	174,728	121,492	—
7	316,348	278,439	5,500	9,906	—	19,899	10,213	—
8	1,390	(78,268)	—	—	—	(7,452)	(5,465)	—

(*)             Financial information as at 30 September 2015 has been presented for these subsidiaries.

83

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

In the current period, subsequent to the approval of the decision of the capital of Kredi Garanti Fonu A.Ş. in the Ordinary Meeting of General Assembly of the Company dated 31 March 2015, an associate of the Bank, has been increased from TL 240,000 to TL 278,439, TL 29,000 is paid from company’s own resources and TL 9,439 is paid cash by two new shareholders and registered to commercial register on 10 April 2015. After the capital increase, Bank’s current nominal share has been increased from TL 4,211 to TL 4,719 by a bonus increase of TL 509 and Bank’s share percentage will be decreased from 1.75% to 1.69% after the involvement of two shareholders as at 10 April 2015.

In the prior period, subsequent to the approval of the decision of İstanbul Takas ve Saklama Bankası A.Ş., an associate of the Bank in the Ordinary Meeting of General Assembly of the Company dated 28 March 2014, the capital has been increased from TL 420,000 to TL 600,000, TL 120,000 has been paid from bonus shares and TL 60,000 has been paid in cash amounting to TL 180,000 in total. The stock right in cash capital commitment has been removed related to the capital increase and the usage of Istanbul Stock Exchange, Banks’ share percentage has been decreased from 4.86% to 4.37%.

The title of World Vakıf Off Shore Banking Ltd, a subsidiary of the Bank, was changed as World Vakıf UBB. Ltd. on 4 February 2009. Pursuant to the 4 March 2010 dated and 764 numbered decision of Board of Directors of Central Bank of Turkish Republic of Northern Cyprus, the official authorisation of World Vakıf UBB Ltd., operating in NCTR, is abrogated due to incompliance with the 7th and 9th articles of 41/2008 numbered Law of International Banking Units. According to 24 May 2010 dated decision of the Nicosia Local Court, World Vakıf UBB Ltd. will be liquidated and NCTR Company Registrar is appointed to carry out liquidation process. In year 2010, due to loss of control over Company, World Vakıf UBB Ltd. has been reclassified as “Investments in associates”. The liquidation process of World Vakıf UBB Ltd, an associate of the Bank, has been carried out by NCTR Collecting and Liquidation Office. The application of the company for cancellation of the liquidation has been rejected and the decision of liquidation has been agreed on 27 August 2013. Thus, the company’s title has been changed as “World Vakıf UBB Ltd in Liquidation”.

Unconsolidated associates, reasons for not consolidating such investments and accounting treatments applied for such investments:

İstanbul Takas ve Saklama Bankası A.Ş. and Kredi Garanti Fonu A.Ş. have not been consolidated since their total assets and net operating profit/loss) individually or as a whole, do not comprise a material portion within the consolidated totals. Since Bankalararası Kart Merkezi A.Ş., Kredi Kayıt Bürosu A.Ş., Roketsan Roket Sanayi ve Ticaret A.Ş., Güçbirliği Holding A.Ş. and İzmir Enternasyonel A.Ş. are not financial associates; these associates have not been consolidated. These associates have been accounted for as per TAS-39 in the consolidated financial statements.

Consolidated investments in associates

	Title	Address (City/ Country)	Parent Bank’s Share – If Different, Voting Rights (%)	Bank Risk Group’s Share (%)
1	Kıbrıs Vakıflar Bankası Ltd.	Lefkosa/NCTR	15.00	15.00
2	Türkiye Sınai Kalkınma Bankası A.Ş. (*)	İstanbul/Turkey	8.38	8.38

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/Loss	Prior Period’s Profit/Loss	Fair Value
1	865,426	82,247	9,477	67,589	3,218	3,337	11,969	—
2	21,366,580	2,783,792	746,288	779,989	322,303	410,590	374,111	2,603,218

(*)             Financial information is obtained from the reviewed consolidated financial statements as at 31 December 2015 announced at Public Disclosure Platform.

84

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası A.Ş. from TL 1,500,000 to TL 1,750,000 in the Ordinary Meeting of General Assembly of the Company dated 26 March 2015, the share of the Bank amounting to TL 20,944 is presented in the movement table of investments in associates as bonus shares received.

In the prior period, subsequent to the approval of the decision to increase the paid-in capital of Türkiye Sınai Kalkınma Bankası A.Ş. from TL 1,300,000 to TL 1,500,000 in the Ordinary Meeting of General Assembly of the Company dated 27 March 2014, the share of the Bank amounting to TL 16,755 is presented in the movement table of investments in associates as bonus shares received.

Movement of consolidated investments in associates

	Current Period	Prior Period
Balance at the beginning of the period	259,957	203,241
Movements during the period	(35,688)	56,716
Transfers	—	—
Acquisitions	—	—
Bonus shares received	20,944	16,755
Share of current year profit	—	—
Sales/liquidations	—	—
Fair value changes	(56,632)	39,961
Impairment losses	—	—
Balance at the end of the period	224,269	259,957
Capital commitments	—	—
Share percentage at the end of period (%)	—	—

Sectoral distribution of consolidated investments and associates

	Current Period	Prior Period
Banks	224,269	259,957
Insurance companies	—	—
Factoring companies	—	—
Leasing companies	—	—
Financing companies	—	—
Other financial associates	—	—
Total	224,269	259,957

Quoted associates

	Current Period	Prior Period
Quoted at domestic stock exchanges	218,150	253,838
Quoted at international stock exchanges	—	—
Total	218,150	253,838

Investments in associates disposed during the period

There is not any associate disposed by the Parent Bank in the current period.

Investments in associates acquired during the period

There is not any associate acquired by the Parent Bank in the current period.

85

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

8.                  Investments in subsidiaries

Information on significant subsidiaries

	Vakıfbank International AG	Vakıf Finansal Kiralama A.Ş.	Vakıf Yatırım Menkul Değerler A.Ş.	Vakıf Faktoring A.Ş.	Güneş Sigorta A.Ş.	Vakıf Emeklilik A.Ş.	Vakıf Portföy Yönetimi A.Ş.	Vakıf Gayrimenkul Yat. Ort. A.Ş.	Vakıf Menkul Kıymet Yat. Ort. A.Ş.

Paid in Capital	114,483	65,000	35,000	22,400	150,000	26,500	3,000	205,400	20,000
Share Premium	—	—	—	—	—	—	—	246,731	—
Adjustment to paid-in capital	—	239	(260)	28,907	(1,493)	7,021	47	21,992	59
Valuation changes in marketable securities	18,725	2,680	48,986	283	232,709	340	—	—	—
Profit on sale of associates, subsidiaries and buildings	—	15,105	—	—	133,413	50,005	—	—	—
Bonus shares from investment and associates, subsidiaries and joint ventures (business partners)	—	—	—	—	59	191	—	—	—
Legal Reserves	8,824	3,910	5,644	5,128	17,179	18,385	920	4,709	395
Extraordinary Reserves	—	32,963	7,368	34,943	19,247	38,943	7,919	73,477	—
Other Profit Reserves	170,248	—	2,308	—	—	—	—	—	—
Profit/Loss	107,257	23,634	(4,587)	14,049	(324,291)	113,391	3,301	33,805	(2,771)
Prior Period’s Profit/Loss	102,600	—	872	—	(144,975)	54,925	—	—	(2,490)
Current Period’s Profit/Loss	4,657	23,634	(5,459)	14,049	(179,316)	58,466	3,301	33,805	(281)
Minority Rights	—	111	—	—	—	—	—	—	—
Total Core Capital	419,537	143,642	94,459	105,710	226,823	254,776	15,187	586,114	17,683
SUPPLEMENTARY CAPITAL	—	—	—	—	—	—	—	—	—
CAPITAL	419,537	143,642	94,459	105,710	226,823	254,776	15,187	586,114	17,683
NET AVAILABLE EQUITY	419,537	143,642	94,459	105,710	226,823	254,776	15,187	586,114	17,683

(*)             Audited BRSA financial statements as of 31 December 2015 are considered.

86

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Vakıf Yatırım Menkul Değerler A.Ş., which is one of the consolidated subsidiaries of the Parent Bank, calculates capital adequacy in accordance with “Communiqué on Capital and Capital Adequacy of Intermediary Firms” of Capital Markets Board as six months periods. Güneş Sigorta A.Ş. and Vakıf Emeklilik A.Ş., which are the consolidated subsidiaries of the Parent Bank operating in insurance sector, calculate capital adequacy in accordance with “Communiqué on Capital Adequacy Measurement and Assessment for Insurance, Reinsurance and Pension Firms” published by Undersecretariat of Treasury as six months periods. According to the calculations at 31 December 2015, there is no capital requirement for the subsidiaries mentioned.

Unconsolidated investments in subsidiaries

	Title	Address (City / Country)	Bank’s Share –If Different, Voting Rights (%)	Bank’s Risk Group Share (%)
1	Vakıf Enerji ve Madencilik A.Ş. (**)	Ankara/Turkey	65.50	84.96
2	Taksim Otelcilik A.Ş. (*)	İstanbul/Turkey	51.00	51.52
3	Vakıf Pazarlama Sanayi ve Ticaret A.Ş. (***)	İstanbul/Turkey	69.33	74.98
4	Vakıf Gayrimenkul Değerleme A.Ş. (*)	Ankara/Turkey	54.29	58.57

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit/(Loss)	Prior Years’ Profit/(Loss)	Fair Value
1	22,604	6,167	1,073	287	—	(1,736)	182	14,100
2	371,186	359,071	243,396	6,512	—	9,112	6,080	364,500
3	47,990	40,368	653	2,828	1,272	3,861	3,420	53,100
4	30,049	25,648	389	2,213	122	829	4,362	40,900

(*)	Financial information as at 30 September 2015 has been presented for these subsidiaries.
(**)	Financial information as at 30 June 2015 has been presented for these subsidiaries.
(***)	Financial information as at 31 December 2014 has been presented for these subsidiaries.

Unconsolidated subsidiaries, reasons for not consolidating such investments and accounting treatments applied for such investments:

Vakıf Enerji ve Madencilik A.Ş., Taksim Otelcilik A.Ş., Vakıf Pazarlama Sanayi ve Ticaret A.Ş. and Vakıf Gayrimenkul Değerleme A.Ş. have not been consolidated since they are not among the financial subsidiaries of the Bank. Therefore, the subsidiaries whose fair value can be reliably measured are reflected in the consolidated financial statements at their fair values.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Değerleme A.Ş. from TL 7,000 to TL 14,000 by a bonus increase of TL 7,000 in the Ordinary Meeting of General Assembly of the Company dated 20 March 2015. After the capital increase, The Parent Bank’s current nominal share has been increased from TL 3,800 to TL 7,600 by TL 3,800 and The Parent Bank’s share percentage has been remained the same (54.29%).

In the prior period, at the Extraordinary General Assembly of Taksim Otelcilik A.Ş. dated 24 June 2014, the decision of increasing the capital from TL 269,257 to TL 334,257 through rights offering by TL 65,000.  The related change has been registered on 22 July 2014. The nominal share of the Bank TL 137,324 has been increased by cash TL 33,151 to TL 170,474. The share percentage of the Bank is remained the same 51.00%. TL 8,288 of the cash commitment amounting to TL 33,151 is paid on 15 July 2014, TL 24,863 is paid on 2 October 2014.

87

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Investments in consolidated subsidiaries

	Title	Address(City / Country)	Bank’s Share –If Different Voting Rights (%)	Bank’s Risk Group Share (%)
1	Güneş Sigorta A.Ş. (*)	İstanbul/Turkey	36.35	36.35
2	Vakıf Emeklilik A.Ş. (**)	İstanbul/Turkey	53.90	75.30
3	Vakıf Faktoring A.Ş. (*)	İstanbul/Turkey	78.39	86.99
4	Vakıf Finansal Kiralama A.Ş. (*)	İstanbul/Turkey	58.71	64.40
5	Vakıf Yatırım Menkul Değerler A.Ş. (*)	İstanbul/Turkey	99.00	99.44
6	Vakıfbank International AG	Vienna/Austria	90.00	90.00
7	Vakıf Portföy Yönetimi A.Ş. (***)	İstanbul/Turkey	100.00	100.00
8	Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. (*)	İstanbul/Turkey	22.89	32.91
9	Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. (***)	İstanbul/Turkey	38.70	40.64

	Total Assets	Equity	Tangible Assets	Interest Income	Income on Securities Portfolio	Current Year’s Profit / (Loss)	Prior Period’s Profit / (Loss)	Fair Value
1	1,536,797	306,102	505,414	36,609	17,139	(162,569)	13,440	275,394
2	3,767,621	196,387	99,596	21,365	659	25,881	21,162	705,800
3	780,829	105,709	2,746	71,634	—	14,047	10,052	79,300
4	1,505,588	143,644	20,098	142,595	—	23,637	(3,863)	77,808
5	220,163	94,458	790	6,008	1,303	(5,459)	3,830	86,700
6	3,092,692	399,531	964	84,931	17,947	8,957	33,078	482,382
7	14,673	14,123	245	1,020	23	2,236	1,913	56,900
8	18,040	17,682	25	403	12,123	(281)	19	16,022
9	772,101	770,829	485,566	24,077	—	22,403	14,498	468,342

(*)                       These figures are obtained from audited 31 December 2015 financial statements announced at Public Disclosure Platform.

(**)                Financial information as at 30 September 2015 has been presented for these subsidiaries.

(***)         These figures are obtained from reviewed 30 September 2015 financial statements announced at Public Disclosure Platform.

Movement table of consolidated investments in subsidiaries in consolidated financial statements

	Current Period	Prior Period
Balance at the beginning of the period	1,187,597	1,163,983
Movements during the period	162,573	23,614
Transfers	—	—
Acquisitions	—	172,562
Bonus shares received	805	—
Share of current year profit	(26,186)	(32,389)
Sales and liquidations	—	—
Fair value changes	199,779	(118,756)
Impairment losses	(11,825)	2,197
Balance at the end of the period	1,350,170	1,187,597
Capital commitments	—	—
Share percentage at the end of the period (%)	—	—

88

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Valuation of consolidated subsidiaries in unconsolidated financial statements

	Current Period	Prior Period
Measured at cost	—	—
Measured at fair value	1,350,170	1,187,597
Equity method of accounting	—	—
Total	1,350,170	1,187,597

Sectoral distribution of consolidated investments in financial subsidiaries

	Current Period	Prior Period
Insurance companies	480,532	402,769
Banks	434,144	321,124
Factoring companies	62,163	65,273
Leasing companies	45,681	45,149
Financing companies	—	—
Other financial subsidiaries	327,650	353,282
Total	1,350,170	1,187,597

Quoted consolidated subsidiaries

	Current Period	Prior Period
Quoted at domestic stock exchanges	330,703	378,037
Quoted at international stock exchanges	—	—
Total	330,703	378,037

Consolidated subsidiaries disposed during the period

There is not any disposal in the consolidated subsidiaries in the current year.

Consolidated investments in subsidiaries acquired during the period

The Parent Bank has not got any subsidiary that are purchased in the current period in the scope of consolidation. In the current period, the title of Vakıf Finans Factoring Hizmetleri A.Ş. has been changed to Vakıf Faktoring A.Ş., the aforementioned change of title has been registered on 13 April 2015.

In the current period, subsequent to the approval of the decision to increase the paid-in capital of Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. from TL 203,320 to TL 205,400 by a bonus increase of TL 2,080 in the Ordinary Meeting of General Assembly of the Company dated 31 March 2015. After the capital increase, Bank’s current nominal share has been increased from TL 78,690 to TL 79,495 by bonus increase of TL 805 and Bank’s share percentage has been remained the same 38.70%. The share of the Bank amounting to TL 805 is presented as bonus shares received in the movement table of investments in subsidiaries.

In the current period, in total full TL 12 nominal share of Vakıf Portföy Yönetimi A.Ş. has been purchased by Bank from other real person shareholders and Bank has signed share transfer contract with real person shareholders on 11 February 2015. Thus, Bank’s nominal share has been increased from full TL 2,999,988 to full TL 3,000,000. Bank’s share percentage has been increased from 99.99% to 100.00%.

89

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

In the prior period, Vakıf Menkul Kıymet Yatırım Ortaklığı A.Ş. has decided to increase the capital of TL 15,000 to TL 20,000 in its registered capital ceiling amounting to TL 50,000 in accordance with Capital Markets Board’s temporary clause 1 of “Communique on Securities Investment Associations” (III-48.2).  In the capital increase, Bank’s nominal share amount has increased from TL 1,763 to TL 2,351 with an increase of TL 588 by using stock rights on 25 November 2014. Besides, in order to finalize the capital increase, Bank has purchased additional shares from stock rights that have not been used in due, amounting to TL 2,228 from Istanbul Stock Exchange Share Market on 2 December 2014. In this context, The Parent Bank’s total nominal share has increased to TL 4,579 and share percentage has increased to 22.89%.  The share of the Bank amounting to TL 2,815 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the prior period, related to the capital increase of Vakıf Gayrimenkul Yatırım Ortaklığı A.Ş. from TL 106,200 to TL 203,320, the Bank has obtained shares with a nominal value of TL 29,345 at a rate of TL 3.44 by using the stock rights. For these shares TL 100,947 has been paid. Besides, Bank has obtained shares with a nominal value of TL 20,000 at TL 3.44 rate since the other shareholders did not use their stock rights. Bank has paid TL 68,800 for the shares. As at 4 July 2014, company’s capital increase has been registered and as of the date the existing nominal share of the Bank has been increased from TL 29,345 to TL 78,690 Bank’s share percentage has been increased from 27.63% to 38.70%. The capital increase as of TL 169,747 is presented in the acquisitions and capital increases in the movement table of investments in subsidiaries.

In the prior period, the title of Vakıf B Tipi Menkul Kıymetler Yatırım Ortaklığı has been changed to Vakıf Menkul Kıymet Yatırım Ortaklığı. The new title of the company has been registered on 9 April 2014.

9.                  Investments in joint-ventures

There is not any investment in joint-ventures of the Group.

10.           Information on finance lease receivables (net)

Finance lease receivables disclosed according to remaining maturities

	Current Period		Prior Period
	Gross	Net	Gross	Net
Less than 1 year	82,589	78,324	61,740	59,415
Between 1-4 years	782,065	694,895	693,909	593,778
Longer than 4 years	671,417	552,606	518,153	436,794
Total	1,536,071	1,325,825	1,273,802	1,089,987

Net investments in finance lease receivables

	Current Period	Prior Period
Gross finance lease receivables	1,536,071	1,273,802
Unearned income on finance lease receivables (-)	(210,246)	(183,815)
Terminated lease contracts (-)	—	—
Net finance lease receivables	1,325,825	1,089,987

Finance lease agreements

Sum of the minimum lease payments including interest and principal amounts are stated under the “finance lease receivables” as gross. The difference between the total of rent payments and the cost of the related fixed assets is reflected to the “unearned income” account. If the lease payments are made, the lease principal amount is deducted from the “finance lease receivables” as the interest component of the payment is reflected to interest income on the consolidated statement of income.

90

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

11.           Information on derivative financial instruments held for risk management purposes

Positive differences on derivative financial instruments held for risk management purposes

None.

12.           Information on tangible assets

	Real Estates	Leased Tangible Assets	Vehicles	Other Tangible Assets	Total
Balance at the end of the prior year:
Cost	693,825	137,264	45,929	941,529	1,818,547
Accumulated depreciation(-)	262,319	128,354	36,855	587,922	1,015,450
Impairment(-)	18,224	—	—	—	18,224
Net book value	413,282	8,910	9,074	353,607	784,873
Balance at the end of the current year:
Net book value at the beginning of the current year	413,282	8,910	9,074	353,607	784,873
Additions	1,064,712	5,211	1,935	234,534	1,306,392
Cost of the disposals	539,076	9,743	9,664	18,433	576,916
Depreciation of the disposals (-)	268,421	9,695	8,652	8,326	295,094
Depreciation of the current year	16,578	3,237	4,704	108,691	133,210
Impairment (-)	6,475	1,930	406	13,380	22,191
Exchange differences related to foreign associates	32	—	—	44	76
Cost at the end of the current year	1,219,493	132,732	38,200	1,157,674	2,548,099
Accumulated depreciation at the end of the year (-)	10,476	121,896	32,907	688,287	853,566
Impairment (-)	24,699	1,930	406	13,380	40,415
Net book value at the end of the current year	1,184,318	8,906	4,887	456,007	1,654,118

13.           Information on intangible assets

Group’s intangible assets consist of computer softwares and licenses. The estimated useful life of intangible assets is five years. Intangible assets are amortized on a straight-line basis through the estimated useful lives over their costs adjusted for inflation for the items purchased before 31 December 2004, over their initial costs for the items purchased after 31 December 2004.

In the current year an intangible asset that presents severity for the financial statements does not exist.

Additionally the Group does not have intangible assets, which are obtained by government incentives, recorded at fair value, have utulisation restrictions or have been pledged.

The Group has not declared a commitment to purchase intangible assets.

14.           Information on investment properties

As at 31 December 2015, the Group has investment property amounting to TL 9,924 (31 December 2014: TL 24,185) which belongs the subsidiaries operating in the insurance business and TL 277,802 (31 December 2014: 167,815) which belongs the subsidiaries operating in real estate investment.

15.           Information on tax assets

Current tax assets

As at 31 December 2015 the current tax asset of the Group amounts to TL 3,731 (31 December 2014: TL 9,331).

91

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I.                                                 INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED ASSETS (Continued)

Deferred tax assets

Items generating deferred tax assets or liabilities are listed below as at 31 December 2015 and 31 December 2014:

	Current Period	Prior Period
Provision for employee termination benefits and unused vacations	91,563	81,757
Other provisions	81,175	28,083
Valuation differences of associates and subsidiaries	27,704	54,050
Deductible financial losses	26,418	—
Investment incentives	9,697	17,213
Valuation differences of financial assets and liabilities	78,160	121,671
Reporting Standards - Tax Code depreciation differences	7,252	10,303
Other differences	5,209	14,615
Deferred tax assets	327,178	327,692

Net-off of the deferred tax assets and liabilities from the same entity	(187,993)	(154,733)
Deferred tax assets, (net)	139,185	172,959
Valuation differences of financial assets and liabilities	133,654	122,064
Valuation difference for associates and subsidiaries	18,421	40,059
Valuation differences of properties	47,351	—
Other differences	11,657	7,818
Deferred tax liabilities	211,083	169,941

Net-off of the deferred tax assets and liabilities from the same entity	(187,993)	(154,733)
Deferred tax liabilities, (net)	23,090	15,208

16.           Information on assets held for sale and assets related to the discontinued operations

As at 31 December 2015, net book value of assets held for sale of the Group is amounting to TL 994,991 (31 December 2014: TL 747,482).

17.           Information on other assets

As at 31 December 2015 and 31 December 2014, the details of other assets are as follows:

	Current Period	Prior Period
Receivables from insurance operations	1,002,182	842,523
Receivables from credit card payments	923,489	772,007
Prepaid expenses	669,777	705,381
Guarantees given for repurchase agreements	143,978	193,605
Guarantees given for derivative financial instruments	501,035	351,579
Receivables from term sale of assets	44,567	68,664
Receivables from reinsurance companies	23,311	54,057
Deferred commission expenses	68,427	31,841
Other	675,587	338,730
Total	4,052,353	3,358,387

92

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES

1.                  Information on maturity profile of deposits

Current Period	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total
Saving deposits	4,424,092	—	471,519	22,041,396	1,027,318	255,301	124,971	—	28,344,597
Foreign currency deposits	4,479,182	—	3,412,030	15,859,982	1,497,162	1,127,496	5,403,554	—	31,779,406
Residents in Turkey	3,847,197	—	3,409,099	15,546,772	1,235,166	611,274	942,705	—	25,592,213
Residents in abroad	631,985	—	2,931	313,210	261,996	516,222	4,460,849	—	6,187,193
Public sector deposits	4,504,470	—	4,869,059	6,958,081	843,503	1,879,924	205,243	—	19,260,280
Commercial deposits	2,457,798	—	3,735,859	11,025,533	146,767	50,949	1,336	—	17,418,242
Other	3,751,277	—	1,772,094	3,170,500	242,340	41,669	25,525	—	9,003,405
Precious metal deposits	625,592	—	—	—	—	—	—	—	625,592
Bank deposits	392,993	—	3,804,547	886,665	230,210	118,489	145,571	—	5,578,475
Central Bank	1,116	—	—	—	—	—	—	—	1,116
Domestic banks	6,431	—	3,645,258	553,924	212,223	—	—	—	4,417,836
Foreign banks	230,898	—	159,289	332,741	17,987	118,489	145,571	—	1,004,975
Participation banks	154,548	—	—	—	—	—	—	—	154,548
Other	—	—	—	—	—	—	—	—	—
Total	20,635,404	—	18,065,108	59,942,157	3,987,300	3,473,828	5,906,200	—	112,009,997

Prior Period	Demand	7 Days Notice	Up to 1 Month	1-3 Months	3-6 Months	6-12 Months	1 Year and Over	Accumulating Deposit Accounts	Total
Saving deposits	3,715,353	—	463,572	18,032,423	1,393,667	328,345	136,781	—	24,070,141
Foreign currency deposits	3,472,263	—	2,181,070	11,351,517	1,426,041	1,426,188	4,245,584	—	24,102,663
Residents in Turkey	3,056,116	—	2,174,847	11,162,513	1,193,080	494,191	794,731	—	18,875,478
Residents in abroad	416,147	—	6,223	189,004	232,961	931,997	3,450,853	—	5,227,185
Public sector deposits	3,583,281	—	2,370,191	5,695,639	437,138	2,788,470	190,212	—	15,064,931
Commercial deposits	2,154,441	—	4,610,468	9,566,212	422,470	233,506	5,478	—	16,992,575
Other	3,208,185	—	1,102,804	2,747,775	380,429	98,701	29,638	—	7,567,532
Precious metal deposits	854,355	—	—	—	—	—	—	—	854,355
Bank deposits	66,930	—	3,466,419	1,086,606	80,387	33,206	16,868	—	4,750,416
Central Bank	424	—	—	—	—	—	—	—	424
Domestic banks	3,696	—	3,288,392	422,069	2,016	33,206	16,868	—	3,766,247
Foreign banks	59,181	—	178,027	664,537	78,371	—	—	—	980,116
Participation banks	3,629	—	—	—	—	—	—	—	3,629
Other	—	—	—	—	—	—	—	—	—
Total	17,054,808	—	14,194,524	48,480,172	4,140,132	4,908,416	4,624,561	—	93,402,613

93

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Information on saving deposits insured by Saving Deposit Insurance Fund and the total amounts of the deposits exceeding the insurance coverage limit

	Covered by Deposit Insurance Fund		Exceeding the Deposit Insurance Limit
	Current Period	Prior Period	Current Period	Prior Period
Saving deposits	15,480,662	12,652,145	12,863,935	11,417,996
Foreign currency saving deposits	4,788,666	3,846,786	11,939,036	8,435,919
Other saving deposits	—	—	—	—
Foreign branches’ deposits under foreign insurance coverage	—	—	—	—
Off-Shore deposits under foreign insurance coverage	—	—	—	—
Total	20,269,328	16,498,931	24,802,971	19,853,915

Saving deposits out of insurance coverage limits

	Current Period	Prior Period
Deposits and other accounts at foreign branches	24,839	21,061
Deposits and other accounts, which belong to controlling shareholders, their parents, wives/husbands, and children	—	—
Deposits and other accounts, which belong to Board of Director members, chairman, general manager, his/her assistants, their parents, wives/husbands, and children	5,438	3,905
Deposits and other accounts under scope of TCC law 5237 article no 282, dated 26/9/2004	—	—
Deposits in Deposit Banks of Turkey, which are solely established for off-shore banking	—	—

2.                  Information on derivative financial liabilities held for trading purpose

Negative differences related to the derivative financial liabilities held for trading purpose

	Current Period		Prior Period
	TL	FC	TL	FC
Forwards	1,508	594	3,209	458
Swaps	123,057	150,342	62,110	199,156
Futures	—	—	—	—
Options	28,612	239	457	5,237
Total	153,177	151,175	65,776	204,851

94

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

3.                  Information on banks and other financial institutions

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Republic of Turkey	—	—	—	—
Domestic banks and institutions	567,038	609,386	698,396	214,926
Foreign banks, institutions and funds	365,313	18,653,310	871,227	14,476,106
Total	932,351	19,262,696	1,569,623	14,691,032

Maturity information of funds borrowed

	Current Period		Prior Period
	TL	FC	TL	FC
Short-term (*)	479,073	2,024,300	1,283,259	7,322,336
Medium and Long-term (*)	453,278	17,238,396	286,364	7,368,696
Total	932,351	19,262,696	1,569,623	14,691,032

(*)             Maturity profile of funds borrowed has been prepared in accordance with their original maturities.

Funds borrowed comprise syndication and securitization loans bearing various interest rates and maturities and account for 11.70% (31 December 2014: 10.94%) of the Group’s liabilities. There is no risk concentration on funding sources of the Group.

On 16 April 2014, the Parent Bank has obtained syndicated loan at the amount of US Dollar 270.5 million and Euro 525 million with the interest rate of US Libor +0.90% and Euribor +0.90% at a maturity of one year, with participation of 35 banks with the coordination of Wells Fargo Bank N.A., London Branch and Sumitomo Mitsui Banking Corporation, Brussels Branch acting as agent. On 17 April 2015, the loan has been renewed with a new syndicated loan amounting to US Dollar 204 million and Euro 763 million with the interest rate of US Libor +0.8% and Euribor +0.8% at a maturity of 367 days with participation of 35 banks, Wells Fargo Bank, N.A., London Branch acting as coordinator and agent bank.

On 22 September 2014, the Parent Bank has obtained syndicated loan amounting to US Dollar 168.5 million and Euro 528.75 million with interest rates of US Libor + 0.90% and Euribor + 0.90% at a maturity of one year, with the participation of 26 banks, ING Bank, London Branch acting as coordinator and agent bank.  On 14 September 2015, the loan has been renewed with a new syndicated loan amounting to US Dollar 168.5 million and Euro 679.5 million with the interest rate of US Libor +0.75% and Euribor +0.75% at a maturity of one year with participation of 30 banks, ING Bank, London Branch acting as coordinator and agent bank.

On 19 December 2014, the Parent Bank has obtained securitization loan amounting to US Dollar 928.6 million related to foreign transfers and treasury transactions in Euro and US Dollar. Loan amounting to US Dollar 500 million has been obtained related to foreign transfers at a maturity of five years and loan amounting to US Dollar 428.6 million has been obtained related to treasury transactions at a maturity of seven years in seven different segments in total.

95

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

The loan obtained from European Bank for Reconstruction and Development Bank (EBRD) amounting to US Dollar 125 million in 2014-A segment in order to finance medium term loans including to meet the needs of agricultural enterprises and support woman entrepreneurs.

2014-B segment of the loan has been obtained from Wells Fargo Bank, N.A., 2014-C segment of the loan has been obtained from Raiffeisen Bank International AG, 2014-D segment of the loan has been obtained from Standard Chartered Bank, 2014-E segment of the loan has been obtained from Societe Generale, 2014-G segment of the loan has been obtained from Bank of America, N.A. and 2014-F segment of the loan related to treasury transactions has been obtained from JP Morgan Securities plc. in the scope of programme. As at 31 December 2015, total securitization loan amounts to US Dollar 936 million and Euro 260 million.

Information on securities issued

Within the context of Global Medium Term Notes (GMTN), the Parent Bank has issued Turkey’s first Eurobond apart from Undersecretariat of Treasury. The bond has been issued in GMTN programme on 17 June 2014 has a nominal value of Euro 500 million, maturity date on 17 June 2019 with fixed rate, 5 years maturity and annually coupon paid with 3.65% return and  coupon rate 3.50%.

Within the context of Global Medium Term Notes (GMTN), 190 private placements have been realized with 16 separate banks since June 2013. These placements have been realized in different currencies (US Dollar, Euro and CHF) at the maturities of 3 months, 6 months, 1 year and 2 years and in total amount to US Dollar 4,265 million equivalents. As at 31 December 2015 total private placement transactions amount to US Dollar 390 million equivalents.

	TL		FC
Current Period	Short Term	Medium-Long Term	Short Term	Medium-Long Term
Nominal	3,202,374	—	946,566	6,388,240
Cost	3,198,134	—	946,565	6,341,816
Net Book Value	3,257,620	—	949,615	6,439,473

	TL		FC
Prior Period	Short Term	Medium-Long Term	Short Term	Medium-Long Term
Nominal	2,930,927	—	2,306,544	5,166,048
Cost	2,813,866	—	2,306,501	5,130,431
Net Book Value	2,866,343	—	2,315,445	5,202,920

96

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

4.                  Components of “other external resources payable” in the consolidated financials that comprise at least 20% of the account, if the account exceeds 10% of total liabilities and equity excluding off-balance sheet commitments.

Other external resources payable in the consolidated financials do not exceed 10% of total liabilities and equity.

5.                  Criteria used in the determination of lease instalments in the finance lease contracts, renewal and purchase options, restrictions, and significant burdens imposed on the bank on such contracts

Obligations under finance leases

None.

6.                  Information on derivative financial liabilities held for risk management purpose

Negative differences related to the derivative financial liabilities held for risk management purpose

None.

7.                  Information on provisions

Information on general provisions

	Current Period	Prior period
Provisions for loans and receivables in Group I	1,606,200	1,326,468
-Additional provision for loans with extended payment plans	26,422	26,989
Provisions for loans and receivables in Group II	231,853	175,204
-Additional provision for loans with extended payment plans	21,057	14,696
Provisions for non-cash loans	106,422	93,418
Other	13,128	8,152
Total	1,957,603	1,603,242

Information on employee rights

According to the TAS-19- Judgments of benefits that are provided to employees, bank accounts and calculate provision to obligations of severance pay and allowance rights.

As of 31 December 2015, TL 369,078 (31 December 2014: TL 344,858) provision for severance pay and TL 90,553 (31 December 2014: TL 81,733) provision for unused vacation are stated in financial statements under employee rights provision.

97

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Movement of severance pay provision in the period:

	Current Period	Previous Period
Opening balance	344,858	289,501
Current service cost	33,928	25,139
Previous service cost	—	134
Interest cost	27,396	25,086
Paid compensation	(34,984)	(40,406)
Payment/Reduction of benefits/Layoff accordingly composed loss//(gain)	214	482
Actuary loss/(gain)	(2,382)	44,936
Net foreign exchange differences from foreign subsidiaries	48	(14)
Closing balance	369,078	344,858

Provision for exchange rate differences on foreign currency indexed loans

As at 31 December 2015 the Group has recorded provision for foreign exchange losses on principal amounts of foreign currency indexed loans amounting to TL 17,160 (31 December 2014: TL 12,048) and has reflected the related foreign exchange loss amount in the consolidated financial statements by offsetting from related loans.

Provisions for non-cash loans that are not indemnified or converted into cash

As of 31 December 2015, the Bank has recorded TL 40,930 (31 December 2014: TL 63,030) as specific provisions for non-cash loans that are not indemnified or converted into cash.

Information on insurance technical provisions

	Current Period	Prior Period
Unearned Premium Reserves	715,692	646,856
Outstanding Claims Reserves	1,108,017	950,292
Life Mathematical Reserves	265,760	44,010
Other	2,086	1,554
Total	2,091,555	1,642,712

Information on other provisions

Information on other provisions exceeding 10% of total provisions

	Current Period	Prior period
Provisions for credits	182,585	105,005
Specific provisions for non-cash loans	40,930	63,030
Provision for cheques	47,020	37,556
Provisions for lawsuits against the Bank	9,316	16,142
Provisions for credit card promotions	9,100	10,177
Other provisions	16,258	6,962
Total	305,209	238,872

98

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

8.                                               Taxation

Current Taxes

As at and for the year ended 31 December 2015, the tax liability of the Group is amounting to TL 233,004 (31 December 2014: TL 249,673).

Information on taxes payable

	Current Period	Prior Period
Corporate taxes payable	233,004	249,673
Taxation on securities	151,721	123,184
Capital gains tax on property	2,477	2,176
Banking and Insurance Transaction Tax (BITT)	77,808	59,943
Taxes on foreign exchange transactions	—	—
Value added tax payable	4,879	3,538
Other	41,348	35,796
Total	511,237	474,310

Information on premiums payable

	Current Period	Prior Period
Social security premiums- employee share	811	757
Social security premiums- employer share	2,095	1,781
Bank pension fund premium- employee share	—	—
Bank pension fund premium- employer share	—	—
Pension fund membership fees and provisions- employee share	10	2
Pension fund membership fees and provisions- employer share	—	—
Unemployment insurance- employee share	695	622
Unemployment insurance- employer share	1,503	1,308
Other	8	7
Total	5,122	4,477

Information on deferred tax liabilities

Information on deferred tax liabilities is presented in disclosure 13 of information and disclosures related to assets.

9.                  Information on payables for assets held for resale and tangible assets related to discounted activities

None.

99

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

10.           Information on subordinated loans

The Parent Bank has issued bond having the secondary subordinated loan quality to be sold to non-resident natural and legal persons. The bond has been issued at the nominal value of US Dollar 500 million with the maturity of 10 years and 6.0% coupon rate. In addition to the bond issued on 1 November 2012, on 3 December 2012 the Bank has realized second trance at nominal value of US Dollar 400 million, has the same due date and maturity of 10 years and 5.5% coupon rate.

The Parent Bank has issued secondary subordinated loan (Tier II bond) as at January 2015 which contains Basel-III criteria. In this context, the bond has been issued at the nominal value of US Dollar 500 million with the maturity date of 3 February 2025 and early call option date of 3 February 2020. The bond has fixed interest, 10 years and one day maturity, two times interest payment in a year with coupon rate of 6.875% and issue yield of 6.95%.

Stated bonds’ total balance sheet value is TL 4,155,551 as of 31 December 2015 (31 December 2014: TL 2,126,436).

11.           Information on shareholders’ equity

Paid-in capital

	Current Period	Prior Period
Common stock	2,500,000	2,500,000
Preferred stock	—	—

Paid-in capital of the Parent Bank amounted to TL 2,500,000 is divided into groups comprised of 43.0% Group (A), 15.6 % Group (B), 16.2% Group (C) and 25.2% Group (D).

Board of Directors’ members; one member is appointed by the Prime Minister representing The General Directorate of the Foundations (Group A), three members are appointed representing Group (A), one member is appointed representing Group (B), and two members are appointed representing Group (C), and one member is appointed among the nominees offered by the shareholders at the General Assembly. Preference of Group (D) is primarily taken into account in the selection of the last mentioned member.

Paid-in capital amount, explanation as to whether the registered share capital system is applicable at the parent bank; if so the amount of registered share capital

Capital System	Paid-in Capital	Ceiling per Registered Share Capital
Registered capital system	2,500,000	10,000,000

At the resolutions of Board of Directors dated 2 January 2015 and 61st Ordinary Meeting of the General Assembly dated 30 March 2015, the Parent Bank’s ceiling per registered share capital has been increased from TL 5,000,000 to TL 10,000,000.

Information on share capital increases and their sources; other information on any increase in capital shares during the current period

There is no share capital increase in the current year and previous year.

Information on share capital increases from revaluation funds

None.

100

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

II.                                            INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED LIABILITIES (Continued)

Prior period indicators of the Parent Bank’s income, profitability and liquidity; and possible effects of the predictions on equity, considering the ambiguity of the indicators

None.

Information on the privileges given to stocks representing the capital

None.

Valuation differences of the marketable securities

	Current Period		Prior Period
	TL	FC	TL	FC
Associates, subsidiaries and joint ventures	39,342	—	62,289	—
Fair value differences of available-for-sale securities	(266,736)	257,405	178,440	280,801
Foreign exchange differences	—	—	—	—
Total	(227,394)	257,405	240,729	280,801

III.                                       INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS

1.                  Disclosures related to other contingent liabilities

Type and amount of consolidated irrevocable commitments

	Current Period	Prior Period
Commitments for credit card limits	7,399,361	7,641,987
Loan granting commitments	8,494,747	8,068,201
Commitments for cheque payments	1,805,569	1,638,976
Asset purchase sale commitments	3,843,373	2,686,862
Other	1,507,923	759,783
Total	23,050,973	20,795,809

Type and amount of possible losses from off-balance sheet items

Guarantees, bills of exchange and acceptances and other letters of credit which can be counted as financial collateral

The Parent Bank provided specific provision amounting to TL 40,930 (31 December 2014: TL 63,030) for non-cash loans that are not indemnified or converted to cash recorded under off-balance sheet items, amounting to TL 97,721 (31 December 2014: TL 129,638).

101

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS (Continued)

Final guarantees, provisional guarantees, sureties and similar transactions

	Current Period	Prior Period
Final letters of guarantee	9,289,202	7,737,748
Letters of guarantee for advances	3,438,136	2,603,790
Letters of guarantee given to custom offices	1,030,530	913,389
Provisional letters of guarantee	935,981	1,107,255
Other letters of guarantee	12,103,744	9,096,625
Total	26,797,593	21,458,807

2.                  Non-cash loans

	Current Period	Prior Period
Non-cash loans given for cash loan risks	2,899,661	2,905,607
With original maturity of 1 year or less	1,176,515	1,846,045
With original maturity of more than 1 year	1,723,146	1,059,562
Other non-cash loans	30,220,240	25,769,440
Total	33,119,901	28,675,047

3.                  Sectoral risk concentrations of non-cash loans

	Current Period				Prior Period
	TL	%	FC	%	TL	%	FC	%
Agricultural	87,249	0.39	132,021	1.20	86,506	0.51	266,929	2.27
Farming and cattle	82,686	0.37	132,021	1.20	77,673	0.46	257,069	2.18
Forestry	3,528	0.02	—	—	7,898	0.05	7,540	0.06
Fishing	1,035	0.00	—	—	935	0.01	2,320	0.02
Manufacturing	9,811,692	44.34	5,696,876	51.82	7,150,408	42.33	5,753,926	48.84
Mining	1,252,878	5.66	106,628	0.97	168,108	1.00	29,069	0.25
Production	5,526,001	24.97	5,309,883	48.30	4,563,948	27.01	5,319,615	45.15
Electric, gas and water	3,032,813	13.71	280,365	2.55	2,418,352	14.32	405,242	3.44
Construction	3,374,531	15.25	2,224,897	20.24	2,996,610	17.74	2,520,479	21.39
Services	8,030,112	36.30	2,523,158	22.95	6,226,616	36.86	2,761,969	23.44
Wholesale and retail trade	3,444,760	15.57	1,584,849	14.41	2,580,882	15.29	1,597,908	13.56
Hotel, food and beverage services	110,961	0.50	1,778	0.02	125,417	0.74	5,691	0.05
Transportation and Telecommunication	1,172,317	5.30	736,976	6.70	963,436	5.70	1,058,971	8.99
Financial institutions	2,090,603	9.45	38,056	0.35	1,515,987	8.97	11,802	0.10
Real estate and renting services	325,256	1.47	33,758	0.31	254,056	1.50	24,277	0.21
Self-employment services	610,338	2.76	110,414	1.00	591,814	3.50	44,703	0.38
Education services	23,752	0.11	4,018	0.04	24,595	0.15	3,903	0.03
Health and social services	252,125	1.14	13,309	0.12	170,429	1.01	14,714	0.12
Other	822,779	3.72	416,586	3.79	432,810	2.56	478,794	4.06
Total	22,126,363	100.00	10,993,538	100.00	16,892,950	100.00	11,782,097	100.00

102

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS (Continued)

4.                  Information on the non-cash loans classified as first and second group

	Group I		Group II
Current Period	TL	FC	TL	FC
Letters of guarantee	21,714,478	4,793,867	173,386	20,949
Confirmed bills of exchange and acceptances	86,762	1,388,757	—	—
Letters of credit	16,306	4,761,086	—	11,317
Endorsements	—	—	—	—
Purchase guarantees for securities issued	—	—	—	—
Factoring guarantees	42,526	2,224	—	—
Other guarantees and sureties	—	10,522	—	—
Total Non-Cash Loans	21,860,072	10,956,456	173,386	32,266

	Group I		Group II
Prior Period	TL	FC	TL	FC
Letters of guarantee	16,653,687	4,555,638	113,427	8,262
Confirmed bills of exchange and acceptances	20,836	1,943,257	—	—
Letters of credit	—	5,212,911	—	—
Endorsements	—	—	—	—
Purchase guarantees for securities issued	—	—	—	—
Factoring guarantees	29,765	5,023	—	—
Other guarantees and sureties	—	2,603	—	—
Total Non-Cash Loans	16,704,288	11,719,432	113,427	8,262

5.                  Information on derivative transactions

	Current Period	Prior Period
Trading Derivatives
Foreign Currency Related Derivative Transactions (I)	28,241,368	22,773,909
Currency Forwards	468,760	555,204
Currency Swaps	27,259,078	21,162,157
Currency Futures	—	—
Currency Options	513,530	1,056,548
Interest Rate Derivative Transactions (II)	13,313,758	7,478,238
Interest Rate Forwards	—	—
Interest Rate Swaps	13,313,758	7,478,238
Interest Rate Options	—	—
Securities Call Put Options	—	—
Interest Rate Futures	—	—
Other Trading Derivatives (III)	8,954,555	6,780,167
A. Total Trading Derivatives (I+II+III)	50,509,681	37,032,314
Hedging Derivatives	—	—
Fair Value Hedges	—	—
Cash Flow Hedges	—	—
Hedges for Foreign Currency Investments	—	—
B. Total Hedging Derivatives	—	—
Derivative Transactions (A+B)	50,509,681	37,032,314

103

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS (Continued)

	31 December 2015
	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Total
Currency swaps:
Purchase	10,038,294	3,520,445	242,757	—	—	13,801,496
Sale	4,394,944	3,535,470	251,525	—	—	8,181,939
Currency forwards:
Purchase	21,330	60,137	107,684	45,556	—	234,707
Sale	21,304	60,054	107,359	45,336	—	234,053
Cross currency interest rate swaps:
Purchase	—	—	186,709	2,732,075	—	2,918,784
Sale	—	—	120,583	2,236,276	—	2,356,859
Interest rate swaps:
Purchase	—	—	218,250	2,763,121	3,675,508	6,656,879
Sale	—	—	218,250	2,763,121	3,675,508	6,656,879
Options:
Purchase	229,308	13,086	8,586	—	—	250,980
Sale	239,124	13,526	9,900	—	—	262,550
Other trading derivatives:
Purchase	—	—	625,650	—	1,247,145	1,872,795
Sale	5,597,158	—	611,602	—	873,000	7,081,760
Total purchases	10,288,932	3,593,668	1,389,636	5,540,752	4,922,653	25,735,641
Total sales	10,252,530	3,609,050	1,319,219	5,044,733	4,548,508	24,774,040
Total	20,541,462	7,202,718	2,708,855	10,585,485	9,471,161	50,509,681

	31 December 2014
	Up to 1 Month	1-3 Months	3-12 Months	1-5 Years	5 Years and Over	Total
Currency swaps:
Purchase	8,805,023	2,322,843	234,800	389,279	—	11,751,945
Sale	4,120,339	2,317,964	237,650	383,615	—	7,059,568
Currency forwards:
Purchase	99,142	68,619	71,286	38,774	—	277,821
Sale	99,070	68,502	71,136	38,675	—	277,383
Cross currency interest rate swaps:
Purchase	63,456	58,000	—	1,172,493	—	1,293,949
Sale	46,667	37,825	—	972,203	—	1,056,695
Interest rate swaps:
Purchase	—	—	—	1,202,149	2,536,970	3,739,119
Sale	—	—	—	1,202,149	2,536,970	3,739,119
Options:
Purchase	242,712	90,791	194,771	—	—	528,274
Sale	242,710	90,790	194,774	—	—	528,274
Other trading derivatives:
Purchase	158,020	—	—	—	994,287	1,152,307
Sale	4,931,860	—	—	—	696,000	5,627,860
Total purchases	9,368,353	2,540,253	500,857	2,802,695	3,531,257	18,743,415
Total sales	9,440,646	2,515,081	503,560	2,596,642	3,232,970	18,288,899
Total	18,808,999	5,055,334	1,004,417	5,399,337	6,764,227	37,032,314

104

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

III.                                       INFORMATION AND DISCLOSURES RELATED TO CONSOLIDATED OFF-BALANCE SHEET ITEMS (Continued)

6.                           Contingent assets and liabilities

Group allocates TL 9,316 as provision for lawsuits against the Group (31 December 2014: TL 16,142).

7.                  Services rendered on behalf of third parties

The Parent Bank acts as an investment agent for banking transactions on behalf of its customers and provides custody services. Such transactions are followed under off-balance sheet accounts. The Parent Bank’s custody services and banking transactions on behalf of individuals and corporate customers does not present a material portion.

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME

Information on interest income received from loans

	Current Period		Prior Period
	TL	FC	TL	FC
Short-term loans	3,425,419	164,210	2,771,751	160,053
Medium and long-term loans	6,368,458	1,501,065	5,275,500	1,008,781
Non-performing loans	139,185	—	177,155	—
Premiums received from resource utilization support fund	—	—	—	—
Total	9,933,062	1,665,275	8,224,406	1,168,834

Information on interest income received from banks

	Current Period		Prior Period
	TL	FC	TL	FC
Central Bank of Republic of Turkey	—	—	—	—
Domestic Banks	68,564	881	60,054	2,029
Foreign Banks	322	8,957	207	5,017
Foreign Head Office and Branches	—	—	—	—
Total	68,886	9,838	60,261	7,046

Information on interest income received from marketable securities portfolio

	Current Period		Prior Period
	TL	FC	TL	FC
Financial assets held for trading	5,782	993	9,634	1,619
Financial assets where fair value change is reflected to income statement	—	—	—	—
Financial assets available for sale	1,158,698	250,891	1,275,394	214,270
Investments held to maturity	655,344	500	559,880	444
Total	1,819,824	252,384	1,844,908	216,333

Information on interest income received from associates and subsidiaries

	Current Period	Prior Period
Interest Received from Associates and Subsidiaries	2	—

105

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

1.                  Interest Expense

Interest expense on funds borrowed

	Current Period		Prior Period
	TL	FC	TL	FC
Banks	94,417	239,603	71,661	152,358
Central Bank of Republic of Turkey	—	—	—	—
Domestic Banks	54,053	11,687	41,045	6,331
Foreign Banks	40,364	227,916	30,616	146,027
Foreign Head Offices and Branches	—	—	—	—
Other Institutions	—	28,480	—	18,990
Total	94,417	268,083	71,661	171,348

Interest expense paid to associates and subsidiaries

	Current Period	Prior Period
Interests paid to the associates and subsidiaries	16,091	14,782

Interest expense on securities issued

As at and for the year ending at 31 December 2015, interest paid to securities issued is TL 595,176 (31 December 2014: TL 445,715).

	Current Period		Prior Period
	TL	FC	TL	FC
Interest expense on securities issued	273,381	321,795	214,445	231,270

Maturity structure of the interest expense on deposits

		Time Deposits
Current Period	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulative deposit	Total

TL
Interbank deposits	—	76,403	51,103	46,028	—	—	—	173,534
Saving deposits	—	41,192	2,043,895	111,066	26,299	10,482	—	2,232,934
Public sector deposits	13,522	261,548	637,109	60,262	251,165	15,948	—	1,239,554
Commercial deposits	118	408,690	1,096,168	(8,444)	12,451	423	—	1,509,406
Other deposits	1	80,376	305,671	27,244	7,628	1,488	—	422,408
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	13,641	868,209	4,133,946	236,156	297,543	28,341	—	5,577,836

FC
Foreign Currency deposits	23,493	37,718	300,902	33,598	21,808	105,486	—	523,005
Interbank deposits	96	93	1,884	308	12,111	366	—	14,858
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	23,589	37,811	302,786	33,906	33,919	105,852	—	537,863
Grand Total	37,230	906,020	4,436,732	270,062	331,462	134,193	—	6,115,699

106

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

		Time Deposits
Prior Period	Demand Deposits	Up to 1 Month	Up to 3 Months	Up to 6 Months	Up to 1 Year	More than 1 Year	Cumulative deposit	Total

TL
Interbank deposits	—	144,829	—	—	—	—	—	144,829
Saving deposits	1,486	23,258	1,597,668	133,101	26,634	12,984	—	1,795,131
Public sector deposits	5,891	174,376	427,267	64,521	137,018	15,261	—	824,334
Commercial deposits	368	267,851	998,645	87,997	15,599	3,915	—	1,374,375
Other deposits	1	45,643	278,655	43,453	33,667	1,661	—	403,080
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Total	7,746	655,957	3,302,235	329,072	212,918	33,821	—	4,541,749

FC
Foreign Currency deposits	29,724	21,210	246,798	41,698	39,556	106,466	—	485,452
Interbank deposits	—	16,735	—	—	—	—	—	16,735
Deposits with 7 days notification	—	—	—	—	—	—	—	—
Precious metal deposits	—	—	—	—	—	—	—	—
Total	29,724	37,945	246,798	41,698	39,556	106,466	—	502,187
Grand Total	37,470	693,902	3,549,033	370,770	252,474	140,287	—	5,043,936

3.                  Dividend Income

	Current Period	Prior Period
Trading Purpose Financial Assets	27	19
Financial Assets at Fair Value through Profit or Loss	—	—
Available-for-Sale Financial Assets	89	2,247
Others	37,053	9,963
Total	37,169	12,229

4.                  Information on trading income/losses

	Current Period	Prior Period
Income	6,526,873	6,426,056
Income from capital market operations	2,489,490	2,430,715
Income from derivative financial instruments	1,588,784	1,408,759
Foreign exchange gains	2,448,599	2,586,582
Losses	(6,386,942)	(6,177,261)
Loss from capital market operations	(2,442,729)	(2,254,642)
Loss from derivative financial instruments	(1,617,913)	(1,447,948)
Foreign exchange loss	(2,326,300)	(2,474,671)
Net trading profit/loss	139,931	248,795

Net loss arising from changes in foreign exchange rate that relate to the Group’s derivative financial instruments based on foreign exchange rate is TL 31,762 as at and for the year ended 31 December 2015 (31 December 2014: net loss of TL 8,179).

107

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                     INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

5.                  Other operating income

	Current Period	Prior Period
Income from reversal of the impairment losses from prior periods	763,294	707,442
Earned insurance premiums (net of reinsurance share)	767,881	663,935
Communication income	50,723	85,302
Gain on sale of assets	109,681	385,471
Income from private pension business	64,583	48,626
Rent income	80,490	529
Other income	199,996	228,486
Total	2,036,648	2,119,791

6.                  Provision expenses for losses on loans and other receivables

	Current Period	Prior Period
Specific provisions on loans and other receivables	1,085,809	1,194,633
Loans and receivables in Group III	339,638	181,529
Loans and receivables in Group IV	449,252	774,152
Loans and receivables in Group V	296,919	238,952
Non-performing commissions and other receivables	—	—
General provision expenses	354,951	413,501
Provision for possible losses	—	—
Impairment losses on securities	3,459	15,573
Trading securities	16	5,171
Investment securities available-for-sale	3,443	10,402
Impairment losses from associates, subsidiaries, joint ventures and marketable securities held to maturity	24,337	25,278
Associates	—	—
Subsidiaries	—	—
Joint ventures	—	—
Investment securities held-to-maturity	24,337	25,278
Other (*)	167,304	98,680
Total	1,635,860	1,747,665

(*)             Other provision expenses amounting to TL 167,304 (31 December 2014: TL 98,680) is comprised of provision for non-cash loans that are not indemnified or converted into cash and provision for cheques amounting to TL 41,616 (31 December 2014: TL 38,176), other provision expenses related to loans amounting to TL 82,415 (31 December 2014: TL 39,045) and other provision expenses amounting to TL 43,273 (31 December 2014: TL 21,459).

108

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                        INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

7.                  Other operating expenses

	Current Period	Prior Period
Personnel costs	1,539,206	1,386,610
Reserve for employee termination benefits	27,419	11,070
Provision for deficit in pension funds	—	—
Impairment losses on tangible assets	6,475	—
Depreciation expenses on tangible assets	133,210	114,988
Impairment losses on intangible assets	—	—
Amortization expenses on intangible assets	20,994	15,974
Impairment losses on assets to be disposed	5,747	2,115
Depreciation expenses on assets to be disposed	15,291	12,743
Impairment losses on assets held for sale	—	—
Other operating expenses	2,046,058	1,567,282
Operational lease related expenses	214,645	190,247
Repair and maintenance expenses	41,636	33,778
Advertisement expenses	82,270	76,278
Other expenses	1,707,507	1,266,979
Loss on sale of assets	1,231	4,951
Other(*)	1,021,447	787,872
Total	4,817,078	3,903,605

(*)             Other operating expenses amounting to TL 1,021,447 (31 December 2014: TL 787,872) is comprised of provision expenses for dividends to the personnel amounting to TL 144,017 (31 December 2014: TL 129,797), tax, fees and funds expenses amounting to TL 125,706 (31 December 2014: TL 113,797), Saving Deposits Insurance Fund expenses amounting to TL 115,916 (31 December 2014: TL 93,190) and other operating expenses amounting to TL 635,808 (31 December 2014: TL 451,088).

8.                  Information on income/loss from discontinued and continuing operations

Information and detailed tables on profit before tax from continuing operations are presented in disclosures 1-7 in this section. The Group has no discontinued operations.

9.                  Information on tax provision from discontinued and continuing operations

Information on provision for taxes on income from continuing operations is presented in disclosure 11 in this section. The Group has no discontinued operations.

10.           Information on net profit/loss from discontinued and continuing operations

Information on net profit/loss from continuing operations is presented in disclosures 1-13 in this section. The Group has no discontinued operations.

11.           Provision for taxes on income

Current year taxation benefit or charge and deferred tax benefit or charge

In the current year, the Group recorded a tax provision of TL 417,396 (31 December 2014: TL 612,250) from the operating profit in accordance with the Corporate Tax Law and other laws and regulations.

109

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

IV.                                     INFORMATION ON DISCLOSURES RELATED TO THE CONSOLIDATED STATEMENT OF INCOME (Continued)

Deferred tax charge arising from temporary differences, tax losses and unused tax credits

Sources of deferred tax benefit/charge	Current Period	Prior Period
Arising from Origination/ (Reversal) of Deductible Temporary Differences	(33,782)	63,170
Arising from (Origination)/ Reversal of Taxable Temporary Differences	(75,933)	71,065
Arising from Origination)/ (Reversal) of Tax Losses	—	—
Arising from Tax Rate Change	—	—
Total	(109,715)	134,235

12.           Net profit and loss

Any further explanation on operating results needed for a proper understanding of the Bank’s performance

Group has earned TL 13,973,432 interest income and TL 8,238,164 interest expense, also incurred TL 870,329  amount of  net fee and commission income  from its ordinary banking operations (31 December 2014: TL 11,664,524 interest income, TL 6,809,744 interest expense, TL 674,456 net fee and commission income).

Any changes in estimations, that might have a material effect on current and subsequent year, is indicated

None.

13.           Income/loss related to non-controlling interest

	Current Period	Prior Period
Income/(losses) related to non-controlling interest	(74,675)	8,166

14.           Information related to the sub-accounts which constitute at least 20% of other items, in case of the components of other items in the income statement exceeding 10% of the group total

Other fees and commission income of the Group mainly consist of credit card fees and commissions, money transfer commissions, research fees.

Other fees and commission expenses of the Group mainly consist of credit card fees and commissions, commission paid for funds borrowed from foreign banks.

110

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON CONSOLIDATED FINANCIAL STATEMENTS (Continued)

V.                                             INFORMATION AND DISCLOSURES RELATED TO STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

1.                  Information on increases that occur after revaluation of available-for-sale investments

Movement tables related to revaluation differences of available-for-sale investments where valuation differences arising from the fair value measurement of available-for-sale assets, subsidiaries and affiliates are recorded are as follows:

Valuation Differences of Marketable Securities	Current Period	Prior Period
Valuation differences at the beginning of the year	459,241	(202,685)
Fair value changes in the current year	(630,217)	613,607
Effect of deferred and corporate taxes	125,540	(119,805)
Valuation differences transferred to the statement of income	45,131	210,155
Effect of deferred and corporate taxes	(9,026)	(42,031)
Valuation differences at the end of the year	(9,331)	459,241

Valuation Difference of the Subsidiaries and Affiliates	Current Period	Prior Period
Valuation differences at the beginning of the year	62,289	52,966
Fair value changes in the current year	(24,585)	10,203
Effect of deferred and corporate taxes	1,638	(880)
Valuation differences transferred to the statement of income	—	—
Effect of deferred and corporate taxes	—	—
Valuation differences at the end of the year	39,342	62,289

2.                  Information on increases in cash flow hedges

None.

3.                  Reconciliation of the beginning and end of the year balances of foreign exchange differences

As of 31 December 2015, foreign currency translation differences of 42,762 TL (31 December 2014: (15,664) TL), which occurred from converting abroad subsidiaries’ financial statements to TL for consolidation purpose, is accounted under other reserves in the enclosed consolidated financial statements.

4.                  Information on correction differences of shareholders’ equity accounts due to inflation

In compliance with BRSA’s Circular on 28 April 2005 on ceasing the inflation accounting application, the balances resulted from the inflation accounting application as at 31 December 2004 and booked according to the  Uniform Chart of Accounts and the related Articles, are transferred to the main accounts that were subject to the  inflation accounting adjustments except for “capital reserves from inflation adjustments”. The balance of “capital reserves from inflation adjustments” account is transferred to “other capital reserves” account. In 2006, the Bank has increased its paid in capital through “other capital reserves” by TL 605,763.

5.                  Information on profit distribution

As per the resolution of 61st Annual General Assembly held on 30 March 2015, the net profit of the year 2014 which amounts to TL 1,612,157 after deferred tax income deducted is decided to be distributed as legal reserves amounting to TL 161,215, extraordinary reserves amounting to TL 1,114,820, special funds amounting to TL 236,122 and dividends to equity holders of the Parent Bank amounting to TL 100,000.

6.                  Information on decreases of revaluation of available-for-sale investments

Revaluation differences of available-for-sale investments has resulted with increase in the current year. Detailed information about the increases is explained above in Note 1.

111

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON CONSOLIDATED FINANCIAL STATEMENTS (Continued)

VI.                                        INFORMATION AND DISCLOSURES ON STATEMENT OF CASH FLOWS

1.                  Disclosures for “other” items in statement of cash flows and effect of change in foreign currency rates cash and cash equivalents

“Other” item under the “operating profit before changes in operating assets and liabilities” amounting to TL (2,899,768) (31 December 2014: TL (1,915,812)) is comprised of other operating expense in the balance sheet, fees and commission expense, and cash amount of trading profit/loss.

“Net increase/decrease in other liabilities” amounting to TL (2,436,988) (31 December 2014: TL 2,063,317) under “changes in operating assets and liabilities” is mainly comprised of fınd based cash outflows from repurchase agreements.

“Other” balance under “net cash flow from investing activities” amounting to TL (51,353) (31 December 2014: TL (44,008)) is comprised of purchases of intangible assets.

When calculating exchange rate effect on cash and cash equivalents, related assests’ high turnover rate are taken into consideration. Each exchange rate’s arithmetic average of the last five days before the report date and provision of average TL that is calculated from the difference from current period’s exchange rate are reflected as an effect of exchange rate change on the cash flow statement. Except for the above-mentioned, banks that have less than three months to maturity are accepted as cash equivalents and average TL provision is calculated by difference between related operation’s per term exchange rate and current period’s exchange rate. As of 31.12.2015 impact of the exchange rate change on cash and cash equivalents is TL (30,472) (31.12.2014: TL 4,539).

2.                  Cash flows from acquisition of associates, subsidiaries and joint-ventures

There is not any cash flow that is related with Bank’s subsidiaries in the current and previous periods.

3.                  Cash flows from the disposal of associates, subsidiaries and joint-ventures

There is no disposal in associates, subsidiaries and joint-ventures in the current year.

4.                  Information on cash and cash equivalents

Information on cash and cash equivalents at the beginning of the year

	Prior Period 31 December 2014	Prior Period 31 December 2013
Cash on hand	1,376,838	1,156,445
Cash in TL	1,014,282	867,546
Cash in foreign currency	362,556	288,899
Cash equivalents	7,814,067	4,931,458
CBRT	20,440,692	17,793,235
Banks	3,568,508	3,158,351
Receivables from money markets	9,502	5,095
Other	73,551	25,502
Loans and advances to banks having maturity of more than 3 months	(6,045)	(13,260)
Restricted cash and cash equivalents	(16,266,786)	(16,036,144)
Unrealized foreign exchange rate differences on cash equivalents	(5,355)	(1,321)
Total	9,190,905	6,087,903

112

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON CONSOLIDATED FINANCIAL STATEMENTS (Continued)

VI.                                        INFORMATION AND DISCLOSURES ON STATEMENT OF CASH FLOWS (Continued)

Information on cash and cash equivalents at the end of the year

	Current Period 31 December 2015	Prior Period 31 December 2014
Cash on hand	1,439,972	1,376,838
Cash in TL	1,162,866	1,014,282
Cash in foreign currency	277,106	362,556
Cash equivalents	7,617,155	7,814,067
CBT - Unrestricted demand deposit	19,834,346	20,440,692
Banks	6,176,019	3,568,508
Receivables from money markets	6,699	9,502
Other	215,596	73,551
Loans and advances to banks having maturity of more than 3 months	(90,084)	(6,045)
Restricted cash and cash equivalents	(18,518,574)	(16,266,786)
Unrealized foreign exchange rate differences on cash equivalents	(6,847)	(5,355)
Total	9,057,127	9,190,905

5.                  Management comment on restricted cash and cash equivalents due to legal requirements or other reasons taking materiality principle into account

Reserve requirements at CBRT amounting to TL 18,441,256 as at 31 December 2015 (31 December 2014: TL 16,156,615) has not been included in cash and cash equivalents.

Deposits of the Group amounting to TL 77,318 (31 December 2014: TL 110,171) is blocked due to securitization loans and other ordinary operations of the Group.

VII.                                   INFORMATION AND DISCLOSURES RELATED TO THE PARENT BANK’S RISK GROUP

1.                  Information on the volume of transactions with the Parent Bank’s risk group, lending and deposits outstanding at year end and income and expenses in the current year

Information on loans and other receivables held by Parent Bank’s risk group

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Current Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the year	16	657,200	—	10,174	6,239	13,086
Balance at the end of the year	1,071	811,349	—	28,550	822	15,858
Interest and commission income	2	388	—	29	94	17

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
Prior Period	Cash	Non-Cash	Cash	Non-Cash	Cash	Non-Cash
Loans and other receivables
Balance at the beginning of the year	13	659,911	—	27,065	26,102	24,339
Balance at the end of the year	16	657,200	—	10,174	6,239	13,086
Interest and commission income	—	401	—	21	774	68

113

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

VII.                                   INFORMATION AND DISCLOSURES RELATED TO THE PARENT BANK’S RISK GROUP (Continued)

Information on deposits held by the Parent Bank’s risk group

	Associates and Subsidiaries and Joint-Ventures		Bank’s Direct and Indirect Shareholders		Other Components in Risk Group
The Parent Bank’s Risk Group	Current Period	Prior Period	Current Period	Prior Period	Current Period	Prior Period
Deposits
Balance at the beginning of the year	187,127	419,918	713,966	968,601	115,831	46,793
Balance at the end of the year	475,233	187,127	740,156	713,966	104,508	115,831
Interest on deposits	16,091	14,782	45,805	60,168	1,005	2,340

Information on forwards, options and other derivative transactions held by the Parent Bank’s risk group

None.

2.                  Disclosures of transactions with the Parent Bank’s risk group

Relations with entities in the risk group of / or controlled by the Parent Bank regardless of the nature of relationship among the parties

Transactions with the risk group are made on an arms-length basis; terms are set according to the market conditions and in compliance with the Banking Law.

The branches of the Bank are agencies of Güneş Sigorta A.Ş. and Vakıf Emeklilik A.Ş.. Vakıf Yatırım Menkul Değerler A.Ş. engages with the management of the funds established by the Bank.

In addition to the structure of the relationship, type of transaction, amount, and share in total transaction volume, amount of significant items, and share in all items, pricing policy and other

The pricing of transactions with the risk group companies is set in compliance with the market prices. The ratio of cash and non-cash loans extended to the risk group to the overall cash and non-cash loans are 0.001%
(31 December 2014: 0.01%) and 2.584% (31 December 2014: 2.373%) respectively.

Current Period	Amount	Compared with the Financial Statement Amount %
Cash Loans	1,893	0.001
Non-Cash Loans	855,757	2.584
Deposits	1,319,897	1.178

Prior Period	Amount	Compared with the Financial Statement Amount %
Cash Loans	6,255	0.006
Non-Cash Loans	680,460	2.373
Deposits	1,016,924	1.089

114

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

DISCLOSURE AND FOOTNOTES ON UNCONSOLIDATED FINANCIAL STATEMENTS (Continued)

VIII.                              INFORMATION ON DOMESTIC, FOREIGN AND OFF-SHORE BRANCHES OR INVESTMENTS AND FOREIGN REPRESENTATIVE OFFICES OF THE PARENT BANK

Domestic and foreign branches and representative offices

	Number of Branches	Number of Employees
Domestic Branches(*)	917	15,367
			Country
Foreign Representative Offices	—	—	—
				Total Assets	Capital
Foreign Branches	1	23	USA	5,649,716	48,015
	1	16	Iraq	152,461	20,370
Off-shore Branches	1	4	Bahrain	12,599,251	—

(*)             Free zone branches in Turkey is included to domestic branches.

Opening or closing of domestic and foreign branches and representative offices and significant changes in organizational structure

During 2015, 27 new domestic branches (2014: 34 domestic branches) have been opened and no branches have been closed (2014: none).

115

CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

SECTION SIX

OTHER DISCLOSURES AND FOOTNOTES

I.                                                 OTHER DISCLOSURES ON THE PARENT BANK’S ACTIVITY

As per the resolution of 61st Annual General Assembly held on 30 March 2015, the net profit of year 2014 is decided to be distributed as follows:

Profit Distribution Table of Year 2014
Current year’s profit of the Parent Bank’s unconsolidated financial statements	1,753,273
Deferred tax income	(141,116)
Net profit of the year subject to distribution	1,612,157
Legal reserves	161,214
First legal reserves	80,607
Reserves allocated, according to banking law and articles of association	80,607
Net profit of the year subject to distribution	1,450,943
Gain on sale of immovable and shares of associates and subsidiaries	236,122
Extraordinary reserves	1,114,821
Dividends to the shareholders	100,000

II.                                            INFORMATION ON THE PARENT BANK’S RATING GIVEN BY INTERNATIONAL CREDIT RATING INSTITUTIONS

February 2016 (*)	Fitch Ratings
Long Term Foreign Currency	BBB-
Short Term Foreign Currency	F3
Foreign Currency Outlook	Stable
Long Term Local Currency	BBB
Short Term Local Currency	F3
Local Currency Outlook	Stable
National Long Term	AAA (tur)
National Outlook	Stable
Support	2
Base Support Rating	BBB-

October 2015 (*)	Moody’s Investors’ Service
Baseline Credit Assessment	ba1
Local Currency Deposit Rating	Baa3 / P-3
Local Currency Outlook	Negative
Foreign Currency Deposit Rating	Baa3 / P-3
Foreign Currency Outlook	Negative

July 2015(*)	Standard&Poors
Foreign Currency Credit Rating	BB+ / B
Foreign Currency Outlook	Negative
Local Currency Credit Rating	BB+ / B
Local Currency Outlook	Negative
National	trAA+ / trA-1
Continuance Rating	N.R

December 2014 (*)	Capital Intelligence
Financial Strength Rate	BBB-
Short Term Foreign Currency	B
Long Term Foreign Currency	BB+
Support Rating	2
Foreign Currency Outlook	Stable

(*)             Dates represent last report dates.

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CONVENIENCE TRANSLATION OF PUBLICLY ANNOUNCED CONSOLIDATED FINANCIAL STATEMENTS ORIGINALLY ISSUED IN TURKISH, SEE IN NOTE I. OF SECTION THREE

TÜRKİYE VAKIFLAR BANKASI TÜRK ANONIM ORTAKLIĞI AND ITS FINANCIAL SUBSIDIARIES NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS AS AT AND

FOR THE YEAR ENDED 31 DECEMBER 2015

(Amounts expressed in thousands of Turkish Lira (“TL”) unless otherwise stated.)

OTHER DISCLOSURES AND FOOTNOTES (Continued)

III.                                       SIGNIFICANT EVENTS AND MATTERS SUBSEQUENT TO BALANCE SHEET DATE THAT ARE NOT RESULTED

Vakıfbank bonds have been issued on 29.01.2016 amounting TL 400 million(Full TL) with 91 days maturity and maturity date of which is 29 April 2016, amounting TL 200 million(Full TL) with 175 days maturity and maturity date of which is 22 July 2016 and amounting TL 100 million(Full TL) with 210 days maturity date of which is 26 August 2016 and total amount of TL 700 million(Full TL) issued and offered to public through book-building on 25-26-27 January 2016.

As a result, Vakıfbank bond with the ISIN Code TRQVKFB41645 which has 11.0432% annual compound interest 10.6129% simple interest and issue price was TL 97,422 with amounting TL , 484,757,595(Full TL) with 91 days maturity and maturity date of which is 29 April 2016. Vakıfbank bond with the ISIN Code TRQVKFB71626 which has 11.1828% compound interest, 10.8746% simple interest and issue price was TL 95,045 with amounting TL 85,506,425(Full TL) with 175 days maturity and maturity date of which is 22 July 2016. Vakıfbank bond with the ISIN Code TRQVKFB81617 which has 11.5485% compound interest, 11.2798% simple interest and issue price was TL 93,906 with amounting TL 122,715,820 (Full TL) with 210 days maturity and maturity date of which is 26 August 2016.

IV.                                        SIGNIFICANT FOREIGN CURRENCY EXCHANGE RATE FLUCTUATIONS THAT ARE SUBSEQUENT TO REPORTING DATE

None.

SECTION SEVEN

I.                                                 AUDITORS’ REVIEW REPORT

1.                  Information on auditors’ review report

The consolidated financial statements and footnotes of the Bank and its consolidated financial subsidiaries as at and for the year ended 31 December 2015, have been audited by Başaran Nas Bağımsız Denetim ve Serbest Muhasebeci Mali Müşavirlik A.Ş. (a member of PricewaterhouseCoopers). It was noted in their audited report dated 25 February 2016 that nothing material has come to their attention that caused them to believe that the accompanying consolidated financial statements do not give a true and fair view of the Group’s financial position and results of its operations.

2.              Explanations and footnotes prepared by independent auditor

None.

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